   As filed with the Securities and Exchange Commission on December 30, 1999
                                                           Registration No. 333-

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                        AMERICAN REALTY INVESTORS, INC.
            (Exact name of registrant as specified in its charter)


           Nevada                          6510                   75-2847135
(State or other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)      Classification No.)      Identification No.)

                   10670 North Central Expressway, Suite 600
                              Dallas, Texas 75231
                                (214) 692-4700
         (Address and telephone number of principal executive offices)

                            Robert A. Waldman, Esq.
                   10670 North Central Expressway, Suite 600
                              Dallas, Texas 75231
                                (214) 692-4700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
                                  Copies to:
                            Kenneth L. Betts, Esq.
                           Locke Liddell & Sapp LLP
                         2200 Ross Avenue, Suite 2200
                              Dallas, Texas 75201
                                (214) 740-8000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement and the satisfaction or waiver of all other conditions to the mergers described in the enclosed joint proxy statement and prospectus.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

                        Calculation of Registration Fee
================================================================================


                                                                     PROPOSED             PROPOSED
                                                                     MAXIMUM              MAXIMUM
TITLE OF EACH CLASS OF                       AMOUNT TO            OFFERING PRICE         AGGREGATE                AMOUNT OF
SECURITIES TO BE REGISTERED                  BE REGISTERED (1)       PER SHARE         OFFERING PRICE (2)      REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value                 12,692,340 shares       $18.06 (2)        $229,276,232.70            $60,528.93
-----------------------------------------------------------------------------------------------------------------------------------
Series A Preferred Stock, $2.00 par value     2,600,000 shares       $10.00 (3)        $ 26,000,000.00            $ 6,864.00
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

(1) Based upon the estimated number of shares of American Realty Investors, Inc. common stock and Series A preferred stock that may be issued in the business combination transaction described herein.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended, based on the combined market value of (a) American Realty Trust, Inc.
    common stock that may be acquired in the business combination, determined by multiplying $17.00, the average of the high and low sales prices of a share of ART common stock on the New York Stock Exchange on December 28, 1999 by 10,563,720, the number of shares of ART common stock that may be acquired in the business combination and (b) National Realty, L.P. partnership units that may be acquired in the business combination, determined by multiplying $17.94, the average of the high and low sales prices of a partnership unit of NRLP on the American Stock Exchange on December 28, 1999 by 2,769,955, the number of NRLP partnership units that may be acquired in the business combination.

(3) Based on the liquidation value of $10.00 per share of Series A preferred stock.

NATIONAL REALTY, L.P.                           AMERICAN REALTY TRUST, INC.

       YOUR VOTE ON OUR PROPOSED BUSINESS COMBINATION IS VERY IMPORTANT

To the shareholders of American Realty Trust, Inc. and the limited partners of National Realty, L.P.:

     American Realty Trust, Inc. (ART) and National Realty, L.P. (NRLP) have agreed to combine to create a new company named American Realty Investors, Inc. (Newco). If the ART merger and the NRLP merger are approved by our shareholders and limited partners, as applicable, we will combine our businesses through two separate mergers with wholly owned subsidiaries of Newco (the mergers and related transactions are collectively referred to as the business combination). After the mergers, NRLP and ART will be subsidiaries of Newco.

     In order to complete the mergers, we must obtain the approval of our shareholders and limited partners. We believe that the business combination will benefit the security holders of both companies and we ask for your support in voting for the merger proposals at the special meetings.

     When the business combination is completed, NRLP's limited partners will receive one share of common stock of Newco for each partnership unit of NRLP they currently own and ART shareholders will receive 0.91 shares of common stock of Newco for each share of ART common stock they currently own and one share of preferred stock of Newco for each share of ART preferred stock they currently own.

     We anticipate that approximately 12.4 million shares of Newco common stock will be issued to shareholders of ART and limited partners of NRLP in or as a result of the mergers. We estimate that NRLP unitholders will own approximately
2.8 million shares, or 22.4%, of Newco common stock, while ART common shareholders will own approximately 9.6 million shares, or 77.6%, of Newco common stock following the mergers. More information about the business combination is contained in the materials that accompany this letter.

     The boards of directors of both ART and NRLP Management Corp., the general partner of NRLP, have approved the mergers and recommend that their respective security holders vote for the merger proposals as described in the attached materials.

     ART shareholders will vote at ART's special meeting on March 21, 2000, at 10:00 a.m., local time, at 10670 North Central Expressway, Suite 600, Dallas, Texas. NRLP limited partners will vote at NRLP's special meeting on March 21, 2000, at 10:30 a.m., local time, at 10670 North Central Expressway, Suite 600, Dallas, Texas.

     Your vote is important, regardless of the number of shares or units you own. Please vote as soon as possible to make sure that your shares or units are represented at the special meetings. You may vote your shares or units by completing the enclosed proxy card, by telephoning the transfer agent, by faxing it to the transfer agent or by voting on the Internet. You may also cast your vote in person at the special meetings.

                                   Very truly yours,

Karl L. Blaha, President                  Karl L. Blaha, President
American Realty Trust, Inc.               NRLP Management Corp.

_______________________________           _______________________________


Neither the Securities and Exchange Commission nor any state securities commission has approved the common stock and preferred stock to be issued under this joint proxy statement and prospectus or determined if this joint proxy statement and prospectus is accurate or incomplete. Any representation to the contrary is a criminal offense.

     This joint proxy statement and prospectus is dated February __, 2000, and is first being mailed to shareholders and unitholders on or about February __, 2000.

                          Forward Looking Statements

     Certain statements, excluding those made under the captions "SUMMARY", "RISK FACTORS", "BUSINESS OF ART", "BUSINESS OF NRLP" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ART" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF NRLP", constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the Reform Act). These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of ART, NRLP or Newco to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others: general economic and business conditions, which will, among other things, affect the supply and demand for commercial real estate, availability and creditworthiness of prospective tenants, lease rates and the availability of financing; adverse changes in the real estate markets including, among other things, competition, risks associated with real estate acquisitions; governmental actions and initiatives; environmental/safety requirements; and other changes and factors referenced in this joint proxy statement and prospectus.

                      Where You Can Find More Information

     ART and NRLP file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by ART or NRLP at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. The public reference room at the SEC's office in Washington, D.C. is located at 450 Fifth Street, N.W. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The companies' SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http:\\www.sec.gov." In addition, because ART's common stock is listed on the New York Stock Exchange, reports and other information concerning ART (symbol:
"ARB") can also be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Because NRLP's units of limited partner interest are traded on the American Stock Exchange (symbol: "NLP"), reports and other information concerning NRLP can also be inspected at the office of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

     Newco has filed a registration statement on Form S-4 to register with the SEC the Newco common stock to be delivered to the ART shareholders and the NRLP unitholders in the business combination. This joint proxy statement and prospectus is a part of that registration statement and constitutes a prospectus of Newco in addition to being a proxy statement of both ART and NRLP for the special meetings. As allowed by SEC rules, this joint proxy statement and prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     The federal securities laws allow ART and NRLP to "incorporate by reference" information into this joint proxy statement and prospectus, which means important information may be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement and prospectus, except for any information superseded by information in, or incorporated by reference in, this joint proxy statement and prospectus. This joint proxy statement and prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about our companies and their finances.


     ART SEC Filings (File No. 001-09948)       Period
     Annual Report on Form 10-K                 Year ended December 31, 1998
     Annual Report on Form 10-K/A               Year ended December 31, 1998
     Annual Report on Form 10-K/A               Year ended December 31, 1998
     Quarterly Report on Form 10-Q              Quarter ended September 30, 1999
     Quarterly Report on Form 10-Q/A            Quarter ended September 30, 1999
     Quarterly Report on Form 10-Q              Quarter ended June 30, 1999
     Quarterly Report on Form 10-Q              Quarter ended March 31, 1999


     NRLP SEC Filings (File No. 001-09648)      Period
     Annual Report on Form 10-K                 Year ended December 31, 1998
     Annual Report on Form 10-K/A               Year ended December 31, 1998
     Quarterly Report on Form 10-Q              Quarter ended September 30,1999
     Quarterly Report on Form 10-Q/A            Quarter ended September 30, 1999
     Quarterly Report on Form 10-Q              Quarter ended June 30, 1999
     Quarterly Report on Form 10-Q              Quarter ended March 31, 1999


     ART and NRLP are also incorporating by reference additional documents that either company may file with the SEC between the date of this joint proxy statement and prospectus and the date of the special meetings. If any document ART or NRLP files with the SEC during that time period changes in any way a statement made in any earlier document, including this document, you should consider the most recently reported information to be the correct information making the earlier statements invalid to the extent they are modified.

     ART has supplied all information contained or incorporated by reference in this joint proxy statement and prospectus relating to ART, and NRLP has supplied all the information relating to NRLP.

     Documents incorporated by reference are available from either company without charge, excluding all exhibits unless specifically incorporated by reference in this joint proxy statement and prospectus. Shareholders and unitholders may obtain free copies of documents incorporated by reference in this joint proxy statement and prospectus or those that are exhibits to the Form S-4 by requesting them in writing or by telephone from the appropriate party at the following address:


     For ART Documents:                         For NRLP Documents:
     Investor Relations Department              Investor Relations Department
     American Realty Trust, Inc.                National Realty, L.P.
     10670 North Central Expressway             10670 North Central Expressway
     Suite 300                                  Suite 300
     Dallas, Texas  75231                       Dallas, Texas  75231
     Tel:  (214) 692-4800                       Tel:  (214) 692-4800
           1-800-400-6407                             1-800-400-6407


     If you would like to request documents from either company, please do so by March 10, 2000 to receive them before the special meeting.

     You should rely only on the information contained or incorporated by reference in this joint proxy statement and prospectus to vote on the approval of the business combination. Neither ART nor NRLP has authorized anyone to provide you with information that is different from what is contained in this joint proxy statement and prospectus. This joint proxy statement and prospectus is dated February __, 2000. You should not assume that the information contained in the joint proxy statement and prospectus is accurate as of any date other than that date, and neither the mailing of this joint proxy statement and prospectus to shareholders and/or unitholders nor the delivery of Newco common stock in the business combinations shall create any implication to the contrary.

     We have authorized no one to give you any information or to make any representation about either of the proposed mergers or the companies that differs from or adds to the information contained in this document or in the documents ART and NRLP have publicly filed with the SEC. Therefore, if anyone should give you any different or additional information, you should not rely on it.

     If you live in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or buy, the securities offered by this document, or to ask for proxies, or, if you are a person to whom it is unlawful to direct these activities, then the offer presented by this document does not extend to you.

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                  Page
QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION..............................................................  1

SUMMARY...........................................................................................................  5

     General......................................................................................................  5

         Proxy Statement for ART and NRLP.........................................................................  5

         Purpose of the Business Combination......................................................................  5

         Summary of Risk Factors..................................................................................  6

     The Companies................................................................................................  7

     The Mergers..................................................................................................  9

     New York Stock Exchange Listing of Newco Common Stock........................................................ 10

     The Special Meetings......................................................................................... 10

     The Recommendation of the ART Board ......................................................................... 11

     The Recommendation of the NRLP General Partner .............................................................. 12

     Conflicts of Interest........................................................................................ 12

     Opinions of Financial Advisors............................................................................... 12

     Federal Income Tax Considerations............................................................................ 13

     Accounting Treatment......................................................................................... 13

     Comparison of Shareholder and Partner Rights................................................................. 13

     Comparative Per Unit/Share Information....................................................................... 14

     Market Prices and Dividend Information....................................................................... 15

RISK FACTORS...................................................................................................... 17

     Possible Detrimental Effects of the Merger................................................................... 17

         Tax Risks to NRLP Unitholders ........................................................................... 17

         Dilution of Current Ownership Interest .................................................................. 17

         Anti-Takeover Effect .................................................................................... 17

         Conflicts of Interest Between ART and NRLP .............................................................. 17

         Conflicts of Interest Between ART and BCM ............................................................... 17

         Reliance on the Newco Board to Declare Dividends on the
         Newco Common Stock ...................................................................................... 17

         Application for the Listing and Trading of Newco Common Stock and
         Possible Subsequent Delisting ........................................................................... 17

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                                                                   Page
     Correlation Between the Value of the Newco Common Stock and the Success of
     the Combined Business of ART and NRLP........................................................................  18

         Recent Operating History of ART .........................................................................  18

         Recent Operating History of NRLP.........................................................................  18

         Changes in Policies Without Shareholder Approval ........................................................  18

         Nature of Investments Made by ART and NRLP May Involve High Risk ........................................  18

         Existing Debt Maturities ................................................................................  19

         Possible Inability to Meet Payments on Debt Financing ...................................................  19

         Rising Interest Rates on Variable Rate Debt .............................................................  19

     Investments in Real Propety are Illiquid and Subject to Various Economic Risks ..............................  20

     Potential Environmental Liability ...........................................................................  20

     Difficulty of Locating Suitable Investments; Competition ....................................................  21

     General Investment Risks Associated with Acquisition Activities .............................................  21

     Dependence on Rental Income from Real Property ..............................................................  21

     Properties that Serve as Collateral for Mortgage Notes Receivable ...........................................  22

     Property Operating Risks.....................................................................................  22

         Apartment Properties ....................................................................................  22

         Hotel Properties ........................................................................................  22

         Office and Retail Properties ............................................................................  22

     Investments in Non-Recourse Mortgage Loans ..................................................................  23

     Possibility of Uninsured Loss on Uninsurable or Economically Uninsurable
     Properties ..................................................................................................  23

     Costs of Compliance with the Americans with Disabilities Act and Similar Laws ...............................  24

     Noncompliance with Other Laws ...............................................................................  24

     Changes in Laws .............................................................................................  24

     Lack of Control and Other Risks of Equity Investments in and with Third Parties .............................  24

     Limitations on Remedies......................................................................................  25

RATIO OF EARNINGS TO FIXED CHARGES................................................................................  25

USE OF PROCEEDS...................................................................................................  25

THE SPECIAL MEETINGS..............................................................................................  26

     Introduction.................................................................................................  26

     ART Special Meeting..........................................................................................  26

     NRLP Special Meeting.........................................................................................  26

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)



                                                                                                                   Page
     Voting Instructions..........................................................................................  26

         Voting by Written Proxy Card.............................................................................  26

         Voting by Telephone, Fax or the Internet.................................................................  27

     Record Date; Votes Required..................................................................................  27

     Dissenter's Rights...........................................................................................  27

     Proxy    ....................................................................................................  28

     Solicitation of Proxies......................................................................................  28

     Other Matters................................................................................................  28

THE PROPOSED BUSINESS COMBINATION AND RELATED MATTERS.............................................................  29

     General......................................................................................................  29

     Background of the Business Combination.......................................................................  29

     Effects of the Mergers.......................................................................................  31

     Effective Time of the Mergers................................................................................  31

     Exchange of Securities.......................................................................................  31

     Cash in Lieu of Fractional Shares of Newco Common Stock......................................................  32

     Conditions to the Business Combination; Termination; Waiver and Amendment....................................  32

     Reasons for the Business Combination.........................................................................  34

     The Recommendation of the ART Board..........................................................................  34

     The Recommendation of the NRLP General Partner ..............................................................  36

     Opinion of Financial Advisors ...............................................................................  39

         Opinion of ART's Financial Advisor ......................................................................  39

         Opinion of NRLP's Financial Advisor .....................................................................  45

     Federal Income Tax Consequences..............................................................................  52

     Litigation...................................................................................................  59

THE REORGANIZATION AGREEMENT......................................................................................  59

     Exchange of Certificates.....................................................................................  61

     Accounting Treatment.........................................................................................  62

     Consequences Under Federal Securities Laws; Resale of Newco Stock............................................  62

     Dissenters' Rights...........................................................................................  62

     Interests of Certain Persons in the Mergers .................................................................  64

     Management and Board of Directors after the Merger...........................................................  65

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                                                                 Page
     Stock Options................................................................................................ 65

     Expenses of the Mergers ..................................................................................... 65

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION............................................................ 65

BUSINESS OF NEWCO................................................................................................. 73

MANAGEMENT OF NEWCO............................................................................................... 73

     Directors.................................................................................................... 73

     Executive Officers........................................................................................... 74

     Officers..................................................................................................... 75

EXECUTIVE COMPENSATION OF NEWCO................................................................................... 75

BUSINESS OF ART................................................................................................... 75

     General...................................................................................................... 75

     The Manager.................................................................................................. 77

     Geographic Regions........................................................................................... 80

     Real Estate.................................................................................................. 80

     Mortgage Loans............................................................................................... 89

     Related Party................................................................................................ 91

     Investments in Real Estate Investment Trusts and Real Estate Partnerships.................................... 92

     Legal Proceedings............................................................................................ 97

     Competition.................................................................................................. 97

     Employees.................................................................................................... 97

SELECTED FINANCIAL DATA OF ART.................................................................................... 97

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS OF ART........................................................................ 98

     Introduction................................................................................................. 98

     Liquidity and Capital Resources.............................................................................. 98

     Results of Operations........................................................................................107

     Environmental Matters........................................................................................113

     Inflation....................................................................................................114

     Year 2000....................................................................................................114

     Quantitative and Qualitative Disclosure About Market Risk of ART ............................................114

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)


                                                                                                                 Page
BUSINESS OF NRLP..................................................................................................115

     General......................................................................................................115

     The Manager..................................................................................................116

     Geographic Regions...........................................................................................117

     Real Estate..................................................................................................117

     Mortgage Loans...............................................................................................122

     Investment in Marketable Equity Securities of ART............................................................126

     Legal Proceedings............................................................................................126

     Competition..................................................................................................126

     Employees....................................................................................................127

SELECTED FINANCIAL DATA OF NRLP...................................................................................127

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS OF NRLP.......................................................................128

     Introduction.................................................................................................128

     Liquidity and Capital Resources..............................................................................128

     Results of Operations........................................................................................133

     Environmental Matters........................................................................................136

     Inflation....................................................................................................136

     Taxes    ....................................................................................................137

     Year 2000....................................................................................................137

     Quantitative and Qualitative Disclosure About Market Risk of NRLP ...........................................137

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF ART.................................................................................................139

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF NRLP................................................................................................140

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF ART.............................................................141

     Policies with Respect to Certain Activities..................................................................141

     Certain Business Relationships...............................................................................141

     Related Party Transactions...................................................................................142

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF NRLP............................................................143

     Certain Business Relationships...............................................................................143

     Related Party Transactions...................................................................................144

     Indebtedness of Management...................................................................................146

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)

                                                                                                                  Page
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON .......................................................... 146

CONFLICTS OF INTEREST............................................................................................. 146

MARKET FOR ART'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS.................................................... 147

MARKET FOR NRLP'S UNITS OF LIMITED PARTNER INTEREST AND
RELATED SECURITY HOLDER MATTERS................................................................................... 150

DESCRIPTION OF THE CAPITAL STOCK OF NEWCO......................................................................... 152

     Description of Common Stock.................................................................................. 152

         Voting Rights............................................................................................ 152

         Dividends................................................................................................ 152

     Description of  Preferred Stock.............................................................................. 152

         Series A ................................................................................................ 152

         Series B ................................................................................................ 154

         Series C................................................................................................. 155

         Series D................................................................................................. 157

CHARTER AND BYLAWS OF NEWCO....................................................................................... 158

     Authorized Stock............................................................................................. 158

     Directors.................................................................................................... 158

     Stockholder Meetings and Special Voting Requirements......................................................... 159

     Amendment of the Charter and Bylaws.......................................................................... 159

     Transactions with Interested Officers or Directors........................................................... 159

     Anti-Takeover Effect of Authorized but Undesignated Preferred Stock.......................................... 159

     Liability for Monetary Damages............................................................................... 160

     Indemnification and Advancement of Expenses.................................................................. 160

ANTI-TAKEOVER PROVISIONS OF THE ORGANIZATIONAL
DOCUMENTS OF NEWCO................................................................................................ 161

     Number of Directors; Removal; Filling Vacancies.............................................................. 161

     Advance Notice Provisions for Director Nominations and Stockholder Proposals................................. 161

     Business Combinations Under Nevada Law....................................................................... 162

DESCRIPTION OF THE CAPITAL STOCK OF ART........................................................................... 162

     General...................................................................................................... 162

     Common Stock................................................................................................. 162

     Special Stock................................................................................................ 163

                               TABLE OF CONTENTS
                               -----------------
                                  (continued)


                                                                                                                   Page
DESCRIPTION OF THE PARTNERSHIP UNITS OF NRLP...................................................................... 169

     General...................................................................................................... 169

     Participation in Net Income, Net Loss and Distributions...................................................... 170

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES....................................................................... 170

COMPARISON OF OWNERSHIP OF UNITS AND SHARES....................................................................... 171

LEGAL MATTERS..................................................................................................... 184

EXPERTS........................................................................................................... 184

INDEX TO FINANCIAL STATEMENTS..................................................................................... F-1


APPENDICES:

APPENDIX  A - Agreement and Plan of Reorganization
APPENDIX  B - Opinion of Fieldstone, Inc.
APPENDIX  C - Opinion of Houlihan Lokey Howard & Zukin
APPENDIX  D - Georgia Dissenters' Rights

             QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION


1.Q:  What is being proposed?

  A:  We are asking you to approve the combination of National Realty, L.P.
(NRLP) and American Realty Trust, Inc. (ART) as separate subsidiaries of newly formed American Realty Investors, Inc. (Newco). To accomplish this, we, the board of directors of ART and the general partner of NRLP, are proposing the mergers of two separate newly created subsidiary corporations of Newco with and into NRLP and ART, respectively.

      As a result of the combination, Newco will acquire the public minority interest of NRLP and the limited partners of NRLP, other than ART and its subsidiaries, and the common shareholders of ART will receive shares of common stock of Newco in exchange for each unit and/or share they now hold. After the business combination is complete, your shares of Newco common stock is expected to trade on the New York Stock Exchange (NYSE) under the symbol "____".

      After the business combination, ART and NRLP will continue to exist but will be subsidiaries of Newco. NRLP will be the surviving entity in its merger and will have two limited partners, a subsidiary of ART and Newco. NRLP Management Corp., a wholly owned subsidiary of ART, will continue to act as the general partner of NRLP. ART will be the surviving entity in its merger and will be a wholly-owned subsidiary of Newco.

2.Q:  Why is the business combination being proposed?

  A: The board of directors of ART and of the general partner of NRLP have each determined that the business combination is likely to benefit the security holders of ART and NRLP in several ways. The combined entity will be larger, with a greater number of shareholders and greater equity capitalization than either NRLP or ART.

      We believe that investors, especially institutional investors, are more likely to invest in the combined entity due to its larger market capitalization. This, together with the listing of Newco common stock on the NYSE, should result in greater liquidity for existing investors. For the same reasons, we believe that the combined entity will be better able than either NRLP or ART alone to attract new investors and, therefore, to obtain financing to pursue additional real estate acquisition and development projects. Finally, the combined entity will eliminate duplicative record keeping and reporting and thereby reduce ongoing expenses.

      We also believe that the business combination will provide investors increased opportunity for growth of their investment.

3.Q:  What will I receive in the merger?

  A: Each partnership unit in NRLP (other than those owned by ART and its wholly owned subsidiaries) will be converted into one share of Newco common stock. For example, if you own 100 units, you will receive 100 shares of Newco common stock.

      Each share of common stock in ART will be converted into .91 shares of Newco common stock. For example, if you own 100 shares of common stock in ART, you will receive 91 shares of Newco common stock. Newco will not issue fractional shares of common or preferred stock. Instead, a holder of ART common stock will receive cash instead of any resulting fraction of a share in an amount reflecting the market value of the fraction of a share.

      Each outstanding share of preferred stock of ART will be converted into one share of Newco preferred stock with substantially the same rights and preferences as the applicable ART preferred stock.

      After the business combination, current holders of partnership units of NRLP, other than ART and its subsidiaries, will own 22.1% of the Newco common stock, and current shareholders of ART common stock will own 77.9% of the Newco common stock. After the merger, current holders of ART preferred stock will own all of the outstanding Newco preferred stock.

4.Q:  What vote is required to approve my merger?

  A: In order to approve your merger, the holders of the majority of partnership units of NRLP or shares of ART common stock and ART preferred stock, as applicable, must vote in favor of your merger.

      ART currently owns 3,551,569 NRLP partnership units, representing approximately 56.2% of the outstanding partnership units of NRLP.

      Basic Capital Management, Inc., the advisor to and majority shareholder of ART, currently owns 6,008,872 shares of ART common stock, representing approximately 56.9% of the outstanding shares of ART common stock.

      Although not required by either (1) Delaware law or the terms of the NRLP partnership agreement or (2) Georgia law or the terms of ART's charter, the boards of the general partner of NRLP and ART have agreed to condition the effectiveness of the business combination upon receipt of the approval of a majority of NRLP partnership units, other than those held by ART and its subsidiaries, and a majority of shares of ART common stock, other than those held by Basic Capital, that are voted at the applicable meeting, either in person or by proxy.

5.Q:  What do I need to do now?

  A: Please mail your signed proxy card in the enclosed return envelope as soon as possible so that your units of NRLP or shares of ART stock may be represented at the appropriate meeting.

6.Q:  Where and at what time will the meetings be held?

  A: The ART special meeting will be held on March 21, 2000, at the offices of ART at 10670 North Central Expressway, Suite 600, Dallas, Texas, 75231, at 10:00 a.m., Central Standard Time. The NRLP special meeting will be held on March 21, 2000, at the offices of NRLP at 10670 North Central Expressway, Suite 600, Dallas, Texas, 75231, at 10:30 a.m., Central Standard Time.

7.Q: If my units or shares are held by my broker, will my broker vote my units or shares for me?

  A: Your broker may vote your units or shares on the merger only if you instruct your broker how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your units or shares. If you do not tell your broker how to vote, your units or shares will not be voted on the merger. If you hold your shares or units in a brokerage account, you cannot vote in person at your meeting.

8.Q:  Can I change my vote after I have mailed my signed proxy card?

  A: Yes. You may change your vote at any time before your proxy is voted at your meeting. You may do this by sending a written notice stating that you would like to revoke your proxy or by completing and submitting a new proxy card bearing a later date than the proxy relating to the same units or shares to American Stock Transfer and Trust Company, attention Joe Alicia. You may also attend your meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. If you hold your shares or units in a brokerage account and you have instructed your broker to vote, you must follow your broker's instructions regarding how to change your vote.

9. Q: Should I send in my certificates now?

   A: No. After the mergers are completed, you will receive written instructions for exchanging units of NRLP and shares in ART for Newco stock.

10.Q: I've lost my certificate. What should I do?

   A: After the close of the business combination, you will receive a letter of transmittal with complete instructions.

11.Q: What are the tax consequences of the merger?

   A: If you own shares of stock of ART, the exchange of your ART stock for stock of Newco should be treated as a transfer of your ART stock to Newco. Subject to certain limited exceptions, you should not recognize any gain or loss as a result of the merger other than gain or loss attributable to receipt of cash in lieu of fractional shares. If you own NRLP units, the exchange of your units for stock of Newco should be treated as a transfer of your NRLP units to Newco and should, in almost all cases, be tax-free to you. In those infrequent cases where your share of NRLP's liabilities exceeds your basis in your units, you will recognize gain to the extent of that excess. This gain should be treated, for the most part, as capital gain. After the consolidation, you will be a stockholder rather than a limited partner, so you will no longer receive the pass-through tax treatment accorded to partners and you will no longer receive a Schedule K-1.

      The aggregate tax basis of the Newco common stock received by an ART shareholder will be equal to the aggregate tax basis of the ART common stock converted into Newco stock, reduced by any amounts allocable to a fractional share interest for which cash is received. The tax basis of the Newco common stock received by an NRLP unitholder who recognizes no gain or loss pursuant to the merger will be equal to the tax basis of the NRLP units converted into Newco stock, reduced by the amount of the partnership liabilities attributable to these units.

      It is a condition to the consummation of the mergers that Newco, ART and NRLP receive an opinion of Locke Liddell & Sapp LLP to the effect that the mergers will be treated for federal income tax purposes as transfers of property governed by Section 351 of the Internal Revenue Code. We will not waive this condition unless we amend this document and resolicit your proxy.

12.Q: When do the companies expect to complete the business combination?

   A: If the mergers are approved by the unitholders of NRLP and the shareholders of ART, the business combination will occur as soon as possible after approval. We expect this to occur during the first quarter of 2000.

13.Q: Will I have dissenters' rights in the merger?

   A: No. Under applicable law dissenters rights are not available to the holders of ART common stock or NRLP partnership units. Dissenters' rights are available to the holders of ART preferred stock, as described in the section entitled "THE REORGANIZATION AGREEMENT - Dissenters' Rights" on page ___.

14.Q: When will shares of Newco begin trading?

   A: Application [has been] made to list the shares of Newco common stock on the New York Stock Exchange. We anticipate that the shares of Newco common stock will begin trading on the New York Stock Exchange on the day after the business combination is completed.

15.Q: How can I tell how many NRLP units or shares of ART I own?

   A: The number of units or shares that you own is given on your proxy card.



16.Q: Who can I contact for more information?

   A: ART shareholders who have questions about the ART merger or the business combination may call Investor Relations at (214) 692-4800 or 1-800-400-6407.

      NRLP unitholders who have questions about the NRLP merger or the business combination may call Investor Relations at (214) 692-4800 or (800) 400-6407.

                                    SUMMARY

     This summary highlights selected information from this proxy statement and may not contain all information that is important to you. To understand the business combination more fully and for a more complete description of the terms of your mergers, you should read carefully this entire proxy statement and the documents to which we have referred you. The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this proxy statement.

General

     Proxy Statement for ART and NRLP.  This proxy statement describes the
     --------------------------------
proposed business combination of ART and NRLP through the mergers of ART and NRLP with separate subsidiaries of Newco. Through this proxy statement, ART's board of directors and NRLP Management Corp., the general partner of NRLP (NMC), are asking the shareholders of ART and the unitholders of NRLP, respectively, to approve the merger of their companies with the subsidiaries of Newco.

     The ART merger proposal will require the affirmative vote of holders representing a majority of the shares of ART common stock and of ART preferred stock, voting as separate classes, then outstanding. Basic Capital Management, Inc., the advisor and affiliate of ART (BCM), currently owns 56.9% of the shares of ART common stock. BCM plans to vote all of its shares in favor of the ART merger. Although not required by Georgia law or ART's charter, the ART board has agreed to condition the effectiveness of the ART merger upon the receipt of the approval of a majority of the shares of ART common stock, not owned by BCM, represented at the ART special meeting, whether in person or by proxy. The ART merger will not take effect unless the NRLP merger is approved.

     The NRLP merger proposal will require the affirmative vote of NRLP unitholders representing a majority of the total votes authorized to be cast by the holders of NRLP partnership units then outstanding. ART and a subsidiary of ART currently own 56.2% of the outstanding NRLP units, and ART is the 100% owner of its general partner, NMC. ART plans to vote all of its partnership units in favor of the NRLP merger. Although not required by Delaware law or the NRLP partnership agreement, NMC has agreed to condition the effectiveness of the NRLP merger upon the receipt of the approval of a majority of NRLP partnership units, not owned by ART or its subsidiaries represented at the NRLP special meeting, whether in person or by proxy. The NRLP merger will not take effect unless the ART merger is approved.

     Purpose of the Business Combination.  The purpose of the business
     -----------------------------------
combination is (a) to combine ART and NRLP, (b) to create a new company, American Realty Investors, Inc. (Newco), which will operate as the parent corporation of NRLP and ART, and (c) to distribute the shares of Newco common stock to the current shareholders of ART and the unitholders of NRLP (other than ART). ART and NRLP are engaged in substantially the same business and have substantially similar operating concepts and philosophies. Combining the operations of the two companies under the ownership of Newco should enable Newco to (1) attract financing at more competitive rates than are available to either NRLP or ART separately and (2) compete more effectively for investments.

     As a result of the business combination, ART and NRLP will each (directly and/or indirectly) become subsidiaries of Newco, a recently formed Nevada corporation, and the capital stock of Newco will be distributed to the former shareholders of ART and unitholders of NRLP (other than ART and its subsidiaries). Former shareholders of ART and former unitholders of NRLP will become shareholders of Newco. In the ART merger, (a) each outstanding share of ART common stock will be converted into .91 shares of Newco common stock, and
(b) each outstanding share of ART preferred stock will be converted into one share of Newco preferred stock with similar rights and privileges. In the NRLP merger, each outstanding partnership unit of NRLP (other than those owned by ART or its subsidiaries) will be converted into one share of Newco common stock.

     The diagrams set forth below illustrate the ownership of ART, NRLP and Newco after consummation of the mergers.




                            [DIAGRAM APPEARS HERE]



    Summary of Risk Factors.  In considering whether or not to vote in favor of
    -----------------------
your merger, ART shareholders and NRLP unitholders should carefully consider all of the information set forth in this joint proxy statement and prospectus and, in particular, should evaluate the factors set forth under the caption "RISK FACTORS" herein. These factors include, among other things:

    .    Dilution of current ownership interest.  If the business combination is
         --------------------------------------
consummated, the percentage ownership of the ART shareholders and the NRLP unitholders in the assets of their respective companies will be diluted.

    .    Application for the listing and trading of Newco common stock.  While
         -------------------------------------------------------------
the listing of the Newco common stock on the NYSE is a condition precedent to ART's and NRLP's obligation to consummate the mergers, there can be no assurance that an active market for the Newco common stock will develop or be sustained in the future on the NYSE if the listing is approved.

    .    Reliance on the Newco board of directors to declare dividends on the
         --------------------------------------------------------------------
Newco common stock. Dividends will not be paid on shares of Newco common stock
------------------
unless and until they are declared by the Newco board. Holders of Newco common stock will not have the authority to direct or compel the board to declare dividends with respect to the Newco common stock.

    .    Anti-takeover effect. If the mergers are consummated, BCM will acquire
         --------------------
an aggregate of 6,165,048 shares of Newco common stock, or approximately 49.8% of the Newco shares outstanding after the merger. As a result of the foregoing, third party attempts to acquire control of Newco may not be practicable. Accordingly, if the mergers are approved, it is unlikely that an attempted take-over of Newco, which might result in an increase in the price at which Newco shares could be sold, will occur.

    .    Newco's dependence on operations of ART and NRLP. The value of the
         ------------------------------------------------
Newco common stock is substantially related to the success of the businesses of ART and NRLP which are subject to a number of risks as generally described herein under "RISK FACTORS" on page __.


The Companies

American Realty
Investors, Inc.
(Newco) A newly formed Nevada corporation that has not, to date, conducted any activities other than those incident to its formation, the execution of the reorganization agreement and the preparation of this joint proxy statement and prospectus. As a result of the business combination, ART and NRLP will become wholly owned subsidiaries of Newco. The business of Newco will be the businesses currently conducted by ART and NRLP. We anticipate that approximately 12.4 million shares of Newco common stock will be issued to shareholders of ART and unitholders of NRLP in the mergers. We estimate that former shareholders of ART will own approximately 9.6 million shares, or 77.9%, of Newco common stock and the former NRLP unitholders (other than ART) will own approximately 2.8 million shares, or 22.1%, of Newco common stock.

American Realty Trust,
Inc. (ART)               A publicly traded Georgia corporation engaged primarily
                         in the business of investing in equity interests in real estate (including equity securities of real estate-related entities), leases, joint venture development projects and partnerships and financing real estate and real estate activities through investments in mortgage loans, including first, wraparound and junior mortgage loans. The day-to-day operations of ART are performed by BCM. BCM is a contractual advisor under the supervision of the board of directors of ART. The duties of BCM include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities, as well as financing and refinancing sources for ART. BCM also serves as a consultant in connection with ART's business plan and investment policy decisions made by the ART board of directors. As of November 12, 1999, ART owned approximately 56.2% of NRLP's outstanding units of limited partner interest. ART is the 100% owner of NRLP
                         Management Corp., the general partner of NRLP.

National Realty, L.P.
(NRLP) A publicly traded Delaware limited partnership primary engaged in the business of owning and operating a portfolio of real estate and financing real estate and real estate activities through investments in mortgage loans through National Operating, L.P., a Delaware limited partnership (NOLP). BCM performs administrative functions for NRLP, including accounting services, mortgage servicing and portfolio review and analysis, on a cost reimbursement basis. BCM also performs loan placement services, leasing services, real estate brokerage and property management services with respect to some of NRLP's properties, and may perform other services for NRLP for fees and commissions.

Basic Capital Management,
Inc. (BCM)               An affiliate and majority shareholder of ART. BCM is
                         the advisor to ART, NRLP and NOLP. As of October 31,
                         1999, BCM owned 6,008,872 shares of ART common stock, representing approximately 56.9% of the outstanding shares of ART common stock.

NRLP Management Corp.
(NMC) A Nevada corporation and a wholly owned subsidiary of ART. NMC is the general partner of NRLP and NOLP.

National Operating, L.P.
(NOLP)                   A Delaware limited partnership and 99% owned by NRLP.
                         NOLP is the operating partnership of NRLP.

Garden Capital, L.P.
(GCLP) A Delaware limited partnership in which NOLP is the 99.3% limited partner and Garden National Realty, Inc., a Nevada corporation and wholly owned subsidiary of ART, is the .7% general partner.

NRLP Acquisition Corp.   A Delaware corporation and the newly-formed and wholly
                         owned subsidiary of Newco which is to be merged with and into NRLP.

ART Acquisition Corp.    A Georgia corporation and the newly-formed and wholly
                         owned subsidiary of Newco which is to be merged with and into ART.

      The principal operating offices of each of Newco, ART, NRLP, ART Acquisition Corp. and NRLP Acquisition Corp. are located at 10670 North Central Expressway, Suite 300, Dallas, Texas 75231. The telephone number is (214) 692-4700.

      For more information on the business combination, you may call our solicitation agent, Georgeson Shareholder Communications, Inc., at 1-800-221-5724.

The Mergers

     Conditions of the Mergers.  Completion of the mergers is dependent upon the
     -------------------------
fulfillment of a number of conditions, including the following material conditions:

     . the approval of the mergers by the holders of a majority of the partnership units of NRLP voting at the meeting (other than those held by ART or its subsidiaries) and the holders of a majority of the capital stock of ART voting at the meeting (other than those held by BCM);

     . this joint proxy statement and prospectus having been declared effective by the SEC;

     . the shares of Newco common stock to be issued in the merger having been approved for listing on the New York Stock Exchange.

     .    all necessary consents from third parties having been obtained;

     . each party having performed its obligations under the reorganization agreement in all material respects;

     . no restraining order, injunction, order or decree of any court having been issued;

     .    the delivery of opinions of legal counsel;

     . the filing by the parties of all documents and instruments required to be filed with governmental entities; and

     . no action having been taken by any state or federal government or agency which would prevent the merger or impose material conditions on the merger.

     The reorganization agreement permits the parties to waive any of these conditions to the merger that are in favor of that party. If the parties elect to waive any of these material conditions to one of the mergers, this joint proxy statement and prospectus will be amended or supplemented, as appropriate, and will be recirculated to the affected unitholders or shareholders if the waiver occurs prior to approval of the applicable merger by the unitholders or shareholders. If any of these material conditions to one of the mergers is waived after the parties receive unitholder or shareholder approval, the unitholders or shareholders of a party adversely affected by the waiver will be asked to reapprove that merger.

     The reorganization agreement may be terminated by one or more parties at any time prior to the effective time if specific events occur. See "THE PROPOSED BUSINESS COMBINATION AND RELATED MATTERS -- Conditions to the Business Combination; Termination; Waiver and Amendment" on page ___.

     Availability of Dissenters' Rights.  Holders of ART common stock do
     ----------------------------------
not have dissenters' rights under Georgia law. The holders of ART preferred stock will have dissenters' rights as described in the section entitled "THE REORGANIZATION AGREEMENT - Dissenters' Rights" on page ___. NRLP unitholders do not have dissenters' rights under the NRLP partnership agreement or Delaware law.

     The Mergers.  The reorganization agreement provides that, subject to
     -----------
the satisfaction or waiver of certain conditions, ART Acquisition Corp. will be merged with and into ART, whereupon the separate existence of ART Acquisition Corp. will cease and ART will be the surviving entity of the ART merger. In addition, NRLP Acquisition Corp. will be merged with and into NRLP, whereupon the separate existence of NRLP Acquisition Corp. will cease and NRLP will be the surviving entity of the NRLP merger. The mergers will become effective upon the filing of certificates of merger with the Secretary of State of each of the states of Georgia and Delaware. As soon as practicable following the closing of the business combination, ART shareholders and NRLP unitholders (other than ART and its subsidiaries) will receive shares of Newco stock. See "THE PROPOSED BUSINESS COMBINATION AND RELATED MATTERS" on page ___.

     The reorganization agreement may be terminated and the mergers abandoned prior to the effective time, whether before or after the shareholder and unitholder approvals are obtained, as follows:

     .    by mutual written consent of ART and NRLP;

     . by ART or NRLP if the mergers have not been consummated on or before March 31, 2000;

     . by ART or NRLP if any of the conditions precedent to ART or NRLP's obligations under the agreement have not been met or, to the extent permitted by applicable law, have not been waived in writing prior to this date; or

     . by ART or NRLP if either party accepts a proposal from an unaffiliated party concerning a merger, sale of substantial assets or similar transaction or the sale of any securities.

     Under the reorganization agreement, the ART board and the general partner of NRLP have agreed to propose and recommend to the ART shareholders and the NRLP unitholders the adoption and approval of the business combination as described herein.


New York Stock Exchange Listing of Newco Common Stock

     Newco will take all actions as are necessary and within its control to cause the Newco common stock to become listed on the New York Stock Exchange. The listing of the Newco shares for trading on the NYSE is a condition to the respective obligations of ART and NRLP to consummate the mergers. See "THE PROPOSED BUSINESS COMBINATION AND RELATED MATTERS -- Conditions to the Business Combination; Termination; Waiver and Amendment" on page ___.


The Special Meetings

     Date, Time and Place    The ART special meeting will be held on March 21,
                             2000, at the offices of ART at 10670 North Central
                             Expressway, Suite 600, Dallas, Texas 75231, at
                             10:00 a.m., Central Standard Time.

                                   The NRLP special meeting will be held on March 21, 2000, at the offices of NRLP at 10670 North Central Expressway, Suite 600, Dallas, Texas 75231, at 10:30 a.m., Central Standard Time.

     Matters to be Considered      At your meeting, you will be asked to
                                   consider and vote upon the proposal to
                                   approve your merger.

     Record Date                   January 26, 2000.

     Votes Required                Approval of the ART merger requires:

                                   .    The vote of a majority of the
                                        outstanding shares of ART common stock
                                        entitled to vote at the meeting;

                                   .    The vote of a majority of each class of
                                        outstanding ART preferred stock, voting
                                        separately as a class; and

                                   .    The vote of a majority of the shares of
                                        ART common stock not owned by BCM
                                        present at the meeting, whether in
                                        person or by proxy.

                                   Approval of the NRLP merger requires:

                                   .    The vote of a majority of the
                                        outstanding NRLP partnership units
                                        entitled to vote at the meeting and

                                   .    The vote of a majority of the NRLP
                                        partnership units not owned by ART or
                                        its subsidiaries present at the meeting, whether in person or by proxy.

     ART owns 56.2% of the limited partnership units of NRLP. ART intends to vote its units in favor of the NRLP merger. NRLP owns 1.9% of the outstanding common shares of ART. NRLP intends to vote its shares in favor of the ART merger. BCM owns 56.9% of the outstanding common shares of ART and 11.0% of the outstanding partnership units of NRLP. BCM intends to vote its shares in favor of the ART and NRLP mergers.


The Recommendation of the ART Board (see page ___)

     The board of directors of ART has recommended that ART approve the merger. The ART board has determined that the terms of the proposed merger are fair to and in the best interests of ART's shareholders and unanimously recommends that its shareholders vote "for" the ART merger. For a complete discussion of the reasons the board of directors determined to recommend the ART merger, see "THE PROPOSED BUSINESS COMBINATION AND RELATED MATTERS--The Recommendation of the ART Board" on page ___.

The Recommendation of the NRLP General Partner (see page ____)

     The board of directors of NMC has recommended that NMC approve the NRLP merger. The NMC board has determined that the terms of the proposed merger are fair to and in the best interests of NRLP's unitholders and unanimously recommends that its unitholders vote "for" the NRLP merger. For a complete discussion of the reasons the general partner determined to recommend the NRLP merger, see "THE PROPOSED BUSINESS COMBINATION AND RELATED MATTERS--The NRLP General Partner Recommendation" on page ___.


Conflicts of Interest (see page ____)

     In considering your board's recommendation that you vote for the merger, you should be aware that the determination of the boards of NMC, the sole general partner of NRLP, and ART to participate in the merger may have been affected by conflicts of interest. In particular:

  . ART is the sole shareholder of NMC, which is the general partner of both NRLP and its operating partnership subsidiary (NOLP);

  .  ART holds 56.2% of the partnership units of NRLP;

  .  NRLP holds 1.9% of the shares of ART;

  . BCM is the owner of 56.9% of the outstanding common shares of ART and is an advisor to ART, and is the owner of 11.0% of the outstanding partnership units of NRLP and performs administrative services to NRLP and NOLP; and

  . Karl L. Blaha and Colleen C. Currie are directors of each of NMC and ART, which means that they have fiduciary duties to more than one party to the mergers and that these duties may conflict.

     The directors of NMC and of ART were aware of these interests and considered them in approving the merger.


Opinions of Financial Advisors (see pages ____ and ____)

     Fieldstone, Inc., ART's financial advisor (Fieldstone), has delivered its opinion to the board of ART that, based upon the assumptions and analyses contained in its letter dated November 3, 1999, after allowing for the factors and assumptions stated in its opinion and as of that date, the merger consideration to be received by the shareholders of ART in the merger is fair to its shareholders from a financial point of view.

Houlihan Lokey Howard & Zukin, NRLP's financial advisor (Houlihan Lokey), has given its opinion to the board of NMC that, based upon the assumptions and analyses contained in its letter dated November 3, 1999, and as of that date, the consideration to be received by unitholders of NRLP, other than ART, is fair to its unitholders from a financial point of view.

     These opinions are attached as Appendices B and C. We encourage you to read these opinions.

Federal Income Tax Considerations (see page ___)

     The merger involves numerous federal income tax consequences to you, depending in part on whether you are a common shareholder of ART, a preferred shareholder of ART or a unitholder of NRLP. Material federal income tax consequences of the merger generally include the following:

     . Holders of ART common stock should not recognize gain or loss pursuant to the merger other than gain or loss attributable to receipt of cash in lieu of fractional shares. The aggregate tax basis of the Newco common stock received by a shareholder will be equal to the aggregate tax basis of the ART common stock converted in the merger, reduced by any amounts allocable to a fractional share interest for which cash is received. The holding period of the Newco common stock will include the holding period of the ART common stock so converted.

     . Holders of ART preferred stock will not recognize gain or loss pursuant to the merger as long as the Newco preferred stock is not classified as "nonqualified preferred stock". In this case, the aggregate tax basis in the Newco preferred stock received in the exchange will be equal to the tax basis in the ART preferred stock exchanged therefor, and the holding period of the Newco preferred stock will include the holding period of the ART preferred stock.

     . A unitholder generally will not recognize gain or loss upon an exchange of units for Newco common stock pursuant to the merger. The tax basis of the Newco common stock received by a unitholder recognizing no gain or loss will be equal to the tax basis of the NRLP units so converted, decreased by the amount of partnership liabilities attributable to the units. The holding period of the Newco common stock received in the merger will include the holding period of the NRLP units so converted.

     Tax matters are very complicated, and the tax consequences of the merger to shareholders and limited partners will depend upon the facts of each individual's situation. We urge you to consult your tax advisor for a full understanding of the merger's tax consequences to you.


Accounting Treatment (see page ___)

     The combined company will account for the transaction under the purchase method of accounting as if ART had acquired the minority interest in NRLP. Accordingly, the combined company will record the assets and liabilities of ART and the consideration paid to NRLP minority unitholders in the merger.


Comparison of Shareholder and Partner Rights (see pages ___ through ___)

     The rights of ART shareholders are currently governed by Georgia law and ART's charter and bylaws. The rights of NRLP unitholders are currently governed by Delaware law and NRLP's partnership agreement. If the mergers are approved, the rights of ART shareholders and NRLP unitholders will change and their rights as Newco shareholders will be governed by Nevada corporate law and Newco's charter and bylaws. Important differences in shareholder and unitholder rights include the following:

     . differences in the potential liability of shareholders for obligations of the corporation;

     .    the inspection rights of shareholders;

     .    the ability of shareholders to call special meetings;

     .    the composition of the board of directors;

     .    the ability of shareholders to remove directors;

     . the requirements for advance notice of actions to be taken at meetings of shareholders;

     .    the ability of Newco to redeem its shares;

     .    the ability of Newco to pay dividends;

     . the limitations on liability of directors and officers to Newco or its shareholders;

     .    the indemnification of directors and officers;

     .    the requirements to amend the charter and bylaws;

     .    the requirements with respect to business combinations; and

     . the provisions of Nevada law with respect to control share acquisitions.

     These different provisions may be less favorable to ART shareholders and NRLP unitholders than the corresponding provisions of Georgia and Delaware law, as applicable, and ART's charter and bylaws and NRLP's partnership agreement. Some of these differences may have the effect of delaying, deferring or preventing a change in control in Newco or other transaction that might involve a premium price for Newco shares or otherwise be in their best interests of Newco shareholders.


Comparative Per Unit/Share Information

     The following table sets forth per share/unit data of the shares of ART common stock and units of NRLP partnership interests on a historical, pro forma combined and pro forma equivalent basis. Pro forma equivalent information for ART and NRLP was calculated by multiplying the pro forma per share amounts for Newco by the exchange ratio for ART common stock and NRLP partnership units, .91 and 1, respectively. This table should be read in conjunction with the historical financial statements and notes thereto contained herein and in NRLP's and ART's Annual Reports on Form 10-K for the fiscal year ended December 31, 1998, Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 1999, each of which is incorporated by reference herein, and in conjunction with the unaudited pro forma combined financial information appearing elsewhere in this proxy statement.

                                      ART Common Shares

                                                                           Historical    Newco
                                                                           ----------   --------
Income (loss) per common share

  Nine months ended September 30, 1999...................................      $  .02   $   2.89
  Year ended December 31, 1998...........................................       (2.24)      (.09)

  Cash dividend per common share
  Nine months ended September 30, 1999...................................         .05       .046
  Year ended December 31, 1998...........................................         .20       .182

  Book value per common share
  September 30, 1999.....................................................         .40       4.64

                                  NRLP Partnership Units

                                                                           Historical    Newco
                                                                           ----------   --------
Income (loss) per common share

  Nine months ended September 30, 1999...................................      $12.86   $   2.89
  Year ended December 31, 1998...........................................        7.36       (.09)

  Cash distribution per unit
  Nine months ended September 30, 1999...................................        .375        .05
  Year ended December 31, 1998...........................................         .50        .20

  Book value per unit
  September 30, 1999.....................................................        7.00       4.64

Market Prices and Dividend Information

     The shares of ART common stock are traded on the New York Stock Exchange under the symbol "ARB." The NRLP partnership units are traded on the American Stock Exchange under the symbol "NLP." The following table sets forth the quarterly high and low reported sales prices of ART common stock and NRLP partnership units, as well as the quarterly distributions declared per share or unit, as applicable, for periods indicated below. On November 2, 1999, the last full trading day prior to the public announcement of the merger, the closing price of ART common stock was $17.50 per share and the closing price of NRLP partnership units was $20.00 per unit.

ART Common Stock

                                            HIGH      LOW      DISTRIBUTIONS
     1997                                 $22 1/4  $  9 3/4       $  .05
     First Quarter                         16 5/8    11 1/2          .05
     Second Quarter                        13 1/4    12 1/8          .05
     Third Quarter                         15 1/2    12 5/8          .05
     Fourth Quarter

     1998                                  15        14              .05
     First Quarter                         15 1/16   14 1/4          .05
     Second Quarter                        16 1/4    13 7/8          .05
     Third Quarter                         16 3/8    14 3/4          .05
     Fourth Quarter

     1999                                  17 3/8    15 1/2          .05
     First Quarter                         16 3/4    15 7/16           -
     Second Quarter                        16 1/8    14 7/8            -
     Third Quarter                         17 5/8    16 1/8            -
     Fourth Quarter
  (through December 10, 1999)

NRLP Partnership Units

     1997
     First Quarter                        $19 1/8  $ 12 7/8       $  .10
     Second Quarter                        19 1/2    16 3/8          .10
     Third Quarter                         24        19              .10
     Fourth Quarter                        24 3/4    24 3/8         1.60/1/

     1998
     First Quarter                         24 1/8    19 3/8         .125
     Second Quarter                        20 1/16   18 1/2         .125
     Third Quarter                         22        19             .125
     Fourth Quarter                        23        19 3/4         .125

     1999
     First Quarter                         23 3/4    21 3/4         .125
     Second Quarter                        22 7/8    21 3/4         .125
     Third Quarter                         22 1/8    21 1/4         .125
     Fourth Quarter                        21 3/8    18 5/8         .125
  (through December 10, 1999)

_________________
/1/ Includes a special distribution of $1.10 per unit

                                 RISK FACTORS

     ART shareholders and NRLP unitholders should consider, among other things, the following risk factors in connection with the transactions contemplated by the business combination. These factors are intended to identify the significant sources of risk affecting an investment in the Newco common stock.

Possible Detrimental Effects of the Business Combination

     Tax Risks to NRLP Unitholders.  NRLP presently is taxed as a limited
     -----------------------------
partnership and, as such, does not generally pay federal income tax at the partnership level. Rather, its items of income, gain, loss and deduction flow through to its unitholders. Unitholders will receive Newco common stock in the merger transaction. Because Newco is a corporation, its income will be taxed at the corporate level and, to the extent distributions are made to its stockholders, such distributions will be taxable to the stockholders to the extent of Newco's accumulated and current earnings and profits. As a result of the merger, the former unitholders who become Newco stockholders will no longer receive the pass-through tax treatment accorded to partners.

     Dilution of Current Ownership Interest.  If the business combination is
     --------------------------------------
consummated, the percentage ownership of the ART shareholders and the NRLP unitholders in the assets of their respective companies will be reduced. See "Correlation Between the Value of Newco Common Stock and the Success of the Combined Business of ART and NRLP" below.

     Anti-Takeover Effect.  If the mergers are consummated, BCM will acquire an
     --------------------
aggregate of 6,165,048 shares of Newco common stock, or approximately 49.1% of the Newco shares outstanding after the merger. As a result of the foregoing, third party attempts to acquire control of Newco may not be practicable. Accordingly, if the mergers are approved, it is unlikely that an attempted take-over of Newco, which might result in an increase in the price at which Newco shares could be sold, will occur.

     Conflicts of Interest Between ART and NRLP.  The managements of ART and
     ------------------------------------------
NRLP are subject to conflicts of interest in recommending the business combination and approval of the related proposals because ART is the 100% owner of NMC, the general partner of NRLP, and most members of management of ART also are members of the management of NMC.

     Conflicts of Interest Between ART and BCM.  The management of BCM is
     -----------------------------------------
subject to conflicts of interest in recommending the business combination and approval of the related proposals because BCM is the majority owner of the outstanding common stock of ART, and is the advisor to ART, and performs administrative services to NRLP and NOLP.

     Reliance on the Newco Board to Declare Dividends on the Newco Common Stock.
     --------------------------------------------------------------------------
Dividends will not be paid unless and until they are declared by the Newco board of directors. Holders of Newco common stock will not have the authority to direct or compel the Newco board to declare dividends with respect to the Newco common stock.

     Application for the Listing and Trading of Newco Common Stock and Possible
     --------------------------------------------------------------------------
Subsequent Delisting.  While the listing of the Newco common stock on the NYSE
--------------------
is a condition precedent to the obligation of ART and NRLP to consummate the mergers, there can be no assurance that an active market for the Newco common stock will develop or be sustained in the future on the exchange if the listing is approved. Listing will also depend upon the satisfaction of the NYSE's listing requirements with respect to the Newco common stock. In addition, no assurances can be given as to the liquidity of or the price at which the Newco common stock will actually trade.

Correlation Between the Value of the Newco Common Stock and the Success to the Combined Business of ART and NRLP

     As part of the merger consideration and pursuant to the mergers, ART shareholders and NRLP unitholders will receive Newco common stock, the value of which will be substantially dependent upon the success of ART's and NRLP's combined business. Set forth below is a summary of potential risks relating to ART's and NRLP's business operations.

     Recent Operating History of ART.  ART has experienced net losses of
     -------------------------------
$22,805,000, $2,428,000, $5,554,000, $2,836,000 and $2,426,000, respectively, for each of the fiscal years ended December 31, 1998, 1997, 1996, 1995 and 1994, and ART had an accumulated deficit at December 31, 1998 of $51,880,000. For the nine months ended September 30, 1999, ART had net income of $1,878,000 and an accumulated deficit of $52,251,000. Through September 30, 1999, ART had declared cumulative dividends in 1999 of $.05 with respect to each share of ART common stock. During the fiscal year ended December 31, 1998, ART paid a cumulative dividend of $0.20 with respect to each share. There can be no assurance that Newco will be able to pay dividends in respect of the Newco common stock in the future.

     Recent Operating History of NRLP.  NRLP has realized net income of
     --------------------------------
$47,491,000, $8,718,000, $3,797,000, and $5,017,000, respectively, for each of the fiscal years ended December 31, 1998, 1997, 1995 and 1994, and experienced a net loss of $375,000 in the fiscal year ended December 31, 1996 and NRLP had an accumulated partner's deficit at December 31, 1998 of $32,115,000. For the nine months ended September 30, 1999, NRLP had net income of $82,929,000 and an accumulated partner's equity of $48,399,000. Through September 30, 1999, NRLP had declared cumulative dividends of $.375 with respect to each unit of NRLP limited partnership interest. During the fiscal year ended December 31, 1998, NRLP paid a cumulative dividend of $.50 with respect to each unit. There can be no assurance that Newco will be able to pay dividends in respect of the Newco common stock in the future.

     Changes in Policies Without Shareholder Approval.  The investment,
     ------------------------------------------------
financing, borrowing and distribution policies of ART and their policies with respect to all other activities, growth, debt, capitalization and operations, will be determined by the ART board and NMC, respectively. Although they have no present intention to do so, the ART board and NMC, respectively may amend or revise these policies at any time and from time to time at their discretion without a vote of the stockholders of Newco. A change in these policies could adversely affect the market price of the Newco common stock. See "BUSINESS OF ART" on page ___ and "BUSINESS OF NRLP" on page ___.

     Nature of Investments Made by ART and NRLP May Involve High Risk.  ART and
     ----------------------------------------------------------------
NRLP may make investments in real estate-related assets and businesses which have experienced severe financial difficulties, which difficulties may never be overcome. Since these investments may involve a high degree of risk, poor performance by any of these investments could severely affect the financial condition and results of operations of ART and NRLP. ART has a significant percentage of its real estate portfolio invested in unimproved land. Investments in unimproved land involve a high degree of risk because the property generally generates no income, other than from sales, but substantial carrying costs may be incurred, particularly for real estate taxes and interest on loans secured by the land. If the land is not sold or developed in sufficient quantities to timely pay these carrying costs, ART will have to use other sources to pay for these costs. This may adversely affect the market price of the Newco common stock.

     Existing Debt Maturities.  As of September 30, 1999, approximately $117.0
     ------------------------
million of ART's outstanding indebtedness became due within the next twelve months. During the third quarter of 1999, ART either extended, refinanced, paid down, paid off or received commitments from lenders to extend or refinance $33.7 million of the debt scheduled to mature in 2000. As of September 30, 1999, approximately $3.1 million of NRLP's outstanding indebtedness became due within the next twelve months. During the third quarter of 1999, NRLP paid off all of its debt scheduled to mature in 2000. If ART or NRLP is unable to refinance any of the foregoing indebtedness on acceptable terms, the company may be forced to dispose of properties on disadvantageous terms, which could result in losses. Resulting losses would adversely affect the amount of cash available for additional investments, to make payments on its outstanding indebtedness or to make distributions to Newco.

     Possible Inability to Meet Payments on Debt Financing.  ART's and NRLP's
     -----------------------------------------------------
debt-to-equity ratio, inclusive of margin debt, was 21.0 to 1 as of December 31, 1998 and 20.6 to 1 as of September 30,1999. Under certain circumstances, ART's cash flow may be insufficient to meet required payments of principal, interest on its debt and dividend distributions. If a property is mortgaged to secure payment of indebtedness and either ART or NRLP is unable to meet mortgage payments, the lender could foreclose upon the property, appoint a receiver and receive an assignment of rents and leases or pursue other remedies, all with a consequent loss of income and asset value to ART or NRLP. If ART or NRLP defaults on secured indebtedness, the lender may foreclose and ART or NRLP could lose its entire investment in the security for the loan. Because ART and NRLP may engage in portfolio financings where several investments are cross-collateralized, multiple investments may be subject to the risk of loss. As a result, ART or NRLP could lose its interests in performing investments in the event those investments are cross-collateralized with poorly performing or nonperforming investments. In addition, recourse debt may subject other assets of ART or NRLP to risk of loss. Any losses of this type would adversely affect Newco's ability to make distributions in respect of the Newco common stock. Distributions in respect of the Newco common stock will be subordinate in right of payment to ART's and NRLP's debt obligations which, as of September 30, 1999, had aggregate outstanding principal balances of approximately $791.4 million and $298.0 million, respectively. Substantially all of ART's and NRLP's mortgage notes receivable, real estate, equity security holdings and trading portfolio of equity securities have been pledged to secure outstanding indebtedness. These borrowings increase ART's and NRLP's risk of loss because they represent a prior claim on ART's and NRLP's assets and require fixed payments regardless of profitability. If ART or NRLP defaults on this secured indebtedness, the lender may foreclose on ART's or NRLP's assets securing the indebtedness, and ART or NRLP could lose its investments in the pledged assets.

     Rising Interest Rates on Variable Rate Debt. As of September 30, 1999,
     -------------------------------------------
approximately 13.7 % and 86.3 % of ART's indebtedness and 8.1% and 91.9% of NRLP's indebtedness was subject to variable interest rates and fixed interest rates, respectively. ART and NRLP may incur indebtedness in the future that also bears interest at a variable rate or may be required to refinance these debts at higher rates. Accordingly, increases in variable interest rates could increase ART's or NRLP's interest expense and adversely affect the financial condition and results of operations of ART or NRLP. In the event that ART's or NRLP's financial condition and results of operations are adversely affected, the value of the Newco common stock will likely decline.

Investments in Real Property are Illiquid and Subject to Various Economic Risks.

     Real property investments are subject to varying degrees of risk and are relatively illiquid. Income from real property investments and Newco's resulting ability to pay dividends to its stockholders may be adversely affected by a number of factors, including:

     . the general economic climate and local real estate conditions (such as oversupply of or reduced demand for space and changes in market rental rates);

     . the perceptions of prospective tenants of the safety, convenience and attractiveness of the properties;

     . the ability of the owner of the properties to provide adequate management, maintenance and insurance;

     . energy and supply shortages; the ability to collect on a timely basis all rent from tenants and interest from borrowers;

     . the expense of periodically renovating, repairing and reletting spaces; and

     . increasing operating costs (including real estate taxes and utilities) which may not be passed through to tenants. Certain significant expenditures associated with investments in real estate (such as mortgage payments, real estate taxes, insurance and maintenance costs) are generally not reduced when circumstances cause a reduction in rental revenues from the investment.

     If a property is mortgaged to secure the payment of indebtedness and if the borrower is unable to meet its mortgage payments, a loss could be sustained as a result of foreclosure on the property or the exercise of other remedies by the mortgagee. Real estate values and income from properties are also affected by factors such as compliance with laws, including tax laws, interest rate levels and the availability of financing. The illiquid nature of real estate investments may limit the ability of ART and NRLP to modify their portfolios in response to changes in economic conditions.

Potential Environmental Liability.

     Under various Federal, state and local environmental laws, ordinances and regulations, an owner of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on the property. These laws often impose environmental liability without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances. The presence of hazardous substances, or the failure properly to remediate them, may adversely affect the owner's ability to sell or rent the property or to borrow using the property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of these substances at a disposal or treatment facility, whether or not the facility is owned or operated by this person. Certain laws impose liability for release of asbestos-containing materials into the air and third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials.
In connection with the ownership (directly or indirectly through its lending activities), operation, management and development of real properties, ART or NRLP may be considered an owner or operator of these properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, potentially liable for removal or remediation costs, as well as for certain other related costs, including governmental fines and injuries to persons and property.

     Neither ART's nor NRLP's management is aware of any environmental matters affecting properties or investments that would have a material adverse effect on their respective business, assets or results of operations. No assurance can be given that existing environmental assessments with respect to any of ART's or NRLP's properties reveal all environmental liabilities, that any prior owner of a property did not create any material environmental condition not known to ART or to NRLP, or that a material environmental condition does not otherwise exist with respect to any one or more properties of ART or NRLP.

Difficulty of Locating Suitable Investments; Competition.

     Identifying real estate investments has from time to time been highly competitive. Completing and realizing a return involves a high degree of uncertainty. ART and NRLP compete for investments with many public and private real estate investment entities, including financial institutions (such as mortgage banks, pension funds and real estate investment trusts), other institutional investors and individuals. Many competitors are considerably larger, have greater financial resources and may have management personnel with more experience than the officers of ART and NRLP. There can be no assurance that ART or NRLP will continue to be able to locate and complete investments which satisfy their respective investment objectives. In addition, there can be no assurance that investments will provide anticipated returns or that ART or NRLP will be able to fully invest their available capital.

General Investment Risks Associated with Acquisition Activities.

     From time to time, ART and NRLP will acquire existing properties to the extent that they can be acquired on advantageous terms and meet investment criteria established by the companies. The acquisition of real estate involves general investment risks, including the risk that an investment will fail to perform as expected, that improvement costs may be inaccurate and that occupancy rates and rents achieved may be less than anticipated.

Dependence on Rental Income from Real Property.

     ART and NRLP's cash flow, results of operations and asset value of its assets would be adversely affected if a significant number of tenants of each company's properties failed to meet lease obligations or if a significant amount of space is not able to be leased on economically favorable terms. In the event of a default by a lessee, delays may be experienced in enforcing lessor rights and substantial costs may be incurred in protecting the investment. The bankruptcy or insolvency of a major tenant may have an adverse effect on a property. At any time, a tenant may also seek protection under the bankruptcy laws, which could result in rejection and termination of the tenant's lease resulting in a reduction in the property's cash flow. If a tenant rejects its lease, a claim for breach of the lease would be treated as a general unsecured claim (absent the availability of collateral securing the claim). Generally, the amount of a claim for breach would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (not exceeding three years). No assurance can be given that a property in which ART or NRLP has an interest will not experience significant tenant defaults in the future.

Properties that Serve as Collateral for Mortgage Notes Receivable.

     A substantial portion of ART's and NRLP's assets have been invested in mortgage notes receivable, principally those secured by income producing real estate. The income producing real estate properties have included apartment complexes, hotels, office buildings, shopping centers and partnership interests. Those properties are located in the Midwest, Northeast and Southwest regions of the United States. Specific geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans. Any concentration of loan assets in a region may present certain risks in addition to those generally present for similar mortgage-backed or asset-backed securities without this concentration. See "BUSINESS OF ART -- Geographic Regions" on page ___ and " BUSINESS OF NRLP -- Geographic Regions" on page ___ for a description of the geographic regions in which these companies own properties.

Property Operating Risks.

     As described below, the properties in which ART and NRLP have an interest are subject to industry-specific operating risks, any and all of which may adversely affect income. All properties are subject to increases in operating expenses such as: cleaning; electricity; heating, ventilation and air-conditioning; elevator repair and maintenance; insurance and administrative costs; and other general costs associated with security, landscaping, repairs, regulatory compliance and maintenance. While commercial tenants are often obligated to pay a portion of these escalating costs, there can be no assurance that they will agree to pay these costs in the absence of a contractual duty or that their payments will fully cover these costs. If operating expenses increase, the local rental market, governmental regulations or the lease may limit the extent to which rents may be increased to meet expenses without decreasing occupancy rates. To the extent rents cannot be increased or costs controlled, the cash flow and financial condition of ART and NRLP may be adversely affected.

     Apartment Properties.  Market values of apartments can be affected
     --------------------
significantly by the supply and demand in the geographic market for the properties securing the loan and, therefore, may be subject to adverse economic conditions. Market values of apartments may vary as a result of economic events or governmental regulations outside the control of the borrower or lender. Governmental regulations such as rent control laws may impact the future cash flow of the apartments.

     Hotel Properties.  Like any income producing property, the income generated
     ----------------
by a hotel property is subject to factors such as local, regional and national economic conditions and competition. However, because the income is primarily generated by short-term occupancies, the level of income respond more quickly to market conditions. Sensitivity to competition may require more frequent improvements and renovations than other properties. To the extent a hotel is affiliated with a regional, national or international chain, changes in the public perception of the affiliated chain may have an impact on the income generated by the hotel. In addition, since the hotel industry is generally seasonal, income generated by a hotel property will fluctuate in accordance with the particular demand characteristics of the market in which it is located.

     Office and Retail Properties.  The market value of properties, such as
     ----------------------------
office buildings and shopping centers, is affected by the risk that a lease may not be renewed, that the space may not be released, and that the terms of renewal or re-lease (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms.

Investments in Non-Recourse Mortgage Loans.

     To the extent ART or NRLP invests in mortgage loans, the loans may or may not be recourse obligations of the borrower and generally will not be insured or guaranteed by governmental agencies or otherwise. In the event of a default under this type of a loan, ART or NRLP may have to foreclose the mortgage or protect its investment by acquiring title to the property. Taking title to a property may require investing in substantial improvements or repairs in order to maximize the property's investment potential. Borrowers may contest enforcement of foreclosure or other remedies, seek bankruptcy protection against foreclosure and/or bring claims for lender liability in response to actions to enforce mortgage obligations. Because of relatively high "loan-to-value" ratios and declines in the value of the mortgaged property, the amount received in foreclosure may be less than the amount outstanding under the mortgage loan.

     ART and NRLP may participate in loans originated by other financing institutions. As a participant, the companies may not have the sole authority to declare a default under the mortgage or to control the management or disposition of the financed property or any related foreclosure proceedings.

     ART and NRLP may participate in loans that are subordinated to other obligations of the debtor. Any investments in subordinated mortgage loans involve additional risks, including the lack of control over collateral and related foreclosure proceedings. In the event of a default on a senior mortgage, ART or NRLP may make payments to prevent foreclosure on the senior mortgage without necessarily improving its position with respect to the real property. In this event, ART or NRLP would be entitled to share in the proceeds only after satisfaction of the amounts due to the holder of the senior mortgage.

Possibility of Uninsured Loss on Uninsurable or Economically Uninsurable Properties.

     ART and NRLP carry comprehensive liability, fire, extended coverage and rental loss insurance with respect to all of the improved real property that they own, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are certain types of losses (such as losses arising from acts of war or relating to pollution) that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the capital invested in a property as well as anticipated future revenues could be lost. In addition, obligations on any mortgage indebtedness and the property would continue. Any uninsured loss could adversely affect the financial condition and results of operations of ART or NRLP.

     With respect to those properties in which an interest is held through a mortgage, as well as those properties owned by entities to whom an unsecured loan is made, the borrowers will most likely be obligated to maintain insurance on the properties and to arrange for ART or NRLP to be covered as a named insured on the policies. The face amount and scope of the insurance coverage may be less comprehensive than ART or NRLP would carry if it held the fee interest in the property. Accordingly, in these circumstances, or in the event that the borrowers fail to maintain required coverage, uninsured or underinsured losses may occur, which could have an adverse impact on cash flow or the financial condition of ART or NRLP.

Costs of Compliance with the Americans with Disabilities Act and Similar Laws.

     Under the Americans with Disabilities Act of 1980 (ADA), places of public accommodations and commercial facilities are required to meet certain requirements related to access and use by disabled persons. Compliance with ADA requirements could require both structural and non-structural changes to the properties in which ART and NRLP invest. Noncompliance could result in fines imposed by the federal government or an award of damages to private litigants. Although management of ART and NRLP believe that their respective properties are substantially in compliance with present requirements of the ADA, additional costs may be incurred to ensure compliance in the future. A number of additional federal, state and local laws exist which impose additional burdens or restrictions on owners with respect to access by disabled persons. Those laws may require modifications or restrict renovations to properties in which ART and NRLP invest. The ultimate amount of the cost of compliance with the ADA or other related laws is not currently ascertainable. While the cost of compliance are not expected to have a material effect on either ART or NRLP, they could be substantial. If required changes involve greater expense than currently anticipated, the financial condition and results of operations for either ART or NRLP could be adversely affected.

Noncompliance with Other Laws.

     Real estate properties are also subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. ART and NRLP management believe that their respective properties are currently in material compliance with all of the regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by ART and NRLP having an adverse effect on results of operations or financial condition.

Changes in Laws.

     Increases in real estate taxes, income taxes and service or other taxes generally are not passed through to tenants under existing leases. These increases may adversely affect ART's and NRLP's cash flow from operations and their ability to make distributions to Newco. Similarly, changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which would adversely affect funds from operations and thus the ability of ART or NRLP to make distributions and payments on outstanding indebtedness.

Lack of Control and Other Risks of Equity Investments in and with Third Parties.

     ART and NRLP may invest in shares or other equity interests of real estate investment trusts or other entities that invest in real estate assets. In these cases, ART and NRLP will be relying on the assets, investments and management of the real estate investment trust or other entity in which it is investing. These entities and their properties will be subject to the other risks affecting the ownership and operation of real estate set forth herein.

     ART and NRLP may also co-invest with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a property, partnership, joint venture or other entity and, therefore, will not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity.

     Investments in partnerships, joint ventures, or other entities may, under certain circumstances, involve risks which would not be present were a third party not involved, including the possibility that ART's or NRLP's partners or co-venturers might become bankrupt or otherwise fail to fund their share of required capital contributions, that the partners or co-venturers might at any time have economic or other business interests or goals which are inconsistent with the business interests or goals of ART or NRLP, and that the partners or co-venturers may be in a position to take action contrary to the instructions or the requests of ART or NRLP and contrary to ART's or NRLP's policies or objectives. These investments may also have the potential risk of impasse on decisions, such as a sale, because neither ART, NRLP nor its partner or co-venturer would have full control over the partnership or joint venture. Consequently, actions by a partner or co-venturer might result in subjecting properties owned by the partnership or joint venture to additional risk. In addition, ART or NRLP may in certain circumstances be liable for the actions of its third-party partners or co-venturers .

Limitations on Remedies.

     Although ART and NRLP will have certain contractual remedies upon the default by borrowers under certain debt instruments, such as foreclosing on the underlying real estate or collecting rents generated therefrom, certain legal requirements (including the risks of lender liability) may limit the ability of ART and NRLP to effectively exercise these remedies.

     The right of a mortgage lender to convert its loan position into an equity interest may be limited or prevented by certain common law or statutory prohibitions.


                      RATIO OF EARNINGS TO FIXED CHARGES

     The following table summarizes the ratio of ART's earnings to fixed charges and preferred stock dividends at the dates set forth below:

                                      Year Ended December 31,
                            1998     1997      1996      1995      1994
                            ----     ----      ----      ----      ----
Ratio of earnings to
fixed charges and            **       **         **       **        **
preferred stock dividends

** Earnings were inadequate to cover fixed charges and preferred stock dividends by $4,887,000, $8,474,000, $4,819,000, $189,000 and $1,390,000 in
     1998, 1997, 1996, 1995 and 1994, respectively.


                                USE OF PROCEEDS

     Neither ART nor NRLP will receive any cash proceeds from the business combination.

                             THE SPECIAL MEETINGS

Introduction

     This joint proxy statement and prospectus is being furnished in connection with the solicitation of proxies by the ART board of directors and the NRLP general partner for use in connection with the special meeting to be held by each entity and any adjournments or postponements of either meeting.

     It is anticipated that the mailing of this joint proxy statement and prospectus to ART shareholders and NRLP unitholders will commence on or about February __, 2000.

ART Special Meeting

     The special meeting of ART's shareholders will be held on Tuesday, March 21, 2000 at 10:00 a.m., Dallas time at 10670 North Central Expressway, Suite 600, Dallas, Texas. The purpose of the ART meeting is to consider and vote upon the proposal to approve the merger and the reorganization agreement. Shareholders may vote at the meeting by attending the meeting and voting in person, by completing the enclosed proxy card and returning it in the enclosed envelope, by telephoning the transfer agent, by faxing it to the transfer agent or by voting on the Internet. Instructions for voting by written proxy card, telephone, fax or the Internet are set forth below. Proxies will be received, tabulated and certified as to time of receipt and vote by transfer agent. Faxed proxies will be accepted until 5:00 p.m., Dallas time, on March __, 2000.

     If the shareholders have any questions regarding the merger or the reorganization, they should contact Investor Relations at (214) 692-4800 or 1-800-400-6407.

NRLP Special Meeting

     The special meeting of NRLP limited partners will be held on Tuesday, March 21, 2000, at 10:30 a.m., Dallas time at 10670 North Central Expressway, Suite 600, Dallas, Texas. The purpose of the meeting is to consider and vote upon the proposal to approve the merger and the reorganization agreement. Limited partners may vote at the meeting by attending the meeting and voting in person, by completing the enclosed proxy card and returning it in the enclosed envelope, by telephoning the transfer agent, by faxing it to the transfer agent or by voting on the Internet. Instructions for voting by written proxy card, telephone, fax or the Internet are set forth below. Proxies will be received, tabulated and certified as to time of receipt and vote by the transfer agent. Faxed proxies will be accepted until 5:00 p.m., Dallas time, on March __, 2000.

     If the unitholders have any questions regarding the merger or the reorganization, they should contact Investor Relations, at (214) 692-4800 or 1-800-400-6407.

Voting Instructions

     Voting by Written Proxy Card
     ----------------------------

     To vote by written proxy card, sign and date each proxy card you receive and return it in the prepaid envelope. If a shareholder or unitholder is a corporation or partnership, the accompanying proxy card must be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer's full title must be given and a certificate or other evidence of appointment must be furnished. If shares or units are owned jointly, each joint owner must sign the proxy card.

     Voting by Telephone, Fax or the Internet
     ----------------------------------------

     Instructions for a shareholder or unitholder of record to vote by telephone, fax or the Internet are set forth on the enclosed proxy card. The telephone, fax and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which comply with both Georgia and Delaware law, allow shareholders and unitholders to appoint a proxy to vote their shares or units and to confirm that their instructions have been properly recorded.

Record Date; Votes Required

     ART. Only holders of shares of record at the close of business on January
     ---
26, 2000, will be entitled to notice of and to vote at the ART meeting. The merger and the reorganization agreement will be approved if each of those proposals receives the affirmative vote, in person or by proxy, of (1) a majority of the outstanding shares of common stock entitled to vote at the ART meeting, (2) a majority of the outstanding shares of each series of ART preferred stock, voting separately as a class, and (3) a majority of the shares of ART common stock, not owned by BCM, present at the meeting. The holders of a majority of the shares entitled to vote, present in person or by proxy, will constitute a quorum for purposes of the ART meeting. As of the record date for the meeting, there were [10,563,720] shares of ART common stock outstanding and entitled to vote. BCM currently owns 56.9% of the outstanding shares of ART common stock. BCM plans to vote all of its shares in favor of the ART merger. The members of the board of directors and executive officers of ART and their affiliates beneficially owned, as of the record date, 7,528,218 shares, which represent approximately 71.3% of the outstanding shares. The directors and members of management intend to vote their shares in favor of all proposals. Abstentions and broker non-votes have the same effect as a vote against the proposals.

     NRLP.  Only limited partners of record at the close of business on January
     ----
26, 2000 will be entitled to notice of and to vote at the NRLP meeting. The reorganization agreement will be approved if it receives the affirmative vote of
(a) (1) a majority of the outstanding NRLP partnership units and (2) a majority of the NRLP partnership units, not owned by ART or its subsidiaries, present at the meeting in person or by proxy, and (b) the general partner. As of the record date for the meeting, there were [6,321,524] NRLP partnership units outstanding and entitled to vote. ART currently owns 56.2% of the NRLP partnership units. ART plans to vote all of its units in favor of the NRLP merger. The general partner intends to vote in favor of the merger.
Abstentions and broker non-votes will, for the purposes of the merger vote, have the same effect as a vote against the merger.

Dissenters' Rights

     ART Shareholders.  The holders of ART common stock who vote against the ART
     ----------------
merger will not be entitled to demand appraisal of, or to receive payment for, their shares. The holders of ART preferred stock who vote against the ART merger and who follow the procedures prescribed by Georgia law will be entitled, in lieu of receiving shares of Newco preferred stock, to receive cash equal to the "fair value" of the shareholders' shares. See "THE REORGANIZATION AGREEMENT
- Dissenters' Rights" on page ___.

     NRLP Limited Partners.  Limited partners who vote against the NRLP merger
     ---------------------
will not be entitled to demand appraisal of, or to receive payment for, their partnership units. See "THE REORGANIZATION AGREEMENT - Dissenters' Rights" on page ___.

Proxy

     Enclosed is a form of proxy which should be completed, dated, signed and returned by each ART shareholder and NRLP unitholder before the ART and NRLP special meetings to ensure that each shareholder's shares or partner's partnership units will be voted at the meeting. Any ART shareholder or NRLP unitholder signing and delivering a proxy has the power to revoke the proxy at any time prior to its use by:

     (1) filing with the corporate secretary of ART or the general partner of NRLP, as applicable, a written revocation of the proxy or a duly executed proxy;

     (2) submitting another proper proxy bearing a later date than that of the proxy first given by:

               (a) signing and returning a proxy card to either ART or the general partner of NRLP;

               (b)  following the telephone or fax voting instructions;

               (c)  following the Internet voting instructions; or

     (3)  attending and voting in person at the meeting.

     Shares or units represented by a properly executed proxy, and all properly completed proxies voted by telephone, fax or the Internet, which are delivered pursuant to this solicitation (and not later revoked) will be voted in accordance with the instructions indicated on the proxy, and at the discretion of the proxy holders on all other matters properly addressed at the meeting. If an ART shareholder or NRLP unitholder executes a proxy without instructions, the votes represented by the proxy will be submitted in favor of the proposals.

Solicitation of Proxies

     ART and NRLP will share the expense of the proxy solicitation. Georgeson Shareholder Communications, Inc. has been retained to act as proxy solicitor in connection with the special meetings. The proxy solicitor may contact ART shareholders and NRLP unitholders by mail, telephone, telex, telegraph and personal interviews and may request brokers, dealers and other nominee shareholders to forward the proxy materials to beneficial owners of ART shares or NRLP units. The proxy solicitor will receive a fee estimated not to exceed $2,500 for these services, plus reimbursement of out-of-pocket expenses. ART and NRLP will indemnify the proxy solicitor against certain liabilities and expenses in connection with the mergers, including liabilities under federal securities laws. The telephone number of the proxy solicitor is 1-800-221-5724.

Other Matters

     Neither the ART board nor the general partner of NRLP knows of any other matters, other than those described in this proxy statement, which are to be brought before the ART or NRLP special meetings. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote that proxy in accordance with their judgment on these matters.


             THE PROPOSED BUSINESS COMBINATION AND RELATED MATTERS

General

     The following is a description of all material matters concerning the mergers and the business combination. Pursuant to the business combination, ART and NRLP will become subsidiaries of Newco. Holders of ART common stock will receive .91 shares of Newco common stock for each share of ART common stock, and holders of ART preferred stock will receive one share of Newco preferred stock for each share of ART preferred stock. Holders of NRLP partnership units, other than ART and its subsidiaries, will receive one share of Newco common stock for each unit. This description is qualified in its entirety by reference to the reorganization agreement, a copy of which is attached as Appendix A to this proxy statement and incorporated herein by reference. ART shareholders and NRLP unitholders are urged to read the reorganization agreement in its entirety.

Background of the Business Combination

     From their inception, both ART and NRLP have experienced considerable growth. Beginning early 1998, market prices for publicly traded real estate companies, particularly real estate investment trusts, began a significant decline. As a result, both companies have been constrained from obtaining financing through public equity or debt markets. At the same time, private sources of financing, including bank credit facilities, were becoming more difficult to obtain. For some time, the boards of ART and NMC, NRLP's general partner, had been discussing ways to strengthen their balance sheets, increase access to additional sources of capital and increase cash flows.

     Because of the overlap of management, and the resulting familiarity with each other's operations, and the similarity between the two companies' operating philosophies, discussions between ART and NRLP about some form of business combination began in August 1999. During these initial discussions, both parties recognized that by combining they could compete more effectively with other real estate acquirors and operators both for properties and attractive sources of financing.

     On August 25, 1999, management of ART reported to the ART board that management had been reviewing alternative ways to combine ART and NRLP. The ART board was informed that a proposal for a combination was being finalized by management and would be submitted to the ART board within the next few weeks.

     On September 7, 1999, management of ART sent a memorandum to the ART board outlining a proposed structure of a potential combination between ART and NRLP and recommending to the ART board the retention of Fieldstone, Inc. to provide a fairness opinion to ART should a transaction be undertaken. During this time, management of NMC had been evaluating this proposed combination, and on September 3, 1999 sent a memorandum to the NMC board recommending the retention of Houlihan Lokey Howard & Zukin to render a fairness opinion to NRLP should a transaction be undertaken.

     Discussions between NRLP and ART continued from September 7 through September 24, 1999 when both the NMC board and ART board met with their respective fairness opinion providers to discuss the proposed transaction and preliminary evaluations of the entities. Both the NMC board and the ART board also, during these meetings, discussed the process of structuring a transaction and valuing the entities and the legal steps to be followed to complete a transaction.

     On September 28, 1999, the ART board met to review the financial statements of both NRLP and ART in connection with evaluating the consideration to be paid in a proposed combination. The ART board also addressed specific strategic advantages to ART that would result from a proposed transaction. See "REASONS FOR THE BUSINESS COMBINATION - The Recommendation of the ART Board." At this meeting, the ART board was also advised by the company's legal advisors that it would be advisable to appoint an independent representative, someone who was not also a member of the board of directors of NMC, to work with management to negotiate the terms of any business combination with NRLP. The ART board selected Roy E. Bode to serve as the independent representative.

     On October 4, 1999, Randall Gonzalez resigned from the NMC board for personal reasons. Also on October 4, 1999, the ART board met to review preliminary evaluations and to receive a report from Mr. Bode on the status of the discussions between management for NRLP and management for ART. At this meeting, senior management and the fairness opinion provider and legal advisors of ART made detailed presentations concerning pricing issues and the structure of the proposed transaction.

     On October 19, 1999, Richard D. Morgan was elected to fill the vacancy on the NMC board left by Mr. Gonzalez's resignation. At this meeting, the NMC board appointed Mr. Morgan to serve as that board's independent representative to work with management of NRLP in negotiating the terms of the proposed business between NRLP and ART.

     On October 27, 1999, Mr. Bode and Mr. Morgan met to discuss the financial terms of a proposed business combination. At that meeting, they each agreed to recommend to their respective boards that each outstanding NRLP partnership unit, other than those held by ART or its subsidiaries, be exchanged for one share of Newco common stock and that each outstanding share of ART common stock be exchanged for .91 shares of Newco common stock.

     On October 28, 1999, the boards of NMC and ART met to receive the reports of their respective independent representatives. At this meeting, both boards agreed to accept the recommendations of the independent representatives, subject to the receipt of a fairness opinion from their respective fairness opinion providers that the ratios established were fair to each entity's securityholders.

     Special meetings of the boards of NMC and ART were held on November 2, 1999 to consider the proposal as negotiated and documented. At each entity's board meeting, senior management and the fairness opinion provider and legal advisors of that entity made detailed presentations concerning all material aspects of the proposed transactions. Legal counsel to both boards reviewed the material terms of the business combination agreements that had been distributed to the board and discussed various aspects of the directors' fiduciary duties in connection with the business combination. Each entity's fairness opinion provider then rendered its oral opinion, subsequently confirmed by delivery of a written opinion, that as of the date of the opinion, the consideration to be paid to the holders of NRLP partnership units and ART common stock, as applicable, was fair, from a financial point of view, to those holders. Following further discussion, during which the directors asked numerous questions that were responded to by representatives of management and by each entity's advisors, the boards of NMC and ART, by unanimous vote, approved the definitive agreements and the transactions contemplated thereby and authorized the officers of each entity to execute and deliver the agreements.

     On November 3, 1999, Newco, ART and NRLP executed and delivered the agreement and plan of reorganization, a copy of which is attached to this joint proxy statement and prospectus as Appendix A.

Effects of the Mergers

     The reorganization agreement provides that, subject to shareholder approval and the satisfaction or waiver of the other conditions to the ART merger, ART Acquisition Corp., a wholly owned subsidiary of Newco, will be merged with and into ART. The separate existence of ART Acquisition Corp. will cease upon the merger of the two entities, and ART will be the surviving corporation of the ART merger. The reorganization agreement also provides that, subject to unitholder approval of the merger and the satisfaction or waiver of the other conditions to the NRLP merger, NRLP Acquisition Corp., a wholly owned subsidiary of Newco, will be merged with and into NRLP. The separate existence of NRLP Acquisition Corp. will cease upon the merger of the two entities, and NRLP will be the surviving entity in the NRLP merger. As soon as possible after the mergers are completed, the merger consideration will be paid to the ART shareholders and NRLP unitholders as described below.

Effective Time of the Mergers

     Subject to the satisfaction or waiver of the conditions to the obligations of ART and NRLP to complete the mergers, the business combination will be completed as quickly as possible following the approval of each of the mergers by the ART shareholders and the NRLP unitholders at their respective special meetings.

Exchange of Securities

     As soon as possible after the effective time of the mergers, the exchange agent for Newco will mail a letter of transmittal to each holder of record of shares of ART capital stock and NRLP units. The letter of transmittal will also contain instructions for surrendering ART certificates and NRLP certificates in exchange for certificates representing shares of Newco capital stock. Upon surrender of an ART certificate or an NRLP certificate to the exchange agent for cancellation, together with the letter of transmittal and any other documents reasonably required by Newco or the exchange agent, each holder of an ART certificate representing shares of ART capital stock and each holder of an NRLP certificate, other than ART and its subsidiaries, representing NRLP partnership units will be entitled to receive a certificate representing shares of Newco common stock or Newco preferred stock, as applicable. NRLP unitholders, other than ART and its subsidiaries, will receive one share of Newco common stock in exchange for each unit surrendered. Holders of ART common stock will receive
 .91 shares of Newco common stock in exchange for each share surrendered. Holders of ART preferred stock will receive 1 share of Newco preferred stock in exchange for each share surrendered. In addition, ART common shareholders may receive cash in lieu of fractional shares of Newco common stock.

     After the effective time of the merger, each ART certificate and NRLP certificate, other than those held by ART and its subsidiaries, will represent only the right to receive, upon surrender, the certificate representing shares of Newco common stock or preferred stock, as applicable, and cash in lieu of fractional shares of Newco common stock in the case of ART common stock. The exchange agent will not be entitled to vote or exercise any rights of ownership with respect to the shares of Newco capital stock it holds, except that it will receive and hold all dividends or other distributions paid or distributed with respect to those shares for the account of persons entitled to dividends or distributions.

Cash in Lieu of Fractional Shares of Newco Common Stock

     No certificates representing fractional shares of Newco shares will be issued pursuant to the mergers. In lieu of fractional shares, each ART common shareholder who would otherwise be entitled to a fractional Newco share will receive, on the date the merger consideration is paid to the ART common shareholder, cash in an amount equal to the fraction (expressed as a decimal and rounded to the nearest 0.01 of a share) multiplied by the value of a share of Newco common stock.

Conditions to the Business Combination; Termination; Waiver and Amendment

     Conditions.  A number of conditions must be met in order to complete the
     ----------
business combination, including:

     .    the approval of the reorganization agreement by the holders of

          (1)  a majority of NRLP units and the ART common stock;

          (2)  the holders of a majority of the ART preferred stock; and

          (3) a majority of the shares of ART common stock, not owned by BCM, represented at the ART special meeting, whether in person or by proxy;

     . no court or other governmental entity will have enacted a law that is in effect and prohibits either merger or the business combination;

     . the approval of the NRLP merger by the holders of a majority of the units (except ART and its subsidiaries) entitled to vote and present at the special meeting in person or by proxy;

     . the approval of the ART merger by the holders of a majority of the shares (except BCM) entitled to vote and present at the special meeting in person or by proxy;

     . the obtaining of any necessary consent of any lender or other third party that is required to be obtained; and

     .    approval for listing of the Newco common stock on the NYSE.

     Termination.  The reorganization agreement can be terminated by:
     -----------

     .    the mutual consent of NRLP and ART;

     . the action of the board of directors of either NMC, the general partner of NRLP, or ART if, without fault of the terminating party, the mergers are not completed by March 31, 2000;

     . the action of the board of either NMC, the general partner of NRLP, or ART if either entity fails to comply in any material respect with any of the covenants or agreements contained in the reorganization agreement that were to have been performed by it at or prior to the date of termination;

     . by either NRLP or ART if either of them receive an offer from a third party for a merger, merger or combination or a tender offer or exchange, and the applicable board of directors determines, in its good faith reasonable judgment, that the acceptance of the offer could reasonably be required by the fiduciary obligations of those directors under applicable law; or

     . the action of the board of directors of either NMC, the general partner of NRLP, or ART if the board of directors or the independent directors withdraw or adversely modify their approval or recommendation of the reorganization agreement or the applicable merger.

     Amendment. The parties may modify or amend the reorganization agreement, by
     ---------
written agreement prior to the completion of the merger, according to the applicable provisions of the Delaware Revised Uniform Limited Partnership Act, as it applies to NRLP, or the Georgia General Corporation Law, as it applies to ART.

     Covenants.  The parties to the reorganization agreement made a number of
     ---------
covenants or promises. Each of the original entities covenanted to, among other things:

     . operate its business and that of its subsidiaries in the usual and ordinary course consistent with past practices;

     .    use its best efforts to preserve its business organization;

     . maintain its existing relations with customers, suppliers, employees and business associates;

     . not take any action that would adversely affect the ability of the parties to complete the merger;

     . take all actions necessary to convene the meetings to vote on the approval of the reorganization agreement;

     . give the representatives of the other parties reasonable access to information concerning its business; and

     . notify the other parties of any material adverse change in the condition of its business, properties, assets, liabilities or results of operations.

Reasons for the Business Combination

     Joint Reasons for the Business Combination.  ART and NRLP are engaged in
     ------------------------------------------
substantially the same business and have substantially similar operating concepts and philosophies. The boards of directors of ART and the general partner of NRLP believe that the business combination will benefit the companies for the following reasons:

     . The size of the combined companies may represent a more attractive investment vehicle for institutional investors.

     . Newco, as a larger company, may benefit from greater access to the capital markets.

     . The size of the combined companies should enhance the opportunity to raise capital through equity offerings.

     . The preferred stockholders of Newco could benefit from holding preferred stock in a larger parent company with a stronger capital structure.

     .    The operations and assets of ART and NRLP are complimentary.

          - NRLP has an aging income portfolio that it would like to replace with newer investments and developments;

          -  ART has land available for development opportunities; and

          -  NRLP enjoys significant cash flow while ART has substantial assets.

     The purpose of the proposed transaction is to allow the companies to take advantage of the benefits of joint operations by (a) combining ART and NRLP as subsidiaries of Newco, (b) creating a new company, American Realty Investors, Inc., a recently formed Nevada corporation (Newco), which will operate as the parent corporation of NRLP and ART, and (c) distributing the shares of Newco common stock to the current shareholders of ART and the unitholders of NRLP. As a result of the mergers, ART and NRLP will each become subsidiaries of Newco and the capital stock of Newco will be distributed to the former shareholders of ART and unitholders of NRLP (other than ART and its subsidiaries). In the ART merger, (1) each outstanding share of ART common stock will be converted into
0.91 shares of Newco common stock and (2) each outstanding share of ART preferred stock will be converted into one share of Newco preferred stock. In the NRLP merger, each outstanding partnership unit of NRLP (other than those owned by ART and its subsidiaries) will be converted into the one share of Newco common stock.

The Recommendation of the ART Board

     The ART board believes that the business combination is fair to and in the best interests of ART and the ART shareholders and has unanimously approved the reorganization agreement and the transactions contemplated by it. THE ART BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF ART VOTE "FOR" ADOPTION AND APPROVAL OF THE REORGANIZATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY IT.

   In considering the recommendations of ART's board with respect to the ART merger, ART shareholders should be aware that some members of the ART board have interests in the business combination that are different from, or in addition to, yours. In addition, the executive officers and directors of ART will become executive officers and directors of Newco. The ART board was aware of these interests and considered them, among other matters, in approving the reorganization agreement and the ART merger. See "THE REORGANIZATION AGREEMENT-Interests of Certain Persons in the Mergers."

     The discussion in this section regarding the information and factors considered by the ART board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the merger, the parties did not find it practical to and did not attempt to rank or assign relative weights to any of the factors described below. Individual members of the ART board may have given different weights to different factors. On balance, however, the discussions among the members of the ART board evidenced the general view that, except with respect to the increased exposure to litigation resulting from the merger, the factors enumerated below were regarded favorably by the ART board in making its determination to approve the merger.

     In arriving at the decision to approve and recommend the terms of the reorganization agreement, the ART board considered a number of factors, including, but not limited to, the following:

     .    the conditions in the real estate industry;

     .    the strategic options available to ART;

     . the limitations placed on ART's ability to take advantage of opportunities due to its present size, level of leverage and limited borrowing capacity;

     . the ART board's consideration of ART's strategic plan as an independent company and the belief that its ability to pursue its plan would be enhanced by the merger;

     . the ART board's belief that the merger would create a company with a larger equity capitalization that would, because of its increased size, more easily attract the interest of institutional investors and financial advisors, create more liquidity for the shareholders and have better access to the capital markets than the constituent entities;

     . the ART board's consideration of the business, operations, assets, financial position, prospects and personnel of ART and NRLP and the common operations of the companies;

     . the ART board's belief that the merger would be accomplished for ART shareholders on a generally tax-free basis for federal income tax purposes;

     . the ART board's belief that it the availability of additional cash flow from NRLP operations will be available for use in the development of ART properties;

     . the ART board's consideration of presentations by, and discussions with, senior executives of NRLP Management Corp. and representatives of Locke Liddell & Sapp LLP, counsel to ART, regarding the terms of the reorganization agreement, and the results of the management's due diligence presentation; and

     . the ART board's receipt of a letter dated November 3, 1999 from Fieldstone, Inc. that, based upon the factors and assumptions stated in its opinion and as of the date of the opinion, the merger consideration to be received by the public shareholders of ART in the merger is fair to the shareholders from a financial point of view.


     The ART board also considered the matters described under "RISK FACTORS" as well as a number of negative factors, including those discussed below, in its deliberations concerning the business combination.

     . The exchange ratio in the business combination was fixed in the business combination agreement, which means that ART stockholders will receive 0.91 Newco common shares for each share of ART common stock they own and one share of Newco preferred stock for each share of ART preferred stock they own. The exchange ratio will not be adjusted for any change in the value of ART's shares or the value of NRLP partnership units.

     . As a result of the business combination, approximately 77.9% of the equity of the combined company will be owned by ART shareholders and the remaining 22.1% will be owned by former NRLP unitholders other than ART. Accordingly, following the business combination, each ART shareholder will hold a smaller percentage ownership in the ART assets.

     . Management estimates that the transaction expenses associated with the business combination will be $500,000 each or $1 million total.

     . NRLP has an aging income portfolio which will require the purchase and/or development of newer properties to replace NRLP's older assets.

     . There is a risk that the public announcement of the business combination may negatively affect the trading price of ART's common stock.

The Recommendation of the NRLP General Partner

     NRLP Management Corp., the general partner of NRLP, believes that the business combination is fair to and in the best interests of NRLP and the holders of NRLP units. By unanimous vote, the NMC board approved the merger and the transactions contemplated thereby and unanimously recommend that the NRLP unitholders approve the merger. THE NMC BOARD UNANIMOUSLY RECOMMENDS THAT THE UNITHOLDERS OF NRLP VOTE "FOR" ADOPTION AND APPROVAL OF THE REORGANIZATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY IT.

     In considering the recommendations of NRLP's general partner with respect to the NRLP merger, NRLP unitholders should be aware that some members of the NMC board have interests in the business combination that are different from, or in addition to, yours. In addition, some of the executive officers and directors of NMC will become executive officers and directors of Newco. The NMC board was aware of these interests and considered them, among other matters, in approving the reorganization agreement and the NRLP merger. See "THE REORGANIZATION AGREEMENT- Interests of Certain Persons in the Mergers."

     The discussion in this section regarding the information and factors considered by the NRLP general partner is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the merger, the general partner did not find it practical to and did not attempt to rank or assign relative weights to the factors discussed below. Individual members of the NMC board may have given different weights to different factors. On balance, however, the discussions among the members of the NMC board evidenced the general view that, except with respect to the increased exposure to litigation resulting from the merger, the factors enumerated below were regarded favorably by the NMC board in making its determination to approve the merger.

     In arriving at the decision to approve and recommend the terms of the reorganization agreement, NRLP's general partner considered a number of factors, including, but not limited to, the following:

     . the strategic options available to NRLP to maximize value for the unitholders and the conclusion that the merger represents the best strategic option available;

     . the likelihood of future merger in the real estate industry and the conclusion that the merger affords the holders of units the opportunity to own the equity of a larger public company that would be better positioned in light of trends in the industry;

     . the restrictions placed on NRLP's ability to take advantage of a number of business opportunities due to its present size and level of leverage that are a negative factor if the merger were not approved;

     . the consideration of NRLP's strengths and weaknesses as an independent company and the conclusion that its ability to pursue its strategic plan would be enhanced by the merger;

     . the belief that newer properties owned by ART will provide a more balanced asset portfolio in light of NRLP's aging investment portfolio;

     . the conclusion that the merger would create a company with a larger equity capitalization and simplified ownership structure that would, therefore, more easily attract the interest of institutional investors and financial analysts, create more liquidity for the unitholders of NRLP and have better access to the capital markets than the entities would separately;

     . the consideration of the business, operations, assets, financial positions and prospects of ART and NRLP, the shared management and the common operations of the companies, a factor that supports a conclusion that the merger would be in the best interests of the unitholders;

     . the consideration of, and discussions with, senior executives of ART regarding the terms of the reorganization agreement and other factors that management believed would assist the NMC board in arriving at a fair value for NRLP's interests;

     . the analysis of the complexities of the limited partnership structure of NRLP, a negative factor if the merger were not approved, and the relative liquidity and marketability of units of NRLP compared to the expected liquidity and marketability of shares of Newco's common stock;

     . the analysis of the complexities to financial analysts and potential and current unitholders of the cross ownership of the securities of NRLP and ART, which makes it more difficult for securities analysts to analyze NRLP and for investors to assess the opportunities and risks of an investment in NRLP, compared to the simpler ownership structure of Newco following the merger; and

     . the receipt of Houlihan Lokey's opinion that, as of November 3, 1999, the merger consideration was fair, from a financial point of view, to the public unitholders.

     NRLP's general partner also considered the matters described under "RISK FACTORS" as well as a number of negative factors, including those discussed below, in its deliberations concerning the business combination.

     . The exchange ratio in the business combination was fixed in the business combination agreement, which means that NRLP unitholders will receive one share of Newco common stock for each unit of limited partnership interest in NRLP. The exchange ratio will not be adjusted for any change in the value of NRLP units or the value of ART common stock.

     . As a result of the business combination, approximately 22.1% of the equity of the combined company will be owned by former NRLP unitholders, other than ART, and the remaining 77.9% will be owned by former ART shareholders. Accordingly, following the business combination, each NRLP unitholder will hold a substantially smaller percentage ownership the NRLP assets.

     . Management estimates that the transaction expenses associated with the business combination will be $500,000 each or $1 million total.

     . The business combination could be dilutive to NRLP's earnings per unit and book value per unit on a historical pro forma basis due to ART's historical losses and lack of cash flow.

     . There is a risk that the benefits sought in the business combination would not be obtained; achieving the anticipated benefits would depend upon a successful integration of the companies' businesses and operations and a successful transition to an internal management team.

     . There is a risk that the public announcement of the business combination may effect trading price of NRLP's units. The announcement of the business combination could trigger a decline in the trading price of NRLP units and ART shares.

Opinion of Financial Advisors

     Opinion of ART's Financial Advisor
     ----------------------------------

     ART retained Fieldstone, Inc., or Fieldstone, to act as ART's financial advisor in connection with the merger. In connection with this engagement, ART requested that Fieldstone evaluate the fairness, from a financial point of view, of the consideration to be paid to the holders of the issued and outstanding shares of ART common stock in connection with the merger of ART with and into Newco.

     As part of its investment banking business, Fieldstone engages in the valuation of businesses and securities in connection with mergers and acquisitions, public offerings, private placements and valuations for corporate purposes. On November 3, 1999, at a meeting of the ART Board of Directors held to evaluate the merger, Fieldstone delivered an oral opinion, subsequently confirmed by delivery of a written opinion dated November 3, 1999, to the Board of Directors of ART to the effect that, as of the date of Fieldstone's opinion and based upon and subject to certain matters stated in that opinion, the merger consideration was fair, from a financial point of view, to the holders of ART's common stock.

     Under the terms of the merger agreement ART's stockholders will receive
0.91 shares of Newco common stock for each share of ART common stock owned at the effective time of the merger.

     In connection with rendering its opinion, Fieldstone reviewed and analyzed, among other things, the following:

     . ART's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended December 31, 1998 and ART's Forms 10-Q and the related unaudited financial information of the three months ended March 31, 1999 and six months ended June 30, 1999;

     . NRLP's Annual Reports, Forms 10-K and related financial information for the three (3) years ended December 31, 1998 and NRLP's Forms 10-Q and the related unaudited financial information for the three months ended March 31, 1999 and six months ended June 30, 1999;

     . specific publicly available business and financial information relating to ART and NRLP, which were deemed relevant;

     . relevant historical and projected financial operating information with respect to the business and operation of ART and NRLP furnished to Fieldstone by the management or advisors of ART and NRLP;

     . appraisals of real estate assets of both ART and NRLP, or the Appraisals, as prepared by various recognized appraisal firms;

     . the market prices, trading history and valuation multiples of the ART shares and the NRLP units which were compared to each other, as well as specific publicly traded companies that Fieldstone deemed to be relevant;

     . conducted discussions with members of senior management of ART and NRLP concerning their respective businesses and prospects;

     . reviewed a draft of the Agreement provided to Fieldstone on November 2, 1999; and

     . conducted specific financial studies and analyses and took into account this relevant financial, economic and market criteria as Fieldstone deemed appropriate in arriving at its opinion.

     In the review and analysis and in arriving at its opinion, Fieldstone assumed and relied upon the accuracy and completeness of all of the financial and relevant information provided or publicly available and assumed and relied upon the representations and warranties of each of ART, NRLP and Newco contained in the Agreement. Fieldstone was not engaged to, and did not independently attempt to, verify any of this information. Fieldstone also relied upon the management of both ART and NRLP as to the reasonableness and ability to achieve the financial and operating projections (and the assumptions and bases therefor) provided and, with the consent of the management of ART and NRLP, Fieldstone assumed that these projections reflect the best currently available estimates and judgments of the respective management and that the projections and forecasts will be realized in the amounts and in the time periods currently estimated by the management of ART and NRLP.

     Fieldstone was not engaged to assess ART's or NRLP's ability to achieve these projections or the assumptions on which the projections were based and expressed no view as to these projections or assumptions. In addition, Fieldstone did not conduct a physical inspection or appraisal of any of the assets, properties or facilities of either ART or NRLP nor was Fieldstone furnished with any direct written evaluation or appraisal reports. Fieldstone also assumed that the conditions to the merger as set forth in the Agreement would be satisfied and that the merger would be completed on a timely basis in the manner contemplated by the Agreement. Fieldstone also assumed that the merger would be treated as a tax-free reorganization to the extent of the stock for stock exchange contemplated by the merger agreement.

     It should be noted that Fieldstone based its opinion on economic and market conditions, existing circumstances and information available at the time the opinion was given and does not address any matter subsequent to the date of the opinion.

     The full text of the written opinion of Fieldstone dated November 3, 1999, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix B, and is incorporated by reference. Holders of ART common stock and preferred stock are urged to read this opinion carefully in its entirety. The Fieldstone's opinion is directed to the Board of Directors of ART and relates only to the fairness of the merger consideration from a financial point of view. The opinion does not address any other aspect of the merger or related transactions and does not constitute a recommendation to any stockholder as to how that stockholder should vote at the ART meeting. The summary of Fieldstone's opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of the opinion. In preparing its opinion, Fieldstone performed a variety of financial and comparative analyses, including those described below. The summary of the analyses does not purport to be a complete description of the analyses underlying Fieldstone's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Accordingly, Fieldstone believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses and opinion. In its analyses, Fieldstone made numerous assumptions with respect to ART, NRLP, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of ART and NRLP. The estimates contained in the analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the analyses and estimates are inherently subject to substantial uncertainty. Fieldstone' opinion and analyses were only one of many factors considered by the ART Board of Directors in its evaluation of the merger and should not be viewed as determinative of the views of the Board of Directors or management of ART with respect to the merger consideration or the merger.

     ART and NRLP were valued using a cost, income and market approach, in order to gain an underlying assessment of the two companies and determine a range of values for the exchange ratio. An exchange ratio was also derived on the basis of the two companies' market capitalization.

  Valuation of ART
  ----------------

     Cost, Income and Market Approach
     --------------------------------

     This valuation approach of ART included:

     .    an assessment of income producing properties,

     .    a land valuation,

     .    a lending portfolio valuation,

     .    an assessment of non-real estate operations, and

     .    a subsidiary valuation.

     The value generated by this approach was then compared against the companies market capitalization. No single valuation method was preferred over another.

     Income Producing Properties
     ---------------------------

     For the most part, income producing properties were valued, based on an income approach and a comparable analysis approach. The income approach used a range of capitalization rates and the trailing twelve-month net operating income. In some instances, Fieldstone was supplied alternative valuation methods, such as appraisals, stabilized value estimates, and book/carrying value, which, in the absence of other information, were utilized and compared against market comparables. Values derived under the income approach were subjected to a comparable analysis, utilizing a nationwide market study, the "Market Monitor" obtained from CB Richard Ellis. Using this valuation technique, the total asset value for the income producing properties ranged between $271,130,471 and $282,081,637.

     Land Valuation
     --------------

     Fieldstone was also provided by ART, in the majority of cases, a property by property land sales forecast that detailed projected revenue, timing, and acreage of land parcels to be sold, and their respective debt balances. For the most part, land values were derived based on these forecasts. Specifically, varying mid-year discount rates of between 25%-30%, based on the respective company's weighted average cost of capital for land holdings, were applied to the sales forecast to derive estimated market value of the land portfolio. Outstanding debt, taken at face value, was then subtracted from the estimated market values to obtain the net equity value for each property. This valuation approach provided a net equity value range from $357,129,214 under the 25% discount rate, to $317,912,666 under the 30% discount rate.

     Some relatively small parcels, which according to the provided sales forecast, had no foreseeable sales activity, were valued at book value. The estimated value of these parcels was less than $1 million.

     Lending Portfolio Valuation
     ---------------------------

     The lending portfolio was subjected to a portfolio review that evaluated provisioning levels and whether equity write-downs were necessary. Performing loans were valued at face value.

     Management has indicated that the $92.2 million line of credit from NRLP to ART will not be extinguished upon the Merger.

     Non-Real Estate Operation (Pizza World Supreme, Inc.)
     -----------------------------------------------------

     The Company, through a wholly-owned subsidiary, Pizza World Supreme, Inc., or PWSI, operates and franchises pizza parlors featuring pizza delivery, carry-out and dine-in under the trademark "Me-N-Ed's" in California and Texas.

     Due to the lack of income projections for PWSI, a comparable company was employed to determine the value of ART's holdings in PWSI on a Price/EBITDA comparable. Six comparable publicly traded companies were identified including:

     .    Papa John's International, Inc.,

     .    PJ America, Inc.,

     .    Pizza Inn, Inc.,

     .    Sbarro, Inc.,

     .    Chicago Pizza & Brewery, Inc. and

     .    Uno Restaurant Corporation.

     Two comparable transactions were identified; Bain Capital's acquisition of Domino's Pizza Inc. on September 25, 1998, and the Sbarro Family acquisition of the remaining outstanding shares of Sbarro, Inc., which was approved on August 13, 1999.

     For the basis of the valuation of ART, a range of values was set utilizing the market value derived from the comparable take out companies and comparable transactions utilizing take out companies, or Take Out Multiples, since the business profile of these companies more closely mirrors that of Me-N-Ed's than that of all pizza parlors. Based on the methodology described above, PWSI range of value is as follows:

                                                                Estimated
                                                               Market Value
                                                              -------------
             Comparable Company - Take Out                    $19,859,128.0
             Comparable Transaction - Take Out                $24,944,204.4

  Subsidiary Valuation
  --------------------

     In addition to its own real-estate related operations, ART has significant investments in a number of real estate companies:

          Company                                                 Stake
          --------------------------------------------------------------
          Continental Mortgage and Equity Trust (CMET):            41.1%
          Income Opportunity Realty Investors, Inc. (IORI):        30.4%
          Transcontinental Realty Investors, Inc. (TCI):           31.1%
          NRLP:                                                    55.4%

     The valuation techniques described above were applied to the ART's equity investments in its ownership interests in related companies, or Ownership Interests. Once an estimated market value was obtained for the Ownership Interests, ART's ownership stake was applied against that value to derive the market value of ART's interest. In total, these ownership interests have a range of value between $466,429,459 and $494,682,141.

     ART owns a 55.4% stake in NRLP and, through a wholly-owned subsidiary, serves as its General Partner (an additional 1.3% stake). Fieldstone estimates that this equity ownership, which is included in the value range given in the preceding paragraph, is valued between $344,688,439 to $358,317,212.

  Market Capitalization
  ---------------------

     ART is listed on the New York Stock Exchange and has a market capitalization of approximately $167.0 million. ART has 100,000,000 shares authorized and 10,563,434 shares outstanding.

  Valuation of NRLP
  -----------------

     Cost, Income and Market Approach
     --------------------------------

     This valuation approach of NRLP included:

     .    an assessment of income producing properties,

     .    a land valuation and

     .    a lending portfolio valuation.

     The value generated by this approach was then compared against the companies market capitalization. No single valuation method was preferred over another.

     Income Producing Property Valuation
     -----------------------------------

     The company owns a variety of income-producing real estate assets including 46 residential properties located in 19 states, 6 retail properties located in 5 states and 6 office properties located in 5 states.

     Set out below is the estimated market value of the income producing properties, derived under the two scenarios on a net basis (after sales and reserves before outstanding debt):

          Property Type                    Value 1               Value 2
          -------------                  ------------         ------------
          Residential                    $365,269,299         $387,185,457
          Retail                           29,178,935           30,701,314
          Office                           24,744,576           25,906,712
                                         ------------         ------------
             Total Asset Value           $419,192,809         $443,793,483
                                         ------------         ------------

     Land Valuation
     --------------

     NRLP has a land portfolio underlying its income producing properties with a book value of $38,865,000. This land portfolio included in the income producing properties valuation.

     Lending Portfolio Valuation
     ---------------------------

     NRLP had a lending portfolio consisting of 17 loans of a short-term nature. NRLP has an outstanding loan of $92,900,000 to ART. Summarizing, the loan portfolio consists of carrying amounts of mortgage, net of discount, in the amount of $176,937,000 and an allowance of estimated losses in the amount of $1,910,000. As of August 31, 1999, two loans classified non-performing, RB Cattle and Riverside.

  Market Capitalization
  ---------------------

     NRLP is a Delaware registered limited partnership with 6,321,577 Limited Partnership units outstanding. NRLP is listed on the American Stock Exchange and has a market capitalization of about $134.3 million. A subsidiary of ART is the General Partner and holds a 2.0% General Partnership interest.

  Miscellaneous
  -------------

     Pursuant to the terms of Fieldstone' engagement, ART has agreed to pay Fieldstone for its services in connection with the merger, an advisory fee equal to 1% of the transaction value, contingent upon the consummation of the merger (less the nonrefundable fee of $150,000 set forth below). ART has also paid Fieldstone a non-refundable fee of $150,000 for its services in rendering this opinion and further agreed to reimburse Fieldstone for travel and other reasonable out-of-pocket expenses incurred by Fieldstone in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Fieldstone and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Fieldstone's engagement.

     Fieldstone has advised ART that, in the ordinary course of business, Fieldstone and its affiliates may actively trade or hold the securities of ART and NRLP for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in these securities. Fieldstone has in the past provided investment banking and financial advisory services to ART unrelated to the merger, including serving as managing underwriter for ART's public offering of the ART preferred stock, for which services Fieldstone has received compensation.

     Fieldstone is a nationally recognized investment banking firm with full licensing from appropriate NASD and other securities authorities worldwide and was selected by ART based on its experience, expertise and familiarity with ART and its business. Fieldstone regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and corporate purposes.

     Opinion of NRLP's Financial Advisor
     -----------------------------------

     NRLP retained Houlihan Lokey pursuant to an engagement letter dated August 25, 1999, to render a fairness opinion, from a financial point of view to the NRLP unitholders which are not affiliated with ART (referred to as the Non-Affiliated Unitholders) of the consideration to be received by the Non-Affiliated Unitholders for their NRLP units pursuant to the terms of the reorganization agreement pursuant to which NRLP and ART would become subsidiaries of Newco. The proposed exchange ratio of NRLP's limited partnership units for Newco shares is 1.0 to 1.0. The proposed exchange ratio of ART's common shares for shares of Newco is 1.0 to .91.

     Houlihan Lokey is a nationally recognized investment banking firm that provides financial advisory services in connection with mergers and acquisitions, leveraged buyouts, business valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings, and private placements of debt and equity securities. NRLP agreed to pay Houlihan Lokey a fee of $150,000 for its preparation and delivery of the fairness opinion in the business combination plus reasonable out-of-pocket expenses that may be incurred by Houlihan Lokey in connection herewith, plus a refundable indemnification deposit of $50,000. No portion of Houlihan Lokey's fee is contingent upon the successful completion of the business combination or any other related transaction. Houlihan Lokey has been retained by NRLP solely to deliver its fairness opinion to the board of directors of NMC, the general partner of NRLP. NRLP agreed to indemnify Houlihan Lokey and its affiliates against certain liabilities, including liabilities under federal securities laws that arise out of the engagement of Houlihan Lokey.

     The full text of Houlihan Lokey's opinion, which sets forth the assumptions made, general procedures followed, factors considered and limitations on the review undertaken by Houlihan Lokey in rendering its opinion is attached hereto as Appendix C and is incorporated herein by reference. The discussion of the opinion below is qualified in its entirety by reference to the opinion. You are urged to read Houlihan Lokey's opinion in its entirety carefully for a description of the procedures followed, the factors considered and the assumptions made by Houlihan Lokey.

     Houlihan Lokey's opinion to the NMC board addresses only fairness from a financial point of view of the consideration to be received in the business combination by the Non-Affiliated Unitholders with respect to the NRLP units held by them and does not constitute a recommendation as to how any person should vote with respect to the business combination. Houlihan Lokey has not been requested and does not intend to update, revise or reaffirm its fairness opinion in connection with the business combination unless requested to do so by the NMC board. Events that could affect the fairness of the business combination, from a financial point of view, include adverse changes in industry performance or market conditions and changes to the business, financial condition and results of operations of NRLP or ART.

     Houlihan Lokey did not, and was not requested by NRLP or the NMC board to, make any recommendations as to the form or amount of consideration to be received by the Non-Affiliated Unitholders in connection with the business combination. Houlihan Lokey's opinion also does not address NRLP's underlying business decision to effect the business combination. Houlihan Lokey was not asked to opine on and does not express any opinion as to the tax consequences of the business combination, the public market values or realizable value of Newco's common shares given as consideration in the business combination, the prices at which Newco's common shares may trade in the future following the business combination, or the fairness of any aspect of the business combination not expressly addressed in its fairness opinion.

     In arriving at its fairness opinion, Houlihan Lokey completed the following tasks, among others:

1. reviewed the annual report on Form 10-K for the fiscal years ended December 31, 1998 and quarterly report on Form 10-Q for the quarter ended June 30, 1999 for the NRLP and ART;

2. reviewed the annual report on Form 10-K for the fiscal years ended December 31, 1998 and quarterly report on Form 10-Q for the quarter ended June 30, 1999 for Transcontinental Realty Investors, Inc., Continental Mortgage and Equity Trust, and Income Opportunity Realty Investors, Inc. (the ART Investment Companies and collectively with ART and NRLP, the Subject Companies);

3. reviewed the Subject Companies' property information binders dated June 30, 1999;

4. met with the senior management of BCM, the advisor for the Subject Companies, to discuss the business combination, operations, financial condition, future prospects and performance of the Subject Companies;

5.   reviewed the reorganization agreement;

6.   reviewed ART's land portfolio book dated August 1999;

7.   reviewed ART's valuation book as of December 31, 1998;

8.   reviewed public market trading data for the Subject Companies;

9. reviewed internally prepared financial statements for the Subject Companies, for the six months ended June 30, 1997 and June 30, 1998 and for the fiscal year ended December 31, 1998;

10.  reviewed a schedule of properties acquired or sold since June 30, 1999;

11. reviewed publicly available information on companies Houlihan Lokey deemed comparable to the Subject Companies; and

12. conducted other studies analyses, studies and investigations as Houlihan, Lokey deemed appropriate under the circumstances for rendering the opinion expressed herein.

     In order to determine the fairness, from a financial point of view, of the consideration to be received by the Non-Affiliated Unitholders, Houlihan Lokey determined an indicated range of the market value of equity for Newco, on a pro forma basis, and the relative contribution of NRLP and ART to that market value of equity.

     The primary value of ART and NRLP are their real estate holdings that consist of income producing real property, mortgage notes and loans receivable and land held for sale. In addition, ART owns securities in the ART Investment Companies, which hold similar types of assets. The securities of the ART Investment Companies are publicly traded and were valued separately in order to determine the value of ART's investments in those companies. Houlihan Lokey performed various analyses to estimate a range of equity values for each the Subject Companies, which resulted in the estimated range of equity value for Newco, and the relative contribution to that value by NRLP.

     In valuing the income producing properties held by the Subject Companies, Houlihan Lokey conducted several analyses, including the following: (i) a "Net Asset Value" approach whereby Houlihan Lokey applied capitalization rates to the income producing properties held by the Subject Companies, (ii) a "Portfolio" approach whereby Houlihan Lokey applied market based multiples of comparable public companies to representative segment level earnings of the Subject Companies and (iii) various other analyses. In valuing the land assets held for sale, a "Discounted Cash Flow" approach was utilized whereby projected proceeds from projected future sales of the land assets were discounted at an appropriate rate to consider the risk of the cash flows and the time value of money. In addition, certain other assets such as mortgage notes receivable were assumed to be equal to book value.

     Net Asset Value Approach - Income Producing Property
     ----------------------------------------------------

     The Net Asset Value approach assumes an orderly liquidation of the assets of the Subject Companies in the open market. Houlihan Lokey reviewed financial data for each of the individual income producing real property assets owned by the Subject Companies. The income producing assets held by the Subject Companies consist of various types of assets which Houlihan Lokey classified into the following categories: apartment, hotel, retail, office and industrial. The analysis utilized capitalization rates of net operating income (NOI) primarily from the National Real Estate Index, an independent organization, which compiles data from real estate transactions. The capitalization rates were applied to the NOI of each individual income producing property by dividing the NOI of the property by the capitalization rate to determine the value of each income producing property. BCM provided the property level financial information used to determine the NOI of each property to Houlihan Lokey. Once the individual income producing property asset values were determined, each property's value was allocated to the Subject Companies based on the respective ownership of the assets. Houlihan Lokey adjusted the resulting aggregate net asset values of the Subject Companies upward for cash, land assets held for sale and other assets and downward for accounts payable, notes payable and other liabilities of the applicable Subject Company.

     Portfolio Approach - Income Producing Property
     ----------------------------------------------

     The Subject Companies own various real estate assets that were combined based on asset types, into portfolios. Portfolio level financial data by portfolio was provided by BCM based on internally prepared property operating statements, and by publicly filed financial statements on Form

10-K and 10-Q. Houlihan Lokey used both sources of data to obtain representative earnings before interest, taxes, depreciation and amortization (EBITDA).

     In using the "Portfolio Approach", Houlihan Lokey applied market based multiples of comparable public companies to representative historical EBITDA levels of the various income producing property types for the Subject Companies to arrive at the values of the income producing assets. Houlihan Lokey adjusted the resulting portfolio values of the Subject Companies upward for land assets held for sale and other assets and downward for notes payable of the applicable Subject Company.

     Discounted Cash Flow Approach - Land held for Sale
     --------------------------------------------------

     Houlihan Lokey utilized BCM's cash flow projections of land held for sale to determine the value of ART's land holdings. Houlihan Lokey calculated a net present value of the land holdings by applying discount rates ranging from 20 to 25 percent.

     Other Analysis
     --------------

     The Subject Companies own other assets that were considered in the valuation of NRLP and ART. Those assets consist primarily of notes and interest receivable. Based on Houlihan Lokey's discussions with BCM, the value of those assets was assumed to be equal to book value.

     Valuation Conclusion - NRLP
     ---------------------------

     Based on the approaches discussed above, Houlihan Lokey estimated a range of total asset value for NRLP as follows: (i) $404.2 million to $444.0 million for the NRLP income producing properties; and (ii) $175.0 million for the notes and interest receivable. The result indicated a range of value for the total assets of NRLP from $579.3 million to $618.0 million. After subtracting $344.4 million of NRLP's notes and interest payable, the concluded range of equity value for NRLP is estimated to be from $234.9 million to $274.6 million (see chart below).

==============================================================================================
                                  NRLP VALUATION SUMMARY
----------------------------------------------------------------------------------------------
($ in millions)
                                                                  Houlihan Lokey's Range of
                                                                   Market Value of Equity
                                                                  -------------------------
     Income Producing Properties
          Portfolio Approach - Internal Financials                $  434.3    -  $   475.6
          Portfolio Approach - Publicly Disclosed Financials         355.3    -      389.1
          Net Assets Value Approach                                  423.2    -      467.1
                                                                  --------       ---------
          Concluded Enterprise Value                                 404.2    -      444.0

     Notes and Interest Receivable                                   175.0    -      175.0 (1)
                                                                  --------       ---------
     Subtotal                                                        579.3    -      619.0

     Less: Notes and Interest Payable                                344.4    -      344.4 (1)
                                                                  --------       ---------
     Concluded Equity Value                                       $  234.9    -  $   274.6
                                                                  ========       =========

(1) As per June 30, 1999 Form 10Q

==============================================================================================

     Valuation Conclusion - ART
     --------------------------

     Based on the approaches discussed above, Houlihan Lokey estimated a range of total asset value for ART as follows: (i) $203.4 million to $225.4 million for the ART income producing properties; (ii) $533.7 million to $567.5 million for land held for sale; $92.2 million for the notes and interest receivable;
(iii) $66.1 million to $91.5 million for the ART Investment Companies; (iv) $15.5 million for ART's 100 percent interest in American General Realty, a restaurant business; and (v) $579.3 million to $619.0 million for 100 percent of the asset value of NRLP. After subtracting $92.2 million to eliminate an intercompany receivable (which for purposes of this analysis was included in NRLP's assets), $836.4 million in a consolidated ART and NRLP notes and interest payable, and $122.5 million for NRLP's minority interest, the concluded range of equity value for ART is estimated to be from $478.8 million to $538.0 million (see chart below).

=======================================================================================================
                                      ART VALUATION SUMMARY
-------------------------------------------------------------------------------------------------------
($ in millions)                                                       Houlihan Lokey's Range of
                                                                        Market Value of Equity
                                                                      -------------------------
     Building & Improvements
          Portfolio Approach - Internal Financials                    $  200.4   -   $  221.8
          Portfolio Approach - Publicly Disclosed Financials             170.4   -   $  188.8
          Net Asset Value Approach                                       239.3   -   $  265.6
                                                                      --------       --------
          Concluded Value - Income Producing Properties                  203.4   -      225.4

     Land
          Discounted Cash Flow Approach                                  533.7   -      567.5 (1)

     Notes and Interest Receivable                                        92.2   -       92.2 (2)

     100.0% NRLP - Assets                                                619.0   -      579.3

     ART Investment Companies:

          30.4% Income Opportunity Realty Investors, Inc.                  8.0   -       10.6

          41.1% Continental Mortgage & Equity Trust                       34.5   -       46.2

          31.1% Transcontinental Realty Investors, Inc.                   23.5   -       34.7
                                                                      --------       --------
               Subtotal - ART Investment Companies                        66.1   -       91.5
                                                                      --------       --------

American General Realty, Inc. (Pizza)                                     15.5   -       15.5

Less: Notes and Interest Payable                                        (836.4)  -     (836.4)

Less - Minority Interest in National Realty, LP - 44.6%                 (122.5)  -     (104.8)

Less - NRT Intercompany Receivable (eliminated in consolidation)         (92.2)  -      (92.2)
                                                                      --------       --------
Concluded Equity Value                                                $  478.8   -   $  538.0
                                                                      ========       ========

(1)  Based on management estimates of future land values and sale dates.

(2)  As per June 30, 1999 Form 10Q. Net of allowance for estimated losses.

=======================================================================================================

     Newco Valuation and Relative Contribution Summary
     -------------------------------------------------

     Based on the above equity value indications for NRLP and ART, Houlihan Lokey calculated the relative contribution of the Non-Affiliated Unitholders interest in Newco. In order to establish the widest relevant range of value for Newco, Houlihan Lokey utilized the low indicated value of the ART range combined with the high indicated value of the NRLP range as well as the high indicated value of the ART range combined with the low indicated value of the NRLP range.

     The range of market value of equity for Newco is the result of: (i) the value of ART including NRLP; less (ii) the value of ART's 55.4% interest in NRLP; plus (iii) the value of NRLP's standalone market equity. The resulting pro-forma range of market value of equity for Newco is from $601.2 million to $642.7 million.

     The above range of market value of equity yields the pro-forma relative value contribution by the Non-Affiliated Unitholders to Newco ranging from 16.3% to 20.4%. This indicated relative contribution falls below the pro-forma percentage of Newco shares that will be owned by the Non-

Affiliated Unitholders following consummation of the business combination based on the proposed exchange ratio pursuant to the Agreement.

-----------------------------------------------------------------------------------------------------------------
                                               Newco Valuation and

                                          Relative Contribution Summary
-----------------------------------------------------------------------------------------------------------------

($ in millions)                                                               Houlihan Lokey's Range of
                                                                               Indicated Equity Value
                                                                      ----------------------------------------
                                                                      American Low               American High
                                                                      -------------              -------------
Newco Pro-forma Valuation Summary                                     National High              National Low
---------------------------------                                     -------------              -------------
ART (Including NRLP)                                                  $       478.8       -      $       538.0

Less: ART's Interest in NRLP (55.4%)                                         (152.2)      -             (130.2)
                                                                      -------------              -------------
ART (Excluding NRLP)                                                          326.6       -              407.9

Add: NRLP                                                                     274.6       -              234.9
                                                                      -------------              -------------
Concluded Equity Value                                                $       601.2       -      $       642.7
                                                                      =============              =============
Pro-forma Relative Value Contribution to Newco
----------------------------------------------
NRLP's Percentage of Value Contribution to Newco                               45.7%      -               36.5%
Multiplied by:  Non-Afilliated Unitholders' Ownership in NRLP                  44.6%      -               44.6%
                                                                      -------------              -------------
Houlihan Lokey's Concluded Range of Non-Afilliated
  Unitholders Value Contribution to Newco                                      20.4%      -               16.3%
                                                                      =============              =============
Pro-forma Percentage of Newco Shares Owned by Non-Afilliated
  Unitholders                                                                  22.4%
                                                                      -------------

-----------------------------------------------------------------------------------------------------------------

     In conclusion, Houlihan Lokey's analyses indicated that the consideration to be received in the business combination by the Non-Affiliated Unitholders with respect to the NRLP units held by the Non-Affiliated Unitholders is fair, from a financial point of view.

     In arriving at its fairness opinion, Houlihan Lokey reviewed certain key economic and market indicators including, but not limited to, growth in gross domestic product, inflation rates, interest rates, consumer spending levels, manufacturing productivity levels, unemployment rates and general stock market conditions. Houlihan Lokey's opinion is based on the business, economic, market and other conditions as they existed as of November 3, 1999 and on the projected financial information provided to Houlihan Lokey as of that date. In rendering its opinion, Houlihan Lokey has relied upon and assumed, without independent verification, that the historical and projected financial information (including the future value and estimated sale dates of the land held for sale) provided to Houlihan Lokey by BCM has been reasonably and accurately prepared based upon the best current available estimates of the financial results and condition of the Subject Companies. Houlihan Lokey did not independently verify the accuracy or completeness of the information supplied to it with respect to the Subject Companies and does not assume responsibility for it. Except as set forth above, Houlihan Lokey did not make any independent appraisal of the specific properties or assets of the Subject Companies.

     The summary set forth above describes the material points of more detailed analyses performed by Houlihan Lokey in arriving at its fairness opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinion, Houlihan Lokey made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that its analyses and summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, or portions of this summary, could create an incomplete view of the processes underlying the analyses set forth in Houlihan Lokey's fairness opinion. In its analysis, Houlihan Lokey made numerous assumptions with respect to the Subject Companies, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the respective entities. The estimates contained in the analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by the analyses. However, there were no specific factors reviewed by Houlihan Lokey that did not support its opinion. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, the analyses and estimates are inherently subject to substantial uncertainty.

Federal Income Tax Consequences

In General:
----------

     This section summarizes material U.S. federal income tax considerations relevant to the shareholders of ART and to the unitholders of NRLP participating in the mergers. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, judicial decisions and current administrative rulings and pronouncements, all as of the date of this document and any of which may be changed at any time with retroactive effect. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the tax consequences set forth below. The discussion does not address all aspects of federal income taxation that may be important to particular shareholders or unitholders in light of their personal investment circumstances or to shareholders or unitholders subject to special treatment under the federal income tax laws (such as dealers in securities, life insurance companies, foreign persons, broker-dealers, regulated investment companies, tax-exempt entities, financial institutions, taxpayers subject to the alternative minimum tax, taxpayers who acquired their ART stock or NRLP units upon exercise of employee stock options or otherwise as compensation and persons holding their stock or units as part of a "straddle," "hedge" or other integrated investment) and does not address any aspect of state, local or foreign taxation. For purposes of this discussion, it is assumed that the ART stock and the NRLP units are held by the ART shareholders and NRLP unitholders respectively, as capital assets at the time of the consummation of the mergers, within the meaning of
Section 1221 of the Internal Revenue Code. THEREFORE, SHAREHOLDERS AND UNITHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF MERGERS AND RELATED TRANSACTIONS, INCLUDING APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

     As a condition to ART's and NRLP's obligations to complete the mergers, ART, NRLP and Newco will receive an opinion of Locke Liddell & Sapp LLP, dated as of the closing date, to the effect that, for federal income tax purposes, each merger shall be treated as part of a transaction that satisfies the requirements of Section 351 of the Internal Revenue Code. We will not waive this condition to the mergers unless we amend this document and resolicit your proxy.

     It is the opinion of Locke Liddell & Sapp LLP that the mergers, pursuant to which the ART shareholders and the NRLP unitholders exchange their shares and units for Newco stock, will be treated for federal income tax purposes as exchanges described in Section 351 of the Internal

Revenue Code. This opinion is based upon assumptions and conditioned upon representations as to factual matters and covenants made by ART, NRLP and Newco, and these representations and covenants will be confirmed prior to the closing of the merger. This opinion is also based upon representations contained in the merger agreements. The opinion assumes that the merger will be consummated in accordance with the terms of the merger agreements, that no conditions to the mergers will be waived, that the assumptions and representations upon which the opinions are based will be true and accurate as of the time the mergers are completed, and that no actions inconsistent with these representations and assumptions has occurred or will occur.

     No ruling has been or will be obtained from the Internal Revenue Service in connection with the mergers. ART shareholders and NRLP unitholders should be aware that an opinion of counsel is not binding on the Internal Revenue Service or the courts, and no assurance can be given that the Internal Revenue Service will not challenge the tax treatment of the mergers.

Tax Consequences of the ART Transaction:
---------------------------------------

     Treatment of Newco, ART and ART Acquisition Corp.:

     No gain or loss will be recognized by Newco, ART or ART Acquisition Corp. as a result of the merger of ART Acquisition Corp. into ART.

     Treatment of ART Common Stock Shareholders:

     Except as discussed in the next paragraph, a shareholder whose shares of ART common stock are converted in the merger into shares of Newco common stock will not recognize gain or loss upon the conversion. The aggregate tax basis of the Newco common stock received by a shareholder will be equal to the aggregate tax basis of the ART common stock so converted, reduced by any amounts allocable to a fractional share interest for which cash is received. The holding period of the Newco common stock will include the holding period of the ART common stock so converted.

     A holder of ART common stock that receives cash in lieu of fractional shares of Newco common stock will be treated as having received the fractional shares in the merger and then as having exchanged the fractional share for cash in a redemption by Newco. Any gain or loss attributable to fractional shares will generally be capital gain or loss. The amount of the gain or loss will be equal to the difference between the ratable portion of the tax basis of the ART common stock converted in the merger that is allocated to the fractional share and the cash received in lieu of it. Any capital gain or loss will constitute long-term capital gain or loss if ART common stock has been held by the holder for more than one year at the time of the consummation of the merger. For holders who are individuals, net long-term capital gain is generally taxed at lower rates than ordinary income.

     Treatment of ART Preferred Stock Shareholders:

     Based upon the assumption that the Newco preferred stock is not classified as "nonqualified preferred stock" within the meaning of Section 351(g)(2) of the Internal Revenue Code, as described below, no gain or loss will be recognized by a holder of ART preferred stock upon the conversion of ART preferred stock into Newco preferred stock pursuant to the merger. In this case, a shareholder's aggregate tax basis in any Newco preferred stock received in the exchange will be equal to the shareholder's tax basis in the ART preferred stock exchanged therefor, and the holding period of the Newco preferred stock will include the holding period of the ART preferred stock.

     However, the nonrecognition rule described above will not apply, and gain or loss will be recognized upon the exchange of ART preferred stock solely for Newco preferred stock, if the Newco preferred stock is classified as "nonqualified preferred stock" within the meaning of Section 351(g)(2) of the Internal Revenue Code. In this case, the gain or loss would be computed based on the difference between the fair market value of the Newco preferred stock and the adjusted tax basis of the ART preferred stock. For these purposes, the term "nonqualified preferred stock" means preferred stock if (i) the holder of the stock has the right to require the issuer or a related person to redeem or purchase the stock, (ii) the issuer or a related person is required to redeem or purchase the stock, (iii) the issuer or a related person has the right to redeem or purchase the stock and, as of the issue date, it is more likely than not that the right will be exercised, or (iv) the dividend rate on the stock varies in whole or in part (directly or indirectly) with reference to interest rates, commodity prices, or other similar indices. For this purpose, "preferred stock" is defined as stock which is limited and preferred as to dividends and does not participate in corporate growth to any significant extent.

     The Newco preferred stock is not mandatorily redeemable by Newco or puttable to Newco by a holder of Newco preferred stock. In addition, the dividend rate on the Newco preferred stock does not vary in whole or in part (directly or indirectly) with reference to interest rates, commodity prices or other similar indices. However, Newco does have the right to redeem the Newco preferred stock. The Newco preferred stock will constitute "nonqualified preferred stock" if it is more likely than not that Newco will exercise the right. Section 351(g)(2) was added to the Internal Revenue Code in 1997. To date, there is little guidance concerning the scope of this provision. Neither the legislative history nor any other direct authority establishes the parameters that will be utilized to determine whether it is more likely than not that preferred stock like the Newco preferred stock will be redeemed. Newco has represented that it has no plan or intention to redeem the Newco preferred stock. In addition, the Newco preferred stock has no features that effectively would require or are intended to compel its redemption. Newco will take the position that the Newco preferred stock is not more likely than not to be redeemed. However, there can be no assurance that the Internal Revenue Service will not take a contrary position.

     There is analogous authority in the Section 305 regulations that gives some indication of the standards that could be adopted by the Internal Revenue Service. The Section 305 regulations set forth a safe harbor under which an issuer's right to redeem preferred stock is not treated as "more likely than not" to be exercised if (i) the issuer and the holder are not related, (ii) there are no plans, arrangements or agreements that effectively require or are intended to compel the issuer to redeem the stock and (iii) exercise of the right to redeem the stock would not reduce the yield of the stock, as determined under principles similar to the original issue discount rules.

     If the same safe harbor is adopted for purposes of applying Section 351(g)(2) of the Internal Revenue Code, the Newco preferred stock should not be treated as nonqualified preferred stock. The Newco preferred stock provides for the payment of dividends at a rate intended to provide a 10% cumulative return, compounded on a quarterly basis as long as the preferred stock is outstanding. The Newco preferred stock may be redeemed by Newco at any time for a fixed amount based on 103% of the adjusted liquidation value of the stock. Neither the dividend rate nor the redemption percentage increases over time. Therefore, a redemption of the Newco stock would not decrease the yield. However, there can be no assurance that the Internal Revenue Service will adopt this approach for defining nonqualified preferred stock.

     A holder of ART preferred stock that receives solely cash in exchange for that stock in the merger by virtue of the exercise of dissenter's rights will recognize capital gain or loss at the time of the consummation of the merger equal to the difference between the tax basis of the ART preferred stock surrendered in the merger and the amount of cash received for it, provided that the payment is not treated as a dividend for tax purposes. The capital gain or loss will constitute long-term capital gain or loss if the ART preferred stock has been held by the holder for more than one year at the time of the consummation of the merger. For holders who are individuals, net long-term capital gain is generally taxed at lower rates than ordinary income.

     Reporting Requirements of All ART Shareholders:

     Under United States Treasury regulations, each ART shareholder that exchanges ART stock for Newco stock in the merger will be required to retain records and file with the shareholder's federal income tax return a statement setting forth certain facts relating to the merger.

Tax Consequences of the NRLP Transaction:
----------------------------------------

     Treatment of Newco, NRLP and NRLP Acquisition Corp.:

     No gain or loss will be recognized by Newco, NRLP or NRLP Acquisition Corp. as a result of the NRLP merger. The merger of NRLP Acquisition Corp. into NRLP will effect an exchange of approximately 45% of NRLP. The merger will not result in a constructive termination of NRLP for federal income tax purposes within the meaning of Section 708 of the Internal Revenue Code because there will not have been an exchange of 50% or more of the total interest in NRLP's capital and profits within the twelve-month period ending on the date of the merger.

     Treatment of NRLP Unitholders:

     Except as provided below, a unitholder whose units of NRLP are converted in the merger into shares of Newco common stock will not recognize gain or loss upon the conversion. The tax basis of the Newco common stock received by a unitholder who recognizes no gain or loss will be equal to the tax basis of the NRLP units so converted, decreased by the amount of the partnership liabilities attributable to the units. The holding period of the Newco common stock received in the merger will include the holding period of the NRLP units so converted.

     Under Section 357(c) of the Internal Revenue Code, if a corporation assumes liabilities of the transferor (or accepts property subject to liabilities) in a transaction subject to Section 351 of the Internal Revenue Code, the transferor must recognize gain in the amount by which the liabilities exceed the transferor's basis in the property contributed to the corporation. For this purpose, partnership liabilities allocable to the NRLP units that are exchanged by the unitholders will be treated as liabilities of the unitholders and assumed by Newco. Accordingly, a unitholder will recognize gain upon the exchange of units if and to the extent that (a) the aggregate amount of partnership liabilities attributable to the units exchanged by the unitholder exceeds (b) the unitholder's aggregate tax basis in the units exchanged. In general, because the partnership's liabilities allocable to units are included in the basis of those units, a unitholder's exchange of units will not cause the unitholder to recognize gain under Section 357(c) of the Internal Revenue Code, unless the unitholder's tax basis has been reduced by other factors, such as distributions to the unitholder in excess of its share of the partnership's income or distributions or deductions financed with nonrecourse debt (including through predecessor partnerships acquired by NRLP). In the event that a unitholder recognizes gain under Section 357(c), the gain will increase its basis in its Newco stock.

     Gain will generally be capital gain and will be treated as long term capital gain to the extent that the unitholder has a holding period of more than one year with respect to its units. It is possible that a portion of the gain that unitholders recognize with respect to their units may be recharacterized as ordinary income under Section 751 of the Internal Revenue Code. This will occur if NRLP holds appreciated inventory, or depreciable property, other than real estate, the value of which exceeds its depreciated basis. It is also possible that a portion of the gain could be characterized as "unrecaptured Section 1250 gain," which is subject to tax at a rate in excess of the regular capital gains rate.

     Section 465 of the Internal Revenue Code requires individuals and closely held corporations to recapture losses previously allowed with respect to their interests in a partnership in the event their amount "at-risk" with respect to that partnership becomes less than zero. The consequence of recapture is that a taxpayer must recognize income equal to the negative at-risk amount. A partner's at-risk amount is generally equal to its basis in its partnership units, adjusted to exclude certain non-qualified partnership liabilities which would otherwise be included in basis ("at-risk basis") and increased by any gain recognized on the disposition of the partner's units. One event that would reduce a partner's at-risk amount and therefore potentially create a negative at-risk amount is the reduction of the partner's share of qualified liabilities. Although guidance is scarce, it is likely that the recapture income that a partner would recognize is treated as either ordinary income or has the character of the losses and deductions previously allowed.

     In general, as long as a unitholder's at-risk basis in the units that it exchanges is greater than the unitholder's share of qualifying indebtedness attributable to those units, the unitholder should not recognize recapture income under Section 465(e) of the Internal Revenue Code. However, if a unitholder's share of the liabilities exceeds its at-risk basis in the units the unitholder exchanges, it will be subject to at-risk recapture although the amount of recapture will be reduced or substantially eliminated by the amount of the gain that the unitholder recognizes under Section 357(c) of the Internal Revenue Code apportioned to those units (as discussed above).

     Unlike a share of stock, a unitholder's tax basis in its NRLP units is increased by its share of partnership income and gain and decreased by distributions to its unitholders. NRLP has recognized income and gain in amounts significantly in excess of NRLP distributions in recent years. This excess amount has resulted in a net increase in the tax basis of each unitholder in its NRLP units. NRLP anticipates that the basis increases have been of such a magnitude that no unitholder will recognize income or gain pursuant to Section 357(c) or Section 465(e). However, you should consult your own tax advisor concerning whether these provisions apply to your particular circumstances.

     Depending on the individual circumstances of each unitholder if a unitholder recognizes gain, the unitholder may be able to offset this gain with certain prior suspended loses from the issuing partnership (i.e. losses that were allocated to a unitholder by the partnership, but which the unitholder could not deduct under Section 704(d) of the Internal Revenue Code because they exceeded the tax basis of the unitholder), subject to any applicable at-risk limitations under Section 465 of the Internal Revenue Code.

     Ownership of Newco Stock Instead of NRLP Units:

     Following the completion of the mergers, unitholders of NRLP will be stockholders of Newco. As such, they will not be taxed directly on the earnings of Newco, in contrast to the treatment of a person who previously held a unit of NRLP. Rather, Newco will be a taxpaying entity that will pay federal income tax with respect to its taxable income. Thus, the unitholders of NRLP will lose the tax benefits of operating through a "pass-through" entity for federal income tax purposes. Former unitholders will be subject to "double taxation" to the extent that Newco's earnings are first taxed to Newco and then distributed to Newco's shareholders.

     As stockholders of Newco, the former NRLP unitholders generally will recognize taxable income with respect to the Newco stock upon the receipt of dividends or upon the disposition of their Newco stock. Any dividends generally will be included in the recipient's ordinary income to the extent that they are paid out of Newco's current or accumulated earnings and profits; to the extent they exceed the amount, they will first be treated as a nontaxable return of basis to the extent of a stockholder's basis in its Newco stock, and then as a gain from the sale of the Newco stock, generally as capital gain. Upon a sale or other taxable disposition of Newco stock, a stockholder generally will recognize taxable gain or loss equal to the difference between the amount realized on the disposition and his adjusted tax basis in the disposed stock. Provided that the Newco stock disposed of was held as a capital asset, any gain or loss of this type generally will be capital gain or loss.

     Reporting Requirements of NRLP Unitholders:

     Under United States Treasury regulations, each NRLP unitholder that exchanges NRLP units for Newco stock in the merger will be required to retain records and file with the unitholder's federal income tax return a statement setting forth certain facts relating to the merger. Further, each NRLP unitholder will be required to file a statement with its federal income tax return setting forth information with respect to the unitholder's share of NRLP's Section 751 assets and related matters.

Backup Withholding:
------------------

     An ART shareholder and an NRLP unitholder may be subject to backup withholding at a 31% rate with respect to any payments received in the mergers unless the shareholder or unitholder complies with certification procedures required to avoid the withholding or is an exempt recipient under applicable Treasury Regulations. Payments could include cash received in lieu of fractional shares and cash received upon the exercise of appraisal rights. Any amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the holder's federal income tax liability, provided that the required information is provided to the Internal Revenue Service. Newco will report to the ART shareholders and NRLP unitholders and to the Internal Revenue Service the amount of reportable payments and any amount withheld in connection with the merger.

     THE ABOVE DISCUSSION ADDRESSES ONLY THE FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED TRANSACTIONS TO AN NRLP UNITHOLDER OR AN ART STOCKHOLDER GENERALLY. THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PROPOSED TRANSACTIONS AND THE OWNERSHIP AND DISPOSITION OF STOCK IN NEWCO ARE COMPLEX AND, IN SOME CASES, UNCERTAIN. THESE CONSEQUENCES ALSO MAY VARY BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH NRLP UNITHOLDER AND ART STOCKHOLDER. ACCORDINGLY, NRLP UNITHOLDERS AND ART STOCKHOLDERS ARE URGED TO CONSULT, AND MUST RELY UPON, THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF STOCK IN NEWCO, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

Litigation

     Both ART and NRLP are involved in various lawsuits arising in the ordinary course of business. Management of both entities is of the opinion that the outcome of these lawsuits would have no material impact on either ART's or NRLP's financial condition.


                         THE REORGANIZATION AGREEMENT

     The following is a discussion of the material provisions of the reorganization agreement. This discussion is qualified in its entirety by reference to the full text of the reorganization agreement, which is attached as Appendix A. We encourage you to read the reorganization agreement in its entirety. For purposes of convenience, references to the "original entity" means NRLP or ART, before giving effect to the mergers. "Newco subsidiary" means the particular subsidiary of Newco that is merging with and into NRLP or ART. "Surviving entity" refers to NRLP or ART, after giving effect to the mergers.

     Representations and Warranties of each of ART and NRLP.  The reorganization
     ------------------------------------------------------
agreement contains representations and warranties of each original entity relating to, among other things:

     . the original entity's organization, qualification, standing and similar corporate or partnership matters;

     . the original entity's capital structure, such as the number of authorized shares or units, number of shares or units outstanding, etc.;

     . the authorization, performance and enforceability of the reorganization agreement and that there are no violations of the original entity's governing instruments or applicable laws and agreements, governmental filings, authorizations and consents required to complete the merger;

     . the availability to Newco and the other parties of selected reports and financial statements;

     . the absence of any material adverse changes or events relating to the business and properties of the original entity, its capital stock, or its accounting principles, practices or methods;

     . the absence of any brokers or broker fees to be paid in connection with the merger, other than those being paid to Fieldstone, ART's financial advisor, and Houlihan Lokey, NRLP's financial advisor; and

     . the absence of any untrue statements of a material fact or any omission of a material fact relating to the original entity, as represented by that original entity, but not as to the other parties to the reorganization agreement, that must be stated in this document.

     Representations and Warranties of Newco.  Newco and each Newco subsidiary
     ---------------------------------------
made representations and warranties relating to:

     . their proper organization, qualification, standing and similar corporate or partnership matters;

     . the authorization, performance and enforceability of the reorganization agreement;

     . the absence of any violations of their governing instruments or applicable laws and agreements, governmental filings, authorizations and consents required to complete the merger; and

     . the absence of any untrue statements of a material fact or any omission of a material fact relating to Newco or the Newco subsidiary, as represented by the party, but not as to the other parties to the reorganization agreement, that must be stated in this document.

     Covenants.  The parties to the reorganization agreement made a number of
     ---------
covenants or promises. Each of the original entities covenanted to, among other things:

     . operate its business and that of its subsidiaries in the usual and ordinary course consistent with past practices;

     .    use its best efforts to preserve its business organization;

     . maintain its existing relations with customers, suppliers, employees and business associates;

     . not take any action that would adversely affect the ability of the parties to complete the merger;

     . take all actions necessary to convene the meetings to vote on the approval of the reorganization agreement;

     . give the representatives of the other parties reasonable access to information concerning its business; and

     . notify the other parties of any material adverse change in the condition of its business, properties, assets, liabilities or results of operations.

     Other Agreements.  Each original entity, Newco and each Newco subsidiary
     ----------------
have also agreed that it shall use its reasonable best efforts to complete the merger.

     Conditions to the Merger. A number of conditions must be met in order to
     ------------------------
complete the merger, including:

     . the approval of the reorganization agreement by the holders of a majority of NRLP units and ART common stock;

     . no court or other governmental entity will have enacted a law that is in effect and prohibits the merger;

     . the obtaining of any necessary consent of any lender or other third party that is required to be obtained; and

     .    the approval for listing of the Newco common shares on the NYSE.

     Termination.  The reorganization agreement can be terminated by:
     -----------

     .    the mutual consent of Newco, NRLP and ART;

     . the action of the board of directors of Newco, NRLP or ART if, without fault of the terminating party, the mergers are not completed by March 31, 2000;

     . the action of the board of either NRLP or ART if either entity fails to comply in any material respect with any of the covenants or agreements contained in the reorganization agreement that were to have been performed by it at or prior to the date of termination;

     . by either NRLP or ART if either receives an offer from a third party for a merger, merger or combination or a tender offer or exchange, and the applicable board of directors determines, in its good faith reasonable judgment, that the acceptance of the offer could reasonably be required by the fiduciary obligations of those directors under applicable law; or

     . the action of the board of directors of either NRLP or ART if the board of directors or the independent directors withdraw or adversely modify their approval or recommendation of the reorganization agreement or the applicable merger.

     Amendment.  The parties may modify or amend the reorganization agreement,
     ---------
by written agreement prior to the completion of the merger, according to the applicable provisions of the Delaware law as it applies to NRLP, or the Georgia law as it applies to ART.

Exchange of Certificates

     At the effective time of the mergers, all NRLP units, other than those held by ART and its subsidiaries, and all shares of ART common stock will cease to be outstanding and will automatically be canceled and retired. Each certificate formerly representing NRLP units, other than those held by ART and its subsidiaries, and shares of ART common stock and ART preferred stock will represent ownership of the right to receive the Newco common stock or Newco preferred stock, as applicable, issuable in the mergers until those certificates are surrendered to the exchange agent. The exchange agent for the merger is American Stock Transfer & Trust Co.

     As soon as possible after the completion of the merger, the exchange agent will mail you a form of letter of transmittal and instructions for your use in exchanging your NRLP unit certificates or ART common stock or preferred stock certificates for Newco common stock and preferred stock certificates. When you surrender your certificates, together with a signed letter of transmittal, you will receive in exchange certificate(s) representing whole shares of Newco common stock or Newco preferred stock to which you are entitled, based on the conversion ratio that applies. If you are a holder of ART preferred stock and are contemplating voting against the merger and requesting dissenters' rights, please see "Dissenters' Rights" below for a detailed explanation of the procedures for doing so.

     You should not send your certificates to the exchange agent until you receive a letter of transmittal.

Accounting Treatment

     For accounting purposes, the exchange of NRLP units and ART common stock for shares of the newly created Newco will be treated as a purchase by ART of NRLP partnership units it does not currently own. Accordingly, the assets and liabilities of ART, including its share of the assets and liabilities of NRLP owned prior to the transaction, will be recorded at historical cost, and the remaining assets and liabilities of NRLP will be recorded at estimated fair values.

Consequences Under Federal Securities Laws; Resale of Newco Stock

     The Newco common stock and Newco preferred stock issuable in connection with the merger have been registered under the Securities Act. Accordingly, there will be no federal securities law restrictions upon the resale or transfer of the shares by shareholders, except for those shareholders who are considered "affiliates" of NRLP or ART, as that term is defined in Rule 144 and Rule 145 adopted under the Securities Act. However, there are certain restrictions as imposed by Newco's articles of incorporation. For a full discussion of these restrictions please see "DESCRIPTION OF THE CAPITAL STOCK OF NEWCO - Description of Preferred Stock" on page ___.

     Newco stock received by those unitholders and shareholders who are considered to be "affiliates" of NRLP or ART may be resold without registration only as provided for by Rule 145 or as otherwise permitted under the Securities Act. Persons who may be considered to be affiliates of NRLP or ART generally include individuals or entities that control, are controlled by or are under common control with, NRLP or ART, and may include the executive officers and directors of NRLP and ART, as well as some of the principal unitholders or shareholders of NRLP and ART.

Dissenters' Rights

     ART Shareholders.
     ----------------

     Common Stock. Under Georgia law, the holders of ART common stock who vote against the merger and the reorganization agreement will not be entitled to demand appraisal of, or to receive payment for, their shares.

     Special Stock.  Section 14-2-1302 of the Georgia Business Corporation Code
(GBCC) entitles any holder of ART special stock who objects to the merger and who follows the procedures prescribed by Sections 14-2-1320-27, in lieu of receiving Newco special stock, to receive cash equal to the "fair value" of the shareholders' shares of ART special stock. Set forth below is a summary of the procedures relating to the exercise of these dissenters' rights. This summary does not purport to be a complete statement of dissenters' rights and is qualified in its entirety by reference to Sections 14-2-1301 - 03 and 14-2-1320
- 32 of the GBCC, which are reproduced in full as Appendix D attached to this joint proxy statement and prospectus.

     ANY SHAREHOLDER CONTEMPLATING THE POSSIBILITY OF DISSENTING FROM THE ART MERGER SHOULD CAREFULLY REVIEW THE TEXT OF APPENDIX

D (PARTICULARLY THE SPECIFIC PROCEDURAL STEPS REQUIRED TO PERFECT DISSENTERS' RIGHTS) AND SHOULD CONSULT LEGAL COUNSEL. THESE RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF SECTIONS 14-2-1320-27 OF THE GBCC ARE NOT FULLY AND PRECISELY SATISFIED.

     Holders of ART special stock who follow the procedures set forth in Sections 14-2-1320-27 of the GBCC are entitled to receive a cash payment equal to the fair value of their shares of ART special stock immediately before the effective time of the merger. Unless all of the procedures set forth in the GBCC are followed by a shareholder who wishes to exercise dissenters' rights, the shareholder will be bound by the terms of the merger and the reorganization agreement. To be entitled to a cash payment upon exercise of dissenters' rights, a shareholder must:

     (a) file with ART (at ART's address, 10670 N. Central Expressway, Suite 300, Dallas, Texas, 75231, Attention: Secretary) a written notice of intent to demand fair value of the dissenting shareholder's shares of ART special stock (a Shareholder's Notice), prior to the shareholders' vote on the ART merger and the reorganization agreement at the ART special meeting; and

     (b) not vote the shareholder's shares in favor of the ART merger and the adoption of the reorganization agreement.

A vote against the ART merger and the reorganization agreement will not in itself constitute a shareholder's notice to demand fair value of the shares. The failure to vote will not affect the validity of a timely shareholder's notice. However, the submission of a signed blank proxy will constitute a vote in favor of the merger and a waiver of statutory dissenters' rights.

          After the ART merger has been approved by the ART shareholders, ART or Newco will send a notice to each holder of ART special stock who filed a shareholder's notice and did not vote in favor of the ART merger and reorganization. This notice will set forth, among other things, the address to which a demand for payment and certificates representing the shares of ART special stock must be sent by the dissenting shareholder in order to obtain fair value for the shares under the GBCC and the date by which they must be received and including a form to certify the date on which the shareholder acquired the shares of ART special stock. In order to obtain fair value for the shares under
Section 14-2-1323 of the GBCC, a dissenting shareholder must demand payment and deposit with Newco the stock certificates in not less than 30 nor more than 60 days after the notice is deposited in the United States mail. A SHAREHOLDER WHO FAILS TO MAKE DEMAND FOR PAYMENT OR TO DEPOSIT STOCK CERTIFICATES AS REQUIRED BY
SECTION 14-2-1323 OF THE GBCC WILL LOSE THE RIGHT TO RECEIVE THE FAIR VALUE OF THE SHAREHOLDER'S SHARES UNDER THAT SECTION, NOTWITHSTANDING THE TIMELY FILING OF THE SHAREHOLDER'S NOTICE UNDER THAT SECTION.

          Following the effective time or the receipt of the dissenting shareholder's demand for payment, whichever is later, Newco shall by notice to each dissenting shareholder who complied with Section 14-2-1323 offer to pay to the dissenting shareholder the amount Newco estimates to be the fair value of the shareholder's shares of ART special stock, plus interest, if any, and accompanied by, among other things, a brief description of the method used to reach the estimate of fair value. For purposes of Section 14-2-1325 "interest" means interest from the effective date of the action until the date of payment, at a rate that is fair and equitable under all the circumstances. If the shareholder accepts Newco's offer by written notice to Newco within 30 days after the Newco's offer or is deemed to have accepted the offer by failure to respond within the 30 day period, payment for the dissenting shareholder's shares will be made within 60 days after the making of the offer or the effective date of the merger, whichever is later.

     If the dissenting shareholder believes Newco's offer is less than the fair value of the shareholder's shares of ART special stock, the dissenting shareholder may decline the offer by giving written notice to Newco of the dissenting shareholder's estimate of the fair value of the shareholder's shares of ART special stock, with interest, if any, within 30 days. Failure to give this notice within the 30-day period entitles the dissenting shareholder only to the amount offered by Newco.

     If Newco receives a demand notice within the applicable 30-day period, it shall, within 60 days after receipt thereof, either cause to be paid to the dissenting shareholder the amount demanded or agreed to by the dissenting shareholder after discussion with Newco or file a petition in a court of competent jurisdiction in Georgia to obtain a judicial determination of the fair value of the shares with interest, if any. All dissenting shareholders whose demands are not settled within the applicable 60-day settlement period shall be parties to the proceeding.

     The court will the determine whether each dissenting shareholder in question has fully complied with the provisions of the GBCC. For all dissenting shareholders who have fully complied and not lost or withdrawn statutory dissenters' rights, this court will determine the fair value of the shares, taking into account any and all factors the court finds relevant (including, without limitation, the recommendation of any appraisers which may have been appointed by the court), computed by any method that the court, in its discretion, sees fit to use, whether or not used by Newco or a dissenting shareholder. The fair value of the shares as determined by the court is binding on all shareholders and may be less than, equal to or greater than the market price of the Newco preferred stock to be issued to non-dissenting shareholders for their ART special stock if the ART merger and business combination are completed. However, under the statute, dissenting shareholders are not liable to Newco for the amount, if any, by which payments remitted to the dissenting shareholders exceed the fair value of the shares determined by the court, with interest. The costs and expenses of the court proceeding will be assessed against Newco, except that the court may assess part or all of those costs and expenses against a dissenting shareholder whose action in demanding payment under Section 14-2-1327 is found to be arbitrary or not in good faith.

     NRLP Unitholders.
     ----------------

     The NRLP unitholders have no appraisal rights under Delaware law or the NRLP partnership agreement.

Interests of Certain Persons in the Mergers

     In considering the recommendation of the boards of ART and NMC with respect to the mergers, you should be aware that Karl Blaha is a director and an executive officer of each of ART and NMC and Collene Currie is a director of each of ART and NMC, and therefore they have an interest in the mergers that are in addition to, or different from, yours. The boards were aware of these interests, and considered them, among other matters, in approving the reorganization agreement and the transactions contemplated by it. The boards noted, however, that Mr. Blaha's and Ms. Currie's participation in approving the merger on behalf of NRLP and ART was limited to acting upon the recommendations of the independent directors of the boards of NMC and ART.

Management and Board of Directors after the Merger

     Following completion of the business combination, the board of directors of Newco will consist of members of the ART board and members of the NMC board. For a detailed description of the Newco management please see "MANAGEMENT OF NEWCO" on page ___.

Stock Options

     Under the terms of the agreement and plan of reorganization, all outstanding options to purchase shares of ART common stock will be converted in the business combination into options to purchase shares of Newco common stock. If these options are not exercised prior to the completion of the business combination, they will be converted in the business combination into options to acquire that number of shares of Newco common stock equal to the number of shares of ART common stock for which the options are currently exercisable multiplied by the 0.91 exchange rate.

Expenses of the Mergers

     If the business combination is completed, Newco will pay all expenses of the mergers for all parties, which are estimated to be approximately $1.0 million. If the business combination is not completed, each party will pay its own expenses. These expenses are estimated to be approximately $500,000 for NRLP and $500,000 for ART.


            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The accompanying unaudited pro forma consolidated financial statements of Newco as of September 30, 1999 give effect to the issuance of shares of Newco common stock and preferred stock in exchange for the ART common stock and ART preferred stock and the NRLP partnership units as described in this proxy statement.

     The historical financial data for ART and NRLP for the year ended December 31, 1998 has been derived from the audited financial statements and notes included in each of those entity's annual reports on Form 10-K for the year ended December 31, 1998 and unaudited quarterly reports on Form 10-Q for the nine months ended September 30, 1999.

     The pro forma adjustments described in the accompanying notes are based upon available information and assumptions that management believes are reasonable. In the opinion of management, all adjustments necessary to present the pro forma information have been made. The unaudited pro forma consolidated financial statements are provided for informational purposes only and do not necessarily indicate the financial results that would have occurred had the merger actually occurred on the dates specified, nor do they indicate Newco's future results. The unaudited pro forma consolidated financial information should be read together with the consolidated financial statements and notes of ART and NRLP contained in their annual reports on Form 10-K for the year ended December 31, 1998 and their quarterly reports on Form 10-Q for the nine months ended September 30, 1999.

                        AMERICAN REALTY INVESTORS, INC.
                              UNAUDITED PRO FORMA
                            COMBINED BALANCE SHEET
                              September 30, 1999


                                           Historical            Pro forma
                                            ART (A)             Adjustments         Newco
                                         -------------        ---------------     ---------
                                           (dollars in thousands, except per share/unit)
          Assets
          ------
Notes and interest receivable.......       $ 67,096           ${   13,549 (B)}    $ 67,096

                                                               {  <13,549>(C)}
Less - allowance for estimated
 losses...................                   <2,577>                                <2,577>
                                           --------           -----------          -------

                                            64,519                    ---           64,519

Real estate held for sale....              314,273                                 314,273


Real estate held for
 investment, net of                        462,690           {  21,066 (D)}        484,756
 accumulated depreciation....                                {   1,000 (E)}


Pizza parlor equipment, net
 of accumulated                              6,935                                   6,935
 depreciation................

Marketable equity securities,
  at market value............                  740                                     740
Investment in equity
 investees...................               40,665                                  40,665
Intangibles, net of
  accumulated amortization...               14,422                                  14,422
Cash and cash equivalents....                1,839                                   1,839
Other assets.................               33,249                                  33,249
                                          --------                                --------

                                          $939,332             $22,066            $961,398
                                          --------           ---------            --------

                        AMERICAN REALTY INVESTORS, INC.
                              UNAUDITED PRO FORMA
                      COMBINED BALANCE SHEET - Continued
                              September 30, 1999


                                           Historical                     Pro forma
                                            ART (A)                      Adjustments                  Newco
                                          ------------                  --------------                -----
                                                     (dollars in thousands, except per share/unit)
Liabilities and Stockholders'/
------------------------------
Unitholders' Equity
-------------------

Liabilities

 Notes and interest payable........        $754,931                      $    ( 13,549) (C)           $741,382

 Margin borrowings.................          36,507                                                     36,507

 Other liabilities.................          36,765                              1,000  (E)             37,765
                                           --------                      -------------                 -------
                                            828,203                           ( 12,549)                815,654
Minority interest..................          72,723                           ( 19,399) (D)             53,324


Stockholders'/Unitholders'
  Equity

ART/Newco
Preferred Stock
 Series F; 3,400,000 shares
   Outstanding (liquidation
   Preference $34,000).............           6,200                                                      6,200
 Series G; 1,000 shares
   Outstanding (liquidation
   Preference $100)................               2                                                          2

Common Stock $.01 par value,
   Issued 13,496,688 shares
   historical  15,051,941
   shares pro forma........                     135                                 16  (D)                151
 Paid in capital...................          84,348                             53,998  (D)             138,346
 Accumulated <deficit>.............         (52,251)                                                    (52,251)

Treasury stock 2,737,216 shares
 historical; 2,490,866 shares pro
 forma, at cost....................             (28)                                                        (28)

NRLP
 General Partner...................               -                        { (  13,549) (B) }                  -
                                                                           {                }
                                                                           { (  13,549) (D) }
 Limited Partners; 6,321,524
 Units outstanding.................               -                                                           -
                                             38,406                             54,014                   92,420
                                           --------               --------------------                 --------
                                           $939,332                      $      22,066                $ 961,398
                                           ========               ====================                =========

                        AMERICAN REALTY INVESTORS, INC.
                         NOTES TO UNAUDITED PRO FORMA
                            COMBINED BALANCE SHEET

                              September 30, 1999



Note A. As of December 31, 1998, ART began consolidation of NRLP. The assets, liabilities and equity accounts of NRLP are included in ART's historical consolidated balance sheet at September 30, 1999.

Note B. To record note receivable and accrued interest from NMC for its general partner capital contribution to NRLP.

Note C. To eliminate NMC note payable and NRLP note receivable for NMC general partner capital contribution.

Note D. To record the purchase by ART of the minority interest in NRLP at its estimated fair market value. Estimate fair value of 2,769, 955 units at $19.50 (the closing price of NRLP units on November 30, 1999).

Note E.  To record estimated closing costs.

                        AMERICAN REALTY INVESTORS, INC.
                              UNAUDITED PRO FORMA
                       COMBINED STATEMENT OF OPERATIONS

                 For the Nine Months Ended September 30, 1999




                                           Historical                     Pro forma
                                             ART (A)                      Adjustments                   Newco
                                           ------------                   ------------                  -----
                                                         (dollars in thousands, except per share)
Revenues
  Sales............................        $    22,753                                               $    22,753
  Rents............................            122,125                                                   122,125
  Interest.........................              5,029                                                     5,029
  Other............................              ( 740)                                                    ( 740)
                                           -----------                                               -----------
                                               149,167                                                   149,167

Expenses
  Cost of sales....................             19,509                                                    19,509
  Property operations..............             80,778                                                    80,778
  Interest.........................             68,528                    ($  949)(E)                     67,579


  Depreciation and amortization....             13,496                        848 (F)                     14,344

  Advisory and servicing fee.......              3,958                      1,400 (D)                      5,358
  Provision for loss...............              2,072                                                     2,072
  Litigation settlement............                275                                                       275
  General and administrative.......             12,689                       (591)(C)                     12,098
  Minority interest................             38,561                    (36,339)(B)                      2,222
                                            ----------                    -------                    -----------
                                               239,866                    (35,631)                       204,235
                                            ----------                    -------                    -----------

Income <loss> from operations......            (90,699)                    35,631                        (55,068)
  Equity in income of investees....              5,270                                                     5,270
  Gain on sale of real estate......             87,307                                                    87,307
                                            ----------                                               -----------

Net income.........................              1,878                     35,631                         37,509
  Preferred dividend requirement...             (1,704)                                                   (1,704)
                                            ----------                   --------                    -----------

Net income applicable to common
 shares............................           $    174                $    35,631                    $    35,805
                                            ==========                   ========                    ===========

Earnings per share
    Net income.....................         $      .02                                               $      2.89
                                            ==========                                               ===========

Weighted average shares used in
 computing earnings per share......
                                            10,753,600                                                12,378,619
                                            ==========                                               ===========

                        AMERICAN REALTY INVESTORS, INC.
                         NOTES TO UNAUDITED PRO FORMA
                       COMBINED STATEMENT OF OPERATIONS

                 For the Nine Months Ended September 30, 1999


Note A. As of December 31, 1998, ART began consolidation of NRLP. The revenues and expenses of NRLP are included in ART's historical consolidated statement of operations for the nine months ended September 30, 1999.

Note B. To eliminate NRLP minority interest included in ART's historical statement of operations.

Note C. To eliminate BCM costs reimbursements permitted by NRLP's partnership agreement but identified as costs of the advisor in ART's advisory agreement with BCM.

Note D. To charge the .75% per annum advisory fee on NRLP's assets at September 30, 1998, for which a charge had not previously been made.

Note E. To eliminate ART's interest expense relating to NMC's general partner capital contribution note. Interest income is not recognized by NRLP.

Note F. To adjust depreciation for excess fair value of minority interest in NRLP acquired over carrying value of NRLP assets acquired. Estimated average remaining useful life of 20 years.

                        AMERICAN REALTY INVESTORS, INC.
                              UNAUDITED PRO FORMA
                       COMBINED STATEMENT OF OPERATIONS

                     For the Year Ended December 31, 1998


                                                        Historical
                                        ------------------------------------------
                                                                                            Pro forma
                                               ART                    NRLP                 Adjustments                 Newco
                                        ------------------     -------------------     --------------------        --------------
                                                               (dollars in thousands, except per share/unit)
Revenues
  Sales............................       $    28,883              $      -                                          $    28,883
  Rents............................            63,491                 107,127                                            170,618
  Interest.........................               188                   6,707            $      <404>(D)                   6,491
  Other............................            <5,476>                    -                                               <5,476>
                                          -----------              ----------            -----------                 -----------
                                               87,086                 113,834                   <404>                    200,516

Expenses
  Cost of sales....................            24,839                     -                                               24,839
  Property operations..............            49,193                  62,736             {     <936>(E)}                111,929
  Interest.........................            51,624                  26,722             {     <404>(D)}                 77,006
  Deferred borrowing costs
    written off....................               -                    12,963                                             12,963
  Depreciation and amortization....             6,990                   9,691                  1,130 (F)                  17,811
  Advisory and servicing fee.......             3,845                     -                    2,067 (C)                   5,912
  Provision for loss...............             3,916                     -                                                3,916
  Litigation for settlement........            13,026                     -                                               13,026
  General and administrative.......             8,521                   6,820                   <696>(B)                  14,645
  Minority interest................             3,157                     -                                                3,157
                                          -----------              ----------            -----------                 -----------
                                              165,111                 118,932                  1,161                     285,204
                                          -----------              ----------            -----------                 -----------

<Loss> from operations.............           <78,025>                 <5,098>                <1,565>                    <84,688>
  Equity in income of investees....            37,966                     -                  <23,067>(A)                  14,899
  Gain on sale of real estate......            17,254                  52,589                                             69,843
                                          -----------              ----------            -----------                 -----------

Net income <loss>..................           <22,805>                 47,491                <24,632>                         54
  Preferred dividend requirement...            <1,177>                    -                                               <1,177>
                                          -----------              ----------            -----------                 -----------

Net income <loss> applicable
    to common shares/partnership
    units..........................       $   <23,982>             $   47,491            $   <24,632>                $    <1,123>
                                          ===========              ==========            ===========                 ===========

Earnings per share/unit
    Net income <loss>..............       $     <2.24>             $     7.36                                        $      <.09>
                                          ===========              ==========                                        ===========

Weighted average shares/units
    used in computing earnings
    per share......................        10,695,388               6,321,425                                         12,400,043
                                          ===========              ==========                                        ===========

                        AMERICAN REALTY INVESTORS, INC.
                         NOTES TO UNAUDITED PRO FORMA
                       COMBINED STATEMENT OF OPERATIONS

                     For the Year Ended December 31, 1998


Note A. To eliminate equity earnings of NRLP included in ART's historical statement of operations.

Note B. To eliminate BCM costs reimbursements permitted by NRLP's partnership agreement but identified as a cost of the advisor in ART's advisory agreement with BCM.

Note C. To charge the .75% per annum advisory fee on NRLP's assets at December 31, 1998, for which a charge had not previously been made.

Note D. To eliminate NRLP interest income and ART interest expense on amounts due to NRLP from ART.

Note E. To eliminate ART's interest expense related to NMC's general partner capital contribution note. Interest income is not recognized by NRLP.

Note F. To adjust depreciation for excess of fair value of minority interest in NRLP acquired over carrying value of NRLP assets acquired. Estimated average remaining useful life of 20 years.

                               BUSINESS OF NEWCO

     Newco is a newly-formed Nevada corporation created for the purpose of holding ART and NRLP as subsidiaries. ART and NRLP will exist as separate and distinct subsidiary entities and will conduct their respective businesses in substantially the same manner as they were conducted prior to the merger.


                              MANAGEMENT OF NEWCO

Directors

     Upon completion of the consolidation, Newco's board will consist of seven persons. Six of the directors, Karl L. Blaha, Roy E. Bode, Collene C. Currie, Al Gonzalez, Cliff Harris and Carey M. Portman, are members of ART's current board. Three of the directors, Karl L. Blaha, Collene C. Currie and Richard D. Morgan, are members of the board of NMC, the general partner of NRLP.

     The directors are listed below, together with their ages, terms of service, all positions and offices held' their principal occupations, business experience and directorships with other companies during the last five years or more

     KARL L. BLAHA: Age 52; Director (since June 1996), President (since October
1993) and Executive Vice President and Director of Commercial Management (April 1992 to October 1993) of ART; President (since September 1999), Executive Vice President--Commercial Asset Management (July 1997 to September 1999) and Executive Vice President and Director of Commercial Management (April 1992 to August 1995) of BCM, Syntek Asset Management, Inc. (SAMI), Income Opportunity Realty Investors, Inc. (IORI) and Transcontinental Realty Investors, Inc. (TCI); Director (since November 1998) of SAMI and (since October 1998) of Garden National Realty, Inc.; President (since September 1999), Director (since December 1998) and Executive Vice President and Director of Commercial Asset Management (January 1998 to September 1999) of NMC; Executive Vice President (October 1992 to July 1997) of Carmel Realty, Inc.(Carmel Realty), a company owned by First Equity Properties, Inc. (First Equity), which is 50% owned by a subsidiary of BCM; Director and President (since 1996) of First Equity; and Executive Vice President and Director of Commercial Management (April 1992 to February 1994) of National Income Realty Trust (NIRT) and Vinland Property Trust
(VPT).

     ROY E. BODE: Age 51; Director (since September 1996) of ART; Vice President of Public Affairs (since May 1992) of University of Texas Southwestern Medical Center; Editor (June 1988 to December 1991) of Dallas Times Herald; and Executive Board Member (since October 1996) of Yellow Rose Foundation for Multiple Sclerosis Research.

     COLLENE C. CURRIE: Age 51; Director (since February 1999) of ART; Vice President and Senior Relationship Manager (since February 1996) of Bank of America Private Bank (formerly NationsBank Private Client Group of Dallas); Director (since April 1998) of NMC; and Director of Marketing and Communications (October 1993 to January 1999) of the Dallas Opera; and Business Transformation Consultant (August 1988 to October 1993) for IBM..

     AL GONZALEZ: Age 63; Director (since 1989) of ART; President (since March
1991) of AGE Refining, Inc.; President (January 1988 to March 1991) of Moody-Day Inc.; owner and President of Gulf-Tex Construction Company; owner and lessor of two restaurant sites in Dallas,

Texas; and Director (since April 1990) of Avacelle, Inc. which is 53% owned by ART and 47% owned by BCM.

     CLIFF HARRIS: Age 51; Director (since 1997) of ART; President (since 1995) of Energy Transfer Group, L.L.C.; Project Development Vice President (1990 to
1995) of Marsh & McLennan; Vice Chairman (1990 to 1997) of the Dallas Rehabilitation Institute; Director (since 1992) of Court Appointed Special Advocates; and Director (since 1989) of the NFL Alumni Association.

     RICHARD D. MORGAN (David): Age 60; Director (since 1999) of NMC; and Founder and President (since 1989) of Tara Group, Inc.

     CAREY M. PORTMAN: Age 47; Director and Vice President (since December 1999) of ART and BCM; Chairman, Vice Chairman and Director (since 1991) of Commerce International Incorporated (USA)(London)Ltd.; Partner and Director (since 1991) of Pathway Ltd.; Vice President (1995 to 1997) of E.D.&F Man International Futures; and Vice President (1982 to 1985) of Chavin Enterprises.

Executive Officers

     Upon completion of the consolidation, Newco will have four executive officers, all of whom are currently executive officers of ART.

     The executive officers are listed below, together with their ages, terms of service, all positions and offices held, their principal occupations, business experience and directorships with other companies during the last five years or more.

     BRUCE A. ENDENDYK: Age 51; Executive Vice President (since January 1995) of ART; President (since November 1999) of Regis Realty, Inc. (Regis Realty), a wholly owned subsidiary of Syntek West, Inc., a wholly owned company of Gene E. Phillips; Executive Vice President (since January 1995) of BCM, SAMI, IORI and TCI; Executive Vice President (since January 1998) of NMC; President (since January 1995) of Carmel Realty; and Management Consultant (November 1990 to December 1994).

     THOMAS A. HOLLAND: Age 57; Executive Vice President and Chief Financial Officer (since August 1995) and Senior Vice President and Chief Accounting Officer (July 1990 to August 1995) of ART; Executive Vice President and Chief Financial Officer (since August 1995) and Senior Vice President and Chief Accounting Officer (July 1990 to August 1995) of BCM, SAMI, IORI and TCI; Secretary (February 1997 to June 1999) of IORI and TCI; Executive Vice President and Chief Financial Officer (since January 1998) of NMC; and Senior Vice President and Chief Accounting Officer (July 1990 to February 1994) of NIRT and VPT.

     STEVEN K. JOHNSON: Age 42; Executive Vice President--Residential Asset Management (since August 1998) of ART; Executive Vice President--Residential Asset Management (since August 1998) and Vice President (August 1990 to August
1991) of BCM, SAMI, IORI and TCI; Executive Vice President--Residential Asset Management (since August 1998) of NMC; Chief Operating Officer (January 1993 to August 1998) of Garden Capital, Inc.; and Executive Vice President (December 1994 to August 1998) of Garden Capital Management, Inc.

Officers

     Upon completion of the merger, although not executive officers, the following persons will serve as officers of Newco. Their positions with Newco are not subject to a vote of stockholders. Their ages, terms of service, all positions and offices held, other principal occupations, business experience and directorships with other companies during the last five years or more are set forth below.

     ROBERT A. WALDMAN: Age 47; Senior Vice President and General Counsel (since January 1995), Vice President (January 1993 to January 1995) and Secretary (since December 1989) of ART; Senior Vice President and General Counsel (since January 1995), Vice President (December 1990 to January 1995) and Secretary (December 1993 to February 1997 and since June 1999) of IORI and TCI; Senior Vice President and General Counsel (since November 1994), Vice President and Corporate Counsel (November 1989 to November 1994) and Secretary (since November
1989) of BCM; Senior Vice President and General Counsel (since January 1995), Vice President (April 1990 to January 1995) and Secretary (since December 1990) of SAMI; and Senior Vice President, Secretary and General Counsel (since January
1998) of NMC.

     DREW D. POTERA: Age 40; Vice President (since December 1996), Treasurer (since August 1991) and Assistant Treasurer (December 1990 to August 1991) of ART; Vice President (since December 1996) and Treasurer (since December 1990) of IORI and TCI; Treasurer (December 1990 to February 1994) of NIRT and VPT; Vice President, Treasurer and Securities Manager (since July 1990) of BCM; Vice President and Treasurer (since February 1992) of SAMI; and Vice President and Treasurer (since January 1998) of NMC.


                        EXECUTIVE COMPENSATION OF NEWCO

     Newco will compensate its independent directors at the rate of $20,000 per year, plus $300 per audit committee meeting attended. In addition, the chairman of any committee will receive an annual fee of $500.


                                BUSINESS OF ART

General

     ART, a Georgia corporation, is the successor to a District of Columbia business trust organized July 14, 1961. The business trust merged into ART on June 24, 1988. ART elected to be treated as a real estate investment trust
(REIT) under Sections 856 through 860 of the Internal Revenue Code, during the period July 1, 1987 through December 31, 1990. ART allowed its REIT tax status to lapse in 1991. ART's principal offices are located at 10670 North Central Expressway, Suite 300, Dallas, Texas, 75231. ART's telephone number is (214) 692-4700.

     ART's primary business is investing in equity interests in real estate (including equity securities of real estate- related entities), leases, joint venture development projects and partnerships. To a lesser extent, ART is also engaged in financing real estate and real estate activities through investments in mortgage loans, including first, wraparound and junior mortgage loans. The ART board has broad authority under ART's governing documents to make real estate investments, including mortgage loans and equity real estate investments, as well as investments in the securities of other entities, whether or not these entities are engaged in real estate-related activities. ART does not have a policy limiting the amount or percentage of assets that may be invested in any particular property or type of property or in any geographic area. ART's governing documents do not contain any limitation on the amount or percentage of indebtedness ART may incur.

     Effective December 18, 1998, NMC, a wholly owned subsidiary of ART, was elected general partner of NRLP and NOLP. NRLP and NOLP operate as an economic unit and, unless the context otherwise requires, all references herein to NRLP shall constitute references to NRLP and NOLP as a unit. NRLP is a publicly traded master limited partnership which was formed under the Delaware Uniform Limited Partnership Act on January 29, 1998. It commenced operations on September 18, 1987 when, through NOLP, it acquired all of the assets, and assumed all of the liabilities, of 35 public and private limited partnerships. NRLP is the sole limited partner of NOLP and owns 99% of the beneficial interest in NOLP.

     Until December 18, 1998, Syntek Asset Management, L.P. (SAMLP), a Delaware limited partnership, was the general partner and owner of 1% of the beneficial interest in each of NRLP and NOLP. ART is a 96% limited partner of SAMLP. With its election as general partner, NMC succeeded to SAMLP's 1% beneficial interest in each of NRLP and NOLP. NMC also assumed liability for SAMLP's note for its capital contribution to NRLP. In addition, NMC assumed liability in connection with a litigation settlement on a note which requires the repayment of the $11.5 million paid by NRLP plus $808,000 in court ordered attorney's fees and an additional $30,000 paid to a Joseph B. Moorman. This note requires repayment over a ten-year period, bears interest at a variable rate, currently 8.2% per annum, and is guaranteed by ART.

     As of October 31, 1999, ART owned approximately 56.2% of the outstanding limited partner units of NRLP. Prior to NMC's election as general partner of NRLP and NOLP, ART accounted for its investment in NRLP under the equity method. As of December 31, 1998, ART has consolidated NRLP's accounts and has consolidated its operations subsequent to that date. NMC has discretion in determining methods of obtaining funds for NRLP's operations, and the acquisition and disposition of its assets.

     ART, through Pizza World Supreme, Inc. (PWSI), also operates and franchises pizza parlors featuring pizza delivery, carry-out and dine-in under the trademark "Me-N-Ed's" in California and Texas. The first Me-N-Ed's pizza parlor opened in 1962. As of October 31, 1999, there were 56 Me-N-Ed's pizza parlors in operation, consisting of 50 owned and 6 franchised pizza parlors. Seven of the owned pizza parlors were in Texas and the remainder were in California.

     ART's businesses are not seasonal. With regard to real estate investments, ART is seeking both current income and capital appreciation. ART's plan of operation is to continue, to the extent its liquidity permits, to make equity investments in income producing real estate such as apartment complexes and commercial properties or equity securities of real estate-related entities. ART also intends to pursue higher risk, higher return investments, such as improved and unimproved land where it can obtain financing of substantially all of a property's purchase price. ART intends to dispose of some of its assets where the market value justifies their disposition. ART has determined that it will no longer actively seek to fund or purchase mortgage loans. In selected instances, it may originate mortgage loans or provide purchase money financing in conjunction with a property sale. In contrast, NRLP has increased its lending activity, funding 16 loans in 1998, including a $95.0 million loan commitment to ART and a $12.4 million loan assumed by NMC in connection with a litigation settlement.

     Except as required under the Exchange Act and the rules and regulations of the NYSE, ART does not provide annual or other reports to its securityholders.

The Manager

     Although the ART board is directly responsible for managing the affairs of ART and for setting the policies which guide it, the day-to-day operations of ART are performed by BCM, a contractual advisor under the supervision of the ART board. The duties of the advisor include, among other things, investigating, evaluating and recommending real estate and mortgage loan investment and sales opportunities as well as financing and refinancing sources. The advisor also serves as consultant in connection with ART's business plan and investment policy decisions made by the ART board.

     Since February 1, 1990, affiliates of BCM have provided property management services to ART. Currently, these services are being provided by Triad Realty Services, Ltd. (Triad, Ltd.). Triad, Ltd. subcontracts with other entities for the provision of the property-level management services to ART at various rates. BCM serves as the general partner of Triad, Ltd. The limited partners of Triad, Ltd. are (1) Syntek West, Inc. (Syntek West), a company owned by Gene E. Phillips and (2) Gene E. Phillips. Triad, Ltd. subcontracts the property-level management of 22 of ART's commercial properties (shopping centers, office buildings and a merchandise mart) to Regis Realty, Inc., (Regis Realty) which is owned by Syntek West. Regis Realty is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Triad, Ltd. The management of ART's hotels is subcontracted to Regis Hotel Corporation which is a subsidiary of Carmel Realty, Inc. which is an affiliate of BCM.

     The advisory agreement provides for BCM, as the advisor, to receive monthly base compensation at the rate of 0.125% per month (1.5% on an annualized basis) of average invested assets. On October 23, 1991, based on the recommendation of BCM, the ART board of directors approved a reduction in the advisor's base fee by 50% effective October 1, 1991. This reduction remains in effect until ART's earnings for the four preceding quarters equals or exceeds $.50 per share.

     In addition to base compensation, BCM, or an affiliate of BCM, receives the following forms of additional compensation:

     (1) an acquisition fee for locating, leasing or purchasing real estate for ART in an amount equal to the lesser of (i) the amount of compensation customarily charged in similar arm's-length transactions or (ii) up to 6% of the costs of acquisition, inclusive of commissions, if any, paid to non-affiliated brokers;

     (2) a disposition fee for the sale of each equity investment in real estate in an amount equal to the lesser of (i) the amount of compensation customarily charged in similar arm's-length transactions or (ii) 3% of the sales price of each property, exclusive of fees, if any, paid to non-affiliated brokers;

     (3) a loan arrangement fee in an amount equal to 1% of the principal amount of any loan made to ART arranged by BCM;

     (4) an incentive fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity, and 10% of the excess of net capital gains over net capital losses, if any, realized from sales of assets made under contracts entered into after April 15, 1989; and

     (5) a mortgage placement fee, on mortgage loans originated or purchased, equal to 50%, measured on a cumulative basis, of the total amount of mortgage origination and placement fees on mortgage loans advanced by ART for the fiscal year.

     The advisory agreement further provides that BCM shall bear the cost of specified expenses of its employees, excluding fees paid to ART's directors; rent and other office expenses of both BCM and ART (unless ART maintains office space separate from that of BCM); costs not directly identifiable to ART's assets, liabilities, operations, business or financial affairs; and miscellaneous administrative expenses relating to the performance by BCM of its duties under the advisory agreement.

     If and to the extent that ART shall request BCM, or any director, officer, partner or employee of BCM, to render services to ART other than those required to be rendered by BCM under the advisory agreement, these additional services, if performed, will be compensated separately on terms agreed upon between the party and ART from time to time. ART has requested that BCM perform loan administration functions, and ART and BCM have entered into a separate agreement, as described below.

     The advisory agreement automatically renews from year to year unless terminated in accordance with its terms. ART's management believes that the terms of the advisory agreement are at least as fair as could be obtained from unaffiliated third parties.

     Pursuant to the advisory agreement, BCM serves as the loan administration/servicing agent for ART, under an agreement dated as of October 4, 1989, and terminable by either party upon thirty days' notice, under which BCM services most of ART's mortgage notes and receives as compensation a monthly fee of 0.125% of the month-end outstanding principal balances of the mortgage loans serviced.

     Situations may develop in which the interests of ART are in conflict with those of one or more directors or officers in their individual capacities or of BCM, or of their respective affiliates. In addition to services performed for ART, as described above, BCM actively provides similar services as agent for, and advisor to, other real estate enterprises, including persons and entities involved in real estate development and financing, including Income Opportunity Realty Investors, Inc. (IORI) and Transcontinental Realty Investors, Inc. (TCI). BCM also performs some administrative services for NRLP on behalf of NMC, NRLP's general partner. The advisory agreement provides that BCM may also serve as advisor to other entities.

     As advisor, BCM is a fiduciary of ART's public investors. In determining to which entity a particular investment opportunity will be allocated, BCM will consider the respective investment objectives of each entity and the appropriateness of a particular investment in light of each entity's existing mortgage note and real estate portfolios and business plan. To the extent any particular investment opportunity is appropriate to more than one entity of this type, the investment opportunity will be allocated to the entity that has had funds available for investment for the longest period of time, or, if appropriate, the investment may be shared among various entities. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF ART - Certain Business Relationships" on page ___.

     The directors and principal officers of BCM are set forth below:

     Mickey N. Phillips:      Director

     Ryan T. Phillips:        Director

     Carey M. Portman         Director and Vice President

     Karl L. Blaha:           President

     Steven K. Johnson        Executive Vice President--Residential Asset
                              Management

     David W. Starowicz:      Executive Vice President--Commercial Asset
                              Management

     Bruce A. Endendyk:       Executive Vice President

     Thomas A. Holland:       Executive Vice President and Chief Financial
                              Officer

     A. Cal Rossi, Jr.:       Executive Vice President

     Cooper B. Stuart:        Executive Vice President

     Clifford C. Towns, Jr.:  Executive Vice President--Finance

     Dan S. Allred:           Senior Vice President--Land Development

     James D. Canon, III:     Senior Vice President--Portfolio Manager

     Robert A. Waldman:       Senior Vice President, General Counsel and
                              Secretary

     Drew D. Potera:          Vice President, Treasurer and Securities Manager

     Mickey N. Phillips is the brother of Gene E. Phillips and Ryan T. Phillips is the son of Gene E. Phillips. Gene E. Phillips serves as a representative of the trust established for the benefit of his children which owns BCM and, in this capacity, has substantial contact with the management of BCM and input with respect to its performance of advisory services to ART.

     Property Management.  Since February 1, 1990, affiliates of BCM have
     -------------------
provided property management services to ART. Currently, Triad, Ltd. provides property management services for a fee of 5% or less of the monthly gross rents collected on the properties under management. Triad, Ltd. subcontracts with other entities for the provision of the property-level management services to ART at various rates. Triad, Ltd. subcontracts the property-level management of ART's commercial properties and a merchandise mart to Regis Realty, which is company owned by Syntek West. Regis Realty is entitled to receive property and construction management fees and leasing commissions in accordance with terms of its property-level management agreement with Triad, Ltd. The management of ART's hotels is subcontracted to Regis Hotel Corporation which is a subsidiary of Carmel Realty, Inc., which is an affiliate of BCM.

     Real Estate Brokerage.  Affiliates of BCM provide real estate brokerage
     ---------------------
services to ART and receive brokerage commissions in accordance with the advisory agreement.

Geographic Regions

     For purposes of its investments, ART has divided the continental United States into the following six geographic regions.

     Southeast region: Alabama, Florida, Georgia, Mississippi, North Carolina,
     ----------------
     South Carolina, Tennessee and Virginia. As of September 30, 1999, ART had 40 apartments, 4 commercial properties and 2 hotels in this region.

     Southwest region: Arizona, Arkansas, Louisiana, New Mexico, Oklahoma and
     ----------------
     Texas. As of September 30, 1999, ART had 15 apartments and 5 commercial properties in this region.

     Midwest region: Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan,
     --------------
     Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota, West Virginia and Wisconsin. As of September 30, 1999, ART had 18 apartments, 4 commercial properties and 1 hotel in this region.

     Mountain region: Colorado, Idaho, Montana, Nevada, Utah and Wyoming. As of
     ---------------
     September 30, 1999, ART had 2 apartments, 2 commercial properties and 1 hotel in this region.

     Pacific region: Alaska, California, Oregon and Washington. As of September
     --------------
     30, 1999, ART had 3 apartments, 3 commercial properties and 4 hotels in this region.

     Northeast region: Connecticut, Delaware, Maine, Maryland, Massachusetts,
     ----------------
     New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont, and the District of Columbia. As of September 30, 1999, ART had no properties in this region.

Excluded from this description are a single family residence in Dallas, Texas and 74 parcels of improved and unimproved land described below.

Real Estate

     As of September 30, 1999, approximately 87% of ART's assets were invested in real estate and equity securities of real estate entities. ART has invested in real estate located throughout the continental United States, either on a leveraged or nonleveraged basis. ART's real estate portfolio consists of properties held for investment, investments in partnerships, properties held for sale and investments in equity securities of IORI and TCI.

     Types of Real Estate Investments. ART's real estate consists of apartments,
     --------------------------------
commercial properties (office buildings, shopping centers and a merchandise mart), hotels and improved and unimproved land. In selecting new real estate investments, the location, age and type of property, gross rents, lease terms, financial and business standing of tenants, operating expenses, fixed charges, land values and physical condition are among the factors considered. ART may acquire properties subject to or assume existing debt and may mortgage, pledge or otherwise obtain financing for its properties. The ART board may alter the types of and criteria for selecting new real estate investments and for obtaining financing without a vote of ART's shareholders.

     Although ART has typically invested in developed real estate, ART may also invest in new construction or development either directly or in partnership with nonaffiliated parties or affiliates (subject to approval by the ART board). To the extent that ART invests in construction and development projects, ART would be subject to business risks, such as cost overruns and construction delays, associated with these higher risk projects.

     During 1998, ART completed construction of One Hickory Centre, a 102,615 sq. ft. office building in Farmers Branch, Texas. In December 1998, ART commenced construction of Two Hickory Centre, a 102,607 sq. ft. office building also in Farmers Branch, Texas. Construction of Two Hickory Centre is expected to be completed in the fourth quarter of 1999.

     In the opinion of ART's management, the properties owned by ART are adequately covered by insurance.

     The following table sets forth the percentages, by property type and geographic region, of ART's owned real estate (excluding the 74 parcels of improved and unimproved land, and a single family residence, described below) as of September 30, 1999.

------------------------------------------------------------------------------------------------------------------
        Region                Apartments                   Commercial Properties                   Hotels
        ------                ----------                   ---------------------                   ------
------------------------------------------------------------------------------------------------------------------
 Midwest                       28.3%                              32.0%                             13.9%
------------------------------------------------------------------------------------------------------------------
 Mountain                       5.2                               24.5                              11.4
------------------------------------------------------------------------------------------------------------------
 Pacific                        3.1                               16.6                              45.9
------------------------------------------------------------------------------------------------------------------
 Southeast                     35.9                               15.5                              28.8
------------------------------------------------------------------------------------------------------------------
 Southwest                     27.5                               11.4                              ---
                              -----                              -----                             -----
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
 Total                        100.0%                             100.0%                            100.0%
------------------------------------------------------------------------------------------------------------------

     The foregoing table is based solely on the number of apartment units, commercial square footage and hotel rooms owned by ART and does not reflect the value of ART's investment in each region. Excluded from the above table are a single family residence in Dallas, Texas and 74 parcels of improved and unimproved land consisting of approximately 8,000 acres in the aggregate.

     A summary of the activity in ART's owned real estate portfolio during 1998 and through September 30, 1999 was as follows:

Owned properties in real estate portfolio at January 1, 1998..   56
Partnership properties........................................   66
Properties purchased..........................................   72
Property constructed..........................................    1
Loan converted to property interest...........................    1
Property obtained through foreclosure.........................    1
Properties sold...............................................  (13)
                                                                ---
Owned properties in real estate portfolio at
September 30, 1999............................................  184
                                                                ===

Properties Held for Investment. Set forth below are ART's properties held for
------------------------------
investment and the monthly rental rate for apartments and the average annual rental rate for commercial properties and the average daily room rate and total room revenue divided by total available rooms for hotels and occupancy at December 31, 1998, 1997, 1996, 1995 and 1994 for apartments and commercial properties and average occupancy during these periods for hotels:

                                                                                       Rent per Square Foot
                                                                             --------------------------------------
                                                     Units/Square
      Property               Location                   Footage               1998    1997    1996    1995    1994
      --------               --------                   -------              ------  ------  ------  ------  ------
Apartments:
----------
Ashford                Tampa, FL              56 units/  42,196 sq. ft.      $  .74  $    *  $    *  $    *  $    *
Bay Anchor             Panama City, FL        12 units/  10,700 sq. ft.         .54       *       *       *       *
Carriage Park          Tampa, FL              46 units/  36,750 sq. ft.         .80       *       *       *       *
Chateau Bayou          Ocean Springs, MS     122 units/ 105,536 sq. ft.         .71       *       *       *       *
Concord                Indianapolis, IN      198 units/ 129,380 sq. ft.         .19       *       *       *       *
Conradi House          Tallahassee, FL        98 units/  49,900 sq. ft.         .71       *       *       *       *
Country Square         Indianapolis, IN      225 units/ 158,625 sq. ft.         .15       *       *       *       *
Crossing Church        Tampa, FL              52 units/  40,024 sq. ft.         .73       *       *       *       *
Daluce                 Tallahassee, FL       112 units/  95,432 sq. ft.         .59       *       *       *       *
Edgewater Gardens      Biloxi, MS            140 units/ 148,900 sq. ft.         .56       *       *       *       *
Falcon House           Ft. Walton, FL         82 units/  71,220 sq. ft.         .62       *       *       *       *
Georgetown             Panama City, FL        44 units/  36,160 sq. ft.         .61       *       *       *       *
Governor Square        Tallahassee, FL       168 units/ 146,550 sq. ft.         .60       *       *       *       *
Grand Lagoon           Panama City, FL        54 units/  47,460 sq. ft.         .73       *       *       *       *
Greenbriar             Tallahasse, FL         50 units/  36,600 sq. ft.         .70       *       *       *       *
Lake Chateau           Thomasville, GA        98 units/  65,800 sq. ft.         .56       *       *       *       *
Landings/Marina        Pensacola, FL          52 units/  34,464 sq. ft.         .67       *       *       *       *
Lee Hills              Tallahasse, FL         16 units/  14,720 sq. ft.         .54       *       *       *       *
Med Villas             San Antonio, TX       140 units/ 158,960 sq. ft.         .49       *       *       *       *
Morning Star           Tallahasse, FL         82 units/  41,000 sq. ft.         .76       *       *       *       *
Northside Villas       Tallahasse, FL         81 units/ 134,000 sq. ft.         .57       *       *       *       *
Oak Hill               Tallahasse, FL         92 units/  81,240 sq. ft.         .60       *       *       *       *
Park Avenue            Tallahasse, FL        121 units/  78,979 sq. ft.         .79       *       *       *       *
Pinecrest              Tallahasse, FL         48 units/  46,400 sq. ft.         .57       *       *       *       *
Regency                Tampa, FL              78 units/  55,810 sq. ft.         .81       *       *       *       *
Rolling Hills          Tallahasse, FL        134 units/ 115,730 sq. ft.         .61       *       *       *       *
Seville                Tallahassee, FL        62 units/  63,360 sq. ft.         .56       *       *       *       *
Stonegate              Tallahassee, FL        83 units/  34,900 sq. ft.         .77       *       *       *       *
Sunset                 Odessa, TX            240 units/ 160,400 sq. ft.         .46       *       *       *       *
Valley Hi              Tallahassee, FL        54 units/  27,800 sq. ft.         .71       *       *       *       *
Villager               Ft. Walton, FL         33 units/  22,840 sq. ft.         .71       *       *       *       *
Waters Edge III        Gulfport, MS          238 units/ 212,216 sq. ft.         .59       *       *       *       *
Westwood               Mary Ester, FL        120 units/  93,000 sq. ft.         .67       *       *       *       *
Westwood Parc          Tallahassee, FL        94 units/  55,950 sq. ft.         .69       *       *       *       *
White Pines            Tallahassee, FL        85 units/  17,000 sq. ft.         .74       *       *       *       *
Windsor Tower          Ocala, FL              64 units/  66,000 sq. ft.         .45       *       *       *       *
Arlington Place        Pasadena, TX          230 units/ 205,476 sq. ft.         .64     .63     .62     .60     .60
Barcelona              Tampa, FL             368 units/ 346,144 sq. ft.         .52     .50     .49     .47     .49
Bavarian               Middletown, OH        259 units/ 229,560 sq. ft.         .63     .63     .62     .60     .59
Bent Tree              Addison, TX           292 units/ 244,480 sq. ft.         .73     .70     .66     .60     .56
Blackhawk              Ft. Wayne, IN         209 units/ 190,520 sq. ft.         .57     .54     .53     .53     .53
Bridgestone            Friendswood, TX        76 units/  65,519 sq. ft.         .67     .64     .64     .62     .62
Candlelight Square     Lenexa, KS            119 units/ 114,630 sq. ft.         .61     .58     .55     .53     .51
Chalet I               Topeka, KS            162 units/ 131,791 sq. ft.         .65     .62     .61     .61     .61
Chalet II              Topeka, KS             72 units/  49,164 sq. ft.         .70     .68     .67     .67       *

                                                                                      Rent per Square Foot
                                                                             --------------------------------------
                                                     Units/Square
      Property               Location                   Footage               1998    1997    1996    1995    1994
      --------               --------                   -------              ------  ------  ------  ------  ------
Chateau                Bellevue, NE           115 units/ 99,220 sq. ft.        .71     .69     .63     .60     .59
Club Mar               Sarasota, FL           248 units/230,180 sq. ft.        .65     .61     .59     .57     .59
Confederate Point      Jacksonville, FL       206 units/277,860 sq. ft.        .58     .46     .45     .44     .42
Country Place          Round Rock, TX         152 units/119,808 sq. ft.        .72     .71     .71     .68     .63
Covered Bridge         Gainesville, FL        176 units/171,416 sq. ft.        .64     .64     .63     .60     .57
Fair Oaks              Euless, TX             208 units/166,432 sq. ft.        .65     .61     .58     .55     .52
Four Seasons           Denver, CO             384 units/254,900 sq. ft.        .86     .80     .78     .77     .74
Fox Club               Indianapolis, IN       336 units/317,600 sq. ft.        .56     .54     .54     .54     .54
Foxwood                Memphis, TN            220 units/212,000 sq. ft.        .57     .54     .51     .49     .46
Horizon East           Dallas, TX             166 units/141,081 sq. ft.        .55     .53     .52     .50     .48
Kimberly Woods         Tucson, AZ             279 units/249,678 sq. ft.        .59     .57     .55     .54     .52
La Mirada              Jacksonville, FL       320 units/341,400 sq. ft.        .52     .51     .50     .47     .46
Lake Nora Arms         Indianapolis, IN       588 units/429,380 sq. ft.        .68     .65     .63     .61     .60
Lantern Ridge          Richmond, VA           120 units/112,296 sq. ft.        .54     .53     .51     .50     .49
Mallard Lake           Greensboro, NC         336 units/295,560 sq. ft.        .64     .63     .62     .59     .57
Manchester
  Commons              Manchester, MO         280 units/331,820 sq. ft.        .56     .53     .50     .49     .46
Mesa Ridge             Mesa, AZ               480 units/386,336 sq. ft.        .68     .65     .65     .61     .59
Nora Pines             Indianapolis, IN       254 units/254,676 sq. ft.        .60     .59     .57     .55     .55
Oak Hollow             Austin, TX             409 units/290,072 sq. ft.        .90     .87     .87     .81     .75
Oak Tree               Grandview, MO          189 units/160,591 sq. ft.        .60     .57     .54     .54     .52
Olde Towne             Middletown, OH         199 units/179,395 sq. ft.        .58     .57     .57     .57     .57
Pheasant Ridge         Bellevue, NE           264 units/243,960 sq. ft.        .62     .61     .56     .51     .51
Pines                  Little Rock, AR        257 units/221,981 sq. ft.        .42     .41     .41     .39     .37
Place One              Tulsa, OK              407 units/302,263 sq. ft.        .55     .57     .51     .49     .47
Quail Point            Huntsville, AL         184 units/202,602 sq. ft.        .44     .42     .42     .41     .41
Regency                Lincoln, NE            106 units/111,700 sq. ft.        .67     .63     .60     .56     .56
Regency Falls          San Antonio, TX        546 units/348,692 sq. ft.        .64     .63     .63     .63     .60
Rockborough            Denver, CO             345 units/249,723 sq. ft.        .80     .73     .70     .70     .67
Santa Fe               Kansas City, MO        225 units/180,416 sq. ft.        .58     .56     .53     .52     .51
Shadowood              Addison, TX            184 units/134,616 sq. ft.        .76     .74     .69     .66     .64
Sherwood Glen          Urbandale, IA          180 units/143,745 sq. ft.        .79     .77     .75     .74     .72
Stonebridge            Florissant, MO         100 units/140,576 sq. ft.        .43     .45     .43     .46     .46
Summerwind             Reseda, CA             172 units/114,711 sq. ft.        .93     .90     .90     .97     .97
Sun Hollow             El Paso, TX            216 units/156,000 sq. ft.        .66     .65     .64     .63     .63
Tanglewood             Arlington Heights, IL  838 units/612,816 sq. ft.       1.07    1.03     .99     .96     .96
Timber Creek           Omaha, NE              180 units/162,252 sq. ft.        .70     .66     .64     .60     .59
Villa Del Mar          Wichita, KS            162 units/128,004 sq. ft.        .60     .58     .58     .58     .57
Villas                 Plano, TX              208 units/156,632 sq. ft.        .80     .77     .73     .70     .67
Whispering Pines       Canoga Park, CA        102 units/ 61,671 sq. ft.       1.05    1.01    1.00     .98     .98
Whispering Pines       Topeka, KS             320 units/299,264 sq. ft.        .51     .49     .49     .49     .49
Windridge              Austin, TX             408 units/281,778 sq. ft.        .89     .88     .88     .85     .80
Windtree I & II        Reseda, CA             159 units/109,062 sq. ft.        .93     .90     .90     .90     .90
Woodlake               Carrollton, TX         256 units/210,208 sq. ft.        .77     .73     .68     .66     .63
Woodsong II            Smyrna, GA             190 units/207,460 sq. ft.        .56     .54     .54     .51     .46
Woodstock              Dallas, TX             320 units/222,112 sq. ft         .63     .60     .56     .54     .51

Office Buildings:
-----------------
56 Expressway          Oklahoma City, OK                 54,649 sq. ft        9.53    8.64    8.21    7.94    7.77
Executive Court        Memphis, TN                       41,840 sq. ft.      10.64    9.79   10.11    9.87    9.91
Marina Playa           Santa Clara, CA                  124,322 sq. ft.      21.55   20.54   19.54   18.11   17.00
Melrose Business
  Park                 Oklahoma City, OK                124,200 sq. ft.       3.03    2.88    2.76    2.65    2.59
One Hickory Centre     Farmers Branch, TX               102,615 sq. ft.         --       *       *       *       *
Rosedale Towers        Minneapolis, MN                   84,798 sq. ft.      15.48   15.03   14.88   13.16   14.46
University Square      Anchorage, AK                     22,260 sq. ft.      13.86   14.07   15.07   13.16   13.81

                                                                                   Rent per Square Foot
                                                                             --------------------------------------
                                                     Units/Square
      Property               Location                   Footage               1998    1997    1996    1995    1994
      --------             ------------         ----------------------       ------  ------  ------  ------  ------
Shopping Centers:
---------------------
Collection                 Denver, CO              267,812 sq. ft.            8.92    9.46       *       *       *
Cross County Mall          Mattoon, IL             304,575 sq. ft.            4.99    4.88    4.90    4.86    4.39
Cullman                    Cullman, AL              92,466 sq. ft.            3.91    3.87    3.86    3.83    3.82
Harbor Plaza               Aurora, CO               45,863 sq. ft.            9.86    9.44    8.73    8.42    7.82
Katella Plaza              Orange, CA               52,169 sq. ft.            9.79    9.20    7.73    9.97   11.34
Oak Tree Village           Lubbock, TX              45,623 sq. ft.            8.27    8.17    7.98    7.34       *
Preston Square             Dallas, TX               35,508 sq. ft.           16.04   15.26       *       *       *
Regency Point              Jacksonville, FL         67,410 sq. ft.           12.36   12.07   11.39   11.26   10.63
Westwood                   Tallahassee, FL         149,855 sq. ft.            6.77    6.44    6.42    5.31    5.00

Merchandise Mart:
-----------------
Denver Mart                Denver, CO              509,008 sq. ft.           11.35   14.75   15.33   14.53   14.18

                                                                                   Average Room Rate
                                                                        --------------------------------------------
    Property                  Location                 Rooms            1998      1997      1996      1995      1994
--------------------         ------------            --------           ----     -----      ----      ----      ----
Hotels:
-------
Best Western
  Oceanside                 Virginia Beach, VA       110 Rooms         $92.65    $90.44    $41.11     $    *    $    *
Continental                 Las Vegas, NV            371 Rooms             **         *         *          *         *
Holiday Inn                 Kansas City, MO          196 Rooms          65.38     70.73     66.46      61.66     52.47
Piccadilly Airport          Fresno, CA               185 Rooms          68.53     62.98         *          *         *
Piccadilly Chateau          Fresno, CA                78 Rooms          55.18     50.86         *          *         *
Piccadilly Shaw             Fresno, CA               194 Rooms          70.63     64.07         *          *         *
Piccadilly
  University                Fresno, CA               190 Rooms          67.42     62.22         *          *         *
Quality Inn                 Denver, CO               161 Rooms          54.07     53.15     46.66      44.69     42.38
Williamsburg
  Hospitality House         Williamsburg, VA         296 Rooms          85.87     81.87         *          *         *


                                                     Total Room Revenues Divided
                                                      by Total Available Rooms
                                  ---------------------------------------------------------------------
Property                              1998          1997          1996          1995           1994
--------                          -----------  ------------  ------------  -------------  -------------
Hotels:
Best Western                         $60.37      $54.03        $17.69        $     *      $       *
  Oceanside
Continental                              **           *             *              *              *
Holiday Inn                           51.38       54.13         52.63          46.31          39.27
Piccadilly Airport                    41.68       35.94             *              *
Piccadilly Chateau                    33.19       27.74             *              *              *
Piccadilly Shaw                       46.71       41.17             *              *              *
Piccadilly University                 39.42       35.65             *              *              *
Quality Inn                           32.95       28.02         16.80          17.79          17.73
Williamsburg                          54.85       55.30             *              *              *
   Hospitality House

   *  Property was acquired in 1995, 1996, 1997 or 1998.

**        Leased to a licensed casino operator.

                                                                Occupancy %
                                   -------------------------------------------------------------------
Property                               1998           1997         1996          1995          1994
--------                           -----------    -----------   -----------  ------------  -----------
Apartments:
-----------
Ashford                                 98              *            *            *             *
Carriage Park                           94              *            *            *             *
Chateau Bayou                           98              *            *            *             *
Concord                                 33              *            *            *             *
Conradi House                           96              *            *            *             *
Country Squire                          27              *            *            *             *
Crossing Church                         98              *            *            *             *
Daluce                                  94              *            *            *             *
Edgewater Gardens                       99              *            *            *             *
Georgetown                              93              *            *            *             *
Governor Square                         92              *            *            *             *
Grand Lagoon                            80              *            *            *             *
Greenbriar                              96              *            *            *             *
Lake Chateau                            97              *            *            *             *
Landings/Marina                         87              *            *            *             *
Lee Hills                               94              *            *            *             *
Med Villas                              93              *            *            *             *
Morning Star                           100              *            *            *             *
Northside Villas                        93              *            *            *             *
Oak Hill                                97              *            *            *             *
Park Avenue                             90              *            *            *             *
Pinecrest                               90              *            *            *             *
Regency                                 96              *            *            *             *
Rolling Hills                           92              *            *            *             *
Seville                                100              *            *            *             *
Stonegate                               93              *            *            *             *
Sunset                                  96              *            *            *             *
Valley Hi                              100              *            *            *             *
Villager                                97              *            *            *             *
Waters Edge III                         96              *            *            *             *
Westwood                                91              *            *            *             *
Westwood Parc                          100              *            *            *             *
White Pines                             94              *            *            *             *
Windsor Tower                           96              *            *            *             *
Arlington Place                         98             95           91            95            88
Barcelona                               91             94           93            96            85
Bavarian                                90             92           96            92            95
Bent Tree                               93             96           97           100            99
Blackhaw                                94             96           95            94            96
Bridgestone                             97             99           94            97            93
Candlelight Square                      96             94           97            96            92
Chalet I                                97             96           96            94            87
Chalet II                               91             93           89            97             *
Chateau                                 94             95           99            97            94
Club Mar                                93             99           91            95            92
Confederate Point                       93             91           94            98            92
Country Place                           94             88           93            95            97
Covered Bridge                          97             98           94           100            99
Fair Oaks                               93             96           96            98            96
Four Seasons                            96             98           94            93            96
Fox Club                                89             95           88            91            95
Foxwood                                 90             94           93            95            97
Hidden Valley                           96             96           93            97            96
Horizon East                            96             93           92            94            93

                                                            Occupancy %
                                      -------------------------------------------------------------------
Property                                1998          1997          1996          1995          1994
---------                             ------------  -------------  -----------  ------------  -----------
Kimberly Woods                            92             92           93            94            95
La Mirada                                 99             91           93            98            93
Lake Nora Arms                            94             95           91            95            94
Lake Nora Arms                            97             93           95            93            98
Mallard Lake                              91             93           95            97            98
Manchester Commons                        91             95           93            95            94
Mesa Ridge                                95             98           88            92            95
Nora Pines                                95             92           94            97            95
Oak Hollow                                97             94           91            97            99
Oak Tree                                  99             95           94            96            95
Olde Towne                                90             94           92            91            94
Pheasant Ridge                            89             93           94            97            85
Pines                                     92             90           93            90            88
Place One                                 93             92           96            96            92
Quail Point                               89             91           96            86            90
Regency                                   87             98           95            88            97
Regency Falls                             82             92           93            93            90
Rockborough                               94             94           92            92            96
Santa Fe                                  92             93           91            92            90
Shadowood                                 94             96           97            97            98
Sherwood Glen                             90             94           96            93            93
Stonebridge                               95            100           98            92            92
Summerwind                                97             96           92            91            92
Sun Hollow                                93             97           90            96            92
Tanglewood                                92             93           92            95            96
Timber Creek                              97             95           98            94            91
Villa Del Mar                             92             97           94            90            89
Villas                                    94             98           95            95            97
Whispering Pines, CA                      93             94           92            93            93
Whispering Pines, KS                      95             95           89            90            92
Windridge                                 94             95           93            95            96
Windtree I & II                           95             96           94            91            24
Woodlake                                  97             98           99            98            99
Woodsong II                               99             96           85            99            97
Woodstock                                 95             92           95            96            94

Office Buildings:
-----------------
56 Expressway                             91             94           88            93            85
Executive Court                           96             99           95            92            92
Marina Playa                              97            100           99            97            81
Melrose Business Park                     80             93           90            97            81
One Hickory Centre                         0              *            *             *             *
Rosedale Towers                           94             93           91            90            94
University Square                         81            100           84            90            82

                                                            Occupancy %
Property                                  1998          1997          1996          1995          1994
---------                             ------------  -------------  -----------  ------------  ------------
Shopping Centers:
-----------------
Collection                                94             82            *             *             *
Cross County Mall                         90             89           90            95            87
Cullman                                   98             97           98            00            96
Harbor Plaza                              86             94           97            78            87
Katella Plaza                             71             71           71            71            71
Oak Tree Village                          70             90           89            91             *
Preston Square                            77             92            *             *             *
Regency Point                             91             83           84            81            95
Westwood                                  93             93           74            59            81

Merchandise Mart:
-----------------
Denver Mart                               92             93           95            96            97

Hotels:
-------
Best Western Oceanside                    65             60           42             *             *
Continental                               **              *            *             *             *
Holiday Inn                               79             77           79            75            75
Piccadilly Airport                        61             50            *             *             *
Piccadilly Chateau                        60             49            *             *             *
Piccadilly Shaw                           66             62            *             *             *
Piccadilly University                     59             49            *             *             *
Quality Inn                               61             53           36            40            42
Williamsburg
  Hospitality House                       64             60            *             *             *

*   Property was acquired in 1995, 1996, 1997 or 1998.
**  Leased to a licensed casino operator.

Occupancy presented above is without reference to whether leases in effect are at, below or above market rates.

    As of September 30, 1999, none of ART's properties had a book value which exceeded 10% of ART's total assets. For the nine months ended September 30, 1999, none of ART's properties had revenues that exceeded 10% of ART's total revenues.

    Properties Held for Sale. Set forth below are ART's properties held for
    ------------------------
 sale, at December 31, 1998, consisting of improved and unimproved land:

           Property                        Location                           Acres
           --------                        --------                           -----
Atlanta                         Atlanta, GA                                  3.5 Acres
Bad Lands                       Duchense, UT                               420.0 Acres
Bonneau                         Dallas County, TX                            8.4 Acre
Chase Oaks                      Plano, TX                                   39.0 Acres
Croslin                         Dallas, TX                                    .8 Acres
Dalho                           Farmers Branch, TX                           3.4 Acres
Desert Wells                    Palm Desert, CA                            420.0 Acres
Dowdy                           Collin County, TX                          165.0 Acres
Eldorado Parkway                Collin County, TX                            8.5 Acres
FRWM Cummings                   Farmers Branch, TX                           6.4 Acres
Hollywood Casino                Farmers Branch, TX                          51.7 Acres
HSM                             Farmers Branch, TX                           6.2 Acres
Jeffries Ranch                  Oceanside, CA                               82.4 Acres

                     Property                        Location                           Acres
                     --------                        --------                           -----
          JHL Connell                     Carrollton, TX                              7.7 Acres
          Katrina                         Palm Desert, CA                           454.8 Acres
          Katy Road                       Harris County, TX                         130.6 Acres
          Keller                          Tarrant County, TX                        811.8 Acres
          Lacy Longhorn                   Farmers Branch, TX                         17.1 Acres
          Las Colinas I                   Las Colinas, TX                            46.1 Acres
          Marine Creek                    Fort Worth, TX                             54.2 Acres
          Mason/Goodrich                  Houston, TX                               244.8 Acres
          McKinney Corners I              Collin County, TX                          30.4 Acres
          McKinney Corners II             Collin County, TX                         173.9 Acres
          McKinney Corners III            Collin County, TX                          15.5 Acres
          McKinney Corners IV             Collin County, TX                          31.3 Acres
          McKinney Corners V              Collin County, TX                           9.7 Acres
          Mendoza                         Dallas, TX                                  .35 Acres
          Messick                         Palm Springs, CA                           72.0 Acres
          Pantex                          Collin County, TX                         182.5 Acres
          Parkfield                       Denver, CO                                329.4 Acres
          Pioneer Crossing                Austin, TX                              1,448.0 Acres
          Plano Parkway                   Plano, TX                                  81.2 Acres
          Rasor                           Plano, TX                                 141.7 Acres
          Santa Clarita                   Santa Clarita, CA                          19.5 Acres
          Scoggins                        Tarrant County, TX                        314.5 Acres
          Scout                           Tarrant County, TX                        546.0 Acres
          Stagliano                       Farmers Branch, TX                          3.2 Acres
          Stone Meadow                    Houston, TX                                13.5 Acres
          Thompson                        Farmers Branch, TX                          4.0 Acres
          Thompson II                     Dallas County, TX                           3.5 Acres
          Tomlin                          Farmers Branch, TX                          9.2 Acres
          Tree Farm - LBJ                 Dallas County, TX                          10.4 Acres
          Valley Ranch                    Irving, TX                                319.8 Acres
          Valley Ranch III                Irving, TX                                 12.5 Acres
          Valley Ranch IV                 Irving, TX                                 12.4 Acres
          Valwood                         Dallas, TX                                280.0 Acres
          Van Cattle                      McKinney, TX                              126.6 Acres
          Vineyards                       Grapevine, TX                              15.8 Acres
          Vista Business Park             Travis County, TX                          41.8 Acres
          Vista Ridge                     Lewisville, TX                            160.0 Acres
          Walker                          Dallas County, TX                         132.6 Acres
          Yorktown                        Harris County, TX                         325.8 Acres
          Other (7 properties)            Various                                   113.5 Acres

Mortgage Loans

     In addition to real estate, a substantial portion of ART's assets have been and are expected to continue to be invested in mortgage notes receivable, principally those secured by income-producing real estate. ART's mortgage notes receivable consist of first, wraparound, and junior mortgage loans.

     Types of Mortgage Activity. In addition to originating its own mortgage
     --------------------------
loans, ART may acquire existing mortgage loans either directly from builders, developers or property owners, or through mortgage banking firms, commercial banks or other qualified brokers. BCM services ART's mortgage notes receivable in its capacity as a mortgage servicer.

     Types of Properties Subject to Mortgages. The types of properties securing
     ----------------------------------------
ART's mortgage notes receivable portfolio at September 30, 1999 consisted of commercial properties (an office building and shopping centers), unimproved land and partnership interests. The ART board may alter the types of properties subject to mortgages in which ART invests without a vote of ART's stockholders.

     At September 30, 1999, the obligors on $14.3 million, or 21.3%, of ART's mortgage notes receivable portfolio were affiliates of ART. Also at that date, $14.9 million, or 22.2%, of ART's mortgage notes receivable portfolio was nonperforming.

     A summary of the activity in ART's mortgage notes receivable portfolio during 1998 and through September 30, 1999 is as follows:

     Loans in mortgage notes receivable portfolio
     at January 1, 1998................................                    11*
     Partnership loans.................................                    19
     Loans funded......................................                    12
     Loans collected in full...........................                   (13)
     Loans sold........................................                    (3)
     Loan foreclosed...................................                    (1)
     Loan converted to property interest                                   (1)
                                                                          ---
     Loans in mortgage notes receivable portfolio
     at September 30, 1999.............................                    24
                                                                          ===

     * Includes a mortgage note receivable collateralized by two condominium mortgage loans at January 1998 and one condominium mortgage loan at September 30, 1999.

     First Mortgage Loans. ART may invest in first mortgage loans, with either
     --------------------
short-, medium- or long-term maturities. First mortgage loans generally provide for level periodic payments of principal and interest sufficient to substantially repay the loan prior to maturity, but may involve interest-only payments or moderate or negative amortization of principal or all interest and a "balloon" principal payment at maturity. With respect to first mortgage loans, it is ART's general policy to require that the borrower provide a title policy or an acceptable legal opinion of title as to the validity and the priority of ART's mortgage lien over all other obligations, except liens arising from unpaid property taxes and other exceptions normally allowed by first mortgage lenders in the relevant area. ART may grant to other lenders participations in first mortgage loans originated by ART.

     Wraparound Mortgage Loans. ART may invest in wraparound mortgage loans,
     -------------------------
sometimes called all-inclusive loans, made on real estate subject to prior mortgage indebtedness. A wraparound mortgage note is a mortgage note having an original principal amount equal to the outstanding balance under the prior existing mortgage loan plus the amount actually advanced under the wraparound mortgage loan. Wraparound mortgage loans may provide for full, partial or no amortization of principal. ART's policy is to make wraparound mortgage loans in amounts and on properties as to which it would otherwise make a first mortgage loan.

     Junior Mortgage Loans. ART may invest in junior mortgage loans. These notes
     ---------------------
are secured by mortgages that are subordinate to one or more prior liens either on the fee or a leasehold interest in real estate. Recourse on the notes ordinarily includes the real estate which secures the note, other collateral and personal guarantees of the borrower. On September 30, 1999 ART had funded $10.9 million on these junior mortgage loans.

Related Party

     Beginning in 1997 and through January 1999, NRLP funded a $1.6 million loan commitment to Bordeaux Investments Two, L.L.C. (Bordeaux). The loan is secured by the following:

          (1) a 100% membership interest in Bordeaux, which owns a shopping center in Oklahoma City, Oklahoma;

          (2)  100% of the stock of Bordeaux Investments One, Inc., which owns
               6.5 acres of undeveloped land in Oklahoma City, Oklahoma; and

          (3)  the personal guarantees of the Bordeaux members.

     The loan bears interest at 14.0% per annum. Until November 1998, the loan required monthly payments of interest only at 12.0% per annum, with the deferred interest payable at maturity in January 1999. In November 1998, the loan was modified to allow payments based on monthly cash flow of the collateral property and the maturity date was extended to December 1999. In the second quarter of 1999, the loan was again modified, increasing the loan commitment to $2.1 million and NRLP funded an additional $33,000. In the third quarter of 1999, NRLP funded an additional $213,000. In October 1999, NRLP received a $724,000 paydown on the loan, which was applied first to accrued but unpaid interest due of $261,000 then to principal, reducing the loan balance to $1.4 million. In October 1999, Richard D. Morgan, a Bordeaux member, was elected a director of NMC, the general partner of NRLP.

     During 1998, NRLP funded a $1.8 million loan to Warwick of Summit Square, Inc. The loan is secured by a second lien on a shopping center in Rhode Island, by 100% of the stock of the borrower and by the personal guarantee of the principal shareholder of the borrower. The loan bears interest at 14.0% per annum and matures in December 1999. All principal and interest are due at maturity. During 1999, the Partnership funded an additional $314,000, increasing the loan balance to $2.1 million. In October 1999, Richard D. Morgan, the principal shareholder of Warwick of Summit Square, Inc., was elected a director of NMC, the general partner of NRLP.

     In 1999, ART funded $1.7 million of a $2.0 million loan commitment to Lordstown, L.P. The loan is secured by a second lien on land in Ohio and Florida, by 100% of the general and limited partner interest in Partners Capital, Ltd. and a profits interest in subsequent land sales. In October 1999, Richard D. Morgan, a general partner in Lordstown, L.P., was elected a director of NMC, the general partner of NRLP.

     Also in 1999, ART funded $1.5 million of a $2.4 million loan commitment to 261, L.P. The loan is secured by 100% of the general and limited partner interest in Partners Capital, Ltd. and a profits interest in subsequent land sales. In October 1999, Richard D. Morgan, a general partner in 261, L.P., was elected a director of NMC, the general partner of NRLP.

     In February 1999, GCLP funded a $5.0 million unsecured loan to One Realco Corporation (formerly called Davister Corp.), which at September 30, 1999, owned approximately 15.8% of the outstanding shares of ART's common stock. The loan bears interest at 12.0% per annum and matures in February 2000. All principal and interest are due at maturity. The loan is guaranteed by BCM.

     Further, in October 1999, GCLP funded a $4.7 million loan to Realty Advisors, Inc., the corporate parent of BCM. The loan is secured by a pledge of 100% of Realty Advisors, Inc.'s interest in American Reserve Life Insurance Company. The loan bears interest at a variable rate, currently 10.25% per annum, and matures in November 2001. All principal and interest are due at maturity.

Investments in Real Estate Investment Trusts and Real Estate Partnerships

     ART invests in equity interests in real estate (including equity securities of real estate-related entities), leases, joint venture development projects and partnerships and finances real estate and real estate activities through investments in mortgage loans. ART has invested in private and open market purchases in the equity securities of Continental Mortgage and Equity Trust
(CMET), IORI, TCI and NRLP. On November 30, 1999, TCI acquired CMET in a merger transaction.

     ART's investment in real estate entities includes (1) equity securities of three publicly traded real estate investment trusts (collectively the Affiliated REITs), CMET, IORI and TCI, (2) units of limited partner interest of NRLP, and
(3) interests in real estate joint venture partnerships. BCM also serves as advisor to the Affiliated REITs, and performs administrative and management functions for NRLP on behalf of NMC.

     Since acquiring its initial investments in the equity securities of the Affiliated REITs and NRLP in 1989, ART has made additional investments in the equity securities of these entities through private and open market purchases. ART's cost with respect to shares of the Affiliated REITs at September 30, 1999 totaled $19.1 million, and its cost with respect to units of limited partner interest in NRLP totaled $19.6 million. The aggregate carrying value (cost plus or minus equity in income or losses and less distributions received) of the equity securities of the Affiliated REITs was $33.1 million at September 30, 1999 and the aggregate market value of the equity securities was $41.8 million. The aggregate investee book value of the equity securities of the Affiliated REITs based upon the September 30, 1999 financial statements of each of the entities was $75.4 million.

     The ART board has authorized the expenditure by ART of up to an aggregate of $35.0 million to acquire, in open market purchases, units of NRLP and shares of the Affiliated REITs, excluding private purchase transactions which were separately authorized. As of September 30, 1999, ART had expended $6.5 million to acquire units of NRLP and a total of $6.8 million to acquire shares of the Affiliated REITs, in open market purchases, in accordance with these authorizations. ART expects to make additional investments in the equity securities of the Affiliated REITs and NRLP.

     The purchases of the equity securities of the Affiliated REITs and NRLP were made for the purpose of investment and were based principally on the opinion of ART's management that the equity securities of each were and are currently undervalued. The determination by ART to purchase additional equity securities of the Affiliated REITs and NRLP is made on an entity-by-entity basis and depends on the market price of each entity's equity securities relative to the value of its assets, the availability of sufficient funds and the judgment of ART's management regarding the relative attractiveness of alternative investment opportunities. Substantially all of the equity securities of the Affiliated REITs and NRLP owned by ART are pledged as collateral for borrowings. Pertinent information regarding ART's investment in the equity securities of the Affiliated REITs, at September 30, 1999, is summarized below (dollars in thousands):

                            Percentage              Carrying             Equivalent
                             of ART's               Value of              Investee           Market Value
                           Ownership at           Investment at         Book Value at      of Investment at
          Investee      September 30, 1999     September 30, 1999    September 30, 1999   September 30, 1999
          --------     --------------------   ---------------------  -------------------  -------------------
          CMET                  41.3%                $16,108               $36,074              $24,488
          IORI                  30.4                   3,269                 7,203                2,439
          TCI                   31.4                  13,680                32,145               14,851

     ART accounted for its investment in NRLP under the equity method until December 1998 when NMC, a wholly owned subsidiary of ART, was elected general partner of NRLP, as more fully discussed in "NRLP", below. As of December 31, 1998, the accounts of NRLP are consolidated with those of ART.

     Each of the Affiliated REITs and NRLP own a considerable amount of real estate, much of which, particularly in the case of NRLP, has been held for many years. Because of depreciation, these entities may earn substantial amounts in periods in which they sell real estate and will probably incur losses in periods in which they do not. ART's reported income or loss attributable to these entities will differ materially from its cash flow attributable to them. ART does not have a controlling equity interest in any of the Affiliated REITs and therefore it cannot, acting by itself, determine either the individual investments or the overall investment policies of the investees. However, due to ART's equity investments in, and the existence of common officers with, each of the Affiliated REITs, and that the Affiliated REITs have the same advisor as ART and that Mr. Karl L. Blaha, the president of ART, is also the president of the Affiliated REITs and BCM.

     ART may be considered to have the ability to exercise significant influence over the operating and investing policies of these entities. ART accounts for its investment in the Affiliated REITs using the equity method. Under the equity method, ART recognizes its proportionate share of the income or loss from the operations of the Affiliated REITs currently, rather than when realized through dividends or on sale. ART discontinued accounting for its investment in NRLP under the equity method as of December 31, 1998, due to the election of NMC, as general partner of NRLP, as more fully discussed in "NRLP" below. The carrying value of ART's investment in the Affiliated REITs, as set forth in the table above, is the original cost of each of the investments adjusted for ART's proportionate share of each entity's income or loss and distributions received.

     The difference between the carrying value of ART's investment and the equivalent investee book value is being amortized over the life of the properties held by each investee.

     ART's management continues to believe that the market value of each of the Affiliated REITs and NRLP undervalues their assets and ART may, therefore, continue to increase its ownership in these entities in 1999.

     The following is a summary description of each of NRLP and the Affiliated REITs, based upon information publicly reported by the entities.

     NRLP.  For a description of NRLP, please see "BUSINESS OF NRLP" on page
     ----
_____.

     CMET. CMET was a California business trust which was organized on August
     ----
27, 1980 and commenced operations on December 3, 1980. On November 30, 1999, CMET was acquired by TCI in a merger transaction. CMET's business was investing in real estate through direct equity investments and partnerships and financing real estate and real estate-related activities through investments in mortgage notes. CMET held equity investments in apartments and commercial properties (office buildings, industrial warehouses and shopping centers) throughout the continental United States. CMET's apartments and commercial properties were concentrated in the Southeast, Southwest and Midwest regions of the continental United States. At December 31, 1998, CMET owned 57 income producing properties located in 14 states consisting of 34 apartments comprising of 6,158 units, 11 office buildings with an aggregate of 2.1 million sq. ft., 11 industrial warehouses with an aggregate of 1.6 million sq. ft. and a shopping center with 133,558 sq. ft. CMET also held mortgage notes receivable secured by real estate located in the Southeast, Southwest and Midwest regions of the continental United States, with a concentration in the Southeast and Southwest regions.

     CMET reported net income of $347,000 in 1998 as compared to net income of $4.2 million in 1997. CMET's 1998 net income included gains on the sale of real estate of $6.1 million, whereas its 1997 net income included gains on the sale of real estate of $8.2 million. CMET's cash flow from property operations improved to $28.9 million in 1998 from $23.7 million in 1997. At December 31, 1998, CMET had total assets of $333.8 million, which consisted of $294.2 million of real estate held for investment, $3.3 million of real estate held for sale, $3.4 million of notes and interest receivable, $30.7 million of investments in marketable equity securities and other assets and $2.2 million in cash and cash equivalents.

     For the nine months ended September 30, 1999, CMET reported net income of $2.2 million compared to net income of $667,000 in the nine months ended September 30, 1998. CMET's net income for the nine months ended September 30, 1999, included gains on the sale of real estate of $6.6 million compared to $5.9 million in the nine months ended September 30, 1998.

     On September 25, 1998, CMET and TCI announced that they had reached an agreement for CMET to be acquired by TCI. The shareholders of CMET and TCI approved the merger proposal on September 28, 1999. The merger was completed on November 30, 1999. TCI issued 1.181 shares of its common stock for each share of CMET.

     CMET has paid quarterly distributions since the first quarter of 1993. ART received a total of $868,000 in distributions from CMET in 1998 and $454,000 in the first nine months of 1999.

      IORI. IORI is a Nevada corporation which was originally organized on
      ----
December 14, 1984 as a California business trust and commenced operations on April 10, 1985. Like CMET, IORI's business is investing in real estate through direct equity investments and partnerships. IORI holds equity investments in apartments and commercial properties (office buildings) in the Pacific, Southeast and Southwest regions of the continental United States. At December 31, 1998, IORI owned 14 income producing properties located in four states. These properties consisted of four apartments comprising 654 units and ten office buildings with an aggregate of 620,577 sq. ft.

     IORI reported a net loss of $679,000 in 1998 as compared to net income of $3.3 million in 1997. IORI's net income in 1997, is attributable to $4.0 million of gains on sale of real estate. IORI had no gains of this type in 1998. IORI's cash flow from property operations increased to $7.9 million in 1998 from $6.5 million in 1997. At December 31, 1998, IORI had total assets of $88.7 million, which consisted of $83.7 million in real estate held for investment, $4.9 million in investments in partnerships and other assets and $103,000 in cash and cash equivalents.

     For the nine months ended September 30, 1999, IORI reported net income of $805,000 compared to a net loss of $513,000 in the nine months ended September 30, 1998.

      IORI has paid quarterly dividends since the first quarter of 1993. ART received a total of $264,000 in dividends from IORI in 1998 and $135,000 in the first nine months of 1999.

      TCI. TCI is a Nevada corporation which was originally organized on
      ---
September 6, 1983, as a California business trust, and commenced operations on January 31, 1984. TCI also has investment policies similar to those of CMET and IORI. TCI holds equity investments in apartments, commercial properties (office buildings, industrial warehouses and shopping centers) and hotels throughout the continental United States with a concentration in the Southeast and Southwest regions. At December 31, 1998, TCI owned 72 income producing properties located in 14 states. These properties consisted of 38 apartments comprising 7,000 units, 19 office buildings with an aggregate of 1.6 million sq. ft., six industrial warehouses with an aggregate of 1.5 million sq. ft., 5 shopping centers with an aggregate of 489,103 sq. ft. and 4 hotels with a total of 209 rooms. TCI also holds mortgage notes receivable secured by real estate located in the Southeast and Southwest regions of the continental United States.

      TCI reported net income of $6.9 million in 1998 as compared to net income of $12.6 million in 1997. TCI's net income for 1998 included gains on the sale of real estate of $12.6 million whereas its net income for 1997 included gains on the sale of real estate of $21.4 million. TCI's cash flow from property operations increased to $29.8 million in 1998 as compared to $16.2 million in 1997. At December 31, 1998, TCI had total assets of $382.2 million, which consisted of $347.4 million in real estate held for investment, $1.4 million in real estate held for sale, $3.4 million in investments in real estate entities, $19.5 million in notes and interest receivable and other assets and $10.5 million in cash and cash equivalents. At December 31, 1998, TCI owned 345,728 shares of IORI's common stock, approximately 22.7% of IORI's shares then outstanding.

      For the nine months ended September 30, 1999, TCI reported net income of $13.0 million compared to net income of $8.0 million in the nine months ended September 30, 1998. TCI's net income for the nine months ended September 30, 1999, included gains on the sale of real estate of $16.0 million compared to $12.0 million in the nine months ended September 30, 1998.

      On September 25, 1998, TCI and CMET announced that they had reached agreement for TCI to acquire CMET. At a special meeting of shareholders held on September 28, 1999, shareholders approved the merger proposal. The merger was completed November 30, 1999. TCI issued 1.181 shares of its common stock for each share of CMET.

      TCI has paid quarterly dividends since the fourth quarter of 1995. In 1998, ART received a total of $1.9 million in dividends from TCI, including $1.2 million accrued in December 31, 1997 and $346,000 in the first nine months of 1999.

      River Trails II. In January 1992, ART entered into a partnership agreement
      ---------------
with an entity affiliated with a limited partner, at the time, in a partnership that owned approximately 15.8% of ART's outstanding shares of common stock, to acquire 287 developed residential lots adjacent to ART's other residential lots in Fort Worth, Texas. The partnership agreement designates ART as managing general partner. The partnership agreement also provides each of the partners with a guaranteed 10% return on their respective investments. Through December 31, 1997, 214 residential lots had been sold. During 1998, an additional 52 lots were sold and at December 31, 1998 and September 30, 1999, 21 lots remained to be sold. During 1998, each partner received $418,000 in return of capital distributions from the partnership and $493,000 in profit distributions. No distributions of this type have been received in 1999.

      R. G. Bond, Ltd. In June 1995, ART purchased the corporate general partner
      ---------------
of a limited partnership which owned apartment complexes in Illinois, Florida and Minnesota, with a total of 900 units. In August 1998, in conjunction with the sale of the apartment complexes, ART sold its general partner interest for $903,000 in cash. ART recognized a gain of $270,000 on the sale. In December 1998, ART received a return of capital distribution of $100,000.

      Campbell Center Associates, Ltd. In April 1996, ART purchased a 28%
      -------------------------------
general partner interest in Campbell Center Associates, Ltd. ("Campbell Associates") which in turn had a 56.25% interest in Campbell Centre Joint Venture, which owned at the time a 413,175 sq. ft. office building in Dallas, Texas. The purchase price of the general partner interest was $550,000 in cash and a $500,000 note. In January 1997, ART exercised its option to purchase an additional 28% general partner interest in Campbell Associates. The purchase price was $300,000 in cash and a $750,000 note. In July 1997, ART purchased an additional 9% general partner interest in Campbell Associates for $868,000 in cash. In March 1998, Consolidated Equity Properties, Inc., a wholly owned subsidiary of ART, acquired a 30% limited partner interest in Campbell Associates for $500,000 in cash. In June 1998, ART purchased the remaining 5% general partner interest in Campbell Associates for $1.1 million in cash. Also in June 1998, Campbell Centre Joint Venture sold the office building for $32.2 million in cash. Campbell Associates, as a partner, received net cash of $13.2 million from the sales proceeds and escrowed an additional $190,000 for pending parking lot issues. Campbell Associates recognized a gain of $8.2 million on the sale.

      Highway 380/Preston Partners, Ltd. In June 1996, a newly formed limited
      ---------------------------------
partnership, of which ART is 1% general partner, purchased 580 acres of unimproved land in Collin County, Texas for $5.7 million in cash. ART contributed $100,000 in cash to the partnership with the remaining $5.6 million being contributed by the limited partner. The partnership agreement designates ART as the managing general partner. At January 1, 1998, 251.9 acres remained to be sold. In January 1998, the partnership sold a 155.4 acre tract for $2.9 million. The partnership received $600,000 in cash and provided financing of an additional $2.2 million. Of the net sales proceeds, $300,000 was distributed to the limited partner and $300,000 was distributed to ART as general partner in accordance with the partnership agreement. The seller financing bore interest at 12% per annum, required monthly payments of interest only and matured in July 1998. The seller financing was collected at maturity, with the net proceeds being distributed $1.1 million to the limited partner and $1.1 million to ART as general partner. The partnership recognized a gain of $1.2 million on the sale. In September 1998, the partnership sold the remaining 96.5 acres for $1.3 million in cash. Of the net proceeds, $587,000 was distributed to the limited partner and $587,000 was distributed to ART as general partner. The partnership recognized a gain of $128,000 on the sale.

      Elm Fork Branch Partners, Ltd. In September 1997, a newly formed limited
      -----------------------------
partnership of which ART is a 1% general partner and 21.5% limited partner, purchased a 422.4 acre parcel of unimproved land in Denton County, Texas, for $16.0 million in cash. ART contributed $3.6 million in cash to the partnership with the remaining $12.4 million being contributed by the other limited partners. The partnership agreement designates ART as the managing general partner. In September 1997, the partnership obtained mortgage financing of $6.5 million secured by the 422.4 acres of land. The mortgage bears interest at 10% per annum, requires quarterly payments of interest only and matures in September 2001. The net financing proceeds were distributed to the partners, ART receiving a return of $2.9 million of its initial investment. The partnership agreement also provides that the limited partners receive a 12% preferred cumulative return on their investment before any sharing of partnership profits occurs. One of the limited partners in the partnership was, at the time, also a limited partner in a partnership that owned 15.8% of the outstanding shares of ART common stock.

Legal Proceedings

     ART is involved in various lawsuits arising in the ordinary course of business. In the opinion of ART's management the outcome of these lawsuits will not have a material impact on ART's financial condition, results of operations or liquidity.

Competition

     Identifying, completing and realizing on real estate investments has from time to time been highly competitive, and involves a high degree of uncertainty. ART competes for investments with many public and private real estate investment vehicles, including financial institutions (such as mortgage banks, pension funds and real estate investment trusts) and other institutional investors, as well as individuals. Many of those with whom ART competes for investments and its services are far larger than ART, may have greater financial resources than ART and may have management personnel with more experience than the officers of ART.

Employees

     ART has no employees, payroll, employee benefit plans and pays no compensation to executive officers of ART; however, PWSI has 910 employees and a majority owned development subsidiary has 3 employees. See "BUSINESS OF ART-- The Manager" on page ___.



                        SELECTED FINANCIAL DATA OF ART

                                     For  the Nine Months Ended
                                         September 30,                              For the Years Ended December 31,
                                     --------------------------  -----------------------------------------------------------------
                                          1999           1998           1998          1997          1996          1995        1994
                                     -------------  -----------  ------------  ------------  ------------  ------------ ----------
                                                                                (dollars in thousands, except per share)
EARNINGS DATA
Revenue                               $   149,167   $    66,157  $    87,086   $    57,031   $    41,522   $    22,952  $    23,070
Expense                                   239,866       106,177      165,111        90,252        52,601        28,314       26,490
                                      -----------   -----------  -----------   -----------   -----------   -----------  -----------

(Loss) from operations                    (90,699)      (40,020)     (78,025)      (33,221)      (11,079)       (5,362)      (3,420)

Equity in income (loss) of                  5,270        27,429       37,966        10,497         1,485          (851)         292
 investees
Gain on sale of real estate                87,307        14,692       17,254        20,296         3,659         2,594          379
                                      -----------   -----------  -----------   -----------   -----------   -----------  -----------

Income (loss) before
  Extraordinary gain                        1,878         2,101      (22,805)       (2,428)       (5,935)       (3,619)      (2,749)
Extraordinary gain                             --            --           --            --           381           783          323
                                      -----------   -----------  -----------   -----------   -----------   -----------  -----------

Net income (loss)                           1,878         2,101      (22,805)       (2,428)       (5,554)       (2,836)      (2,426)
Preferred dividend requirement             (1,704)         (595)      (1,177)         (206)         (113)           --           --
                                      -----------   -----------  -----------   -----------   -----------   -----------  -----------

Income (loss) applicable to
  Common shares                       $       174   $     1,506  $   (23,982)  $    (2,634)  $    (5,667)  $    (2,836) $    (2,426)
                                      ===========   ===========  ===========   ===========   ===========   ===========  ===========

PER SHARE DATA
Income (loss) before extraordinary
 gain                                 $       .02   $       .14  $     (2.24)  $      (.22)  $      (.46)  $      (.31) $      (.23)

Extraordinary Gain                             --            --           --            --           .03           .07          .03
                                      -----------   -----------  -----------   -----------   -----------   -----------  -----------

Net (loss)                            $       .02   $       .14  $     (2.24)  $      (.22)  $      (.43)  $      (.24) $      (.20)
                                      ===========   ===========  ===========   ===========   ===========   ===========  ===========

Dividends per common share            $       .05   $       .15  $       .20   $       .20   $       .15   $        --  $        --
                                      -----------   -----------  -----------   -----------   -----------   -----------  -----------
Weighted average common
Shares outstanding                     10,753,600    10,741,137   10,695,388    11,710,013    12,765,082    11,716,656   12,208,876
                                      ===========   ===========  ===========   ===========   ===========   ===========  ===========

----------------------------------------------------------------------------------------------------
                                     September 30,                    December 31,
-----------------------------------                  -----------------------------------------------
                                        1999            1998      1997      1996      1995      1994
----------------------------------------------------------------------------------------------------
                                                 (dollars in thousands, except per share)

----------------------------------------------------------------------------------------------------
BALANCE SHEET DATA
----------------------------------------------------------------------------------------------------
Notes and interest receivable, net        $ 64,519  $ 52,053  $ 25,526  $ 48,485  $ 49,741  $ 45,664
----------------------------------------------------------------------------------------------------
Real estate, net                           776,963   734,907   302,453   119,035    59,424    47,526
----------------------------------------------------------------------------------------------------
Total assets                               939,332   918,605   433,799   239,783   162,033   137,362
----------------------------------------------------------------------------------------------------
Notes and interest payable                 754,931   768,272   261,986   127,863    61,163    45,695
----------------------------------------------------------------------------------------------------
Margin borrowings                           36,507    35,773    53,376    40,044    34,017    26,391
----------------------------------------------------------------------------------------------------
Stockholders' equity                        38,406    38,272    63,453    47,786    53,068    55,894
----------------------------------------------------------------------------------------------------
Book value per Common Share                    .40       .44      3.53      3.74      4.53      4.77
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------


________________________

Shares and per share data have been adjusted for the 2 for 1 forward common stock splits effected January 2, 1996 and February 17, 1997.


  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                               OPERATIONS OF ART

Introduction

     ART was organized in 1961 to provide investors with a professionally managed, diversified portfolio of equity real estate and mortgage loan investments selected to provided opportunities for capital appreciation as well as current income.

Liquidity and Capital Resources

     General. Cash and cash equivalents at September 30, 1999 totaled $1.8
     -------
million, compared with $11.5 million at December 31, 1998. Although ART anticipates that during the remainder of 1999 it will generate excess cash flow from property operations, as discussed below, the excess cash is not sufficient to discharge all of ART's debt obligations as they mature. ART will therefore continue to rely on externally generated funds, including borrowings against its investments in various real estate entities, the sale or refinancing of properties and, to the extent available or necessary, borrowings from its advisor and affiliates, which totaled $12.4 million at September 30, 1999, to meet its debt service obligations, pay taxes, interest and other non-property related expenses.

     At December 31, 1998, notes payable totaling $164.2 million had either scheduled maturities or required principal reduction payments during 1999. During the first nine months of 1999, ART either extended, refinanced, paid down, paid off or received commitments from lenders to extend or refinance $155.6 million of the debt scheduled to mature in 1999.

     Net cash used in operating activities increased to $30.9 million in the nine months ended September 30, 1999, from $11.8 million in the nine months ended September 30, 1998. Fluctuations in the components of cash flow used in operating activities are discussed in the following paragraphs.

     Net cash from pizza operations (sales less cost of sales) in the nine months ended September 30, 1999, increased to $3.4 million from $1.2 million in 1998. The increase was due to the benefits of a more aggressive marketing and advertising strategy.

     Net cash from property operations (rents collected less payments for expenses applicable to rental income) increased to $27.1 million in the nine months ended September 30, 1999, from $13.0 million in 1998. The increase was primarily attributable to the 36 apartments purchased by ART in 1998 and the consolidation of NRLP effective January 1, 1999.

     ART expects an increase in cash flow from property operations during the remainder of 1999. This increase is expected to be derived from a full year of operations of the 36 apartments acquired by ART during 1998 and the consolidation of NRLP effective January 1, 1999. ART is also expecting substantial land sales and selected property sales to generate additional cash.

     Interest collected increased to $3.7 million in the nine months ended September 30, 1999, from $381,000 in 1998. The increase was attributable to loans funded by NRLP in 1998 and 1999.

     Interest paid increased to $54.8 million in the nine months ended September 30, 1999, from $23.9 million in 1998. The increase was primarily due to debt incurred or assumed relating to 16 land parcels and 36 apartments purchased by ART in 1998, six land parcels and an office building in 1999 and the consolidation of NRLP's operations effective January 1, 1999.

     Advisory fee paid increased to $4.0 million in the nine months ended September 30, 1999, from $2.8 million in 1998. The increase was due to an increase in ART's gross assets, the basis for the fee.

     General and administrative expenses paid increased to $12.7 million in the nine months ended September 30, 1999, from $5.9 million in 1998. The increase was primarily attributable to the consolidation of NRLP's operations effective January 1, 1999.

     Distributions from equity investees decreased to $935,000 in the nine months ended September 30, 1999, from $9.2 million in 1998. Included in 1998 distributions were special distributions totaling $6.1 million from TCI and NRLP that had been accrued at December 31, 1997.

     Other cash from operating activities increased to $5.5 million in the nine months ended September 30, 1999, from a use of $3.1 million in 1998. The increase was due to a decrease in property prepaids, other miscellaneous property receivables and property escrows.

     Real Estate. In January 1999, GCLP sold the 199 unit Olde Town Apartments
     -----------
in Middleton, Ohio, for $4.6 million, receiving net cash of $4.4 million after the payment of various closing costs.

     In February 1999, ART purchased Frisco Bridges land, a 336.8 acre parcel of unimproved land in Collin County, Texas, for $46.8 million, paying $7.8 million in cash and obtained mortgage and seller financing totaling $39.0 million.

     Also in February 1999, ART sold a 4.6 acre tract of its Plano Parkway land parcel for $1.2 million, receiving net cash of $1.1 million after the payment of various closing costs. Simultaneously with the sale, the mortgage debt secured by the land parcel was refinanced in the amount of $7.1 million. The net cash from the sale and refinancing along with an additional $921,000 in cash was used to payoff the $8.9 million seller financing secured by the land parcel.

     Further in February 1999, GCLP sold the 225 unit Santa Fe Apartments in Kansas City, Missouri, for $4.6 million, receiving net cash of $4.3 million after the payment of various closing costs.

     In February 1999, GCLP sold the 480 unit Mesa Ridge Apartments in Mesa, Arizona, for $19.5 million, receiving net cash of $793,000 after the payment of various closing costs and remitting $17.8 million to the lender to hold in escrow pending collateral substitution. In May 1999, the 259 unit Bavarian Woods Apartments and the 149,855 sq. ft. Westwood Shopping Center were approved as substitute collateral. GCLP received net cash of $7.8 million after paying off $7.2 million in mortgage debt secured by the Bavarian Woods Apartments and Westwood Shopping Center, funding required escrows and closing costs on the two properties, and paying off $2.2 million on the Mesa Ridge debt, including a $133,000 prepayment penalty.

     In March 1999, ART sold a 13.0 acre tract of its Rasor land parcel for $1.6 million, receiving no net cash after paying down by $1.5 million the mortgage debt secured by the land parcel and the payment of various closing costs.

     Also in March 1999, ART sold two tracts totaling 9.9 acres of its Mason/Goodrich land parcel for $956,000, receiving net cash of $33,000 after paying down by $860,000 the mortgage debt secured by the land parcel and the payment of various closing costs.

     Further in March 1999, ART sold in a single transaction, a 13.7 acre tract of its McKinney II land parcel and a 20.0 acre tract of its McKinney IV land parcel for a total of $7.7 million, receiving no net cash after paying down by $5.5 million the mortgage debt secured by the land parcels, the funding of required escrows and the payment of various closing costs.

     In April 1999, GCLP sold the 166 unit Horizon East Apartments in Dallas, Texas, for $4.0 million, receiving net cash of $1.2 million after paying off $2.6 million in mortgage debt and the payment of various closing costs.

     Also in April 1999, GCLP sold the 120 unit Lantern Ridge Apartments in Richmond, Virginia, for $3.4 million, receiving net cash of $880,000 after the payment of various closing costs.

     In May 1999, ART sold a 15.0 acre tract of its Vista Ridge land parcel for $2.6 million, receiving net cash of $552,000 after paying down by $1.8 million the mortgage debt secured by the land parcel and the payment of various closing costs.

     Also in May 1999, ART purchased Rowlett Creek land, a 80.4 acre parcel of unimproved land in Collin County, Texas, for $1.6 million. ART paid $400,000 in cash and obtained seller financing of the remaining $1.2 million of the purchase price.

     Further in May 1999, ART purchased Leone land, a 8.2 acre parcel of unimproved land in Irving, Texas, for $1.5 million. ART paid $300,000 in cash and obtained seller financing of the remaining $1.2 million of the purchase price.

     In May 1999, a newly-formed controlled partnership in which a wholly-owned subsidiary of ART is the 1% managing general partner and ART is the 99% Class B limited partner purchased the 177,211 sq. ft. Encino Executive Plaza in Los Angeles, California, for $40.1 million. The partnership paid $2.8 million in cash, assumed $34.6 million in mortgage debt, obtained $1.1 million in seller financing and issued 1.6 million Class A limited partner units.

     Also in May 1999, ART sold two tracts of its Plano Parkway land parcel totaling 24.5 acres for $4.9 million. ART received no net cash after paying down by $4.7 million the mortgage debt secured by the land parcel and the payment of various closing costs.

     Further in May 1999, ART acquired the remaining joint venture interest in its 3.6 acre Atlanta land parcel for $1.3 million in cash. Subsequently, ART exchanged the Atlanta land parcel for 147.4 acres of land in Nashville, Tennessee and $1.3 million in cash.

     In May 1999, NRLP purchased the 27,000 sq. ft. Cooley Office Building in Farmers Branch, Texas, for $3.5 million, paying $1.5 million in cash and obtaining mortgage financing of $2.0 million.

     In June 1999, ART sold two tracts of its Frisco Bridges land parcel totaling 77.6 acres for $16.9 million. ART received net cash of $2.7 million after paying off $2.0 million in mortgage debt secured by the land parcel, paying down by $11.0 million another mortgage secured by the land parcel and the payment of various closing costs.

     Also in June 1999, ART sold a 6.0 acre tract of its Plano Parkway land parcel for $1.6 million. ART received no net cash after paying down by $1.6 million the mortgage debt secured by the land parcel and the payment of various closing costs.

     Further in June 1999, ART sold its Continental Hotel for $25.0 million, receiving a nonrefundable deposit of $5.0 million and providing short term financing of $20.0 million. In the third quarter of 1999, ART received $1.5 million in principal payments.

     In June 1999, ART purchased Vineyards II land, a 18.6 acre parcel of unimproved land in Tarrant County, Texas, for $6.3 million. ART paid $2.3 million in cash and obtained seller financing of the remaining $4.0 million of the purchase price.

     Also in June 1999, NRLP purchased the Lake Houston land, a 33.58 acre parcel of unimproved land in Harris County, Texas, for $2.5 million in cash. A construction loan in the amount of $13.7 million was obtained enabling development of a 312 unit apartment complex on the site. Construction costs are expected to approximate $16.7 million. Construction was begun in July 1999 and completion is expected in the third quarter of 2000.

     Further in June 1999, GCLP sold the 368 unit Barcelona Apartments in Tampa, Florida, for $9.8 million, receiving net cash of $2.2 million after paying off $7.0 million in mortgage debt and the payment of various closing costs.

     In July 1999, the Stone Meadows land, a 13.5 acre parcel of unimproved land in Harris County, Texas, was purchased by NRLP from ART at the land's carrying value of $2.2 million. NRLP paid $1.3 million in cash and assumed $974,000 in mortgage debt. The mortgage debt was paid in full at maturity in October 1999.

     Also in July 1999, ART sold a .13 acre tract of its JHL Connell land parcel for $53,000. ART received no net cash after paying down by $49,000 the mortgage debt secured by the land parcel and the payment of various closing costs.

     Further in July 1999, ART sold two tracts totaling 11.8 acres of its Plano Parkway land parcel for $3.8 million. ART received net cash of $1.7 million after paying down by $2.0 million the mortgage debt secured by the land parcel and the payment of various closing costs.

     In July 1999, ART sold two tracts totaling 6.7 acres of its Vista Ridge land parcel for $1.4 million. ART received net cash of $329,000 after paying down by $975,000 the mortgage debt secured by the land parcel and the payment of various closing costs.

     Also in July 1999, ART purchased Monterey land, a 85.0 acre parcel of unimproved land in Riverside County, California, for $5.6 million. ART paid $1.1 million in cash and obtained seller financing for the remaining $4.5 million of the purchase price.

     Further in July 1999, ART purchased Wakefield land, a 70.0 acre parcel of unimproved land in Allen, Texas, for $1.3 million. ART paid $688,000 in cash and obtained seller financing of the remaining $612,000 of the purchase price.

     In July 1999, ART sold a 1.4 acre tract of its Valley Ranch land parcel for $163,000. ART received net cash of $159,000 after the payment of various closing costs.

     In August 1999, NRLP sold the 152 unit Country Place Apartments in Round Rock, Texas, for $6.0 million, receiving net cash of $1.3 million after the payment of various closing costs. The purchaser assumed the $4.3 million mortgage secured by the property.

     Also in August 1999, NRLP sold the 588 unit Lake Nora Apartments and the 336 unit Fox Club Apartments in Indianapolis, Indiana, to a single buyer for $29.1 million. NRLP received net cash of $2.7 million after paying off $24.5 million in mortgage debt, including an $889,000 prepayment penalty and the payment of various closing costs.

     Further in August 1999, ART sold a 2.1 acre tract of its Keller land parcel for $185,000, receiving net cash of $91,000 after paying down by $90,000 the mortgage debt secured by the land parcel and the payment of various closing costs.

     In August 1999, ART sold its Sun City lots for $260,000, receiving net cash of $240,000 after the payment of various closing costs.

     Also in August 1999, ART sold a 121.2 acre tract of its Katrina land parcel for $6.6 million, receiving net cash of $5.5 million after the payment of various closing costs.

     In September 1999, NRLP sold the 409 unit Oakhollow Apartments and the 408 unit Windridge Apartments in Austin, Texas, to a single buyer for a total of $35.5 million. NRLP received net cash of $7.8 million after paying off $22.2 million in mortgage debt, including a $912,000 prepayment penalty and the payment of various closing costs. In conjunction with the sale, NRLP provided $2.1 million in purchase money financing secured by limited partnership units in two limited partnerships owned by the buyer.

     Further in September 1999, ART sold a 13.6 acre tract of its Frisco Bridges land parcel for $2.6 million, receiving no net cash after paying down by $2.1 million the mortgage debt secured by the land parcel and the payment of various closing costs.

     In September 1999, ART sold a 6.2 acre tract of its Plano Parkway land parcel for $900,000 receiving net cash of $208,000 after paying down by $650,000 the mortgage debt secured by the land parcel and the payment of various closing costs.

     Also in September 1999, ART sold four tracts totaling 185.6 acres of its Keller, Scout and Scoggins land parcels for $3.5 million, receiving net cash of $758,000 after paying down by $2.5 million the mortgage debt secured by the land parcels and the payment of various closing costs.

     Further in September 1999, ART sold a 1.3 acre tract of its Vista Ridge land parcel for $715,000, receiving net cash of $665,000 after the payment of various closing costs.

     In October 1999, NRLP sold the 838 unit Tanglewood Apartments in Arlington Heights, Illinois, for $41.0 million. NRLP received net cash of $8.4 million, after paying off $28.9 million in mortgage debt, including a $1.2 million prepayment penalty, and the payment of various closing costs.

     In October 1999, ART sold the 140 unit Edgewater Gardens Apartments in Biloxi, Mississippi, for $5.7 million. ART received net cash of $2.7 million, after paying off $2.9 million in mortgage debt and the payment of various closing costs.

     Also in October 1999, ART sold a 12.4 acre tract of its Frisco Bridges land parcel for $2.0 million. The proceeds from the sale of $1.1 million plus an additional $800,000 in cash were used to pay down by $1.9 million the mortgage debt secured by the land parcel and the payment of various closing costs. ART also provided purchase money financing of $813,000.

     Notes Receivable. Principal payments were received totaling $40.0 million
     ----------------
in the nine months ended September 30, 1999.

     In February 1999, GCLP funded a $5.0 million unsecured loan to One Realco Corporation, which at September 30, 1999, owned approximately 15.8% of the outstanding shares of ART's common stock. The loan is guaranteed by BCM.

     In August 1998, NRLP funded a $6.0 million loan to Centura Holdings, L.L.C., a subsidiary of Centura Tower, Ltd. (Centura). The loan is secured by
6.4 acres of land in Farmers Branch, Texas. In February 1999, NRLP funded an additional $37,500.

     Also in August 1998, NRLP funded a $3.7 million loan to JNC Enterprises, Ltd. (JNC). The loan was secured by a contract to purchase 387 acres of land in Collin County, Texas, and the personal guaranty of JNC's principal partner. In January 1999, ART purchased the contract from JNC and acquired the land. In connection with the purchase, GCLP funded $6.0 million on a then $95.0 million loan commitment to ART. A portion of the funds were used to payoff the $3.7 million JNC note, including accrued but unpaid interest, pay down $1.3 million on the JNC line of credit and pay down $820,000 on the JNC Frisco Panther Partners, Ltd. loan.

     In 1997 and 1998, NRLP funded a $3.8 million loan to Stratford & Graham Developers, L.L.C. The loan is secured by 1,485 acres of unimproved land in Riverside County, California. In the first nine months of 1999, NRLP funded an additional $316,000, increasing the loan balance to $4.1 million.

     Also in 1998 and 1999, NRLP funded a $5.0 million loan commitment to JNC. The loan is secured by a second lien on 1,791 acres of land in Denton County, Texas, and a second lien on 220 acres of land in Tarrant County, Texas. In January 1999, NRLP received a $1.3 million paydown on the loan.

     During 1998 and 1999, NRLP funded a total of $31.0 million of a $52.5 million loan commitment to Centura. The loan was secured by 2.2 acres of land and an office building under construction in Farmers Branch, Texas. In August 1999, $24.1 million of the note and accrued but unpaid interest was converted to a partnership interest.

     In 1999, ART funded $1.7 million of a $2.0 million loan commitment to Lordstown, L.P. The loan is secured by a second lien on land in Ohio and Florida, by 100% of the general and limited partner interest in Partners Capital, Ltd. and a profits interest in subsequent land sales.

     Also in 1999, ART funded $1.5 million of a $2.4 million loan commitment to 261, L.P. The loan is secured by 100% of the general and limited partner interest in Partners Capital, Ltd. and a profits interest in subsequent land sales.

     During 1998 and through August 1999, NRLP funded a total of $2.1 million of a $2.2 million loan commitment to Varner Road Partners, L.L.C. The loan is secured by 129.77 acres of land in Riverside County, California, and a pledge of the stock of the borrower.

     In 1997, 1998 and 1999, NRLP funded $1.8 million of a $2.1 million loan commitment to Bordeaux. The loan is secured by:

     (1) a 100% membership interest in Bordeaux, which owns a shopping center in Oklahoma City, Oklahoma;

     (2) 100% of the stock of Bordeaux Investments One, Inc., which owns approximately 6.5 acres of undeveloped land in Oklahoma City, Oklahoma; and

     (3)  the personal guarantees of the Bordeaux members.

     In October 1999, NRLP received a paydown of $724,000.

     In July 1999, NRLP received a total of $2.5 million on the collection of two mortgage notes receivable, including accrued but unpaid interest.

     In August and September 1999, NRLP received a total of $3.3 million in paydowns on a mortgage note receivable and funded a $2.6 million mortgage loan.

     Also in October 1999, NRLP collected in full a mortgage note receivable with a principal balance of $740,000.

     Further in October 1999, GCLP funded a $4.7 million loan to Realty Advisors, Inc., the corporate parent of BCM. The loan is secured by a pledge of the stock of an insurance subsidiary.

     Notes Payable. In February 1999, NRLP obtained mortgage financing secured
     -------------
by the unencumbered 54,649 sq. ft. 56 Expressway Office Building in Oklahoma City, Oklahoma, in the amount of $1.7 million. NRLP received net cash of $1.7 million after the payment of various closing costs.

     Also in February 1999, NRLP obtained mortgage financing secured by the unencumbered 124,200 sq. ft. Melrose Business Park in Oklahoma City, Oklahoma, in the amount of $900,000. NRLP received net cash of $870,000 after the payment of various closing costs.

     In March 1999, ART obtained a second mortgage financing on its Frisco Bridges land in the amount of $2.0 million.

     Also in March 1999, the Las Colinas I term loan lender provided additional financing on ART's Stagliano, Dalho, Bonneau and Valley Ranch III land parcels in the amount of $2.2 million. The proceeds from this financing along with an additional $1.4 million in cash were used to pay off the $3.1 million in mortgage debt secured by the land parcels.

     In April 1999, ART refinanced the matured mortgage debt secured by its Yorktown land in the amount of $4.8 million, receiving net cash of $580,000 after paying off $4.0 million in mortgage debt and the payment of various closing costs.

     In May 1999, NRLP obtained mortgage financing secured by the unencumbered 257 unit Pines Apartments in Little Rock, Arkansas, and by a $5.0 million note receivable secured by second liens on two parcels of land in Denton County and Tarrant County, Texas in the amount of $4.0 million. NRLP received net cash of $3.9 million after the payment of various closing costs.

     In September 1999, the mortgage debt was refinanced in the amount of $3.1 million. The refinancing proceeds and cash of $1.1 million was used to payoff the $4.0 million of mortgage debt and the payment of various closing costs.

     Also in May 1999, the Las Colinas I term loan lender provided additional financing secured by ART's Plano Parkway land parcel in the amount of $2.0 million. The proceeds from this financing along with an additional $831,000 in cash were used to payoff the remaining $2.7 million in mortgage debt secured by the land parcel and the payment of various closing costs.

     In June 1999, NRLP obtained mortgage financing secured by the unencumbered 100 unit Stonebridge Apartments in Florissant, Missouri, in the amount of $3.0 million. NRLP received net cash of $2.9 million after the payment of various closing costs.

     In July 1999, NRLP obtained mortgage financing secured by the unencumbered 76 unit Bridgestone Apartments in Friendswood, Texas, in the amount of $2.1 million. NRLP received net cash of $2.0 million after the payment of various closing costs.

     In August 1999, NRLP refinanced the mortgage debt secured by the 102 unit Whispering Pines Apartments in Canoga Park, California, in the amount of $3.5 million. NRLP received net cash of $1.1 million after paying off $2.2 million in mortgage debt, the funding of required escrows and the payments of various closing costs.

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     Also in August 1999, ART received an additional $2.7 million from its Las
Colinas I lender on a 56.0 acre tract of its Katrina land parcel. ART received net cash of $2.6 million after the payment of various closing costs.

     Further in August 1999, ART refinanced the mortgage debt secured by its Mason/Goodrich land in the amount of $4.1 million. ART received net cash of $710,000 after paying off $1.8 million in mortgage debt secured by the land parcel, paying down by $1.0 million its mortgage debt secured by its Frisco Bridges land parcel and the payment of various closing costs.

     In September 1999, NRLP obtained mortgage financing secured by the unencumbered 209 unit Blackhawk Apartments in Indianapolis, Indiana, in the amount of $4.1 million. NRLP received net cash of $4.0 million after the payment of various closing costs.

     In October 1999, ART obtained a construction loan of $7.2 million on Two Hickory Centre, a 96,126 sq. ft. office building under construction in Farmers Branch, Texas. ART received net cash of $1.9 million after the payment of various closing costs.

     At March 31, 1999, the mortgage debt secured by ART's McKinney I, II, III, IV, V and Dowdy land in the amount of $15.2 million matured. ART and the lender reached an agreement to extend the mortgage's maturity to September 1999, in exchange for, among other things, ART's payment of an extension fee. In October 1999, ART refinanced its McKinney Corners land for a total of $8.6 million. The Las Colinas I term loan lender provided $4.1 million and a second lender provided $4.5 million. The net financing proceeds and $6.6 million in cash were used to payoff the existing $15.2 million mortgage debt secured by the land parcels and the payment of various closing costs.

     Equity Investments. During the fourth quarter of 1988, ART began purchasing
     ------------------
shares of Affiliated REITs that have the same advisor as ART. It is anticipated that additional equity securities of the Affiliated REITs will be acquired in the future through open--market and negotiated transactions to the extent that ART's liquidity permits.

     Equity securities of the Affiliated REITs and NRLP held by ART may be deemed to be "restricted securities" under Rule 144 of the Securities Act of 1933 ("Securities Act"). Accordingly, ART may be unable to sell the equity securities other than in a registered public offering or pursuant to an exemption under the Securities Act for a one--year period after they are acquired. These restrictions may reduce ART's ability to realize the full fair market value of the investments if it attempted to dispose of the securities in a short period of time.

     ART's cash flow from its Affiliated REIT investments is dependent on the ability of each of the entities to make distributions. ART received distributions totaling $935,000 in the nine months ended September 30, 1999, from the Affiliated REITs. ART has margin arrangements with various brokerage firms which provide for borrowing up to 50% of the market value of ART's marketable equity securities. The borrowings under these margin arrangements are secured by equity securities of the Affiliated REITs, NRLP and ART's trading portfolio and bear interest rates ranging from 7.0% to 11.0%. Margin borrowing totaled $36.5 million at September 30, 1999.

     ART expects that it will be necessary for it to sell $117.0 million and $63.1 million of its land holdings during each of the next two years to satisfy the debt on the land as it matures. If ART is unable to sell at least the minimum amount of land to satisfy the debt obligations on the land as it

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matures, or if it was not able to extend the debt, ART would either sell other of its assets to pay the debt or return the property to the lender.

     ART's management reviews the carrying values of its properties and mortgage note receivables at least annually and whenever events or a change in circumstances indicate that impairment may exist. Impairment is considered to exist if, in the case of a property, the future cash flow from the property (undiscounted and without interest) is less than the carrying amount of the property. For notes receivable impairment is considered to exist if it is probable that all amounts due under the terms of the note will not be collected. In those instances where impairment is found to exist, a provision for loss is recorded by a charge against earnings. Management's mortgage note receivable review includes an evaluation of the collateral property securing the note. The property review generally includes selective property inspections, a review of the property's current rents compared to market rents, a review of the property's expenses, a review of maintenance requirements, a review of the property's cash flow, discussions with the manager of the property and a review of properties in the surrounding area.

     Commitments and Contingencies.  In December 1999, an action was brought
     -----------------------------
against ART to perform on certain alleged loan guarantees. Management believes that it has counter claims against the plaintiff, therefore, ART's potential liability, if any, can not currently be determined.

Results of Operations

     Three and Nine Months Ended September 30, 1999 compared to Three and Nine
     -------------------------------------------------------------------------
Months Ended September 30, 1998.  For the three and nine months ended September
-------------------------------
30, 1999, ART reported net income of $10.1 million and $1.9 million, compared to net loss of $3.6 million and net income of $2.1 million for the three and nine months ended September 30, 1998. The primary factors contributing to ART's results are discussed in the following paragraphs.

     Pizza parlor sales and cost of sales were $7.8 million and $6.7 million, respectively for the three months ended September 30, 1999, compared to $7.3 million and $6.3 million in 1998. Sales and cost of sales were $22.8 million and $19.5 million for the nine months ended September 30, 1999, compared to $21.3 million and $18.3 million in 1998. The increased sales were primarily attributable to the effects of a more aggressive marketing and advertising strategy, offset by an increase in cost of sales attributable to record high cheese prices in January 1999. Cheese prices returned to more historic levels in February 1999, but began escalating again late in the second quarter of 1999 and reached record highs again in September 1999. In October 1999, cheese prices began to decline and have continued to do so.

     Rents increased to $40.2 million and $122.1 million in the three and nine months ended September 30, 1999, from $15.5 million and $45.1 million in 1998. Rents from commercial properties increased to $22.1 million for nine months ended September 30, 1999, from $12.0 million in 1998. Rents from hotels of $25.0 million in the nine months ended September 30, 1999, approximated the $24.5 million in 1998. Rents from apartments increased to $74.7 million in the nine months ended September 30, 1999, from $7.9 million in 1998. The increase in commercial property rents was primarily attributable to the consolidation of NRLP's operations effective January 1, 1999, and the increase in apartment rent was due to the 36 apartments acquired by ART in 1998 and the consolidation of NRLP's operations effective January 1, 1999. Rental income is expected to increase significantly in 1999 as a result of the consolidation of NRLP's operations.

     Property operations expense increased to $27.4 million and $80.8 million in the three and nine months ended September 30, 1999, from $12.0 million and $34.2 million in 1998. Property operations expense for commercial properties increased to $11.9 million in the nine months ended September 30, 1999, from $7.1 million in 1998. Hotel property operations expense of $17.7 million in the nine months ended September 30, 1999 approximated the $18.1 million in 1998. Land property

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operations expense increased to $6.5 million in the nine months ended September
30, 1999 from $4.1 million in 1998. Apartments property operations expense increased to $44.7 million in the nine months ended September 30, 1999, from $4.8 million in 1998. The increase in commercial property operations expense was primarily due to the consolidation of NRLP's operations effective January 1, 1999. The increase for land was primarily due to the 16 land parcels acquired by ART in 1998 and six land parcels in 1999. The increase for apartments property operations expense was due to the 36 apartments acquired by ART in 1998 and the consolidation of NRLP's operations effective January 1, 1999. Property operations expense is expected to increase significantly in the remainder of 1999 as a result of the consolidation of NRLP's operations.

     Interest income from mortgage notes receivable increased to $1.3 million and $5.0 million in the three and nine months ended September 30, 1999 from $15,000 and $169,000 in 1998. The increase is attributable to loans funded by NRLP in 1998. Interest income is expected to increase significantly in the remainder of 1999 as a result of the consolidation of NRLP's operations.

     Other income was income of $300,000 in the three months ended September 30,1999 and a loss of $740,000 in the nine months ended September 30, 1999 compared to income of $486,000 and a loss of $454,000 in 1998. An unrealized increase in market value of trading portfolio securities of $33,000 and a decrease of $1.8 million was recognized in the three and nine months ended September 30, 1999, compared to income of $1.1 million and a loss of $2.6 million in 1998.

     Interest expense increased to $23.0 million and $68.5 million in the three and nine months ended September 30, 1999, from $12.4 million and $35.7 million in 1998. Of the increases, $7.3 million and $21.4 million was attributable to the consolidation of NRLP's operations effective January 1, 1999, $3.3 million and $4.8 million was due to 16 parcels of land acquired by ART in1998 and, $3.4 million was due to the six land parcels acquired by ART in 1999, and for the nine months ended September 30, 1999, $3.9 million was due to the 36 apartments acquired by ART in 1998. In the remainder of 1999 interest expense is expected to continue to rise due to the 36 apartments acquired in 1998 and the consolidation of NRLP's operations.

     Depreciation expense increased to $4.5 million and $13.5 million in the three and nine months ended September 30, 1999, from $1.5 million and $4.7 million in 1998. The increases were attributable to the consolidation of NRLP's operations effective January 1, 1999, and the acquisition by ART of 36 apartments in 1998.

     Advisory fees increased to $1.5 million and $4.0 million in the three and nine months ended September 30, 1999, from $1.1 million and $2.8 million in1998. The increases were attributable to an increase in ART's gross assets, the basis for the fee. The fee is expected to increase as ART's gross assets increase.

     General and administrative expenses increased to $3.8 million and $12.7 million in the three and nine months ended September 30, 1999, from $1.7 million and $5.9 million in 1998. The increases were primarily attributable to the consolidation of NRLP's operations effective January 1, 1999.

     In the nine months ended September 30, 1999, a provision for loss of $2.1 million was recognized. The loss relates to the June 1999 relinquishment by ART of its general and Class B limited partner interests in a controlled partnership that owned two apartments in Indianapolis, Indiana in 1998. In the three and nine months of 1998 a provision for loss of $3.0 million was

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recognized to writedown ART's Valley Ranch land to its estimated realizable value less estimated costs of sale. The writedown was necessitated by an increase in the acreage designated as flood plain.

     Minority interest increased to $23.1 million and $38.6 million in the three and nine months ended September 30, 1999, from $658,000 and $1.6 million in 1998. The increase was attributable to the consolidation of NRLP.

     Equity in income of investees decreased to $1.9 million and $5.3 million in the three and nine months ended September 30, 1999 from $6.1 million and $27.4 million in 1998. The decreases in equity income were attributable to the consolidation of NRLP.

     In the nine months ended September 30, 1999, gains on sale of real estate of $87.3 million were recognized. In January 1999, a gain of $2.2 million was recognized on the sale of the Olde Towne Apartments. In February 1999, gains were recognized on the sales of: (1) a 4.6 acre tract of its Plano Parkway land;
(2) the Santa Fe Apartments; and (3) the Mesa Ridge Apartments, totaling $11.4 million. In March 1999, gains were recognized on the sales of: (1) a 9.9 acre tract of Mason/Goodrich land; (2) two tracts of McKinney II and McKinney IV land totaling 33.7 acres; and (3) a 13.0 acre tract of Rasor land, totaling $4.3 million. In April 1999, a gain was recognized of $1.8 million on the sale of the Horizon East Apartments and $2.3 million on the sale of the Lantern Ridge Apartments. In May 1999, gains were recognized of: (1) $913,000 on the sale of a
15.0 acre tract of Vista Ridge land and (2) $1.1 million on the sale of two tracts totaling 24.5 acres of Plano Parkway land. In June 1999, gains were recognized on the sale of: (1) two tracts totaling 77.6 acres of Frisco Bridges land; (2) 6.6 acres of Plano Parkway land; (3) the Continental Hotel; and (4) the Barcelona Apartments, totaling $14.9 million. In July 1999, gains were recognized on the sale of: (1) .13 acres of JH Connell land; (2) two tracts totaling 11.8 acres of Plano Parkway land; (3) two tracts totaling 6.7 acres of Vista Ridge land; and (4) 1.4 acres of Valley Ranch land totaling $2.6 million. In August 1999, gains were recognized on the sale of: (1) Country Place Apartments; (2) Lake Nora Apartments; (3) Fox Club Apartments; (4) 2.1 acres of Keller land; (5) Sun City lots; and (6)121.2 acres of Katrina land, totaling $16.5 million. In September 1999, gains were recognized on the sale of: (1) Oakhollow Apartments; (2) Windridge Apartments; (3) 13.6 acres of Frisco Bridges land; (4) four tracts totaling 185.6 acres of Keller, Scout and Scoggins land; and (5) 1.3 acres of Vista Ridge land, totaling $27.0 million and a loss of $40,000 on the sale of 6.2 acres of Plano Parkway land.

     For the three months ended September 30, 1998, ART recognized gains from the sale of: (1) a 2.5 acre tract of the Las Colinas I land of $869,000; (2)
60.0 acres of Parkfield land; (3) 10.5 acres of BP Las Colinas land; (4) its Kamperman land; and (5) 1.1 acres of Santa Clarita land totaling $5.7 million. In the first six months of 1998 gains on the sale of real estate totaling $8.1 million were recognized from: (1) 81.3 acres of Parkfield land; (2) Lewisville land; (3) 21.2 acres of Chase Oaks land; (4) 150.0 acres of Rasor land; (5) Palm Desert land; (6) 39.4 acres of Valley Ranch land; (7) 2.5 acres of Las Colinas I land; (8) 10.5 acres of BP Las Colinas land; (9) 1.1 acres of Santa Clarita land; and (10) Kamperman land.

     1998 Compared to 1997. ART reported a net loss of $22.8 million in 1998 as
     ---------------------
compared to a net loss of $2.4 million in 1997. The primary factors contributing to ART's net loss are discussed in the following paragraphs.

     Sales and cost of sales were $28.9 million and $24.8 million in 1998 and $25.0 million and $20.0 million, in 1997. Pizza parlor operations experienced lower profit margins in 1998 due to higher labor and pizza ingredient costs, primarily cheese. Cheese prices have declined since January 1, 1999.

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     Rents increased to $63.5 million in 1998 from $29.1 million in 1997. Rent from commercial properties increased to $16.5 million in 1998 from $13.9 million in 1997, rent from hotels increased to $32.2 million in 1998 from $14.9 million in 1997 and rent from apartments was $14.2 million in 1998. The increase in rent from hotels was primarily attributable to a full year of operations of the five hotels acquired in 1997, the increase in rent from commercial properties was primarily attributable to a full year of operations of the two shopping centers acquired in 1997 and apartment rent was due to the 36 apartments acquired in 1998. ART owned no apartments in 1997.

     Property operations expense increased to $49.2 million in 1998 from $24.2 million in 1997. Property operations expense for commercial properties of $9.7 million in 1998 approximated the $10.0 million in 1997, for hotels this expense increased to $24.4 million in 1998 from $11.2 million in 1997, for land it increased to $6.3 million in 1998 from $3.0 million in 1997 and for apartments was $8.8 million in 1998. The increase in hotel property operations expense was primarily due to a full year of operations of the five hotels acquired in 1997, the increase for land was primarily due to the 16 land parcels acquired in 1998. Property operations expense for apartments was due to the 36 apartments acquired in 1998. ART owned no apartments in 1997.

     Interest income decreased to $188,000 in 1998 from $2.8 million in 1997. The decrease was attributable to the sale of two notes receivable and the foreclosure of the collateral securing a third note receivable in 1997 and the foreclosure of the collateral securing a wraparound mortgage note receivable in 1998.

     Other income decreased to a loss of $5.5 million in 1998 from income of $168,000 in 1997. This decrease was due to recognizing an unrealized loss on marketable equity securities of $6.1 million in 1998, compared to an unrealized loss of $850,000 in 1997. Also contributing to the decrease was a decrease in dividend income and net gains on sales of marketable equity securities of $15,000 and $260,000, respectively.

     Interest expense increased to $51.6 million in 1998 from $30.2 million in 1997. Of this increase, $7.5 million was due to a full year of interest on the debt secured by the five hotels, two shopping centers and 24 parcels of land acquired in 1997 and an additional $10.4 million was due to debt secured by 36 apartments and 16 parcels of land acquired in 1998. Interest on margin debt also increased by $1.5 million and deferred borrowing costs increased by $3.5 million.

     Advisory and mortgage servicing fees increased to $3.8 million in 1998 from $2.7 million in 1997. The increase was attributable to the increase in ART's gross assets, the basis for this fee. This fee will continue to increase as ART's gross assets increase.

     General and administrative expenses increased to $8.5 million in 1998 from $7.8 million in 1997. The increase was primarily attributable to the general and administrative expenses of a development subsidiary established in 1998.

     Depreciation and amortization increased to $7.0 million in 1998 from $3.5 million in 1997. The increase was due to a full year of depreciation on the 5 hotels and 2 shopping centers acquired in 1997 and 36 apartments acquired in 1998.

     In the third and fourth quarters of 1998, provisions for loss of $3.0 million and $916,000 respectively, were recorded to write down the Valley Ranch land to its estimated realizable value less

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estimated costs of sale. These write downs were necessitated by an increase in the acreage designated as flood plain. ART recorded no provision of this type in 1997.

     In December 1998, upon the election of NMC as general partner of the NRLP, NMC assumed liability for some legal settlement payments. This obligation is included in litigation expense in the Consolidated Statement of Operations.

     Minority interest increased to $3.2 million in 1998 from $1.4 million in 1997. Minority interest is the preferred return paid on limited partner units of some of the controlled limited partnerships. Minority interest in 1997 was attributable to the preferred returns paid on a limited partner units of Ocean Beach Partners, L.P., Valley Ranch, L.P., Grapevine American, Ltd., Edina Park Plaza Associates, L.P. and Hawthorne Lakes Associations, L.P. In 1998 preferred returns paid on limited partner units for ART Florida Portfolio III and ART Palm Limited Partnership also were included.

     Equity in income of investees increased to $38.0 million in 1998 from $10.5 million in 1997. The increase in equity income was attributable to an increase totaling $55.2 million in gains on sale of real estate in IORI, NRLP and TCI offset in part by a decrease of $1.2 million in CMET. ART's equity share of the gains was $33.3 million. This net increase was offset by decreased operating income totaling $7.5 million in IORI, NRLP, and CMET offset in part by an increase in operating income of $3.1 million in TCI. ART's equity share of equity investees' net operating losses was $6.9 million. Equity in income of investees is expected to decrease significantly in 1999 as a result of the consolidation of NRLP's operations subsequent to December 31, 1998.

     Gains on sale of real estate decreased to $17.3 million in 1998 from $20.3 million in 1997. In 1998, ART recognized gains of $663,000 on the sale of three tracts totaling 78.5 acres of its Valley Ranch land in Irving, Texas; $1.9 million on its Lewisville land in Lewisville, Texas; $714,000 on a 21.3 acre tract of its Parkfield land in Denver, Colorado; $848,000 on a 21.6 acre tract of its Chase Oaks land in Plano, Texas; $789,000 on a 150.0 acre tract of its Rasor land in Plano, Texas; $3.9 million on its Palm Desert land in Palm Desert, California; $869,000 on a 2.5 acre tract of its Las Colinas I land in Las Colinas, Texas; $898,000 on its Kamperman land in Collin County, Texas; $3.4 million on its final 10.5 acre tract of BP Las Colinas land in Las Colinas, Texas; $409,000 on a 1.1 acre tract of its Santa Clarita land in Santa Clarita, California; $2.6 million on a 20.8 acre tract of its Mason Goodrich land in Houston, Texas, and ART recognized a $179,000 previously deferred gain on a sale of its Valley Ranch land in 1997. In 1997, ART recognized gains of $5.9 million on the sale of a 49.7 acre tract of BP Las Colinas land in Las Colinas, Texas; $3.5 million on the sale of tracts totaling 116.8 acres of Valley Ranch land in Irving, Texas; $2.7 million on the sale of a 12.5 acre tract of Las Colinas I land in Las Colinas, Texas; $3.6 million on the sale of Pin Oak land in Houston, Texas; $216,000 on the sale of a 99.7 acre tract of Kamperman land in Collin County, Texas; $371,000 on the sale of a 32.0 acre tract of Parkfield land in Denver, Colorado; $211,000 on the sale of a 86.5 acre tract of Rasor land in Plano, Texas; $106,000 on the sale of Park Plaza Shopping Center in Manitowoc, Wisconsin; $480,000 on the sale of the Mopac Building in St. Louis, Missouri; and $172,000 on the sale of a mortgage note receivable. ART also recognized a previously deferred gain of $3.0 million on the sale of Porticos Apartments.

     1997 Compared to 1996. ART reported a net loss of $2.4 million in 1997, as
     ---------------------
compared to a net loss of $5.6 million in 1996. The primary factors contributing to ART's net loss are discussed in the following paragraphs.

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     Sales and cost of sales were $25.0 million and $20.0 million in 1997 and
$14.4 million and $11.0 million in 1996. ART acquired 80% of the outstanding common stock of PWSI in April 1996. ART had no sales or cost of sales prior to April 1996. These items of revenue and cost relate to PWSI.

     Rents increased from $20.7 million in 1996 to $29.1 million in 1997. Rent from hotels increased from $6.1 million in 1996 to $14.9 million in 1997 and rent from commercial properties increased from $12.4 million in 1996 to $13.8 million in 1997. The increase in rent from hotels was due to the acquisition of four hotels in October 1997 and the obtaining of a fifth hotel through foreclosure in September 1997. The increase in rent from commercial properties was due to the acquisition of a shopping center in September 1997.

     Property operations expense increased from $15.9 million in 1996 to $24.2 million in 1997. Property operations expense for hotels increased from $4.8 million in 1996 to $11.2 million in 1997, for commercial properties it decreased from $10.4 million in 1996 to $10.0 million in 1997 and for land the expense increased from $735,000 in 1996 to $3.0 million in 1997. The increase in hotel property operations expense was due to the acquisition of the four hotels in October 1997 and the obtaining of a fifth hotel through foreclosure in September 1997, the decrease for commercial properties was due to control of property operations expenses, primarily at ART's merchandise mart and the increase for land was due to 24 land parcels acquired in 1997.

     Interest income decreased from $4.8 million in 1996 to $2.8 million in 1997. This decrease was primarily attributable to the sale of two notes receivable and the collection of a third note receivable in 1997.

     Other income decreased from $1.7 million in 1996 to $168,000 in 1997. This decrease was due in part to recognizing a unrealized gain on marketable equity securities of $486,000 in 1996 compared to an unrealized loss of $850,000 in 1997. This decrease was also attributable in part to a decrease in dividend income and net gains on sales of marketable equity securities of $67,000 and $56,000, respectively.

     Interest expense increased from $16.5 million in 1996 to $30.2 million in 1997. Of this increase, $10.8 million was due to the debt secured by the Best Western Oceanside Hotel acquired in 1996 and the Williamsburg Hospitality House, Piccadilly Hotels, Pin Oak land, Scout land, Katy Road land, McKinney land, Lacy Longhorn land, Santa Clarita land, Chase Oaks land, Pioneer Crossing land, Pantex land, Keller land, Perkins land, Rasor land, Dowdy land, Palm Desert land and LBJ land acquired in 1997, $2.0 million due to additional borrowings and a full year of interest on the loan secured by NRLP units and $1.1 million due to refinancing the debt secured by the Kansas City Holiday Inn and Denver Merchandise Mart.

     Advisory and mortgage servicing fees increased from $1.5 million in 1996 to $2.7 million in 1997. The increase was attributable to the increase in ART's gross assets, the basis for the fee.

     General and administrative expenses, increased from $3.9 million in 1996 to $7.8 million in 1997. The increase was attributable to a $1.1 million increase in legal fees and travel expenses in 1997 relating to potential acquisitions, financings and refinancings, a $1.1 million increase in advisor cost reimbursements and $1.3 million attributable to a full year of general and administrative expenses of PWSI.

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     Depreciation and amortization increased from $2.4 million in 1996 to $3.5 million in 1997 due to the acquisition of six properties in 1997.

     Minority interest in 1997 is the preferred return paid on limited partner units of Ocean Beach Partners, L.P., Valley Ranch, L.P., Grapevine American, Ltd., Edina Park Plaza Associates, L.P. and Hawthorne Lakes Associates, L.P.

     Equity in income of investees increased from $1.5 million in 1996 to $10.5 million in 1997. The increase in equity income was primarily attributable to an increase of $32.1 million in gains on sale of real estate in IORI, NRLP and TCI offset by a decrease of $1.9 million in CMET. ART's equity share of the gains was $13.5 million. The increase was also attributable to an improvement in income from property operations for the REITs and NRLP, from increased rental rates and operating expense control.

     Gains on the sale of real estate increased from $3.7 million in 1996 to $20.3 million in 1997. In 1996, ART recognized a $2.0 million gain on the sale of a 32.3 acre tract of BP Las Colinas land in Las Colinas, Texas, and a $1.1 million gain on the sale of a 4.6 acre tract of Las Colinas I land also in Las Colinas, Texas.

     In 1997, ART recognized gains of $5.9 million on the sale of a 49.7 acre tract of BP Las Colinas land in Las Colinas, Texas; $3.5 million on the sale of tracts totaling 116.8 acres of Valley Ranch land in Irving, Texas; $2.7 million on the sale of a 12.5 acre tract of Las Colinas I land in Las Colinas, Texas; $3.6 million on the sale of Pin Oak land in Houston, Texas; $216,000 on the sale of a 99.7 acre tract of Kamperman land in Collin County, Texas; $371,000 on the sale of a 32.0 acre tract of Parkfield land in Denver, Colorado; $211,000 on the sale of a 86.5 acre tract of Rasor land in Plano, Texas; $106,000 on the sale of Park Plaza Shopping Center in Manitowoc, Wisconsin; $480,000 on the sale of the Mopac Building in St. Louis, Missouri; and $172,000 on the sale of a mortgage note receivable. ART also recognized a previously deferred gain of $3.0 million on the sale of Porticos Apartments.

     ART reported $381,000 in extraordinary gains in 1996 compared to no extraordinary gains in 1997. The 1996 extraordinary gains were ART's equity share of equity investees' extraordinary gains from the early payoff of debt and from an insurance settlement.

Environmental Matters

     Under various federal, state and local environmental laws, ordinances and regulations, ART may be potentially liable for removal or remediation costs, as well as certain other potential costs relating to hazardous or toxic substances (including governmental fines and injuries to persons and property) where property-level managers have arranged for the removal, disposal or treatment of hazardous or toxic substances. In addition, certain environmental laws impose liability for release of asbestos-containing materials into the air and third parties may seek recovery from ART for personal injury associated with these materials.

     Management is not aware of any environmental liability relating to the above matters that would have a material adverse effect on ART's business, assets or results of operations.

Inflation

     The effects of inflation on ART's operations are not quantifiable. Revenues from property operations fluctuate proportionately with inflationary increases and decreases in housing costs. Fluctuations in the rate of inflation also affect the sales values of properties and, correspondingly, the ultimate gains to be realized by ART from property sales.

Year 2000

     BCM has informed management that its computer hardware operating system and computer software have been certified as year 2000 compliant. Triad, Ltd., an affiliate of BCM that performs property management services for ART's properties, has informed management that effective January 1, 1999, it began using year 2000 compliant computer hardware and property management software for ART's commercial properties. With regard to ART's apartments, Triad, Ltd. has informed management that its subcontractors are also using year 2000 compliant computer hardware and property management software.

     ART has not incurred nor does it expect to incur any costs related to its computer hardware and accounting and property management computer software being modified, upgraded or replaced to make it year 2000 compliant. These costs have been or will be borne by either BCM, Triad, Ltd. or the property management subcontractors of Triad, Ltd.

     Management has completed its evaluation of ART's computer controlled building systems, such as security, elevators, heating and cooling, etc. to determine what systems are not year 2000 compliant. Management believes that necessary modifications are insignificant and do not require significant expenditures to make the affected systems year 2000 compliant, as enhanced operating systems are readily available.

     ART has or will have in place the year 2000 compliant systems that will allow it to operate. The risks that ART faces are that certain of its vendors will not be able to supply goods or services and that financial institutions and taxing authorities will not be able to accurately apply payments made to them. Management believes that other vendors are readily available and that financial institutions and taxing authorities will, if necessary, apply monies received manually. The likelihood of the above having a significant impact on ART's operations is negligible.

Quantitative and Qualitative Disclosure About Market Risk of ART

     ART's future operations, cash flow and fair values of financial instruments are partially dependent upon the then existing market interest rates and market equity prices. Market risk is the changes in the market rates and prices, and the affect of the changes on the future operations of ART. ART manages its market risk by matching a property's anticipated net operating income to an appropriate financing. The following table contains only those exposures that existed at December 31, 1998. Anticipation of exposures of risk on positions that could possibly arise was not considered. ART's ultimate interest rate risk and its affect on the operations will depend on future capital market exposures, which cannot be anticipated with a probable assurance level.

Dollars in thousands.

Assets
------

Trading Instruments--Equity Price Risk
Marketable securities at market value                                                                           $  2,899
Notes receivable
 Fixed interest rate- fair value                                                                                $ 53,688

                                        1999         2000        2001          2002       2003     Thereafter   Total
                                     ---------     -------     -------       --------   --------   ----------   --------
   Instrument's maturities           $  39,903     $ 6,020     $    --       $     --   $  7,976   $      594   $ 54,493
   Instrument's amortization........         3           3           3              3          3            2         17
    Interest........................     4,880       1,608       1,038          1,038        110           82      8,756
    Average rate....................      13.6%       13.0%       11.2%          11.1%       2.3%         2.3%

Liabilities
-----------
Notes payable
 Variable interest rate-fair value                                                                              $ 48,580

                                        1999         2000        2001          2002       2003     Thereafter   Total
                                     ---------     -------     -------       --------   --------   ----------   --------
   Instrument's maturities           $   7,250     $17,243     $    --       $ 14,000   $     --   $    6,557   $ 45,050
   Instrument's amortization........       343         373         405            257        172        1,029      2,579
    Interest........................     4,138       2,324       1,951          1,405        576        2,593     12,987
  Average rate......................       9.3%        9.4%        8.8%          10.7%       7.5%         7.5%

 Fixed interest rate- fair value                                                                                $698,052

                                        1999         2000        2001          2002       2003     Thereafter   Total
                                     ---------     -------     -------       --------   --------   ----------   --------
Instrument's maturities              $ 163,804     $41,630     $32,891       $ 11,166   $143,777   $  235,704   $628,972
Instrument's amortization...........     7,356       7,873       8,558          8,685      7,169       42,201     81,842
 Interest...........................    54,758      40,894      35,102         32,255     24,215       98,075    285,299
 Average rate.......................       9.3%        8.0%        7.6%           7.4%       6.7%         6.7%

                                BUSINESS OF NRLP

General

     NRLP is a publicly traded master limited partnership formed under the Delaware Uniform Limited Partnership Act on January 29, 1987. It commenced operations on September 18, 1987 when, through NOLP, also a Delaware limited partnership, it acquired all of the assets and assumed all of the liabilities of 35 public and private limited partnerships. NOLP was formed on February 27, 1987, to facilitate compliance with recording and filing requirements by holding title to and operating the real estate owned by NRLP. NRLP and NOLP operate as an economic unit and, unless the context otherwise requires, all references herein to NRLP shall constitute references to NRLP and NOLP as a unit. NRLP is the sole limited partner of NOLP and owns a 99% beneficial interest in NOLP. Unless earlier dissolved, in accordance with the provisions of NRLP's Agreement of Limited Partnership, (the Partnership Agreement), NRLP will terminate December 31, 2086. NRLP's principal offices are located at 10670 North Central Expressway, Suite 300, Dallas, Texas 75231. NRLP believes that its offices are suitable and adequate for its present operations.

     NRLP's primary business is owning and operating, through NOLP, a portfolio of real estate and financing real estate and real estate activities through investments in mortgage loans. In addition,

NRLP owns interests in mortgage loans that were either funded by NRLP or that arose from the sale of NRLP's properties which are secured by various commercial properties, land and partnership interests in income producing properties. These loans are more fully described below under "Real Estate" on page __ and "Mortgage Loans" on page __.

     The objectives of NRLP are to increase asset values and, to a lesser extent, to generate cash available for distribution to unitholders through aggressive management of NRLP's real estate and mortgage notes receivable portfolios. NRLP intends to continue its lending activity to take advantage of favorable interest rate spreads or profit participation opportunities. NRLP's primary emphasis, however, remains on capital appreciation rather than current income. NRLP has been making quarterly distributions since the fourth quarter of 1993. In each quarter of 1998, NRLP declared a quarterly distribution of $.125 per unit. NRLP declared total distributions of $.50 per unit or a total of $3.2 million in 1998 and 1999.

     The general partner, and owner of 1% of a beneficial interest in each of NRLP and NOLP, is NMC, a Nevada corporation and wholly owned subsidiary of ART. At the discretion of NMC, NRLP may, from time to time, acquire or sell properties and other assets, renovate or make improvements to properties, make additional investments or obtain additional or initial financing for its properties.

     The establishment, implementation and modification of the business objectives and policies of NRLP are the responsibility of NMC, and, in general, the limited partners have no voting rights with respect to these matters. Though NRLP's primary business purpose is the ownership of improved, income-producing real estate, NRLP may also conduct any business that may lawfully be conducted under the Delaware Revised Uniform Limited Partnership Act.

     In November 1992, NRLP refinanced 52 of the apartments in its real estate portfolio and the underlying debt of a wraparound mortgage note receivable with a financial institution. To facilitate the refinancing, NOLP transferred these assets to GCLP, a Delaware limited partnership in which NOLP owns a 99.3% limited partner interest. Concurrent with the transfer, GCLP refinanced all of the mortgage debt associated with the transferred properties and the wraparound mortgage note. Effective August 1998, Garden National Realty, Inc. (GNRI), a Nevada corporation and wholly owned subsidiary of ART, acquired the .7% managing general partner interest in GCLP.

The Manager

     All decisions relating to the operation of NRLP, including the acquisition, disposition, improvement, financing or refinancing of NRLP's properties or other investments, are made by NMC. BCM performs some administrative functions for NRLP, such as accounting services, mortgage servicing and portfolio review and analysis, on a cost reimbursement basis. BCM also performs loan placement services, leasing services, real estate brokerage and property management services with respect to some of NRLP's properties, and may perform other services for NRLP for fees and commissions. BCM is a company owned by a trust for the benefit of the children of Gene E. Phillips. Mr. Phillips served as a director of BCM until December 1989 and as chief executive officer of BCM until September 1, 1992.

     Since February 1, 1990, affiliates of NMC have provided property management services to NRLP. Currently, Triad, Ltd. provides property management services. Triad, Ltd. subcontracts with other entities for the property-level management services to NRLP. The general partner of Triad, Ltd. is BCM. The limited partners of Triad, Ltd. are (1) Syntek West, which is a company owned by Gene

E. Phillips and (2) Gene E. Phillips. Triad, Ltd. subcontracts the property-level management and leasing of nine of NRLP's commercial properties to Regis Realty, which is a company owned by Syntek West. Regis Realty is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Triad, Ltd.

     BCM performs administrative functions such as accounting services, mortgage servicing and portfolio review and analysis for NRLP on a cost reimbursement basis. Affiliates of BCM also perform loan placement services, leasing services and real estate brokerage, and other services for NRLP for fees and commissions.

Geographic Regions

     NRLP has divided the United States into the following six geographic regions.

     Northeast region comprised of the states of Connecticut, Delaware,
     ----------------
     Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont, and the District of Columbia. NRLP has no properties in this region.

     Southeast region comprised of the states of Alabama, Florida, Georgia,
     ----------------
     Mississippi, North Carolina, South Carolina, Tennessee and Virginia. NRLP has 8 apartments and 4 commercial properties in this region.

     Southwest region comprised of the states of Arizona, Arkansas, Louisiana,
     ----------------
     New Mexico, Oklahoma and Texas. NRLP has 13 apartments and 3 commercial properties in this region.

     Midwest region comprised of the states of Illinois, Indiana, Iowa, Kansas,
     --------------
     Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota, West Virginia and Wisconsin. NRLP has 18 apartments and 1 commercial property in this region.

     Mountain region comprised of the states of Colorado, Idaho, Montana,
     ---------------
     Nevada, Utah and Wyoming. NRLP has 2 apartments and 1 commercial property in this region.

     Pacific region comprised of the states of Alaska, California, Hawaii,
     --------------
     Oregon and Washington. NRLP has 3 apartments and 3 commercial properties in this region.

     ________________________

     (1) Does not include 1 apartment and 1 commercial property under construction in the Southwest region.

Real Estate

     At September 30, 1999, no single asset of NRLP accounted for 10% or more of its total assets. At September 30, 1999, 48% of NRLP's assets consisted of real estate and 43% consisted of mortgage notes and interest receivable. The remaining 9% of NRLP's assets at September 30, 1999, consisted of cash, cash equivalents and other assets.

     NRLP's real estate consists of properties purchased and properties obtained through foreclosure of mortgage notes. NRLP holds investments in 44 apartments and 12 commercial properties (6 office buildings and 6 shopping centers) in all geographic regions of the United States, except for the Northeast region, as shown more specifically in the table below. NRLP holds mortgage notes receivable secured by real estate in all geographic regions of the United States, except the Pacific and Mountain regions, as shown more specifically in the table under "Mortgage Loans" below.

     At September 30, 1999, NRLP owned 59 properties located in 20 states, consisting of 44 apartments with a total of 10,506 units, 12 commercial properties (6 office buildings with an aggregate of 394,271 sq. ft. and 6 shopping centers with an aggregate of 712,338 sq. ft.), a 410,910 sq. ft. office building and a 312 unit apartment, both under construction, and 13.5 acres of unimproved land.

     All but 2 of NRLP's properties are encumbered by mortgage debt. Generally, the ability to make debt service payments under a mortgage loan will be dependent upon the performance of the property, which is subject to the risks associated with real estate investments, many of which are beyond the control of management or the general partner. In the event of default under one of these mortgages, the property securing the mortgage would be subject to foreclosure. Most of NRLP's borrowings are subject to substantial balloon payments at maturity.

     Eighteen of the apartments transferred to GCLP were refinanced in 1998, under a five-year blanket mortgage loan, evidenced by a single mortgage with an original principal balance of $150.0 million. A portion of the blanket mortgage debt was assigned to each apartment complex and each is cross- defaulted and cross-collateralized. In the event of a default, the lender is entitled to accelerate all or any portion of the principal amount of the loan and to exercise its remedies against any or all of the mortgaged properties.

     Additional detailed information with respect to individual NRLP properties and associated debt is set forth in "SELECTED FINANCIAL DATA OF NRLP" on page
__.

     The following table sets forth the percentages, by property type and geographic region, of NRLP's real estate as of September 30, 1999.

                                                        Commercial
   Region                                   Apartments  Properties
                                            ----------  ----------
   Southeast.............................      17.9%        31.8%
   Southwest.............................      33.1         18.6
   Midwest...............................      37.9         27.5
   Mountain..............................       7.0          4.1
   Pacific...............................       4.1         18.0
                                              -----        -----
                                              100.0%       100.0%

     The foregoing table is based solely on the number of apartment units and amount of commercial square footage owned by NRLP and does not reflect the value of NRLP's investment in each geographic region. See "SELECTED FINANCIAL DATA OF NRLP" on page __ for a more detailed description of NRLP's real estate.

     A summary of the activity in NRLP's owned real estate portfolio during 1998 and the first nine months of 1999 is as follows:

     Owned properties in real estate portfolio at January 1, 1998.....   79
     Properties purchased.............................................    3
     Loan converted to property interest..............................    1
     Properties sold..................................................  (24)
                                                                        ---

     Owned properties in real estate portfolio at September 30, 1999..   59
                                                                        ===

     Set forth below are NRLP's properties and the monthly rental rate for apartments and the average annual rental rate for commercial properties and occupancy thereof at December 31, 1998, 1997, 1996, 1995 and 1994:

                                                                                       Rent per Square Foot
                                                                               ---------------------------------------
                                                     Units/Square
      Property               Location                  Footage                  1998    1997    1996    1995    1994
      --------               --------                  -------                 ------  ------  ------  ------  ------
Apartments:
-----------
Arlington Place        Pasadena, TX           230 units/205,476 sq. ft.        $  .64  $  .63  $  .62  $  .60  $  .60
Barcelona              Tampa, FL              368 units/346,144 sq. ft.           .52     .50     .49     .47     .49
Bavarian               Middletown, OH         259 units/229,560 sq. ft.           .63     .63     .62     .60     .59
Bent Tree              Addison, TX            292 units/244,480 sq. ft.           .73     .70     .66     .60     .56
Blackhawk              Ft. Wayne, IN          209 units/190,520 sq. ft.           .57     .54     .53     .53     .53
Bridgestone            Friendswood, TX        76  units/ 65,519 sq. ft.           .67     .64     .64     .62     .62
Candlelight Square     Lenexa, KS             119 units/114,630 sq. ft.           .61     .58     .55     .53     .51
Chalet I               Topeka, KS             162 units/131,791 sq. ft.           .65     .62     .61     .61     .61
Chalet II              Topeka, KS             72  units/ 49,164 sq. ft.           .70     .68     .67     .67       *
Chateau                Bellevue, NE           115 units/ 99,220 sq. ft.           .71     .69     .63     .60     .59
Club Mar               Sarasota, FL           248 units/230,180 sq. ft.           .65     .61     .59     .57     .59
Confederate Point      Jacksonville, FL       206 units/277,860 sq. ft.           .58     .46     .45     .44     .42
Country Place          Round Rock, TX         152 units/119,808 sq. ft.           .72     .71     .71     .68     .63
Covered Bridge         Gainesville, FL        176 units/171,416 sq. ft.           .64     .64     .63     .60     .57
Fair Oaks              Euless, TX             208 units/166,432 sq. ft.           .65     .61     .58     .55     .52
Four Seasons           Denver, CO             384 units/254,900 sq. ft.           .86     .80     .78     .77     .74
Fox Club               Indianapolis, IN       336 units/317,600 sq. ft.           .56     .54     .54     .54     .54
Foxwood                Memphis, TN            220 units/212,000 sq. ft.           .57     .54     .51     .49     .46
Horizon East           Dallas, TX             166 units/141,081 sq. ft.           .55     .53     .52     .50     .48
Kimberly Woods         Tucson, AZ             279 units/249,678 sq. ft.           .59     .57     .55     .54     .52
La Mirada              Jacksonville, FL       320 units/341,400 sq. ft.           .52     .51     .50     .47     .46
Lake Nora Arms         Indianapolis, IN       588 units/429,380 sq. ft.           .68     .65     .63     .61     .60
Lantern Ridge          Richmond, VA           120 units/112,296 sq. ft.           .54     .53     .51     .50     .49
Mallard Lake           Greensboro, NC         336 units/295,560 sq. ft.           .64     .63     .62     .59     .57
Manchester
  Commons              Manchester, MO         280 units/331,820 sq. ft.           .56     .53     .50     .49     .46
Mesa Ridge             Mesa, AZ               480 units/386,336 sq. ft.           .68     .65     .65     .61     .59
Nora Pines             Indianapolis, IN       254 units/254,676 sq. ft.           .60     .59     .57     .55     .55
Oak Hollow             Austin, TX             409 units/290,072 sq. ft.           .90     .87     .87     .81     .75
Oak Tree               Grandview, MO          189 units/160,591 sq. ft.           .60     .57     .54     .54     .52
Olde Towne             Middletown, OH         199 units/179,395 sq. ft.           .58     .57     .57     .57     .57
Pheasant Ridge         Bellevue, NE           264 units/243,960 sq. ft.           .62     .61     .56     .51     .51
Pines                  Little Rock, AR        257 units/221,981 sq. ft.           .42     .41     .41     .39     .37
Place One              Tulsa, OK              407 units/302,263 sq. ft.           .55     .57     .51     .49     .47
Quail Point            Huntsville, AL         184 units/202,602 sq. ft.           .44     .42     .42     .41     .41

                                                                                        Rent per Square Foot
                                                                               ---------------------------------------
                                                     Units/Square
      Property               Location                  Footage                  1998    1997    1996    1995    1994
      --------               --------                  -------                 ------  ------  ------  ------  ------
Regency                Lincoln, NE            106 units/111,700 sq. ft.           .67     .63     .60     .56     .56
Regency Falls          San Antonio, TX        546 units/348,692 sq. ft.           .64     .63     .63     .63     .60
Rockborough            Denver, CO             345 units/249,723 sq. ft.           .80     .73     .70     .70     .67
Santa Fe               Kansas City, MO        225 units/180,416 sq. ft.           .58     .56     .53     .52     .51
Shadowood              Addison, TX            184 units/134,616 sq. ft.           .76     .74     .69     .66     .64
Sherwood Glen          Urbandale, IA          180 units/143,745 sq. ft.           .79     .77     .75     .74     .72
Stonebridge            Florissant, MO         100 units/140,576 sq. ft.           .43     .45     .43     .46     .46
Summerwind             Reseda, CA             172 units/114,711 sq. ft.           .93     .90     .90     .97     .97
Sun Hollow             El Paso, TX            216 units/156,000 sq. ft.           .66     .65     .64     .63     .63
Tanglewood             Arlington Heights, IL  838 units/612,816 sq. ft.          1.07    1.03     .99     .96     .96
Timber Creek           Omaha, NE              180 units/162,252 sq. ft.           .70     .66     .64     .60     .59
Villa Del Mar          Wichita, KS            162 units/128,004 sq. ft.           .60     .58     .58     .58     .57
Villas                 Plano, TX              208 units/156,632 sq. ft.           .80     .77     .73     .70     .67
Whispering Pines       Canoga Park, CA        102 units/ 61,671 sq. ft.          1.05    1.01    1.00     .98     .98
Whispering Pines       Topeka, KS             320 units/299,264 sq. ft.           .51     .49     .49     .49     .49
Windridge              Austin, TX             408 units/281,778 sq. ft.           .89     .88     .88     .85     .80
Windtree I & II        Reseda, CA             159 units/109,062 sq. ft.           .93     .90     .90     .90     .90
Woodlake               Carrollton, TX         256 units/210,208 sq. ft.           .77     .73     .68     .66     .63
Woodsong II            Smyrna, GA             190 units/207,460 sq. ft.           .56     .54     .54     .51     .46
Woodstock              Dallas, TX             320 units/222,112 sq. ft            .63     .60     .56     .54     .51

Office Buildings:
-----------------
56 Expressway          Oklahoma City, OK                 54,649 sq. ft           9.53    8.64    8.21    7.94    7.77
Executive Court        Memphis, TN                       41,840 sq. ft.         10.64    9.79   10.11    9.87    9.91
Marina Playa           Santa Clara, CA                  124,322 sq. ft.         21.55   20.54   19.54   18.11   17.00
Melrose Business       Oklahoma City, OK                124,200 sq. ft.          3.03    2.88    2.76    2.65    2.59
  Park
University Square      Anchorage, AK                     22,260 sq. ft.         13.86   14.07   15.07   13.16   13.81

Shopping Centers:
-----------------
Cross County Mall      Mattoon, IL                      304,575 sq. ft.          4.99    4.88    4.90    4.86    4.39
Cullman                Cullman, AL                       92,466 sq. ft.          3.91    3.87    3.86    3.83    3.82
Harbor Plaza           Aurora, CO                        45,863 sq. ft.          9.86    9.44    8.73    8.42    7.82
Katella Plaza          Orange, CA                        52,169 sq. ft.          9.79    9.20    7.73    9.97   11.34
Regency Point          Jacksonville, FL                  67,410 sq. ft.         12.36   12.07   11.39   11.26   10.63
Westwood               Tallahassee, FL                  149,855 sq. ft.          6.77    6.44    6.42    5.31    5.00

*     Property was acquired in 1995, 1996, 1997 or 1998.
**    Leased to a licensed casino operator.

                                                                 Occupancy %
                                   ----------------------------------------------------------------------
Property                                 1998          1997          1996          1995          1994
--------                                 ----          ----          ----          ----          ----
Apartments:
-----------
Arlington Place                           98            95            91             95           88
Barcelona                                 91            94            93             96           85
Bavarian                                  90            92            96             92           95
Bent Tree                                 93            96            97            100           99
Blackhawk                                 94            96            95             94           96
Bridgestone                               97            99            94             97           93
Candlelight Square                        96            94            97             96           92
Chalet I                                  97            96            96             94           87
Chalet II                                 91            93            89             97            *
Chateau                                   94            95            99             97           94
Club Mar                                  93            99            91             95           92
Confederate Point                         93            91            94             98           92
Country Place                             94            88            93             95           97
Covered Bridge                            97            98            94            100           99
Fair Oaks                                 93            96            96             98           96
Four Seasons                              96            98            94             93           96
Fox Club                                  89            95            88             91           95
Foxwood                                   90            94            93             95           97
Hidden Valley                             96            96            93             97           96
Horizon East                              96            93            92             94           93
Kimberly Woods                            92            92            93             94           95
La Mirada                                 99            91            93             98           93
Lake Nora Arms                            94            95            91             95           94
Lake Nora Arms                            97            93            95             93           98
Mallard Lake                              91            93            95             97           98
Manchester Commons                        91            95            93             95           94
Mesa Ridge                                95            98            88             92           95
Nora Pines                                95            92            94             97           95
Oak Hollow                                97            94            91             97           99
Oak Tree                                  99            95            94             96           95
Olde Towne                                90            94            92             91           94
Pheasant Ridge                            89            93            94             97           85
Pines                                     92            90            93             90           88
Place One                                 93            92            96             96           92
Quail Point                               89            91            96             86           90
Regency                                   87            98            95             88           97
Regency Falls                             82            92            93             93           90
Rockborough                               94            94            92             92           96
Santa Fe                                  92            93            91             92           90
Shadowood                                 94            96            97             97           98
Sherwood Glen                             90            94            96             93           93
Stonebridge                               95           100            98             92           92
Summerwind                                97            96            92             91           92
Sun Hollow                                93            97            90             96           92
Tanglewood                                92            93            92             95           96
Timber Creek                              97            95            98             94           91
Villa Del Mar                             92            97            94             90           89
Villas                                    94            98            95             95           97
Whispering Pines, CA                      93            94            92             93           93
Whispering Pines, KS                      95            95            89             90           92
Windridge                                 94            95            93             95           96
Windtree I & II                           95            96            94             91           24
Woodlake                                  97            98            99             98           99
Woodsong II                               99            96            85             99           97
Woodstock                                 95            92            95             96           94

                                                                 Occupancy %
                                   ----------------------------------------------------------------------
Property                                 1998          1997          1996          1995          1994
--------                                 ----          ----          ----          ----          ----
Office Buildings:
-----------------
56 Expressway                             91            94            88            93            85
Executive Court                           96            99            95            92            92
Marina Playa                              97           100            99            97            81
Melrose Business Park                     80            93            90            97            81
University Square                         81           100            84            90            82

Shopping Centers:
-----------------
Cross County Mall                         90            89            90            95            87
Cullman                                   98            97            98            00            96
Harbor Plaza                              86            94            97            78            87
Katella Plaza                             71            71            71            71            71
Regency Point                             91            83            84            81            95
Westwood                                  93            93            74            59            81

*    Property was acquired in 1995, 1996, 1997 or 1998.
**   Leased to a licensed casino operator.

Occupancy presented above is without reference to whether leases in effect are at, below or above market rates.

     As of September 30, 1999, none of NRLP's properties had a book value which exceeded 10% of NRLP's total assets. For the nine months ended September 30, 1999, none of NRLP's properties had revenues that exceeded 10% of NRLP's total revenues.

     NRLP owns a fee simple interest in each property except for the Katella and Westwood shopping centers located in Orange, California and Tallahassee, Florida, respectively, in each of which NRLP owns a long-term leasehold interest. These leasehold interests permit some potential for capital appreciation and marketability.

Mortgage Loans

     In addition to real estate, a substantial portion of NRLP's assets are invested in mortgage notes receivable, secured by income-producing real estate, unimproved land and other income producing assets. NRLP expects that the percentage of its assets invested in mortgage loans will increase as it increases its lending activity in 1999 to take advantage of interest rate spreads or profit participation opportunities. NRLP intends to service and hold for investment the mortgage notes currently in its portfolio. NRLP's mortgage notes consist of first, wraparound and junior mortgage loans secured by real estate, and other secured and unsecured loans.

     Types of Mortgage Activity.  NRLP may originate its own mortgage loans.
     --------------------------
NRLP is not, however, considering acquiring existing mortgage notes. BCM, in its capacity as a mortgage servicer, services NRLP's mortgage notes. NRLP's investment policy is described in "BUSINESS OF NRLP--General" on page ___.

     Types of Properties Subject to Mortgages. The properties securing NRLP's
     ----------------------------------------
mortgage notes receivable portfolio at December 31, 1998 and September 30, 1999, consisted of an office building, shopping centers, unimproved land and partnership interests.

     At September 30, 1999, NRLP's mortgage notes had an aggregate face amount of $174.3 million and an aggregate net carrying value of $152.0 million, net of deferred gains ($2.4 million), discounts ($109,000) and allowance for estimated losses ($1.9 million).

     The following table sets forth the percentage (based on the outstanding mortgage note balance at September 30, 1999), by property type and geographic region, of the properties that serve as collateral for the mortgage notes in NRLP's mortgage notes receivable portfolio during 1998 and through September 30, 1999, excluding the $128.3 million in mortgage notes secured by unimproved land and other security as discussed below. See "SELECTED FINANCIAL DATA FOR NRLP" on page ___ for further details of NRLP's mortgage notes receivable portfolio.

                                                        Commercial
          Region                        Apartments      Properties          Total
          ------                        ----------      ----------          -----
          Southeast...................     44.2%              --%            44.2%
          Southwest...................      5.5               --              5.5
          Northeast...................       --              9.7              9.7
          Midwest.....................       --             40.6             40.6
                                        -------           ------            -----
                                           49.7%            50.3%           100.0%
                                        =======           ======            =====

     A summary of the activity in NRLP's mortgage notes receivable portfolio during 1998 and the first nine months of 1999 as follows:

          Loans in mortgage notes receivable portfolio at January 1, 1998......   13
          Loans funded.........................................................   19
          Loans paid in full...................................................  (12)
          Loan converted to property interest                                     (1)
                                                                                ----
          Loans in mortgage notes receivable portfolio at September 30, 1999...   19
                                                                                ====

     First Mortgage Loans.  These loans can provide for level periodic payments
     --------------------
of principal and interest, may involve interest only payments or for all interest and a balloon principal payment at maturity with respect to first mortgage loans, it is NRLP's general policy to require that the borrower provide a mortgagee's title policy or an acceptable legal opinion of title as to the validity and the priority of the mortgage lien over all other obligations, except liens arising from unpaid property taxes and other exceptions normally allowed by first mortgage lenders in the relevant area. At September 30, 1999, NRLP had an aggregate of $14.9 million of these first mortgage loans outstanding.

     Wraparound Mortgage Loans.  A wraparound mortgage loan, sometimes called an
     -------------------------
all-inclusive loan, is a mortgage loan having an original principal amount equal to the outstanding balance under the prior existing mortgage loan(s) plus the amount actually advanced under the wraparound mortgage loan. Wraparound mortgage loans may provide for full, partial or no amortization of principal.

     At September 30, 1999, NRLP's one wraparound mortgage note receivable was in default. NRLP has been vigorously pursuing its rights regarding the loan. NRLP expects to incur no loss in excess of reserves previously provided if it is unable to collect the balance due.

     Junior Mortgage Loans.  Junior mortgage loans are loans secured by
     ---------------------
mortgages that are subordinate to one or more prior liens either on the fee or a leasehold interest in real estate. Recourse on these loans ordinarily includes the real estate on which the loan is made, other collateral and personal guarantees by the borrower. At September 30, 1999, NRLP had an aggregate of $10.9 million of these junior mortgage loans outstanding.

     Other.  Beginning in 1997 and through January 1999, NRLP funded a $1.6
     -----
million loan commitment to Bordeaux. The loan is secured by the following:

     (1) a 100% membership interest in Bordeaux, which owns a shopping center in Oklahoma City, Oklahoma;

     (2) 100% of the stock of Bordeaux Investments One, Inc., which owns 6.5 acres of undeveloped land in Oklahoma City, Oklahoma; and

     (3)  the personal guarantees of the Bordeaux members.

     The loan bears interest at 14.0% per annum. Until November 1998, the loan required monthly payments of interest only at 12.0% per annum, with the deferred interest payable at maturity in January 1999. In November 1998, the loan was modified to allow payments based on monthly cash flow of the collateral property and the maturity date was extended to December 1999. In the second quarter of 1999, the loan was again modified, increasing the loan commitment to $2.1 million and NRLP funded an additional $33,000. In the third quarter of 1999, NRLP funded an additional $213,000. The property has had no cash flow; therefore, NRLP ceased accruing interest in the second quarter of 1999. In October 1999, NRLP received a $724,000 paydown on the loan, which was applied first to accrued but unpaid interest due of $261,000 then to principal, reducing the loan balance to $1.4 million. In October 1999, Richard D. Morgan, a Bordeaux member, was elected a director of NMC, the general partner of NRLP.

     In June 1998, NRLP funded a $365,000 loan to RB Land & Cattle, L.L.C. The loan is secured by a pledge of a note secured by 7,200 acres of undeveloped land near Crowell, Texas and the personal guarantee of the owner and manager of the borrower. The loan bore interest at 10.0% per annum and matured in December 1998. All principal and interest were due at maturity. The borrower did not make the required payments and the loan was classified as nonperforming. NRLP has begun foreclosure proceedings. NRLP expects to incur no loss on foreclosure as the fair value of the collateral property less estimated costs of sale, exceeds the carrying value of the note.

     In August 1998, NRLP funded a $3.7 million loan to JNC. The loan was secured by a contract to purchase 387 acres of land in Collin County, Texas, and the personal guaranty of its partner. The loan bore interest at 12.0% per annum and matured the earlier of termination of the purchase contract or February 1999. All principal and interest were due at maturity. This loan was cross-collateralized with other JNC loans. In January 1999, ART purchased the contract from JNC and acquired the land. In connection with the purchase, GCLP funded an additional $6.0 million of a $95.0 million loan commitment to ART. A portion of the funds were used to payoff the $3.7 million loan, including accrued but unpaid interest, paydown by $1.3 million the JNC line of credit and paydown by $820,000 the JNC Frisco Panther Partners Ltd. loan.

     Also in August 1998, NRLP funded a $635,000 loan to La Quinta Partners, LLC. The loan is secured by interest bearing accounts prior to being used as escrow deposits toward the purchase of a total of 956 acres of land in La Quinta, California. The loan bore interest at 10.0% per annum and matured in November 1998. All principal and interest were due at maturity. In November and December 1998, NRLP received $250,000 in principal paydowns. In the first quarter of 1999, NRLP received an additional $25,000 paydown. In the second quarter of 1999, the loan was modified, increasing the interest rate to 15.0% per annum and extending the maturity date to November 1999. Accrued but unpaid interest was added to the principal balance, increasing it by $42,000 to $402,000.

     In October 1998, NRLP funded a $350,000 loan to Four "J" International Corp., 5J-CTMS, Ltd. and an individual. The loan was secured by 1.1 million Class A limited partnership units in Grapevine American Ltd., which are convertible into shares of Series G Cumulative Convertible Preferred Stock of ART. The loan bore interest at 15.0% per annum and matured in February 1999. All principal and interest were due at maturity. In January 1999, the note was collected in full.

     In July 1997, NRLP funded a $700,000 loan to an individual. In February 1998, NRLP funded an additional $40,000 and the loan was modified, increasing the principal balance to $740,000. The loan was secured by a security interest in an oil, gas and mineral lease in Anderson County, Texas and by a second lien mortgage on a ranch in Henderson County, Texas. The loan bore interest at 12.0% per annum, required monthly payments of interest only and originally matured in December 1998. In October 1998, the loan was modified, extending the maturity date to September 1999. In October 1999, the loan, including accrued but unpaid interest, was collected in full.

     Related Party.  In 1998 and the first nine months of 1999, GCLP funded
     -------------
$94.7 million of a then $95.0 million loan commitment to ART. The loan is secured by:

     (1) second liens on an office building in Minnesota, three apartments in Mississippi and one in Texas, and 130.54 acres of land in Texas;

     (2) the stock of ART Holdings, Inc., a wholly owned subsidiary of ART that owned 3,268,535 units of NRLP as of October 31, 1999; and

     (3)  the stock of NMC.

The loan bears interest at 12.0% per annum, requires monthly payments of interest only and matures in November 2003. In September 1999, the board of GCLP approved an increase in the loan commitment to $125.0 million. In February 1999 GCLP received a $999,000 paydown on the loan. In October 1999, GCLP funded an additional $5.5 million and received a paydown of $150,000.

     In December 1998, in connection with a litigation settlement, NMC, a wholly owned subsidiary of ART and the new general partner of NRLP, assumed responsibility for repayment to NRLP of the $12.2 million paid by NRLP to the class members and legal counsel. The loan bears interest at the 90 day LIBOR (London InterBank Offered Rate) plus 2.0% per annum, currently 7.0% per annum, adjusted every 90 days and requires annual payments of accrued interest plus principal payments of $500,000 in each of the first three years, $750,000 in each of the next three years, $1.0 million in each of the next three years, with payment in full of the remaining balance in the tenth year. The note is guaranteed by ART. The note matures upon the earlier of the liquidation or dissolution of NRLP, NMC ceasing to be the general partner or 10 years from March 31, 1999, the date of the first cash distribution to the class members in a litigation settlement.

     During 1998, NRLP funded a $1.8 million loan to Warwick of Summit Square, Inc. The loan is secured by a second lien on a shopping center in Rhode Island, by 100% of the stock of the borrower and by the personal guarantee of the principal shareholder of the borrower. The loan bears interest at 14.0% per annum and matures in December 1999. All principal and interest are due at maturity. During 1999, NRLP funded an additional $314,000, increasing the loan balance to $2.1 million. In October 1999, Richard D. Morgan, the principal shareholder of Warwick of Summit Square, Inc., was elected a director of NMC, the general partner of NRLP.

     In February 1999, GCLP funded a $5.0 million unsecured loan to One Realco Corporation, which at September 30, 1999, owned approximately 15.8% of the outstanding shares of ART's common stock. The loan bears interest at 12.0% per annum and matures in February 2000. All principal and interest are due at maturity. The loan is guaranteed by BCM.

     In October 1999, GCLP funded a $4.7 million loan to Realty Advisors, Inc., the corporate parent of BCM. The loan is secured by a pledge of 100% of Realty Advisors, Inc.'s interest in American Reserve Life Insurance Company. The loan bears interest at a variable rate, currently 10.25% per annum, and matures in November 2001. All principal and interest are due at maturity.

Investment in Marketable Equity Securities of ART

     At September 30, 1999, NRLP owned 195,732 shares of ART's common stock, approximately 1.9% of ART's outstanding shares. The executive officers of the general partner are also executive officers of ART. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF NRLP" on page ___. As of October 31, 1999, the market value of the ART common stock owned by NRLP was $3.4 million. As of September 30, 1999, ART and BCM owned 3,551,569 and 696,975 units, respectively, of NRLP's units of limited partner interest, approximately 56.2% and 11.0% of the units then outstanding.

Legal Proceedings

     NRLP is involved in various lawsuits arising in the ordinary course of business. Management of NRLP is of the opinion that the outcome of these lawsuits would have no material impact on NRLP's financial condition.

Competition

     The real estate business is highly competitive and NRLP competes with numerous entities engaged in real estate activities, some of which may have greater financial resources than NRLP. Management believes that success against the competition is dependent upon the geographic location of the property, the performance of the property managers in areas such as marketing, collection and the ability to control operating expenses, the amount of new construction in the area, and the maintenance and appearance of the property. Additional competitive factors with respect to commercial properties are the ease of access to the property, the adequacy of related facilities, such as parking, and sensitivity to market conditions in setting rent levels. With respect to apartments, competition is also based upon the design and mix of the units and the ability to provide a community atmosphere for the tenants. Management believes that general economic circumstances and trends and the rate at which properties are renovated or new properties are developed in the vicinity of each of NRLP's properties are also competitive factors.

     To the extent that NRLP seeks to sell any of its properties, the sales prices for the properties may be affected by competition from other real estate entities and financial institutions also attempting to sell their properties located in areas in which NRLP's properties are located, as well as aggressive buyers attempting to penetrate or dominate a particular market.

     The executive officers of NMC are also executive officers of ART and some other entities, each of which has business objectives similar to NRLP's. These executive officers owe fiduciary duties to the other entities and NRLP under applicable law.

     In addition, NRLP also competes with other entities which are affiliates of BCM or for which BCM acts as advisor, and which may have investment objectives similar to NRLP's and that may compete with NRLP in purchasing, selling, leasing and financing real estate and real estate related investments. In resolving any potential conflicts of interest which may arise, BCM has informed NRLP that it intends to continue to exercise its best judgment as to what is fair and reasonable under the circumstances in accordance with applicable law.

     NRLP is subject to all of the risks incident to the ownership of real estate and interests therein, many of which relate to the general illiquidity of real estate investments. These risks include changes in general or local economic conditions, changes in interest rates and the availability of permanent mortgage financing which may render the sale or refinancing of a property difficult or unattractive and which may make debt service burdensome, changes in real estate and zoning laws, increases in real estate taxes, federal or local economic or rent controls, floods, earthquakes, hurricanes and other acts of God and other factors beyond the control of management. Also, the illiquidity of real estate investments may impair management's ability to respond promptly to changing circumstances. Management believes that the risks are partially mitigated by the diversification by geographic region and property type of NRLP's real estate portfolio.

Employees

     Neither NRLP nor NOLP has any employees, payroll or benefit plans and pays no salary or other cash compensation, except as described under "EXECUTIVE COMPENSATION OF NRLP" below. See also "BUSINESS OF NRLP - The Manager" on page
___.


                        SELECTED FINANCIAL DATA OF NRLP

                                      For the Nine Months Ended
                                            September 30,                       For the Years Ended December 31,
                                            -------------         -------------------------------------------------------------
                                         1999          1998          1998         1997        1996         1995         1994
                                         ----          ----          ----         ----        ----         ----         ----
                                                                            (dollars in thousands, except per unit)
EARNINGS DATA
Revenues...........................    $   82,221    $   85,661   $  113,834   $  117,365  $  112,681   $  110,892   $  107,546
Expenses
 Interest..........................        21,398        23,483       39,685       34,189      33,759       34,956       34,145
 Property operations...............        40,370        57,587       62,736       64,620      63,136       63,320       60,793
 General and administrative........         5,492         5,075        6,820        7,856       5,975        6,252        5,809
 Depreciation......................         6,051         7,432        9,691       10,338      10,247       10,268       10,034
                                       ----------    ----------   ----------   ----------  ----------   ----------   ----------
   Total expenses..................        73,311        93,577      118,932      117,003     113,117      114,796      110,781
                                       ----------    ----------   ----------   ----------  ----------   ----------   ----------
Income(loss) from operations.......         8,910        (7,916)      (5,098)         362        (436)      (3,904)      (3,235)
Gain on sale of real estate                74,019        34,216       52,589        8,356          61        7,701        8,252
                                       ----------    ----------   ----------   ----------  ----------   ----------   ----------
 Net income (loss)                     $   82,929    $   26,300   $   47,491   $    8,718  $     (375)  $    3,797   $    5,017
                                       ==========    ==========   ==========   ==========  ==========   ==========   ==========
PER UNIT DATA
Net income (loss)..................    $    12.86    $     4.08   $     7.36   $     1.35  $     (.06)  $      .58   $      .77
                                       ==========    ==========   ==========   ==========  ==========   ==========   ==========
Distributions per unit.............    $     .375    $     .375   $      .50   $     1.90  $     1.10   $     1.28   $      .44
Weighted average units of limited
 partner interest used in
 computing earnings per unit.......     6,321,533     6,322,528    6,321,425    6,327,418   6,387,270    6,418,104    6,418,572

                                     September 30,                           December 31,
                                     -------------    -------------------------------------------------------------
                                         1999            1998        1997        1996        1995        1994
                                         ----            ----        ----        ----        ----        ----
                                                                       (dollars in thousands)
BALANCE SHEET DATA
Real estate, net...................       $172,293     $167,409   $ 211,424   $ 224,764    $229,482    $241,535
Notes and interest receivable, net.        151,972      114,525      24,943      13,279      10,246      11,532
Total assets.......................        356,148      337,782     279,580     281,333     292,930     290,140
Notes and interest payable.........        297,975      358,100     339,102     325,921     326,500     326,775
Redeemable General
 Partner interest..................             --           --      45,442      37,855      31,997      28,800
Partners' equity (deficit)                  48,399      (32,115)   (122,275)   (112,946)    (99,267)    (91,823)

     Units and per unit data have been restated for the three for one forward unit split, effected January 2, 1996.


  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                              OPERATIONS OF NRLP

Introduction

     NRLP is a Delaware limited partnership formed on January 29, 1987, that owns and operates a portfolio of real estate and mortgage notes. Most of NRLP's properties were acquired in transactions consummated on September 18, 1987, pursuant to which NRLP acquired all of the assets and assumed all of the liabilities of 35 public and private limited partnerships.

Liquidity and Capital Resources

     Cash and cash equivalents totaled $705,000 at September 30, 1999, compared to $9.0 million at December 31, 1998. The principal reasons for this decrease in cash are discussed in the following paragraphs.

     NMC has discretion in determining methods of obtaining funds for NRLP's operations. NRLP's governing documents place no limitation on the amount of leverage that NRLP may incur either in the aggregate or with respect to any particular property or other investment. At September 30, 1999, the aggregate loan-to-value ratio of NRLP's real estate portfolio was 65.6%, computed on the basis of the ratio of total property-related debt to aggregate appraised values as of December 31, 1998, as compared with a loan-to-value ratio of 63.5% at December 31, 1998.

     NRLP's principal sources of cash have been and will continue to be from property operations, collection of principal and interest on its mortgage notes receivable and externally generated funds. Externally generated funds include borrowings, proceeds from the sale of NRLP's properties and other assets and proceeds from borrowings secured by NRLP's properties or mortgage notes receivable. NRLP expects that its cash on hand, cash flow from property operations together with externally generated funds will be sufficient to meet NRLP's various cash needs, including, but not limited to, funding of lending commitments, distributions to unitholders, the payment of debt service obligations coming due and property maintenance and improvements, as more fully discussed in the paragraphs below.

     NRLP's cash flow from property operations (rents collected less payments for property operating expenses) increased to $28.4 million in the nine months ended September 30, 1999, from $28.1 million in the nine months ended September 30, 1998. The increase was due to the payment in

1998 of $2.7 million in property level payables at December 31, 1997. This increase was partially offset by the sale of 11 apartments in 1999 and 10 apartments and two commercial properties in 1998.

     Interest collected on mortgage notes receivable increased to $8.2 million in the nine months ended September 30, 1999, from $2.8 million in 1998. Of this increase, $5.6 million was due to the ART loan, funding of which began in 1998 and has continued in 1999, $244,000 was due to the payoff of a loan that had matured in 1998 and for which interest was not being recognized until it was collected, $677,000 was due to a partial payment on a loan and $1.0 million was due to the collection of interest on the payoffs of six mortgage loans in 1999 for which interest was not due until the loans' payoff or maturity. These increases were partially offset by a decrease of $968,000 due to loans that were paid off in 1998 and $143,000 due to a loan modified in 1998 to only require interest be paid from the collateral property's cash flow.

     Interest paid decreased to $19.7 million in the nine months ended September 30, 1999, from $22.1 million in 1998. Of this decrease, $1.3 million was due to the sale of 11 apartments in 1999 and 10 apartments and two commercial properties in 1998 and $3.2 million was due to loans paid off in 1998. These decreases were partially offset by an increase of $2.1 million due to properties refinanced, where the debt balance was increased or unencumbered properties financed in 1998 and 1999 and $124,000 was due to properties acquired in 1999.

     General and administrative expenses paid decreased to $4.2 million in the nine months ended September 30, 1999, from $5.0 million in 1998. The decrease was due to a decrease in legal and other expenses due to the settlement of two lawsuits in 1998 partially offset by an increase in cost reimbursements to BCM.

     NRLP paid incentive disposition fees of $1.1 million to NMC in the nine months ended September 30, 1999, related to the sales of the Mesa Ridge Apartments and the Country Place Apartments. No such fee was paid in 1998.

     In the first nine months of 1999, a total of $18.4 million was received on the collection of seven mortgage notes receivable and partial paydowns of six other mortgage note receivables.

     In January 1999, the Olde Towne Apartments in Middleton, Ohio, was sold for $4.6 million. Net cash of $4.4 million was received after the payment of various closing costs.

     In February 1999, GCLP funded a $5.0 million unsecured loan to One Realco Corporation, which at September 30, 1999, owned approximately 15.8% of the outstanding shares of ART's common stock. The loan is guaranteed by BCM.

     Also in February 1999, the Santa Fe Apartments in Kansas City, Missouri, was sold for $4.6 million. Net cash of $4.3 million was received after the payment of various closing costs.

     Further in February 1999, the Mesa Ridge Apartments in Mesa, Arizona, was sold for $19.5 million. Net cash of $793,000 was received after the payment of various closing costs and remitting $17.8 million to the lender to hold in escrow pending a substitution of collateral.

     In May 1999, the Bavarian Woods Apartments and Westwood Shopping Center were approved as substitute collateral. Net cash of $7.8 million was received after paying off $7.2 million in mortgage debt secured by the Bavarian Woods Apartments and Westwood Shopping Center, funding required escrows and the payment of various closing costs on the two properties, and paying off $2.2 million of Mesa Ridge debt, including a $133,000 prepayment penalty.

     In February 1999, mortgage financing secured by the unencumbered 56 Expressway Office Building in Oklahoma City, Oklahoma, in the amount of $1.7 million was obtained. Net cash of $1.7 million was received after the payment of various closing costs.

     Also in February 1999, mortgage financing secured by the unencumbered Melrose Business Park in Oklahoma City, Oklahoma, in the amount of $900,000 was obtained. Net cash of $870,000 was received after the payment of various closing costs.

     In April 1999, GCLP sold the 166 unit Horizon East Apartments in Dallas, Texas, for $4.0 million. Net cash of $1.2 million was received after paying off $2.6 million in mortgage debt and the payment of various closing costs.

     Also in April 1999, the Lantern Ridge Apartments in Richmond, Virginia, was sold for $3.4 million. Net cash of $880,000 was received after the payment of various closing costs and the purchaser's assumption of the $2.4 million mortgage debt.

     In May 1999, mortgage financing secured by the unencumbered Pines Apartments in Little Rock, Arkansas, and by a $5.0 million note receivable in the amount of $4.0 million was obtained. Net cash of $3.9 million was received after the payment of various closing costs. In September 1999, the mortgage debt was refinanced in the amount of $3.1 million. The net refinancing proceeds and cash of $1.1 million were used to payoff $4.0 million of mortgage debt and the payment of various closing costs.

     Also in May 1999, NRLP purchased the 27,000 sq. ft. Cooley Office Building in Farmers Branch, Texas, for $3.5 million, paying $1.5 million in cash and obtained mortgage financing of $2.0 million.

     In June 1999, mortgage financing secured by the unencumbered Stonebridge Apartments in Florissant, Missouri, in the amount of $3.0 million was obtained. Net cash of $2.9 million was received after the payment of various closing costs.

     Also in June 1999, the Lake Houston land, a 33.58 acre parcel of unimproved land in Harris County, Texas, was purchased for $2.5 million in cash. A construction loan in the amount of $13.7 million was obtained enabling development of a 312 unit apartment complex on the site. Construction, expected to approximate $16.7 million in costs, was begun in July 1999 and completion is expected in the third quarter of 2000.

     Further in June 1999, the Barcelona Apartments in Tampa, Florida, was sold for $9.8 million. Net cash of $2.2 million was received after paying off $7.0 million in mortgage debt and the payment of various closing costs.

     In July 1999, the Stone Meadows land, a 13.5 acre parcel of unimproved land, in Harris County, Texas, was purchased from ART for $2.2 million, $1.3 million in cash and assuming $974,000 in mortgage debt. The mortgage was paid in full at its October 1999 maturity.

     Also in July 1999, mortgage financing secured by the unencumbered 76 unit Bridgestone Apartments in Friendswood, Texas, in the amount of $2.1 million was obtained. Net cash of $2.0 million was received after the payment of various closing costs.

     In August and September 1999, NRLP received a total of $3.3 million in paydowns on a mortgage note receivable, and funded a $2.6 million mortgage loan.

     Also in August 1999, the Country Place Apartments in Round Rock, Texas, was sold for $6.0 million. Net cash of $1.3 million was received after the payment of various closing costs and the purchaser's assumption of the $4.3 million mortgage debt.

     Further in August 1999, the Lake Nora Apartments and the Fox Club Apartments in Indianapolis, Indiana, were sold for a total of $29.1 million. Net cash of $2.7 million was received after paying off $24.5 million in mortgage debt, the funding of required escrows and the payment of various closing costs.

     In September 1999, the Oakhollow Apartments and the Windridge Apartments in Austin, Texas, were sold for a total of $35.5 million. Net cash of $7.8 million was received after paying off $22.2 million in mortgage debt and the payment of various closing costs.

     Also in September 1999, mortgage financing secured by the unencumbered Blackhawk Apartments in Indianapolis, Indiana, in the amount of $4.1 million was obtained. Net cash of $4.0 million was received after the payment of various closing costs.

     In 1998, NRLP funded a $6.0 million loan to Centura Holdings, LLC, a subsidiary of Centura Tower, Ltd. The loan is secured by 6.4109 acres of land in Dallas, Texas. In February 1999, NRLP funded an additional $37,500.

     Also in 1998, NRLP funded a $3.7 million loan to JNC. The loan was secured by a contract to purchase 387 acres of land in Collin County, Texas, and the personal guaranty of JNC's principal partner. In January 1999, ART purchased the contract from JNC and acquired the land. In connection with the purchase, GCLP funded an additional $6.0 million of a $95.0 million loan commitment to ART. A portion of the funds were used to pay off the $3.7 million JNC loan, including accrued but unpaid interest, paydown by $1.3 million of the JNC line of credit and pay down a portion of the JNC Frisco Panther Partners, Ltd. loan.

     In 1997 and 1998, NRLP funded a $3.8 million loan to Stratford & Graham Developers, LLC. The loan is secured by 1,485 acres of unimproved land in Riverside County, California. In the first nine months of 1999, NRLP funded an additional $316,000 increasing the loan balance to $4.1 million.

     Also in 1998 and the first nine months of 1999, NRLP funded a $5.0 million loan commitment to JNC. The loan is secured by a second lien on 1,791 acres of land in Denton County, Texas, and a second lien on 220 acres of land in Tarrant County, Texas. In January 1999, NRLP received a $1.3 million paydown on the loan, as discussed above.

     Further in 1998 and the first nine months of 1999, GCLP funded $94.7 million of a then $95.0 million loan commitment to ART. The loan is secured by:

     (1) second liens on an office building in Minnesota, three apartments in Mississippi and one in Texas and 130.54 acres of land in Texas;

     (2) the stock of ART Holdings, Inc., a wholly-owned subsidiary of ART that owns 3,268,535 units of NRLP; and

     (3)  by the stock of NMC.

In September 1999, the board of GCLP approved an increase in the loan commitment to $125.0 million. In February 1999, GCLP received a $999,000 paydown on the loan. In October 1999, GCLP funded an additional $5.5 million and received a paydown of $150,000.

     During 1998 and the first nine months of 1999, NRLP funded a total of $31.0 million of a $52.5 million loan commitment to Centura Tower,Ltd. The loan is secured by a mortgage on 2.244 acres of land and a building under construction in Dallas, Texas. In August 1999, $24.1 million of the note and accrued but unpaid interest was converted to a partnership interest.

     During 1998 and 1999, NRLP funded a total of $2.1 million of a $2.2 million loan commitment to Varner Road Partners, L.L.C. The loan is secured by 129.77 acres of land in Riverside County, California, and a pledge of the stock of the borrower.

     In 1997, 1998 and 1999, NRLP funded $1.8 million of a $2.1 million loan commitment to Bordeaux. The loan is secured by:

     (1) a 100% membership interest in Bordeaux, which owns a shopping center in Oklahoma City, Oklahoma;

     (2) 100% of the stock of Bordeaux Investments One, Inc., which owns approximately 6.5 acres of unimproved land in Oklahoma City, Oklahoma; and

     (3)  the personal guarantees of the Bordeaux members.

In October 1999, NRLP received a paydown of $724,000.

     In July 1999, NRLP received a total of $2.5 million on the collection of two mortgage notes receivable, including accrued but unpaid interest.

     In the first nine months of 1999, NRLP declared distributions of $.375 per unit, or a total of $1.6 million.

     Management reviews the carrying values of NRLP's properties and mortgage notes receivable at least annually and whenever events or a change in circumstances indicate that impairment may exist. Impairment is considered to exist if, in the case of a property, the future cash flow from the property (undiscounted and without interest) is less than the carrying amount of the property. For notes receivable impairment is considered to exist if it is probable that all amounts due under the terms of the note will not be collected. If impairment is found to exist, a provision for loss is recorded by a charge against earnings. NRLP's mortgage note receivable review includes an evaluation of the collateral property securing the note. The property review generally includes selective property inspections, a review of the property's current rents compared to market rents, a review of the property's expenses, a review of maintenance requirements, a review of the property's cash flow, discussions with the manager of the property and a review of properties in the surrounding area.

Results of Operations

     Three and Nine Months Ended September 30, 1999 compared to Three and Nine
     -------------------------------------------------------------------------
Months Ended September 30, 1998.  NRLP reported net income of $51.9 million and
-------------------------------
$82.9 million for the three and nine months ended September 30, 1999, including gains on sale of real estate of $49.6 million and $74.0 million. NRLP had net income of $3.7 million and $26.3 million for the three and nine months ended September 30, 1998, including gains on sale of real estate of $5.6 million and $34.2 million. These and other factors contributing to NRLP's net income are discussed in the following paragraphs.

     Rents decreased to $21.9 million and $69.0 million in the three and nine months ended September 30, 1999, from $26.0 million and $81.2 million in 1998. Of the decrease, $4.3 million and $13.7 million was due to the sale of 11 apartments in 1999 and 10 apartments and two commercial properties in 1998.These decreases were partially offset by increases of $249,000 and $1.1 million due to increased rental rates at NRLP's apartments. Rents are expected to continue to decrease during the remainder of 1999 as NRLP continues to selectively sell properties.

     Interest income increased to $4.6 million and $13.2 million in the three and nine months ended September 30, 1999, from $1.9 million and $4.5 million in1998. Increases of $3.5 million and $10.7 million were attributable to loans funded in 1998 and 1999. These increases were partially offset by decreases of $150,000 and $1.1 million due to loans paid off during 1998 and 1999 and $710,000 and $836,000 due to decreases in short-term investments. Interest income during the remainder of 1999 is expected to increase due to additional funding by GCLP on the ART line of credit.

     Interest expense increased to $7.3 million and decreased to $21.4 million in the three and nine months ended September 30, 1999, from $6.6 million and $23.5 million in 1998. Decreases of $160,000 and $3.0 million were due to loans paid off in 1998, and decreases of $598,000 and $2.7 million were due to the sale of a total of 23 properties, subject to debt, in 1998 and 1999. These decreases were partially offset by increases of $133,000 and $147,000 on properties acquired in 1999 and $1.6 million and $3.3 million due to interest expense recorded on borrowings secured by mortgages on two unencumbered apartments and two unencumbered commercial properties in 1999 and four unencumbered apartments and seven notes receivable in 1998, the refinancing of 47 of the GCLP apartments and the refinancing of mortgages in 1998 and 1999 where the loan balance was increased. Interest expense is expected to decline during the remainder of 1999 as a result of the refinancing of the GCLP properties at a lower interest rate and the expected sale of selected properties.

     Deferred borrowing costs for the three and nine months ended September 30, 1998, is the unamortized borrowing costs associated with the November 1992 financing of the GCLP properties on their refinancing in July 1998.

     Depreciation, property taxes and insurance, utilities, property level payroll, repairs and maintenance, other operating expenses and property management fees in the three and nine months ended September 30, 1999, all declined from 1998 due to the sale of 10 apartments and two commercial properties in 1998 and 11 apartments in 1999. These costs are expected to continue to decrease during the remainder of 1999 as NRLP continues to selectively sell properties.

     General and administrative expenses increased to $1.5 million and $5.5 million in the three and nine months ended September 30, 1999, from $1.5 million and $5.1 million in 1998. The nine month increase was due to an increase of $1.2 million in cost reimbursements to an affiliate of NMC, partially offset by a decrease of $891,000 in legal fees as a result of the settlement of two lawsuits in 1998.

     NRLP paid $200,000 and $1.1 million in incentive disposition fees to NMC in the three and nine months ended September 30, 1999, related to the sales of Mesa Ridge Apartments and Country Place Apartments. No such fees were paid in 1998.

     In the three and nine months ended September 30, 1999, gains on sale of real estate totaling $49.6 million and $74.0 million were realized, $2.7 million on the sale of the Olde Towne Apartments in January, $1.3 million on the sale of the Santa Fe Apartments and $12.4 million on the sale of the Mesa Ridge Apartments in February, $2.2 million on the sale of the Horizon East Apartments and $2.6 million on the sale of the Lantern Ridge Apartments in April, $3.2 million on the sale of the Barcelona Apartments in June, $3.9 million on the sale of Country Place Apartments and $18.1 million on the sale of Lake Nora Apartments and Fox Club Apartments in August and $27.7 million on the sale of Oakhollow Apartments and Windridge Apartments in September.

     For the three and nine months ended September 30, 1998, gains on sale of real estate totaling $5.6 million and $34.2 million, were realized; $3.1 million on the sale of the Brookview Apartments, $2.9 million on the sale of the Creekwood Apartments and $772,000 on the sale of the Indian Meadows land in April, $8.5 million on the sale of the Alexandria Apartments in May, $1.1 million on the sale of the Countryside Plaza in June, $1.7 million on the sale of Lakewood Park Apartments and $3.9 million on the sale of Royal Oaks Apartments in July and a $12.2 million deferred gain on a prior year's property sale, on the payoff of the mortgage note receivable secured by the property in June.

     1998 Compared to 1997. NRLP had net income of $47.5 million for 1998 as
     ---------------------
compared to net income of $8.7 million for 1997. Included in NRLP's 1998 net income are gains on the sale of real estate of $52.6 million. Included in NRLP's 1997 net income are gains on the sale of real estate of $8.4 million. The primary factors affecting NRLP's operating results are discussed in the following paragraphs.

     Rents decreased to $107.1 million for 1998, from $112.9 million for 1997. This decrease was primarily due to a decrease of $9.6 million from the sale of an apartment and three commercial properties in 1997 and ten apartments, two commercial properties and one parcel of undeveloped land in 1998. This decrease was partially offset by an increase of $3.7 million due to increased rental rates at NRLP's apartment and commercial properties.

     Interest income increased to $6.7 million for 1998, from $4.5 million for 1997. An increase of $3.5 million was attributable to loans funded in 1997 and 1998 and an additional $865,000 was due to increased short-term investment income. These increases were partially offset by a decrease of $2.2 million due to loans paid off during 1997 and 1998.

     Interest expense decreased to $26.7 million for 1998 from $34.2 million for 1997. A decrease of $5.0 million was due to loans paid off in 1997 and 1998, secured by mortgage notes receivable. A decrease of $1.2 million was due to the payoff of the pension notes in September 1997. A decrease of $2.3 million was due to a total of 16 properties being sold, subject to debt, in 1997 and

1998. These decreases were partially offset by increases of $1.2 million due to interest expense recorded on borrowings in 1997, secured by mortgages on four unencumbered commercial properties, NRLP's interest in GCLP and six notes receivable and four unencumbered apartments and seven notes receivable in 1998, the refinancing of 47 of the GCLP apartments and the refinancing of mortgages in 1997 and 1998 where the loan balance was increased.

      Deferred borrowing costs for 1998 were the unamortized borrowing costs associated with the November 1992 blanket mortgage refinancing of the GCLP properties. The mortgage debt was refinanced in July 1998.

      Property taxes and insurance, utilities, property level payroll and other operating expenses for 1998 declined from 1997 due to the sale of 10 apartments and two commercial properties in 1998 and an apartment and three commercial properties in 1997. Repairs and maintenance and property management fees approximated that of 1997.

      General and administrative expenses decreased to $6.8 million in 1998 from $7.9 million in 1997. The decrease is due to a decrease in legal fees related to the Southern Palms litigation of $754,000, a decrease of $256,000 in legal and other fees related to a litigation settlement, a decrease of $580,000 related to NRLP overhead reimbursements to BCM and a decrease of $125,000 is due to a decrease in audit and tax preparation costs.

      For 1998, gains on sale of real estate totaled $52.6 million, including $3.1 million on the sale of Brookview Apartments in April 1998, $2.9 million on the sale of Creekwood Apartments in April 1998, $772,000 on the sale of Indian Meadows land in April 1998, $8.5 million on the sale of Alexandria Apartments in May 1998, $1.1 million on the sale of Countryside Plaza in June 1998, $1.7 million on the sale of Lakewood Park Apartments in July 1998, $3.9 million on the sale of the Royal Oaks Apartments in July 1998, $5.0 million on the sale of Skipper's Pond Apartments in October 1998, $2.9 million on the sale of Towne Oaks Apartments in December 1998, $4.2 million on the sale of Oakmont Apartments in December 1998, $3.8 million on the sale of River Glen Apartments in December 1998, $2.7 million on the sale of Wisperwood Apartments in December 1998 and $1.0 million from the early payoff as well as an $11.2 million deferred gain on the prior year sale of the Warner Creek Apartments, on the collection in June 1998 of the $17.5 million financing provided by NRLP at the time of sale. For 1997, gains on sale of real estate totaled $8.4 million, including $3.6 million on the sale of the Tollhill East Office Building, a $2.1 million deferred gain recognized on the payoff of the Nellis Bonanza note receivable, a gain of $563,000 on the sale of Crestview Shopping Center and a gain of $2.1 million on the sale of Village Square Apartments.

      1997 Compared to 1996.  NRLP reported net income of $8.7 million for 1997
      ---------------------
as compared to net loss of $375,000 for 1996. Contributing to NRLP's 1997 net income were gains on sale of real estate of $8.4 million. The primary factors affecting NRLP's operating results are discussed in the following paragraphs.

      Rents increased from $109.4 million in 1996 to $112.9 million in 1997. This increase is primarily attributable to a 3.0% increase in average rental rates combined with a 1.0% increase in average occupancy rates at NRLP's apartment complexes and an average 1.0% increase in commercial rental rates combined with a 3.0% increase in occupancy rates as compared to 1996. These increases are partially offset by a decrease of $750,000 due to the sale of the Tollhill East Office Building in April 1997, the Fondren Office Building in June 1997, Crestview Shopping Center in November 1997 and Village Square Apartments in December 1997.

      Interest income increased from $3.3 million in 1996 to $4.5 million in 1997. This increase is due to 13 mortgage and other loans being funded in 1997.

      Interest expense increased from $33.8 million in 1996 to $34.2 million in 1997. Of this increase, $802,000 is due to an increase in interest expense on the variable rate portion of the blanket mortgage secured by the GCLP properties. An additional increase of $657,000 is due to mortgage debt which was refinanced in 1996 and 1997. These increases are partially offset by a decrease of $741,000 due to loans paid in full, including the pension notes, and a decrease of $117,000 due to the sale of the Tollhill East Office Building in April 1997, the Crestview Shopping Center in November 1997, and the Village Square Apartments in December 1997.

      Depreciation, property taxes and insurance, utilities, property-level payroll costs, repairs and maintenance, other property operation expenses and property management fees for 1997 approximated those of 1996.

      General and administrative expenses increased from $6.0 million in 1996 to $7.9 million in 1997. This increase is primarily attributable to an increase in legal and consulting fees related to the Southern Palms Associates litigation of $892,000, an increase of $151,000 related to insurance deductibles and an increase of $1.0 million in NRLP's overhead reimbursements to BCM. These increases are partially offset by a decrease of $180,000 due to a decrease in legal fees relating to litigation and a decrease of $237,000 related to a decrease in appraisals and other professional fees.

      In 1996, NRLP recognized a gain on the sale of real estate of $61,000 on the sale of unimproved land in Colorado, compared to gains on the sale of real estate totaling $8.4 million in 1997, $3.6 million on the sale of the Tollhill East Office Building, a $2.1 million deferred gain recognized on the payoff of the Nellis Bonanza note receivable, a gain of $563,000 on the sale of Crestview Shopping Center and a gain of $2.1 million on the sale of Village Square Apartments.

Environmental Matters

      Under various federal, state and local environmental laws, ordinances and regulations, NRLP may be potentially liable for removal or remediation costs, as well as certain other potential costs relating to hazardous or toxic substances (including governmental fines and injuries to persons and property) where property-level managers have arranged for the removal, disposal or treatment of hazardous or toxic substances. In addition, certain environmental laws impose liability for release of asbestos-containing materials into the air, and third parties may seek recovery from NRLP for personal injury associated with these materials.

      NMC is not aware of any environmental liability relating to the above matters that would have a material adverse effect on NRLP's business, assets or results of operations.

Inflation

      The effects of inflation on NRLP's operations are not quantifiable. Revenues from apartment operations tend to fluctuate proportionately with inflationary increases and decreases in housing costs. Fluctuations in the rate of inflation also affect the sales values of NRLP's properties and the ultimate gains to be realized by NRLP from property sales. Inflation also has an effect on NRLP's earnings from short-term investments and on its interest income and interest expense to the extent that the income and expense is affected by floating interest rates.

Taxes

     NRLP is a publicly traded limited partnership and, for federal income tax purposes, all income or loss generated by NRLP is included in the income tax returns of the individual partners. Under Internal Revenue Service guidelines generally applicable to publicly traded partnerships, a limited partner's use of his or her share of partnership losses is subject to special limitations.

Year 2000

     BCM has informed management that its computer hardware operating system and computer software have been certified as year 2000 compliant. Triad, Ltd., an affiliate of BCM that performs property management services for NRLP's properties, has informed management that effective January 1, 1999, it began using year 2000 compliant computer hardware and property management software for NRLP's commercial properties. With regard to NRLP's apartments, Triad, Ltd. has informed management that its subcontractors are also using year 2000 compliant computer hardware and property management software.

     NRLP has not incurred nor does it expect to incur any costs related to its computer hardware and accounting and property management computer software being modified, upgraded or replaced to make them year 2000 compliant. These costs have been or will be borne by either BCM, Triad, Ltd. or the property management subcontractors of Triad, Ltd.

     Management has completed its evaluation of NRLP's computer controlled building systems, such as security, elevators, heating and cooling, etc., to determine what systems are not year 2000 compliant. Management believes that necessary modifications are insignificant and do not require significant expenditures to make the affected systems year 2000 compliant, as enhanced operating systems are readily available.

     NRLP has or will have in place the year 2000 compliant systems that will allow it to operate. The risks NRLP faces are that certain of its vendors will not be able to supply goods or services and that financial institutions and taxing authorities will not be able to accurately apply payments made to them. Management believes that other vendors are readily available and that financial institutions and taxing authorities will, if necessary, apply monies received manually. The likelihood of the above having a significant impact on NRLP's operations is negligible.

Quantitative and Qualitative Disclosure About Market Risk of NRLP

     NRLP's future operations, cash flow and fair values of financial instruments are partially dependent upon the then existing market interest rates and market equity prices. Market risk is the changes in the market rates and prices, and the effect of the changes on the future operations of NRLP. NRLP manages its market risk by matching the property's anticipated net operating income to an appropriate financing.

     The following table contains only those exposures that existed at December 31, 1998. Anticipation of exposures of risk on positions that could possibly arise was not considered. NRLP's ultimate interest rate risk and its affect on the operations will depend on future capital market exposures, which cannot be anticipated with a probable assurance level.

Dollars are in thousands.

Assets
------

Trading Instruments - Equity Price Risk
Marketable securities at market value                            $ 3,205
Non-trading Instruments - Equity Price Risk
      Notes receivable

Variable interest rate - fair value                              $ 9,085

                                       1999       2000      2001       2002      2003       Thereafter         Total
                                      -----      -----     -----      -----     -----       ----------         -----
Instrument's maturities..........     $  --       $ --      $ --       $ --      $ --          $ 5,491        $  5,491
Instrument's amortization........        --        500       500        500       750            4,500           6,750
  Interest.......................       882        846       810        774       720           11,978          16,010
  Average rate...................       7.2%       7.1%      7.1%       7.1%      7.1%             7.0%            7.0%

Fixed interest rate - fair value                                                                              $103,099

                                       1999         2000       2001       2002        2003     Thereafter     Total
                                       ----         ----       ----       ----        ----     ----------     -----
Instrument's maturities........      $40,012       $6,020     $   --     $   --      $57,820     $   --       $103,852
Instrument's amortization......           --           --         --         --           --         --             --
  Interest.....................       10,697        7,508      6,938      6,938        5,355         --         37,436
  Average rate.................         12.6%        12.2%      12.0%      12.0%        12.1%        --               %

Liabilities....................
Non-trading Instruments -
  Equity Price Risk
Notes payable
Variable interest rate -
  fair value                                                                                     $4,582

                                         1999       2000       2001       2002      2003     Thereafter      Total
                                         ----       ----       ----       ----      ----     ----------      -----
Instrument's maturities............     $   --     $   --     $   --     $6,235     $  --       $6,557       $ 12,792
Instrument's amortization..........        329        358        390        243       158          961          2,439
  Interest.........................      1,255      1,230      1,203        781       570        2,561          7,600
  Average rate.....................        8.3%       8.4%       8.4%       7.9%      7.5%         7.5%

Fixed interest rate - fair value...                                                                          $319,494

                                      1999         2000        2001        2002         2003     Thereafter      Total
                                      ----         ----        ----        ----         ----     ----------      -----
Instrument's maturities........      $15,235     $    --      $ 2,145     $    --      $136,796   $141,766      $295,942
Instrument's amortization......        5,166       5,524        5,901       6,070         4,827     18,540        46,028
  Interest.....................       24,103      22,510       21,979      21,196        16,944     47,833       154,565
  Average rate.................          7.2%        7.1%         7.1%        7.1%          7.1%       7.0%          7.0%

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS AND MANAGEMENT OF ART

     Security Ownership of Certain Beneficial Owners. The following table sets
     -----------------------------------------------
forth the ownership of ART's common stock both beneficially and of record, both individually and in the aggregate, for those persons or entities known by ART to be the owner of more than 5% of the shares of ART's common stock as of the close of business on October 31, 1999.

                                           Amount and Nature of      Percent of
Name and Address of Beneficial Owner       Beneficial Ownership      Class (1)
------------------------------------       --------------------      ----------
 Basic Capital Management, Inc..........       6,008,872(2)             56.9%
 10670 N. Central Expressway
 Suite 300
 Dallas, Texas 75231

 One Realco Corporation                        1,670,299(3)             15.8%
 16800 N. Dallas Parkway
 Suite 220
 Dallas, TX 75248

 Transcontinental Realty Investors, Inc.         820,850(4)              7.8%
 10670 N. Central Expressway
 Suite 300
 Dallas, Texas 75231

 Ryan T. Phillips.......................       6,107,204(2)(5)          57.8%
 10670 N. Central Expressway
 Suite 600
 Dallas, Texas 75231

--------

(1) Percentages are based upon 10,513,720 shares outstanding as of October 31, 1999.
(2) Includes 6,008,872 shares owned by BCM over which Ryan T. Phillips, a director of BCM, may be deemed to be a beneficial owner by virtue of his position as a director of BCM. Ryan T. Phillips disclaims beneficial ownership of the shares.
(3)  Each of the directors of One Realco Corporation, Ronald F. Akin and Ronald
     F. Bruce, may be deemed to be the beneficial owners by virtue of their positions as directors of One Realco Corporation. Messrs. Akins and Bruce disclaim beneficial ownership of the shares.
(4) Each of the directors of TCI, Richard W. Douglas, Larry E. Harley, R. Douglas Leonhard, Murray Shaw, Ted P. Stokely, Martin L. White and Edward
     G. Zampa, may be deemed to be the beneficial owners by virtue of their positions as directors of TCI. The directors of TCI disclaim this beneficial ownership.
(5) Includes 98,332 shares owned by the Gene E. Phillips' Children's Trust. Ryan T. Phillips is a beneficiary of this trust.

     Security Ownership of Management. The following table sets forth the
     --------------------------------
ownership of shares of ART's common stock, both beneficially and of record, both individually in the aggregate, for the directors and executive officers of ART, as of the close of business on October 31, 1999.


                                                  Number of Shares
Name of Beneficial Owner                          Beneficially Owned            Percent of Class (1)
------------------------                          ------------------            --------------------
All directors and Executive Officers
  as a group (9 persons)......................    7,528,218 (2)(3)(4)(5)(6)             71.3%

________________________
(1) Percentage is based upon 10,563,720 shares outstanding as of October 31, 1999.

(2) Includes 820,850 shares owned by TCI over which the executive officers of ART may be deemed to be beneficial owners by virtue of their positions as executive officers of TCI. Also includes 195,732 shares owned by NOLP over which the executive officers of ART may be deemed to be beneficial owners by virtue of their positions as executive officers of NMC, the general partner of NOLP. The executive officers of ART disclaim beneficial ownership of the shares.
(3) Includes 6,008,872 shares owned by BCM over which the executive officers of ART may be deemed to be the beneficial owners by virtue of their positions as executive officers of BCM. The executive officers of ART disclaim beneficial ownership of the shares.
(4) Includes 2,432 shares owned directly over which Thomas A. Holland and his wife jointly hold voting and dispositive power and an additional 332 shares held by Mr. Holland in an individual retirement account.
(5) Includes 500,000 shares owned by ND Investments, Inc., a wholly-owned subsidiary of ART. The shares are pledged as additional collateral for loans to ART.
(6) Includes 16,000 shares which may be acquired by directors and executive officers of ART pursuant to stock options.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                            AND MANAGEMENT OF NRLP

  Security Ownership of Certain Beneficial Owners. The following table sets
  -----------------------------------------------
forth the ownership of NRLP's units of limited partner interest, both beneficially and of record, both individually and in the aggregate, for those persons known by NRLP to be beneficial owners of more than five percent (5%) of its units of limited partner interest, as of the close of business on October 31, 1999.

                                      Amount and Nature
     Amount and Address of             of Beneficial         Percent of
       Beneficial Owner                 Ownership             Class (1)
     ---------------------            -----------------      ----------
American Realty Trust, Inc.......          3,551,569             56.2%
10670 N. Central Expressway
Suite 300
Dallas, Texas 75231

Basic Capital Management, Inc....            696,975             11.0%
10670 N. Central Expressway
Suite 300
Dallas, Texas 75231

________________
(1) Percentage is based upon 6,321,524 units of limited partner interest outstanding at October 31, 1999.


     Security Ownership of Management. The following table sets forth the
     --------------------------------
ownership of NRLP's units of limited partner interest, both beneficially and of record, both individually and in the aggregate, by NMC and the executive officers and directors of NMC, as of the close of business on October 31, 1999.

                                                            Number of      Percent of
      Name of Beneficial Owner                               Units         Units (1)
      ------------------------                               -----         ---------
NMC and the executive officers and directors of NMC
  as a group (7 individuals)..........................    4,248,544 (2)      67.2%

________________
(1) Percentage is based upon 6,321,524 units of limited partner interest outstanding as of October 31, 1999.

(2) Includes 3,551,569 units owned by ART and 696,975 units owned by BCM, of which the directors and executive officers of NMC, ART and BCM may be deemed to be the beneficial owners by virtue of their positions as directors and executive officers of NMC, ART and BCM. The directors and executive officers of NMC, ART and BCM disclaim beneficial ownership of the units.

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF ART

Policies with Respect to Certain Activities

     The bylaws of ART, as amended, provide, in accordance with Georgia law, that no contract or transaction between ART and one or more of its directors or officers, or between ART and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his or her votes are counted for this purpose, if one or more of the following three conditions are met:

     (1) the material facts as to his or her interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum;

     (2) the material facts as to his or her interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved or ratified in good faith by vote of the stockholders; or

     (3) the contract or transaction is fair to ART as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders.

     ART's policy is to have these contracts or transactions approved or ratified by a majority of the disinterested directors with full knowledge of the character of the transactions, as being fair and reasonable to the stockholders at the time of the approval or ratification under the circumstances then prevailing. These directors also consider the fairness of the transactions to ART. Management believes that, to date, these transactions have represented the best investments available at the time and that they were at least as advantageous to ART as other investments that could have been obtained.

     ART expects to enter into future transactions with entities the officers, trustees, directors or stockholders of which are also officers, directors or stockholders of ART, if these transactions would be beneficial to the operations of ART and consistent with ART's then-current investment objectives and policies, subject to approval by a majority of disinterested directors as discussed above.

     ART does not prohibit its officers, directors, stockholders or related parties from engaging in business activities of the types conducted by ART.

Certain Business Relationships

     ART's advisor, BCM, is a company of which Messrs. Blaha, Endendyk, Holland, Johnson and Starowicz serve as executive officers. BCM is a company owned by a trust for the benefit of the children of Gene E. Phillips.

  Mr. Blaha, the president of ART, is the president of IORI and TCI, and owes fiduciary duties to these entities as well as to BCM under applicable law. IORI and TCI have the same relationship with BCM as does ART. In addition, BCM has been engaged to perform some administrative functions for NRLP and NOLP. Mr. Blaha is also president and a director of NMC, the general partner of NRLP and NOLP.

  Since February 1, 1990, ART has contracted with affiliates of BCM for property management services. Currently, Triad, Ltd. provides property management services. The general partner of Triad, Ltd. is BCM. The limited partners of Triad, Ltd. are (1) Syntek West and (2) Gene E. Phillips. Triad, Ltd. subcontracts the property-level management of 32 of ART's commercial properties (office buildings, shopping centers and a merchandise mart) to Regis Realty, which is a company owned by Syntek West. The management of ART's hotels is subcontracted to Regis Hotel Corporation which is a subsidiary of Carmel Realty, Inc., which is an affiliate of BCM.

  Affiliates of BCM provide real estate brokerage services to ART and receive brokerage commissions in accordance with the advisory agreement.

  ART owns an equity interest in each of IORI, TCI and NRLP. In addition, TCI and NRLP own an equity interest in ART. See "BUSINESS OF ART--Investments in Real Estate Investment Trusts and Real Estate Partnerships" on page __.

Related Party Transactions

  BCM has entered into put agreements with some holders of the Class A limited partner units of Ocean Beach Partners, L.P. These Class A units are convertible into Series D Cumulative Preferred Stock of ART. The put price of the Series D Preferred Stock is $20.00 per share plus accrued but unpaid dividends.

  BCM has entered into a put agreement with the holder of the Class A limited partner units of Valley Ranch Limited Partnership. These Class A units are convertible into Series E Cumulative Convertible Preferred Stock of ART which is further convertible into common stock of ART. The put price for the Class A units is $1.00 per unit and the put price for either the Series E Preferred Stock or ART's common stock is 80% of the average daily closing price of ART's common stock for the prior 20 trading days. ART has entered into an agreement with the Class A unit holder to acquire its Class A units for $1.00 per unit. Currently, ART has purchased 3 million Class A units, with 5 million units remaining to be purchased.

  BCM has entered into put agreements with the holders of the Class A units of ART Palm Limited Partnership. These Class A units are convertible into Series H Cumulative Convertible Preferred Stock of ART. The put price for the Class A units is $1.00 per unit and the put price for either the Series H Preferred Stock or ART's common stock is 90% of the average daily closing price of ART's common stock for the prior 20 trading days.

  In August 1996, ART obtained a $2.0 million loan from a financial institution secured by a pledge of equity securities of IORI and TCI owned by ART and common stock of ART owned by BCM with a market value at the time of $4.0 million. ART received $2.0 million in net cash after the payment of various closing costs associated with the loan. The loan was paid in full from the proceeds of a new $4.0 million loan from another financial institution secured by a pledge of equity securities of IORI and TCI owned by ART and common stock of ART owned by BCM with a market value at the time of $10.4 million. ART received $2.0 million in net cash after the payoff of the $2.0 million loan. In January 1998, lender made a second $2.0 million loan. This loan is also secured by a pledge of common stock of ART owned by BCM with a market value at the time of $4.7 million. ART received $2.0 million in net cash. The loans mature in February 2000.

     In September 1996, ART obtained a $2.0 million loan from a financial institution secured by a pledge of equity securities of IORI and TCI owned by ART and common stock of ART owned by BCM with a market value, at the time, of $9.1 million. ART received $2.0 million in net cash after the payment of various closing costs. In October 1998, the lender advanced an additional $1.0 million, increasing the loan balance to $3.0 million. The loan matures in January 2000.

     In October 1997, ART entered into leases with BCM and Carmel Realty, Inc., an affiliate of BCM, for space at the One Hickory Centre office building, construction of which was completed in December 1998. The BCM lease, effective upon ART obtaining permanent financing of the building, is for 50,574 sq. ft. (approximately 50% of the building), has a term of ten years and provides for annual base rent of $974,000 per year for the first year or $19.25 per sq. ft. increasing to $1.3 million in the tenth year or $24.90 per sq. ft. The Carmel Realty lease, also effective upon ART obtaining permanent financing of the building, is for 25,278 sq. ft. (approximately 25% of the building) has a term of 15 years, and provides for annual base rent of $487,050 per year for the first year or $19.25 per sq. ft. increasing to $964,000 in the fifteenth year or $38.15 per sq. ft. Rent under the leases has not commenced.

     In 1998 and the first nine months of 1999, GCLP funded $94.7 million of a then $95.0 million loan commitment to ART. The loan is secured by:

     (1) second liens on an office building in Minnesota, three apartments in Mississippi and one in Texas, and 130.54 acres of land in Texas;

     (2) the stock of ART Holding, Inc., a wholly owned subsidiary of ART that owned 3,268, 535 units of NRLP as of October 31, 1999; and

     (3)   the stock of NMC.

The loan bears interest at 12.0% per annum, requires monthly payments of interest only and matures in November 2003. In September 1999, the board of GCLP approved an increase in the loan commitment to $125.0 million. In February 1999, GCLP received a $999,000 paydown on the loan. In October 1999, GCLP funded an additional $5.5 million and received a paydown of $150,000.

     In 1998, ART paid BCM and its affiliates $3.8 million in advisory and mortgage servicing fees; $7.5 million in real estate brokerage commissions; $804,000 in loan arrangement fees and $1.6 million in property and construction management fees and leasing commissions, net of property management fees paid to subcontractors, other than Carmel Realty. In addition, as provided in the advisory agreement, in 1998 BCM received cost reimbursements from ART of $1.8 million.


             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF NRLP

Certain Business Relationships

     NRLP is the sole limited partner of NOLP and owns 99% of the beneficial interest in NOLP. NMC is the general partner of, and owner of a 1% beneficial interest in, each of NRLP and NOLP.

     On December 18, 1998, NMC was elected general partner of NRLP and NOLP, replacing SAMLP. NMC is a wholly owned subsidiary of ART. SAMLP resigned as general partner of NRLP and NOLP on December 18, 1998.

     Since February 1, 1990, affiliates of NMC have provided property management services to NRLP. Currently, Triad, Ltd. provides property management services for a fee of 5% of the monthly gross rents collected on the properties under its management. Triad, Ltd. subcontracts with other entities for the property-level management services to NRLP at various rates. The general partner of Triad, Ltd. is BCM. The limited partners of Triad, Ltd. are (1) Syntek West, a company owned by Gene E. Phillips and (2) Gene E. Phillips. BCM is a company which is owned by a trust for the benefit of the children of Mr. Phillips. BCM performs some administrative and other functions for NRLP. See "BUSINESS OF NRLP--The Manager" on page __.

     Messrs. Blaha, Endendyk, Holland, Johnson and Starowicz serve as executive officers of BCM. Mr. Phillips served as a director until December 1989 and chief executive officer until September 1, 1992, of BCM. Messrs. Blaha, Endendyk, Holland, Johnson and Starowicz serve as executive officers of IORI, TCI and ART. BCM serves as advisor to IORI, TCI and ART.

Related Party Transactions

     NRLP has engaged in business transactions with some related parties and may continue to do so. NRLP believes that all of the related party transactions were at least as advantageous to NRLP as could have been obtained from unrelated third parties.

     NRLP has paid and pays cost reimbursements, property management fees or other cash compensation to the general partner and its affiliates and other related parties as described in "EXECUTIVE COMPENSATION OF NRLP" on page ___ and "BUSINESS OF NRLP--The Manager" on page __. BCM, an affiliate of NMC, performs administrative functions for NRLP on a cost reimbursement basis. The Fairness Committee has approved the formula for computing NRLP's proportionate share of some of BCM's reimbursable costs. Since February 1, 1990, affiliates of NMC have provided property management services to NRLP. Currently, Triad, Ltd., provides property management services. Triad, Ltd. subcontracts with other entities for the property-level management services to NRLP. Triad, Ltd. subcontracts the property-level management and leasing of nine of NRLP's commercial properties to Regis Realty, which is a company owned by Syntek West. Regis Realty is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Triad, Ltd. Triad, Ltd. and Regis Realty also perform similar services for ART, IORI and TCI.

     NRLP's Fairness Committee periodically reviewed some transactions between NRLP and its affiliates. See "BUSINESS OF NRLP--The Manager" on page __. The Fairness Committee approved the terms of NRLP's contracts and terms for services and reimbursements with affiliates. The Fairness Committee has had no members since August 1995.

     In 1998 and the first nine months of 1999, GCLP funded $94.7 million of a then $95.0 million loan commitment to ART. The loan is secured by:

     (1) second liens on an office building in Minnesota, three apartments in Mississippi and one in Texas, and 130.54 acres of land in Texas;

     (2) the stock of ART Holdings, Inc., a wholly owned subsidiary of ART that owned 3,268,535 units of NRLP as of October 31, 1999; and

     (3)  the stock of NMC.

The loan bears interest at 12.0% per annum, requires monthly payments of interest only and matures in November 2003. In September 1999, the board of GCLP approved an increase in the loan commitment to $125.0 million. In February 1999, GCLP received a $999,000 paydown on the loan. In October 1999, GCLP funded an additional $5.5 million and received a paydown of $150,000.

     In December 1998, in connection with a litigation settlement, NMC assumed responsibility for repayment to NRLP of the $12.2 million paid by NRLP to the class members and legal counsel. The loan bears interest at the 90 day LIBOR (London InterBank Offered Rate) plus 2.0% per annum, currently 7.30875% per annum, adjusted every 90 days and requires annual payments of accrued interest plus principal payments of $500,000 in each of the first three years, $750,000 in each of the next three years, $1.0 million in each of the next three years, with payment in full of the remaining balance in the tenth year. The note is guaranteed by ART. The note matures upon the earlier of (1) the liquidation or dissolution of NRLP, (2) NMC ceasing to be the general partner or (3) ten years from March 31, 1999, the date of the first cash distribution to the class members in connection with a litigation settlement.

     Beginning in 1997 and through January 1999, NRLP funded a $1.6 million loan commitment to Bordeaux. The loan is secured by the following:

     (1) a 100% membership interest in Bordeaux, which owns a shopping center in Oklahoma City, Oklahoma;

     (2) 100% of the stock of Bordeaux Investments One, Inc., which owns 6.5 acres of undeveloped land in Oklahoma City, Oklahoma; and

     (3)  the personal guarantees of the Bordeaux members.

     The loan bears interest at 14.0% per annum. Until November 1998, the loan required monthly payments of interest only at 12.0% per annum, with the deferred interest payable at maturity in January 1999. In November 1998, the loan was modified to allow payments based on monthly cash flow of the collateral property and the maturity date was extended to December 1999. In the second quarter of 1999, the loan was again modified, increasing the loan commitment to $2.1 million and NRLP funded an additional $33,000. In the third quarter of 1999, NRLP funded an additional $213,000. In October 1999, NRLP received a $724,000 paydown on the loan, which was applied first to accrued but unpaid interest due of $216,000 then to principal, reducing the loan balance to $1.4 million. In October 1999, Richard D. Morgan, a Bordeaux member, was elected a director of NMC, the general partner of NRLP.

     During 1998, NRLP funded a $1.8 million loan to Warwick of Summit Square, Inc. The loan is secured by a second lien on a shopping center in Rhode Island, by 100% of the stock of the borrower and by the personal guarantee of the principal shareholder of the borrower. The loan bears interest at 14% per annum and matures in December 1999. All principal and interest are due at maturity. During 1999, NRLP funded an additional $314,000, increasing the loan balance to $2.1 million. In October 1999, Richard D. Morgan, the principal shareholder of Warwick of Summit Square, Inc., was elected a director of NMC, the general partner of NRLP.

     In February 1999, GCLP funded a $5.0 million unsecured loan to One Realco Corporation, which at September 30, 1999 owned approximately 15.8% of the outstanding shares of ART's common stock. The loan bears interest at 12.0% per annum and matures in February 2000. All principal and interest are due at maturity. The loan is guaranteed by BCM.

     In October 1999, GCLP funded a $4.7 million loan to Realty Advisors, Inc., the corporate parent of BCM. The loan is secured by a pledge of 100% of Realty Advisors, Inc.'s interest in American Reserve Life Insurance Company. The loan bears interest at a variable rate, currently 10.25% per annum, and matures in November 2001. All principal and interest are due at maturity.

Indebtedness of Management

     In return for its 1% interest in NRLP, SAMLP was required to make aggregate capital contributions to NRLP in an amount equal to 1.01% of the total initial capital contributions to NRLP. NMC contributed $500,000 cash with the remaining portion evidenced by a promissory note in the principal amount of $4.2 million, bearing interest at the rate of 10% per annum compounded semi- annually and payable on the earlier of September 18, 2007, liquidation of NRLP or a termination of NMC's interest in NRLP. As of December 31, 1998, no payments had been received on the note. At December 31, 1998, accrued and unpaid interest on the note totaled $7.2 million. In connection with the election and taking office of NMC as the new general partner on December 18, 1998, NMC assumed liability under the note.


                          INTEREST OF CERTAIN PERSONS
                          IN MATTERS TO BE ACTED UPON

     Newco will enter into an advisory agreement with BCM similar to the one currently in place with ART.


                             CONFLICTS OF INTEREST

     The determinations by the boards of directors of NMC and ART to participate in the merger may have been affected by a number of conflicts of interest.

     ART is the sole shareholder of NMC, which is the general partner of NRLP. As the sole shareholder of NMC, ART has approved the general partner's approval of the merger of NRLP with NRLP Acquisition Corp. ART also owns approximately 56.2% of the outstanding partnership units of NRLP. ART will vote all of its units in favor of the NRLP merger.

     The board of directors of NMC, as general partner of NRLP, has approved the merger of NRLP with NRLP Acquisition Corp. Furthermore, the board of directors of NMC consists of Karl L. Blaha, who is also an officer and director of ART, and Collene C. Currie, who is also a director of ART, as well as one member who is not otherwise affiliated with ART. In taking its actions in connection with the merger, the board of NMC has fiduciary duties to both the shareholders of NMC and the unitholders of NRLP.

     ART owns 56.2% of the units of NRLP. Furthermore, Mr. Blaha and Ms. Currie are members of the board of directors of both NMC and ART. The board of directors of ART also includes four members who are not otherwise affiliated with NRLP. To address the fiduciary duties of ART's board to the shareholders of ART, the ART board authorized the independent representative of ART to consider and recommend whether ART should participate in the merger. Acting under this authority, the ART independent representative engaged legal and financial advisors to assist it in its consideration.

     Under the terms of the agreement and plan of reorganization, all outstanding options to purchase shares of ART common stock will be converted in the business combination into options to purchase shares of Newco common stock. As of December 31, 1999, the following directors and executive officers of ART hold options to acquire ART common stock:

Name                                        Title              No. of Options
-----------------------------------------------------------------------------
Karl L. Blaha..................  Director, President                   50,000
Roy E. Bode....................  Director                               1,000
Al Gonzalez....................  Director                               1,000
Cliff Harris...................  Director                               1,000
Thomas A. Holland..............  Executive Vice President and
                                  Chief Financial Officer              15,000
Bruce A. Endendyk..............  Executive Vice President              15,000
Steven K. Johnson..............  Executive Vice President -
 Residential Asset Management..   Residential Asset Management         10,000
David W. Starowicz.............  Executive Vice President -
                                  Commercial Asset Management           5,000

     If these options are not exercised prior to the completion of the business combination, they will be converted in the business combination into options to acquire that number of shares of Newco common stock equal to the number of shares of ART common stock for which the options are currently exercisable multiplied by the 0.91 exchange rate.

     Although the boards of directors of both NMC and ART have attempted to resolve all conflicts of interest in a manner that would not adversely affect either the unitholders or the shareholders, if these conflicts did not exist it is possible that the merger would not have been approved or would have been approved on a basis that would be more favorable to the unitholders, the shareholders or both.


                       MARKET FOR ART'S COMMON EQUITY AND
                          RELATED SHAREHOLDER MATTERS

     ART's common stock is traded on the New York Stock Exchange using the symbol "ARB". The following table sets forth the high and low sales prices as reported in the consolidated reporting system of the New York Stock Exchange.

               QUARTER ENDED                                       HIGH            LOW
               -------------                                      ------          -----
   March 31, 1999  ......................................         $ 17 3/8       $ 15 1/2
   June 30, 1999.........................................         16 3/4         15 7/16
   September 30, 1999....................................         16 1/8         14 7/8
   December 31, 1999 (through December 10, 1999) ........         17 5/8         16 1/8

   March 31, 1998........................................         15             14
   June 30, 1998.........................................         15 1/16        14 1/4
   September 30, 1998....................................         16 1/4         13 7/8
   December 31, 1998.....................................         16 3/8         14 3/4

   March 31, 1997........................................         22 1/4          9 3/4
   June 30, 1997.........................................         16 5/8         11 1/2
   September 30, 1997....................................         13 1/4         12 1/8
   December 31, 1997.....................................         15 1/2         12 5/8

  As of December 28, 1999, the closing market price of ART's common stock on the New York Stock Exchange was $17 per share.

  As of October 31, 1999, ART's common stock was held by 1,611 stockholders of record.

  In the second quarter of 1996, ART resumed the payment of quarterly dividends on its common stock. In August, 1999, the ART board of directors announced that dividend declarations will be determined on an annual basis following the end of each fiscal year. Future distributions to stockholders will be dependent upon ART's realized income, financial condition, capital requirements and other factors deemed relevant by the board of directors.

  ART declared quarterly dividends in 1999, 1998 and 1997 as follows:

                                                                 Amount
Date Declared              Record Date         Payment Date     Per Share
-------------           ------------------  ------------------  ---------
   March 4, 1999        March 22, 1999      April 5, 1999            $.05

   March 5, 1998        March 16, 1998      March 31, 1998            .05
   May 27, 1998         June 4, 1998        June 19, 1998             .05
   August 28, 1998      September 15, 1998  September 30, 1998        .05
   December 10, 1998    December 21, 1998   January 4, 1999           .05

   February 26, 1997    March 14, 1997      March 31, 1997            .05
   June 5, 1997         June 13, 1997       September 30, 1997        .05
   September 3, 1997    September 15, 1997  September 30, 1997        .05
   December 1, 1997     December 15, 1997   December 31, 1997         .05

  ART reported to the Internal Revenue Service that 100% of the dividends paid in 1998 represented a return of capital and 100% of the dividends paid in 1997 represented ordinary income.

  In April 1996, ART filed articles of amendment to its articles of incorporation creating and designating a Series B 10% Cumulative Convertible Preferred Stock, par value $2.00 per share, with a liquidation preference of $100.00 per share. The Series B Preferred Stock consisted of a maximum of 4,000 shares, all of which were outstanding at December 31, 1997. Dividends were payable at the rate of $10.00 per year or $2.50 per quarter to shareholders of record on the 15th day of each March, June, September and December when and as declared by the board of directors. The Series B Preferred Stock was convertible into common stock of ART between May 8, 1998 and June 8, 1998, at 90% of the average daily closing price of the common stock on the prior 30 trading days. In June 1998, the 4,000 outstanding shares of Series B Preferred Stock were converted into 30,211 shares of ART's common stock. On May 27, 1998, ART filed articles of amendment to its articles of incorporation reducing the number of shares of Series B Preferred Stock to zero and eliminating this designation.

  In June 1996, ART filed articles of amendment to its articles of incorporation creating and designating a Series C 10% Cumulative Convertible Preferred Stock, par value $2.00 per share, with a liquidation preference of $100.00 per share. The Series C Preferred Stock consisted of a maximum of 16,681 shares, all of which were outstanding at December 31, 1997. Dividends were payable at the rate of $10.00 per year or $2.50 per quarter to shareholders of record on the 15th day of each March, June, September and December when and as declared by the board of directors. The Series C Preferred Stock was convertible into common stock of ART between November 25, 1998 and February 23, 1999, at 90% of the average daily closing price of the common stock on the prior 30 trading days. In November 1998, the 16,681 outstanding shares of Series C Preferred Stock were redeemed at their liquidation preference of $100.00 per share plus accrued and unpaid dividends. On January 11, 1999, ART filed articles of amendment to its articles of incorporation reducing the number of shares of Series C Preferred Stock to zero and eliminating this designation.

  In August 1996, ART filed articles of amendment to its articles of incorporation, creating and designating a Series D 9.50% Cumulative Preferred Stock, par value of $2.00 per share, with a liquidation preference of $20.00 per share. The Series D Preferred Stock consists of a maximum of 91,000 shares, none of which were outstanding at December 31, 1998. Dividends are payable at the rate of $1.90 per year or $.475 per quarter to shareholders of record on the last day of each March, June, September and December when and as declared by the board of directors. The Series D Preferred Stock is reserved for the conversion of the Class A limited partner units of Ocean Beach Partners, L.P. The Class A units may be exchanged for Series D Preferred Stock at the rate of 20 Class A units for each share of Series D Preferred Stock. No more than one-third of the Class A units may be exchanged prior to May 31, 2001. Between June 1, 2001 and May 31, 2006 all unexchanged Class A units are exchangeable.

  In December 1996, ART filed articles of amendment to its articles of incorporation, creating and designating a Series E 10% Cumulative Convertible Preferred Stock, par value $2.00 per share, with a liquidation preference of $100.00 per share. The Series E Preferred Stock consists of a maximum of 80,000 shares, none of which were outstanding at December 31, 1998. Dividends are payable at the rate of $10.00 per year or $2.50 per quarter to shareholders of record on the last day of each March, June, September and December when and as declared by the board of directors, for periods prior to November 4, 1999 and $11.00 per year, $2.75 per quarter thereafter. The Series E Preferred Stock is reserved for the conversion of the Class A limited partner units of Valley Ranch, L.P. The Class A units may be exchanged for Series E Preferred Stock at the rate of 100 Class A units for each share of Series E Preferred Stock. The Series E Preferred Stock is convertible into common stock of ART at 80% of the average daily closing price of ART's common stock on the prior 20 trading days. Only 37.50% of the Series E Preferred Stock may be converted prior to November 3, 1999. Between November 4, 1999 and November 3, 2001 an additional 12.50% of the Series E Preferred Stock may be converted, and the remainder can be converted on or after November 4, 2001. In April 1999, ART entered into an agreement with the Class A unit holder to acquire its Class A units for $1.00 per unit. Currently, ART has purchased 3 million Class A units, with 5 million units remaining to be purchased.

  In August 1997, ART filed articles of amendment to its articles of incorporation creating and designating a Series F Cumulative Convertible Preferred Stock, par value $2.00 per share, with a liquidation preference of $10.00 per share. In October 1998, ART filed articles of amendment to its articles of incorporation increasing the number of authorized shares of Series F Preferred Stock to

15,000,000. At December 31, 1998, 3,350,000 shares were outstanding and 1,948,797 shares were reserved for issuance as future consideration in various business transactions. Dividends are payable at the rate of $1.00 per share or $.25 per quarter to shareholders of record on the last day of each March, June, September and December when and as declared by the board of directors. The Series F Preferred Stock may be converted, after August 15, 2003, into common stock of ART at 90% of the average daily closing price of ART's common stock for the prior 20 trading days. At December 1, 1999, 2,600,000 shares of the Series F Preferred stock were outstanding.

  In September 1997, ART filed articles of amendment to its articles of incorporation creating and designating a Series G 10% Cumulative Convertible Preferred Stock; par value $2.00 per share, with a liquidation preference of $100.00 per share. The Series G Preferred Stock consists of a maximum of 12,000 shares, of which 1,000 shares were outstanding at December 31, 1998. Dividends are payable at the rate of $10.00 per year or $2.50 per quarter to shareholders of record on the last day of each March, June, September and December when and as declared by the board of directors. There are 11,000 shares of the Series G Preferred Stock reserved for the conversion of the Class A limited partner units of Grapevine American, Ltd. The Class A units may be exchanged for Series G Preferred Stock at the rate of 100 Class A units for each share of Series G Preferred Stock after October 6, 1999 and after October 6, 2000, into common stock of ART at 90% of the average closing price of ART's common stock for the prior 20 trading days. In October 1999, ART entered into an agreement to purchase all 1,100,000 of the Class A limited partner units for a purchase price of $935,000.

  In June 1998, ART filed articles of amendment to its articles of incorporation creating and designating a Series H 10% Cumulative Convertible Preferred Stock; par value $2.00 per share, with a liquidation preference of $10.00 per share. The Series H Preferred Stock consists of a maximum of 231,750 shares, none of which were outstanding at December 31, 1998. Dividends are payable quarterly at the rate of $.70 per year until September 30, 1999, $.80 from July 1, 1999 through September 30, 2000, $.90 per year from July 1, 2000 through September 30, 2001 and $.10 per year July 1, 2001 and thereafter, to shareholders of record on the last day of each March, June, September and December when and as declared by the board of directors. The Series H Preferred Stock is reserved for the conversion of the Class A limited partner units of ART Palm Limited Partnership. The Class A units may be exchanged for Series H Preferred Stock at the rate of 100 Class A units for each share of Series H Preferred Stock at any time after July 13, 1999. The Series H Preferred Stock may be converted into 25,000 shares of ART's common stock after December 31, 2000, 25,000 shares on or after September 30, 2002, 25,000 shares on or after September 30, 2003, 25,000 shares on or after December 31, 2005 and all remaining outstanding shares on or after December 31, 2006 at 90% of the average daily closing price of ART's common stock for the prior 20 trading days.


       MARKET FOR NRLP'S UNITS OF LIMITED PARTNER INTEREST AND RELATED
                            SECURITY HOLDER MATTERS

  NRLP's units of limited partner interest are traded on the American Stock Exchange using the symbol "NLP."

  The following table sets forth high and low sale prices of NRLP's units of limited partner interest as reported by the American Stock Exchange:

  Quarter Ended                                           High      Low
  -------------                                          ------   -------
March 31, 1999.................................          $23 3/4  $21 3/4
June 30, 1999..................................           22 7/8   21 3/4
September 30, 1999.............................           22 1/8   21 1/4
December 31, 1999 (through December 10, 1999)..           21 3/8   18 5/8

March 31, 1998.................................           24 1/8   19 3/8
June 30, 1998..................................           20 1/16  18 1/2
September 30, 1998.............................           22       19
December 31, 1998..............................           23       19 3/4

March 31, 1997.................................           19 1/8   12 7/8
June 30, 1997..................................           19 1/2   16 3/8
September 30, 1997.............................           24       19
December 31, 1997..............................           24 3/4   24 3/8

     As of December 28, 1999, the closing price of NRLP's units of limited partner interest on the American Stock Exchange was $17.75 per unit.

     As of October 31, 1999, NRLP's units of limited partner interest were held by 4,911 holders of record.

     NRLP has paid quarterly distributions since the fourth quarter of 1993. During 1998, NRLP declared quarterly distributions of $.125 per unit, a total of $.50 per unit or $3.2 million.

     The distributions declared by NRLP in 1999, 1998 and 1997 were as follows:

  Date Declared         Record Date         Payable Date         Amount
-----------------    -----------------    -----------------    ----------
March 4, 1999         March 22, 1999       April 5, 1999          $.125
June 2, 1999          June 14, 1999        June 30, 1999           .125
September 9, 1999     September 20, 1999   October 30, 1999        .125
November 22, 1999     December 15, 1999    January 5, 2000         .125

March 2, 1998         March 13, 1998       March 31, 1998          .125
May 27, 1998          June 4, 1998         June 19, 1998           .125
September 15, 1998    September 25, 1998   September 30, 1998      .125
December 2, 1998      December 15, 1998    January 4, 1999         .125

February 26, 1997     March 14, 1997       March 31, 1997           .10
June 5, 1997          June 13, 1997        September 30, 1997       .10
September 3, 1997     September 15, 1997   September 30, 1997       .10
December 1, 1997      December 15, 1997    January 5, 1998         1.50*
December 1, 1997      December 15, 1997    January 5, 1998          .10

________

*Special distribution.

     In March 1999, the board of directors of NMC affirmed NRLP's unit repurchase program which was established in 1987. The board also established a new authorization for the repurchase of up to 500,000 additional units in open-market transactions. Through September 30, 1999, NRLP had purchased a total of 402,960 units under the prior authorization at a total cost of $5.1 million. NRLP has not purchased any units under the purchase program since January 1993.

                   DESCRIPTION OF THE CAPITAL STOCK OF NEWCO

     The description of Newco's capital stock set forth below is only a summary and is not intended to be complete. For a complete description of Newco's capital stock, we urge you to read Newco's articles of incorporation and bylaws and the certificate of designation of the Series A Preferred Stock, which are filed as an exhibit to the registration statement of which this document forms a part.

Description of Common Stock

     Newco has the authority to issue up to 100,000,000 shares of Newco common stock, par value $0.01 per share. Newco is expected to issue approximately 12.4 million shares of its common stock in the mergers, which will be all of the shares of Newco common stock then outstanding.

     Voting Rights.  Holders of Newco common stock will be entitled to one vote
     -------------
per share on all matters voted on by stockholders, including the election of directors. The Newco charter does not provide for cumulative voting in the election of directors of Newco.

     Dividends.  After giving effect to any preferential rights of any series of
     ---------
preferred stock outstanding, including the Newco preferred stock to be issued in the ART merger, the holders of Newco common stock are entitled to participate in dividends, if any, as may be declared from time to time by the Newco board of directors and, upon liquidation, are entitled to receive a pro-rata share of all the assets of Newco that are available for distribution to these holders. All of the Newco common stock will, when issued in connection with the mergers, be fully paid and nonassessable. Holders of Newco common stock will have no preemptive rights with respect to future issuances of Newco capital stock.

Description of Preferred Stock

     The board of directors is authorized to issue up to 50,000,000 shares of preferred stock from time to time, in one or more series, without stockholder approval, and to fix the designation, preferences, conversion or other rights, voting powers, restriction, limitations as to dividends, qualifications and terms and conditions of redemption of any series that may be established by the Newco board. As a result, without stockholder approval, the Newco board could authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of the holders of Newco common stock. In addition, shares issued after the consolidation may have the effect, under some circumstances, alone or in combination with other provisions of the Newco charter of rendering more difficult or discouraging an acquisition of Newco considered undesirable by the Newco board of directors.

     The Newco preferred stock will be exchangeable as follows:

     . Newco Series A shall be exchanged for ART Series F . Newco Series B shall be exchanged for ART Series E . Newco Series C shall be exchanged for ART Series H . Newco Series D shall be exchanged for ART Series D

     Series A Preferred Stock.  There are authorized a total of 15,000,000
     ------------------------
shares of Series A Cumulative Convertible Preferred Stock (the Series A Preferred Stock) with a par value of $2.00 per share and an Adjusted Liquidation Value of $10.00 per share plus payment of accrued and unpaid dividends. The Series A Preferred Stock is non-voting except:

     (i)   as provided by law,

     (ii) with respect to an amendment to Newco's articles of incorporation or bylaws that would materially alter or change the existing terms of the Series A Preferred Stock, and

     (iii) at any time or times when all or any portion of the dividends on the Series A Preferred Stock for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid.

     In the latter event, the number of directors constituting the board of directors of Newco shall be increased by two and the holders of Series A Preferred Stock, voting separately as a class, shall be entitled to elect two directors to fill the newly created directorships with each holder being entitled to one vote in the election for each share of Series A Preferred Stock held. Newco is not obligated to maintain a sinking fund with respect to the Series A Preferred Stock.

     The Series A Preferred Stock is convertible, at the option of the holder, into common stock at any time and from time to time, in whole or in part, after the earliest to occur of

     (i)   August 15, 2003;

     (ii) the first business day, if any, occurring after a Quarterly Dividend Payment Date (as defined below), on which an amount equal to or in excess of 5% of the $10.00 liquidation value (i.e., $.50 per share of Series A Preferred Stock) is accrued and unpaid, or

     (iii) when Newco becomes obligated to mail a statement, signed by an officer of Newco, to the holders of record of each of the shares of Series A Preferred Stock because of a proposal by Newco at any time before all of the shares of Series A Preferred Stock have been redeemed by or converted into common stock, to merge or consolidate with or into any other corporation (unless Newco is the surviving entity and holders of common stock continue to hold the shares of common stock without modification and without receipt of any additional consideration), or to sell, lease, or convey all or substantially all its property or business, or to liquidate, dissolve or wind up.

     The Series A Preferred Stock is convertible into that number of shares of common stock obtained by multiplying the number of shares being converted by $10.00, then adding all accrued and unpaid dividends, then dividing those sums by the Conversion Price. Notwithstanding the foregoing, Newco, at its option, may elect to redeem any shares of Series A Preferred Stock sought to be so converted by paying the holder of the Series A Preferred Stock cash in an amount equal to the Conversion Price.

     The Series A Preferred Stock bears a cumulative compounded dividend per share equal to 10% per annum of the Adjusted Liquidation Value, payable on each Quarterly Dividend Payment Date, and commencing accrual on the date of issuance to and including the date on which the redemption price of the shares is paid, whether or not those dividends have been declared and whether or not there are profits, surplus or other funds of Newco legally available for the payment of those dividends. Dividends on the Series A Preferred Stock are in preference to and with priority over dividends upon the common stock. Except as provided in the following sentence, the Series A Preferred Stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other Preferred Stock issued by Newco. Newco will not issue any shares of Preferred Stock of any series which are superior to the Series A Preferred Stock as to dividends or rights upon liquidation, dissolution or winding up of Newco as long as any shares of Series A Preferred Stock are issued and outstanding, without the prior written consent of the holders of at least 66 2/3% of the shares of the Series A Preferred Stock then outstanding voting separately as a class.

     In addition to Newco's redemption rights described above upon a conversion of Series A Preferred Stock, Newco may redeem any or all of the Series A Preferred Stock at any time and from time to time, at its option, for cash upon no less than twenty (20) days nor more than thirty (30) days prior notice thereof. The redemption price of the Series A Preferred Stock shall be an amount per share equal to 103% of the Adjusted Liquidation Value.

     The Series A Preferred Stock has certain restrictions with regard to transfer. ART is a partner in certain partnerships with unitholders whose units are currently exchangeable for ART Series F Preferred Stock and after the business combination will be exchangeable for Newco Series A Preferred Stock. Holders of shares of Series A Preferred Stock who acquire the stock (i) pursuant to the business combination or (ii) within six months after the effective date of the business combination as a result of an exchange of one or more units for the shares of stock of the Company may not sell, transfer or otherwise dispose of the shares prior to the second anniversary of the business combination, and any attempt to effect a sale, transfer or disposition will be void ab initio, unless (i) the transferor obtains the express written consent of Newco to effect the transfer, (ii) both the transferor and the transferee represent to Newco that there were no discussions prior to the business combination concerning the proposed transfer and there was no binding commitment or agreement (whether written or oral) prior to the business combination to effect the transfer, (iii) the transferor represents that, at the time of the business combination, it had no plan or intention to sell, transfer or otherwise dispose of the Series A Preferred Stock it received pursuant to the business combination or upon an exchange of units and (iv) the transferor delivers to Newco an opinion of a reputable tax counsel, acceptable to Newco, that the transfer will not have an adverse impact on the ability of the business combination to be treated as part of a transaction that satisfies the requirements of Section 351 of the Internal Revenue Code.

     At the option of the holder, each share of Series A Preferred Stock will be convertible into fully paid and non assessable shares of common stock beginning August 15, 2003. There are reserved 1,998,797 shares of Series A Preferred Stock for issuance as future consideration in various business transactions of Newco.

     Series B Preferred Stock.  There are designated 80,000 shares of Series B
     ------------------------
10% Cumulative Convertible Preferred Stock (the Series B Preferred Stock) with a par value of $2.00 per share and a preference on liquidation of $100 per share plus payment of all accrued and unpaid dividends. The Series B Preferred Stock is non-voting except as required by law. Newco is not required to maintain a sinking fund for the stock.

     Each share of Series B Preferred Stock is convertible into that number of Newco common shares obtained by multiplying the number of shares being converted by $100, then adding all accrued and unpaid dividends on the shares, then dividing the sum by (in most instances) 80% of the Newco common share's then-recent average trading price for the 20 business days ending on the last business day of the calendar week immediately preceding the date of conversion on the principal stock exchange on which the Newco common shares are then listed or admitted to trading as determined by Newco. The schedule pursuant to which shares of Series B Preferred Stock may be so converted is as follows: up to 30,000 shares of the Series B Preferred Stock may be converted beginning as of November 4, 1998 and thereafter; up to an additional 10,000 shares of the Series B Preferred Stock may be converted beginning as of November 4, 1999; and up to an additional 40,000 shares of the Series B Preferred Stock may be converted beginning as of November 4, 2001.

     The Series B Preferred Stock bears a cumulative dividend per share equal to $11.00 per annum ($2.75 per quarter). Dividends on the Series B Preferred Stock are in preference to and with priority over dividends upon the Newco common shares. The Series B Preferred Stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of preferred stock.

     Newco may redeem any or all of the shares of Series B Preferred Stock from time to time upon payment of $100.00 per share plus all accrued and unpaid dividends. There is no restriction on the repurchase or redemption of the Series B Preferred Stock by Newco while there is any arrearage in payment of dividends except that at the time of the repurchase or redemption Newco must pay all accrued and unpaid dividends on the shares being redeemed. As of September 30, 1999, there were no shares of Series B Preferred Stock issued or outstanding.

     The Series B Preferred Stock has certain restrictions with regard to transfer. ART is a partner in a partnership with a unitholder whose units are currently exchangeable for ART Series E Preferred Stock and after the business combination will be exchangeable for Newco Series B Preferred Stock. Holders of shares of Series B Preferred Stock who acquire the stock within six months after the effective date of the business combination as a result of an exchange of one or more units for the shares of stock of Newco may not sell, transfer or otherwise dispose of the shares prior to the second anniversary of the business combination, and any attempt to effect a sale, transfer or disposition will be void ab initio, unless (i) the transferor obtains the express written consent of Newco to effect the transfer, (ii) both the transferor and the transferee represent to Newco that there were no discussions prior to the business combination concerning the proposed transfer and there was no binding commitment or agreement (whether written or oral) prior to the business combination to effect the transfer, (iii) the transferor represents that, at the time of the business combination, it had no plan or intention to sell, transfer or otherwise dispose of the Series B Preferred Stock it received upon an exchange of units and (iv) the transferor delivers to Newco an opinion of a reputable tax counsel, acceptable to Newco, that the transfer will not have an adverse impact on the ability of the business combination to be treated as part of a transaction that satisfies the requirements of Section 351 of the Internal Revenue Code.

     Series C Preferred Stock.  There are designated 231,750 shares of Series C
     ------------------------
Cumulative Convertible Preferred Stock (the Series C Preferred Stock) with a par value of $2.00 per share and a preference on liquidation of $10 per share plus all accrued and unpaid dividends. The Series C Preferred Stock is non-voting except as required by the Georgia Business Code. The Georgia Business Code grants the holders of the outstanding shares of a class the authority to vote as a separate voting group on a proposed amendment if that amendment would effect a detrimental reclassification of the existing shares, create a new class with preferences over the existing shares, or cancel or otherwise affect the rights to distributions and dividends. Newco is not required to maintain a sinking fund for the stock.

     Each share of Series C Preferred Stock is convertible at the option of the holders thereof in the following amounts at any time on or after the respective dates:

     (1)  25,000 shares on or after December 31, 2000;

     (2)  25,000 shares on or after September 30, 2002;

     (3)  25,000 shares on or after September 30, 2003;

     (4)  25,000 shares on or after December 31, 2005; and

     (5)  all remaining outstanding shares on or after December 31, 2006.

These shares are convertible into that number of Newco common shares obtained by multiplying the number of shares of Series C Preferred Stock being converted by $10 and then dividing the sum by (in most instances) 90% of the simple average of the daily closing price of the Newco common shares for the 20 trading days ending on the last trading day of the calendar week immediately preceding the conversion on the market where the Newco common shares are then regularly traded. The right of conversion shall terminate upon receipt of the notice of redemption from Newco and on the earlier of (1) the commencement of any liquidation, dissolution or winding up of Newco or (2) the adoption of any resolution authorizing the commencement thereof. Newco may elect to redeem the shares of Series C Preferred Stock sought to be converted instead of issuing shares of Newco common stock.

     The Series C Preferred Stock bears a cumulative quarterly dividend per share in an amount equal to:

     (1)  7% per annum during the period from issuance to June 30, 1999;

     (2) 8% per annum during the period from July 1, 1999 to September 30, 2000;

     (3) 9% per annum during the period from July 1, 2000 to September 30, 2001; and

     (4)  10% per annum from July 1, 2001 and thereafter.

In each case, the dividend per share is calculated on the basis of the adjusted liquidation value of the Series C Preferred Stock, payable in arrears in cash on each Quarterly Dividend Payment Date, and commencing accrual on the date of issuance to and including the date on which the redemption price of the shares is paid. Dividends on the Series C Preferred Stock are in preference to and with priority over dividends upon the Newco common shares. The Series C Preferred Stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of Preferred Stock.

     Newco may redeem all or a portion of the shares of the Series C Preferred Stock issued and outstanding at any time after January 1, 1999 and from time to time, at its option, for cash upon no less than twenty (20) days nor more than thirty (30) days prior notice thereof. The redemption price of the shares of the Series C Preferred Stock shall be an amount per share equal to the sum of (1):

     (a) 105% of liquidation value during the period from issuance through December 31, 1999;

     (b) 104% of liquidation value during the period from January 1, 2000 through December 31, 2000;

     (c) 103% of liquidation value during the period from January 1, 2001 through December 31, 2001;

     (d) 102% of liquidation value during the period from January 1, 2002 through December 31, 2002;

     (e) 101% of liquidation value during the period from January 1, 2003 through December 31, 2003; and

     (f)  100% of liquidation value from January 1, 2004 and thereafter,

     and (2) all accrued and unpaid dividends on the shares through the redemption date. The right of Newco to redeem shares of Series C Preferred Stock remains effective notwithstanding prior receipt by Newco of notice by any holder of Series C Preferred Stock of the holder's intent to convert shares of Series C Preferred Stock.

     The Series C Preferred Stock has certain restrictions with regard to transfer. ART is a partner in certain partnerships with unitholders whose units are currently exchangeable for ART Series H Preferred Stock and after the business combination will be exchangeable for Newco Series C Preferred Stock. Holders of shares of Series C Preferred Stock who acquire the stock within six months after the effective date of the business combination as a result of an exchange of one or more units for the shares of stock of Newco may not sell, transfer or otherwise dispose of the shares prior to the second anniversary of the business combination, and any attempt to effect a sale, transfer or disposition will be void ab initio, unless (i) the transferor obtains the express written consent of Newco to effect the transfer, (ii) both the transferor and the transferee represent to Newco that there were no discussions prior to the business combination concerning the proposed transfer and there was no binding commitment or agreement (whether written or oral) prior to the business combination to effect the transfer, (iii) the transferor represents that, at the time of the business combination, it had no plan or intention to sell, transfer or otherwise dispose of the Series C Preferred Stock it received upon an exchange of units and (iv) the transferor delivers to Newco an opinion of a reputable tax counsel, acceptable to Newco, that the transfer will not have an adverse impact on the ability of the business combination to be treated as part of a transaction that satisfies the requirements of Section 351 of the Internal Revenue Code.

     Series D Preferred Stock. There were 91,000 shares of Series D 9.50%
     ------------------------
Cumulative Preferred Stock (the Series D Preferred Stock) designated with a par value of $2.00 per share and a preference on liquidation of $20.00 per share plus payment of accrued and unpaid dividends. The Series D Preferred Stock is non-voting except as required by law and is not convertible. Newco is not required to maintain a sinking fund for the stock.

     Each Share of Series D Preferred Stock has a cumulative dividend per share of 9.50% per annum of the $20.00 liquidation preference, payable quarterly in equal installments of $0.475. Dividends on the Series D Preferred Stock are in preference to and with priority over dividends upon the Newco common shares. The Series D Preferred Stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of Preferred Stock.

     Newco may from time to time after June 1, 2001 redeem any or all of the Series D Preferred Stock upon payment of the liquidation value of $20.00 per share plus all accrued and unpaid dividends. There is no restriction on the repurchase or redemption of the Series D Preferred Stock by

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Newco while there is any arrearage in payment of dividends except that at the time of the repurchase or redemption Newco must pay all accrued and unpaid dividends on the shares being redeemed. As of September 30, 1999, there were no shares of Series D Preferred Stock issued or outstanding.

     The Series D Preferred Stock has certain restrictions with regard to transfer. ART is a partner in certain partnerships with unitholders whose units are currently exchangeable for ART Series D Preferred Stock and after the business combination will be exchangeable for Newco Series D Preferred Stock. Holders of shares of Series D Preferred Stock who acquire such stock within six months after the effective date of the business transaction as a result of an exchange of one or more units for such shares of stock of Newco may not sell, transfer or otherwise dispose of such shares prior to the second anniversary of the business combination, and any attempt to effect such sale, transfer or disposition will be void ab initio, unless (i) the transferor obtains the express written consent of Newco to effect such transfer, (ii) both the transferor and the transferee represent to Newco that there were no discussions prior to the business combination concerning the proposed transfer and there was no binding commitment or agreement (whether written or oral) prior to the business combination to effect such transfer, (iii) the transferor represents that, at the time of the business combination, it had no plan or intention to sell, transfer or otherwise dispose of the Series D Preferred Stock it received upon an exchange of units and (iv) the transferor delivers to Newco an opinion of a reputable tax counsel, acceptable to Newco, that such transfer will not have an adverse impact on the ability of the business combination to be treated as part of a transaction that satisfies the requirements of Section 351 of the Code.

     The description of the foregoing provisions of each series of the Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the definitive articles of amendment of the articles of incorporation relating to the series of Preferred Stock.


                          CHARTER AND BYLAWS OF NEWCO

     The following is a summary of the terms of Newco's articles of incorporation and bylaws. The summary contains all material terms, but does not set forth all the provisions of the articles of incorporation or bylaws. For additional information, you should read the entire text of these documents which are attached as exhibits 3.1 and 3.2 to this joint proxy statement and prospectus.

Authorized Stock

     Newco's charter authorizes it to issue 150,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, par value $.01 per share, and 50,000,000 shares of preferred stock, par value $2.00 per share. Shares of preferred stock may be issued from time to time, in one or more series, each having specific voting powers, designations, preferences and restrictions as approved by the Newco board.

Directors

     The bylaws provide that the number of directors serving on Newco's board will be not less than three nor more than twelve. The exact number of directors will be fixed by the board from time to time. The bylaws provide that, unless otherwise provided by law or the charter, a quorum consists of a majority of the entire board. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board. Cumulative voting is not authorized in the

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election of directors to the board. Vacancies and any newly-created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, even if less than a quorum.

Stockholder Meetings and Special Voting Requirements

     The annual meetings of stockholders are held on a date established by the board. Special meetings of stockholders may be called only by the chairman of the board, the president or by a resolution adopted by a majority of the board of directors. In general, the presence of a majority of stockholders in person or by proxy entitled to vote constitutes a quorum at any stockholders' meeting. Amendments to the charter or the bylaws must be approved by stockholders holding a majority of the shares outstanding and entitled to be cast thereon.

     Directors may be removed for cause and only by the affirmative vote of the holders of not less than 80% of the outstanding stock of Newco entitled to vote for the election of the director.

Amendment of the Charter and Bylaws

     The charter provides that approval of 51% of the stockholders entitled to vote is required to amend the articles. A bylaw may be amended or repealed, or a new bylaw adopted, by the affirmative vote of 51% of the stock entitled to vote or by a majority of the board.

Transactions with Interested Officers or Directors

     The charter provides that Newco shall not, directly or indirectly, contract or engage in any transaction with any advisor of Newco, any director, officer or employee of Newco or any advisor or any affiliate or associate of any director, officer or employee of Newco or any advisor, unless:

     . the material facts as to the relationship or interest are disclosed or are known to the board and the board authorizes the contract or transaction in good faith;

     .    the contract or transaction is deemed fair by the board; and

     . the board simultaneously authorizes or ratifies the transaction by the affirmative vote of a majority of independent directors entitled to vote on the matter.

Anti-Takeover Effect of Authorized but Undesignated Preferred Stock

     As described below, the board is authorized to provide for the issuance of shares of preferred stock, in one or more series, and fix the terms and conditions of each series. Management believes that the availability of preferred stock will provide Newco with increased flexibility in structuring financings and acquisitions and in meeting other corporate needs. Authorized but unissued shares of preferred stock and common stock will be available for issuance without further action by stockholders, unless required by applicable law or the rules of any stock exchange or automated quotation system.

     Although the board has no present intention of doing so, it will be able to issue a series of preferred stock that could either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For instance, these new shares might impede a business combination by including class voting rights which would enable the holder to block the transaction. The board will make any

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determination to issue these shares based on its judgment as to the best interests of Newco and its stockholders. The board will be able to issue preferred stock having terms which would discourage an acquisition attempt or other transaction that a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock.

Liability for Monetary Damages

     No director will be personally liable to Newco or its stockholders for monetary damages arising out of a breach of fiduciary duty as a director. A director's liability, however, is not limited (1) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (2) for the payment of dividends in violation of Nevada law. If Nevada law is amended to permit additional limitation or elimination of a director's personal liability, the liability of a director will be eliminated or limited to the fullest extent permitted by the amended Nevada law. Any repeal or modification of the existing Nevada law provisions will not increase the personal liability of any director for any act or occurrence taking place prior to the repeal or modification, or otherwise adversely affect any right or protection of a director existing at the time of the repeal or modification.

Indemnification and Advancement of Expenses

     Present and former directors and officers of Newco and persons serving as directors, officers, employees or agents of another corporation or entity at the request of Newco are indemnified to the fullest extent permitted by Nevada law. The Newco charter and the bylaws specifically indemnify these persons for expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them (1) in connection with a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of Newco or is or was serving as a director, officer, employee or agent of another corporation or entity at the request of Newco, or
(2) in connection with the defense or settlement of a threatened, pending or completed action or suit by or in the right of Newco, provided that the party is adjudged to be liable to Newco. To be indemnified a person must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Newco and, with respect to any criminal action or proceeding, must have had no reasonable cause to believe his conduct was unlawful.

     Indemnification is only available if the applicable standard of conduct has been met by the indemnified party. Indemnification is mandatory where a director or officer is successful in the defense of an action, suit or proceeding or any claim or matter asserted against the person. A determination of the availability of indemnification may be made by the majority vote of a quorum of directors not a party to the suit, action or proceeding, by a written opinion of independent legal counsel or by the stockholders.

     In the event that a determination is made that a director or officer is not entitled to indemnification, the director or officer may seek a judicial determination of his right to indemnification. If successful, a director or officer is entitled to indemnification for all expenses, including attorney's fees, incurred in any proceeding seeking to collect an indemnity claim under the indemnification provisions. Other than proceedings to enforce rights to indemnification, Newco is not obligated to indemnify any person in connection with a proceeding initiated by that person.

     Newco will pay expenses incurred by a director or officer of Newco, or a former director of officer, in advance of the final disposition of an action, suit or proceeding, if he undertakes to repay amounts advanced in the event it is ultimately determined that indemnification is not available.

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

     The indemnification provisions and provisions for advancing expenses in the Newco charter and bylaws are not exclusive of any other similar rights pursuant to any agreement, vote of the stockholders or disinterested directors or pursuant to judicial direction.


                ANTI-TAKEOVER PROVISIONS OF THE ORGANIZATIONAL
                              DOCUMENTS OF NEWCO

     The Newco articles of incorporation and bylaws contain a number of provisions that may inhibit or impede the acquisition or attempted acquisition of control of Newco by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Newco to negotiate first with the Newco board. These provisions may increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and increase the likelihood of negotiations. This might outweigh the potential disadvantages of discouraging these proposals because, among other things, negotiation of the proposals might result in an improvement of their terms. The discussion below highlights some of these anti-takeover provisions in the Newco charter documents. Because it is a summary, it may not contain all of the information that might be important to you. We urge you to read the Newco articles of incorporation and bylaws which have been filed as exhibits to the registration statement of which this document is a part, as well as the Nevada General Corporation Law for a complete description of these anti-takeover provisions.

Number of Directors; Removal; Filling Vacancies

     After giving preference to any rights of holders of preferred shares of Newco to elect additional directors under specified circumstances, the Newco articles of incorporation and bylaws provide that the number of directors must not be less than three nor more than twelve. In addition, the Newco bylaws provide that, after giving preference to rights of holders of preferred stock, any vacancies will be filled by majority of the remaining directors, even though less than a quorum, or by a sole director, and any vacancies created by an increase in the total number of directors may be filled only by the Newco board. Accordingly, the Newco board could temporarily prevent any stockholder from enlarging the Newco board and then filling the new positions with the stockholder's own nominees.

     The Newco articles of incorporation and bylaws also provide that, after giving preference to any rights of holders of preferred shares, directors may be removed only for cause, and only upon the affirmative vote of holders of eighty percent 80% of the then outstanding shares entitled to vote in the election of directors.

Advance Notice Provisions for Director Nominations and Stockholder Proposals

     The Newco bylaws provide for an advance notice procedure for stockholders to make nominations of candidates for director or to bring other business before the annual meeting of stockholders. According to this procedure (1) only persons who are nominated by, or at the direction of, the Newco board, or by a stockholder who has given timely written notice containing specified information to the secretary of Newco prior to the meeting at which directors are to be elected, will be eligible to nominate candidates for directors of Newco, and (2) at an annual meeting, only that business may be conducted as has been brought before the meeting by, or at the direction of, the Newco board or by a stockholder who has given timely written notice to the secretary of Newco of

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his intention to bring the business before the meeting. In general, for notice of stockholder nominations or proposed business to be conducted at an annual meeting to be timely, the notice must be received by Newco not less than 60 days nor more than 90 days prior to the scheduled date of the meeting.

     The purpose of requiring stockholders to give advance notice of nominations and other business is to afford the Newco board a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business. To the extent necessary or considered desirable by the Newco board, the advance notice provision will allow the Newco board to inform stockholders and make recommendations about the nominees or business, as well as to ensure an orderly procedure for conducting meetings of stockholders. Although the Newco bylaws do not give the Newco board power to block stockholder nominations for the election of directors or proposals for action, the advance notice procedure may have the effect of discouraging a stockholder from proposing nominees or business, precluding a contest for the election of directors or the consideration of stockholder proposals if procedural requirements are not met. This might also deter third parties from soliciting proxies for a non-management proposal or slate of directors, without regard to the merits of the proposal or slate.

     Any action required or permitted to be taken by the Newco stockholders must be taken at a properly called annual or special meeting of the Newco stockholders and may not be taken by written consent. Special meetings of the Newco stockholders may be called at any time, but only by the chairman of the board, the president, or by a majority of the directors then in office.

Business Combinations Under Nevada Law

     Newco's articles expressly elect not to be governed by the Nevada "Corporate Combinations Law" contained in Sections 78.411 to 78.444, inclusive, of the Nevada General Corporate Law and the Nevada "Control Shares Statute" contained in the Nevada Revised Statutes 78.378-78.3792.


                    DESCRIPTION OF THE CAPITAL STOCK OF ART

General

     ART is authorized by its articles of incorporation, as amended, to issue up to 100,000,000 ART common shares and 20,000,000 shares of a special class of stock, $2.00 par value per share, which may be designated by the ART board from time to time.

Common Stock

     All shares of the ART common stock are entitled to share equally in dividends from funds legally available therefor, when declared by the ART board, and upon liquidation or dissolution of ART, whether voluntary or involuntary (subject to any prior rights of holders of the special stock), and to share equally in the assets of ART available for distributions to shareholders. Each holder of ART common stock is entitled to one vote for each share held on all matters submitted to the shareholders. There is no cumulative voting, redemption right, sinking fund provision or right of conversion with respect to the ART common stock. The holders of ART common stock do not have any preemptive rights to acquire additional ART common stock when issued. All outstanding shares of ART common stock are fully paid and nonassessable. As of October 31, 1999, 10,563,720 shares of ART common stock were outstanding.

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Special Stock

     The following is a description of some general terms and provisions of the special stock, including the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock, as defined below.

     ART's charter authorizes the issuance of up to 20,000,000 shares of special stock in one or more series with whatever preferences, limitations and rights as the ART board determines. In particular, the ART board may:

     . fix and determine, among other things, the dividend payable with respect to the shares of special stock (including whether and in what manner the dividend shall be accumulated)

     . whether the shares shall be redeemable, and if so, the prices, terms and conditions of the redemption

     . the amount payable on the shares in the event of voluntary or involuntary liquidation

     .    the nature of any purchase, retirement or sinking fund provisions

     .    the nature of any conversion rights with respect to the shares

     .    the extent of the voting rights, if any, of the shares

     Some provisions of the special stock may, under some circumstances, adversely affect the rights or interests of holders of ART common shares. For example, the ART board could, without shareholder approval, issue a series of special stock with voting and conversion rights which could adversely affect the voting power of the common shareholders. In addition, the special stock may be issued under some circumstances as a defensive device to thwart an attempted hostile takeover of ART.

     Through the date of this joint proxy statement and prospectus, ART has amended its articles of incorporation to designate eight series of the special stock as described below. Each outstanding series of special stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of special stock.

     Series A Preferred Stock; Terminated Rights Plan. On April 11, 1990, the
     ------------------------------------------------
ART board designated 500,000 shares of the Series A Cumulative Participating Preferred Stock (the Series A Preferred Stock), adopted a preferred share purchase rights plan and approved the distribution to shareholders of a dividend of one preferred share purchase right on each outstanding ART common share. On February 27, 1997, ART filed articles of amendment to its articles of incorporation reducing the number of authorized shares of Series A Preferred Stock to zero and eliminating the designation.

     Series B Preferred Stock. On April 3, 1996, the ART board designated 4,000
     ------------------------
shares of Series B 10% Cumulative Convertible Preferred Stock (the Series B Preferred Stock) with a par value of $2.00 per share and a preference on liquidation of $100 per share plus payment of accrued and unpaid dividends. On May 27, 1998, ART filed articles of amendment to its articles of

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incorporation reducing the number of authorized shares of Series B Preferred
Stock to zero and eliminating the designation.

     Series C Preferred Stock. On May 23, 1996, the ART board designated 16,681
     ------------------------
shares of Series C 10% Cumulative Convertible Preferred Stock (the Series C Preferred Stock) with a par value of $2.00 per share and a preference on liquidation of $100 per share plus all accrued and unpaid dividends.

     ART redeemed all of the outstanding shares of Series C Preferred Stock at their liquidation value of $100 per share plus all accrued and unpaid dividends on November 24, 1998. On January 11, 1999, ART filed articles of amendment to its articles of incorporation reducing the number of authorized shares of Series C Preferred Stock to zero and eliminating the designation.

     Series D Preferred Stock. The ART board designated 91,000 shares of Series
     ------------------------
D 9.50% Cumulative Preferred Stock (the Series D Preferred Stock) on August 2, 1996, with a par value of $2.00 per share and a preference on liquidation of $20.00 per share plus payment of accrued and unpaid dividends. The Series D Preferred Stock is non-voting except as required by law and is not convertible. ART is not required to maintain a sinking fund for the stock.

     Each share of Series D Preferred Stock has a cumulative dividend per share of 9.50% per annum of the $20.00 liquidation preference, payable quarterly in equal installments of $0.475. Dividends on the Series D Preferred Stock are in preference to and with priority over dividends upon the ART common shares. The Series D Preferred Stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of special stock.

     ART may from time to time after June 1, 2001 redeem any or all of the Series D Preferred Stock upon payment of the liquidation value of $20.00 per share plus all accrued and unpaid dividends. There is no restriction on the repurchase or redemption of the Series D Preferred Stock by ART while there is any arrearage in payment of dividends except that at the time of the repurchase or redemption ART must pay all accrued and unpaid dividends on the shares being redeemed. As of September 30, 1999, there were no shares of Series D Preferred Stock issued or outstanding.

     The Series D Preferred Stock is reserved for issuance upon the conversion Class A units held by the limited partners of Ocean Beach Partners L.P.

     Series E Preferred Stock. On December 3, 1996, the ART board designated
     ------------------------
80,000 shares of Series E 10% Cumulative Convertible Preferred Stock (the Series E Preferred Stock) with a par value of $2.00 per share and a preference on liquidation of $100 per share plus payment of all accrued and unpaid dividends. The Series E Preferred Stock is non-voting except as required by law. ART is not required to maintain a sinking fund for the stock.

     Each share of Series E Preferred Stock is convertible into that number of ART common shares obtained by multiplying the number of shares being converted by $100, then adding all accrued and unpaid dividends on the shares, then dividing the sum by (in most instances) 80% of the ART common share's then-recent average trading price for the 20 business days ending on the last business day of the calendar week immediately preceding the date of conversion on the principal stock exchange on which the ART common shares are then listed or admitted to trading as determined by ART. The schedule pursuant to which shares of Series E Preferred Stock may be so converted is as follows: up to 30,000 shares of the Series E Preferred Stock may be converted beginning as of November 4, 1998 and thereafter; up to an additional 10,000 shares of the Series E

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Preferred Stock may be converted beginning as of November 4, 1999; and up to an additional 40,000 shares of the Series E Preferred Stock may be converted beginning as of November 4, 2001.

     The Series E Preferred Stock bears a cumulative dividend per share equal to $10.00 per annum, payable quarterly in equal installments of $2.50 for the period from date of issuance to November 4, 1999, and $11.00 per annum ($2.75 per quarter) thereafter. Dividends on the Series E Preferred Stock are in preference to and with priority over dividends upon the ART common shares. The Series E Preferred Stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of special stock.

     ART may redeem any or all of the shares of Series E Preferred Stock from time to time upon payment of $100.00 per share plus all accrued and unpaid dividends. There is no restriction on the repurchase or redemption of the Series E Preferred Stock by ART while there is any arrearage in payment of dividends except that at the time of the repurchase or redemption ART must pay all accrued and unpaid dividends on the shares being redeemed. As of September 30, 1999, there were no shares of Series E Preferred Stock issued or outstanding.

     The Series E Preferred Stock is reserved for issuance upon the conversion of Class A units held by the limited partners in the Valley Ranch Limited Partnership.

     In February 1999, the Class A unitholder notified ART that it intended to convert 100,000 Class A units into 1,000 shares of Series E Preferred Stock. In March 1999, ART purchased the 100,000 Class A units for $100,000. ART has subsequently reached agreement with the Class A unitholder to acquire the remaining 7,900,000 Class A units for $1.00 per unit. In 1999, an additional 2,900,000 units were purchased and 1 million units will be purchased in January 2000 and 2 million units will be purchased in May 2001 and May 2002.

     Series F Preferred Stock. On August 13, 1997, the board of directors of ART
     ------------------------
designated and authorized the issuance of a total of 7,500,000 shares of Series F Preferred Stock (the Series F Preferred Stock) with a par value of $2.00 per share and an Adjusted Liquidation Value of $10.00 per share plus payment of accrued and unpaid dividends. On October 23, 1998, the board of directors of ART authorized the issuance of an additional 7,500,000 shares of Series F Preferred Stock, thereby increasing the total number of authorized and issued shares of Series F Preferred Stock to 15,000,000. The Series F Preferred Stock is non-voting except

     (i)   as provided by law,

     (ii) with respect to an amendment to ART's articles of incorporation or bylaws that would materially alter or change the existing terms of the Series F Preferred Stock, and

     (iii) at any time or times when all or any portion of the dividends on the Series F Preferred Stock for any six quarterly dividends, whether or not consecutive, shall be in arrears and unpaid.

In the latter event, the number of directors constituting the board of directors of ART shall be increased by two and the holders of Series F Preferred Stock, voting separately as a class, shall be entitled to elect two directors to fill the newly created directorships with each holder being entitled to one vote in the election for each share of Series F Preferred Stock held. ART is not obligated to maintain a sinking fund with respect to the Series F Preferred Stock.

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     The Series F Preferred Stock is convertible, at the option of the holder, into common stock at any time and from time to time, in whole or in part, after the earliest to occur of

     (i)   August 15, 2003;

     (ii) the first business day, if any, occurring after a Quarterly Dividend Payment Date (as defined below), on which an amount equal to or in excess of 5% of the $10.00 liquidation value (i.e., $.50 per share of Series F Preferred Stock) is accrued and unpaid, or

     (iii) when the Company becomes obligated to mail a statement, signed by an officer of ART, to the holders of record of each of the shares of Series F Preferred Stock because of a proposal by ART at any time before all of the shares of Series F Preferred Stock have been redeemed by or converted into common stock, to merge or consolidate with or into any other corporation (unless ART is the surviving entity and holders of common stock continue to hold the shares of common stock without modification and without receipt of any additional consideration), or to sell, lease, or convey all or substantially all its property or business, or to liquidate, dissolve or wind up.

The Series F Preferred Stock is convertible into that number of shares of common stock obtained by multiplying the number of shares being converted by $10.00, then adding all accrued and unpaid dividends, then dividing those sums by the Conversion Price. Notwithstanding the foregoing, ART, at its option, may elect to redeem any shares of Series F Preferred Stock sought to be so converted by paying the holder of the Series F Preferred Stock cash in an amount equal to the Conversion Price.

     The Series F Preferred Stock bears a cumulative compounded dividend per share equal to 10% per annum of the Adjusted Liquidation Value, payable on each Quarterly Dividend Payment Date, and commencing accrual on the date of issuance to and including the date on which the redemption price of the shares is paid, whether or not those dividends have been declared and whether or not there are profits, surplus or other funds of ART legally available for the payment of those dividends. Dividends on the Series F Preferred Stock are in preference to and with priority over dividends upon the common stock. Except as provided in the following sentence, the Series F Preferred Stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other special stock issued by ART. ART will not issue any shares of special stock of any series which are superior to the Series F Preferred Stock as to dividends or rights upon liquidation, dissolution or winding up of ART as long as any shares of Series F Preferred Stock are issued and outstanding, without the prior written consent of the holders of at least 66 2/3%of the shares of the Series F Preferred Stock then outstanding voting separately as a class.

     In addition to ART's redemption rights described above upon a conversion of Series F Preferred Stock, ART may redeem any or all of the Series F Preferred Stock at any time and from time to time, at its option, for cash upon no less than twenty (20) days nor more than thirty (30) days prior notice thereof. The redemption price of the Series F Preferred Stock shall be an amount per share equal to

     (i) 104% of the Adjusted Liquidation Value during the period from August 16, 1998 through August 15, 1999; and

     (ii) 103% of the Adjusted Liquidation Value at any time on or after August 16, 1999.

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As of October 31, 1999, 2,600,000 shares of the Series F Preferred Stock were issued and outstanding. Each share of Series F Preferred Stock will be convertible, at the option of the holder, into fully paid and non assessable shares of common stock. There are reserved 1,998,797 shares of Series F Preferred Stock reserved for issuance as future consideration in various business transactions of ART.

     Series G Preferred Stock. On September 18, 1997, the ART board designated
     ------------------------
11,000 shares of Series G Cumulative Convertible Preferred Stock (the Series G Preferred Stock) with a par value of $2.00 per share and a preference on liquidation of $100 per share plus all accrued and unpaid dividends. On May 27, 1998, ART filed articles of amendment to its articles of incorporation increasing the number of authorized shares of Series G Preferred Stock from 11,000 to 12,000. The Series G Preferred Stock is non-voting except as required by the Georgia Business Code. The Georgia Business Code grants the holders of the outstanding shares of a class the authority to vote as a separate voting group on a proposed amendment if that amendment would effect a detrimental reclassification of the existing shares, create a new class with preferences over the existing shares, or cancel or otherwise affect the rights to distributions and dividends. ART is not required to maintain a sinking fund for the stock.

     Each share of Series G Preferred Stock is convertible, but only after October 6, 2000, into that number of ART common shares obtained by multiplying the number of shares of Series G Preferred Stock being converted by $100 and then dividing the sum by (in most instances) 90% of the simple average of the daily closing price of the ART common shares for the 20 trading days ending on the last trading day of the calendar week immediately preceding the conversion on the market where the ART common shares are then regularly traded. The right of conversion shall terminate upon receipt of the notice of redemption from ART and on the earlier of (i) the commencement of any liquidation, dissolution or winding up of ART or (ii) the adoption of any resolution authorizing the commencement thereof. ART may elect to redeem the shares of Series G Preferred Stock sought to be converted instead of issuing shares of ART common stock.

     The Series G Preferred Stock bears a cumulative dividend per share equal to $10.00 per annum, payable in arrears in quarterly equal installments of $2.50, and commencing accrual on the date of issuance to and including the date on which the redemption price of the shares is paid. Dividends on the Series G Preferred Stock are in preference to and with priority over dividends upon the ART common shares. The Series G Preferred Stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of special stock.

     ART may redeem any or all of the shares of the Series G Preferred Stock at any time and from time to time, at its option, for cash upon no less than twenty
(20) days nor more than thirty (30) days prior notice thereof. The redemption price of the shares of the Series G Preferred Stock shall be an amount per share equal to the $100 liquidation value plus all accrued and unpaid dividends on the shares through the redemption date. The right of ART to redeem shares of Series G Preferred Stock remains effective notwithstanding prior receipt by ART of notice by any holder of Series G Preferred Stock of the holder's intent to convert shares of Series G Preferred Stock. As of September 30, 1999 there were 1,000 issued and outstanding shares of Series G Preferred Stock.

     There are 11,000 shares of Series G Preferred Stock reserved for issuance upon the conversion of Class A units held by the limited partner in Grapevine American, Ltd. ART has entered into an agreement to purchase all of the Class A units.

     Series H Preferred Stock. On June 26, 1998, the ART board designated
     ------------------------
231,750 shares of Series H Cumulative Convertible Preferred Stock (the Series H Preferred Stock) with a par value of $2.00 per share and a preference on liquidation of $10 per share plus all accrued and unpaid dividends. The Series H Preferred Stock is non-voting except as required by the Georgia Business Code. The Georgia Business Code grants the holders of the outstanding shares of a class the authority to vote as a separate voting group on a proposed amendment if that amendment would effect a detrimental reclassification of the existing shares, create a new class with preferences over the existing shares, or cancel or otherwise affect the rights to distributions and dividends. ART is not required to maintain a sinking fund for the stock.

     Each share of Series H Preferred Stock is convertible at the option of the holders thereof in the following amounts at any time on or after the respective dates:

     (1)  25,000 shares on or after December 31, 2000;

     (2)  25,000 shares on or after September 30, 2002;

     (3)  25,000 shares on or after September 30, 2003;

     (4)  25,000 shares on or after December 31, 2005; and

     (5)  all remaining outstanding shares on or after December 31, 2006.

These shares are convertible into that number of ART common shares obtained by multiplying the number of shares of Series H Preferred Stock being converted by $10 and then dividing the sum by (in most instances) 90% of the simple average of the daily closing price of the ART common shares for the 20 trading days ending on the last trading day of the calendar week immediately preceding the conversion on the market where the ART common shares are then regularly traded. The right of conversion shall terminate upon receipt of the notice of redemption from ART and on the earlier of (1) the commencement of any liquidation, dissolution or winding up of ART or (2) the adoption of any resolution authorizing the commencement thereof. ART may elect to redeem the shares of Series H Preferred Stock sought to be converted instead of issuing shares of ART common stock.

     The Series H Preferred Stock bears a cumulative quarterly dividend per share in an amount equal to:

     (1)  7% per annum during the period from issuance to June 30, 1999;

     (2) 8% per annum during the period from July 1, 1999 to September 30, 2000;

     (3) 9% per annum during the period from July 1, 2000 to September 30, 2001; and

     (4)  10% per annum from July 1, 2001 and thereafter.

In each case, the dividend per share is calculated on the basis of the adjusted liquidation value of the Series H Preferred Stock, payable in arrears in cash on each Quarterly Dividend Payment Date, and commencing accrual on the date of issuance to and including the date on which the redemption price of the shares is paid. Dividends on the Series H Preferred Stock are in preference to and with priority over dividends upon the ART common shares. The Series H Preferred Stock ranks on a parity as to dividends and upon liquidation, dissolution or winding up with all other shares of special stock.

     ART may redeem all or a portion of the shares of the Series H Preferred Stock issued and outstanding at any time after January 1, 1999 and from time to time, at its option, for cash upon no less than twenty (20) days nor more than thirty (30) days prior notice thereof. The redemption price of the shares of the Series H Preferred Stock shall be an amount per share equal to the sum of (1):

     (a) 105% of liquidation value during the period from issuance through December 31, 1999;

     (b) 104% of liquidation value during the period from January 1, 2000 through December 31, 2000;

     (c) 103% of liquidation value during the period from January 1, 2001 through December 31, 2001;

     (d) 102% of liquidation value during the period from January 1, 2002 through December 31, 2002;

     (e) 101% of liquidation value during the period from January 1, 2003 through December 31, 2003; and

     (f)  100% of liquidation value from January 1, 2004 and thereafter,

and (2) all accrued and unpaid dividends on the shares through the redemption date. The right of ART to redeem shares of Series H Preferred Stock remains effective notwithstanding prior receipt by ART of notice by any holder of Series H Preferred Stock of the holder's intent to convert shares of Series H Preferred Stock. As of September 30, 1999 there were no issued or outstanding shares of Series H Preferred Stock.

     The Series H Preferred Stock is reserved for issuance upon the conversion of Class A units held by the limited partners in ART Palm Limited Partnership.

     The description of the foregoing provisions of each series of the Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the definitive articles of amendment of the articles of incorporation relating to the series of special stock.


                 DESCRIPTION OF THE PARTNERSHIP UNITS OF NRLP

General

     As of October 31, 1999, there were outstanding 6,321,524 units of limited partner interest.

     Under the Partnership Agreement, NMC has the sole authority to issue additional limited partner units or other securities of NRLP. Issuance of additional securities may dilute the interest of a holder of limited partner units in NRLP. In the event of a liquidation, dissolution and winding up of NRLP, holders of the units will be entitled to receive pro rata, to the extent of positive balances in their respective capital accounts, any assets remaining after satisfaction of NRLP liabilities and establishment of necessary reserves. Limited partner units are evidenced by certificates (the certificates), and are freely transferable by assignment of the certificates except as restricted by federal or state securities laws. NRLP will be entitled to treat the record holder as the owner for all purposes. No partner is entitled to preemptive rights in respect of issuances of securities by NRLP. The transfer agent and registrar for the limited partner units is American Stock Transfer & Trust Co., 40 Wall Street, New York, New York, 10005.

Participation in Net Income, Net Loss and Distributions

     The limited partners of NRLP have a 99% interest and NMC has 1% interest in the net income or net loss of NRLP. The 1% general partner interest in each of NRLP and NOLP is equal to a 1.99% interest on a combined basis. NOLP has a 99.3% limited partner interest and GNRI has a 0.7% general partner interest in the net income or net loss and distributions of GCLP. GCLP has a 99% interest and GNRI has a 1% interest in the net income or net loss and distributions of the single asset partnerships. GNRI's 0.7% general partner interest in GCLP and its 1% general partner interest in the single asset partnerships is equal to a 1.68% interest on a combined basis. For tax purposes limited partners are allocated their proportionate share of net income or net loss commencing with the calendar month subsequent to their entry into NRLP. NMC receives base compensation equal to ten percent (10%) of the distributions to unitholders from NRLP's cash from operations.


                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of the current policies of ART and NRLP with respect to investments, financing, affiliate transactions and other activities, and these policies will be adopted by the board of Newco as their policies for transactions undertaken after the business combination. Once adopted by Newco, these policies may be amended or waived from time to time at the discretion of the Newco board without a vote of the Newco stockholders. No assurance can be given that these investment objectives will be attained or that the value of Newco will not decrease.

     Newco intends to purchase or lease properties for long-term investment, develop or redevelop its properties or sell these properties, in whole or in part, when circumstances warrant. Newco may participate with other entities in property ownership, through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness that have priority over Newco's equity interest.

     Newco may repurchase or otherwise reacquire shares of Newco common stock, or other Newco securities and may also invest in securities of other entities including those engaged in real estate. Newco may invest in the securities of other issuers in connection with acquisitions of indirect interests in real estate, consisting generally of general or limited partnership interests in special purpose partnerships owning one or more properties. Newco may acquire all or substantially all of the securities or assets of real estate investment trusts, management companies or similar entities where these investments would be consistent with its investment policies. Newco may also invest in securities of other issuers from time to time for the purpose of exercising control. It is not intended that Newco's investments in securities will require it to register as an "investment company" under the Investment Company Act of 1940, as amended, and it is intended that Newco would divest securities before any registration would be required.

     The Newco board may devote available assets to particular investments or types of investments, without restriction. Newco's investment objectives and policies may be changed at any time by the Newco board without the approval of Newco's stockholders.

     Additional capital may be raised through additional equity offerings, debt financing or retention of cash flow, or a combination of these methods. If the Newco board determines to raise additional equity capital, it may, without stockholder approval, issue additional shares of common stock or preferred stock up to the amount of its authorized capital in any manner and on whatever terms and for whatever consideration as it deems appropriate, including in exchange for property. These securities may be senior to the outstanding Newco common stock and may include additional series of preferred stock which may be convertible into Newco common stock. Existing stockholders of Newco will have no preemptive right to purchase Newco shares in any subsequent securities offering by Newco, and any offering of this type could cause a dilution of a stockholder's investment in Newco.

     To the extent that the Newco board determines to obtain additional debt financing, Newco intends to do so generally by mortgaging its existing properties. These mortgages may be recourse, non-recourse or cross-collateralized. Although Newco does not have a policy limiting the number or amount of mortgages that may be placed on any particular property, mortgage financing instruments typically limit additional indebtedness on these properties. Newco may also borrow funds through bank borrowings, publicly and privately placed debt instruments or purchase money obligations, any of which indebtedness may be secured by Newco's assets or the assets of any entity in which Newco holds an interest.

     Newco may seek to obtain unsecured or secured lines of credit or may determine to issue debt securities, which may be convertible into common stock or preferred stock or be accompanied by warrants to purchase stock, or to sell or securitize its receivables. The proceeds from any borrowings may be used for the following purposes:

     .    to finance acquisitions
     .    to develop or redevelop properties
     . to refinance existing indebtedness for working capital or capital improvements
     .    the payment of distributions
     .    to refinance existing indebtedness

     Newco may make loans to joint ventures or other entities in which it participates. Newco does not intend to engage in (1) trading, underwriting or agency distribution or sale of securities of other issuers or (2) the active trade of loans and investments.

     The specific composition of Newco's real estate and mortgage notes receivable portfolios following the merger will depend largely on the judgment of Newco's management as to changing investment opportunities and the level of risk associated with specific investments. Newco's management intends to maintain real estate and mortgage notes receivable portfolios diversified by location and type of property.


                  COMPARISON OF OWNERSHIP OF UNITS AND SHARES

     At the effective time of the merger, NRLP unitholders and ART shareholders will become stockholders of Newco. Accordingly, after the merger, the rights of ART shareholders will cease to be governed by Georgia law applicable to corporations and ART's charter and bylaws and the rights of NRLP unitholders will cease to be governed by Delaware law applicable to partnerships and the NRLP partnership agreement and in each case will be governed by Nevada law applicable to corporations and Newco's charter and bylaws. The following summarizes some of the differences between the current rights of ART shareholders and NRLP unitholders and those of stockholders of Newco following the merger.

------------------------------------------------------------------------------------------------
            NEWCO                             ART                          NRLP UNITS
         COMMON STOCK                    COMMON STOCK
------------------------------------------------------------------------------------------------
                                          MANAGEMENT
------------------------------------------------------------------------------------------------
Under the General Corporate     Under the Georgia Business       The NRLP partnership agreement
Law of Nevada (GCLN), the       Corporation Code (GBCC), the     provides that, with limited
business and affairs of a       business and affairs of a        exceptions, NRLP's general
Nevada corporation are          Georgia corporation are          partner has full and exclusive
managed by or under the         managed by or under the          discretion to manage and
direction of its board of       direction of its board of        control the business and
directors, whose members are    directors, whose members are     affairs of NRLP.  The general
generally elected by a          generally elected by a           partner may be removed upon
majority vote of                plurality vote of stockholders   the affirmative vote of a
stockholders at which a         at which a quorum is present.    majority of the limited
quorum is present.  The         The ART bylaws provide for a     partners holding fifty percent
Newco bylaws provide for a      classified board consisting of   (50%) or more of the then
board consisting of not less    not less than 3 nor more than    outstanding units. Under the
than 3 nor more than 12         9 members.  Each class shall     partnership agreement a
members.  The Newco bylaws      be as equal in number as         successor to the general
also provide that all           possible.  The ART bylaws also   partner must be voted upon by
vacancies, including those      provide that all vacancies,      a majority of the limited
caused by an increase in the    including those caused by an     partners.  The general partner
number of directors, may be     increase in the number of        may not be removed unless his
filled by a majority of the     directors, may be filled by a    successor has been selected
remaining directors then in     majority of the remaining        and approved prior to the
office or by a sole             directors remaining in office.   effective date of removal.  If
remaining director.  In         Any director or the entire ART   the general partner gives
order to remove a director,     board may be removed, with or    notice of withdrawal a
Newco's articles provide        without cause, by the vote of    successor must be chosen prior
that a director may only be     the holders of two-thirds        to the effective date of the
removed for cause, and only     (2/3rds) of all of the shares    withdrawal or the partnership
with the approval of at         of common stock entitled to      must dissolve.
least eighty percent (80%)      vote.
of the outstanding shares                                        Under the partnership
entitled to vote.               Each share of ART common stock   agreement, limited partners
                                entitles its holder to cast      have only limited voting
Each share of  Newco common     one vote on matters as to        rights on matters affecting
stock entitles its holder to    which voting is permitted or     NRLP's business.  Limited
cast one vote on matters as     required by Georgia law,         partners have no right to
to which voting is permitted    including the election of        elect the general partner on
or required by Nevada law,      directors, amendments to the     an annual or other ongoing
including the election of       ART articles of incorporation,   basis.  Limited partners have
directors, amendments to the    mergers and other                voting rights with respect to:
Newco articles of               extraordinary transactions.
incorporation, mergers and      Shareholders are not entitled    (1) the removal and
other extraordinary             to cumulate their votes for      replacement of the general
transactions.  Stockholders     the election of directors.       partner;
are not entitled to cumulate
their votes for the election                                     (2) the amendment of the
of directors.
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
            NEWCO                             ART                          NRLP UNITS
         COMMON STOCK                    COMMON STOCK
------------------------------------------------------------------------------------------------
Generally, matters requiring    Generally, matters requiring     partnership agreement, with
the vote of the common stock    the vote of the common stock     some exceptions;
are approved by the vote of     are approved by the vote of
the holders of a majority of    the holders of a majority of     (3) the purchase price of a
the shares of common stock      the shares of common stock       withdrawing general partner's
voting in favor of the          voting in favor of the matter    interest;
matter at a meeting of          at a meeting of shareholders
stockholders at which a         at which a quorum is present.    (4) an election to
quorum is present.  As                                           reconstitute the partnership
provided by Nevada law, an      The ART articles of              under the laws of another
amendment to the bylaws of      incorporation permit the         state;
Newco requires the vote of      issuance of "Preferred Stock."
at least fifty-one percent      Issuances of classes or series   (5) the sale or other
(51%) of the outstanding        of preferred stock that have     disposition of all or
shares entitled to vote.        the right to elect a             substantially all of NRLP's
                                designated director or           assets; and
The Newco articles of           directors could adversely
incorporation permit the        affect the ability of the        (6) the dissolution of NRLP.
issuance of preferred stock.    holders of common stock to
Issuances of preferred stock    elect a majority of the ART      Each limited partner has a
that have the right to elect    board of directors.  ART's       vote equal to his percentage
a designated director or        charter documents, as            interest in NRLP.  Generally,
directors could adversely       permitted by Georgia law,        approval of matters submitted
affect the ability of the       permit shareholders to request   to limited partners requires
holders of common stock to      an annual or special meeting.    the affirmative vote of a
elect a majority of the                                          majority-in-interest of the
Newco board of directors.                                        holders of the outstanding
Newco's bylaws do not permit                                     units.
stockholders to request a
special meeting.                                                 Meetings of the limited
                                                                 partners may be called by the
                                                                 general partner or by limited
                                                                 partners owning at least ten
                                                                 percent (10%) of the
                                                                 outstanding units.
------------------------------------------------------------------------------------------------

                                         VOTING RIGHTS
------------------------------------------------------------------------------------------------

In general, the GCLN requires   In general, the GBCC requires    Under the partnership
that a majority of the          that a majority of the           agreement, the limited
outstanding shares entitled     outstanding shares entitled to   partners have the right, by
to vote are necessary to        vote are necessary to approve    majority vote, to approve the
approve some mergers.  The      some mergers.  The board of      merger, consolidation or
board of directors need not     directors need not submit a      combination of the business
submit a plan of merger to      plan of merger to the            operations of the partnership
the stockholders of the         shareholders of the surviving    with those of any person;
surviving corporation if:       corporation if:                  provided, however, that no
                                                                 vote or approval shall be
(a) the merger does not amend   (a) the merger does not amend    required with respect to any
the articles of                 the articles of incorporation    transaction of this type
incorporation of the            of the surviving corporation;    which, in the sole and
surviving corporation;                                           absolute
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
            NEWCO                             ART                          NRLP UNITS
         COMMON STOCK                    COMMON STOCK
------------------------------------------------------------------------------------------------
                                                                 discretion of the
(b) each stockholder whose      (b) each shareholder whose       general partner:
shares of the surviving         shares of the surviving
corporation were outstanding    corporation were outstanding     (i) is primarily for the
immediately prior to the        immediately prior to the         purpose of acquiring
effectiveness of the merger     effectiveness of the merger      properties or assets;
retains the same number of      retains the same number of
shares with identical           shares with identical            (ii) combines the ongoing
designations, preferences,      designations, preferences,       business operations of the
limitations and relative        limitations and relative         entities with the partnership
rights after the merger: and    rights after the merger; and     as the surviving entity; or

(c) the number and kind of      (c) the number and kind of       (iii) is between the
shares outstanding after the    shares outstanding after the     partnership and the operating
merger will not exceed the      merger will not exceed the       partnership.
total number and kind of        total number and kind of
shares of the surviving         shares of the surviving
corporation authorized          corporation authorized before
before the merger.              the merger.
------------------------------------------------------------------------------------------------
                            BUSINESS COMBINATIONS/REORGANIZATIONS
------------------------------------------------------------------------------------------------

Sections 78.411 to 78.444 of    The GBCC contains provisions     Neither Delaware law nor the
the GCLN, inclusive,            that restrict some business      partnership agreement contain
restrict the ability of a       combinations with interested     any special provisions that
resident domestic               shareholders (the "Georgia       apply to combinations,
corporation to engage in any    Business Combination Statute")   takeover attempts or other
combination with an             and require that some fair       transactions with persons who
interested stockholder and      price criteria be satisfied      have acquired a significant
require that some procedures    with respect to some business    percentage of units.  In
be satisfied before such a      combinations with interested     addition, removal of the
combination is allowed.  In     shareholders (the "Georgia       general partner requires a
accordance with the             Fair Price Statute").  In        majority vote of the
provisions of these             accordance with the provisions   unitholders.
sections, the restrictions      of these statutes, the
imposed by these sections do    restrictions imposed by these
not apply to any combination    statutes do not apply unless
involving a resident            the corporation elects to be
domestic corporation whose      covered by the statutes.  ART
original articles of            has not elected to be covered
incorporation expressly         by the statutes, but it could
elect not to be governed by     do so at any time by amending
Sections 78.411 to 78.444 of    the ART bylaws.
Nevada law.  Newco's
articles expressly elect not
to be governed by Section
78.411 to 78.444.
------------------------------------------------------------------------------------------------
                                           AMENDMENTS
------------------------------------------------------------------------------------------------

Under the Newco articles,       Generally, the GBCC requires a   Amendments to the partnership
amendments to the articles      majority vote of the             agreement may be proposed by
of                              outstanding
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
            NEWCO                             ART                          NRLP UNITS
         COMMON STOCK                    COMMON STOCK
------------------------------------------------------------------------------------------------
incorporation require the       shares of each                   the general partner or by
approval of the holders of      voting group entitled to vote    unitholders owning at least
fifty-one percent (51%) of      to amend the articles of         ten percent (10%) of the
the outstanding stock           incorporation of a Georgia       limited partner interests of
entitled to vote offers.        corporation.                     NRLP. In general, amendments
                                                                 to the partnership agreement
Under the GCLN, subject to      Under the ART bylaws, the        may be made by a majority vote
any bylaws adopted by the       board of directors may amend,    of the limited partners.
stockholders, the directors     adopt or repeal the bylaws;      However, this voting power may
may make the bylaws of the      however, the shareholders have   not be exercised unless the
corporation.  Newco's           the right to amend, repeal or    general partner receives a
articles provide that the       adopt these same bylaws.         legal opinion that the
bylaws may be altered,          Furthermore, the bylaws allow    proposed amendment would not
amended or new bylaws may       the shareholders to restrict     result in the loss of limited
be adopted by a vote of         the right of the board of        liability to any unitholder or
fifty-one percent (51%) of      directors to amend, alter or     cause NRLP to be taxed as a
the outstanding shares          repeal a particular bylaw.       corporation.  The general
entitled to vote or by the                                       partner may make amendments to
board of directors.                                              the partnership agreement
                                                                 without the approval of the
                                                                 unitholders if, among other
                                                                 things, those amendments:

                                                                 (1) are necessary to conform
                                                                 the partnership agreement to
                                                                 Delaware law;

                                                                 (2) change the name of NRLP or
                                                                 the location of its principal
                                                                 place of business; or

                                                                 (3) are necessary to qualify
                                                                 NRLP as a limited partnership
                                                                 or a limited liability
                                                                 partnership or to ensure that
                                                                 NRLP will not be taxed as a
                                                                 corporation.


------------------------------------------------------------------------------------------------
                              DIVIDENDS AND DISTRIBUTIONS
------------------------------------------------------------------------------------------------
Pursuant to Nevada law,         Under the GBCC and its           Under the partnership
distributions may be made to    articles, ART is permitted to    agreement, distributions on
stockholders unless (a)         pay dividends or make other      the units may be paid in the
Newco would not be able to      distributions with respect to    sole discretion of the general
pay its debts as they become    its stock unless, after giving   partner in accordance with
due in the usual course of      effect to the dividend or        each limited partners'
business, or (b) Newco's        other distribution, either ART   percentage interest.  Any
total assets would be           would                            distributions may be made

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
            NEWCO                             ART                          NRLP UNITS
         COMMON STOCK                    COMMON STOCK
------------------------------------------------------------------------------------------------
less than the sum of its total  not be able to pay its           from NRLP's revenues, capital
liabilities plus any amount     debts as they become due in      contributions or borrowings.
owed, if it would be            the usual course of business,    The general partner may not
dissolved at the time of        or ART's total assets would be   make a distribution if, at the
distribution, to                less than the sum of its total   time of the distribution and
stockholders with               liabilities plus the amount      after giving effect to the
preferential rights superior    that would be needed if ART      distribution, some types of
to those receiving the          were to be dissolved at the      liabilities of NRLP would
distribution.                   time of the dividend or other    exceed the fair value of
                                distribution, to satisfy the     NRLP's assets.
                                preferential rights upon
                                dissolution of shareholders
                                whose preferential rights are
                                superior to those receiving
                                the dividend or other
                                distribution.  The ART
                                articles of incorporation do
                                not contain a provision
                                restricting dividends on ART
                                common stock.

------------------------------------------------------------------------------------------------
                                       INDEMNIFICATION
------------------------------------------------------------------------------------------------

As permitted by Nevada law,     The GBCC permits, and the ART    The partnership agreement
Newco's articles of             bylaws provide, that ART may     provides that NRLP will
incorporation limit the         indemnify any director or        indemnify and hold harmless
personal liability of its       officer of ART for any           the general partner, its
directors and officers to       liability and expense that may   affiliates and all officers,
the corporation and its         be incurred in connection with   directors, employees and
stockholders for damages for    or resulting from any            agents of the general partner
breach of fiduciary duty.       threatened, pending or           and its affiliates; the
However, it excludes any        completed civil, criminal,       organizational limited
limitation on liability for     administrative or                partner; and each member, past
acts or omissions which         investigative action, suit or    or present, of the Fairness
involve intentional             proceeding (whether brought by   Committee; provided that the
misconduct, fraud, a knowing    or in the right of ART or        party's conduct did not
violation of law or the         otherwise), in which he may      constitute gross negligence or
unlawful payment of             become involved by reason of     willful or wanton misconduct
distributions in violation      his being or having been a       and provided further that the
of Section 78.300 of the        director officer of ART;         party's action was in good
GCLN.                           provided, that the person        faith and in a manner believed
                                acted in a manner he believed    to be in, or not opposed to,
The Newco articles of           in good faith to be in or not    the best interests of NRLP.
incorporation and bylaws        opposed to the best interests    With respect to any criminal
provide for limitation of       of ART, and, with respect to     proceeding, these parties are
liability and                   any criminal action or           indemnified if the party had
indemnification to the          proceeding, had no reasonable    no reasonable cause to believe
fullest extent possible         cause to believe his conduct     the conduct was unlawful.
under Nevada law.               was unlawful.

Section 78.751 of the GCLN      Except where the indemnified
provides that a corporation
may indemnify any person
made a
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
            NEWCO                             ART                          NRLP UNITS
         COMMON STOCK                    COMMON STOCK
------------------------------------------------------------------------------------------------
party or threatened             individual is successful on
to be made a party to any       the merits or otherwise in
type of proceeding, other       defense of any the action,
than some actions by or in      suit or proceeding, in which
right of the corporation,       case indemnification is as of
because he or she is or was     right, indemnification is at
a director, officer,            the discretion of ART, as
employee or agent of the        determined by the ART board,
corporation or was serving      the shareholders, or legal
at the request of the           counsel in accordance with the
corporation as a director,      GBCC.
officer, employee or agent
of another corporation,         Under the GBCC, directors may
against expenses, judgments,    not be indemnified in
fines and amounts paid in       connection with (a) any
settlement actually and         proceeding by or in the right
reasonably incurred in          of the corporation in which
connection with the             the individual is adjudged
proceeding if the person        liable to ART or (b) any other
acted in good faith and in a    proceeding in which the
manner he or she reasonably     individual is adjudged liable
believed to be in or not        on the basis that the
opposed to the best             individual received an
interests of the                improper personal benefit.
corporation; or in a
criminal proceeding, if he
or she had no reasonable
cause to believe his or her
conduct was unlawful.

Expenses incurred by an
officer or director, or
other employee or agent as
deemed appropriate by the
board of directors, in
defending civil or criminal
proceedings may be paid by
the corporation in advance
of the final disposition of
the proceeding upon receipt
of an undertaking by or on
behalf of the person to
repay the amount if it is
ultimately determined that
the person is not entitled
to be indemnified by the
corporation.

To indemnify a party, the
corporation must determine
that the party met the
applicable standards of
conduct.

------------------------------------------------------------------------------------------------
                                        INSPECTION RIGHTS
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
            NEWCO                             ART                          NRLP UNITS
         COMMON STOCK                    COMMON STOCK
------------------------------------------------------------------------------------------------
Under the GCLN and Newco's      The GBCC provides that a         On written request and at
bylaws, any person who has      shareholder, after giving        reasonable times and, at his
been a stockholder of record    advance notice, is entitled to   own expense, a unitholder may
of Newco for at least six       inspect and copy, among other    inspect or copy any of NRLP's
months, or any person           things, the corporation's        books, provided that there is
holding or representing at      articles of incorporation,       a valid business purpose
least five percent (5%) of      bylaws, some board of            related to that unitholder's
its outstanding shares, upon    directors' and shareholders'     interest in NRLP.  Unitholders
at least five days' written     resolutions, and minutes of      may also inspect and copy a
demand, to inspect, in          shareholders' meetings by        list of the names and amounts
person or by an agent,          right, and, among other          in interest of all unitholders.
during usual business hours,    things, the corporation's
its stock ledger and to make    minutes of board of directors'
copies.  Newco must allow       meetings and accounting
stockholders of record who      records only if
own or represent at least
15% of its shares the right,    (a) its demand is made in good
upon at least five days'        faith and for a proper purpose
written demand, to inspect,     that is reasonably relevant to
in person or by an agent,       its legitimate interest as a
during normal business          shareholder,
hours, its books of account
and financial records, to       (b) it describes with
make copies and to conduct      reasonable particularity its
an audit.                       purpose ;and the records it
                                desires to inspect,

                                (c) the records are directly
                                connected with its purpose and

                                (d) the records are to be used
                                only for the stated purpose;

                                provided, however, that the
                                right to inspect the latter
                                set of records may be limited
                                by a corporation's articles of
                                incorporation or bylaws for
                                shareholders owning two
                                percent or less of the
                                corporation's outstanding
                                shares.

                                The ART bylaws do not provide
                                that the ART board has the
                                authority to so limit the
                                inspection rights of
                                shareholders owning two
                                percent or less of the

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
            NEWCO                             ART                          NRLP UNITS
         COMMON STOCK                    COMMON STOCK
------------------------------------------------------------------------------------------------
                                outstanding shares of ART.

------------------------------------------------------------------------------------------------
                                    VOTING PROCEDURES
------------------------------------------------------------------------------------------------
                                     Special Meetings
------------------------------------------------------------------------------------------------

The GCLN does not               As permitted by the GBCC,        Meetings of limited partners
specifically address who may    ART's bylaws permit special      may be called for any purpose
call special meetings of        meetings of shareholders to be   with respect to which the
stockholders.  The Newco        called by the chairman of the    limited partners are entitled
bylaws provide that special     board, the president, the        to vote.  These meetings may
meetings of stockholders may    board of directors or upon the   be called by the general
be called only by the           written request of the holders   partner or by limited partners
chairman of the board, the      of twenty-five percent (25%)     holding at least ten percent
president or by the board of    or more of the outstanding       (10%) of the issued and
directors.                      stock of ART.                    outstanding units.

------------------------------------------------------------------------------------------------
                                  Action Without Meeting
------------------------------------------------------------------------------------------------

As permitted by the GCLN,       The GBCC permits shareholders    The partnership agreement
Newco's bylaws allow the        of a Georgia corporation to      permits the limited partners
stockholders to act without     act without a meeting only by    of NRLP to act without a
a meeting by written consent    unanimous written consent of     meeting only by unanimous
upon the signing of a           all shareholders entitled to     written consent of a majority
consent by all stockholders     vote on the action, unless       of limited partners, or some
entitled to vote thereon        otherwise provided by the        other minimum number of
setting forth the action to     articles of incorporation.       limited partners as would be
be taken.  The bylaws do not    The ART articles provide for     necessary to authorize or take
permit stockholders to act      action by the holders of the     the action at a meeting at
without a meeting by            ART common stock by less than    which all limited partners
telephone.                      unanimous written consent.       entitled to vote were present
                                                                 and voted.

------------------------------------------------------------------------------------------------
                              DISSENTERS' OR APPRAISAL RIGHTS
------------------------------------------------------------------------------------------------

The GCLN permits that unless    The GBCC provides, subject to    Delaware law provides that a
otherwise provided in the       the exception below, that        partnership agreement may
articles of incorporation or    shareholders who comply with     provide contractual appraisal
the bylaws, that any            some procedural requirements     rights with respect to a
stockholder of record, other    of the GBCC are entitled to      partnership interest; however,
than an acquiring person,       assert dissenters' rights with   the partnership agreement of
who complies with certain       respect to the shareholder's     NRLP does not provide any
procedural requirements of      shares upon the merger of a      contractual appraisal rights
the GCLN, is entitled to        corporation, the consummation    to its unitholders.
demand payment for the fair     of a plan of share exchange to
value of his shares if he       which the corporation is the
did not vote in favor of
authorizing voting rights
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
            NEWCO                             ART                          NRLP UNITS
         COMMON STOCK                    COMMON STOCK
------------------------------------------------------------------------------------------------
for the control shares upon     acquired party, the sale or
the offer for an acquisition    other disposition of all or
of controlling interest in      substantially all of the
the corporation.  The Newco     corporation's assets, an
articles of incorporation do    amendment of the articles of
not permit appraisal rights.    incorporation of the
                                corporation that materially
                                and adversely affects rights
                                in respect of the
                                shareholder's shares in ways
                                specified in the GBCC, or any
                                corporate action taken
                                pursuant to a shareholder vote
                                to the extent that the
                                articles of incorporation,
                                bylaws or a resolution of the
                                board of directors of the
                                corporation provides that
                                shareholders are entitled to
                                rights of appraisal.  The ART
                                articles do not currently
                                provide for dissenters' rights
                                in any situation other than
                                those enumerated above.
                                Unless the articles of
                                incorporation or resolution of
                                the board of directors of the
                                corporation provides
                                otherwise, however, holders of
                                any class of shares which are
                                listed on a "national
                                securities exchange" or are
                                held of record by more than
                                2,000 shareholders are not
                                entitled to assert dissenters'
                                rights under Georgia law if
                                the shareholder receives
                                shares of the surviving
                                corporation or another
                                corporation whose shares are
                                listed on a national
                                securities exchange or are
                                held of record by at least
                                2,000 shareholders.  The ART
                                board has not, by resolution,
                                granted dissenters' rights to
                                the holders of common stock
                                with respect to the Newco
                                merger.  However, dissenters'
                                rights will be available to
                                the holders of ART preferred
                                stock as provided under GBCC
                                Section
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
            NEWCO                             ART                          NRLP UNITS
         COMMON STOCK                    COMMON STOCK
------------------------------------------------------------------------------------------------
                                14-2-1302.

------------------------------------------------------------------------------------------------

                                    LIQUIDATION/DISSOLUTION
------------------------------------------------------------------------------------------------

Under the GCLN a dissolution    Under the GBCC a dissolution     The partnership agreement of
must be initiated by the        must be initiated by the board   NRLP provides for dissolution
board of directors and          of directors and approved by     upon the occurrence of one of
approved by the holders of a    the holders of a majority of     the following:
majority of the outstanding     the outstanding voting shares
voting shares of the            of the corporation unless the    (1) the general partner ceases
corporation.                    board of directors requires a    to be a general partner,
                                greater vote.                    unless the partnership elects
                                                                 to continue;

                                                                 (2) the limited partners elect
                                                                 by majority vote, with or
                                                                 without the consent of the
                                                                 general partner, to dissolve
                                                                 or wind up;

                                                                 (3) sale or other disposition
                                                                 of all or substantially all of
                                                                 the assets;

                                                                 (4) judicial dissolution; or

                                                                 (5) the expiration of its term.

                                                                 In the event of liquidation,
                                                                 dissolution or winding up of
                                                                 NRLP, holders of all units and
                                                                 the general partner would be
                                                                 entitled to share ratably, in
                                                                 accordance with their
                                                                 percentage interests, in any
                                                                 assets remaining after the
                                                                 satisfaction of obligations to
                                                                 creditors.

------------------------------------------------------------------------------------------------
                            LIMITATIONS OF LIABILITY OF MANAGEMENT
------------------------------------------------------------------------------------------------

The GCLN allows a corporation   The GBCC allows a corporation    The partnership agreement
to limit or eliminate the       to limit the personal            provides that neither the
personal liability of           liability of directors with      general partner nor its
directors and officers to       some exceptions.  As permitted   affiliates nor any partners,
the corporation and its         by the GBCC, the ART articles    shareholders, directors,
stockholders with some          provide that no director shall   officers, employees or agents
exceptions.  As                 be                               of the general partner or
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
            NEWCO                             ART                          NRLP UNITS
         COMMON STOCK                    COMMON STOCK
------------------------------------------------------------------------------------------------
                                        TRANSFERABILITY
------------------------------------------------------------------------------------------------
permitted by the GCLN, the      personally liable to ART or      its affiliates shall be liable,
Newco articles provide that     its shareholders for monetary    for monetary damages or
no director shall be            damages for breach of duty of    otherwise, to the partnership,
personally liable to Newco or   care or other duty as a          the operating partnership or
its stockholders for monetary   director, except for liability   the limited partners for
damages for breach of           (a) for any appropriation, in    errors in judgment or for
fiduciary duties, except for    violation of his duties, of      breach of fiduciary duty as
liability (a) for acts or       any business opportunity of      the general partner of the
omissions which involve         ART, (b) for acts or omissions   partnership, except for
intentional misconduct, fraud   not in good faith or which       liability (i) for any breach
or a knowing violation of law,  involve intentional misconduct   of the duty of loyalty to the
or (b) for unlawful             or a knowing violation of law,   partnership; (ii) for acts or
distributions.                  (c) for unlawful distributions   omissions not in good faith
                                or (d) for any transaction       which involve intentional
                                from which the director          misconduct or knowing
                                derived an improper personal     violation of law; or (iii) for
                                benefit.                         any transaction from which the
                                                                 general partner or its
                                                                 affiliates has derived an
                                                                 improper benefit.

------------------------------------------------------------------------------------------------
                                      DERIVATIVE ACTIONS
------------------------------------------------------------------------------------------------

The GCLN does not               Under the GBCC, a minority       In accordance with Delaware
specifically address            stockholder may institute an     law, a unitholder may
derivative actions by           action on behalf of himself      institute legal action on
stockholders.                   and other stockholders against   behalf of NRLP, to recover
                                the corporation, its officers,   damages from a third party or
                                and third persons in collusion   from the general partner if
                                with its officers, for fraud     the general partner has failed
                                or ultra vires acts which        to institute the action.  In
                                operate to injure or damage      addition, a unitholder may
                                the corporation.                 institute legal action on
                                                                 behalf of himself and other
                                                                 similarly situated
                                                                 unitholders, in a class
                                                                 action, to recover damages
                                                                 from the general partner for
                                                                 violations of its fiduciary
                                                                 duties to the unitholders.



------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
            NEWCO                             ART                          NRLP UNITS
         COMMON STOCK                    COMMON STOCK
------------------------------------------------------------------------------------------------
Shares of Newco common stock    Shares of ART common stock are   The partnership agreement
will be freely transferable,    freely transferable provided     permits the transfer of units
except for shares of Newco      that the transferor provides     in accordance with applicable
common stock issued to          written direction to ART and     law, provided that the
"affiliates" of ART and         the transferor surrenders the    transferee executes and
NRLP.  Transfers of shares      certificates representing the    delivers a satisfactory
of stock held by affiliates     shares, properly endorsed.       transfer application to a
are restricted by federal       The shares are listed on the     transfer agent.  The units are
and state securities laws.      New York Stock Exchange under    traded on the American Stock
Upon official notice of         the symbol "ARB."                Exchange under the symbol
issuance, the Newco common                                       "NLP."
stock will be listed on the
New York Stock Exchange
under the symbol "____."

------------------------------------------------------------------------------------------------
                                       FIDUCIARY DUTIES
------------------------------------------------------------------------------------------------

Under Nevada law, directors     Under Georgia law, the           Under Delaware law, the
are charged with the duty to    directors of ART owe fiduciary   general partner owes fiduciary
exercise their powers in        duties of good faith, loyalty    duties of good faith, loyalty
good faith and with a view      and fair dealing to its          and fair dealing to the
to the interests of the         stockholders in its management   unitholders in its management
corporation.  Directors must    of ART's affairs.                of NRLP's affairs.  The duty
use reasonable diligence to                                      of good faith requires the
protect corporate property.     -------------------------------  general partner to deal fairly and with candor with the
                                                                 unitholders.  The duty of
                                                                 loyalty requires that, without
                                                                 the limited partners' consent,
                                                                 the general partner may not
                                                                 have any improper business or
                                                                 other interests that are
                                                                 adverse to the interests of
                                                                 NRLP.  The duty of fair
                                                                 dealing requires that all
                                                                 transactions between the
                                                                 general partner and NRLP be
                                                                 fair both in the manner by
                                                                 which they are conducted and
                                                                 in the amount of the
                                                                 consideration received by NRLP
                                                                 in the transaction.

------------------------------------------------------------------------------------------------

                                 LEGAL MATTERS

     The validity of Newco common stock to be issued in connection with the business combination will be passed upon by Locke Liddell & Sapp LLP.

                                    EXPERTS

     The financial statements and schedules of ART and NRLP incorporated by reference in this joint proxy statement/prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and such reports are incorporated herein in reliance upon the authority of said firm as experts in auditing and accounting.F-1

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                             Page
                                                                                                             ----
FINANCIAL STATEMENTS OF AMERICAN REALTY TRUST, INC.:

Report of Independent Certified Public Accountants..........................................................   F-2

Interim Financial Statements For Nine Months Ended September 30, 1999 (Unaudited):

Consolidated Balance Sheets -
     September 30, 1999 and December 31, 1998...............................................................   F-3

Consolidated Statements of Operations -
     Nine Months Ended September 30, 1999 and 1998..........................................................   F-4

Consolidated Statements of Stockholders' Equity -
     Nine Months Ended September 30, 1999...................................................................   F-5

Consolidated Statements of Cash Flows -
     Nine Months Ended September 30, 1999 and 1998..........................................................   F-6

Notes to Consolidated Interim Financial Statements..........................................................   F-8


Financial Statements For Year Ended December 31, 1998 (Audited):

Consolidated Balance Sheets -
     December 31, 1998 and 1997.............................................................................   F-35

Consolidated Statements of Operations -
     Years Ended December 31, 1998, 1997 and 1996...........................................................   F-36

Consolidated Statements of Stockholders' Equity -
     Years Ended December 31, 1998, 1997 and 1996...........................................................   F-37

Consolidated Statements of Cash Flows -
     Years Ended December 31, 1998, 1997 and 1996...........................................................   F-38

Notes to Consolidated Financial Statements..................................................................   F-40


FINANCIAL STATEMENTS OF NATIONAL REALTY, L.P.:


Report of Independent Certified Public Accountants..........................................................   F-81

Interim Financial Statements For Nine Months Ended September 30, 1999 (Unaudited):

Consolidated Balance Sheets at September 30, 1999 and
     December 31, 1998......................................................................................   F-82

Consolidated Statements of Operations -
     Nine Months ended September 30, 1999 and 1998..........................................................   F-84

Consolidated Statements of Partners' Equity (Deficit) -
     Nine Months ended September 30, 1999 and 1998..........................................................   F-85

Consolidated Statements of Cash Flow-
     Nine Months ended September 30, 1999 and 1998..........................................................   F-86

Notes to Consolidated Interim Financial Statements..........................................................   F-88


Financial Statements For Year Ended December 31, 1998 (Audited):

Consolidated Balance Sheets at December 31, 1998 and 1997...................................................   F-97

Consolidated Statements of Operations -
     Years Ended December 31, 1998, 1997 and 1996...........................................................   F-98

Consolidated Statements of Partners' Equity (Deficit) -
     Years Ended December 31, 1998, 1997 and 1996...........................................................   F-99

Consolidated Statements of Cash Flows -
     Years Ended December 31, 1998, 1997 and 1996...........................................................   F-100

Notes to Consolidated Financial Statements..................................................................   F-102


              Consent of Independent Certified Public Accountants


American Realty Trust, Inc.
Dallas, Texas

We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting a part of this Form S-4 Registration Statement of our report dated March 30, 1999 relating to the consolidated financial statements and schedules of American Realty Trust, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.





/s/ BDO SEIDMAN, LLP

BDO SEIDMAN, LLP



Dallas, Texas
December 30, 1999

  The accompanying Consolidated Financial Statements have not been examined by independent certified public accountants but in the opinion of the management of American Realty Trust, Inc. (the "Company"), all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of consolidated results of operations, consolidated financial position and consolidated cash flows at the dates and for the periods indicated, have been included.

                          AMERICAN REALTY TRUST, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                     September 30, December 31,
                                                         1999          1998
                                                     ------------- ------------
                                                       (dollars in thousands)
                      Assets
Notes and interest receivable
  Performing ($14,331 in 1999 and $594 in 1998 from
   affiliates).....................................    $ 52,171      $ 47,823
  Nonperforming....................................      14,925         6,807
                                                       --------      --------
                                                         67,096        54,630
Less--allowance for estimated losses...............      (2,577)       (2,577)
                                                       --------      --------
                                                         64,519        52,053
Real estate held for sale..........................     314,273       282,301
Real estate held for investment, net of accumulated
 depreciation ($183,757 in 1999 and $208,396 in
 1998).............................................     462,690       452,606
Pizza parlor equipment, net of accumulated depreci-
 ation ($2,294 in 1999 and $1,464 in 1998).........       6,935         6,859
Marketable equity securities, at market value......         740         2,899
Cash and cash equivalents..........................       1,839        11,523
Investments in equity investees....................      40,665        34,433
Intangibles, net of accumulated amortization
 ($1,652 in 1999 and $1,298 in 1998)...............      14,422        14,776
Other assets.......................................      33,249        61,155
                                                       --------      --------
                                                       $939,332      $918,605
                                                       ========      ========
       Liabilities and Stockholders' Equity
Liabilities........................................
Notes and interest payable ($13,477 in 1999 and
 $12,600 in 1998 to affiliates)....................    $754,931      $768,272
Margin borrowings..................................      36,507        35,773
Accounts payable and other liabilities (including
 $12,409 in 1999 and $8,900 in 1998 to affili-
 ates).............................................      36,765        38,321
                                                       --------      --------
                                                        828,203       842,366
Minority interest..................................      72,723        37,967
Commitments and contingencies
Stockholders' equity
Preferred Stock, $2.00 par value, authorized
 20,000,000 shares, issued and outstanding
  Series F, 3,400,000 shares in 1999 and 3,350,000
   in 1998 (liquidation preference $34,000)........       6,200         6,100
  Series G, 1,000 shares in 1999 and 1998
   (liquidation preference $100)...................           2             2
Common stock, $.01 par value; authorized
 100,000,000 shares, issued 13,496,688 shares in
 1999 and 13,479,348 in 1998.......................         135           133
Paid-in capital....................................      84,348        83,945
Accumulated (deficit)..............................     (52,251)      (51,880)
Treasury stock at cost, 2,737,216 shares in 1999
 and 1998..........................................         (28)          (28)
                                                       --------      --------
                                                         38,406        38,272
                                                       --------      --------
                                                       $939,332      $918,605
                                                       ========      ========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                          AMERICAN REALTY TRUST, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                            For the Three Months       For the Nine Months
                             Ended September 30,       Ended September 30,
                           ------------------------  ------------------------
                              1999         1998         1999         1998
                           -----------  -----------  -----------  -----------
                              (dollars in thousands, except per share)
Revenues
  Sales................... $     7,800  $     7,259  $    22,753  $    21,344
  Rents...................      40,260       15,531      122,125       45,098
  Interest................       1,331           15        5,029          169
  Other...................         300          486         (740)        (454)
                           -----------  -----------  -----------  -----------
                                49,691       23,291      149,167       66,157
Expenses
  Cost of sales...........       6,711        6,324       19,509       18,329
  Property operations.....      27,377       12,032       80,778       34,192
  Interest................      22,988       12,396       68,528       35,676
  Advisory and servicing
   fees to affiliate......       1,472        1,058        3,958        2,767
  General and
   administrative.........       3,839        1,712       12,689        5,939
  Depreciation and
   amortization...........       4,479        1,496       13,496        4,683
  Provision for loss......          45        3,000        2,072        3,000
  Litigation settlement...         --           --           275          --
  Minority interest.......      23,188          658       38,561        1,591
                           -----------  -----------  -----------  -----------
                                90,099       38,676      239,866      106,177
                           -----------  -----------  -----------  -----------
(Loss) from operations....     (40,408)     (15,385)     (90,699)     (40,020)
Equity in income of
 investees................       1,874        6,099        5,270       27,429
Gain on sale of real
 estate...................      48,590        5,718       87,307       14,692
                           -----------  -----------  -----------  -----------
Net income (loss).........      10,056       (3,568)       1,878        2,101
Preferred dividend
 requirement..............        (570)        (502)      (1,704)        (595)
                           -----------  -----------  -----------  -----------
Net income (loss)
 applicable to Common
 shares................... $     9,486  $    (4,070) $       174  $     1,506
                           ===========  ===========  ===========  ===========
Earnings per share
  Net income (loss)
   applicable to Common
   shares................. $       .88  $      (.38) $       .02  $       .14
                           ===========  ===========  ===========  ===========
Weighted average Common
 shares used in computing
 earnings per share.......  10,759,309   10,755,584   10,753,600   10,741,137
                           ===========  ===========  ===========  ===========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                          AMERICAN REALTY TRUST, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  For the Nine Months Ended September 30, 1999

                         Series F  Series G
                         Preferred Preferred Common Treasury Paid-in Accumulated Stockholders'
                           Stock     Stock   Stock   Stock   Capital  (Deficit)     Equity
                         --------- --------- ------ -------- ------- ----------- -------------
                                       (dollars in thousands, except per share)
Balance, January 1,
 1999...................  $6,100      $ 2     $133    $(28)  $83,945  $(51,880)     $38,272
Dividends
  Common Stock ($.05 per
   share)...............     --       --       --      --        --       (545)        (545)
  Series F Preferred
   Stock ($.75 per
   share)...............     --       --       --      --        --     (1,696)      (1,696)
  Series G Preferred
   Stock ($7.50 per
   share)...............     --       --       --      --        --         (8)          (8)
Sale of Common Stock
 under dividend
 reinvestment plan......     --       --         2     --          3       --             5
Issuance of Series F
 Preferred Stock........     100      --       --      --        400       --           500
Net income..............     --       --       --      --        --      1,878        1,878
                          ------      ---     ----    ----   -------  --------      -------
Balance, September 30,
 1999...................  $6,200      $ 2     $135    $(28)  $84,348  $(52,251)     $38,406
                          ======      ===     ====    ====   =======  ========      =======


  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                          AMERICAN REALTY TRUST, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                        For the Nine Months
                                                        Ended September 30,
                                                       ------------------------
                                                          1999         1998
                                                       -----------  -----------
                                                       (dollars in thousands)
Cash Flows From Operating Activities
  Pizza parlor sales collected........................ $    23,445  $   21,252
  Rents collected.....................................     120,986      44,350
  Interest collected..................................       3,716         381
  Distributions from equity investees' operating cash
   flow...............................................         935       9,246
  Payments for pizza parlor operations................     (20,092)    (20,045)
  Payments for property operations....................     (93,939)    (31,325)
  Interest paid.......................................     (54,754)    (23,928)
  Advisory and servicing fees paid to affiliate.......      (3,958)     (2,767)
  General and administrative expenses paid............     (12,738)     (5,856)
  Other...............................................       5,500      (3,071)
                                                       -----------  ----------
    Net cash (used in) operating activities...........     (30,899)    (11,763)
Cash Flows From Investing Activities
  Collections on notes receivable.....................      19,187       7,901
  Funding of notes receivable.........................     (40,942)       (381)
  Pizza parlor equipment purchase.....................        (740)       (787)
  Proceeds from sale of real estate...................     166,907      44,140
  Proceeds from sale of marketable equity securities..       2,648       4,570
  Purchases of marketable equity securities...........      (2,180)     (7,605)
  Investment in real estate entities..................        (366)     (5,034)
  Distributions from equity investees' investing
   activities.........................................         --       16,427
  Acquisition of real estate..........................     (48,094)    (91,308)
  Deposits............................................      18,944         565
  Real estate improvements............................     (20,005)     (7,267)
                                                       -----------  ----------
    Net cash provided by (used in) investing
     activities.......................................      95,359     (38,779)
                                                       ===========  ==========
Cash Flows From Financing Activities
  Proceeds from notes payable......................... $   112,730  $  135,696
  Payments on notes payable...........................    (175,048)    (77,077)
  Deferred borrowing costs............................      (5,947)     (8,214)
  Net advances from affiliates........................       3,489      15,330
  Margin borrowings, net..............................      (3,814)    (14,998)
  Common dividends paid...............................        (545)     (1,710)
  Preferred dividends paid............................      (1,704)       (418)
  Sale of Preferred Stock.............................         500         --
  Distributions to minority interest holders..........      (3,805)     (1,590)
  Sale of Common Stock sold under dividend
   reinvestment plan..................................         --          197
                                                       -----------  ----------
    Net cash provided by (used in) financing
     activities.......................................     (74,144)     47,216
    Net (decrease) in cash and cash equivalents.......      (9,684)     (3,326)
Cash and cash equivalents, beginning of period........      11,523       5,347
                                                       -----------  ----------
Cash and cash equivalents, end of period.............. $     1,839  $    2,021
                                                       ===========  ==========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                          AMERICAN REALTY TRUST, INC.

                                                              For the Nine
                                                                 Months
                                                             Ended September
                                                                   30,
                                                            ------------------
                                                              1999      1998
                                                            --------  --------
                                                               (dollars in
                                                               thousands)
Reconciliation of net income to net cash (used in)
 operating activities
  Net income............................................... $  1,878  $  2,101
  Adjustments to reconcile net income to net cash (used in)
   operating activities
    Depreciation and amortization..........................   13,496     4,683
    Amortization of deferred borrowing cost................    9,857     5,471
    Provision for loss.....................................    2,072     3,000
    Gain on sale of real estate............................  (87,307)  (14,692)
    Distributions from equity investees' operating cash
     flow..................................................      935     9,246
    Equity in (income) of investees........................   (5,270)  (27,430)
    (Increase) decrease in marketable equity securities....    2,159    (1,529)
    (Increase) decrease in accrued interest receivable.....   (1,605)      333
    Decrease in other assets...............................   13,817     3,336
    Increase (decrease) in accrued interest payable........   (6,640)    1,179
    Increase in accounts payable and other liabilities.....   25,709     1,760
    Other..................................................      --        779
                                                            --------  --------
      Net cash (used in) operating activities.............. $(30,899) $(11,763)
                                                            ========  ========
Schedule of noncash investing and financing activities
Notes payable from acquisition of real estate.............. $ 70,133  $ 17,119
Notes receivable canceled on reacquisition of property.....      --      1,300
Issuance of Series F Preferred Stock.......................      --      2,100
Dividend obligation on conversion of Series F Preferred
 Stock.....................................................      --        134
Issuance of Series G Preferred Stock.......................      --        100
Investment in properties reacquired........................      --      5,270
Real estate obtained through foreclosure of mortgage note
 receivable................................................      --     22,715
Provision for loss.........................................    2,072     3,000
Notes payable assumed by buyer upon sale of properties.....    6,776       --
Conversion of note receivable to partnership interest......   22,678       --
Dividend obligation discharged on conversion of Series B
 Preferred Stock...........................................      --         44
Acquisition of IGI Properties
  Issuance of Class A partnership units....................      --      6,568
  Carrying value of mortgages assumed......................      --     43,421
  Carrying value of other assets...........................      --       (441)
  Carrying value of accounts payable and other
   liabilities.............................................      --        292
  Investment in partnerships...............................      --      1,980

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                          AMERICAN REALTY TRUST, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

  The accompanying Consolidated Financial Statements of American Realty Trust, Inc. ("ART") and consolidated entities (the "Company") have been prepared in conformity with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Operating results for the nine month period ended September 30, 1999, are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. For further information, refer to the Consolidated Financial Statements and Notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 Form 10-K").

  Certain balances for 1998 have been reclassified to conform to the 1999 presentation.

NOTE 2. SYNTEK ASSET MANAGEMENT, L.P.

  ART owns a 96% limited partner interest in Syntek Asset Management, L.P. ("SAMLP"). Until December 18, 1998, SAMLP was the general partner of National Realty, L.P. ("NRLP") and National Operating, L.P. ("NOLP"), the operating partnership of NRLP (collectively the "Partnership"). Gene E. Phillips, a Director and Chairman of the Board of the Company until November 16, 1992, is also a general partner of SAMLP. As of September 30, 1999, the Company owned approximately 56% of the outstanding limited partner units of the Partnership.

  The Partnership, SAMLP and Gene E. Phillips were among the defendants in a class action lawsuit arising from the formation of the Partnership (the "Moorman Litigation"). An agreement settling such lawsuit (the "Settlement Agreement") for the above named defendants became effective on July 5, 1990. The Settlement Agreement provided for, among other things, the appointment of the Partnership oversight committee for the Partnership and the establishment of specified annually increasing targets for five years relating to the price of the Partnership's units of limited partner interest.

  The Settlement Agreement provided for the resignation and replacement of SAMLP as general partner if the unit price targets were not met for two consecutive anniversary dates. The Partnership did not meet the unit price targets for the first and second anniversary dates.

  On July 15, 1998, the Partnership, SAMLP and the Partnership oversight committee executed an Agreement for Cash Distribution and Election of Successor General Partner (the "Cash Distribution Agreement") which provided for the nomination of an entity affiliated with SAMLP to be the successor general partner of the Partnership, for the distribution of $11.4 million to the plaintiff class members and for the resolution of all related matters under the Settlement Agreement. On October 23, 1998, the Court entered an order granting final approval of the Cash Distribution Agreement. The Court also entered orders requiring the Partnership to pay $404,000 in attorney's fees to Joseph B. Moorman's legal counsel, $30,000 to Joseph B. Moorman and $404,000 in attorney's fees to Robert A. McNeil's legal counsel.

  Pursuant to the order, $11.4 million was deposited by the Partnership into an escrow account and then transferred to the control of an independent administrator. The distribution of cash was placed under the control of the independent settlement administrator. On March 24, 1999, the initial distribution of cash was made to the plaintiff class members.

  The proposal to elect NRLP Management Corp. ("NMC"), a wholly-owned subsidiary of ART, as the successor general partner was submitted to the unitholders of the Partnership for a vote at a special meeting of unitholders held on December 18, 1998. NMC was elected by a majority of the Partnership unitholders. The

                          AMERICAN REALTY TRUST, INC.

Settlement Agreement remained in effect until December 18, 1998, when SAMLP resigned as general partner and NMC was elected successor general partner and took office.

  Under the Cash Distribution Agreement, NMC assumed liability for SAMLP's note for its original capital contribution to the Partnership. In addition, NMC assumed liability for the note which requires the repayment of the $11.4 million paid by the Partnership under the Cash Distribution Agreement, plus the $808,000 in court ordered attorneys' fees and $30,000 paid to Joseph B. Moorman. This note requires repayment over a 10--year period, bears interest at a variable rate, currently 7.3% per annum, and is guaranteed by ART. The liability assumed under the Cash Distribution Agreement was expensed as a litigation settlement. An additional $184,000 was expensed as a litigation settlement in the first quarter of 1999.

  As of December 31, 1998, ART discontinued accounting for its investment in the Partnership under the equity method upon the election of NMC as general partner of the Partnership and the settlement of the Moorman Litigation. The Company began consolidation of the Partnership's accounts at that date and its operations subsequent to that date.

NOTE 3. NOTES AND INTEREST RECEIVABLE

  In January 1999, the Partnership collected in full a mortgage note receivable with a principal balance of $350,000. In May 1999, the Partnership collected in full a mortgage note receivable with a principal balance of $1.5 million. In both cases, the monies received were applied to paydown a note payable partially secured by the mortgage notes receivable.

  In July 1999, the Partnership received $1.3 million in full payment of a mortgage note receivable, including a $400,000 participation fee.

  In June 1999, a mortgage note receivable from an affiliate of JNC Enterprises, Ltd. ("JNC") in the amount of $4.2 million matured. The note is secured by (1) a first lien on approximately 1,000 acres of land in Huerfano County, Colorado, known as Cuchara Valley Mountain Ski Resort; (2) an assignment of a $2.0 million promissory note which is secured by approximately 2,623 acres of land in Taos County, New Mexico, known as Ski Rio Resort; and
(3) a pledge of all related partnership interests. In August 1999, the Partnership received a paydown of $2.3 million on the note receivable, a portion of the proceeds from the loan funding described in the following paragraph. In September 1999, the Partnership received a paydown of $1.0 million in exchange for extending the note's maturity to October 1999.

  In August 1999, the Partnership funded a $2.6 million loan to JNC. The loan is secured by second liens on a 3.55 acre parcel and a 1.2561 acre parcel of land in Dallas, Texas, and the personal guaranty of JNC's principal partner. The loan bears interest at 16.0% per annum and matures in February 2000. All principal and interest are due at maturity.

  Also in August 1999, a mortgage note receivable in the amount of $942,000 matured. The loan was secured by 4.5 acres of land in Abilene, Texas, collateral assignment of a $220,000 note receivable and the personal guarantees of the principal owners of the borrower. The loan bore interest at 14.0% per annum, and all principal and interest were due at maturity. The borrower did not make the required payments of principal and interest and the loan is classified as nonperforming in the September 30, 1999 Consolidated Balance Sheet. The Partnership is negotiating a modification/extension with the borrower. If such negotiation is not successful, and the Partnership forecloses, it expects to incur no loss as the fair value of the collateral property, less estimated costs of sale, exceeds the carrying value of the note.

  During 1998, the Partnership funded a $1.8 million loan to Warwick of Summit, Inc. The loan is secured by a second lien on a shopping center in Rhode Island, by 100% of the stock of the borrower and by the personal

                          AMERICAN REALTY TRUST, INC.

guarantee of the principal shareholder of the borrower. The loan bears interest at 14.0% per annum and matures in December 1999. All principal and interest are due at maturity. During 1999, the Partnership funded an additional $314,000, increasing the loan balance to $2.1 million.

  During 1998 and through August 1999, the Partnership funded a total of $2.1 million of a $2.2 million loan commitment to Varner Road Partners, L.L.C. The loan is secured by 129.77 acres of land in Riverside County, California and a pledge of the stock of the borrower. The loan bears interest at 15.0% per annum and matures in November 1999. All principal and interest are due at maturity.

  During 1998 and 1999, the Partnership funded a total of $31.0 million of a $52.5 million loan commitment to Centura Tower, Ltd. ("Centura"). The loan was secured by 2.2 acres of land and an office building under construction in Farmers Branch, Texas. The loan bore interest at 12.0% per annum, required monthly payments based on net revenues after development of the land and building and matured in January 2003. In August 1999, the Partnership exercised a participation option included in the loan agreement. The Partnership obtained a combined 80% general and limited partnership interest in Centura in exchange for a $24.1 million capital contribution through conversion of a portion of the Partnership's note receivable. The $8.3 million balance of the note receivable continues as a loan to Centura from the Partnership, bears interest at a rate of 18.0% per annum and is payable from cash flows of the project. Centura's other partners will earn a 12% preferred return on their respective capital accounts. In conjunction with the exercise of the participation, Centura obtained a construction loan commitment in the total amount of $30.0 million, which was finalized in October 1999. The loan bears interest at a variable rate, currently 9.4725% per annum, and matures in June 2001. Interest is payable monthly, with the first $2.0 million of interest being drawn from the loan proceeds. The loan is guaranteed by NOLP, NRLP, Garden Capital, L.P. ("GCLP") and Basic Capital Management, Inc. ("BCM"), the Company's advisor. In October 1999, Centura received its first draw of $5.0 million under the loan agreements. GCLP is a partnership in which NOLP is the sole limited partner with a 99.3% limited partner interest and a wholly--owned subsidiary of ART is the general partner with .7% general partner interest. The Partnership consolidates Centura for financial statement purposes.

  In June 1998, the Partnership funded a $365,000 loan to RB Land & Cattle, L.L.C. The loan is secured by a pledge of a note secured by 7,200 acres of undeveloped land near Crowell, Texas, and the personal guarantee of the borrower. The loan bore interest at 10.0% per annum and matured in December 1998. All principal and interest were due at maturity. The borrower did not make the required payments and the loan was classified as nonperforming. The Partnership has begun foreclosure proceedings and expects to incur no loss on foreclosure as the fair value of the collateral property, less estimated costs of sale, exceeds the carrying value of the note.

  In August 1998, the Partnership funded a $6.0 million loan to Centura Holdings, L.L.C., a subsidiary of Centura Tower, Ltd. The loan is secured by
6.4 acres of land in Farmers Branch, Texas, bears interest at 15.0% per annum and matures in August 2000. All principal and interest are due at maturity. In February 1999, the Partnership funded an additional $37,500.

  Also in August 1998, the Partnership funded a $3.7 million loan to JNC. The loan was secured by a contract to purchase 387 acres of land in Collin County, Texas, and the personal guaranty of JNC's principal partner. The loan bore interest at 12.0% per annum and matured the earlier of termination of the purchase contract or February 1999. All principal and interest were due at maturity. This loan was cross--collateralized with other JNC loans. In January 1999, ART purchased the contract from JNC and acquired the land. In connection with the purchase, GCLP funded $6.0 million on a then $95.0 million loan commitment to ART. A portion of the funds were used to payoff the $3.7 million JNC note to the Partnership, including accrued but unpaid interest, paydown $1.3 million on the JNC line of credit and paydown $820,000 on the JNC Frisco Panther Partners, Ltd. loan, discussed below. See NOTE 7. "NOTES PAYABLE."

                          AMERICAN REALTY TRUST, INC.

  Further in August 1998, the Partnership funded a $635,000 loan to La Quinta Partners, L.L.C. The loan is secured by interest bearing accounts prior to being used as escrow deposits toward the purchase of a total of 956 acres of land in La Quinta, California. The loan bore interest at 10.0% per annum and matured in November 1998. All principal and interest were due at maturity. In November and December 1998, the Partnership received a total of $250,000 in principal paydowns. In the first quarter of 1999, the Partnership received an additional $25,000 paydown. In the second quarter of 1999, the loan was modified, increasing the interest rate to 15.0% per annum and extending the maturity date to November 1999. Accrued but unpaid interest was added to the principal balances increasing it by $42,000 to $402,000.

  In 1997 and 1998, the Partnership funded a $3.8 million loan to Stratford & Graham Developers, L.L.C. The loan is secured by 1,485 acres of unimproved land in Riverside County, California. In the first nine months of 1999, the Partnership funded an additional $316,000, increasing the loan balance to $4.1 million. The loan bore interest at 15.0% per annum and matured in June 1999. All principal and interest were due at maturity. The borrower did not make the required payments of principal and interest at the loan's maturity and the loan was classified as nonperforming. The Partnership has begun foreclosure proceedings. No loss is expected on foreclosure as the fair value of the collateral property, less estimated costs of sale, exceeds the carrying value of the note.

  In October 1998, the Partnership funded three loans to JNC or affiliated entities. The first JNC loan of $1.0 million was secured by a second lien on
3.5 acres of land in Dallas, Texas, and the personal guaranty of JNC's principal partner. The loan bore interest at 14.0% per annum and matured in October 1999. All principal and interest were due at maturity. This loan was paid in full in July 1999. The second loan, also $1.0 million, was secured by a second lien on 2.9 acres of land in Dallas, Texas, and the personal guaranty of JNC's principal partner. The loan bore interest at 14.0% per annum and matured in October 1999. All principal and interest were due at maturity. This loan was paid in full in March 1999. The third loan, in the amount of $2.1 million was to Frisco Panther Partners, Ltd. The loan is secured by a second lien on 408.2 acres of land in Frisco, Texas, and the personal guaranty of JNC's principal partner. The loan bears interest at 14.0% per annum and matures in October 1999. All principal and interest are due at maturity. This loan is cross--collateralized with other JNC loans funded by the Partnership. In January 1999, the Partnership received a paydown of $820,000 on the Frisco Panther Partners, Ltd. loan.

  In March 1998, the Partnership ceased receiving the required payments on a $3.0 million note receivable secured by an office building in Dallas, Texas. In October 1998, the Partnership began foreclosure proceedings. In March 1999, the Partnership received payment in full, including accrued but unpaid interest.

  In December 1998, the Partnership funded $3.3 million of a $5.0 million loan commitment to JNC. The loan is secured by a second lien on 1,791 acres of land in Denton County, Texas, and a second lien on 220 acres of land in Tarrant County, Texas. The loan bears interest at 12.0% per annum and matures in December 1999. All principal and interest are due at maturity. The loan is cross--collateralized with other JNC loans funded by the Partnership. In January 1999, the Partnership received a $1.3 million paydown. In the first half of 1999, the Partnership funded an additional $3.0 million, increasing the loan balance to $5.0 million.

  At December 1998, the Partnership's one wraparound mortgage note receivable was in default. The Partnership has been vigorously pursuing its rights under the loan agreement. If the Partnership should be unsuccessful, and the underlying lien holder forecloses the collateral property, the Partnership will incur no loss in excess of previously established reserves.

  Related Party. In February 1999, GCLP funded a $5.0 million unsecured loan to Davister Corp., which at September 30, 1999, owned approximately 15.8% of the outstanding shares of the Company's Common Stock.

                          AMERICAN REALTY TRUST, INC.

The loan bears interest at 12.0% per annum and matures in February 2000. All principal and interest are due at maturity. The loan is guaranteed by BCM, the Company's advisor.

  Beginning in 1997 and through January 1999, the Partnership funded a $1.6 million loan commitment to Bordeaux Investments Two, L.L.C. ("Bordeaux"). The loan is secured by (1) a 100% interest in Bordeaux, which owns a shopping center in Oklahoma City, Oklahoma; (2) 100% of the stock of Bordeaux Investments One, Inc., which owns 6.5 acres of undeveloped land in Oklahoma City, Oklahoma; and (3) the personal guarantees of the Bordeaux partners. The loan bears interest at 14.0% per annum. Until November 1998, the loan required monthly payments of interest only at the rate of 12.0% per annum, with the deferred interest payable at maturity in January 1999. In November 1998, the loan was modified to allow payments based on monthly cash flow of the collateral property and the maturity date was extended to December 1999. In the second quarter of 1999, the loan was again modified, increasing the loan commitment to $2.1 million and the Partnership funded an additional $33,000. In the third quarter of 1999, the Partnership funded an additional $213,000. The property has had no cash flow, therefore, the Partnership ceased accruing interest in the second quarter of 1999. In October 1999, the Partnership received a $724,000 paydown on the loan, which was applied first to accrued but unpaid interest of $261,000 then to principal, reducing the loan balance to $1.4 million. In October 1999, Richard D. Morgan, a Bordeaux shareholder, was elected a director of NMC, the General Partner of the Partnership.

  Beginning in April and through September 30, 1999, ART funded $1.7 million of a $2.0 million loan commitment to Lordstown, L.P. The loan is secured by a second lien on land in Ohio and Florida, by 100% of the general and limited partner interest in Partners Capital, Ltd. and a 50% profits interest in subsequent land sales. A corporation controlled by Richard D. Morgan, is the general partner of Lordstown, L.P.

  Also, beginning in April through September 30, 1999, ART funded $1.5 million of a $2.4 million loan commitment to 261, L.P. The loan is secured by 100% of the general and limited partner interest in Partners Capital, Ltd. and a profits interest in subsequent land sales. A corporation controlled by Richard
D. Morgan, is the general partner of 261, L.P.

NOTE 4. REAL ESTATE

  In January 1999, GCLP sold the 199 unit Olde Town Apartments in Middleton, Ohio, for $4.6 million, receiving net cash of $4.4 million after the payment of various closing costs, including a real estate brokerage commission of $136,000 to Carmel Realty, Inc. ("Carmel Realty"), an affiliate of BCM, the Company's advisor. A gain of $2.2 million was recognized on the sale.

  In February 1999, ART purchased Frisco Bridges land, a 336.8 acre parcel of unimproved land in Collin County, Texas, for $46.8 million, paying $7.8 million in cash and obtaining mortgage financing totaling $39.0 million. Seller financing in the amount of $22.0 million, secured by 191.5 acres of the parcel, bears interest at prime plus 2.0%, currently 10.25% per annum, requires monthly interest only payments and matures in January 2000. A mortgage in the amount of $15.0 million, secured by 125.0 acres of the parcel, bears interest at the prime rate plus 4.5%, currently 12.75% per annum, required principal reduction payments of $1.0 million on each of May 1, June 1, and July 1, in addition to monthly payments of interest and matures in February 2000. Another mortgage in the amount of $2.0 million, secured by 13.5 acres of the parcel, bore interest at 14% per annum, required monthly interest only payments and matured in January 2000. The loan was paid in full in June 1999. ART's Double O land in Las Colinas, Texas, and its Desert Wells land in Palm Desert, California, are pledged as additional collateral for these loans. ART drew down $6.0 million under its line of credit with the GCLP for a portion of the cash requirement. See NOTE 7. "NOTES PAYABLE." A real estate brokerage commission of $1.4 million was paid to Carmel Realty.

                          AMERICAN REALTY TRUST, INC.

  Also in February 1999, ART sold a 4.6 acre tract of its Plano Parkway land parcel for $1.2 million. ART received net cash of $1.1 million after the payment of various closing costs, including a real estate brokerage commission of $36,000 to Carmel Realty. Simultaneously with the sale, the mortgage debt secured by such land parcel was refinanced in the amount of $7.1 million. The new mortgage bears interest at the prime rate plus 4.5%, currently 12.75% per annum, requires monthly interest only payments and matures in January 2000. The net cash from the sale and refinancing along with an additional $921,000 was used to payoff the $8.9 million seller financing secured by the land parcel. A mortgage brokerage and equity refinancing fee of $71,000 was paid to BCM. A gain of $473,000 was recognized on the sale.

  Further in February 1999, GCLP sold the 225 unit Santa Fe Apartments in Kansas City, Missouri, for $4.6 million, receiving net cash of $4.3 million after the payment of various closing costs, including a real estate brokerage commission of $137,000 to Carmel Realty. A gain of $706,000 was recognized on the sale.

  In February 1999, GCLP sold the 480 unit Mesa Ridge Apartments in Mesa, Arizona, for $19.5 million, receiving net cash of $793,000 after the payment of various closing costs, including a real estate brokerage commission of $585,000 to Carmel Realty and remitting $17.8 million to the lender to hold in escrow pending a substitution of collateral. In May 1999, the 259 unit Bavarian Woods Apartments and the 149,855 sq. ft. Westwood Shopping Center were approved as substitute collateral. GCLP received net cash of $7.8 million after paying off $7.2 million in mortgage debt secured by the Bavarian Woods Apartments and Westwood Shopping Center, funding required escrows and closing costs on the two properties and paying off $2.2 million on the Mesa Ridge debt, including a $133,000 prepayment penalty. A gain of $10.2 million was recognized on the sale.

  In March 1999, ART sold a 13.0 acre tract of its Rasor land parcel for $1.6 million, receiving no net cash after paying down by $1.5 million the mortgage debt secured by such land parcel and the payment of various closing costs, including a real estate brokerage commission of $48,000 to Carmel Realty. A gain of $979,000 was recognized on the sale.

  Also in March 1999, ART sold two tracts totaling 9.9 acres of its Mason/Goodrich land parcel for $956,000, receiving net cash of $33,000 after paying down by $860,000 the mortgage debt secured by such land parcel and the payment of various closing costs, including a real estate brokerage commission of $29,000 to Carmel Realty. A gain of $432,000 was recognized on the sale.

  Further in March 1999, ART sold, in a single transaction, a 13.7 acre tract of its McKinney II land parcel and a 20.0 acre tract of its McKinney IV land parcel for a total of $7.7 million, receiving no net cash after paying down by $5.5 million the mortgage debt secured by such land parcel, the funding of required escrows and the payment of various closing costs, including a real estate brokerage commission of $231,000 to Carmel Realty. A gain of $2.9 million was recognized on the sale.

  In April 1999, GCLP sold the 166 unit Horizon East Apartments in Dallas, Texas, for $4.0 million, receiving net cash of $1.2 million after paying off $2.6 million in mortgage debt and the payment of various closing costs, including a real estate brokerage commission of $79,000 to Carmel Realty. A gain of $1.8 million was recognized on the sale.

  Also in April 1999, GCLP sold the 120 unit Lantern Ridge Apartments in Richmond, Virginia, for $3.4 million, receiving net cash of $880,000 after the payment of various closing costs, including a real estate brokerage commission of $103,000 to Carmel Realty. The purchaser assumed the $2.4 million mortgage secured by the property. A gain of $2.3 million was recognized on the sale.

  In May 1999, ART sold a 15.0 acre tract of its Vista Ridge land parcel for $2.6 million, receiving net cash of $552,000 after paying down by $1.8 million the mortgage debt secured by such land parcel and the payment

                          AMERICAN REALTY TRUST, INC.

of various closing costs, including a real estate brokerage commission of $79,000 to Carmel Realty. A gain of $913,000 was recognized on the sale.

  Also in May 1999, ART purchased Rowlett Creek land, a 80.4 acre parcel of unimproved land in Collin County, Texas, for $1.6 million. ART paid $400,000 in cash and obtained seller financing of the remaining $1.2 million of the purchase price. The seller financing bears interest at 8.75% per annum, requires quarterly interest only payments and matures in May 2004. A real estate brokerage commission of $94,000 was paid to Carmel Realty.

  Further in May 1999, ART purchased Leone land, a 8.2 acre parcel of unimproved land in Irving, Texas, for $1.5 million. ART paid $300,000 in cash and obtained seller financing of the remaining $1.2 million of the purchase price. The seller financing bears interest at 8.0% per annum, requires quarterly interest only payments and matures in May 2003. A real estate brokerage commission of $91,000 was paid to Carmel Realty.

  In May 1999, a newly-formed controlled partnership in which a wholly--owned subsidiary of ART is the 1.0% managing general partner and ART is the 99% Class B limited partner, purchased the 177,211 sq. ft. Encino Executive Plaza in Los Angeles, California, for $40.1 million. The partnership paid $2.8 million in cash, assumed $34.6 million in mortgage debt, obtained $1.1 million in seller financing and issued 1.6 million Class A limited partner units. The mortgage bears interest at 7.74% per annum, requires monthly payments of principal and interest of $247,500 and matures in May 2008. The seller financing bears interest at 7.0% per annum, requires interest only payments in July and January, requires semiannual principal payments of $369,000 in May 2000 and May 2001 and matures in May 2002. The Class A units accrue a preferred return of $.05 per Class A unit per annum for the first year, $.06 per annum per Class A unit for the second year, $.07 per Class A unit per annum for the third year and $.09 per Class A unit per annum thereafter, paid quarterly.

  Also in May 1999, ART sold two tracts of its Plano Parkway land parcel totaling 24.5 acres for $4.9 million. ART received no net cash after paying down by $4.7 million the mortgage debt secured by such land parcel and the payment of various closing costs, including a real estate brokerage commission of $147,000 to Carmel Realty. A gain of $1.1 million was recognized on the sale.

  Further in May 1999, ART acquired the remaining joint venture interest in its 3.6 acre Atlanta land parcel for $1.3 million in cash. Subsequently, ART exchanged the Atlanta land parcel for 147.4 acres of land in Nashville, Tennessee and $1.3 million in cash. No gain or loss was recognized on the exchange.

  In May 1999, the Partnership purchased the 27,000 sq. ft. Cooley Office Building in Farmers Branch, Texas, for $3.5 million, paying $1.5 million in cash and obtaining mortgage financing of $2.0 million. The mortgage bears interest at a variable rate, currently 9.0% per annum, requires monthly payments of principal and interest of $17,875 and matures in May 2019. A real estate brokerage commission of $35,000 was paid to Carmel Realty.

  In June 1999, ART sold two tracts of its Frisco Bridges land parcel totaling
77.6 acres for $16.9 million. ART received net cash of $2.7 million after paying off $2.0 million in mortgage debt secured by such land parcel, paying down by $11.0 million another mortgage secured by such land parcel and the payment of various closing costs, including a real estate brokerage commission of $507,000 to Carmel Realty. A gain of $4.2 million was recognized on the sale.

  Also in June 1999, ART sold a 6.0 acre tract of its Plano Parkway land parcel for $1.6 million. ART received no net cash after paying down by $1.6 million the mortgage debt secured by such land parcel and the payment of various closing costs, including a real estate brokerage commission of $47,000 to Carmel Realty. A gain of $615,000 was recognized on the sale.

                          AMERICAN REALTY TRUST, INC.

  Further in June 1999, ART sold its Continental Hotel for $25.0 million, receiving a nonrefundable deposit of $5.0 million and providing short term financing of $20.0 million, which matures in November 1999. A gain of $7.9 million was recognized on the sale. In the third quarter of 1999, ART received $1.5 million in principal payments.

  In June 1999, ART purchased Vineyards II land, a 18.6 acre parcel of unimproved land in Tarrant County, Texas, for $6.3 million. ART paid $2.3 million in cash and obtained seller financing of the remaining $4.0 million of the purchase price. The seller financing bears interest at 14.5% per annum, requires monthly interest only payments and matures in June 2002. A real estate brokerage commission of $190,000 was paid to Carmel Realty.

  Also in June 1999, the Partnership purchased the Lake Houston land, a 33.58 acre parcel of unimproved land in Harris County, Texas, for $2.5 million in cash. A real estate brokerage commission of $75,000 was paid to Carmel Realty. The Partnership obtained a $13.7 million construction loan and began development of a 312 unit apartment complex on the site in July 1999. Construction costs are expected to approximate $16.7 million and completion is anticipated in the third quarter of 2000. Through October 1999, the Partnership has invested $1.9 million on construction of the apartments and received $1.8 million in loan and escrow proceeds.

  Further in June 1999, GCLP sold the 368 unit Barcelona Apartments in Tampa, Florida, for $9.8 million, receiving net cash of $2.2 million after paying off $7.0 million in mortgage debt and the payment of various closing costs, including a real estate brokerage commission of $294,000 to Carmel Realty. A gain of $2.2 million was recognized on the sale.

  In July 1999, the Partnership purchased the Stone Meadows land, a 13.5 acre parcel of unimproved land in Harris County, Texas, from ART at the land's carrying value of $2.2 million, paying $1.3 million in cash and assuming $974,000 in mortgage debt. The mortgage bore interest at 10.0% per annum, required quarterly payments of principal and interest of $100,000 and matured in October 1999. The mortgage was paid in full at maturity. The land was acquired as a future apartment development site.

  Also in July 1999, ART sold a .13 acre tract of its JHL Connell land parcel for $53,000. ART received no net cash after paying down by $49,000 the mortgage debt secured by such land parcel and the payment of various closing costs, including a real estate brokerage commission of $2,000 to Carmel Realty. A gain of $23,000 was recognized on the sale.

  Further in July 1999, ART sold two tracts totaling 11.8 acres of its Plano Parkway land parcel for $3.8 million. ART received net cash of $1.7 million after paying down by $2.0 million the mortgage debt secured by such land parcel and the payment of various closing costs, including a real estate brokerage commission of $112,000 to Carmel Realty. A gain of $1.9 million was recognized on the sales.

  In July 1999, ART sold two tracts totaling 6.7 acres of its Vista Ridge land parcel for $1.4 million. ART received net cash of $329,000 after paying down by $975,000 the mortgage debt secured by such land parcel and the payment of various closing costs, including a real estate brokerage commission of $43,000 to Carmel Realty. A gain of $584,000 was recognized on the sale.

  Also in July 1999, ART purchased Monterey land, a 85.0 acre parcel of unimproved land in Riverside County, California, for $5.6 million. ART paid $1.1 million in cash and obtained seller financing of the remaining $4.5 million of the purchase price. The seller financing bears interest at 9.0% per annum, requires quarterly interest only payments and matures in June 2002. A real estate brokerage commission of $338,000 was paid to Carmel Realty.

                          AMERICAN REALTY TRUST, INC.

  Further in July 1999, ART purchased Wakefield land, a 70.0 acre parcel of unimproved land in Allen, Texas, for $1.3 million. ART paid $688,000 in cash and obtained seller financing for the remaining $612,000 of the purchase price. The seller financing bears interest at 8.5% per annum, requires quarterly interest only payments and matures in July 2004. A real estate brokerage commission of $78,000 was paid to Carmel Realty.

  In July 1999, ART sold a 1.4 acre tract of its Valley Ranch land parcel for $163,000. ART received net cash of $159,000 after the payment of various closing costs, including a real estate brokerage commission of $5,000 to Carmel Realty. A gain of $128,000 was recognized on the sale.

  In August 1999, the Partnership sold the 152 unit Country Place Apartments in Round Rock, Texas, for $6.0 million, receiving net cash of $1.3 million after the payment of various closing costs, including a real estate brokerage commission of $179,000 paid to Carmel Realty. The purchaser assumed the $4.3 million mortgage secured by the property. A gain of $3.3 million was recognized on the sale.

  Also in August 1999, the Partnership sold the 588 unit Lake Nora Apartments and the 336 unit Fox Club Apartments in Indianapolis, Indiana, to a single buyer for a total of $29.1 million. The Partnership received net cash of $2.7 million, after paying off $24.5 million in mortgage debt, including an $889,000 prepayment penalty, and the payment of various closing costs, including a real estate brokerage commission of $873,000 to Carmel Realty. A gain totaling $12.7 million was recognized on the sale.

  Further in August 1999, ART sold a 2.1 acre tract of its Keller land parcel for $185,000, receiving net cash of $91,000 after paying down by $90,000 the mortgage debt secured by such land parcel and the payment of various closing costs, including a real estate brokerage commission of $6,000 to Carmel Realty. A gain of $158,000 was recognized on the sale.

  In August 1999, ART sold its Sun City lots for $260,000, receiving net cash of $240,000 after the payment of various closing costs, including a real estate brokerage commission of $8,000 to Carmel Realty. A gain of $180,000 was recognized on the sale.

  Also in August 1999, ART sold a 121.2 acre tract of its Katrina land parcel for $6.6 million, receiving net cash of $5.5 million after the payment of various closing costs, including a real estate brokerage commission of $198,000 to Carmel Realty. A gain of $186,000 was recognized on the sale.

  In September 1999, the Partnership sold the 409 unit Oakhollow Apartments and the 408 unit Windridge Apartments in Austin, Texas, to a single buyer for a total of $35.5 million. The Partnership received net cash of $7.8 million after paying off $22.2 million in mortgage debt, including a $912,000 prepayment penalty and the payment of various closing costs, including a real estate brokerage commission of $1.1 million paid to Carmel Realty. In conjunction with the sale, the partnership provided $2.1 million in purchase money financing secured by limited partnership units in two limited partnerships owned by the buyer. The financing bears interest at 16.0% per annum, requires monthly payments of interest only at 6.0%, beginning in February 2000 and a $200,000 principal paydown in December 1999, and matures in August 2000. The Partnership has an option to obtain the buyer's general and limited partnership interests in full satisfaction of the financing. A gain of $24.2 million was recognized on the sale.

  Further in September 1999, ART sold a 13.6 acre tract of its Frisco Bridges land parcel for $2.6 million, receiving no net cash after paying down by $2.1 million the mortgage debt secured by such land parcel and the payment of various closing costs, including a real estate brokerage commission of $61,000 to Carmel Realty. A gain of $403,000 was recognized on the sale.

                          AMERICAN REALTY TRUST, INC.

  In September 1999, ART sold a 6.2 acre tract of its Plano Parkway land parcel for $900,000 receiving net cash of $208,000 after paying down by $650,000 the mortgage debt secured by such land parcel and the payment of various closing costs, including a real estate brokerage commission of $27,000 to Carmel Realty. A loss of $40,000 was recognized on the sale.

  Also in September 1999, ART sold four tracts totaling 185.6 acres of its Keller, Scout and Scoggins land parcels for $3.5 million, receiving net cash of $758,000 after paying down by $2.5 million the mortgage debt secured by such land parcels and the payment of various closing costs, including a real estate brokerage commission of $105,000 to Carmel Realty. A gain of $1.8 million was recognized on the sale.

  Further in September 1999, ART sold a 1.3 acre tract of its Vista Ridge land parcel for $715,000, receiving net cash of $665,000 after the payment of various closing costs, including a real estate brokerage commission of $21,000 to Carmel Realty. A gain of $538,000 was recognized on the sale.

  In November 1998, a newly-formed controlled partnership with ART as the Class B limited partner and a wholly-owned subsidiary of ART as the 1% Managing General Partner, purchased two apartments with a total of 423 units in Indianapolis, Indiana, for $7.2 million, paying $14,000 in cash, assuming $5.9 million in mortgage debt and issuing $1.3 million in Class A limited partner units. In June 1999, ART relinquished it's general and Class B limited partner interests. A provision for loss of $2.0 million was recognized.

NOTE 5. INVESTMENT IN EQUITY INVESTEES

  Real estate entities. The Company's investment in equity investees at September 30, 1999, included equity securities of three publicly traded Real Estate Investment Trusts (collectively the "REITs"), Continental Mortgage and Equity Trust ("CMET"), Income Opportunity Realty Investors, Inc. ("IORI") and Transcontinental Realty Investors, Inc. ("TCI"), and interests in real estate joint ventures and partnerships. BCM, the Company's advisor, also serves as advisor to the REITs.

  The Company accounts for its investment in the REITs and the joint venture partnerships using the equity method. Substantially all of the equity securities of the REITs are pledged as collateral for borrowings. See NOTE 8. "MARGIN BORROWINGS."

  The Company's investment in real estate entities, accounted for using the equity method, at September 30, 1999, was as follows:

                          Percentage     Carrying     Equivalent
                              of         Value of      Investee    Market Value
                           Ownership    Investment    Book Value   of Investment
                              at            at            at            at
                         September 30, September 30, September 30, September 30,
Investee                     1999          1999          1999          1999
--------                 ------------- ------------- ------------- -------------
CMET....................     41.3%        $16,108       $36,074       $24,488
IORI....................     30.4           3,269         7,203         2,439
TCI.....................     31.4          13,680        32,145        14,851
                                          -------                     -------
                                           33,057                     $41,778
                                                                      =======
Other...................                    7,608
                                          -------
                                          $40,665
                                          =======

  The difference between the carrying value of the Company's investment and the equivalent investee book value is being amortized over the life of the properties held by each investee.

                          AMERICAN REALTY TRUST, INC.

  Management continues to believe that the market value of each of the REITs undervalues their assets and the Company may, therefore, continue to increase its ownership in these entities in 1999.

  Set forth below is summarized results of operations of equity investees for the nine months ended September 30, 1999:

   Revenues........................................................... $120,044
   Equity in income of partnerships...................................    3,454
   Property operating expenses........................................   74,412
   Depreciation.......................................................   16,818
   Interest expense...................................................   38,928
                                                                       --------
   (Loss) before gains on sale of real estate.........................   (6,660)
   Gains on sale of real estate.......................................   22,601
                                                                       --------
   Net income......................................................... $ 15,941
                                                                       ========

  The Company's share of equity investees' loss before gains on the sale of real estate was $2.2 million for the nine months ended September 30, 1999, and its share of equity investees' gains on sale of real estate was $7.5 million for the nine months ended September 30, 1999.

  The Company's cash flow from the REITs is dependent on the ability of each of them to make distributions. In the first nine months of 1999, distributions totaling $935,000 were received from the REITs.

  In the first nine months of 1999, ART purchased a total of $366,000 of equity securities of the REITs.

NOTE 6. MARKETABLE EQUITY SECURITIES--TRADING PORTFOLIO

 Since 1994, the Company has been purchasing equity securities of entities other than those of the REITs and NRLP to diversify and increase the liquidity of its margin accounts. In the first nine months of 1999, the Company purchased $2.2 million and sold $2.5 million of such securities. These equity securities are considered a trading portfolio and are carried at market value. At September 30, 1999, the Company recognized an unrealized decrease in the market value of its trading portfolio securities of $1.8 million. Also in the first nine months of 1999, the Company realized a net gain of $130,000 from the sale of trading portfolio securities and received $4,000 in dividends. Unrealized and realized gains and losses on trading portfolio securities are included in other income in the accompanying Consolidated Statements of Operations.

NOTE 7. NOTES PAYABLE

  In February 1999, the Partnership obtained mortgage financing secured by the unencumbered 124,200 sq. ft. Melrose Business Park in Oklahoma City, Oklahoma, in the amount of $900,000, receiving net cash of $870,000 after the payment of various closing costs, including a mortgage brokerage and equity refinancing fee of $9,000 to BCM. The mortgage bears interest at a variable rate, currently 8.75% per annum, requires monthly payments of principal and interest of $8,000 and matures in February 2019.

  Also in February 1999, the Partnership obtained mortgage financing secured by the unencumbered 54,649 sq. ft. 56 Expressway Office Building in Oklahoma City, Oklahoma, in the amount of $1.7 million, receiving net cash of $1.7 million after the payment of various closing costs, including a mortgage brokerage and equity refinancing fee of $17,000 to BCM. The mortgage bears interest at a variable rate, currently 8.75% per annum, requires monthly payments of principal and interest of $15,000 and matures in February 2019.

                          AMERICAN REALTY TRUST, INC.

  In March 1999, ART obtained second mortgage financing on its Frisco Bridges land parcel in the amount of $2.0 million. The mortgage bears interest at 12.5% per annum with interest and principal due at maturity in November 1999.

  Also in March 1999, the Las Colinas I term loan lender provided additional financing on ART's Stagliano, Dalho, Bonneau and Valley Ranch III land parcels in the amount of $2.2 million. The proceeds from this financing along with an additional $1.4 million in cash were used to pay off the $3.1 million in mortgage debt secured by such land parcels. A mortgage brokerage and equity refinancing fee of $22,000 was paid to BCM.

  At March 31, 1999, the mortgage debt secured by ART's McKinney I, II, III, IV, V and Dowdy land parcels in the amount of $15.2 million matured. ART and the lender reached an agreement to extend the mortgage's maturity to September 1999 in exchange for, among other things, ART's payment of an extension fee. In October 1999, ART refinanced its McKinney Corners land for a total of $8.6 million. The Las Colinas I term loan lender provided $4.1 million of mortgage financing secured by 283.3 acres of McKinney Corners land and a second lender provided $4.5 million of mortgage financing secured by 82.0 acres of the McKinney Corners land. The net financing proceeds and $6.6 million in cash were used to payoff the $15.2 million mortgage debt secured by such land parcels and the payment of various closing costs. The new $4.5 million mortgage bears interest at 14.0% per annum, requires monthly payments of interest only and matures in October 2000.

  In April 1999, ART refinanced the matured mortgage debt secured by its Yorktown land in the amount of $4.8 million, receiving net cash of $580,000 after paying off $4.0 million in mortgage debt and the payment of various closing costs, including a mortgage brokerage and equity refinancing fee of $48,000 to BCM. The mortgage bears interest at prime plus 4.5%, currently 12.75% per annum, requires monthly interest only payments, a principal payment of $368,000 in July 1999 and matures in April 2000.

  In May 1999, the Partnership obtained mortgage financing secured by the unencumbered 257 unit Pines Apartments in Little Rock, Arkansas, and by a $5.0 million note receivable secured by second liens on two parcels of land in Denton County and Tarrant County, Texas, in the amount of $4.0 million. The Partnership received net cash of $3.9 million after the payment of various closing costs, including a mortgage brokerage and equity refinancing fee of $40,000 to BCM. The mortgage bears interest at 14.0% per annum, requires monthly payments of interest only and matures in May 2000. In September 1999, the Partnership refinanced the mortgage debt in the amount of $3.1 million. The Partnership used the net refinancing proceeds and cash of $1.1 million to pay off the $4.0 million of mortgage debt and the payment of various closing costs, including a mortgage brokerage and equity refinancing fee of $31,000 paid to BCM. The new mortgage bears interest at a variable rate, currently 8.3% per annum, requires monthly payments of principal and interest of $24,552 and matures in April 2001.

  Also in May 1999, the Las Colinas I term loan lender provided additional financing secured by ART's Plano Parkway land parcel in the amount of $2.0 million. The proceeds from this financing along with an additional $831,000 in cash were used to payoff the remaining $2.7 million in mortgage debt secured by such land parcel and the payment of various closing costs.

  In June 1999, the Partnership obtained mortgage financing secured by the unencumbered 100 unit Stonebridge Apartments in Florissant, Missouri, in the amount of $3.0 million. The Partnership received net cash of $2.9 million after the payment of various closing costs, including a mortgage brokerage and equity refinancing fee of $30,000 to BCM. The mortgage bears interest at 8.33% per annum, requires monthly payments of principal and interest of $23,814 and matures in July 2002.

  In July 1999, the Partnership obtained mortgage financing secured by the unencumbered 76 unit Bridgestone Apartments in Friendswood, Texas, in the amount of $2.1 million. The Partnership received net cash of $2.0

                          AMERICAN REALTY TRUST, INC.

million after the payment of various closing costs, including a mortgage brokerage and equity refinancing fee of $21,000 to BCM. The mortgage bears interest at 7.72% per annum, requires monthly payments of principal and interest of $15,144 and matures in August 2009.

  In August 1999, the Partnership refinanced the mortgage debt secured by the 102 unit Whispering Pines Apartments in Canoga Park, California, in the amount of $3.5 million, receiving net cash of $1.1 million after paying off $2.2 million in mortgage debt, the funding of required escrows and the payment of various closing costs, including a mortgage brokerage and equity refinancing fee of $35,000 to BCM. The new mortgage bears interest at 7.84% per annum, requires monthly payments of principal and interest of $24,931 and matures in September 2009.

  Also in August 1999, ART received an additional $2.7 million from its Las Colinas I lender on a 56.0 acre tract of its Katrina land parcel. ART received net cash of $2.6 million after the payment of various closing costs.

  Further in August 1999, ART refinanced the mortgage debt secured by its Mason/Goodrich land in the amount of $4.1 million. ART received net cash of $710,000 after paying off $1.8 million in mortgage debt secured by such land parcel, paying down by $1.0 million its mortgage debt secured by its Frisco Bridges land parcel and the payment of various closing costs, including a mortgage brokerage and equity refinancing fee of $41,000 to BCM. The new mortgage bears interest at prime plus 4.5%, currently 12.75% per annum, requires monthly interest only payments and matures in August 2000.

  In September 1999, the Partnership obtained mortgage financing secured by the unencumbered 209 unit Blackhawk Apartments in Indianapolis, Indiana, in the amount of $4.1 million. The Partnership received net cash of $4.0 million, after the payment of various closing costs, including a mortgage brokerage and equity refinancing fee of $41,000 to BCM. The mortgage bears interest at a variable rate, currently 8.38% per annum, requires monthly payments of principal and interest of $32,923 and matures in April 2001.

  Related Party. In 1998 and the first nine months of 1999, GCLP funded $94.7 million of a then $95.0 million loan commitment to ART. The loan is secured by: (1) second liens on an office building in Minnesota, three apartments in Mississippi and 130.54 acres of land in Texas, (2) by the stock of ART Holdings, Inc., a wholly-owned subsidiary of ART that owns 3,268,535 units of NRLP as of October 29, 1999 and (3) the stock of NMC. The loan bears interest at 12.0% per annum, requires monthly payments of interest only and matures in November 2003. In September 1999, the board of GCLP approved an increase in the loan commitment to $125.0 million. In February 1999, ART made a $999,000 paydown on the loan. In October 1999, GCLP funded an additional $5.5 million and received a paydown of $150,000. The loan balance is eliminated in consolidation.

  In December 1998, as required by the Cash Distribution Agreement, NMC, the general partner of the Partnership, assumed responsibility for repayment to the Partnership of the $12.2 million paid by the Partnership to the Moorman Litigation plaintiff class members and legal counsel. The loan bears interest at the 90 day LIBOR (London InterBank Offered Rate) plus 2.0% per annum, currently 7.3% per annum, adjusted every 90 days and requires annual payments of accrued interest plus principal payments of $500,000 in each of the first three years, $750,000 in each of the next three years, $1.0 million in each of the next three years, with payment in full of the remaining balance in the tenth year. The note is guaranteed by ART. The note matures upon the earlier of the liquidation or dissolution of the Partnership, NMC ceasing to be general partner or ten years from March 24, 1999, the date of the first cash distribution to the Moorman Litigation plaintiff class members. The loan balance is eliminated in consolidation.

NOTE 8. MARGIN BORROWINGS

  The Company has margin arrangements with various brokerage firms which provide for borrowing of up to 50% of the market value of the Company's marketable equity securities. The borrowings under such margin

                          AMERICAN REALTY TRUST, INC.

arrangements are secured by equity securities of the REITs, NRLP and the Company's trading portfolio and bear interest rates ranging from 7.0% to 11.0%. Margin borrowing totaled $36.5 million at September 30, 1999.

  In August 1996, the Company consolidated its then existing NRLP margin debt held by various brokerage firms into a single loan. At December 1998, the loan had a principal balance of $5.0 million. In February 1999, the loan was paid off.

NOTE 9. INCOME TAXES

  Financial statement income varies from taxable income principally due to the accounting for income and losses of investees, gains and losses from asset sales, depreciation on owned properties, amortization of discounts on notes receivable and payable and the difference in the allowance for estimated losses. The Company had no taxable income or provision for income taxes in the nine months ended September 30, 1999, due to operating loss carryforwards.

NOTE 10. OPERATING SEGMENTS

  Significant differences among the accounting policies of the Company's operating segments as compared to the Company's consolidated financial statements principally involve the calculation and allocation of general and administrative expenses. Management evaluates the performance of the operating segments and allocates resources to each of them based on their operating income and cash flow. A reconciliation of expenses that are not reflected in the segments is $12.6 million and $5.9 million of general and administrative expenses for the nine months ended September 30, 1999 and 1998, respectively. There are no intersegment revenues and expenses and the Partnership conducts all of its business within the United States.

  Presented below is the operating income of the reportable operating segments for the nine months ended September 30, and segment assets at September 30.

                             Commercial                               Pizza
           1999              Properties Apartments Hotels    Land    Parlors Receivables  Total
           ----              ---------- ---------- ------- --------  ------- ----------- --------
Operating revenue..........   $ 22,136   $ 74,727  $24,965 $    297  $22,753   $   --    $144,878
Operating expenses.........     11,887     44,711   17,716    6,464   19,509       --     100,287
Interest income............        --         --       --       --       --      5,029      5,029
Interest expense--notes
 receivable................        --         --       --       --       --        784        784
                              --------   --------  ------- --------  -------   -------   --------
Operating income (loss)....   $ 10,249   $ 30,016  $ 7,249 $ (6,167) $ 3,244   $ 4,245   $ 48,836
                              ========   ========  ======= ========  =======   =======   ========
Depreciation/amortization..   $  3,086   $  7,558  $ 1,884 $    --   $   968   $   --    $ 13,496
Interest on debt...........      7,404     24,427    3,582   17,640      695       --      53,748
Capital expenditures.......      6,726        408    1,279    1,149      740       --      10,302
Assets.....................    176,388    214,310   71,939  314,210   21,357    64,519    862,723

Property Sales:

                                        Apartments Hotels    Land                         Total
                                        ---------- ------- --------                      --------
Sales price................              $116,350  $25,000  $66,998                      $208,348
Cost of sales..............                54,338   17,122   49,581                       121,041
                                         --------  ------- --------                      --------
Gain on sales..............              $ 62,012  $ 7,878  $17,417                      $ 87,307
                                         ========  ======= ========                      ========

                          AMERICAN REALTY TRUST, INC.

                             Commercial                                Pizza
           1998              Properties Apartments  Hotels    Land    Parlors Receivables  Total
           ----              ---------- ---------- -------- --------  ------- ----------- --------
Operating revenue..........   $12,042    $ 7,930   $ 24,541 $    585  $21,344    $ --     $ 66,442
Operating expenses.........     7,097      4,847     18,114    4,134   18,329      --       52,521
Interest income............       --         --         --       --       --       169         169
Interest expense--notes
 receivable................       --         --         --       --       --       --          --
                              -------    -------   -------- --------  -------    -----    --------
Operating income (loss)....   $ 4,945    $ 3,083   $  6,427 $ (3,549) $ 3,015    $ 169    $ 14,090
                              =======    =======   ======== ========  =======    =====    ========
Depreciation/amortization..   $ 1,148    $ 1,198   $  1,597 $    --   $   740    $ --     $  4,683
Interest on debt...........     2,568      3,099      3,571   14,016      341      --       23,595
Capital expenditures.......     5,985        --       1,142      141      787      --        8,055
Assets.....................    35,085     69,908    111,148  255,836   22,421      298     494,696
                                                              Land                         Total
                                                            --------                      --------
Sales price................                                 $ 47,343                      $ 47,343
Cost of sales..............                                   32,651                        32,651
                                                            --------                      --------
Gain on sale...............                                 $ 14,692                      $ 14,692
                                                            ========                      ========

NOTE 11. COMMITMENTS AND CONTINGENCIES

  In 1996, ART was admitted to the Valley Ranch, L.P. partnership as general partner and Class B limited partner. The existing general and limited partners converted their general and limited partner interests into 8,000,000 Class A limited partner units. The units are exchangeable into shares of the Company's Series E Cumulative Convertible Preferred Stock at the rate of 100 Class A units for each share of Series E Preferred Stock. In February 1999, the Class A limited partner notified the Company that it intended to convert 100,000 Class A units into 1,000 shares of Series E Preferred Stock. In March 1999, ART purchased the 100,000 Class A units for $100,000. ART subsequently reached an agreement with the other Class A limited partners to acquire the remaining 7,900,000 Class A units for $1.00 per unit. In April 1999, 900,000 units were purchased and an additional 1.0 million units were purchased in July 1999, and
1.0 million units were purchased in October 1999, with 1.0 million units to be purchased in January 2000 and 2.0 million units in May 2001 and May 2002.

  Litigation. The Company is involved in various lawsuits arising in the ordinary course of business. In the opinion management, the outcome of these lawsuits will not have a material impact on the Company's financial condition, results of operations or liquidity.

NOTE 12. SUBSEQUENT EVENTS

  In October 1999, the Partnership sold the 838 unit Tanglewood Apartments in Arlington Heights, Illinois, for $41.0 million. The Partnership received net cash of $8.4 million, after paying off $28.9 million in mortgage debt, including a $1.2 million prepayment penalty, and the payment of various closing costs, including a real estate brokerage commission of $1.1 million to Triad Realty, Inc. ("Triad"), an affiliate of BCM, the Company's advisor. A gain will be recognized on the sale.

  Also in October 1999, the Partnership collected in full a mortgage note receivable with a principal balance of $740,000.

  Further in October 1999, GCLP funded a $4.7 million loan to Realty Advisors, Inc., the corporate parent of BCM. The loan is secured by a pledge of 100% of Realty Advisors, Inc.'s interest in American Reserve Life

                          AMERICAN REALTY TRUST, INC.

Insurance Company. The loan bears interest at a variable rate, currently 10.25% per annum and matures in November 2001. All principal and interest are due at maturity.

  In October 1999, ART sold the 140 unit Edgewater Gardens Apartments in Biloxi, Mississippi, for $5.7 million. ART received net cash of $2.7 million, after paying off $2.9 million in mortgage debt and the payment of various closing costs, including a real estate brokerage commission of $171,000 to Triad. A gain will be recognized on the sale.

  Also in October 1999, ART sold a 12.4 acre tract of its Frisco Bridges land parcel for $2.0 million. The proceeds from the sale of $1.1 million plus an additional $800,000 in cash were used to paydown by $1.9 million the mortgage debt secured by such land parcel and the payment of various closing costs, including a real estate brokerage commission of $61,000 to Triad. ART also provided purchase money financing of $813,000. The purchase money financing bears interest at 7.0% per annum, and matures in January 2000. All principal and interest are due at maturity. A gain will be recognized on the sale.

  Further in October 1999, ART obtained a construction loan of $7.2 million on Two Hickory Centre, a 96,126 sq. ft. office building under construction in Farmers Branch, Texas. ART received net cash of $1.9 million after the payment of various closing costs, including a mortgage brokerage and equity refinancing fee of $72,000 to BCM.

  In October 1999, ART received an additional funding of $2.0 million under the terms of the mortgage loan secured by the Williamsburg Hospitality House.

                          AMERICAN REALTY TRUST, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                            December 31,
                                                       ------------------------
                                                          1998         1997
                                                       -----------  -----------
                                                       (dollars in thousands,
                                                          except per share)
                       Assets
Notes and interest receivable
 Performing ($594 in 1998 and $1,307 in 1997 from
  affiliate).........................................  $    47,823  $     9,300
 Nonperforming.......................................        6,807       18,624
                                                       -----------  -----------
                                                            54,630       27,924
Less--allowance for estimated losses.................      (2,577)       (2,398)
                                                       -----------  -----------
                                                            52,053       25,526
Real estate held for sale............................      282,301      178,938
Real estate held for investment net of accumulated
 depreciation ($208,396 in 1998 and $5,380 in 1997)..      452,606      123,515
Pizza parlor equipment, net of accumulated
 depreciation ($1,464 in 1998 and $905 in 1997)......        6,859        6,693
Marketable equity securities, at market value........        2,899        6,205
Cash and cash equivalents............................       11,523        5,347
Investments in equity investees......................       34,433       45,851
Intangibles, net of accumulated amortization ($1,298
 in 1998 and $704 in 1997)...........................       14,776       15,230
Other assets.........................................       61,155       26,494
                                                       -----------  -----------
                                                       $   918,605  $   433,799
                                                       ===========  ===========
        Liabilities and Stockholders' Equity
Liabilities
Notes and interest payable ($12,600 in 1998 and
 $11,400 in 1997 to affiliates)......................  $   768,272  $   261,986
Margin borrowings....................................       35,773       53,376
Accounts payable and other liabilities ($8,900 in
 1998 and $22,900 in 1997 to affiliate)..............       38,321       34,442
                                                       -----------  -----------
                                                           842,366      349,804
Minority interest....................................       37,967       20,542
Commitments and contingencies
Stockholders' equity
Preferred Stock, $2.00 par value, authorized
 20,000,000 shares, issued and outstanding
  Series B, 4,000 shares in 1997.....................          --             8
  Series C, 16,681 shares in 1997....................          --            33
  Series F, 3,350,000 shares in 1998 and 2,000,000 in
   1997 (liquidation preference $33,500).............        6,100        4,000
  Series G, 1,000 shares in 1998 (liquidation
   preference $100)..................................            2          --
Common Stock, $.01 par value, authorized 100,000,000
 shares; issued 13,298,802 shares in 1998 and
 13,479,348 in 1997..................................          133          135
Paid-in capital......................................       83,945       84,943
Accumulated (deficit)................................      (51,880)     (25,638)
Treasury stock at cost, 2,737,216 shares in 1998 and
 2,767,427 shares in 1997............................          (28)         (28)
                                                       -----------  -----------
                                                            38,272       63,453
                                                       -----------  -----------
                                                       $   918,605  $   433,799
                                                       ===========  ===========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                          AMERICAN REALTY TRUST, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                            Years Ended December 31,
                                    -------------------------------------------
                                        1998           1997           1996
                                    -------------  -------------  -------------
                                    (dollars in thousands, except per share)
Income
 Sales............................  $      28,883  $      24,953  $      14,386
 Rents............................         63,491         29,075         20,658
 Interest ($39 in 1998, $230 in
  1997 and $539 in 1996 from
  affiliates).....................            188          2,835          4,751
 Other............................         (5,476)           168          1,727
                                    -------------  -------------  -------------
                                           87,086         57,031         41,522
Expenses
 Cost of sales....................         24,839         19,964         11,036
 Property operations ($1,752 in
  1998, $865 in 1997 and $892 in
  1996 to affiliates).............         49,193         24,195         15,874
 Interest ($1,082 in 1998, $433 in
  1997 and $418 in 1996 to
  affiliates).....................         51,624         30,231         16,489
 Advisory and servicing fees to
  affiliate.......................          3,845          2,657          1,539
 General and administrative
  ($1,832 in 1998, $1,809 in 1997
  and $691 in 1996 to affiliate)..          8,521          7,779          3,930
 Depreciation and amortization....          6,990          3,542          2,367
 Litigation settlement............         13,026            --             --
 Provision for loss on real
  estate..........................          3,916            --             --
 Minority interest................          3,157          1,884          1,366
                                    -------------  -------------  -------------
                                          165,111         90,252         52,601
                                    -------------  -------------  -------------
(Loss) from operations............        (78,025)       (33,221)       (11,079)
Equity in income of investees.....         37,966         10,497          1,485
Gain on sale of real estate.......         17,254         20,296          3,659
                                    -------------  -------------  -------------
(Loss) before income taxes........        (22,805)        (2,428)        (5,935)
Income tax expense................            --             --             --
                                    -------------  -------------  -------------
(Loss) before extraordinary gain..        (22,805)        (2,428)        (5,935)
Extraordinary gain................            --             --             381
                                    -------------  -------------  -------------
Net (loss)........................        (22,805)        (2,428)        (5,554)
Preferred dividend requirement....         (1,177)          (206)          (113)
                                    -------------  -------------  -------------
Net (loss) applicable to Common
 shares...........................  $     (23,982) $      (2,634) $      (5,667)
                                    =============  =============  =============
Earnings per share
(Loss) before extraordinary gain..  $       (2.24) $        (.22) $        (.46)
Extraordinary gain................            --             --             .03
                                    -------------  -------------  -------------
Net (loss) applicable to Common
 shares...........................  $       (2.24) $        (.22) $        (.43)
                                    =============  =============  =============
Weighted average Common shares
 used in computing earnings per
 share............................     10,695,388     11,710,013     12,765,082
                                    =============  =============  =============

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                          AMERICAN REALTY TRUST, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                          Series B  Series C  Series F  Series G
                          Preferred Preferred Preferred Preferred Common Treasury Paid-in  Accumulated Stockholders'
                            Stock     Stock     Stock     Stock   Stock   Stock   Capital   (Deficit)     Equity
                          --------- --------- --------- --------- ------ -------- -------  ----------- -------------
                                                  (dollars in thousands, except per share)
Balance, January 1,
 1996...................    $--       $--      $  --      $--      $117    $--    $66,661   $(13,720)    $ 53,058
Common Stock issued.....     --        --         --       --        18     --        (18)       --           --
Series B Preferred Stock
 issued.................       8       --         --       --       --      --        392        --           400
Series C Preferred Stock
 issued.................     --         30        --       --       --      --      1,469        --         1,499
Common Stock cash
 dividend
 ($.15 per share).......     --        --         --       --       --      --        --      (1,491)      (1,491)
Redemption of share
 purchase rights ($.01
 per right).............     --        --         --       --       --      --        --        (101)        (101)
Series B Preferred Stock
 cash dividend ($6.46
 per share).............     --        --         --       --       --      --        --         (25)         (25)
Series C Preferred Stock
 stock dividend ($5.74
 per share).............     --          2        --       --       --      --         85        (87)         --
Treasury stock, at
 cost...................     --        --         --       --       --       (6)        6        --           --
Net (loss)..............     --        --         --       --       --      --        --      (5,554)      (5,554)
                            ----      ----     ------     ----     ----    ----   -------   --------     --------
Balance, December 31,
 1996...................       8        32        --       --       135      (6)   68,595    (20,978)      47,786
Series F Preferred Stock
 issued.................     --        --       4,000      --       --      --     16,000        --        20,000
Common Stock cash
 dividend
 ($.20 per share).......     --        --         --       --       --      --        --      (2,026)      (2,026)
Series B Preferred Stock
 cash dividend ($10.00
 per share).............     --        --         --       --       --      --        --         (40)         (40)
Series C Preferred
 Stock, stock
 and cash dividend
 ($10.00 per share).....     --          1        --       --       --      --         81       (166)         (84)
Sale of Common Stock....     --        --         --       --       --      --        245        --           245
Treasury stock, at
 cost...................     --        --         --       --       --      (22)       22        --           --
Net (loss)..............     --        --         --       --       --      --        --      (2,428)      (2,428)
                            ----      ----     ------     ----     ----    ----   -------   --------     --------
Balance, December 31,
 1997...................       8        33      4,000      --       135     (28)   84,943    (25,638)      63,453
Repurchase of Common
 Stock issued...........     --        --         --       --        (2)    --       (267)       --          (269)
Series G Preferred Stock
 issued.................     --        --         --         2      --      --         98        --           100
Series F Preferred Stock
 issued.................     --        --       2,100      --       --      --        529        --         2,629
Common Stock cash
 dividend
 ($.20 per share).......     --        --         --       --       --      --        --      (2,261)      (2,261)
Series B Preferred Stock
 cash dividend ($2.50
 per share).............     --        --         --       --       --      --        --         (54)         (54)
Series C Preferred Stock
 cash dividend ($7.50
 per share).............     --        --         --       --       --      --        --        (148)        (148)
Series F Preferred Stock
 cash dividend ($.625
 per share).............     --        --         --       --       --      --        --        (966)        (966)
Series G Preferred Stock
 cash dividend ($7.50
 per share).............     --        --         --       --       --      --        --          (8)          (8)
Sale of Common Stock
 under dividend
 reinvestment plan......     --        --         --       --       --      --        224        --           224
Conversion of Series B
 Preferred Stock to
 Common Stock...........     (8)       --         --       --       --      --         53        --            45
Series C Preferred Stock
 redeemed...............     --        (33)       --       --       --      --     (1,635)       --        (1,668)
Net (loss)..............     --        --         --       --       --      --        --     (22,805)     (22,805)
                            ----      ----     ------     ----     ----    ----   -------   --------     --------
Balance, December 31,
 1998...................    $--       $--      $6,100     $  2     $133    $(28)  $83,945   $(51,880)    $ 38,272
                            ====      ====     ======     ====     ====    ====   =======   ========     ========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                          AMERICAN REALTY TRUST, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                            For The Years Ended December 31,
                                            -----------------------------------
                                               1998        1997         1996
                                            ----------  -----------  ----------
                                                 (dollars in thousands)
Cash Flows From Operating Activities
 Pizza parlor sales collected.............  $   28,173  $    24,953  $   14,386
 Rents collected..........................      64,029       28,199      19,013
 Interest collected ($262 in 1997 and $385
  in 1996 from affiliates)................         188        2,592       4,331
 Distributions from equity investees'
  operating activities....................      10,274        5,689       9,054
 Interest paid............................     (34,139)     (19,092)     (9,640)
 Payments for property operations ($1,752
  in 1998, $865 in 1997 and $892 in 1996
  to affiliate)...........................     (42,551)     (22,821)    (15,034)
 Payments for pizza parlor operations.....     (25,765)     (19,964)    (11,036)
 Advisory fee paid to affiliate...........      (3,845)      (2,657)     (1,539)
 Distributions to minority interest
  holders.................................      (3,157)      (2,088)     (1,366)
 Purchase of marketable equity
  securities..............................      (7,670)     (15,147)    (22,613)
 Proceeds from sale of marketable equity
  securities..............................       5,502       10,588      23,557
 General and administrative expenses paid
  ($1,832 in 1998, $1,809 in 1997 and $691
  in 1996 to affiliate)...................      (8,489)      (7,764)     (4,313)
 Other....................................      (5,538)        (537)       (642)
                                            ----------  -----------  ----------
 Net cash provided by (used in) operating
  activities..............................     (22,988)     (18,049)      4,158
Cash Flows From Investing Activities
 Collections on notes receivable ($3,503
  in 1997 and $1,166 in 1996 from
  affiliates).............................       3,121        4,489       1,495
 Proceeds from sale of notes receivable...         599       16,985         --
 Notes receivable funded..................        (594)      (8,716)       (250)
 Proceeds from sale of real estate........      51,602       38,169       7,718
 Contributions from minority interest
  holders.................................         --         9,799       2,571
 Distributions from equity investees
  activities..............................      14,429          --          --
 Acquisitions of real estate..............    (106,884)    (123,074)    (41,636)
 Real estate improvements.................      (4,070)     (10,993)     (2,862)
 Pizza parlor equipment purchased.........        (166)      (2,695)     (2,942)
 Earnest money deposits...................        (577)      (6,221)        577
 Investment in real estate entities.......      (6,116)      (1,331)    (15,471)
                                            ----------  -----------  ----------
 Net cash (used in) investing
  activities..............................     (48,656)     (83,588)    (50,800)
Cash Flows From Financing Activities
 Proceeds from notes payable..............     237,895      161,103      86,490
 Margin borrowings (payments), net........     (21,908)       8,914       2,981
 Proceeds from issuance of Preferred
  Stock...................................         --           --          400
 Payments on notes payable................    (120,394)     (81,639)    (30,003)
 Deferred borrowing costs.................     (10,156)      (5,174)     (5,028)
 Net advances (payments) to/from
  affiliates..............................      (2,913)      23,274      (4,979)
 Redemption of Preferred Stock............      (1,668)         --          --
 Sale of Common Stock under dividend
  reinvestment plan.......................         224          --          --
 Dividends................................      (3,260)      (2,150)     (1,617)
                                            ----------  -----------  ----------
 Net cash provided by financing
  activities..............................      77,820      104,328      48,244
                                            ----------  -----------  ----------
Net increase in cash and cash
 equivalents..............................       6,176        2,691       1,602
Cash and cash equivalents, beginning of
 year.....................................       5,347        2,656       1,054
                                            ----------  -----------  ----------
Cash and cash equivalents, end of year      $   11,523  $     5,347  $    2,656
                                            ==========  ===========  ==========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                          AMERICAN REALTY TRUST, INC.

                                            For The Years Ended December 31,
                                           ------------------------------------
                                              1998         1997         1996
                                           -----------  -----------  ----------
                                                 (dollars in thousands)
Reconciliation of net (loss) to net cash
 provided by (used in) operating
 activities
Net (loss)...............................  $   (22,805) $    (2,428) $   (5,554)
Adjustments to reconcile net (loss) to
 net cash provided by (used in) operating
 activities Extraordinary gain...........          --           --         (381)
 Gain on sale of real estate.............      (17,254)     (20,296)     (3,659)
 Depreciation and amortization...........        6,990        3,542       2,367
 Amortization of deferred borrowing
  costs..................................        8,916        4,042       2,692
 Provision for loss......................        3,916          --          --
 Litigation settlement...................       13,076          --          --
 Equity in (income) of investees.........      (37,966)     (10,497)     (1,485)
 Distributions from equity investees'
  operating activities...................       10,274        5,689       9,054
 Increase (decrease) in marketable equity
  securities.............................       (3,306)      (4,559)        944
 (Increase) decrease in accrued interest
  receivable.............................       (2,269)          66        (117)
 (Increase) decrease in other assets.....       20,201          634      (4,103)
 Increase in accrued interest payable....        2,537        1,019       1,417
 Increase in accounts payable and other
  liabilities............................       (5,716)       4,978       2,908
 Other...................................          418         (239)         75
                                           -----------  -----------  ----------
   Net cash provided by (used in)
    operating activities.................  $   (22,988) $   (18,049) $    4,158
                                           ===========  ===========  ==========
Schedule of noncash investing and
 financing activities
 Notes payable from acquisition of real
  estate.................................  $    45,632  $    44,151  $    9,099
 Stock dividends on Series C Preferred
  Stock..................................          --            82          31
 Issuance of Series G Preferred Stock....          100          --          --
 Series F Preferred Stock issued for real
  estate.................................        2,100       20,000         --
 Dividend obligation on conversion of
  Series F Preferred Stock...............          134          --          --
 Current value of property obtained
  through foreclosure of note
  receivable.............................       20,985       20,226         --
 Note receivable cancelled on acquisition
  of property............................        1,300        2,737         --
 Issuance of partnership units...........       24,474          --          --
 Note payable assumed on property
  obtained through foreclosure...........          --        11,867         --
 Carrying value of real estate
  exchanged..............................          --         7,882         --
 Notes payable from acquisition of
  minority interest in subsidiary........          --         5,000         --
 Conversion of Series B Preferred Stock
  into Common Stock......................           45          --          --
Consolidation of National Realty, L.P.
 Carrying value of notes receivable......       52,168          --          --
 Carrying value of real estate...........      228,042          --          --
 Carrying value of investment in equity
  investee eliminated....................       41,182          --          --
 Carrying value of other assets..........       32,571          --          --
 Carrying value of minority interest.....       15,600          --          --
 Carrying value of the Company Common
  Stock eliminated.......................          269          --          --
 Carrying value of notes and interest
  payable................................      295,743          --          --
 Carrying value of accounts payable and
  other liabilities......................          751          --          --
Acquisition of IGI properties                                   --          --
 Carrying value of real estate...........       51,820          --          --
 Issuance of partnership units...........        6,568          --          --
 Carrying value of other assets..........       (1,122)         --          --
 Carrying value of notes payable and
  other liabilities......................       43,713          --          --
 Investment in partnerships..............        1,980          --          --
Acquisition of Pizza World Supreme, Inc.
 Carrying value of intangible............          --           --        9,768
 Carrying value of pizza parlor
  equipment..............................          --           --          --
 Carrying value of note receivable
  retired................................          --           --       10,286
 Carrying value of accounts payable and
  other liabilities......................          --           --        2,834

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                          AMERICAN REALTY TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   The accompanying Consolidated Financial Statements of American Realty Trust, Inc. and consolidated entities (the "Company") have been prepared in conformity with generally accepted accounting principles, the most significant of which are described in NOTE 1. "SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES." These, along with the remainder of the Notes to Consolidated Financial Statements, are an integral part of the Consolidated Financial Statements. The data presented in the Notes to Consolidated Financial Statements are as of December 31 of each year and for the year then ended, unless otherwise indicated. Dollar amounts in tables are in thousands, except per share amounts.

   Certain balances for 1996 and 1997 have been reclassified to conform to the 1998 presentation. Shares and per share data have been restated for a 2 for 1 forward Common Stock split effected February 17, 1997.

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Organization and company business. American Realty Trust, Inc. ("ART"), a Georgia corporation, is successor to a District of Columbia business trust, that primarily invests in real estate and real estate-related entities and purchases and originates mortgage loans.

   Basis of consolidation. The Consolidated Financial Statements include the accounts of ART, and all controlled subsidiaries and partnerships other than National Realty, L.P. ("NRLP") prior to December 31, 1998. The Company used the equity method to account for its investment in NRLP prior to December 31, 1998, and prior to May 1997. See NOTE 2. "SYNTEK ASSET MANAGEMENT, L.P.". All significant intercompany transactions and balances have been eliminated.

   Accounting estimates. In the preparation of the Company's Consolidated Financial Statements in conformity with generally accepted accounting principles it was necessary for management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expense for the year then ended. Actual results could differ from these estimates.

   Interest recognition on notes receivable. It is the Company's policy to cease recognizing interest income on notes receivable that have been delinquent for 60 days or more. In addition, accrued but unpaid interest income is only recognized to the extent that the net realizable value of the underlying collateral exceeds the carrying value of the receivable.

   Allowance for estimated losses. Valuation allowances are provided for estimated losses on notes receivable considered to be impaired. Impairment is considered to exist when it is probable that all amounts due under the terms of the note will not be collected. Valuation allowances are provided for estimated losses on notes receivable to the extent that the Company's investment in the note exceeds management's estimate of fair value of the collateral securing such note.

   Real estate held for investment and depreciation. Real estate held for investment is carried at cost. Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") requires that a property be considered impaired, if the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the property. If impairment exists, an impairment loss is recognized by a charge against earnings, equal to the amount by which the carrying amount of the property exceeds the fair value of the property. If impairment of a property is recognized, the carrying amount of the property is reduced by the amount of the impairment, and a new cost for the property is established. Such new cost is depreciated over the property's remaining useful life. Depreciation is provided by the straight-line method over estimated useful lives, which range from 10 to 40 years.

                          AMERICAN REALTY TRUST, INC.

   Real estate held for sale. Foreclosed real estate is initially recorded at new cost, defined as the lower of original cost or fair value minus estimated costs of sale. SFAS No. 121 also requires that properties held for sale be reported at the lower of carrying amount or fair value less costs of sale. If a reduction in a held for sale property's carrying amount to fair value less costs of sale is required, a provision for loss shall be recognized by a charge against earnings. Subsequent revisions, either upward or downward, to a held for sale property's estimated fair value less costs of sale is recorded as an adjustment to the property's carrying amount, but not in excess of the property's carrying amount when originally classified as held for sale. A corresponding charge against or credit to earnings is recognized. Properties held for sale are not depreciated.

   Investments in equity investees. Because the Company may be considered to have the ability to exercise significant influence over the operating and investment policies of certain of its investees, they are accounted for by the equity method. Under the equity method, the Company's initial investment, recorded at cost, is increased by its proportionate share of the investee's operating income and any additional investment and decreased by the Company's proportionate share of the investee's operating losses and distributions received.

   Present value premiums/discounts. The Company provides for present value premiums and discounts on notes receivable or payable that have interest rates that differ substantially from prevailing market rates and amortizes such premiums and discounts by the interest method over the lives of the related notes. The factors considered in determining a market rate for notes receivable include the borrower's credit standing, nature of the collateral and payment terms of the note.

   Revenue recognition on the sale of real estate. Sales of real estate are recognized when and to the extent permitted by Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate" ("SFAS No. 66"). Until the requirements of SFAS No. 66 for full profit recognition have been met, transactions are accounted for using either the deposit, the installment, the cost recovery, the financing or other method, whichever is appropriate.

   Operating segments. Management has determined that the Company's reportable operating segments are those that are based on the Company's method of internal reporting, which disaggregates its operations by type of real estate.

   Fair value of financial instruments. The Company used the following assumptions in estimating the fair value of its notes receivable, marketable equity securities and notes payable. For performing notes receivable, the fair value was estimated by discounting future cash flows using current interest rates for similar loans. For nonperforming notes receivable the estimated fair value of the Company's interest in the collateral property was used. For marketable equity securities fair value was based on the year end closing market price of each security. For notes payable the fair value was estimated using current rates for mortgages with similar terms and maturities.

   Cash equivalents. For purposes of the Consolidated Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

   Loss per share. Loss per share is presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Loss per share is computed based upon the weighted average number of shares of Common Stock outstanding during each year, adjusted for a two for one forward Common Stock split effected February 17, 1997.

                          AMERICAN REALTY TRUST, INC.

NOTE 2. SYNTEK ASSET MANAGEMENT, L.P.

   The Company owns a 96% limited partner interest in Syntek Asset Management, L.P. ("SAMLP"). Until December 18, 1998, SAMLP was the general partner of National Realty, L.P. ("NRLP") and National Operating, L.P. ("NOLP"), the operating partnership of NRLP, (collectively the "Partnership"). Gene E. Phillips, a Director and Chairman of the Board of the Company until November 16, 1992, is also a general partner of SAMLP. As of December 31, 1998, the Company owned approximately 55.0% of the outstanding limited partner units of NRLP.

   NRLP, SAMLP and Mr. Phillips were among the defendants in a class action lawsuit arising from the formation of NRLP. An agreement settling such lawsuit (the "Settlement Agreement") for the above named defendants became effective on July 5, 1990. The Settlement Agreement provided for, among other things, the appointment of an NRLP oversight committee and the establishment of specified annually increasing targets for five years relating to the price of NRLP's units of limited partner interest.

   The Settlement Agreement provided for the resignation and replacement of SAMLP as general partner if the unit price targets were not met for two consecutive anniversary dates. NRLP did not meet the unit price targets for the first and second anniversary dates. On July 8, 1992, SAMLP notified the NRLP oversight committee of the failure of NRLP to meet the unit price targets for two successive years and that it expected to resign as general partner of NRLP and NOLP.

   The Settlement Agreement provided that the withdrawal of SAMLP as general partner would require NRLP to purchase SAMLP's general partner interest (the "Redeemable General Partner Interest") at its then fair value, and to pay certain fees and other compensation as provided in the NRLP partnership agreement. Syntek Asset Management, Inc. ("SAMI"), the managing general partner of SAMLP, calculated the fair value of such Redeemable General Partner Interest to be $49.6 million at December 31, 1997, before reduction for the principal balance ($4.2 million at December 31, 1997) and accrued interest ($7.2 million at December 31, 1997) on the note receivable from SAMLP for its original capital contribution to the partnership.

   On July 15, 1998, NRLP, SAMLP and the NRLP oversight committee executed an Agreement for Cash Distribution and Election of Successor General Partner (the "Cash Distribution Agreement") which provides for the nomination of an entity affiliated with SAMLP to be the successor general partner of NRLP, for the distribution of $11.4 million to the plaintiff class members and for the resolution of all related matters under the Settlement Agreement. The Cash Distribution Agreement was submitted to the Court on July 23, 1998. On August 4, 1998, the Court entered an order granting preliminary approval of the Cash Distribution Agreement. On September 9, 1998, a notice was mailed to the plaintiff class members describing the Cash Distribution Agreement. On October 16, 1998, a hearing was held to consider any objections to the Cash Distribution Agreement. On October 23, 1998, the Court entered an order granting final approval of the Cash Distribution Agreement. The Court also entered orders requiring NRLP to pay $404,000 in attorney's fees to Joseph B. Moorman's legal counsel, $30,000 to Joseph B. Moorman and $404,000 in attorney's fees to Robert A. McNeil's legal counsel.

   Pursuant to the order, $11.4 million was deposited by NRLP into an escrow account and then transferred to the control of an independent settlement administrator. The distribution of the cash shall be made to the plaintiff class members pro rata based upon the number of units originally issued to each plaintiff class member upon the formation of NRLP in 1987. The distribution of cash is under the control of the independent settlement administrator. On March 10, 1999, the Court entered an order providing for the initial distribution of the cash not later than March 31, 1999.

   The proposal to elect NRLP Management Corp. ("NMC"), a wholly-owned subsidiary of the Company, as the successor general partner was submitted to the unitholders of NRLP for a vote at a special meeting of unitholders held on December 18, 1998. All units of NRLP owned by the Company and affiliates of SAMLP

                          AMERICAN REALTY TRUST, INC.

(approximately 61.5% of the outstanding units of NRLP as of the November 27, 1998 record date) were voted pro rata with the vote of the other limited partners. NMC was elected by a majority of the NRLP unitholders. The Settlement Agreement remained in effect until December 18, 1998, when SAMLP resigned as general partner and NMC was elected successor general partner and took office.

   Under the Cash Distribution Agreement, SAMLP waived its right under the Settlement Agreement to receive any payment from NRLP for its Redeemable General Partner Interest and fees it was entitled to receive upon the election of a successor general partner. As of December 31, 1997, the Redeemable General Partner Interest was calculated to be $49.6 million. In addition, pursuant to the Cash Distribution Agreement, the NRLP partnership agreement was amended to provide that, upon voluntary resignation of the general partner, the resigning general partner shall not be entitled to the repurchase of its general partner interest under Paragraph 17.9 of the NRLP partnership agreement.

   Under the Cash Distribution Agreement, NMC assumed liability for SAMLP's note for its original capital contribution to NRLP. In addition, NMC assumed liability for the note which requires the repayment of the $11.4 million paid by NRLP under the Cash Distribution Agreement, plus the $808,000 in court ordered attorney's fees and $30,000 paid to Joseph B. Moorman. This note requires repayment over a ten-year period, bears interest at a variable rate, currently 7.0% per annum, and is guaranteed by the Company, the parent of NMC. The liability assumed under the Cash Distribution Agreement was expensed as a "litigation settlement" in the accompanying Consolidated Statement of Operations.

   As of December 31, 1998, the Company discontinued accounting for its investment in the Partnership under the equity method upon the election of NMC as general partner of the Partnership and the settlement of the class action lawsuit. The Company began consolidation of the Partnership's accounts at that date and its operations subsequent to that date. The consolidation of the accounts of the Company with those of the Partnership (after intercompany eliminations) resulted in an increase in the Partnership's net real estate of $60.6 million. This amount was allocated to the individual real estate assets based on their relative individual fair market value.

   The Partnership's operating results for 1998 were as follows:

   Revenues........................................................... $113,834

   Property operating expenses........................................   75,699
   Interest...........................................................   26,722
   Depreciation.......................................................    9,691
   General and administrative expenses................................    6,820
                                                                       --------
                                                                        118,932
                                                                       --------

   (Loss) from operations.............................................   (5,098)
   Gain on sales of real estate.......................................   52,589
                                                                       --------

   Net income......................................................... $ 47,491
                                                                       ========

                          AMERICAN REALTY TRUST, INC.

NOTE 3. NOTES AND INTEREST RECEIVABLE

                                                1998               1997
                                          -----------------  -----------------
                                          Estimated          Estimated
                                            Fair     Book      Fair     Book
                                            Value    Value     Value    Value
                                          --------- -------  --------- -------
Notes Receivable
 Performing (including $594 in 1998 and
  $1,307 in 1997 from affiliates)........  $44,488  $45,310   $ 9,217  $ 9,340
 Nonperforming...........................    9,200    9,200    26,344   23,212
                                           -------  -------   -------  -------
                                           $53,688   54,510   $35,561   32,552
                                           =======            =======
 Interest receivable.....................             2,648                380
 Unamortized premiums/(discounts)........               (72)              (124)
 Deferred gains..........................            (2,456)            (4,884)
                                                    -------            -------
                                                    $54,630            $27,924
                                                    =======            =======

   The Company recognizes interest income on nonperforming notes receivable on a cash basis. For the years 1998, 1997 and 1996 unrecognized interest income on such nonperforming notes receivable totaled $716,000, $2.2 million and $1.6 million, respectively.

   Notes receivable at December 31, 1998, mature from 1999 to 2009 with interest rates ranging from 7.2% to 18.0% per annum and a weighted average rate of 11.9% per annum. Notes receivable are generally collateralized by real estate or interests in real estate and personal guarantees of the borrower. A majority of the notes receivable provide for interest to be paid at maturity. Scheduled principal maturities of $37.0 million are due in 1999 of which $3.2 million is due on nonperforming notes receivable.

   In December 1997, the Company sold its Pin Oak land, a 567.6 acre parcel of unimproved land in Houston, Texas, for $11.4 million, receiving net cash of $3.5 million and providing $6.9 million in short-term purchase money financing. The purchase money financing was collected in full in January 1998, the Company receiving net cash of $1.5 million after paying off $5.2 million in underlying mortgage debt and the payment of various closing costs.

   In December 1997, the Company sold a 25.1 acre tract of its Valley Ranch land parcel, for $3.3 million, receiving net cash of $2.2 million and providing $891,000 of short-term purchase money financing. The Company received a $624,000 paydown on the purchase money financing in January 1998 with the remaining $267,000 being received in February 1998.

   In June 1992, the Company sold the Continental Hotel and Casino in Las Vegas, Nevada for, among other consideration, a $22.0 million wraparound mortgage note. The Company recorded a deferred gain of $4.6 million on the sale resulting from a disputed third lien mortgage being subordinated to the Company's wraparound mortgage note. In March 1997, the wraparound note was modified and extended in exchange for the borrower's commitment to invest $2.0 million in improvements to the hotel and casino within four months of March 1997, and an additional $2.0 million prior to December 1997. The borrower stopped making the payments required by the note in April 1997, and did not make the required improvements. In December 1997, the borrower filed for bankruptcy protection. In February 1998, a hearing was held to allow foreclosure of the hotel and casino. At the hearing, the bankruptcy court allowed the borrower 90 days to submit a reorganization plan and beginning March 2, 1998 required the borrower to make monthly payments of $175,000. The Company received only the first such payment. The wraparound mortgage note had a principal balance of $22.7 million at March 31, 1998. In April 1998, the bankruptcy court allowed the foreclosure of the hotel and casino. No loss was incurred on foreclosure as the fair market value of the property exceeded the carrying value of the mortgage note. The property is included in real estate held for investment in the accompanying Consolidated Balance Sheet.

                          AMERICAN REALTY TRUST, INC.

   As of December 31, 1998, the Company sold to Basic Capital Management, Inc. ("BCM"), the Company's advisor, three matured mortgage notes at their carrying value of $628,000. No gain or loss was recognized on the sale. See NOTE 11. "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

   The borrower on a $1.7 million mortgage note receivable secured by land in Osceola, Florida failed to pay the note on its November 1, 1993 maturity. The Company instituted foreclosure proceedings and was awarded summary judgment in January 1994. In April 1995, the borrower filed for bankruptcy protection. In August 1996, the bankruptcy court's stay was lifted allowing foreclosure to proceed. In February 1997, the Company sold its mortgage note receivable for $1.8 million in cash. A gain of $171,000 was recognized on the sale.

   In September 1997, the Company sold its $16.3 million wraparound mortgage note receivable secured by the Las Vegas Plaza Shopping Center in Las Vegas, Nevada, for $15.0 million. The Company received net cash of $5.5 million after paying off $9.2 million in underlying debt. No loss was incurred on the sale in excess of the reserve previously established.

   In September 1997, the Company foreclosed on its $8.9 million junior mortgage note receivable secured by the Williamsburg Hospitality House in Williamsburg, Virginia. The Company obtained the property through foreclosure subject to the first mortgage of $12.0 million. No loss was incurred on foreclosure as the fair value of the property exceeded the carrying value of the Company's mortgage note receivable and assumed mortgage debt. The property is included in real estate held for investment in the accompanying Consolidated Balance Sheet.

NOTE 4. ALLOWANCE FOR ESTIMATED LOSSES

   Activity in the allowance for estimated losses on notes and interest receivable was as follows:

                                                        1998    1997     1996
                                                       ------  -------  -------
Balance January 1,.................................... $2,398  $ 3,926  $ 7,254
 Partnership allowance................................  1,910      --       --
 Amounts charged off..................................    --    (1,528)     --
 Writedown of property................................ (1,731)     --    (3,328)
                                                       ------  -------  -------
Balance December 31,.................................. $2,577  $ 2,398  $ 3,926
                                                       ======  =======  =======

NOTE 5. REAL ESTATE

   In January 1998, in separate transactions, the Company purchased (1) El Dorado Parkway land, a 8.5 acre parcel of unimproved land in Collin County, Texas, for $952,000, consisting of $307,000 in cash, assumption of the existing mortgage of $164,000 which bears interest at 10% per annum, requires semi-annual payments of principal and interest of $18,000 and matures in May 2005 and seller financing of the remaining $481,000 of the purchase price which bears interest at 8% per annum, requires semi-annual payments of principal and interest of $67,000 and matures in January 2000; (2) Valley Ranch IV land, a
12.3 acre parcel of unimproved land in Irving, Texas, for $2.0 million, consisting of $500,000 in cash and seller financing of the remaining $1.5 million of the purchase price which bears interest at 10% per annum, requires quarterly payments of interest only and matures in December 2000; and, (3) JHL Connell land, a 7.7 acre parcel of unimproved land in Carrollton, Texas, for $1.3 million in cash.

   In February 1998, in separate transactions, the Company purchased (1) Scoggins land, a 314.5 acre parcel of unimproved land in Tarrant County, Texas, for $3.0 million, consisting of $1.5 million in cash and mortgage financing of $1.5 million which bore interest at 14% per annum, required quarterly payments of interest only and matured in February 1999; and, (2) Bonneau land, a 8.4 acre parcel of unimproved land in Dallas County, Texas, for $1.0 million in mortgage financing which bore interest at 18.5% per annum with principal and interest due at maturity in February 1999. The Scoggins land was refinanced in May 1998 and the Bonneau land was refinanced in March 1999.

                          AMERICAN REALTY TRUST, INC.

   In November 1994, the Company and an affiliate of BCM, sold five apartments with a total of 880 units to a newly formed limited partnership in exchange for $3.2 million in cash, a 27% limited partner interest and two mortgage notes receivable, secured by one of the properties. The Company had the option to reacquire the properties at any time after September 1997 for their original sales prices. Accordingly, a deferred gain of $5.6 million was offset against the Company's investment in the partnership. In February 1998, three of the properties, one of which secured the two notes receivable, were reacquired, for $7.7 million. The Company paid $4.0 million in cash and assumed the existing mortgages of $3.7 million. Simultaneously, the Company refinanced the three properties for a total of $7.8 million, receiving net cash of $3.9 million after paying off $3.7 million in mortgage debt and the payment of various costs. The new mortgage bears interest at 9.5% per annum, require monthly principal and interest payments totaling $66,000 and mature in February 2008. In June 1998, the remaining two properties were reacquired for $8.6 million. The Company paid $2.1 million in cash and assumed the existing mortgages totaling $6.5 million. The mortgages bear interest at 8.73% per annum, require monthly principal and interest payments totaling $49,000 and mature in January 2019.

   In March 1998, the Company purchased Desert Wells land, a 420 acre parcel of unimproved land in Palm Desert, California, for $12.0 million. The Company paid $400,000 in cash, obtained mortgage financing of $10.0 million and obtained seller financing of the remaining $1.6 million of the purchase price. The mortgage bore interest at the prime rate plus 4.5%, currently 12.25% per annum, required monthly payments of interest only and matured in March 1999. The lender has agreed to an extension of its matured mortgage to March 2000. All other terms would remain unchanged. The seller financing bore interest at 10% per annum, required monthly payments of interest only and matured in July 1998. The debt was paid in full at maturity.

   In April 1998, the Company purchased Yorktown land, a 325.8 acre parcel of unimproved land in Harris County, Texas, for $7.4 million. The Company paid $3.0 million in cash and obtained seller financing of the remaining $4.4 million of the purchase price. The seller financing bore interest at 8.5% per annum, required monthly interest only payments and matured in February 1999. The Company has received a written commitment from a lender to refinance the matured mortgage in the approximate amount of $5.0 million. The new mortgage is scheduled to close on or about April 15, 1999.

   Also in April 1998, the Company sold a 77.7 acre tract of its Lewisville land parcel for $6.8 million, receiving net cash of $153,000 after paying off first and second lien mortgages totaling $5.9 million and the payment of various closing costs. A gain of $1.9 million was recognized on the sale.

   In May 1998, but effective April 1, 1998, the Company purchased, in a single transaction, twenty-nine apartments with a total of 2,441 units (collectively the "IGI properties") in Florida and Georgia for $56.1 million. The properties were acquired through three newly-formed controlled limited partnerships. The partnerships paid a total of $6.1 million in cash, assumed $43.4 million in mortgage debt and issued a total of $6.6 million in Class A limited partner units in the acquiring partnerships, which have the Company as the Class B Limited Partner and a wholly-owned subsidiary of the Company as the Managing General Partner. The Class A limited partners were entitled to a preferred return of $.08 per unit in 1998 and are entitled to an annual preferred return of $.09 per unit in 1999 and $.10 per unit in 2000 and thereafter. The Class A units are exchangeable after April 1, 1999 into shares of Series F Preferred Stock on the basis of ten Class A units for each preferred share. The assumed mortgages bear interest at rates ranging from 7.86% and 11.22% per annum, require monthly principal and interest payments totaling $384,000 and mature between June 1, 2000 and September 2017. See NOTE 13. "PREFERRED STOCK."

   Also in May 1998, the Company purchased the FRWM Cummings land, a 6.4 acre parcel of unimproved land in Farmers Branch, Texas, for $1.2 million in cash.

   Further in May 1998, in separate transactions, the Company sold (1) a 21.3 acre tract of the Parkfield land parcel, for $1.3 million, receiving no net cash after paying down by $1.1 million the mortgage secured by such land parcel and the payment of various costs and, (2) a 15.4 acre tract of the Valley Ranch land parcel, for $1.2

                          AMERICAN REALTY TRUST, INC.

million, receiving no net cash after paying down by $1.1 million the mortgage secured by such land parcel and the payment of various closing costs. A gain of $670,000 was recognized on the Parkfield sale and a gain of $663,000 was recognized on the Valley Ranch sale.

   In June 1998, in separate transactions, the Company sold (1) a 21.6 acre tract of the Chase Oaks land parcel, for $3.3 million, receiving net cash of $418,000 after paying down by $2.0 million the mortgage secured by such land parcel and the payment of various closing costs; (2) a 150.0 acre tract of the Rasor land parcel, for $6.8 million, receiving net cash of $1.4 million after paying down by $5.3 million the mortgage secured by such land parcel and the payment of various closing costs; and, (3) the entire 315.2 acre Palm Desert land parcel, for $17.2 million, receiving net cash of $8.6 million after paying off $7.2 million in mortgage debt and the payment of various closing costs. A gain of $848,000 was recognized on the Chase Oaks sale, a gain of $789,000 was recognized on the Rasor sale and a gain of $3.9 million was recognized on the Palm Desert sale.

   In July 1998, in separate transactions, the Company purchased (1) the Thompson II land, a 3.5 acre parcel of unimproved land in Dallas County, Texas, for $471,000 in cash; and (2) the Walker land, a 132.6 acre parcel of unimproved land in Dallas County, Texas, for $12.6 million in cash.

   Also in July 1998, the Company purchased the Katrina land, a 454.8 acre parcel of undeveloped land in Palm Desert, California, for $38.2 million. The purchase was made by a newly formed controlled partnership of which a wholly-owned subsidiary of the Company is the general partner and Class B limited partner. The partnership issued $23.2 million Class A limited partnership units and obtained mortgage financing of $15.0 million. The mortgage bears interest at 15.5% per annum, requires monthly payments of interest only and matures in July 1999. The Class A limited partners were entitled to an annual preferred return of $.07 per unit in 1998, and are entitled to an annual preferred return of $.08 per unit in 1999, $.09 per unit in 2000 and $.10 per unit in 2001 and thereafter. The Class A units may be converted into a total of 231,750 shares of Series H Cumulative Convertible Preferred Stock after July 13, 1999, on the basis of 100 Class A units for each preferred share. See
NOTE 13. "PREFERRED STOCK."

   In July 1998, the Company sold a 2.5 acre tract of its Las Colinas I land parcel, for $1.6 million, receiving net cash of $605,000 after paying down by $750,000 the Las Colinas I term loan secured by such land parcel and the payment of various closing costs. A gain of $869,000 was recognized on the sale.

   In September 1998, a newly formed controlled limited partnership, in which the Company has a combined 95% general and limited partner interest, purchased Messick land, a 72.0 acre parcel of unimproved land in Palm Springs, California, for $3.5 million, paying $1.0 million in cash and obtaining seller financing of the remaining $2.5 million of the purchase price. The seller financing bears interest at 8.5% per annum, requires quarterly payments of interest only, principal payments of $300,000 in July 1999 and July 2000, and matures in August 2001.

   Also in September 1998, in separate transactions, the Company sold (1) a
60.0 acre tract of the Parkfield land parcel, for $1.5 million, receiving no net cash after paying down by $1.4 million the mortgage secured by such land parcel and the payment of various closing costs; (2) the remaining 10.5 acres of the BP Las Colinas land parcel for $4.7 million, receiving net cash of $1.8 million after paying off the $2.7 million mortgage secured by such land parcel and the payment of various closing costs; (3) the entire 30.0 acre Kamperman land parcel for $2.4 million, receiving net cash of $584,000 after paying down by $1.6 million the Las Colinas I term loan secured by such parcel and the payment of various closing costs; and (4) a 1.1 acre tract of the Santa Clarita land parcel for $543,000, receiving net cash of $146,000 after paying down by $350,000 the Las Colinas I term loan secured by such land parcel and the payment of various closing costs. A gain of $44,000 was recognized on the Parkfield sale, a gain of $3.4 million was recognized on the BP Las Colinas sale, a gain of $969,000 was recognized on the Kamperman sale and a gain of $409,000 was recognized on the Santa Clarita sale.

                          AMERICAN REALTY TRUST, INC.

   Further in September 1998, in separate transactions, the Company purchased
(1) the HSM land, a 6.2 acre parcel of unimproved land in Farmers Branch, Texas, for $2.2 million in cash; (2) the Vista Ridge land, a 160.0 acre parcel of unimproved land in Lewisville, Texas, for $15.6 million, consisting of $3.1 million in cash and mortgage financing of $12.5 million which bears interest at 15.5% per annum, requires monthly interest only payments at a rate of 12.5% per annum, with the deferred interest and principal due at maturity in July 1999; and (3) the Marine Creek land, a 54.2 acre parcel of unimproved land in Fort Worth, Texas, for $2.2 million in cash.

   In October 1998, in separate transactions, the Company purchased (1) Vista Business Park land, a 41.8 acre parcel of unimproved land in Travis County, Texas, for $3.0 million, consisting of $730,000 in cash and mortgage financing of $2.3 million which bears interest at 8.9% per annum, requires monthly payments of interest only and matures in September 2000; (2) Mendoza land, a
 .35 acre parcel of unimproved land in Dallas, Texas, for $180,000, consisting of $27,000 in cash and seller financing of the remaining $153,000 of the purchase price which bears interest at 10% per annum, requires quarterly payments of interest only and matures in October 2001; (3) Croslin land, a .8 acre parcel of unimproved land in Dallas, Texas, for $306,000, consisting of $46,000 in cash and seller financing of the remaining $260,000 of the purchase price which bears interest at 10% per annum, requires quarterly payments of interest only and matures in October 2001; and (4) Stone Meadows land, a 13.5 acre parcel of unimproved land in Houston, Texas, for $1.6 million, consisting of $491,000 in cash and seller financing of the remaining $1.1 million of the purchase price, which bears interest at 10% per annum, requires quarterly principal and interest payments of $100,000 and matures in October 1999.

   In November 1998, the Company purchased Mason/Goodrich land, a 265.5 acre parcel of unimproved land in Houston, Texas, for $10.9 million, consisting of $3.7 million in cash and mortgage financing of $7.2 million. The mortgage bore interest at 8.9% per annum, required monthly interest only payments and matured in February 1999. The lender has agreed to extend its matured mortgage to September 1999, for a $500,000 principal paydown. All other terms would remain unchanged.

   In November 1998, the Company purchased two apartments with a total of 423 units in Indianapolis, Indiana for $7.2 million. The properties were acquired through a newly-formed controlled partnership. The partnership paid a total of $14,000 in cash, assumed $5.9 million in mortgage debt and issued $1.3 million in Class A limited partner units in the acquiring partnership, in which the Company is the Class B limited partner and a wholly-owned subsidiary of the Company is the Managing General Partner. The Class A limited partners are entitled to a preferred return of $.07 per annum per unit. The Class A units are exchangeable after November 18, 1999, into shares of Series F Cumulative Convertible Preferred Stock on the basis of ten units for each preferred share. The assumed mortgages bear interest at 9.95% per annum and 10.75% per annum, one requires monthly payments of interest and principal of $25,000 and matures October 2012 and the other requires monthly interest only payments and matures in June 1999.

   In December 1998, in separate transactions, the Company purchased (1) Plano Parkway land, a 81.2 acre parcel of unimproved land in Plano, Texas, for $11.0 million, consisting of $2.2 million in cash and seller financing of the remaining $8.9 million of the purchase price, which bore interest at 10% per annum and required the payment of principal and interest at maturity in January 1999; and, (2) Van Cattle land, a 126.6 acre parcel of unimproved land in McKinney, Texas, for $2.0 million, consisting of $500,000 in cash and seller financing of the remaining $1.5 million of the purchase price, which bears interest at 10% per annum, requires interest only payments and matures in December 2000.

   Also in December 1998, the Company sold two tracts totaling 63.1 acres of the Valley Ranch land parcel for a total of $4.2 million, receiving net cash of $135,000 after paying down by $3.0 million the mortgage secured by such land parcel and the payment of various closing costs. No gain or loss was recognized on the sales.

   At December 31, 1997, the Company had under construction One Hickory Center, a 102,615 sq. ft office building in Farmers Branch, Texas. Construction was completed in December 1998, at cost of $7.8 million.

                          AMERICAN REALTY TRUST, INC.

   In the third and fourth quarters of 1998, provisions for loss of $3.0 million and $916,000, respectively, were recorded to write down the Valley Ranch land to its estimated realizable value less estimated costs of sale. Such write down was necessitated by an increase in the acreage designated as flood plain.

   In September 1997, the Company purchased the Collection, a 267,812 sq. ft. retail and commercial center in Denver, Colorado, for $19.5 million. The Company paid $791,000 in cash, assumed existing mortgages totaling $14.7 million and issued 400,000 shares of Series F Cumulative Convertible Preferred Stock. See NOTE 13. "PREFERRED STOCK." A first mortgage in the amount of $14.2 million bears interest at 8.64% per annum, requires monthly principal and interest payments of $116,000 and matures in May 2017. A second lien mortgage in the amount of $580,000 bears interest at 7% per annum until April 2001, 7.5% per annum from May 2001 to April 2006, and 8% per annum from May 2006 to May 2010, requires monthly principal and interest payments of $3,000 and matures in May 2010.

   In October 1997, the Company contributed its Pioneer Crossing land in Austin, Texas, to a limited partnership in exchange for $3.4 million in cash, a 1% managing general partner interest in the partnership, all of the Class B limited partner units in the partnership and the partnership's assumption of the $16.1 million mortgage debt secured by the property. The existing general and limited partners converted their general and limited partner interests into Class A limited partner units in the partnership. The Class A limited partner units have an agreed value of $1.00 per unit and are entitled to a fixed preferred return of 10% per annum, paid quarterly. The Class A units may be converted into a total of 360,000 shares of Series F Cumulative Convertible Preferred Stock at any time prior to the sixth anniversary of the closing, on the basis of one share of Series F Preferred Stock for each ten Class A units. See NOTE 13. "PREFERRED STOCK."

   Also in October 1997, the Company contributed its Denver Merchandise Mart in Denver, Colorado, to a limited partnership in exchange for $6.0 million in cash, a 1% managing general partner interest in the partnership, all of the Class B limited partner units in the partnership and the partnership's assumption of the $23.0 million in mortgage debt secured by the property. The existing general and limited partners converted their general and limited partner interests into Class A limited partner units in the partnership. The Class A units have an agreed value of $1.00 per unit and are entitled to a fixed preferred return of 10% per annum, paid quarterly. The Class A units may be converted into a total of 529,000 shares of Series F Cumulative Convertible Preferred Stock at any time prior to the sixth anniversary of the closing, on the basis of one share of Series F Preferred Stock for each ten Class A units. See NOTE 13. "PREFERRED STOCK."

   Further in October 1997, the Company purchased the Piccadilly Inns, four hotels in Fresno, California, with a total of 697 rooms, for $33.0 million. The Company issued 1.6 million shares of its Series F Cumulative Convertible Preferred Stock for $16.0 million of the purchase price and obtained mortgage financing of $19.8 million. See NOTE 13. "PREFERRED STOCK." The Company received net financing proceeds of $2.2 million after the payment of various closing costs. The mortgage bears interest at 8.40% per annum, requires monthly principal and interest payments of $158,000 and matures in November 2012.

   In October 1997, a newly formed controlled partnership, of which the Company is the general partner and Class B limited partner, purchased Vineyards land, a
15.8 acre parcel of unimproved land in Tarrant County, Texas, for $4.5 million. The partnership paid $800,000 in cash, assumed the existing mortgage of $2.5 million and issued the seller $1.1 million of Class A limited partner units in the partnership as additional consideration. The Class A units have an agreed value of $1.00 per unit and are entitled to a fixed preferred return of 10% per annum, paid quarterly. The Class A units may be exchanged for either shares of the Company's Series G Preferred Stock on or after the second anniversary of the closing at the rate of one share of Series G Preferred Stock for each 100 Class A units exchanged, or on or after the third anniversary of the closing, the Class A units may be exchanged for shares of the Company's Common Stock. The assumed mortgage bore interest at 12.95% per annum required quarterly payments of interest only and matured in June 1998. See NOTE 13. "PREFERRED STOCK."

                          AMERICAN REALTY TRUST, INC.

   Also in October 1997, the Company sold a 11.6 acre tract of its Valley Ranch land parcel for $1.2 million. The net cash proceeds of $990,000, after the payment of various closing costs, were deposited in a certificate of deposit for the benefit of the lender, in accordance with the term loan secured by such land parcel. The certificate of deposit was released to the lender in December 1997, in conjunction with the payoff of the loan. A gain of $629,000 was recognized on the sale.

   In November 1997, the Company sold two tracts of its Valley Ranch land, totaling 8 acres, for $577,000. The net cash proceeds of $451,000, after the payment of various closing costs, were deposited in a certificate of deposit for the benefit of the lender, in accordance with the term loan secured by such land parcel. The certificate of deposit was released to the lender in December 1997 in conjunction with the payoff of the loan. A gain of $216,000 was recognized on the sale.

   Also in December 1997, the Company exchanged a 43.0 acre tract of its Valley Ranch land parcel for Preston Square, a 35,508 sq. ft. shopping center in Dallas, Texas. In accordance with the provisions of the term loan securing the Valley Ranch land parcel, the Company paid $2.8 million to the lender in exchange for the lender's release of its collateral interest in such land. Simultaneously, the Company obtained new mortgage financing of $2.5 million secured by the shopping center. The mortgage bears interest at 8.2% per annum, requires monthly payments of interest only and matures in December 1999. The Company recognized no gain or loss on the exchange.

   Also in 1997, the Company purchased 25 parcels of unimproved land; Scout, 546 acres in Tarrant County, Texas; Katy Road, 130.6 acres in Harris County, Texas; McKinney Corners I, 30.4 acres in Collin County, Texas; McKinney Corners II, 173.9 acres in Collin County, Texas; McKinney Corners III, 15.5 acres in Collin County, Texas; Lacy Longhorn, 17.1 acres in Farmers Branch, Texas; Chase Oaks, 60.5 acres in Plano, Texas; Pioneer Crossing, 1,448 acres in Austin, Texas; Kamperman, 129.6 acres in Collin County, Texas; Keller, 811.8 acres in Tarrant County, Texas; McKinney Corners IV, 31.3 acres in Collin County, Texas; Pantex, 182.5 acres in Collin County, Texas; Dowdy/McKinney V, 174.7 acres in Collin County, Texas; Perkins, 645.4 acres in Collin County, Texas; LBJ, 10.4 acres in Dallas County, Texas; Palm Desert, 315.2 acres in Palm Desert, California; Thompson, 4 acres in Dallas County, Texas; Santa Clarita, 20.6 acres in Santa Clarita, California; Tomlin, 9.2 acres in Dallas County, Texas; Rasor, 378.2 acres in Plano, Texas; Dalho, 3.4 acres in Farmers Branch, Texas; Hollywood Casino, 51.7 acres in Farmers Branch, Texas; Valley Ranch III, 12.5 acres in Irving, Texas; and, Stagliano, 3.2 acres in Farmers Branch, Texas. The Company paid a total of $44.4 million in cash and either obtained mortgage financing or assumed existing mortgage debt for the remaining $77.2 million of the purchase prices. In conjunction with the Rasor purchase, the Company transferred its Perkins land to the seller as part of the purchase price.

   In September 1997, the Company sold the Mopac Building, a 400,000 sq. ft. office building, in St. Louis, Missouri, for $1.0 million, receiving net cash of $1.0 million after the payment of various closing costs. In accordance with the provisions of the Las Colinas I term loan, the Company applied $350,000 of the net cash received to paydown the term loan in exchange for the lender's release of its collateral interest in the property. A gain of $481,000 was recognized on the sale.

   In December 1997, the Company sold Park Plaza, a 105,507 sq. ft. shopping center in Manitowoc, Wisconsin, for $4.9 million, receiving net cash of $1.6 million, after paying off $3.1 million in mortgage debt and the payment of various closing costs. A gain of $105,000 was recognized on the sale.

   Also in 1997, the Company sold all or portions of six land parcels; 12.6 acres of Las Colinas I in Irving, Texas; 40.2 acres of BP Las Colinas in Las Colinas, Texas; 73.8 acres of Valley Ranch in Irving, Texas; 86.5 acres of Rasor in Plano, Texas; 32.0 acres of Parkfield in Denver, Colorado; and 567.6 acres of Pin Oak in Houston, Texas. The Company received $14.2 million in net cash after paying off $15.7 million in mortgage debt and the payment of various closing costs. Gains totaling $16.5 million were recognized on the sales.

   In 1991, the Company purchased all of the capital stock of a corporation which owned 198 developed residential lots in Fort Worth, Texas. Through December 31, 1998, 197 of the residential lots had been sold.

                          AMERICAN REALTY TRUST, INC.

NOTE 6. INVESTMENTS IN EQUITY INVESTEES

   The Company's investment in equity investees at December 31, 1998, included
(1) equity securities of three publicly traded real estate investment trusts, Continental Mortgage and Equity Trust ("CMET"), Income Opportunity Realty Investors, Inc. ("IORI") and Transcontinental Realty Investors, Inc. ("TCI") (collectively the "REITs"); and (2) interests in real estate joint venture partnerships. BCM, the Company's advisor, serves as advisor to the REITs, and performs certain administrative and management functions for NRLP and NOLP on behalf of NMC. See NOTE 2. "SYNTEK ASSET MANAGEMENT, L.P."

   The Company accounts for its investment in the REITs, the joint venture partnerships and accounted for its investment in NRLP and NOLP prior to December 31, 1998, using the equity method as more fully described in NOTE 1. "SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Investments in equity investees." As of December 31, 1998, the accounts of NRLP and NOLP are consolidated with those of the Company. See NOTE 2. "SYNTEK ASSET MANAGEMENT, L.P."

   Substantially all of the Company's equity securities of the REITs and NRLP are pledged as collateral for borrowings. See NOTE 10. "MARGIN BORROWINGS."

   The Company's investment in equity investees accounted for using the equity method, at December 31, 1998 was as follows:

                            Percentage         Carrying         Equivalent
                         of the Company's      Value of          Investee        Market Value
                           Ownership at      Investment at     Book Value at   of Investment at
Investee                 December 31, 1998 December 31, 1998 December 31, 1998 December 31, 1998
--------                 ----------------- ----------------- ----------------- -----------------
CMET....................       40.9%            $15,550           $35,727           $25,052
IORI....................       30.0               3,132             7,068             3,034
TCI.....................       31.0              10,291            28,251            15,398
                                                -------                             -------
                                                 28,973                             $43,484
                                                                                    =======
Other...................                          5,460
                                                -------
                                                $34,433
                                                =======

   The Company's investment in equity investees accounted for using the equity method, at December 31, 1997 was as follows:

                             Percentage         Carrying         Equivalent
                          of the Company's      Value of          Investee        Market Value
                            Ownership at      Investment at     Book Value at   of Investment at
Investee                  December 31, 1997 December 31, 1997 December 31, 1997 December 31, 1997
--------                  ----------------- ----------------- ----------------- -----------------
NRLP....................        54.4%            $11,479           $     *          $ 83,018
CMET....................        40.6              14,939           35,745             25,733
IORI....................        29.7               3,511            7,439              5,176
TCI.....................        30.6               8,378           26,652             20,664
                                                 -------                            --------
                                                  38,307                            $134,591
                                                                                    ========
General partner interest
 in NRLP and NOLP.......                           6,230
Other...................                           1,314
                                                 -------
                                                 $45,851
                                                 =======

--------
* At December 31, 1997, NRLP reported a deficit partners' capital. The Company's share of NRLP's revaluation equity, however, was $198.9 million. Revaluation equity is defined as the difference between the estimated current value of the partnership's real estate, adjusted to reflect the partnership's estimate of disposition costs, and the amount of the mortgage notes payable and accrued interest encumbering such property as reported in NRLP's Annual Report on Form 10-K for the year ended December 31, 1997.

                          AMERICAN REALTY TRUST, INC.

   The Company's management continues to believe that the market value of each of the REITs and NRLP undervalues their assets and the Company has, therefore, continued to increase its ownership in these entities in 1998, as its liquidity has permitted.

   In April 1996, the Company purchased a 28% general partner interest in Campbell Center Associates, Ltd. ("Campbell Associates"), which in turn had a 56.25% interest in Campbell Centre Joint Venture, which owned a 413,175 sq. ft. office building in Dallas, Texas, for $550,000 in cash and a $500,000 note. In January 1997, the Company exercised its option to purchase an additional 28% general partner interest in Campbell Associates, for $300,000 in cash and a $750,000 note. In July 1997, the Company purchased an additional 9% general partner interest in Campbell Associates, for $868,000 in cash. In March 1998, Consolidated Equity Properties, Inc., a wholly-owned subsidiary of the Company, acquired a 30% limited partner interest in Campbell Associates for $500,000 in cash. In June 1998, the Company purchased the remaining 5% general partner interest in Campbell Associates for $1.1 million in cash. In June 1998, Campbell Centre Joint Venture sold the office building for $32.2 million in cash. Campbell Associates, as a partner, received net cash of $13.2 million from the sales proceeds and escrowed an additional $190,000 for pending parking lot issues. Campbell Associates recognized a gain of $8.2 million on the sale.

   In June 1996, a newly formed limited partnership, of which the Company is a 1% general partner, purchased 580 acres of unimproved land in Collin County, Texas, for $5.7 million in cash. The Company contributed $100,000 in cash to the partnership with the remaining $5.6 million being contributed by the limited partner. The partnership agreement provided that the limited partner receive a 12% preferred cumulative return on his investment before any sharing of partnership profits occurs. In April 1997, the partnership sold a 35.0 acre tract for $1.3 million. Net cash of $1.2 million was distributed to the limited partner. The partnership recognized a gain of $884,000 on the sale. In July 1997, the partnership sold a 24.6 acre tract for $800,000. Net cash of $545,000 was distributed to the limited partner. The partnership recognized a gain of $497,000 on the sale. In September 1997, the partnership sold a 77.2 acre tract for $1.5 million. No net cash was received. The partnership recognized a gain of $704,000 on the sale. In October 1997, the partnership sold a 96.5 acre tract for $1.7 million. Net cash of $1.1 million was distributed to the limited partner in accordance with the partnership agreement. The partnership recognized a gain of $691,000 on the sale. In December 1997, the partnership sold a 94.4 acre tract for $2.5 million. Of the net cash $1.8 million was distributed to the limited partner and $572,000 was distributed to the Company as general partner in accordance with the partnership agreement. The partnership recognized a gain of $1.4 million on the sale. In January 1998, the partnership sold a 155.4 acre tract for $2.9 million, receiving $721,000 in cash and providing financing of an additional $2.2 million. Of the net cash, $300,000 was distributed to the limited partner and $300,000 was distributed to the Company as general partner. The seller financing was collected at maturity, in July 1998, with the net cash distributed $1.1 million to the limited partner and $1.1 million to the Company as general partner. The partnership recognized a gain of $1.2 million on the sale. In September 1998, the partnership sold the remaining 96.59 acres for $1.3 million. Of the net cash $587,000 was distributed to the limited partner and $587,000 was distributed to the Company as general partner. The partnership recognized a gain of $128,000 on the sale.

   In September 1997, a newly formed limited partnership, of which the Company is a 1% general partner and 21.5% limited partner, purchased a 422.4 acre parcel of unimproved land in Denton County, Texas, for $16.0 million in cash. The Company contributed $3.6 million in cash to the partnership with the remaining $12.4 million being contributed by the other limited partners. In September 1997, the partnership obtained financing of $6.5 million secured by the land. The mortgage bears interest at 10% per annum, requires quarterly payments of interest only and matures in September 2001. The net financing proceeds were distributed to the partners, the Company receiving a return of $2.9 million of its initial investment. The partnership agreement also provides that the limited partners receive a 12% preferred cumulative return on their investment before any sharing of partnership profits occurs. One of the limited partners in the partnership was, at the time, a limited partner in a partnership that owned approximately 15.8% of the Company's outstanding shares of Common Stock. See NOTE 11. "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

                          AMERICAN REALTY TRUST, INC.

   In January 1992, the Company entered into a partnership agreement with an entity affiliated with, at the time, a limited partner in a partnership that owned approximately 15.8% of the Company's outstanding shares of Common Stock, that acquired 287 developed residential lots adjacent to the Company's other residential lots in Fort Worth, Texas. The partnership agreement also provides each of the partners with a guaranteed 10% return on their respective investments. Through December 31, 1997, 214 of the residential lots had been sold. During 1998, an additional 52 lots were sold with 21 lots remaining to be sold at December 31, 1998. During 1997 and 1998, each partner received $21,000 and $418,000 in return of capital distributions and $12,000 and $493,000 in profit distributions.

   Set forth below are summary financial data for equity investees owned over 50%:

                                                                       1997
                                                                     ---------
   Property and notes receivable, net............................... $ 236,367
   Other assets.....................................................    43,213
   Notes payable....................................................  (339,102)
   Other liabilities................................................   (17,311)
                                                                     ---------
   Equity........................................................... $ (76,833)
                                                                     =========

   The above table includes the accounts of NRLP in 1997. In 1998, NRLP's accounts are included in the accompanying Consolidated Balance Sheet. See NOTE
2. "SYNTEK ASSET MANAGEMENT, L.P."

                                                   1998      1997      1996
                                                 --------  --------  --------
   Revenues..................................... $113,834  $117,461  $109,501
   Depreciation.................................   (9,691)  (10,214)  (10,783)
   Interest.....................................  (26,722)  (34,481)  (34,601)
   Operating expenses...........................  (82,519)  (74,195)  (65,789)
                                                 --------  --------  --------
   Income (loss) before gains on sale of real
    estate and extraordinary gains..............   (5,098)   (1,429)   (1,672)
   Gains on sale of real estate.................   52,589     8,356        61
                                                 --------  --------  --------
   Net income................................... $ 47,491  $  6,927  $ (1,611)
                                                 ========  ========  ========

   The difference between the carrying value of the Company's investment and the equivalent investee book value is being amortized over the life of the properties held by each investee.

   The Company's equity share of:

                                                         1998     1997  1996
                                                        -------  ------ -----
   Income (loss) before gains on sale of real estate... $(2,794) $  654 $(249)
   Gains on sale of real estate........................  34,055   3,022   --
                                                        -------  ------ -----
   Net income.......................................... $31,261  $3,676 $(249)
                                                        =======  ====== =====

   Set forth below are summary financial data for equity investees owned less than 50%:

                                                             1998       1997
                                                           ---------  ---------
   Property and notes receivable, net..................... $ 734,857  $ 631,825
   Other assets...........................................    69,829     80,789
   Notes payable..........................................  (577,167)  (483,064)
   Other liabilities......................................   (25,474)   (28,326)
                                                           ---------  ---------
   Equity................................................. $ 202,045  $ 201,224
                                                           =========  =========

                          AMERICAN REALTY TRUST, INC.

                                                   1998      1997      1996
                                                 --------  --------  --------
   Revenues..................................... $150,163  $129,531  $101,246
   Depreciation.................................  (20,954)  (17,429)  (14,408)
   Provision for losses.........................      506    (1,337)      844
   Interest.....................................  (49,915)  (38,537)  (30,401)
   Operating expenses...........................  (91,868)  (85,387)  (69,698)
                                                 --------  --------  --------
   (Loss) before gains on sale of real estate
    and extraordinary gains.....................  (12,068)  (13,159)  (12,417)
   Gains on sale of real estate.................   18,642    34,297    11,701
   Extraordinary gains..........................      --        --      1,068
                                                 --------  --------  --------
   Net income (loss)............................ $  6,574  $ 21,138  $    352
                                                 ========  ========  ========

   The Company's equity share of:

                                                     1998    1997     1996
                                                    ------  -------  -------
   (Loss) before gains on sale of real estate and
    extraordinary gains............................ $ (686) $(3,703) $(3,292)
   Gains on sale of real estate....................  7,391      --     4,645
   Extraordinary gains.............................    --    10,524      381
                                                    ------  -------  -------
   Net income (loss)............................... $6,705  $ 6,821  $ 1,734
                                                    ======  =======  =======

   The Company's cash flow from the REITs and NRLP is dependent on the ability of each of the entities to make distributions. CMET and IORI have been making quarterly distributions since the first quarter of 1993, NRLP since the fourth quarter of 1993 and TCI since the fourth quarter of 1995. In 1998, the Company received distributions totaling $3.0 million from the REITs and $7.2 million from NRLP, including distributions accrued at December 31, 1997, but not received until 1998. In 1997, the Company received total distributions from the REITs of $1.4 million and $1.4 million from NRLP and accrued an additional $6.7 million in NRLP and TCI distributions that were not received until January 1998.

   The Company's investments in the REITs and NRLP were initially acquired in 1989. In 1998, the Company purchased an additional $1.1 million of equity securities of the REITs and NRLP.

NOTE 7. MARKETABLE EQUITY SECURITIES--TRADING PORTFOLIO

   In 1994, the Company began purchasing equity securities of entities other than those of the REITs and NRLP to diversify and increase the liquidity of its margin accounts. In 1998, the Company purchased $15.1 million and sold $5.2 million of such securities. These equity securities are considered a trading portfolio and are carried at market value. At December 31, 1998, the Company recognized an unrealized decline in the market value of the equity securities in its trading portfolio of 6.1 million. In 1998, the Company realized a net loss of $112,000 from the sale of trading portfolio securities and received 79,000 in dividends. At December 31, 1997, the Company recognized an unrealized decline in the market value of the equity securities in its trading portfolio of $850,000. In 1997, the Company realized a net gain of $154,000 from the sale of trading portfolio securities and received $107,000 in dividends. In 1996, the Company realized a net gain of $29,000 from the sale of trading portfolio securities and received $163,000 in dividends. At December 31, 1996, the Company recognized an unrealized decline in the market value of the equity securities in its trading portfolio of $486,000. Unrealized and realized gains and losses in the trading portfolio are included in other income in the accompanying Consolidated Statements of Operations.

                          AMERICAN REALTY TRUST, INC.

NOTE 8. ACQUISITION OF PIZZA WORLD SUPREME, INC.

   In April 1996, a wholly-owned subsidiary of the Company purchased, for $10.7 million in cash, 80% of the common stock of Pizza World Supreme, Inc. ("PWSI"), which in turn had acquired 26 operating pizza parlors in various communities in California's San Joaquin Valley. Concurrent with the purchase, the Company granted to an individual an option to purchase 36.25% of the Company's subsidiary at any time for the Company's net investment in such subsidiary. In May 1997, the Company acquired the remaining 20% of PWSI for $5.0 million, the sellers providing purchase money financing in the form of two $2.5 million term loans. The term loans bear interest at 8% per annum, require quarterly payments of interest only and mature in May 2007.

NOTE 9. NOTES AND INTEREST PAYABLE

   Notes and interest payable consisted of the following:

                                               1998               1997
                                        ------------------ ------------------
                                        Estimated          Estimated
                                          Fair      Book     Fair      Book
                                          Value    Value     Value    Value
                                        --------- -------- --------- --------
   Notes payable
    Mortgage loans..................... $723,567  $736,320 $ 84,050  $ 96,654
    Borrowings from financial
     institutions......................   17,546    17,074  170,491   153,369
    Notes payable to affiliates........    5,519     5,049    7,342     4,570
                                        --------  -------- --------  --------
                                        $746,632   758,443 $261,883   254,593
                                        ========           ========
     Interest payable ($5,440 in 1998
      and $4,836 in 1997 to
      affiliates)......................              9,829              7,393
                                                  --------           --------
                                                  $768,272           $261,986
                                                  ========           ========

   Scheduled principal payments on notes payable are due as follows:

   1999................................................................ $167,955
   2000................................................................   77,920
   2001................................................................   41,855
   2002................................................................   34,090
   2003................................................................  151,097
   Thereafter..........................................................  285,526
                                                                        --------
                                                                        $758,443
                                                                        ========

   Stated interest rates on notes payable ranged from 6.2% to 18.5% per annum at December 31, 1998, and mature in varying installments between 1999 and 2017. At December 31, 1998, notes payable were collateralized by mortgage notes receivable with a net carrying value of $22.7 million and by deeds of trust on real estate with a net carrying value of $636.3 million. Excluded from interest expense in the accompanying Consolidated Statement of Operations is capitalized interest of $67,000 in 1997.

   In February 1998, the Company financed its unencumbered Kamperman land in the amount of $1.6 million, receiving net cash of $1.5 million after the payment of various closing costs. The mortgage bears interest at 9.0% per annum, requires monthly payments of interest only and matures in February 2000.

                          AMERICAN REALTY TRUST, INC.

   Also in February 1998, the Company refinanced its Vineyards land in the amount of $3.4 million, receiving net cash of $2.3 million, after paying off $540,000 in mortgage debt and the payment of various closing costs. The new mortgage bears interest at 9% per annum, requires monthly payments of interest only and matures in February 2000.

   Further in February 1998, the Company financed its unencumbered Valley Ranch land in the amount of $4.3 million, receiving net cash of $4.1 million after the payment of various closing costs. The mortgage bears interest at 9.0% per annum, requires monthly payments of interest only and matures in February 2000.

   In March 1998, the Company financed its unencumbered Stagliano and Dalho land in the amount of $800,000, receiving net cash of $790,000 after the payment of various closing costs. The mortgage bore interest at 18.5% per annum, with principal and interest due at maturity in February 1999. The JHL Connell land was pledged as additional collateral for this loan. In March 1999, the Company refinanced the mortgage debt secured by these properties along with the mortgage debt secured by its Bonneau land parcel under the Las Colinas I term loan in the amount of $703,000. The Company paid an additional $1.5 million in cash to pay off the $2.1 million in mortgage debt and accrued but unpaid interest.

   Also in March 1998, the Company refinanced the mortgage debt secured by its McKinney Corners I, II, III, IV and V and Dowdy land in the amount of $20.7 million, receiving net cash of $5.9 million after paying off $2.5 million in mortgage debt, the paydown of $10.2 million on the Las Colinas I term loan and the payment of various closing costs. The mortgage bore interest at 12.0% per annum, required monthly payments of interest only and matured in March 1999. The lender has agreed to extend its mature mortgage to January 2000, for a 2% fee and a paydown of any net refinancing proceeds received by the Company from refinancing the Williamsburg Hospitality House. All other terms would remain unchanged.

   In April 1998, the Company obtained a second lien mortgage of $2.0 million secured by its BP Las Colinas land from the limited partner, at the time, in a partnership that owned approximately 15.8% of the outstanding shares of the Company's Common Stock. The second lien mortgage bore interest at 12% per annum with principal and interest paid at maturity in October 1998. See NOTE 11. "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

   Also in April 1998, the Company refinanced the mortgage debt secured by its Parkfield land in the amount of $7.3 million, receiving net cash of $1.2 million after paying off $5.0 million in mortgage debt and the payment of various closing costs. The new mortgage bears interest at 9.5% per annum, requires monthly payments of interest only and matures in April 2000.

   In May 1998, the Company refinanced the mortgage debt secured by its Scout and Scoggins land in the amount of $10.4 million under the Las Colinas I term loan, receiving net cash of $6.6 million after paying off mortgage debt of $1.4 million on the Scout land and $1.5 million on the Scoggins land, a pay down of $250,000 on the Keller land mortgage, and the payment of various closing costs. The Company also pledged 250,000 shares of its Common Stock and BCM, the Company's advisor, pledged 177,000 shares of the Company's Common Stock as additional collateral on the term loan.

   In July, the Company financed its unencumbered Walker land in the amount of $13.3 million, receiving net cash of $12.8 million after the payment of various closing costs. The mortgage bears interest at 15.5% per annum, requires monthly payments of interest only and matures in July 1999. The mortgage is also secured by the FRWM Cummings land.

   In August 1998, the Company financed its unencumbered Keller land in the amount of $5.0 million under the Las Colinas I term loan, receiving net cash of $4.9 million after the payment of various closing costs.

                          AMERICAN REALTY TRUST, INC.

   In September 1998, the Company obtained second lien financing of $5.0 million secured by its Katy Road land from the limited partner, at the time, in a partnership that owned approximately 15.8% of the outstanding shares of the Company's Common Stock. The second lien mortgage bears interest at 12.5% per annum, compounded monthly, with principal and interest due at maturity in April 1999. See NOTE 11. "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

   In October 1998, the Company financed its unencumbered Rasor land in the amount of $15.0 million, receiving net cash of $13.5 million after the payment of various closing costs. Portions of the Company's Las Colinas and Valwood land parcels are included as additional collateral. The Company used the proceeds from this loan along with an additional $1.8 million to payoff the $15.8 million in mortgage debt secured by its Las Colinas I and Valwood land parcels. The new mortgage bears interst at 14% per annum, required a principal reduction payment of $3.0 million in November 1998, requires monthly interest only payments and matures in September 1999.

   Also in October 1998, the Company financed its unencumbered Marine Creek and HSM land in the amount of $2.8 million under the Las Colinas I term loan, receiving net cash of $2.7 million after the payment of various closing costs.

   In December 1998, the Company financed its unencumbered Valwood land in the amount of $12.0 million, receiving net cash of $4.7 million after paying down by $5.5 million the Rasor land mortgage and the payment of various closing costs. The mortgage bears interest at 13% per annum, requires monthly interest only payments and matures in December 2000.

   Notes payable to affiliates at December 31, 1997 included a $4.2 million note due to NRLP as payment for the general partner interest in NRLP. The note bears interest at 10% per annum compounded semi-annually and matures in September 2007. See NOTE 2. "SYNTEK ASSET MANAGEMENT, L.P."

   In 1997, the Company financed six unencumbered properties and refinanced an additional four properties in the total amount of $80.5 million, receiving net cash of $32.7 million after paying off $42.7 million in debt. The mortgages bore interest at rates ranging from 9.0% to 18.5% per annum and matured from February 1999 to December 2000.

NOTE 10. MARGIN BORROWINGS

   The Company has margin arrangements with various brokerage firms which provide for borrowings of up to 50% of the market value of marketable equity securities. The borrowings under such margin arrangements are secured by equity securities of the REITs, NRLP and the Company's trading portfolio of marketable equity securities and bear interest rates ranging from 7.0% to 11.0% per annum. Margin borrowings were $35.8 million at December 31, 1998, and $53.4 million at December 31, 1997, 43.9% and 39.7%, respectively, of the market values of such equity securities at such dates.

   In August 1996, the Company consolidated its existing NRLP margin debt held by various brokerage firms into a single loan of $20.3 million. In July 1997, the lender advanced an additional $3.7 million, increasing the loan balance to $24.0 million. The loan was secured by the Company's NRLP units with a market value of at least 50% of the principal balance of the loan. The Company paid down the loan by $14.0 million in September 1998 and an additional $5.0 million in October 1998. At December 31, 1998, the loan had a principal balance of $5.0 million. In February 1999, the loan was paid off.

                          AMERICAN REALTY TRUST, INC.

NOTE 11. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In November 1998, the Company obtained a $95.0 million line of credit from Garden Capital, L.P. ("GCLP"), which is a partnership controlled by NOLP. The Company received fundings of $18.9 million in November 1998, $31.1 million in December 1998, and an additional $26.7 million in the first quarter of 1999. The line of credit is secured by second liens on the Company's Waters Edge III, Edgewater Gardens, Chateau Bayou, and Sunset Apartments, its Rosedale Towers Office Building, Katy Road land and the stock of its wholly-owned subsidiaries, NMC, the general partner of Partnership, and ART Holdings, Inc., which owns 3,349,535 NRLP units of limited partner interest. The loan bears interest at 12% per annum, requires monthly interest only payments and matures in November 2003. The Company accounted for its investment in the Partnership under the equity method until December 1998 when NMC was elected general partner of the Partnership. As of December 31, 1998, the accounts of the Partnership are consolidated with those of the Company. The line of credit is eliminated in consolidation. See NOTE 2 "SYNTEK ASSET MANAGEMENT, L.P."

   In August 1996, the Company obtained a $2.0 million loan from a financial institution secured by a pledge of equity securities of the REITs owned by the Company and Common Stock of the Company owned by BCM, with a market value at the time of $4.0 million. The Company received net cash of $2.0 million after the payment of various closing costs. The loan was paid in full from the proceeds of a new $4.0 million loan from another financial institution secured by a pledge of equity securities of the REITs owned by the Company and Common Stock of the Company owned by BCM with a market value at the time of $10.4 million. The Company received net cash of $2.0 million after paying off the $2.0 million loan. In January 1998, the lender made an additional $2.0 million loan. This loan is also secured by a pledge of Common Stock of the Company owned by BCM with a market value at the time of $4.7 million. The Company received net cash of $2.0 million. The loans mature in February 2000.

   In September 1996, the Company obtained a $2.0 million loan from a financial institution secured by a pledge of equity securities of the REITs owned by the Company and Common Stock of the Company owned by BCM with a market value, at the time, of $9.1 million. The Company received net cash of $2.0 million after the payment of various closing costs. In October 1998, the lender advanced an additional $1.0 million, increasing the loan balance to $3.0 million. The loan matures in January 2000.

   In May, June and July 1997, the Company obtained a total of $8.0 million in mortgage loans from entities and trusts affiliated with the limited partner, at the time, in a partnership that owned approximately 15.8% of the Company's outstanding shares of Common Stock. See NOTE 9. "NOTES AND INTEREST PAYABLE." In January 1998, one of the loans in the amount of $2.0 million was paid off and in April 1998, a second loan in the amount of $3.0 million was also paid off. In April 1998, the Company obtained an additional $2.0 million loan from such entities. In July 1998, the third loan of $3.0 million loan was paid off. In September 1998, the Company obtained a $5.0 million loan from such entities. In October 1998, the April $2.0 million loan was paid off. In December 1998, the Company obtained a $2.0 million loan from such entities. At December 31, 1998, loans with a principal balance of $7.0 million were outstanding, they bear interest at 12.5% per annum compounded monthly and mature in April 1999 and May 1999. See NOTE 9. "NOTES AND INTEREST PAYABLE."

   As of December 31, 1998, the Company sold to BCM three matured mortgage notes, at their carrying value of $628,000. No gain or loss was recognized on the sale. See NOTE 3. "NOTES AND INTEREST RECEIVABLE."

NOTE 12. DIVIDENDS

   In June 1996, the Board of Directors resumed the payment of quarterly dividends on the Company's Common Stock. Common dividends totaling $2.3 million or $.20 per share were declared in 1998, $2.0 million

                          AMERICAN REALTY TRUST, INC.

or $.20 per share in 1997 and $1.5 million or $.15 per share in 1996. The Company reported to the Internal Revenue Service that 100% of the dividends paid in 1998 and 1996 represented a return of capital and 100% of the dividends paid in 1997 represented ordinary income.

NOTE 13. PREFERRED STOCK

   The Company's Series B 10% Cumulative Convertible Preferred Stock consisted of a maximum of 4,000 shares with a par value of $2.00 per share and a liquidation preference of $100.00 per share. Dividends were payable at the rate of $10.00 per year or $2.50 per quarter to stockholders of record on the 15th day of each March, June, September and December when and as declared by the Board of Directors. The Series B Preferred Stock was convertible between May 8, 1998 and June 8, 1998, into Common Stock of the Company at 90% of the average daily closing price of the Company's Common Stock on the prior 30 trading days. In May 1998, the 4,000 shares of Series B Preferred Stock outstanding were converted into 30,211 shares of the Company's Common Stock.

   The Company's Series C 10% Cumulative Convertible Preferred Stock consisted of a maximum of 16,681 shares with a par value of $2.00 per share and a liquidation preference of $100.00 per share. Dividends were payable at the rate of $10.00 per year or $2.50 per quarter to stockholders of record on the 15th day of each March, June, September and December when and as declared by the Board of Directors. The Series C Preferred Stock was convertible between November 25, 1998 and February 23, 1999, into Common Stock of the Company at 90% of the average daily closing price of the Company's Common Stock on the prior 30 trading days. In November 1998, the 16,681 outstanding shares of Series C Preferred Stock were redeemed at their liquidation preference of $100.00 per share plus accrued and unpaid dividends.

   The Company's Series D 9.5% Cumulative Preferred Stock consists of a maximum of 91,000 shares with a par value of $2.00 per share and a liquidation preference of $20.00 per share. Dividends are payable at the rate of $1.90 per year or $.475 per quarter to stockholders of record on the last day of each March, June, September and December when and as declared by the Board of Directors. The Series D Preferred Stock is reserved for the conversion of the Class A limited partner units of Ocean Beach Partners, L.P. The Class A units may be exchanged for Series D Preferred Stock at the rate of 20 Class A units for each share of Series D Preferred Stock. No more than one-third of the Class A units may be exchanged prior to May 31, 2001. Between June 1, 2001 and May 31, 2006 all unexchanged Class A units are exchangeable. At December 31, 1998, none of the Series D Preferred Stock was issued.

   The Company's Series E 10% Cumulative Convertible Preferred Stock consists of a maximum of 80,000 shares with a par value of $2.00 per share and a liquidation preference of $100.00 per share. Dividends are payable at the rate of $10.00 per year or $2.50 per quarter to stockholders of record on the last day of each March, June, September and December when and as declared by the Board of Directors, for periods prior to November 4, 1999 and $11.00 per year or $2.75 per quarter thereafter. The Series E Preferred Stock is reserved for the conversion of the Class A limited partner units of Valley Ranch, L.P. The Class A units may be exchanged for Series E Preferred Stock at the rate of 100 Class A units for each share of Series E Preferred Stock. The Series E Preferred Stock is convertible into Common Stock of the Company at 80% of the average daily closing price of the Company's Common Stock on the prior 20 trading days. Only 37.50% of the Series E Preferred Stock may be converted prior to November 3, 1999. Between November 4, 1999 and November 3, 2001 an additional 12.50% of the Series E Preferred Stock may be converted, and the remainder may be converted on or after November 4, 2001. At December 31, 1998, none of the Series E Preferred Stock was issued.

   The Company's Series F 10% Cumulative Convertible Preferred Stock consists of a maximum of 15,000,000 shares with a par value of $2.00 per share and a liquidation preference of $10.00 per share. Dividends are payable at the rate of $1.00 per year or $.25 per quarter to stockholders of record on the last day of each

                          AMERICAN REALTY TRUST, INC.

March, June, September and December when and as declared by the Board of Directors. The Series F Preferred Stock may be converted, after August 15, 2003, into Common Stock of the Company at 90% of the average daily closing price of the Company's Common Stock for the prior 20 trading days. At December 31, 1998, 3,350,000 shares of Series F Preferred Stock were issued and outstanding and 1,948,797 shares were reserved for issuance as future consideration in various business transactions.

   The Company's Series G 10% Cumulative Convertible Preferred Stock consists of a maximum of 11,000 shares with a par value of $2.00 per share, and a liquidation preference of $100.00 per share. Dividends are payable at the rate of $10.00 per year or $2.50 per quarter to stockholders of record on the last day of each March, June, September and December when and as declared by the Board of Directors. 10,000 shares of the Series G Preferred Stock are reserved for the conversion of the Class A limited partner units of Grapevine American, L.P. The Class A units may be exchanged for Series G Preferred Stock at the rate of 100 Class A units for each share of Series G Preferred Stock, on or after October 6, 1999. The Series G Preferred Stock may be converted, after October 6, 2000, into Common Stock of the Company at 90% of the average daily closing price of the Company's Common Stock for the 20 prior trading days. At December 31, 1998, 1,000 shares of the Series G Preferred Stock was issued.

   The Company's Series H 10% Cumulative Convertible Preferred Stock consists of a maximum of 231,750 shares with a par value of $2.00 per share, and a liquidation preference of $10.00 per share. Dividends are payable quarterly at the rate of $.70 per year until June 30, 1999, $.80 from July 1, 1999 through June 30, 2000, $.90 per year from July 1, 2000 through June 30, 2001 and $.10 per year from July 1, 2001 and thereafter, to stockholders of record on the last day of each March, June, September and December when and as declared by the Board of Directors. The Series H Preferred Stock is reserved for the conversion of the Class A limited partner units of ART Palm, L.L.C. The
Class A units may be exchanged for Series H Preferred Stock at the rate of 100 Class A units for each share of Series H Preferred Stock at any time after July 13, 1999. The Series H Preferred Stock may be converted into 25,000 shares of the Company's Common Stock after December 31, 2000, 25,000 shares on or after June 30, 20002, 25,000 shares on or after June 30, 2003, 25,000 shares on or after December 31, 2005 and all remaining outstanding shares on or after December 31, 2006 at 90% of the average daily closing price of the Company's Common Stock for the 20 prior trading days. At December 31, 1998, none of the Series H Preferred Stock was issued.

NOTE 14. STOCK OPTIONS

   In January 1998, the Company's shareholders approved the 1997 Stock Plan ("Option Plan"). Under the Option Plan, options have been granted to certain Company officers and key employees of BCM and its affiliates. The Option Plan provides for options to purchase up to 300,000 shares of the Company's Common Stock. All grants are determined by the Option Committee of the Board of Directors. Options granted pursuant to the Option Plan are exercisable beginning one year after the date of grant and expire the earlier of three months after termination of employment or ten years from the date of grant.

   The following table summarizes stock option activity:

                                                                 Options
                                                Exercise -----------------------
                                                 Price   Outstanding Exercisable
                                                -------- ----------- -----------
   January 1, 1998............................. $   --         --        --
   Options granted.............................   15.00    293,750       --
   Options forfeited...........................   15.00   ( 17,000)      --
                                                -------   --------       ---
   December 31, 1998........................... $ 15.00    276,750       --
                                                =======   ========       ===

   In January 1999, the Company's stockholders approved the Director's Stock Option Plan ("Director's Plan") which provides for options to purchase up to 40,000 shares of the Company's Common Stock. Options

                          AMERICAN REALTY TRUST, INC.

granted pursuant to the Director's Plan are immediately exercisable and expire on the earlier of the first anniversary of the date on which a Director ceases to be a Director or ten years from the date of grant. Each Independent Director was granted an option to purchase 1,000 shares at an exercise price of $16.25 per share on January 11, 1999, the date stockholders approved the plan. Each Independent Director will be awarded an option to purchase an additional 1,000 shares on January 1 of each year.

   The Company applies Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its Option Plans. All share options issued by the Company have exercise prices equal to the market price of the shares at the dates of grant. Accordingly, no compensation cost has been recognized for its option plans. Had compensation cost for the Company's option plans been determined based on the fair value at the grant dates consistent with the method of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation,", the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below.

                                                                 1998
                                                         ---------------------
                                                         As Reported Pro Forma
                                                         ----------- ---------
   Net (loss) applicable to common shares...............  $(23,982)  $(24,374)
   Net (loss) applicable to common shares, per share ...     (2.24)     (2.38)

   The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                                           1998
                                                                           ----
   Dividend yield......................................................... 1.25%
   Expected volatility....................................................   30%
   Risk-free interest rate................................................ 5.35%
   Expected lives (in years)..............................................    7
   Forfeitures............................................................   10%

   The weighted average fair value per share of options granted in 1998 was $5.67.

NOTE 15. ADVISORY AGREEMENT

   Although the Board of Directors is directly responsible for managing the affairs of the Company and for setting the policies which guide it, the day-to-day operations of the Company are performed by BCM, a contractual advisor under the supervision of the Board of Directors. The duties of the advisor include, among other things, locating, investigating, evaluating and recommending real estate and mortgage loan investment and sales opportunities as well as financing and refinancing sources. BCM as advisor also serves as a consultant in connection with the Company's business plan and investment policy decisions made by the Board of Directors.

   BCM has been providing advisory services to the Company since February 6, 1989. BCM is a company owned by a trust for the benefit of the children of Gene E. Phillips. Mr. Phillips served as Chairman of the Board and as a Director of the Company until November 16, 1992. Mr. Phillips also served as a director of BCM until December 22, 1989, and as Chief Executive Officer of BCM until September 1, 1992. Mr. Phillips serves as a representative of the trust for the benefit of his children that owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to BCM's performance of advisory services to the Company. Karl L. Blaha, President and a Director of the Company serves as Executive Vice President--Commercial Asset Management of BCM.

   The Advisory Agreement provides that BCM shall receive base compensation at the rate of 0.125% per month (1.5% on an annualized basis) of the Company's Average Invested Assets. On October 23, 1991, based

                          AMERICAN REALTY TRUST, INC.

on the recommendation of BCM, the Board of Directors approved a reduction in BCM's base advisory fee by 50% effective October 1, 1991. This reduction remains in effect until the Company's earnings for the four preceding quarters equals or exceeds $.50 per share.

   In addition to base compensation, the Advisory Agreement provides that BCM, or an affiliate of BCM, receive an acquisition fee for locating, leasing or purchasing real estate for the Company; a disposition fee for the sale of each equity investment in real estate; a loan arrangement fee; an incentive fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity, and 10% of the excess of net capital gains over net capital losses, if any; and a mortgage placement fee, on mortgage loans originated or purchased.

   The Advisory Agreement further provides that BCM shall bear the cost of certain expenses of its employees not directly identifiable to the Company's assets, liabilities, operations, business or financial affairs; and miscellaneous administrative expenses relating to the performance of its duties under the Advisory Agreement.

   If and to the extent that the Company shall request BCM, or any director, officer, partner or employee of BCM, to render services to the Company other than those required to be rendered by BCM under the Advisory Agreement, such additional services, if performed, will be compensated separately on terms agreed upon between such party and the Company from time to time. The Company has requested that BCM perform loan administration functions, and the Company and BCM have entered into a separate agreement, as described below.

   The Advisory Agreement automatically renews from year to year unless terminated in accordance with its terms. Management believes that the terms of the Advisory Agreement are at least as fair as could be obtained from unaffiliated third parties. Since October 4, 1989, BCM has acted as loan administration/servicing agent for the Company, under an agreement terminable by either party upon thirty days' notice, under which BCM services the Company's mortgage notes and receives as compensation a monthly fee of .125% of the month-end outstanding principal balances of the mortgage notes serviced.

NOTE 16. PROPERTY MANAGEMENT

   Since February 1, 1990, affiliates of BCM have provided property management services to the Company. Currently, Carmel Realty Services, Ltd. ("Carmel, Ltd.") provides property management services for a fee of 5% or less of the monthly gross rents collected on the properties under its management. Carmel, Ltd. subcontracts with other entities for property-level management services to the Company at various rates. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (1) First Equity Properties, Inc. ("First Equity"), which is 50% owned by a subsidiary of BCM, (2) Gene E. Phillips and
(3) a trust for the benefit of the children of Mr. Phillips. Carmel, Ltd. subcontracts the property-level management of 15 of the Company's commercial properties (office buildings, shopping centers and a merchandise mart) and its hotels to Carmel Realty, Inc. ("Carmel Realty"), which is a company owned by First Equity. Carmel Realty is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Carmel, Ltd.

                          AMERICAN REALTY TRUST, INC.

NOTE 17. ADVISORY FEES, PROPERTY MANAGEMENT FEES, ETC.

   Fees and cost reimbursements to BCM and its affiliates were as follows:

                                                         1998    1997    1996
                                                        ------- ------- ------
   Fees
    Advisory and mortgage servicing.................... $ 3,845 $ 2,657 $1,539
    Loan arrangement...................................     804     592    806
    Brokerage commissions..............................   7,450   7,586  1,889
    Property and construction management and leasing
     commissions*......................................   1,752     865    892
                                                        ------- ------- ------
                                                        $13,851 $11,700 $5,126
                                                        ======= ======= ======
   Cost reimbursements................................. $ 1,832 $ 1,809 $  691
                                                        ======= ======= ======

--------
*Net of property management fees paid to subcontractors, other than Carmel
   Realty.

                          AMERICAN REALTY TRUST, INC.

NOTE 18. OPERATING SEGMENTS

   Significant differences among the accounting policies of the segments as compared to the Company's consolidated financial statements principally involve the calculation and allocation of administrative expenses. Management evaluates the performance of its operating segments and allocates resources to them based on net operating income and cash flow. The Company based reconciliation of expenses that are not reflected in the segments is $8.2 million of administrative expenses. There are no intersegment revenues and expenses and the Company conducts all of its business within the United States.

   The table below presents information about the reported operating income of the Company for 1998 and 1997. Asset information by operating segment is also presented below.

                         Commercial
                         Properties Apartments Hotels    Land     PWSI   Receivables Other  Total
                         ---------- ---------- ------- --------  ------- ----------- ----- --------
1998
----
Operating revenue.......  $16,539    $ 14,230  $32,221 $    501  $28,883   $  --      $--  $ 92,374
Operating expenses......    9,727       8,755   24,361    6,349   24,840      --       --    74,032
Interest income.........      --          --       --       --       --       188      --       188
                          -------    --------  ------- --------  -------   ------    ----- --------
Net operating income
 (loss).................    6,812       5,475    7,860   (5,848)   4,043      188      --    18,530
Depreciation and
 amortization...........    1,574       1,412    2,320      --     1,273      --       411    6,990
Interest on debt........    3,803       4,396    7,560   29,058      579      --     6,228   51,624
Capital expenditures....      110         --     1,383    2,577      166      --       --     4,236
Segment assets..........   87,581     286,317   78,455  282,300   24,449   52,053      253  811,408

                                                                          Land
                                                                         -------
Property sales:
Sales price.....................................................         $51,602
Cost of sales...................................................          34,348
                                                                         -------
Gain on sale....................................................         $17,254
                                                                         =======

                         Commercial
                         Properties Hotels   Land     PWSI   Receivables Other  Total
                         ---------- ------- -------  ------- ----------- ----- -------
1997
----
Operating revenue.......  $13,842   $14,944 $   289  $24,953   $  --     $ --  $54,028
Operating expenses......   10,006    11,232   2,957   19,964      --       --   44,159
Interest income.........      --        --      --       --     2,835      --    2,835
                          -------   ------- -------  -------   ------    ----- -------
Net operating income
 (loss).................    3,836     3,712  (2,668)   4,989    2,835      --   12,704
Depreciation and
 amortization...........    1,266       973     --       677               626   3,542
Interest on debt........    3,252     2,698  20,573      935      --     2,773  30,231
Capital expenditures....    8,855     1,568     570    2,695      --       --   13,688
Segment assets..........   50,185    73,072 178,938   18,271   25,526      258 346,250

                                                              Commercial
                                                              Properties  Land
                                                              ---------- -------
Property sales:
Sales price..................................................  $10,986   $52,970
Cost of sales................................................   10,400    36,427
                                                               -------   -------
Gain on sale.................................................  $   586   $16,543
                                                               =======   =======

                          AMERICAN REALTY TRUST, INC.

NOTE 19. INCOME TAXES

   Financial statement loss varies from federal tax return loss, principally due to the accounting for income and losses of investees, gains and losses from asset sales, depreciation on owned properties, amortization of discounts on notes receivable and the difference in the allowance for estimated losses. At December 31, 1998, the Company had tax net operating loss carryforwards of $29.0 million expiring through 2018.

   At December 31, 1998, the Company had a deferred tax benefit of $8.0 million due to tax deductions available to it in future years. However, due to, among other factors, the Company's inconsistent earnings history, the Company was unable to conclude that the future realization of such deferred tax benefit, which requires the generation of taxable income, was more likely than not. Accordingly, a valuation allowance for the entire amount of the deferred tax benefit has been recorded.

NOTE 20. EXTRAORDINARY GAIN

   In 1996, the Company recognized an extraordinary gain of $381,000 representing its equity share of equity investees' extraordinary gains from the early payoff of debt and from an insurance settlement.

NOTE 21. RENTS UNDER OPERATING LEASES

   The Company's operations include the leasing of commercial properties (office buildings, shopping centers and a merchandise mart). The leases thereon expire at various dates through 2013. The following is a schedule of minimum future rents under non-cancelable operating leases as of December 31, 1998:

   1999................................................................. $11,248
   2000.................................................................   9,390
   2001.................................................................   7,273
   2002.................................................................   6,518
   2003.................................................................   5,833
   Thereafter...........................................................  16,294
                                                                         -------
                                                                         $56,556
                                                                         =======

   PWSI conducts its operations from leased facilities which includes an office, warehouse, and 57 pizza parlor locations for which a lease was signed and the pizza parlor was either open at December 31, 1998 or scheduled to open thereafter. The leases expire over the next 14 years. PWSI also leases vehicles under operating leases. The following is a schedule of minimum future rent commitments under operating leases as of December 31, 1998:

   1999................................................................. $ 2,318
   2000.................................................................   2,271
   2001.................................................................   2,130
   2002.................................................................   2,039
   2003.................................................................   1,922
   Thereafter...........................................................   9,187
                                                                         -------
                                                                         $19,867
                                                                         =======

   Total facilities and automobile rent expense relating to these leases was $2.7 million in 1998 and $1.3 million in 1997.

                          AMERICAN REALTY TRUST, INC.

NOTE 22. QUARTERLY RESULTS OF OPERATIONS

   The following is a tabulation of the Company's quarterly results of operations for the years 1998 and 1997 (unaudited):

                                             Three Months Ended
                                -----------------------------------------------
                                March 31,  June 30,  September 30, December 31,
                                ---------  --------  ------------- ------------
1998
Revenue.......................  $ 18,249   $ 22,690    $ 23,291     $  22,856
Expense.......................    29,744     35,830      38,676        60,861
                                --------   --------    --------     ---------
(Loss) from operations........   (11,495)   (13,140)    (15,385)      (38,005)
Equity in income of
 investees....................     2,387     18,943       6,099        10,537
Gains on sale of real estate..       --       8,974       5,718         2,562
                                --------   --------    --------     ---------
Net income (loss).............    (9,108)    14,777      (3,568)      (24,906)
Preferred dividend
 requirement..................       (51)       (84)       (502)         (540)
                                --------   --------    --------     ---------
Net income (loss) applicable
 to Common shares.............  $ (9,159)  $ 14,693    $ (4,070)    $ (25,446)
                                ========   ========    ========     =========
Earnings per share
Net income (loss).............  $   (.86)  $   1.38    $   (.38)    $   (2.38)
                                ========   ========    ========     =========

                                             Three Months Ended
                                -----------------------------------------------
                                March 31,  June 30,  September 30, December 31,
                                ---------  --------  ------------- ------------
1997
Revenue.......................  $ 12,126   $ 12,100    $ 15,039     $  17,766
Expense.......................    16,288     18,364      24,296        31,304
                                --------   --------    --------     ---------
(Loss) from operations........    (4,162)    (6,264)     (9,257)      (13,538)
Equity in income of
 investees....................       146      4,941        (145)        5,555
Gains on sale of real estate..     4,287      3,863       3,205         8,941
                                --------   --------    --------     ---------
Net income (loss).............       271      2,540      (6,197)          958
Preferred dividend
 requirement..................       (50)       (49)        (49)          (58)
                                --------   --------    --------     ---------
Net income (loss) applicable
 to Common shares.............  $    221   $  2,491    $ (6,246)    $     900
                                ========   ========    ========     =========
Earnings per share
Net income (loss).............  $    .02   $    .21    $   (.52)    $     .07
                                ========   ========    ========     =========

NOTE 23. COMMITMENTS AND CONTINGENCIES

   Liquidity. Although the Company anticipated that it would generate excess cash from operations in 1998, such excess cash did not materialize and, therefore, was not sufficient to discharge all of the Company's debt obligations as they became due. The Company relied on additional borrowings and, to a lesser extent, land sales to meet its cash requirements. In 1999, the Company expects that it will generate excess cash from operations, due to increased rental rates and occupancy at its properties, however, such excess will not be sufficient to discharge all of the Company's debt obligations as they mature. The Company will also rely on aggressive land sales, selected property sales and, to the extent necessary, additional borrowings to meet its cash requirements.

   Litigation. The Company is involved in various lawsuits arising in the ordinary course of business. In the opinion of the Company's management the outcome of these lawsuits will not have a material impact on the Company's financial condition, results of operations or liquidity.

                          AMERICAN REALTY TRUST, INC.

NOTE 24. SUBSEQUENT EVENTS

   In January 1999, the Partnership sold the 199 unit Olde Towne Apartments in Middleton, Ohio, for $4.6 million, receiving net cash of $4.4 million after the payment of various closing costs. A gain will be recognized on the sale.

   In February 1999, the Company purchased Frisco Bridges land, a 336.8 parcel of unimproved land in Collin County, Texas, for $46.8 million. The Company paid $7.8 million in cash and obtained mortgage financing totaling $39.0 million. Seller financing in the amount of $22.0 million, secured by 191.5 acres of the parcel, bears interest at 14% per annum, requires monthly interest only payment, and matures in January 2000. A mortgage in the amount of $15.0 million, secured by 125.0 acres of the parcel, bears interest at the prime rate plus 4.5%, currently 12.25% per annum, requires three quarterly principal reduction payments of $3.0 million on each of May 1, August 1 and November 1, 1999 in addition to monthly interest payments and matures in February 2000. Another mortgage in the amount of $2.0 million, secured by 13.5 acres of the parcel, bears interest at 14% per annum, requires monthly interest only payments and matures in January 2000. The Company's Double O land in Las Colinas, Texas and its Desert Wells land in Palm Desert, California are pledged as additional collateral for these loans. The Company drew down $6.0 million under its line of credit with the CCLP, for a portion of the cash requirement.

   Also in February 1999, the Company sold a 4.6 acre tract of its Plano Parkway land parcel, for $1.2 million. Simultaneously with the sale, the mortgage debt secured by such land parcel was refinanced in the amount of $7.1 million. The new mortgage bears interest at the prime rate plus 4.5%, currently 12.25% per annum, requires monthly interest only payments and matures in January 2000. The net cash from the sale and refinancing along with an additional $921,000 were used to payoff the $8.9 million mortgage secured by the land parcel.

   Further in February 1999, the Partnership sold the 225 unit Santa Fe Apartments in Kansas City, Missouri, for $4.6 million, receiving net cash of $4.3 million after the payment of various closing costs. A gain will be recognized on the sale.

   In February 1999, the Partnership sold the 480 unit Mesa Ridge Apartments in Mesa, Arizona, for $19.5 million, receiving net cash of $793,000 after the payment of various closing costs and remitting $17.8 million to the lender to hold in escrow pending a substitution of collateral. Such funds will be released when substitute collateral is approved. If substitute collateral is not provided by August 1999, $13.0 million of the escrow will be applied against the mortgage's principal balance, approximately $885,000 will be retained by the lender as a prepayment penalty and the remaining $3.9 million will be returned to the Partnership. A gain will be recognized on the sale.

   Also in February 1999, GCLP funded a $5.0 million unsecured loan to Davister Corp., which at December 31, 1998, owned approximately 15.8% of the outstanding shares of the Company's Common Stock. The loan bears interest at 12.0% per annum and matures in February 2000. All principal and interest are due at maturity. The loan is guaranteed by BCM.

   In March 1999, the Company sold two tracts totaling 9.9 acres of its Mason/Goodrich land parcel, for $956,000, receiving net cash of $33,000 after paying down by $860,000 the mortgage secured by such land parcel and the payment of various closing costs. A gain will be recognized on the sale.

   Also in March 1999, the Company sold a 13.7 acre tract of its McKinney Corners II and IV land parcels, for $7.7 million, receiving no net cash after paying down by $5.5 million the mortgage debt secured by such land parcels, the funding of required escrows and the payment of various closing costs. A gain will be recognized on the sale.

              Consent of Independent Certified Public Accountants


National Realty, L.P.
Dallas, Texas

We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting a part of this Form S-4 Registration Statement of our report dated March 24, 1999 relating to the consolidated financial statements and schedules of National Realty, L.P. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




/s/ BDO SEIDMAN, LLP

BDO SEIDMAN, LLP




Dallas, Texas
December 30, 1999

   The accompanying Consolidated Financial Statements have not been audited by independent certified public accountants, but in the opinion of the management of National Realty, L.P., all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of consolidated results of operations, consolidated financial position and consolidated cash flows at the dates and for the periods indicated, have been included.

                             NATIONAL REALTY, L.P.

                          CONSOLIDATED BALANCE SHEETS

                                                     September 30, December 31,
                                                         1999          1998
                                                     ------------- ------------
                                                       (dollars in thousands)
                      Assets
Real estate held for investment
  Land.............................................    $  37,462    $  39,400
  Buildings and improvements.......................      302,381      325,779
                                                       ---------    ---------
                                                         339,843      365,179
  Less--accumulated depreciation...................     (167,550)    (197,770)
                                                       ---------    ---------
                                                         172,293      167,409

Notes and interest receivable
  Performing (including $116,889 in 1999 and
   $62,357 in 1998 from affiliates)................      139,946      109,628
  Nonperforming....................................       13,936        6,807
                                                       ---------    ---------
                                                         153,882      116,435
  Less--allowance for estimated losses.............       (1,910)      (1,910)
                                                       ---------    ---------
                                                         151,972      114,525

Cash and cash equivalents..........................          705        9,025
Accounts receivable (including $8,748 in 1999 and
 $11,046 in 1998 from affiliates)..................       11,316       12,316
Prepaid expenses...................................          832        1,230
Escrow deposits and other assets (including $730 in
 1998 from affiliates).............................        7,146       20,506
Marketable equity securities of affiliate, (at
 market)...........................................        3,156        3,205
Deferred financing costs...........................        8,728        9,566
                                                       ---------    ---------
                                                       $ 356,148    $ 337,782
                                                       =========    =========

                             NATIONAL REALTY, L.P.

                                                     September 30, December 31,
                                                         1999          1998
                                                     ------------- ------------
                                                       (dollars in thousands)
     Liabilities and Partners' Equity (Deficit)
Liabilities
  Notes and interest payable........................   $297,975      $358,100
  Accrued property taxes............................      4,923         7,121
  Accounts payable and other liabilities (including
   $1,114 in 1999 to affiliates)....................      2,407         1,757
  Tenant security deposits..........................      2,444         2,919
                                                       --------      --------
                                                        307,749       369,897

Commitments and contingencies

Partners' equity (deficit)
  General Partner...................................      1,242          (408)
  Limited Partners (6,321,524 units in 1999 and
   6,321,609 in 1998)...............................     44,271       (34,642)
  Unrealized gain on marketable equity securities of
   affiliate........................................      2,886         2,935
                                                       --------      --------
                                                         48,399       (32,115)
                                                       --------      --------
                                                       $356,148      $337,782
                                                       ========      ========


  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                             NATIONAL REALTY, L.P.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                     For the Three Months   For the Nine Months
                                      Ended September 30,   Ended September 30,
                                     ---------------------  -------------------
                                        1999       1998       1999      1998
                                     ---------- ----------  --------- ---------
                                      (dollars in thousands, except per unit)
Revenues
  Rents............................  $   21,884 $   26,036  $  69,039 $  81,197
  Interest.........................       4,610      1,861     13,182     4,464
                                     ---------- ----------  --------- ---------
                                         26,494     27,897     82,221    85,661
Expenses
  Interest.........................       7,324      6,572     21,398    23,483
  Deferred borrowing costs.........          --      2,607         --    10,346
  Depreciation.....................       1,951      2,618      6,051     7,432
  Property taxes & insurance.......       2,227      2,584      7,015     8,196
  Utilities........................       2,122      2,601      6,557     8,247
  Property-level payroll costs.....       1,404      1,656      3,972     4,944
  Repairs and maintenance..........       5,545      7,351     15,477    18,821
  Other operating expenses.........         777      1,022      2,755     3,365
  Property management fees.........       1,097      1,294      3,446     3,668
  General and administrative.......       1,529      1,524      5,492     5,075
  General partner incentive
   disposition fee.................         200         --      1,148        --
                                     ---------- ----------  --------- ---------
                                         24,176     29,829     73,311    93,577
                                     ---------- ----------  --------- ---------

Income (loss) from operations......       2,318     (1,932)     8,910    (7,916)
Gain on sale of real estate........      49,614      5,583     74,019    34,216
                                     ---------- ----------  --------- ---------
Net income.........................  $   51,932 $    3,651  $  82,929 $  26,300
                                     ========== ==========  ========= =========

Earnings per unit
Net income.........................  $     8.05 $      .57  $   12.86 $    4.08
                                     ========== ==========  ========= =========

Weighted average units of limited
 partner interest used in computing
 earnings per unit.................   6,321,525  6,321,622  6,321,533 6,322,528
                                     ========== ==========  ========= =========


  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                             NATIONAL REALTY, L.P.

             CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY (DEFICIT)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                        Accumulated  Accumulated
                                                           Other      Partners'
                                    General  Limited   Comprehensive   Equity
                                    Partner  Partners     Income      (Deficit)
                                    -------  --------  ------------- -----------
                                     (dollars in thousands, except per unit)

Balance, January 1, 1999........... $ (408)  $(34,642)    $2,935      $(32,115)

Comprehensive income

  Unrealized (loss) on marketable
   equity securities of affiliate..     --         --        (49)          (49)
  Net income.......................  1,650     81,279         --        82,929
                                                                      --------
                                                                        82,880

Distributions ($.375 per unit).....     --     (2,366)        --        (2,366)
                                    ------   --------     ------      --------

Balance, September 30, 1999........ $1,242   $ 44,271     $2,886      $ 48,399
                                    ======   ========     ======      ========



  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                             NATIONAL REALTY, L.P.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               For the Nine
                                                               Months Ended
                                                              September 30,
                                                            -------------------
                                                              1999      1998
                                                            --------  ---------
                                                               (dollars in
                                                                thousands)
Cash Flows From Operating Activities
  Rents collected.......................................... $ 69,404  $  78,897
  Interest collected.......................................    8,189      2,768
  Interest paid............................................  (19,707)   (22,145)
  Payments for property operations.........................  (40,974)   (50,765)
  General and administrative expenses paid.................   (4,228)    (5,045)
  Other....................................................     (173)        --
                                                            --------  ---------
    Net cash provided by operating activities..............   12,511      3,710

Cash Flows From Investing Activities
  Proceeds from sale of real estate........................  102,559     51,995
  Acquisition of real estate...............................   (7,248)        --
  Real estate improvements.................................  (13,092)    (1,650)
  Collections on notes receivable..........................   18,365     22,632
  Funding of notes receivable..............................  (83,310)   (24,539)
  General partner incentive disposition fee................   (1,148)        --
                                                            --------  ---------
    Net cash provided by investing activities..............   16,126     48,438

Cash Flows From Financing Activities
  Proceeds from notes payable..............................   53,376    327,057
  Payments on notes payable................................  (96,240)  (332,822)
  Escrow refunds...........................................    8,204         --
  Reimbursements from (advances to) affiliates.............    2,298     (7,319)
  Distributions to unitholders.............................   (2,366)    (2,373)
  Distributions to Garden Capital, L.P. general partners...     (934)    (1,098)
  Deferred financing costs.................................   (1,025)   (10,143)
  Deposits on pending financings...........................     (270)      (425)
                                                            --------  ---------
    Net cash (used in) financing activities................  (36,957)   (27,123)
                                                            --------  ---------
    Net increase (decrease) in cash and cash equivalents...   (8,320)    25,025

Cash and cash equivalents at beginning of period...........    9,025     17,180
                                                            --------  ---------
Cash and cash equivalents at end of period................. $    705  $  42,205
                                                            ========  =========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                             NATIONAL REALTY, L.P.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              For the Nine
                                                              Months Ended
                                                              September 30,
                                                            ------------------
                                                              1999      1998
                                                            --------  --------
                                                               (dollars in
                                                               thousands)
Reconciliation of net income to net cash provided by
 operating activities

Net income................................................. $ 82,929  $ 26,300
 Adjustments to reconcile net income to net cash provided
  by operating activities:
  Depreciation.............................................    6,051     7,432
  Amortization of deferred borrowing costs.................    1,772     2,649
  Deferred borrowing costs written off.....................       --    10,346
  Gain on sale of real estate..............................  (74,019)  (34,216)
  (Increase) in other assets...............................   (1,678)   (2,273)
  (Increase) in interest receivable........................   (4,671)     (924)
  (Decrease) in interest payable...........................      (81)   (1,572)
  Increase (decrease) in other liabilities.................    2,208    (4,032)
                                                            --------  --------
    Net cash provided by operating activities.............. $ 12,511  $  3,710
                                                            ========  ========

Schedule of noncash financing activities:
  Unrealized gain (loss) on marketable equity securities... $    (49) $    172
  Notes payable assumed by buyer upon sale of properties...    6,776     8,584
  Conversion of note receivable to partnership interest....   22,678        --
  Note payable from acquisition of real estate.............      974        --



  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                             NATIONAL REALTY, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

   The accompanying Consolidated Financial Statements of National Realty, L.P. and consolidated entities (the "Partnership") have been prepared in conformity with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Operating results for the nine month period ended September 30, 1999, are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. For further information, refer to the Consolidated Financial Statements and Notes thereto included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 Form 10-K").

   Certain balances for 1998 have been reclassified to conform to the 1999 presentation.

NOTE 2. ORGANIZATION

   National Realty, L.P. ("National Realty") is a limited partnership which commenced operations on September 18, 1987, when National Operating, L.P. (the "Operating Partnership" or "NOLP") acquired all of the assets and assumed all of the liabilities, of 35 public and private limited partnerships.

   National Realty is the sole limited partner of the Operating Partnership and owns 99% of the beneficial interest in the Operating Partnership. The general partner and owner of 1% of the beneficial interest in each of National Realty and the Operating Partnership is NRLP Management Corp. (the "General Partner" or "NMC"). NMC is a wholly-owned subsidiary of American Realty Trust, Inc. ("ART"), a publicly held real estate investment company. As of October 29, 1999, ART owned approximately 56.2% of National Realty's outstanding units of limited partner interest.

   In November 1992, the Partnership refinanced 52 of its apartments and a wraparound mortgage note receivable with a financial institution. To facilitate the refinancing, the Operating Partnership transferred those assets to Garden Capital, L.P. ("GCLP"). The Operating Partnership is the sole limited partner with a 99.3% limited partner interest in GCLP. GCLP transferred the acquired apartment net assets, in exchange for a 99% limited partner interest in single asset limited partnerships which were formed for the purpose of operating, refinancing and holding title to the apartments. Each of the remaining single asset limited partnerships has no significant assets other than an apartment encumbered by mortgage debt. Garden National Realty, Inc. ("GNRI"), a wholly-owned subsidiary of ART, is the .7% general partner of GCLP and 1% general partner of the single asset partnerships.

NOTE 3. EARNINGS PER UNIT

   Income per unit of limited partner interest (per "unit") is presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share". Income per unit is computed based upon the weighted average number of units outstanding during each period. The limited partners of National Realty have a 99% interest and the general partner, NMC, has a 1% interest in the net income, net loss and distributions of National Realty. National Realty is allocated 99% of the net income or net loss of NOLP, and the General Partner is allocated 1% of the net income or net loss of the Operating Partnership. The 1% General Partner interest in each of National Realty and the Operating Partnership is equal to a 1.99% interest on a combined basis. Accordingly, income per unit of limited partner interest is derived by multiplying the Partnership's net income by 98.01% and dividing the result by the weighted average number of units outstanding in each period.

                             NATIONAL REALTY, L.P.

NOTE 4. NOTES RECEIVABLE

   In January 1999, the Partnership collected in full a mortgage note receivable with a principal balance of $350,000. In May 1999, the Partnership collected in full a mortgage note receivable with a principal balance of $1.5 million. In both cases, the monies were applied to paydown a note payable partially secured by the mortgage notes.

   In July 1999, the Partnership received $1.3 million in full payment of a mortgage note receivable, including a $400,000 participation fee.

   In June 1999, a mortgage note receivable from an affiliate of JNC Enterprises, Ltd. ("JNC"), in the amount of $4.2 million, matured. The note is secured by (1) a first lien on approximately 450 acres of land in Huerfano County, Colorado, known as Cuchara Valley Mountain Ski Resort; (2) an assignment of a $2.0 million promissory note which is secured by approximately 2,623 acres of land in Taos County, New Mexico, known as Ski Rio Resort; and
(3) a pledge of all related partnership interests. In August 1999, the Partnership received a paydown of $2.3 million on the note receivable, a portion of the proceeds from the loan funding described in the following paragraph. In September 1999, the Partnership received a paydown of $1.0 million in exchange for extending the note's maturity to October 1999.

   In August 1999, the Partnership funded a $2.6 million loan to JNC. The loan is secured by second liens on a 3.55 acre parcel and a 1.2561 acre parcel of land in Dallas, Texas, and the personal guaranty of JNC's principal partner. The loan bears interest at 16.0% per annum and matures in February 2000. All principal and interest are due at maturity.

   Also in August 1999, a mortgage note receivable in the amount of $942,000 matured. The loan was secured by 4.5 acres of land in Abilene, Texas, collateral assignment of a $220,000 note receivable and the personal guarantees of the principal owners of the borrower. The loan bore interest at 14.0% per annum and all principal and interest were due at maturity. The borrower did not make the required payments of principal and interest and the loan is classified as nonperforming in the September 30, 1999 Consolidated Balance Sheet. The Partnership is negotiating a modification/extension with the borrower. If such negotiation is not successful, and the Partnership forecloses, it expects to incur no loss as the fair value of the collateral property, less estimated costs of sale, exceeds the carrying value of the note.

   During 1998 and through August 1999, the Partnership funded a total of $2.1 million of a $2.2 million loan commitment to Varner Road Partners, L.L.C. The loan is secured by 129.77 acres of land in Riverside County, California, and a pledge of the stock of the borrower. The loan bears interest at 15.0% per annum and matures in November 1999. All principal and interest are due at maturity.

   During 1998 and 1999, the Partnership funded a total of $31.0 million of a $52.5 million loan commitment to Centura Tower, Ltd ("Centura"). The loan was secured by 2.244 acres of land and an office building under construction in Farmers Branch, Texas. The loan bore interest at 12.0% per annum, required monthly payments based on net revenues after development of the land and building and matured in January 2003. In August 1999, the Partnership exercised a participation option included in the loan agreement. The Partnership

                             NATIONAL REALTY, L.P.

NOTE 4. NOTES RECEIVABLE (Continued)

obtained a combined 80% general and limited partnership interest in Centura in exchange for a $24.1 million capital contribution through conversion of a portion of the Partnership's note receivable. The $8.3 million balance of the note receivable continues as a loan to Centura from the Partnership, bears interest at a rate of 18.0% per annum, and is payable from cash flows of the project. Centura's other partners will earn a 12% preferred return on their respective capital accounts. In conjunction with the exercise of the participation, Centura obtained a construction loan commitment in the total amount of $30.0 million, which was finalized in October 1999. The loan bears interest at a variable rate, currently 9.4725% per annum, and matures in June 2001. Interest is payable monthly, with the first $2.0 million of interest being drawn from the loan proceeds. The loan is guaranteed by NOLP, NRLP, GCLP and Basic Capital Management, Inc, ("BCM"), an affiliate of the General Partner. In October 1999, Centura received its first draw of $5.0 million under the loan agreement. The Partnership consolidates Centura for financial statement purposes.

   In June 1998, the Partnership funded a $365,000 loan to RB Land & Cattle, L.L.C. The loan is secured by 7,200 acres of undeveloped land near Crowell, Texas, and the personal guarantee of the borrower. The loan bore interest at 10.0% per annum and matured in December 1998. All principal and interest were due at maturity. The borrower did not make the required payments and the loan was classified as nonperforming. The Partnership has begun foreclosure proceedings. The Partnership expects to incur no loss on foreclosure as the fair value of the collateral property, less estimated costs of sale, exceeds the carrying value of the note.

   In August 1998, the Partnership funded a $6.0 million loan to Centura Holdings, LLC, a subsidiary of Centura Tower, Ltd. The loan is secured by
6.4109 acres of land in Farmers Branch, Texas, bears interest at 15.0% per annum and matures in August 2000. All principal and interest are due at maturity. In February 1999, the Partnership funded an additional $37,500.

   Also in August 1998, the Partnership funded a $3.7 million loan to JNC. The loan was secured by a contract to purchase 387 acres of land in Collin County, Texas, and the personal guaranty of JNC's principal partner. The loan bore interest at 12.0% per annum and matured the earlier of termination of the purchase contract or February 1999. All principal and interest were due at maturity. This loan was cross-collateralized with the other JNC loans. In January 1999, ART purchased the contract from JNC and acquired the land. In connection with the purchase, GCLP funded $6.0 million on a then $95.0 million loan commitment to ART. A portion of the funds were used to payoff the $3.7 million JNC note to the Partnership, including accrued but unpaid interest, paydown $1.3 million on the JNC line of credit and paydown $820,000 of the JNC Frisco Panther Partners, Ltd. loan discussed below. See "Related Party."

   Further in August 1998, the Partnership funded a $635,000 loan to La Quinta Partners, LLC. The loan is secured by interest bearing accounts prior to being used as escrow deposits toward the purchase of a total of 956 acres of land in La Quinta, California. The loan bore interest at 10.0% per annum and matured in November 1998. All principal and interest were due at maturity. In November and December 1998, the Partnership received a total of $250,000 in principal paydowns. In the first quarter of 1999, the Partnership received an additional $25,000 paydown. In the second quarter of 1999, the loan was modified, increasing the interest rate to 15.0% per annum and extending the maturity date to November 1999. Accrued but unpaid interest was added to the principal balance, increasing it by $42,000 to $402,000.

   In 1997 and 1998, the Partnership funded a $3.8 million loan to Stratford & Graham Developers, L.L.C. The loan is secured by 1,485 acres of unimproved land in Riverside County, California. In the first nine months of 1999, the Partnership funded an additional $316,000, increasing the loan balance to $4.1 million. The loan bore interest at 15.0% per annum and matured in June 1999. All principal and interest were due at maturity. The borrower did not make the required payments at the loan's maturity and the loan was classified as

                             NATIONAL REALTY, L.P.

NOTE 4. NOTES RECEIVABLE (Continued)

nonperforming. The Partnership has begun foreclosure proceedings. No loss is expected on foreclosure as the fair value of the collateral property, less estimated costs of sale, exceeds the carrying value of the note.

   In October 1998, the Partnership funded three loans to JNC or affiliated entities. The first JNC loan of $1.0 million was secured by a second lien on
3.5 acres of land in Dallas, Texas, and the personal guaranty of JNC's principal partner. The loan bore interest at 14.0% per annum and matured in October 1999. All principal and interest were due at maturity. This loan was paid in full in July 1999. The second loan, also $1.0 million, was secured by a second lien on 2.92 acres of land in Dallas, Texas, and the personal guaranty of JNC's principal partner. The loan bore interest at 14.0% per annum and matured in October 1999. All principal and interest were due at maturity. This loan was paid in full in March 1999. The third loan, in the amount of $2.1 million, was to Frisco Panther Partners, Ltd. The loan is secured by a second lien on 408.23 acres of land in Frisco, Texas, and the personal guaranty of JNC's principal partner. The loan bears interest at 14.0% per annum and matured in October 1999. All principal and interest are due at maturity. This loan is cross-collateralized with the other JNC loans funded by the Partnership. In January 1999, the Partnership received a paydown of $820,000 on the Frisco Panther Partners, Ltd. loan, as discussed above.

   In March 1998, the Partnership ceased receiving the required payments on a $3.0 million note receivable secured by an office building in Dallas, Texas. In October 1998, the Partnership began foreclosure proceedings. In March 1999, the Partnership received payment in full, including accrued but unpaid interest.

   In December 1998, the Partnership funded $3.3 million of a $5.0 million loan commitment to JNC. The loan is secured by a second lien on 1,791 acres of land in Denton County, Texas, and a second lien on 220 acres of land in Tarrant County, Texas. The loan bears interest at 12.0% per annum and matures in December 1999. All principal and interest are due at maturity. The loan is cross-collateralized with the other JNC loans funded by the Partnership. In January 1999, the Partnership received a $1.3 million paydown. In the first half of 1999, the Partnership funded an additional $3.0 million, increasing the loan balance to $5.0 million.

   At December 1998, the Partnership's one wraparound mortgage note receivable was in default. The Partnership has been vigorously pursuing its rights regarding the loan. If the Partnership should be unsuccessful, and the underlying lien holder forecloses the collateral property, the Partnership will incur no loss in excess of previously established reserves.

   Related Party. In 1998 and the first nine months of 1999, GCLP funded $94.7 million of a then $95.0 million loan commitment to ART. The loan is secured by:
(1) second liens on an office building in Minnesota, three apartments in Mississippi and one in Texas, and 130.54 acres of land in Texas, (2) the stock of ART Holdings, Inc., a wholly-owned subsidiary of ART that owned 3,268,535 National Realty units of limited partnership as of October 29, 1999, and (3) the stock of NMC. The loan bears interest at 12.0% per annum, requires monthly payments of interest only and matures in November 2003. In September 1999, the board of GCLP approved an increase in the loan commitment to $125.0 million. In February 1999, GCLP received a $999,000 paydown on the loan. In October 1999, GCLP funded an additional $5.5 million and received a paydown of $150,000.

   In February 1999, GCLP funded a $5.0 million unsecured loan to Davister Corp., which at September 30, 1999, owned approximately 15.8% of the outstanding shares of ART's common stock. The loan bears interest at 12.0% per annum and matures in February 2000. All principal and interest are due at maturity. The loan is guaranteed by BCM.

   Beginning in 1997 and through January 1999, the Partnership funded a $1.6 million loan commitment to Bordeaux Investments Two, L.L.C. ("Bordeaux"). The loan is secured by (1) a 100% interest in Bordeaux,

                             NATIONAL REALTY, L.P.

NOTE 4. NOTES RECEIVABLE (Continued)

which owns a shopping center in Oklahoma City, Oklahoma; (2) 100% of the stock of Bordeaux Investments One, Inc., which owns 6.5 acres of unimproved land in Oklahoma City, Oklahoma; and (3) the personal guarantees of the Bordeaux partners. The loan bears interest at 14.0% per annum. Until November 1998, the loan required monthly payments of interest only at the rate of 12.0% per annum, with the deferred interest payable at maturity in January 1999. In November 1998, the loan was modified to allow payments based on monthly cash flow of the collateral property and the maturity date was extended to December 1999. In the second quarter of 1999, the loan was again modified, increasing the loan commitment to $2.1 million and the Partnership funded an additional $33,000. In the third quarter of 1999, the Partnership funded an additional $213,000. The property has had no cash flow, therefore, the Partnership ceased accruing interest in the second quarter of 1999. In October 1999, the Partnership received a $724,000 paydown on the loan, which was applied first to accrued but unpaid interest due of $261,000 then to principal, reducing the loan balance to $1.4 million. In October 1999, Richard D. Morgan, a Bordeaux shareholder, was elected a director of NMC, the General Partner of the Partnership.

During 1998, the Partnership funded a $1.8 million loan to Warwick of Summit Square, Inc. ("Warwick"). The loan is secured by a second lien on a shopping center in Rhode Island, by 100% of the stock of the borrower and by the personal guarantee of the principal shareholder of the borrower. The loan bears interest at 14.0% per annum and matures in December 1999. All principal and interest are due at maturity. During 1999, the Partnership funded an additional $314,000, increasing the loan balance to $2.1 million. Richard D. Morgan is a Warwick shareholder.

NOTE 5. REAL ESTATE AND DEPRECIATION

   In January 1999, GCLP sold the 199 unit Olde Towne Apartments in Middleton, Ohio, for $4.6 million, receiving net cash of $4.4 million after the payment of various closing costs, including a real estate brokerage commission of $136,000 to Carmel Realty, Inc. ("Carmel Realty"), an affiliate of the General Partner. A gain of $2.7 million was recognized on the sale.

   In February 1999, GCLP sold the 225 unit Santa Fe Apartments in Kansas City, Missouri, for $4.6 million, receiving net cash of $4.3 million after the payment of various closing costs, including a real estate brokerage commission of $137,000 to Carmel Realty. A gain of $1.3 million was recognized on the sale.

   Also in February 1999, GCLP sold the 480 unit Mesa Ridge Apartments in Mesa, Arizona, for $19.5 million, receiving net cash of $793,000 after the payment of various closing costs, including a real estate brokerage commission of $585,000 to Carmel Realty and remitting $17.8 million to the lender to hold in escrow pending a substitution of collateral. In May 1999, the 259 unit Bavarian Woods Apartments and the 149,855 sq. ft. Westwood Shopping Center were approved by the lender as substitute collateral. GCLP received net cash of $7.8 million after paying off $7.2 million in mortgage debt secured by the Bavarian Woods Apartments and Westwood Shopping Center, funding required escrows and the payment of various closing costs on the two properties, and paying off $2.2 million of Mesa Ridge debt, including a $133,000 prepayment penalty. A gain of $12.4 million was recognized on the sale. NMC earned an incentive disposition fee of $948,000 in accordance with the partnership agreement.

   In April 1999, GCLP sold the 166 unit Horizon East Apartments in Dallas, Texas, for $4.0 million, receiving net cash of $1.2 million after paying off $2.6 million in mortgage debt and the payment of various closing costs, including a real estate brokerage commission of $79,000 to Carmel Realty. A gain of $2.2 million was recognized on the sale.

   Also in April 1999, GCLP sold the 120 unit Lantern Ridge Apartments in Richmond, Virginia, for $3.4 million, receiving net cash of $880,000 after the payment of various closing costs, including a real estate brokerage commission of $103,000 to Carmel Realty. The purchaser assumed the $2.4 million mortgage secured by the property. A gain of $2.6 million was recognized on the sale.

   In May 1999, the Partnership purchased the 27,000 sq. ft. Cooley Office Building in Farmers Branch, Texas, for $3.5 million, paying $1.5 million in cash and obtaining mortgage financing of $2.0 million. The

                             NATIONAL REALTY, L.P.

NOTE 5. REAL ESTATE AND DEPRECIATION (Continued)

mortgage bears interest at a variable rate, currently 9.0% per annum, requires monthly payments of principal and interest of $17,875 and matures in May 2019. A real estate brokerage commission of $35,000 was paid to Carmel Realty.

   In June 1999, the Partnership purchased the Lake Houston land, a 33.58 acre parcel of unimproved land in Harris County, Texas, for $2.5 million in cash. A real estate brokerage commission of $75,000 was paid to Carmel Realty. The Partnership has obtained a construction loan in the amount of $13.7 million to develop a 312 unit apartment complex on the site. Construction costs are expected to approximate $16.7 million. Construction was begun in July 1999 and is expected to be completed in the third quarter of 2000. Through October 1999, the Partnership has invested $1.9 million in construction of the apartments and received $1.8 million in loan and escrow proceeds.

   Further in June 1999, GCLP sold the 368 unit Barcelona Apartments in Tampa, Florida, for $9.8 million, receiving net cash of $2.2 million after paying off $7.0 million in mortgage debt and the payment of various closing costs, including a real estate brokerage commission of $294,000 to Carmel Realty. A gain of $3.2 million was recognized on the sale.

   In July 1999, the Partnership purchased the Stone Meadows land, a 13.5 acre parcel of unimproved land in Harris County, Texas, from ART, at its carrying cost of $2.2 million, paying $1.3 million in cash and assuming $974,000 in mortgage debt. The mortgage bore interest at 10.0% per annum, required quarterly payments of principal and interest of $100,000 and matured in October 1999. The mortgage was paid in full at maturity. The land was acquired as a future apartment development site.

   In August 1999, the Partnership sold the 152 unit Country Place Apartments in Round Rock, Texas, for $6.0 million, receiving net cash of $1.3 million after the payment of various closing costs, including a real estate brokerage commission of $179,000 paid to Carmel Realty. The purchaser assumed the $4.3 million mortgage secured by the property. A gain of $3.9 million was recognized on the sale. NMC earned an incentive disposition fee of $201,000 in accordance with the partnership agreement.

   Also in August 1999, the Partnership sold the 588 unit Lake Nora Apartments and the 336 unit Fox Club Apartments in Indianapolis, Indiana, to a single buyer for a total of $29.1 million. The Partnership received net cash of $2.7 million, after paying off $24.5 million in mortgage debt, including an $889,000 prepayment penalty, and the payment of various closing costs, including a real estate brokerage commission of $873,000 to Carmel Realty. A gain totaling $18.1 million was recognized on the sale.

   In September 1999, the Partnership sold the 409 unit Oakhollow Apartments and the 408 unit Windridge Apartments in Austin, Texas, to a single buyer for a total of $35.5 million. The Partnership received net cash of $7.8 million, after paying off $22.2 million in mortgage debt, including a $912,000 prepayment penalty, and the payment of various closing costs, including a real estate brokerage commission of $1.1 million paid to Carmel Realty. In conjunction with the sale, the Partnership provided $2.1 million in purchase money financing secured by limited partnership units in two limited partnerships owned by the buyer. The financing bears interest at 16.0% per annum, requires monthly payments of interest only at 6.0%, beginning in February 2000 and a $200,000 principal paydown in December 1999, and matures in August 2000. The Partnership has an option to obtain the buyer's general and limited partnership interests in full satisfaction of the financing. A gain of $27.7 million was recognized on the sale. NMC earned an incentive disposition fee of $239,000 in accordance with the partnership agreement, which was paid in October 1999.

                             NATIONAL REALTY, L.P.

NOTE 6. NOTES AND INTEREST PAYABLE

   In February 1999, the Partnership obtained mortgage financing secured by the unencumbered 54,649 sq. ft. 56 Expressway Office Building in Oklahoma City, Oklahoma, in the amount of $1.7 million, receiving net cash of $1.7 million after the payment of various closing costs, including a mortgage brokerage and equity refinancing fee of $17,000 to BCM. The mortgage bears interest at a variable rate, currently 8.75% per annum, requires monthly payments of principal and interest of $15,000 and matures in February 2019.

   Also in February 1999, the Partnership obtained mortgage financing secured by the unencumbered 124,200 sq. ft. Melrose Business Park in Oklahoma City, Oklahoma, in the amount of $900,000, receiving net cash of $870,000 after the payment of various closing costs, including a mortgage brokerage and equity refinancing fee of $9,000 to BCM. The mortgage bears interest at a variable rate, currently 8.75% per annum, requires monthly payments of principal and interest of $8,000 and matures in February 2019.

   In May 1999, the Partnership obtained mortgage financing secured by the unencumbered 257 unit Pines Apartments in Little Rock, Arkansas, and by a $5.0 million note receivable secured by second liens on two parcels of land in Denton County and Tarrant County, Texas, in the amount of $4.0 million. The Partnership received net cash of $3.9 million after the payment of various closing costs, including a mortgage brokerage and equity refinancing fee of $40,000 to BCM. The mortgage bore interest at 14.0% per annum, required monthly payments of interest only and was scheduled to mature in May 2000. In September 1999, the Partnership refinanced the mortgage debt in the amount of $3.1 million. The Partnership used the net refinancing proceeds and cash of $1.1 million to pay off the $4.0 million of mortgage debt and the payment of various closing costs, including a mortgage brokerage and equity refinancing fee of $31,000 to BCM. The new mortgage bears interest at a variable rate, currently 8.3% per annum, requires monthly payments of principal and interest of $24,552 and matures in April 2001.

   In June 1999, the Partnership obtained mortgage financing secured by the unencumbered 100 unit Stonebridge Apartments in Florissant, Missouri, in the amount of $3.0 million. The Partnership received net cash of $2.9 million after the payment of various closing costs, including a mortgage brokerage and equity refinancing fee of $30,000 to BCM. The mortgage bears interest at 8.33% per annum, requires monthly payments of principal and interest of $23,814 and matures in July 2002.

   In July 1999, the Partnership obtained mortgage financing secured by the unencumbered 76 unit Bridgestone Apartments in Friendswood, Texas, in the amount of $2.1 million. The Partnership received net cash of $2.0 million after the payment of various closing costs, including a mortgage brokerage and equity refinancing fee of $21,000 to BCM. The mortgage bears interest at 7.72% per annum, requires monthly payments of principal and interest of $15,144 and matures in August 2009.

   In August 1999, the Partnership refinanced the mortgage debt secured by the 102 unit Whispering Pines Apartments in Canoga Park, California, in the amount of $3.5 million, receiving net cash of $1.1 million after paying off $2.2 million in mortgage debt, the funding of required escrows and the payment of various closing costs, including a mortgage brokerage and equity refinancing fee of $35,000 to BCM. The new mortgage bears interest at 7.84% per annum, requires monthly payments of principal and interest of $24,931 and matures in September 2009.

   In September 1999, the Partnership obtained mortgage financing secured by the unencumbered 209 unit Blackhawk Apartments in Indianapolis, Indiana, in the amount of $4.1 million. The Partnership received net cash of $4.0 million, after the payment of various closing costs, including a mortgage brokerage and equity refinancing fee of $41,000 paid to BCM. The mortgage bears interest at a variable rate, currently 8.38% per annum, requires monthly payments of principal and interest of $32,923 and matures in April 2001.

                             NATIONAL REALTY, L.P.

NOTE 7. OPERATING SEGMENTS

   Significant differences among the accounting policies of the Partnership's operating segments as compared to the Partnership's consolidated financial statements principally involve the calculation and allocation of general and administrative expenses. Management evaluates the performance of each of the operating segments and allocates resources to each of them based on their operating income and cash flow. The Partnership based reconciliation of expenses that are not reflected in the segments is $5.5 million and $5.1 million of general and administrative expenses for the nine months ended September 30, 1999, and 1998, respectively. There are no intersegment revenues and expenses, and the Partnership conducts all of its business within the United States.

   Presented below is operating income of each of the Partnership's reportable operating segments for the nine months ended September 30, and each segment's assets at September 30.

                                    Commercial
1999                                Properties Apartments Receivables  Total
----                                ---------- ---------- ----------- --------
Rents..............................  $ 7,303    $ 61,736   $     --   $ 69,039
Property operating expenses........    2,914      36,308         --     39,222
Interest income....................       --          --     12,860     12,860
Interest expense--notes
 receivable........................       --          --        784        784
                                     -------    --------   --------   --------
Operating income...................  $ 4,389    $ 25,428   $ 12,076   $ 41,893
                                     =======    ========   ========   ========

Depreciation.......................  $ 1,590    $  4,461   $     --   $  6,051
Interest on debt...................    1,875      18,739         --     20,614
Real estate improvements...........   11,615       1,477         --     13,092
Assets.............................   66,170     106,123    151,972    324,265

                                               Apartments              Total
Property sales:                                ----------             --------
Sales price...................................  $116,350              $116,350
Cost of sales.................................    42,331                42,331
                                                --------              --------
Gain on sales.................................  $ 74,019              $ 74,019
                                                ========              ========

                                    Commercial
1998                                Properties Apartments Receivables  Total
----                                ---------- ---------- ----------- --------
Rents..............................  $ 7,741    $ 73,456   $      -   $ 81,197
Property operating expenses........    3,689      43,552         --     47,241
Interest income....................       --          --      3,287      3,287
Interest expense--notes
 receivable........................       --          --      1,688      1,688
                                     -------    --------   --------   --------
Operating income...................  $ 4,052    $ 29,904   $  1,599   $ 35,555
                                     =======    ========   ========   ========

Depreciation.......................  $ 1,933    $  5,499   $     --   $  7,432
Interest on debt...................    2,962      20,521         --     23,483
Real estate improvements...........      394       1,256         --      1,650
Assets.............................   27,041     149,338     39,387    215,766

                                    Commercial
                                    Properties Apartments    Other     Total
Property sales:                     ---------- ---------- ----------- --------
Sales price........................  $17,932    $ 33,890   $    800   $ 52,622
Cost of sales......................   16,789      14,625         28     31,442
                                     -------    --------   --------   --------
Gain on sales......................  $ 1,143    $ 19,265   $    772   $ 21,180
                                     =======    ========   ========   ========

                             NATIONAL REALTY, L.P.

NOTE 8. INCOME TAXES

   No federal or state income taxes have been provided for in the accompanying Consolidated Statements of Operations as the partners include their share of Partnership income or loss in their respective tax returns. For income or loss allocation purposes, limited partners are allocated their proportionate share of income or loss commencing with the calendar month subsequent to their entry into the Partnership.

NOTE 9. LEGAL PROCEEDINGS

   The Partnership is involved in various lawsuits arising in the ordinary course of business. In the opinion of management, the outcome of these lawsuits will not have a material effect on the Partnership's financial condition, results of operations or liquidity.

NOTE 10. SUBSEQUENT EVENTS

   In October 1999, the Partnership sold the 838 unit Tanglewood Apartments in Arlington Heights, Illinois, for $41.0 million. The Partnership received net cash of $8.4 million, after paying off $28.9 million in mortgage debt, including a $1.2 million prepayment penalty, and the payment of various closing costs, including a real estate brokerage commission of $1.1 million to Triad Realty, Inc., an affiliate of the General Partner. A gain will be recognized on the sale. NMC earned an incentive disposition fee of $706,000 in accordance with the partnership agreement.

   Also in October 1999, the Partnership collected in full a mortgage note receivable with a principal balance of $740,000.

   Further in October 1999, GCLP funded a $4.7 million loan to Realty Advisors, Inc., the corporate parent of BCM. The loan is secured by a pledge of 100% of Realty Advisors, Inc.'s interest in American Reserve Life Insurance Company. The loan bears interest at a variable rate, currently 10.25% per annum, and matures in November 2001. All principal and interest are due at maturity.

                               ----------------

                             NATIONAL REALTY, L.P.

                          CONSOLIDATED BALANCE SHEETS

                                                              December 31,
                                                           -------------------
                                                             1998       1997
                                                           ---------  --------
                                                               (dollars in
                                                               thousands)
                          Assets
Real estate held for investment
 Land..................................................... $  39,400  $ 48,738
 Buildings and improvements...............................   325,779   386,477
                                                           ---------  --------
                                                             365,179   435,215
 Less--Accumulated depreciation...........................  (197,770) (223,791)
                                                           ---------  --------
                                                             167,409   211,424
Notes and interest receivable
 Performing (including $62,357 in 1998 from affiliate)....   109,628    23,893
 Nonperforming............................................     6,807     2,960
                                                           ---------  --------
                                                             116,435    26,853
Less--allowance for estimated losses......................    (1,910)   (1,910)
                                                           ---------  --------
                                                             114,525    24,943
Cash and cash equivalents.................................     9,025    17,180
Accounts receivable (including $11,046 in 1998 from
 affiliates)..............................................    12,316     3,327
Prepaid expenses..........................................     1,230     1,069
Escrow deposits and other assets (including $730 in 1998
 and $267 in 1997
 from affiliate)..........................................    20,506     6,597
Marketable equity securities of affiliate (at market).....     3,205     2,814
Deferred financing costs..................................     9,566    12,226
                                                           ---------  --------
                                                           $337,782   $279,580
                                                           =========  ========
        Liabilities and Partners' Equity (Deficit)
Liabilities
 Notes and interest payable............................... $358,100   $339,102
 Accrued property taxes...................................     7,121     6,906
 Tenant security deposits.................................     2,919     3,163
 Accounts payable and other liabilities...................     1,757     7,242
                                                           ---------  --------
                                                             369,897   356,413
Commitments and contingencies
Redeemable General Partner Interest.......................       --     45,442
Partners' equity (deficit)
 General Partner..........................................      (408)    2,822
 Limited Partners (6,321,609 units in 1998 and 6,323,438
  units in 1997)..........................................   (34,642)  (78,024)
 Unrealized gain on marketable equity securities of
  affiliate...............................................     2,935     2,544
                                                           ---------  --------
                                                             (32,115)  (72,658)
Redeemable General Partner Interest.......................       --    (49,617)
                                                           ---------  --------
                                                             (32,115) (122,275)
                                                           ---------  --------
                                                           $ 337,782  $279,580
                                                           =========  ========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                             NATIONAL REALTY, L.P.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 For the Years Ended December
                                                              31,
                                                 ------------------------------
                                                   1998       1997      1996
                                                 ---------  --------- ---------
                                                 (dollars in thousands, except
                                                           per unit)
Revenues
 Rents.........................................  $ 107,127  $ 112,875 $ 109,384
 Interest (including $404 in 1998 from
  affiliate)...................................      6,707      4,490     3,297
                                                 ---------  --------- ---------
                                                   113,834    117,365   112,681
Expenses
 Interest......................................     26,722     34,189    33,759
 Deferred borrowing costs written off..........     12,963        --        --
 Depreciation..................................      9,691     10,338    10,247
 Property taxes & insurance....................     10,791     12,279    12,511
 Utilities.....................................     10,738     12,059    11,712
 Repairs and maintenance.......................     25,888     24,735    23,726
 Property-level payroll costs..................      6,070      6,412     6,338
 Other property operation expenses.............      4,299      4,344     4,160
 Property management fees (including $1,290 in
  1998, $826 in 1997
  and $811 in 1996 to affiliates)..............      4,950      4,791     4,689
 General and administrative (including $3,865
  in 1998, $4,448 in 1997
  and $3,329 in 1996 to affiliates)............      6,820      7,856     5,975
                                                 ---------  --------- ---------
                                                   118,932    117,003   113,117
                                                 ---------  --------- ---------
Income (loss) from operations..................     (5,098)       362      (436)
Gain on sale of real estate....................     52,589      8,356        61
                                                 ---------  --------- ---------
Net income (loss)..............................  $  47,491  $   8,718 $    (375)
                                                 =========  ========= =========
Earnings per unit
Net income (loss)..............................  $    7.36  $    1.35 $    (.06)
                                                 =========  ========= =========
Weighted average units of limited partner
 interest used in computing earnings per unit..  6,321,425  6,327,418 6,387,270
                                                 =========  ========= =========




  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                             NATIONAL REALTY, L.P.

             CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY (DEFICIT)

                                              Accumulated  Redeemable
                                                 Other      General   Partners
                          General  Limited   Comprehensive  Partner    Equity
                          Partner  Partner      Income      Interest  (Deficit)
                          -------  --------  ------------- ---------- ---------
                                (dollars in thousands, except per unit)
Balance at January 1,
 1996...................  $ 2,656  $(66,204)    $  453      $(36,172) $ (99,267)
Comprehensive income
 Unrealized gain on
  marketable equity
  securities of
  affiliate.............      --        --         550           --         550
 Net (loss).............       (7)     (368)       --            --        (375)
                                                                      ---------
                                                                            175
Adjustment to Redeemable
 General Partner
 Interest...............      --        --         --         (5,858)    (5,858)
Repurchase of units of
 limited partner
 interest...............      --       (954)       --            --        (954)
Distributions ($1.10 per
 unit)..................      --     (7,042)       --            --      (7,042)
                          -------  --------     ------      --------  ---------
Balance, December 31,
 1996...................    2,649   (74,568)     1,003       (42,030)  (112,946)
Comprehensive income
 Unrealized gain on
  marketable equity
  securities of
  affiliate.............      --        --       1,541           --       1,541
 Net income.............      173     8,545        --            --       8,718
                          -------  --------     ------      --------  ---------
                                                                         10,259
Adjustment to Redeemable
 General Partner
 Interest...............      --        --         --         (7,587)    (7,587)
Units issued on exercise
 of warrants............      --         20        --            --          20
Distributions ($1.90 per
 unit)..................      --    (12,021)       --            --     (12,021)
                          -------  --------     ------      --------  ---------
Balance, December 31,
 1997...................    2,822   (78,024)     2,544       (49,617)  (122,275)
Comprehensive income
 Unrealized gain on
  marketable equity
  securities of
  affiliate.............      --        --         391           --         391
 Net income.............      945    46,546        --            --      47,491
                                                                      ---------
                                                                         47,882
Adjustment to Redeemable
 General Partner
 Interest...............   (4,175)      --         --         49,617     45,442
Distributions ($.50 per
 unit)..................      --     (3,164)       --            --      (3,164)
                          -------  --------     ------      --------  ---------
Balance, December 31,
 1998...................  $  (408) $(34,642)    $2,935      $    --   $ (32,115)
                          =======  ========     ======      ========  =========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                             NATIONAL REALTY, L.P.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                     For the Years Ended
                                                         December 31,
                                                  ----------------------------
                                                    1998      1997      1996
                                                  --------  --------  --------
                                                    (dollars in thousands)
Cash Flows From Operating Activities
 Rents collected................................. $107,135  $113,379  $109,439
 Interest collected (including $132 in 1998 from
  affiliate).....................................    4,139     4,111     3,265
 Interest paid...................................  (27,878)  (30,345)  (29,238)
 Payments for property operations (including
  $1,290 in 1998, $826
  in 1997 and $811 in 1996 to affiliates)........  (64,244)  (62,835)  (65,146)
 General and administrative expenses paid
  (including $3,865 in 1998, $4,448 in 1997 and
  $3,329 in 1996 to affiliates)..................   (7,810)   (9,536)   (6,100)
 Other...........................................     (427)      241      (412)
                                                  --------  --------  --------
    Net cash provided by operating activities....   10,915    15,015    11,808
Cash Flows From Investing Activities
 Proceeds from sales of real estate..............   61,025    14,294        61
 Real estate improvements........................   (2,820)   (5,004)   (5,529)
 Collections on notes receivable.................   24,160    13,522       500
 Funding of notes receivable.....................  (98,716)  (22,898)   (3,500)
                                                  --------  --------  --------
    Net cash (used in) investing activities......  (16,351)      (86)   (8,468)
Cash Flows From Financing Activities
 Proceeds from notes payable.....................  352,813    36,351     8,116
 Payments of notes payable....................... (320,712)  (23,047)  (10,159)
 Payment of pension notes........................      --    (14,645)      --
 Payments from (to) affiliates, net..............  (11,046)      --       (191)
 (Deposit to) receipt from escrow................   (5,957)   12,423       --
 Deferred financing costs (including $2,674 in
  1998 and $332 in 1997
  to affiliate)..................................  (10,948)   (2,346)   (1,459)
 Deposits on pending financings..................   (2,298)      --        --
 Purchase of units of limited partner interest...      --        --       (954)
 Exercise of warrants............................      --         20       --
 Distributions to unitholders....................   (3,164)  (12,021)  (13,405)
 Distributions to Garden Capital, L.P. general
  partners.......................................   (1,407)     (356)     (115)
                                                  --------  --------  --------
    Net cash (used in) financing activities......   (2,719)   (3,621)  (18,167)
                                                  --------  --------  --------
Net increase (decrease) in cash and cash
 equivalents.....................................   (8,155)   11,308   (14,827)
Cash and cash equivalents at beginning of year...   17,180     5,872    20,699
                                                  --------  --------  --------
Cash and cash equivalents at end of year......... $  9,025  $ 17,180  $  5,872
                                                  ========  ========  ========

  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                             NATIONAL REALTY, L.P.

                                             For the Years Ended December 31,
                                            ----------------------------------
                                               1998        1997        1996
                                            ----------  ----------  ----------
                                                 (dollars in thousands)
Reconciliation of net income (loss) to net
 cash provided by operating activities
 Net income (loss)........................  $   47,491  $    8,718  $     (375)
 Adjustments to reconcile net income
  (loss) to net cash provided
  by operating activities
  Depreciation............................       9,691      10,338      10,247
  Gain on sale of real estate.............     (52,589)     (8,356)        (61)
  Amortization of deferred financing
   costs..................................       2,617       2,950       2,222
  Deferred borrowing costs written off....      10,346         --          --
  (Increase) in interest receivable.......      (2,568)        (36)        (32)
  (Increase) decrease in other assets.....        (419)        443        (357)
  (Decrease) increase in interest
   payable................................      (1,156)        259       2,299
  (Decrease) increase in other
   liabilities............................      (2,498)        699      (2,135)
                                            ----------  ----------  ----------
      Net cash provided by operating
       activities.........................  $   10,915  $   15,015  $   11,808
                                            ==========  ==========  ==========
Schedule of noncash investing activities
 Notes payable assumed by buyer upon sale
  of properties...........................  $   17,116  $      --   $      --
 Unrealized gain on marketable equity
  securities of affiliate.................         391       1,541         550


  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                             NATIONAL REALTY, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The accompanying Consolidated Financial Statements of National Realty, L.P. and controlled subsidiaries and partnerships (the "Partnership") have been prepared in conformity with generally accepted accounting principles, the most significant of which are described in NOTE 2. "SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES," and are, along with the remainder of the Notes to Consolidated Financial Statements, an integral part of the Consolidated Financial Statements. The data presented in the Notes to Consolidated Financial Statements are as of December 31 of each year or for the year then ended, unless otherwise indicated. Dollar amounts in tables are in thousands, except per unit amounts.

     Certain balances for 1996 and 1997 have been reclassified to conform to the 1998 presentation.

NOTE 1. ORGANIZATION

     General. National Realty, L.P. ("National Realty") is a Delaware limited partnership which commenced operations on September 18, 1987 when it acquired through National Operating, L.P. (the "Operating Partnership" or "NOLP") all of the assets, and assumed all of the liabilities, of 35 public and private limited partnerships.

     National Realty is the sole limited partner of the Operating Partnership and owns 99% of the beneficial interest in the Operating Partnership. The general partner of and owner of 1% of the beneficial interest in each of, National Realty and the Operating Partnership, is NRLP Management Corp. (the "General Partner" or "NMC"). NMC is a wholly-owned subsidiary of American Realty Trust, Inc. ("ART"), a publicly held real estate investment company. As of March 5, 1999, ART owned approximately 55.4% of National Realty's outstanding units of limited partner interest.

     NMC, as General Partner, manages the affairs of the Partnership. All decisions relating to the Partnership, including all decisions with respect to the acquisition, disposition, improvement, financing or refinancing of the Partnership's properties or other investments, are made by the General Partner. The executive officers of NMC also serve as executive officers of ART.

     In November 1992, the Partnership refinanced 52 of its apartments and a wraparound mortgage note receivable with a financial institution. To facilitate the refinancing, the Operating Partnership transferred those assets to Garden Capital, L.P. ("GCLP"), a Delaware limited partnership. The Operating Partnership is the sole limited partner with a 99.3% limited partner interest in GCLP. GCLP transferred the acquired net apartment assets, in exchange for a 99% limited partner interest in each of 52 single asset limited partnerships which were formed for the purpose of operating, refinancing and holding title to the apartments. Each of the single asset limited partnerships has no significant assets other than an apartment encumbered by mortgage debt. Garden National Realty, Inc. ("GNRI"), a Nevada corporation and wholly-owned subsidiary of ART, is currently the .7% general partner of GCLP and 1% general partner of the single asset partnerships. In July 1998, the GCLP debt was refinanced. See NOTE 7. "NOTES AND INTEREST PAYABLE."

     Basic Capital Management, Inc. ("BCM"), performs certain administrative functions for the Partnership, such as accounting services, mortgage servicing and portfolio review and analysis, on a cost reimbursement basis. BCM is a company owned by a trust for the benefit of the children of Gene E. Phillips. Since February 1, 1990, BCM or affiliates of BCM have provided property management services for the Partnership. Currently, Carmel Realty Services, Ltd. ("Carmel, Ltd."), an affiliate of BCM, performs such property management services for the Partnership. BCM or affiliates of BCM also perform loan placement services, leasing services and real estate brokerage and acquisition services and other services for the Partnership for fees and commissions. See
NOTE 10. "GENERAL PARTNER FEES AND COMPENSATION."

     Participation in net income, net loss and distributions. The limited partners of National Realty have a 99% interest and the General Partner has 1% interest in the net income or net loss of National Realty. National Realty has a 99% and the General Partner has a 1% interest in the net income or net loss of the Operating Partnership. The 1% General Partner interest in each of National Realty and the Operating Partnership is equal to a 1.99% interest on a combined basis. The Operating Partnership has a 99.3% limited partner interest and GNRI has a .7% general partner interest in the net income or net loss and distributions of GCLP. GCLP has a 99% interest and GNRI has a 1% interest in the net income or net loss and distributions of the single asset partnerships. GNRI's .7% general partner interest in GCLP and its 1% general partner interest in the single asset partnerships is equal to a 1.68% interest on a combined basis. For tax purposes limited partners are allocated their proportionate share of net income or net loss commencing with the calendar month subsequent to their entry into the Partnership. The General Partner receives base compensation equal to 10% of the distributions to unitholders from the Partnership's cash from operations.

     General Partner's capital contribution. In return for its 1% interest in National Realty, the General Partner was required to make aggregate capital contributions to the Partnership in an amount equal to 1.01% of the total initial capital contributions to the Partnership. The General Partner contributed $500,000 in cash with the remaining contribution evidenced by a promissory note bearing interest at the rate of 10% per annum compounded semi-annually payable on the earlier of September 18, 2007 or liquidation of the Partnership or termination of the General Partner's interest in the Partnership. The principal balance of such promissory note was $4.2 million at December 31, 1998 and 1997.

     In the accompanying December 31, 1997, Consolidated Balance Sheet, the note receivable from the General Partner is offset against the Redeemable General Partner Interest as described in NOTE 15. "COMMITMENTS AND CONTINGENCIES--Moorman Settlement." The General Partner received its 1% interest in the Operating Partnership in exchange for its agreement to serve as general partner of the Operating Partnership. If National Realty issues additional units of limited partner interest, the General Partner is entitled to maintain its aggregate 1% interest in each of National Realty and the Operating Partnership without payment of additional consideration.

     GNRI received its .7% general partner interest in GCLP in exchange for a mortgage note receivable. National Realty subsequently purchased the mortgage note receivable for a $900,000 note payable. GNRI received its 1% general partner interest in the single asset partnerships in exchange for agreeing to manage the apartments owned by each of the single asset partnerships.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of consolidation. The Consolidated Financial Statements include the accounts of National Realty, the Operating Partnership, and controlled partnerships and subsidiaries. All significant intercompany balances and transactions have been eliminated. Minority interests (which are not significant) are included in other liabilities.

     Accounting estimates. In the preparation of the Partnership's Consolidated Financial Statements in conformity with generally accepted accounting principles it was necessary for management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses for the year then ended. Actual results could differ from these estimates.

     Revenue recognition on the sale of real estate. Sales of real estate are recognized when and to the extent permitted by Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate" ("SFAS No. 66"). Until the requirements of SFAS No. 66 for full profit recognition have been met, transactions are accounted for using either the deposit, the installment, the cost recovery or the financing method, whichever is appropriate.

     Real estate held for investment and depreciation. Real estate held for investment is carried at cost. Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") requires that a property be considered impaired, if the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the property. If impairment exists, an impairment loss is recognized, by a charge against earnings, equal to the amount by which the carrying amount of the property exceeds the fair value of the property. If impairment of a property is recognized, the carrying amount of the property is reduced by the amount of the impairment, and a new cost for the property is established. Such new cost is depreciated over the property's remaining useful life. Depreciation is provided by the straight-line method over estimated useful lives, which range from 5 to 40 years.

     Real estate held for sale. Foreclosed real estate is initially recorded at new cost, defined as the lower of original cost or fair value minus estimated costs of sale. SFAS No. 121 also requires that properties held for sale be reported at the lower of carrying amount or fair value less costs of sale. If a reduction in a held for sale property's carrying amount to fair value less costs of sale is required, a provision for loss is recognized by a charge against earnings. Subsequent revisions, either upward or downward, to a held for sale property's estimated fair value less costs of sale is recorded as an adjustment to the property's carrying amount, but not in excess of the property's carrying amount when originally classified as held for sale. A corresponding charge against or credit to earnings is recognized. Properties held for sale are not depreciated.

     Allowance for estimated losses. A valuation allowance is provided for estimated losses on notes receivable considered to be impaired. Impairment is considered to exist when it is probable that all amounts due under the terms of the note will not be collected. Valuation allowances are provided for estimated losses on notes receivable to the extent that the Partnership's investment in the note exceeds the Partnership's estimate of the fair value of the collateral securing such note.

     Interest recognition on notes receivable. It is the Partnership's policy to cease recognizing interest income on notes receivable that have been delinquent for 60 days or more. In addition, accrued but unpaid interest income is only recognized to the extent that the net realizable value of underlying collateral exceeds the carrying value of the receivable.

     Operating segments. Management has determined that the Partnership's reportable operating segments are those that are based on the Partnership's method of internal reporting, which disaggregates its operations by type of real estate.

     Deferred financing costs. Deferred financing costs, which include bank, legal, appraisal and consulting fees, are capitalized and amortized on the interest method over the term of the related loans.

     Present value discounts. The Partnership provides for present value discounts on notes receivable or payable that have interest rates that differ substantially from prevailing market rates and amortizes such discounts by the interest method over the lives of the related notes. The factors considered in determining a market rate for receivables include the borrower's credit standing, nature of the collateral and payment terms of the note.

     Marketable equity securities of affiliate. Marketable equity securities are considered to be available-for-sale and are carried at fair value, defined as period end closing market value. Net unrealized holding gains are reported as a separate component of partners' equity until realized.

     Fair value of financial instruments. The Partnership used the following assumptions in estimating the fair value of its notes receivable, marketable equity securities and notes payable. For performing notes receivable, the fair value was estimated by discounting future cash flows using current interest rates for similar loans. For nonperforming notes receivable, the estimated fair value of the Partnership's interest in the collateral property was used. For marketable equity securities, fair value was the year end closing market price of each security. For notes payable, the fair value was estimated using current rates for mortgages with similar terms and maturities, which, at December 31, 1998 and 1997, approximated carrying value.

     Cash equivalents. For purposes of the Consolidated Statements of Cash Flows, the Partnership considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     Earnings per unit. Income (loss) per unit is presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share." Income (loss) per unit of limited partner interest is derived by multiplying the Partnership's net income (loss) by 98.01% and dividing the result by the weighted average number of units outstanding in each year, 6,321,425, 6,327,418, 6,387,270 units in 1998, 1997 and 1996, respectively.

NOTE 3. REAL ESTATE AND DEPRECIATION

     In 1998, the Partnership sold 10 apartments with a total of 2,581 units:
Brookview Apartments in Smyrna, Georgia; Creekwood Apartments in College Park, Georgia; Alexandria Apartments in Decatur, Georgia; Lakewood Apartments in St. Petersburg, Florida; Royal Oaks Apartments in Stone Mountain, Georgia; Skipper's Pond Apartments and Wisperwood Apartments in Tampa, Florida; Towne Oaks Apartments and Oakmont Apartments in Monroe, Louisiana; and River Glen Apartments in Tulsa, Oklahoma; the 184,878 sq. ft. Countryside Plaza Shopping Center in Clearwater, Florida; and a 338 acre parcel of unimproved land in Granby, Colorado. The Partnership received $40.5 million in net cash from the sales after paying off $18.8 million in mortgage debt and the payment of various closing costs. An aggregate gain of $39.3 million was recognized.

     In December 1998, the Partnership acquired an undivided interest in one of the ground leases under the Westwood Shopping Center for $507,000 in cash.

     The Partnership had a 75% general partner interest in Southern Palms Associates ("Southern Palms"), which owned the Southern Palms Shopping Center. In December 1997, the Partnership entered into an agreement with the 25% general partner, which provided the partner with an option to purchase the Partnership's 75% interest in Southern Palms. The 25% general partner exercised his option in May 1998 and acquired the Partnership's interest in Southern Palms for $5.5 million in cash. No gain or loss was recognized.

     In 1997, the Partnership sold two office buildings with a total of 128,923 sq. ft.: Tollhill East in Dallas, Texas; and Fondren in Houston, Texas; the 80,679 sq. ft. Crestview Shopping Center in Crestview, Texas; and the 310 unit Village Square Apartments in Stone Mountain, Georgia. The Partnership received $8.8 million in net cash from the sales, after paying off $5.0 million in mortgage debt and the payment of various closing costs. An aggregate gain of $6.3 million was recognized.

NOTE 4. NOTES RECEIVABLE

   Notes and interest receivable consisted of the following:

                                            1998                 1997
                                     ------------------  ---------------------
                                     Estimated
                                       Fair      Book    Estimated
                                       Value    Value    Fair Value Book Value
                                     --------- --------  ---------- ----------
Notes receivable
  Performing (including $62,085 in
   1998 from affiliate)............. $102,984  $106,893   $36,168    $ 34,927
  Nonperforming.....................    9,200     9,200     5,500       5,500
                                     --------  --------   -------    --------
                                     $112,184   116,093   $41,668      40,427
                                     ========             =======
Interest receivable (including $272
 in 1998 from affiliate)............              2,882                   255
Unamortized (discounts).............               (109)                 (109)
Deferred gains......................             (2,431)              (13,720)
                                               --------              --------
                                               $116,435              $ 26,853
                                               ========              ========

     Interest income is recognized on nonperforming notes receivable on a cash basis. For the years 1998 and 1997, unrecognized interest income on nonperforming notes receivable totaled $716,000 and $127,000.


     Notes receivable mature from 1999 through 2009 with interest rates ranging from 7.21% to 18.0% with a weighted average interest rate of 11.9% at December 31, 1998. Discounts were based on interest rates at the time of origination. Notes receivable are generally collateralized by real estate or interests in real estate and personal guarantees of the borrower. A majority of the notes receivable provide for interest to be paid at the note's maturity.


     Deferred gains result from property sales where the buyer has either made an inadequate down payment or has not met the continuing investment test of SFAS No. 66. See NOTE 2. "SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--Revenue recognition on the sale of real estate."

     Effective December 1993, the Partnership ceased accruing interest income in excess of the "pay rate" (cash received) on the note receivable secured by the Warner Creek Apartments in Woodland Hills, California, as the carrying value of the note receivable approximated the fair value of the collateral securing such note. Unrecognized interest income was $195,000, $598,000 and $541,000 in 1998, 1997 and 1996, respectively. The note was paid off in 1998.

     Beginning in 1997 and through December 1998, the Partnership funded $1.5 million of a $1.6 million loan commitment to Bordeaux Investments Two, L.L.C. ("Bordeaux"). The loan is secured by (1) a 100% limited partnership interest in Bordeaux, which owns a shopping center in Oklahoma City, Oklahoma; (2) 100% of the stock of Bordeaux Investments One, Inc., which owns 6.5 acres of undeveloped land in Oklahoma City, Oklahoma; and (3) the personal guarantees of the Bordeaux partners. The loan bears interest at 14.0% per annum. Until November 1998, the loan required monthly payments of interest only at the rate of 12.0% per annum, with the deferred interest payable at maturity in January 1999. In November 1998, the loan was modified to allow payments based on monthly cash flow of the collateral property and the maturity date was extended to December 1999. The property has had no cash flow. The remaining $50,000 of the loan was funded in January 1999.

     During 1998, the Partnership funded a total of $8.0 million of a $23.8 million loan commitment to Centura Tower, Ltd. The loan is secured by 2.244 acres of land and an office building under construction in Dallas, Texas. The loan bears interest at 12.0% per annum, requires monthly payments based on net revenues after development of the land and building and matures in January 2003. The borrower has not obtained a construction loan, therefore, the Partnership may be required to fund construction costs in excess of its loan commitment, in order to preserve its collateral interest. Estimated cost to construct the office building is in excess of $60.0 million. Through February 1999, the Partnership funded an additional $2.5 million.

     During 1998, the Partnership funded $2.1 million of a $2.2 million loan commitment to Varner Road Partners, L.L.C. The loan is secured by 129.77 acres of land in Riverside County, California and a pledge of the stock of the borrower. The loan bears interest at 15.0% per annum and matures in November 1999. All principal and interest are due at maturity.

     During the first and second quarters of 1998, the Partnership funded a $356,000 loan to Ellis Development Company, Inc. The loan is secured by 4.5 acres of land in Abilene, Texas. The loan bears interest at 14.0% per annum and had an original maturity of April 1999. All principal and interest are due at maturity. In August 1998, the loan was modified and extended, increasing the loan commitment to $946,000, of which $942,000 has been funded and extending the maturity date to August 1999. In exchange for the modification and extension the borrower pledged additional collateral consisting of the personal guarantees of the principal owners of the borrower and a collateral assignment of a $220,000 note receivable. All other terms of the loan remained unchanged.

     In May 1998, the Partnership funded $713,000 of an original $836,000 loan commitment to Warwick of Summit, Inc., of which $619,000 was used to repay an affiliate's loan from the Partnership. The new loan is secured by a second lien on a shopping center in Rhode Island, by 100% of the stock of the borrower and by the personal guarantee of the principal shareholder of the borrower. The loan bears interest at 14.0% per annum and matures in December 1999. All principal and interest are due at maturity. In June 1998, the Partnership funded the remaining $123,000 of the initial loan commitment and in July 1998, an additional $301,000 was funded, increasing the loan balance to $1.1 million. In August 1998, the loan was modified, increasing the commitment to $1.8 million, which has been fully funded. All other terms of the loan remained unchanged.

     In June 1998, the Partnership funded a $365,000 loan to RB Land & Cattle, L.L.C. The loan is secured by a pledge of a note secured by 7,200 acres of undeveloped land near Crowell, Texas, and the personal guarantee of the borrower. The loan bore interest at 10.0% per annum and matured in December 1998. All principal and interest were due at maturity. The borrower did not make the required payments and the loan was placed in non-accrual. The Partnership has begun foreclosure proceedings. The Partnership expects to incur no loss on foreclosure as the fair value of the collateral property less estimated costs of sale, exceeds the carrying value of the note.

     Also in June 1998, the Partnership funded a $2.4 million loan to Cuchara Partners, Ltd. and Ski Rio Partners, Ltd., affiliates of JNC Enterprises, Ltd. ("JNC"). The loan is secured by (1) a first lien on approximately 1,000 acres of land in Huerfano County, Colorado, known as Cuchara Valley Mountain Ski Resort; (2) assignment of a $2.0 million promissory note which is secured by approximately 2,623 acres of land in Taos County, New Mexico, known as Ski Rio Resort; and (3) a pledge of all related partnership interests. The loan bears interest at 16.0% per annum and matures in June 1999. All principal and interest are due at maturity. In July 1998, the Partnership funded an additional $1.8 million, increasing the loan balance to $4.2 million. All other terms of the loan remained unchanged. In the fourth quarter of 1998, the Partnership received $109,000 on the sale of 11 parcels of the collateral property in Taos, New Mexico. This loan is cross-collateralized with other JNC loans discussed below.

     In the second quarter of 1998, the Partnership received a total of $3.7 million on the collection of two of its mortgage notes receivable. The Partnership also made a $3.5 million paydown of a mortgage partially secured by another of the paid off notes.

     In June 1998, GCLP collected $18.5 million in full payment of a mortgage note receivable, receiving net cash of $3.9 million after paying off a $14.6 million underlying lien including a prepayment penalty. GCLP recognized a gain of $1.0 million on the early collection, as well as a previously deferred gain of $11.2 million related to the 1988 sale of the property, the gain having been deferred until the seller provided financing was paid off.

     In July 1998, the Partnership paid in full two mortgage loans in the total amount of $3.5 million secured by six of the Partnership's mortgage notes receivable.

     In August 1998, the Partnership funded a $6.0 million loan to Centura Holdings, LLC, a subsidiary of Centura Tower, Ltd. The loan is secured by
6.4109 acres of land in Dallas, Texas. The loan bears interest at 15.0% per annum and matures in August 2000. All principal and interest are due at maturity.

     Also in August 1998, the Partnership funded a $3.7 million loan to JNC. The loan was secured by a contract to purchase 387 acres of land in Collin County, Texas, the guaranty of the borrower and the personal guarantees of its partners. The loan bore interest at 12.0% per annum and matured the earlier of termination of the purchase contract or February 1999. All principal and interest were due at maturity. This loan was cross-collateralized with the Cuchara/Ski Rio loan and other JNC loans. In January 1999, ART purchased the contract from JNC and acquired the land. In connection with the purchase, GCLP funded an additional $6.0 million of a $95.0 million loan commitment to ART. A portion of the funds were used to payoff the $3.7 million loan, including accrued but unpaid interest, paydown by $1.3 million the JNC line of credit and paydown a portion of the $820,000 of the JNC Frisco Panther Partners, Ltd. loan, discussed below. See "Related Party."

     Further in August 1998, the Partnership funded a $635,000 loan to La Quinta Partners, LLC. The loan is secured by interest bearing accounts prior to being used as escrow deposits toward the purchase of a total of 956 acres of land in La Quinta, California. The loan bore interest at 10.0% per annum and matured in November 1998. All principal and interest were due at maturity. In November and December 1998, the Partnership received $250,000 in principal paydowns and in the second quarter of 1999, the remaining $385,000 was expected to be collected.

     In September 1998, the Partnership received payment in full of an $800,000 note receivable which had matured.

     In December 1997, the Partnership funded a $3.4 million loan to Stratford & Graham Developers, L.L.C. The loan is secured by 1,485 acres of unimproved land in Riverside County, California. The loan bears interest at 15.0% per annum and matures in June 1999. All principal and interest are due at maturity. In the second, third and fourth quarters of 1998, the Partnership funded an additional $370,000, increasing the loan balance to $3.8 million. In January and February 1999, the Partnership funded an additional $105,000, increasing the loan balance to $3.9 million.

     In October 1998, the Partnership funded three loans to JNC or affiliated entities. The first JNC loan of $1.0 million is secured by a second lien on 3.5 acres of land in Dallas, Texas, the guaranty of the borrower and the personal guarantees of its partners. The loan bears interest at 14.0% per annum and matures in October 1999. All principal and interest are due at maturity. The second loan, also $1.0 million, was secured by a second lien on 2.92 acres of land in Dallas, Texas, the guaranty of the borrower and the personal guarantees of its partners. The loan bore interest at 14.0% per annum and matured in October 1999. All principal and interest were due at maturity. This loan was paid in full in March 1999. The third loan, in the amount of $2.1 million was to Frisco Panther Partners, Ltd. The loan is secured by a second lien on 408.23 acres of land in Frisco, Texas, the guaranty of the borrower and the personal guarantees of its partners. The loan bears interest at 14.0% per annum and matures in October 1999. All principal and interest are due at maturity. These loans are cross-collateralized with the Cuchara/Ski Rio and other JNC loans funded by the Partnership. In January 1999, the Partnership received a paydown of $820,000 on the Frisco Panther Partners, Ltd. loan.

     Also in October 1998, the Partnership funded a $350,000 loan to Four "J" International Corp., 5J-CTMS, Ltd. and an individual. The loan was secured by
1.1 million Class A limited partnership units in Grapevine American Ltd., which are convertible into shares of Series G Cumulative Convertible Preferred Stock of ART.

   The loan bore interest at 15.0% per annum and matured in February 1999. All principal and interest were due at maturity. The loan was collected in full in January 1999.

     In March 1998, the Partnership ceased receiving the required payments on a $3.0 million note receivable secured by an office building in Dallas, Texas. In October 1998, the Partnership began foreclosure proceedings. In March 1999, the Partnership received payment in full, including accrued but unpaid interest.

     In December 1998, the Partnership funded $3.3 million of a $5.0 million loan commitment to JNC. The loan is secured by a second lien on 1,791 acres of land in Denton County, Texas, and a second lien of 220 acres of land in Tarrant County, Texas. The loan bears interest at 12.0% per annum and matures in December 1999. All principal and interest are due at maturity. The loan is cross-collateralized with the Cuchara/Ski Rio and other JNC loans funded by the Partnership. In January 1999, the Partnership received a $1.3 million paydown on the loan, as discussed below. In January and February 1999, the Partnership funded an additional $2.0 million.

     At December 31, 1998, the Partnership's one wraparound mortgage note receivable was in default. The Partnership has been vigorously pursuing its rights regarding the loan. The Partnership expects to incur no loss in excess of reserve previously provided if it is unable to collect the balance due.

     In July 1997, the Partnership funded a $700,000 loan to an individual. In February 1998, the Partnership funded an additional $40,000 and the loan was modified, increasing the principal balance to $740,000. The loan is secured by a security interest in an oil, gas and mineral lease in Anderson County, Texas and by a second lien mortgage on a ranch in Henderson County, Texas. The loan bears interest at 12.0% per annum, requires monthly payments of interest only and originally matured in December 1998. In October 1998, the loan was modified, extending the maturity date to September 1999.

     In 1997, the Partnership originated 13 mortgage or other loans totaling $22.9 million, secured by land, an office building, a single-family residence, a security interest in an oil, gas and mineral lease, partnership interests in entities owning real property, personal guarantees and by second liens on a ranch and a shopping center. The loans bore interest rates ranging from 10.0% to 18.0% per annum, required either monthly, quarterly, or at maturity, payments of interest, and matured from October 1997 to December 1999.

     Also in 1997, the Partnership collected $13.5 million on its mortgage notes receivable from the payoff of six notes. In connection with one of the payoffs, the Partnership paid off an underlying note payable in the amount of $1.0 million and recognized a deferred gain of $2.1 million from the Partnership's 1986 sale of the property securing such loan.

     Related Party. In November and December 1998, GCLP funded $50.0 million of a $95.0 million loan commitment to ART. The loan is secured by second liens on
(1) an office building in Minnesota, (2) three apartments in Mississippi, and
(3) one apartment and 130.54 acres of land in Texas, (4) by the stock of ART Holdings, Inc., a wholly-owned subsidiary of ART that owns 3,349,535 National Realty units of limited partnership, and (5) by the stock of NMC. The loan bears interest at 12.0% per annum, requires monthly payments of interest only and matures in November 2003. In January 1999, the Partnership funded an additional $6.0 million.

     In December 1998, in connection with the Moorman lawsuit settlement, NMC, a wholly-owned subsidiary of ART, and the new general partner of the Partnership, assumed responsibility for repayment to the Partnership of the $12.2 million paid by the Partnership to the Moorman Class Members and legal counsel. The loan bears interest at the 90 day LIBOR (London InterBank Offered
Rate) plus 2.0% per annum, currently 7.0% per annum, adjusted every 90 days and requires annual payments of accrued interest plus principal payments of $500,000 in each of the first three years, $750,000 in each of the next three years, $1.0 million in each of the next three years, with payment in full of the remaining balance in the tenth year. The note is guaranteed by ART. The note matures upon the earlier of the liquidation or dissolution of the Partnership, NMC ceasing to be general partner or ten years from March 31, 1999, the date of the first cash distribution to the Moorman Class Members. See
NOTE 15. "COMMITMENTS AND CONTINGENCIES."

NOTE 5. ALLOWANCE FOR ESTIMATED LOSSES

     The allowance for estimated losses was as follows:

                                                             1998   1997   1996
                                                            ------ ------ ------
Balance December 31,....................................... $1,910 $1,910 $1,910
                                                            ====== ====== ======

NOTE 6. INVESTMENTS IN MARKETABLE EQUITY SECURITIES OF AFFILIATE

     The Partnership owns 195,732 shares of ART common stock, which the Partnership acquired in open market purchases in 1990 at an adjusted cost of $269,000. ART is a publicly held real estate investment company. The Partnership considers the ART common stock to be available-for-sale and the shares are carried at fair value (period end market value). The market value of the ART common stock was $3.2 million at December 31, 1998 and $2.8 million at December 31, 1997. See NOTE 1. "ORGANIZATION."

NOTE 7. NOTES AND INTEREST PAYABLE

     Notes and interest payable consist of the following:

                                                  1998               1997
                                           ------------------ ------------------
                                           Estimated          Estimated
                                             Fair      Book     Fair      Book
                                             Value    Value     Value    Value
                                           --------- -------- --------- --------
Notes payable............................. $334,076  $357,201 $322,245  $336,830
                                           ========           ========
Interest payable..........................                899              2,272
                                                     --------           --------
                                                     $358,100           $339,102
                                                     ========           ========

     Scheduled notes payable principal payments are due as follows:

      1999............................................................. $ 20,731
      2000.............................................................    5,883
      2001.............................................................    8,436
      2002.............................................................   12,532
      2003.............................................................  141,759
      Thereafter.......................................................  167,860
                                                                        --------
                                                                        $357,201
                                                                        ========


     Notes payable at December 31, 1998 and 1997 are collateralized by land, buildings and improvements and are generally nonrecourse to the partnership. The GCLP Phase I mortgage debt, as discussed below, is cross-collateralized and cross-defaulted among the 18 apartments that serve as collateral for such debt. Notes payable at December 31, 1998, bear interest at stated rates ranging from 6.2% to 10.0% per annum with a weighted average rate of 8.6% per annum and such notes have maturities or call dates ranging from one to 25 years.

     In 1998, the Partnership refinanced the mortgage debt secured by three apartments, obtained a second lien mortgage on another apartment and obtained mortgage financing for four unencumbered apartments and seven notes receivable in the total amount of $37.4 million. The Partnership received net cash of $27.8 million after paying off $7.1 million in mortgage debt, the funding of escrows and the payment of various closing costs. The mortgages bear interest rates ranging from 6.2% to 14.0% per annum, require monthly payments of principal and interest of $277,000 and mature from December 1999 to September 2009.

     In addition, in July 1998, the Partnership paid in full two mortgage loans in the total amount of $7.0 million secured by six of the Partnership's mortgage notes receivable.

     Also in July 1998, GCLP commenced a three-phase refinancing of the mortgage debt secured by the 50 properties held by it. Phase I consisted of 18 of the properties, in Arizona, Florida, Illinois, Indiana, Kansas, Missouri, Oklahoma and Texas, which were refinanced in the total amount of $150.0 million. GCLP received net cash of $33.6 million after paying off $102.9 million in mortgage debt, the funding of required escrows and the payment of various closing costs. This new mortgage bears interest at 6.88% per annum, requires monthly payments of principal and interest of $1.0 million and matures in July 2003. The new $150.0 million mortgage loan requires that the cash flow from the 18 properties be used to fund various escrow and reserve accounts and limits the payment of distributions to the Partnership.

     Phase II consisted of a bridge financing of 29 of the properties, in Arizona, Arkansas, California, Colorado, Florida, Georgia, Kansas, Louisiana, Michigan, Missouri, Nebraska, Ohio, Oklahoma, Tennessee, Texas and Virginia, which were refinanced in the total amount of $86.2 million. GCLP received net cash of $1.4 million after paying off $80.0 million in existing mortgage debt, the funding of required escrows and the payment of various closing costs. This bridge financing bore interest at a variable rate, required monthly payments of interest only. Three GCLP properties are unencumbered.

     In September 1998, GCLP completed Phase III of the refinancing by refinancing the properties secured by the Phase II bridge loan. The mortgage debt secured by 16 of the properties, in Arizona, California, Colorado, Florida, Georgia, Kansas, Michigan, Missouri, Nebraska, Tennessee, Texas and Virginia was refinanced in the total amount of $90.7 million. GCLP received net cash of $1.7 million after paying off $83.4 million of Phase II principal and interest and funding of required escrows and the payment of various closing costs. The new mortgages bear interest at rates ranging from 6.535% to 6.77% per annum, require monthly payments of principal and interest totaling $582,690 and mature in October 2008. Thirteen Phase II properties were unencumbered after the payoff of the bridge loan.

     The Partnership used $13.2 million of the net cash received from the refinancings to pay off debt secured by NOLP's interest in GCLP.

     In 1997, the Partnership refinanced the mortgage debt secured by three apartments and obtained mortgage financing for four unencumbered office buildings and six notes receivable in the total amount of $33.1 million. The Partnership received net cash of $21.7 million after paying off $10.0 million in mortgage debt, the funding of escrows and the payment of various closing costs. The mortgages bore interest rates ranging from 7.5% to 13.0% per annum, required monthly payments of principal and interest of $261,000 and matured from December 1998 to November 2007. In addition, the Partnership modified and extended the mortgage secured by the Cross County Mall in Mattoon, Illinois. In conjunction with the modification, the Partnership made a principal reduction payment of $137,500. The modified and extended mortgage bears interest at a variable rate, currently 8.8% per annum, requires monthly payments of principal and interest of $71,262 and has an extended maturity of April 2002. Also in 1997, the Partnership modified the mortgage debt secured by the Club Mar Apartments in Sarasota, Florida, under the Housing and Urban Development ("HUD") Partial Payment of Claim ("PPC") program. Under the PPC program, $736,000 of the original principal balance and $871,000 of accrued but unpaid interest were rolled into a new second lien mortgage. The first mortgage was reduced to $5.2 million, the interest rate was reduced to 8.18% per annum, the monthly payments were reduced to $40,800 and the maturity date of July 2023 remained unchanged. The new second lien mortgage of $1.6 million bears interest at 6.91% per annum, requires monthly payments of 50% of the property's net cash flow as defined and matures in July 2023. In conjunction with the modification, the Partnership funded improvement escrows of $381,000 and paid $345,000 as a principal paydown on the second lien mortgage from accumulated cash flow that had been held by the servicer.

     In conjunction with the 1997 refinancing of the Pheasant Ridge and Regency Apartments, the Partnership purchased the Federal National Mortgage Association ("FNMA") insured mortgage backed securities issued by the lender to finance the loans. These securities bear interest at 6.84% per annum and mature in July 2007. The Partnership borrowed 97% of the face amount of the securities from FNMA. The effect of these purchases was to lower the effective interest rate on the refinancings. In July 1998, the Partnership sold the securities for $9.4 million in cash, receiving net cash of $579,000 after paying off the associated financing.

     The Partnership holds a wraparound mortgage note receivable secured by a shopping center in La Crosse, Wisconsin. The underlying note payable has matured.

NOTE 8. PENSION NOTES

     In connection with its formation, the Partnership issued $4.7 million of 8% subordinated Pension Notes to certain investors in exchange for their interest in the net assets of certain of the "rolled-up" partnerships. The Pension Notes were unsecured, subordinated obligations of the Partnership and bore interest at the rate of 8% compounded annually. Principal and accrued interest were paid at maturity on September 18, 1997. The 8% stated interest rate on the Pension Notes was different than the assumed market rate at the time of issuance. Such discount was amortized over the term of the Pension Notes using the interest method. Interest expense of $1,167,000 and $1,444,000 was recognized on the Pension Notes in 1997 and 1996, respectively.

NOTE 9. WARRANTS

     Pursuant to the Moorman Settlement Agreement, on February 14, 1992, the Partnership issued warrants to purchase an aggregate of 2,019,579 of its units of limited partner interest. Each warrant entitled the holder to purchase three quarters of one unit at the exercise price of $16.00 per unit. The warrants were exercisable for five years from the date of issuance and expired on February 14, 1997. Prior to their expiration a total of 1,631 warrants were exercised for the purchase of 1,226 units. See NOTE 15. "COMMITMENTS AND CONTINGENCIES--Moorman Settlement."

NOTE 10. GENERAL PARTNER FEES AND COMPENSATION

     General. NMC is the general partner of the Partnership. The executive officers of NMC also serve as officers or directors of various other real estate entities. These entities may have the same objectives and may be engaged in activities similar to those of the Partnership.

     Property Management Fees. As compensation for providing property management services to the Partnership's properties, as provided in the Partnership Agreement, the General Partner or an affiliate of the General Partner is to receive a reasonable property management fee. Currently, Carmel Realty Services, Ltd. ("Carmel, Ltd."), an affiliate of the General Partner, provides such property management services for a fee of 5% of the monthly gross rents collected on the properties under its management. Carmel, Ltd. subcontracts with other entities for the property-level management services to the Partnership at various rates. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (1) First Equity Properties, Inc. ("First Equity"), which is 50% owned by a subsidiary of BCM, (2) Gene E. Phillips and (3) a trust for the benefit of the children of Mr. Phillips. Carmel, Ltd. subcontracts the property-level management and leasing of nine of the Partnership's commercial properties to Carmel Realty, Inc. ("Carmel Realty") which is a company owned by First Equity. Carmel Realty is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Carmel, Ltd.

     Leasing Commissions. As compensation for providing leasing and rent-up services for a Partnership property, as provided in the Partnership Agreement, the General Partner or an affiliate of the General Partner shall be paid a reasonable leasing commission.

     Reimbursement of Administrative Expenses. To the extent that officers or employees of the general partner or any of their affiliates participate in the operation or administration of the Partnership, the general partner and its affiliates are to be reimbursed under the Partnership Agreement for salaries, travel, rent, depreciation, utilities and general overhead items incurred and properly allocable to such services. Such amounts are included in General and Administrative expense in the accompanying Consolidated Statements of Operations.

     General Partner Compensation. As base compensation for providing administrative and management services under the Partnership Agreement, the General Partner is entitled to receive from the Partnership, an annual partnership management fee equal to 10% of distributions made in each calendar year of Cash from Operations, as defined in the Partnership Agreement, for the calendar year, payable within 90 days after the end of that calendar year. As additional incentive compensation, the General Partner is entitled to receive in each calendar year an amount equal to 1% of the Average Unit Market Price, as defined in the Partnership Agreement, for that calendar year. Provided, however, that no incentive compensation is payable unless distributions of Cash from Operations exceed 6% of the Exchange Value of the original assets, also as defined in the Partnership Agreement. The General Partner waived its base compensation during the pendency of the Moorman Settlement Agreement.

     Real Estate Brokerage Commissions. The General Partner or an affiliate of the General Partner may, pursuant to the Partnership Agreement, charge a reasonable real estate brokerage commission, payable at the time the Partnership acquires title to, or beneficial ownership in, an acquired property. Upon the sale of any Property by the Partnership, the General Partner or an affiliate of the General Partner may, pursuant to the Partnership Agreement, charge a reasonable real estate brokerage commission, payable at the time the Partnership transfers title to the property. In each case, such commissions are payable only if the General Partner or such affiliate actually performed brokerage services.

     Incentive Disposition Fee. Under the Partnership Agreement, the General Partner or an affiliate of the General Partner is paid a fee equal to 10% of the amount, if any, by which the Gross Sales Price, as defined in the Partnership Agreement, of any property sold by the Partnership exceeds 110% of the Adjusted Cost, also as defined in the Partnership Agreement, of such property.

     Acquisition Fees. As compensation under the Partnership Agreement for services rendered in structuring and negotiating the acquisition by the Partnership of any property, other than an Initial Property, as defined in the Partnership Agreement, the General Partner or an affiliate of the General Partner is paid a fee in an amount equal to 1% of the Original Cost, also as defined in the Partnership Agreement, of such property.

     Fees For Additional Services. Under the Partnership Agreement, the General Partner or an affiliate of the General Partner may provide services other than those set out above for the Partnership in return for reasonable compensation.

     Fees and cost reimbursement to NMC and its affiliates:

                                                           1998    1997   1996
                                                         -------- ------ ------
Property and construction management fees*.............. $  1,786 $  826 $  744
Loan placement fees.....................................    2,735    332     89
Real estate commissions.................................    2,029    414     --
Leasing commissions.....................................       82     96     67
Reimbursement of administrative expenses................    3,865  4,448  3,329
                                                         -------- ------ ------
                                                         $ 10,497 $6,116 $4,229
                                                         ======== ====== ======

--------
   * Net of property management fees paid to subcontractors, other than Carmel Realty.

NOTE 11. RENTS UNDER OPERATING LEASES

     The Partnership's operations include the leasing of commercial properties (office buildings and shopping centers). The leases thereon expire at various dates through 2013. The following is a schedule of minimum future rents on non-cancelable operating leases as of December 31, 1998:

  1999.................................................................. $ 7,317
  2000..................................................................   5,800
  2001..................................................................   3,958
  2002..................................................................   3,508
  2003..................................................................   3,003
  Thereafter............................................................   7,299
                                                                         -------
                                                                         $30,885
                                                                         =======

NOTE 12. INCOME TAXES

     The Partnership's partners include their share of partnership income or loss in their respective tax returns and, accordingly, no income taxes have been provided in the accompanying Consolidated Statements of Operations.

     In December 1987, Congress passed legislation requiring that partnership losses for certain publicly traded partnerships be suspended for limited partners and carried forward to offset future income or gain from the partnership's operations or gain upon a limited partner's disposition of all units held. Any remaining income will be taxed as portfolio income.

NOTE 13. OPERATING SEGMENTS

     Significant differences among the accounting policies of the segments as compared to the Partnership's consolidated financial statements principally involve the calculation and allocation of administrative expenses. Management evaluates the performance of its operating segments and allocates resources to them based on net operating income and cash flow. The Partnership based reconciliation of expenses that are not reflected in the segments is $6.8 million of administrative expenses. There are no intersegment revenues and expenses and the Partnership conducts all of its business within the United States.

     The Partnership has not disclosed prior years' operating segment information on a comparative basis, because it was impractical to obtain the necessary data.

     The table below presents information about the reported operating income of the Partnership for 1998. Asset information by operating segment is also presented below.

                                    Commercial
                                    Properties Apartments Receivables  Total
                                    ---------- ---------- ----------- --------
Operating revenue..................   $9,985    $ 97,142    $   --    $107,127
Operating expenses.................    4,566      58,170        --      62,736
Interest income....................      --          --       5,235      5,235
Interest expense--notes
 receivable........................      --          --       1,164      1,164
                                      ------    --------    -------   --------
Net operating income...............    5,419      38,972      4,071     48,462
Depreciation.......................    2,450       7,241        --       9,691
Interest on debt...................    3,669      34,435        --      38,104
Capital expenditures...............    1,150       1,670        --       2,820
Segment assets at December 31,
 1998..............................   27,279     140,130    116,435    283,844

     Property sales:

                                                     Commercial
                                                     Properties Apartments Other
                                                     ---------- ---------- -----
Sales price.........................................  $17,900    $62,300   $800
Cost of sales.......................................   16,343     20,867    --
Gain on sale........................................      831     38,586    772

NOTE 14. QUARTERLY DATA

     The following is a tabulation of the Partnership's quarterly results of operations for the years 1998 and 1997 (unaudited).

                                                Three Months Ended
                                     ------------------------------------------
1998                                 March 31 June 30  September 30 December 31
----                                 -------- -------  ------------ -----------
Revenues............................ $29,578  $28,186    $27,897      $28,173
Expenses............................  29,070   34,678     29,829       25,355
                                     -------  -------    -------      -------
Income (loss) from operations.......     508   (6,492)    (1,932)       2,818
Gain on sale of real estate.........     --    28,633      5,583       18,373
                                     -------  -------    -------      -------
Net income.......................... $   508  $22,141    $ 3,651      $21,191
                                     =======  =======    =======      =======
Earnings per unit
  Net income........................ $   .08  $  3.43    $   .57      $  3.28
                                     =======  =======    =======      =======

     During the second quarter of 1998, the Partnership sold three apartments, two shopping centers and 338 acres of undeveloped land for gains totaling $16.4 million and recognized a gain of $1.0 million, as well as a deferred gain of $11.2 million on the payoff of a note receivable. During the third quarter of 1998, the Partnership sold two apartments for gains totaling $5.6 million. During the fourth quarter of 1998, the Partnership sold five apartments for gains totaling $18.4 million. See NOTE 3. "REAL ESTATE AND DEPRECIATION" and
NOTE 4. "NOTES RECEIVABLE."


                                               Three Months Ended
                                    -------------------------------------------
1997                                March 31  June 30  September 30 December 31
----                                --------  -------  ------------ -----------
Revenues........................... $28,559   $28,814    $29,797      $30,195
Expenses...........................  28,786    29,080     29,645       29,492
                                    -------   -------    -------      -------
Income (loss) from operations......    (227)     (266)       152          703
Gain on sale of real estate........     --      3,587      2,067        2,702
                                    -------   -------    -------      -------
Net income (loss).................. $  (227)  $ 3,321    $ 2,219      $ 3,405
                                    =======   =======    =======      =======
Earnings per unit
  Net income (loss)................ $  (.04)  $   .51    $   .34      $   .54
                                    =======   =======    =======      =======

     In the second quarter of 1997, the Partnership sold an office building for a gain of $3.6 million. In the third quarter of 1997, the Partnership recognized a deferred gain of $2.1 million on the payoff of a note receivable. In the fourth quarter of 1997, the Partnership sold an apartment complex and a shopping center for gains totaling $2.7 million. See NOTE 3. "REAL ESTATE AND DEPRECIATION" and NOTE 4. "NOTES RECEIVABLE."

NOTE 15. COMMITMENTS AND CONTINGENCIES

 Moorman Settlement

     The Partnership entered into a settlement agreement, dated as of May 9, 1990, relating to the action entitled Moorman, et al. v. Southmark Corporation, et al. Such action was filed on September 2, 1987, in the Superior Court of the State of California, County of San Mateo. The Partnership agreed to settle such action pursuant to the terms of a written agreement (the "Moorman Settlement Agreement").

     The Moorman Settlement Agreement provided for a plan (the "Moorman Settlement Plan") consisting of, among other things, the following: (1) the appointment and operation of a committee (the "Oversight Committee"), to oversee the implementation of the Moorman Settlement Plan, and (2) the establishment of specified annually increasing targets (each a "Target") for each of the five years through May 1995, relating to the price of the units of limited partner interest.

     If the Targets were not met for any two successive years of the Moorman Settlement Plan or for the final year of the Moorman Settlement Plan, Syntek Asset Management, L.P. ("SAMLP") was required to withdraw as general partner effective at the time a successor general partner was elected. The Targets for the first and second anniversary dates were not met. Since the Targets were not met for two successive years, the Moorman Settlement Agreement required that SAMLP resign as general partner, effective upon the election and qualification of its successor. On July 8, 1992, SAMLP notified the Oversight Committee of the failure to meet the Target for two successive years.

     Upon, among other things, the withdrawal of SAMLP as General Partner and the due election and taking office of a successor, the Moorman Settlement Plan would terminate. Withdrawal of SAMLP as general partner pursuant to the Moorman Settlement Agreement required unitholders to elect a successor general partner by majority vote.

     The Moorman Settlement Agreement provided that withdrawal of SAMLP as general partner would require the Partnership to acquire its interest in the Partnership (the "Redeemable General Partner Interest") at its then fair value, and to pay certain fees and other compensation, as provided in the Partnership Agreement and the Moorman Settlement Agreement. Under the Moorman Settlement Agreement, payment for such Redeemable General Partner Interest, fees and other compensation could have, at the Oversight Committee's option, been paid over a three year period pursuant to a secured promissory note bearing interest at a financial institution's prime rate and containing commercially reasonable terms and collateral. Under the Moorman Settlement Plan, the purchase price for Redeemable General Partner Interest would have been calculated, as of the time SAMLP withdrew as general partner under the Partnership's governing documents. The Redeemable General Partner Interest was calculated at December 31, 1997, to be $49.6 million. The Partnership would have been entitled to offset against any such payment the then outstanding principal balance ($4.2 million at December 31, 1997) plus all accrued but unpaid interest ($7.2 million at December 31, 1997) on the note receivable from SAMLP described in NOTE 1. "ORGANIZATION." In the accompanying December 31, 1997, Consolidated Balance Sheet, the Redeemable General Partner Interest is shown as a reduction of Partners' Equity, and the note receivable from the General Partner being offset against the Redeemable General Partner Interest. The Oversight Committee had previously informed the Partnership that it had calculated the amount of such Redeemable General Partner Interest to be a lessor amount.

     On July 15, 1998, National Realty, SAMLP and the Oversight Committee executed an Agreement for Cash Distribution and Election of Successor General Partner (the "Cash Distribution Agreement") which provided for the nomination of NMC, which is an entity affiliated with SAMLP, to be the successor general partner of the Partnership, for the distribution of $11.4 million to the Moorman Class Members and for the resolution of all related matters under the Moorman Settlement Agreement. The Cash Distribution Agreement was submitted to the Court on July 23, 1998. On August 4, 1998, the Court entered an order granting preliminary approval of the Cash Distribution Agreement. On September 9, 1998, a notice was mailed to the Moorman Class Members describing the Cash Distribution Agreement. On October 16, 1998, a hearing was held to consider any objections to the Cash Distribution Agreement. On October 23, 1998, the Court entered an order granting final approval of the Cash Distribution Agreement. The Court also entered orders requiring the Partnership to pay $404,000 in attorney's fees to Joseph B. Moorman's legal counsel, $30,000 to Joseph B. Moorman and $404,000 in attorney's fees to Robert
A. McNeil's legal counsel.

     Pursuant to the order, $11.4 million was deposited by the Partnership into an escrow account and then transferred to the control of an independent settlement administrator. The distribution of the cash shall be made to the Moorman Class Members pro rata based upon the number of units originally issued to each Moorman Class Member upon the formation of the Partnership in 1987. On March 10, 1999, the Court entered an order providing for the initial distribution of the cash not later than March 31, 1999. The distribution of cash is under the control of the independent settlement administrator.

     The proposal to elect NMC the successor general partner was submitted to the unitholders of National Realty for a vote. All units of the Partnership owned by affiliates of SAMLP (approximately 61.8% of the outstanding units of National Realty as of the November 27, 1998, record date) were voted pro rata with the vote of the other limited partners. NMC was elected by a majority of the unitholders. The Moorman Settlement Plan remained in effect until December 18, 1998, when SAMLP resigned as general partner and NMC was elected and took office.

     Under the Cash Distribution Agreement, SAMLP waived its right under the Moorman Settlement Agreement to receive any payment from the Partnership for its Redeemable General Partner Interest or fees it was entitled to receive upon the election of a successor general partner. As of December 31, 1997, the Redeemable General Partner Interest was calculated to be $49.6 million. In addition, pursuant to the Cash Distribution Agreement, the Partnership Agreement was amended to provide that, upon voluntary resignation of the general partner, the resigning general partner shall not be entitled to the repurchase of its general partner interest under Paragraph 17.9 of the Partnership Agreement.

     Under the Cash Distribution Agreement, NMC assumed liability for SAMLP's note for its capital contribution to the Partnership. In addition, NMC assumed liability for a note receivable which will require the repayment to the Partnership of the $11.4 million paid by the Partnership under the Cash Distribution Agreement plus the $808,000 in court ordered attorney's fees and the $30,000 paid to Joseph B. Moorman. This note requires repayment over a ten-year period, bears interest at a variable rate, currently 7.0% per annum, and is guaranteed by ART, which is the parent of NMC, and owns approximately 55.4% of the outstanding units of the Partnership.

      Other Litigation. The Partnership is also involved in various other lawsuits arising in the ordinary course of business. In the opinion of management, the outcome of these lawsuits will not have a material effect on the Partnership's financial condition, results of operations or liquidity.

NOTE 16. SUBSEQUENT EVENTS

     In January 1999, GCLP sold the 199 unit Olde Towne Apartments in Middleton, Ohio, for $4.6 million, receiving net cash of $4.4 million after the payment of various closing costs. A gain will be recognized on the sale.

     In February 1999, the Partnership obtained mortgage financing secured by the unencumbered 56 Expressway Office Building in Oklahoma City, Oklahoma, in the amount of $1.7 million, receiving net cash of $1.7 million after the payment of various closing costs. The mortgage bears interest at a variable rate, currently 8.5% per annum, requires monthly payments of principal and interest of $15,000 and matures in February 2019.

     Also in February 1999, the Partnership obtained mortgage financing secured by the unencumbered Melrose Business Park in Oklahoma City, Oklahoma, in the amount of $900,000, receiving net cash of $870,000 after the payment of various closing costs. The mortgage bears interest at a variable rate, currently 8.5% per annum, requires monthly payments of principal and interest of $8,000 and matures in February 2019.

     Further in February 1999, GCLP sold the 225 unit Santa Fe Apartments in Kansas City, Missouri, for $4.6 million, receiving net cash of $4.3 million after the payment of various closing costs. A gain will be recognized on the sale.

     In February 1999, GCLP sold the 480 unit Mesa Ridge Apartments in Mesa, Arizona, for $19.5 million, receiving net cash of $793,000 after the payment of various closing costs, including a real estate brokerage commission of $585,000 to Carmel Realty and remitting $17.8 million to the lender to hold in escrow pending a substitution of collateral. Such funds will be released when substitute collateral is approved. If substitute collateral is not provided by August 1999, $13.0 million of the escrow will be applied against the mortgage's principal balance, approximately $885,000 will be retained by the lender as a prepayment penalty and the remaining $3.9 million will be returned to GCLP. A gain will be recognized on the sale. NMC will earn an incentive sales fee on the sale in accordance with the partnership agreement.

     Also in February 1999, GCLP funded a $5.0 million unsecured loan to Davister Corp., which at December 31, 1998, owned approximately 15.8% of the outstanding shares of ART's common stock. The loan bears interest at 12.0% per annum and matures in February 2000. All principal and interest are due at maturity. The loan is guaranteed by BCM.

                                  APPENDIX A


                              AGREEMENT AND PLAN

                                      OF

                                REORGANIZATION

                         dated as of November 3, 1999

                                 by and among


                       AMERICAN REALTY INVESTORS, INC.,

                             NATIONAL REALTY, L.P.

                                      and

                          AMERICAN REALTY TRUST, INC.

                     AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION, dated as of November 3, 1999 (the "Agreement"), by and among AMERICAN REALTY INVESTORS, INC., a newly-formed Nevada corporation ("Newco"), NATIONAL REALTY, L.P., a Delaware limited partnership ("NRLP"), and AMERICAN REALTY TRUST, INC., a Georgia corporation ("ART").

     WHEREAS, (i) Newco is a newly formed corporation organized and existing under the laws of the State of Nevada, (ii) NRLP is a limited partnership organized and existing under the laws of the State of Delaware and (iii) ART is a corporation organized and existing under the laws of the State of Georgia;

     WHEREAS, Newco has formed a wholly owned subsidiary called ART Acquisition Corp., a corporation organized under the laws of the State of Georgia ("Sub I"), and a wholly owned subsidiary called NRLP Acquisition Corp., a corporation organized under the laws of the State of Delaware ("Sub II"), and all the outstanding capital stock of each of Sub I and Sub II is owned by Newco;

     WHEREAS, the Board of Directors of each of Newco and ART and the general partner of NRLP deem it advisable and in the best interests of their stockholders and unitholders, as applicable, that each of NRLP and ART become subsidiaries of Newco pursuant to the Mergers (as hereinafter defined) hereinafter provided for, and desire to make certain representations, warranties and agreements in connection with such Mergers; and

     WHEREAS, as part of a single plan to be effectuated pursuant to this Agreement, the ART Merger Agreement and the NRLP Merger Agreement, it is intended that the transactions described in such agreements be treated for federal income tax purposes as an integrated transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder (and any similar provision of state law).

     NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth herein and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I

                              CERTAIN DEFINITIONS

     For purposes of this Agreement, the following terms shall have the following meanings:

     Section 1.1 "Acquisition Proposal" shall have the meaning set forth in
Section 7.1.

     Section 1.2 "Affiliate" shall mean, as to any person, any other person that directly or indirectly controls, or is under common control with or is controlled by such person.

     Section 1.3 "ART Balance Sheet" shall have the meaning set forth in Section 5.5.

     Section 1.4 "ART Common Stock" shall have the meaning set forth in Section 2.1.

     Section 1.5 "ART Designees" shall have the meaning set forth in Section
2.5.

     Section 1.6 "ART Merger" shall have the meaning set forth in Section 2.1.

     Section 1.7 "ART Merger Agreement" shall have the meaning set forth in
Section 2.1.

     Section 1.8 "ART Plans" shall have the meaning set forth in Section 5.10.

     Section 1.9 "ART Preferred Stock" shall have the meaning set forth in
Section 5.2.

     Section 1.10 "ART SEC Reports" shall have the meaning set forth in Section 5.5.

     Section 1.11 "ART Special Stock" shall have the meaning set forth in
Section 2.1.

     Section 1.12 "ART Stock" shall have the meaning set forth in Section 2.1.

     Section 1.13 "ART Stock Option" shall have the meaning set forth in Section 7.7.

     Section 1.14 "Certificate of Merger" shall have the meaning set forth in
Section 2.3.

     Section 1.15 "Code" shall have the meaning set forth in the introductory clauses hereto.

     Section 1.16 "DGCL" shall have the meaning set forth in Section 2.3.

     Section 1.17 "DRLPA" shall have the meaning set forth in Section 2.2.

     Section 1.18 "Effective Time" shall have the meaning set forth in Section 2.3.

     Section 1.19 "ERISA " shall mean the Employee Retirement Income Security Act of 1974, as amended.

     Section 1.20 "ERISA Affiliate" with respect to any party, shall mean any trade or business, whether or not incorporated, that together with such party would be deemed a "single employer" within the meaning of section 4001(a)(15) of ERISA.

     Section 1.21 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     Section 1.22 "Form S-4" shall mean the Registration Statement on Form S-4 to be filed with the SEC under the Securities Act in connection with the Mergers for the purpose of registering the shares of Newco Common Stock to be issued in the Mergers.

     Section 1.23 "GBCA" shall have the meaning set forth in Section 2.1.

     Section 1.24 "Governmental Entity" shall mean any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

     Section 1.25 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Section 1.26 "Material Adverse Effect" with respect to any party, shall mean a material adverse effect (or any development which, insofar as reasonably can be foreseen, in the future is reasonably likely to have a material adverse effect) on the business, assets, financial or other condition, results of operations or prospects of such party and its Subsidiaries taken as a whole.

     Section 1.27 "Mergers" shall mean the ART Merger and the NRLP Merger.

     Section 1.28 "Merger Agreements" shall mean the ART Merger Agreement and the NRLP Merger Agreement.

     Section 1.29 "Newco Board" shall have the meaning set forth in Section 2.5.

     Section 1.30 "Newco Bylaws" shall have the meaning set forth in Section
2.5.

     Section 1.31 "Newco Common Stock" shall have the meaning set forth in
Section 2.1.

     Section 1.32 "NRLP Balance Sheet" shall have the meaning set forth in
Section 4.5.

     Section 1.33 "NRLP Designees" shall have the meaning set forth in Section 2.2.

     Section 1.34 "NRLP Merger" shall have the meaning set forth in Section 2.5.

     Section 1.35 "NRLP Merger Agreement" shall have the meaning set forth in
Section 2.2.

     Section 1.36 "NRLP Partnership Agreement" shall have the meaning set forth in Section 2.2.

     Section 1.37 "NRLP Plan" shall have the meaning set forth in Section 2.2.

     Section 1.38 "NRLP SEC Reports" shall have the meaning set forth in Section 4.10.

     Section 1.39 "NRLP Units" shall have the meaning set forth in Section 2.2.

     Section 1.40 "Proxy Statement" shall mean the joint proxy statement/ prospectus to be distributed to holders of shares of ART Common Stock and holders of NRLP Units in connection with the meetings of such holders to be held in connection with the transactions contemplated by this Agreement and the Merger Agreements.

     Section 1.41 "SEC" shall mean the Securities and Exchange Commission.

     Section 1.42 "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     Section 1.43 "Significant Subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

     Section 1.44 "Sub I" shall have the meaning set forth in the introductory clauses hereto.

     Section 1.45 "Sub II" shall have the meaning set forth in the introductory clauses hereto.

     Section 1.46 "Subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

     Section 1.47 "Termination Date" shall have the meaning set forth in Section 9.1.

     Section 1.48 "Third Party" shall mean any person or group that is deemed to be a "person" within the meaning of Section 13(d) of the Exchange Act.


                                  ARTICLE II

                                  THE MERGERS

     Section 2.1 ART Merger.
                 ----------

          (a) Newco and Sub I have executed and delivered, and ART has executed and delivered, and agrees, subject to the terms and conditions of this Agreement and the ART Merger Agreement, to submit to its shareholders for adoption and approval as required under the Georgia Business Corporation Code (the "GBCA"), together with this Agreement, in accordance with Article II hereof, the Agreement of Merger, a form of which is set forth as Exhibit A hereto, with such
                                                     ---------
further changes as may be mutually agreed upon by the parties hereto (the "ART Merger Agreement"), providing for the merger of Sub I with and into ART (the "ART Merger") and the conversion of each outstanding share of ART common stock, par value $0.01 per share (the "ART Common Stock"), into shares of Newco common stock, par value $0.01 per share (the

"Newco Common Stock") and the conversion of each outstanding share of ART special stock, $2.00 par value per share (the "ART Special Stock" and, together with the ART Common Stock, the "ART Stock") into one share of Newco preferred stock, $2.00 par value per share. As provided in the ART Merger Agreement, ART shall be the surviving corporation in the ART Merger and shall become a wholly owned subsidiary of Newco. From and after the Effective Time, the identity and separate existence of Sub I shall cease, and ART shall succeed, without other transfer, to all the rights, properties, debts and liabilities of Sub I.

          (b) In connection with the ART Merger, Newco shall take such action as may be necessary to reserve sufficient shares of Newco Common Stock, prior to the ART Merger, to permit the issuance of shares of Newco Common Stock (i) to the holders of ART Common Stock as of the Effective Time in accordance with the terms of the ART Merger Agreement and (ii) upon the exercise of ART Stock Options to be assumed by Newco in accordance with Section 7.7 hereof. Each of Newco and ART shall use its reasonable efforts to cause the ART Merger to be consummated in accordance with the terms of this Agreement and the ART Merger Agreement.

     Section 2.2 NRLP Merger.
                 -----------

          (a) Newco and Sub II have executed and delivered, and NRLP has executed and delivered, and agrees, subject to the terms and conditions of this Agreement and the NRLP Merger Agreement, to submit to its holders of units of partnership interest (the "NRLP Units") for adoption and approval, as required under the terms of the First Amended and Restated Agreement of Limited Partnership of NRLP, as amended (the "NRLP Partnership Agreement"), and the Delaware Revised Limited Partnership Act (the "DRLPA"), together with this Agreement, in accordance with Article II hereof, the Agreement of Merger, a form of which is set forth as Exhibit B hereto, with such further changes as may be
                         ---------
mutually agreed upon by the parties hereto (the "NRLP Merger Agreement"), providing for the merger of Sub II with and into NRLP (the "NRLP Merger") and the conversion of the outstanding NRLP Units held by all limited partners, other than ART and its wholly-owned subsidiaries, into shares of Newco Common Stock. As set forth in the NRLP Merger Agreement, (i) all NRLP Units held by ART and its wholly-owned subsidiaries will remain issued and outstanding and (ii) NRLP shall be the surviving entity in the NRLP Merger and shall become a subsidiary of Newco. From and after the Effective Time, the identity and separate existence of Sub II shall cease, and NRLP shall succeed, without other transfer, to all the rights, properties, debts and liabilities of Sub II.

          (b) In connection with the NRLP Merger, Newco shall take such action as may be necessary to reserve sufficient shares of Newco Common Stock prior to the Merger to permit the issuance of shares of Newco Common Stock to the holders of NRLP Units as of the Effective Time in accordance with the terms of the NRLP Merger Agreement. Each of Newco and NRLP shall use its reasonable efforts to cause the NRLP Merger to be consummated in accordance with the terms of this Agreement and the NRLP Merger Agreement.

     Section 2.3 Filing of Merger Agreements and Related Certificates.
                 ----------------------------------------------------
Immediately after all conditions to this Agreement have been satisfied or waived, the certificates of merger pertaining to the ART Merger and the NRLP Merger, respectively (together the "Certificates of Merger"), or such other documents necessary to effect the Mergers, shall be executed and filed in accordance with the GBCA or the DRLPA and the Delaware General Corporation Law (the "DGCL"), as the case may be, and the Mergers shall become effective substantially simultaneously (and shall be treated as occurring simultaneously for tax purposes) in accordance with the terms of the Merger Agreements (such time and date are referred to herein as the "Effective Time").

     Section 2.4 Effect of Mergers. The parties agree to the following
                 -----------------
provisions with respect to the Mergers:

          (a) Names of Surviving Entities. The names of ART and NRLP, as the
              ---------------------------
surviving entities in the Mergers, from and after the Effective Time shall be "American Realty Trust, Inc." and "National Realty, L.P.," respectively, until changed or amended in accordance with applicable law.

          (b) Charter Documents. At the Effective Time (i) the articles of
              -----------------
incorporation and bylaws of ART, as in effect immediately prior to the Effective Time, shall be amended so that the operative provisions read in their entirety exactly as the articles of incorporation and bylaws, respectively, of Sub I, except that the name of the corporation specified therein shall be "American Realty Trust, Inc." and (ii) the agreement of limited partnership of NRLP, as in effect immediately prior to the Effective Time, shall be the partnership agreement of NRLP and NRLP shall be the surviving entity in the NRLP Merger.

          (c) Other Effects. The ART Merger shall have such other effects as
              -------------
are set forth in the ART Merger Agreement and the GBCA and the NRLP Merger shall have such other effects as are set forth in the NRLP Merger Agreement and the DRLPA and the DGCL.

          (d) Tax Effects. The parties intend that the transactions described
              -----------
in this Agreement, the ART Merger Agreement and the NRLP Merger Agreement constitute a single plan that is treated for federal income tax purposes as an integrated transaction described in and satisfying each of the requirements of
Section 351 of the Code and the regulations thereunder (and any similar provisions of state laws) pursuant to which (i) each shareholder of ART is treated as transferring all of its ART stock to Newco in exchange for Newco stock, (ii) each limited partner of NRLP, other than ART (and its wholly owned subsidiaries), is treated as transferring all of its NRLP Units to Newco in exchange for Newco stock and (iii) immediately after the transactions described in (i) and (ii), the former shareholders of ART and the former limited partners of NRLP, other than ART (and its wholly owned subsidiaries), as a group, are in "control" of Newco (as such term is defined in Section 368(c) of the Code). The parties intend that no transactions other than the transactions described in this Agreement, the ART Merger Agreement and the NRLP Merger Agreement be considered part of the integrated transaction for purposes of determining the group in "control" of Newco immediately after these transactions.

     Section 2.5 Name of Newco, Directors and Officers of Newco.
                 ----------------------------------------------

          (a) Name. The name of Newco, as the parent of ART and NRLP following the consummation of the Mergers, from and after the Effective Time, shall be "American Realty, Inc." until changed or amended in accordance with applicable law.

          (b) Newco Governance.
              -----------------

               (i) The directors comprising the full board of directors of Newco (the "Newco Board") at the Effective Time to be comprised of six directors. Initially, four of such directors shall be designated by ART and two of such directors shall be designated by NRLP. ART hereby designates the persons listed as such on Exhibit C hereto as its initial designees to the
                               ---------
     Newco Board (the "ART Designees"). NRLP hereby designates the persons listed as such on Exhibit C hereto as its initial designees to the Newco
                       ---------
     Board (the "NRLP Designees"). If, prior to the Effective Time, any of the ART Designees or the NRLP Designees shall decline or be unable to serve as a Newco director, ART (if such person was so designated by ART) or NRLP (if such person was so designated by NRLP) shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to the other parties or party as the case may be.

               (ii) At or prior to the Effective Time, Karl L. Blaha shall be designated as President and Chief Executive Officer of Newco, provided, that if he is unwilling or unable to serve in such capacity, his replacement shall be selected by the Newco Board as constituted at the Effective Time. Newco shall also have such other officers as may be elected by the Newco Board.

          (c) Tenure. The foregoing officers and directors of Newco, shall hold
              ------
their positions until their resignation or removal or the election or appointment of their successors in the manner provided by Newco's charter documents and applicable law.

     Section 2.6 Approval of Mergers by Newco. Newco, as the sole shareholder
                 ----------------------------
of each of Sub I and Sub II, has heretofore executed a formal written consent under Section 14-2-704 of the GBCA and Section 228 of the DGCL, approving, authorizing and adopting the ART Merger Agreement and the NRLP Merger Agreement.

     Section 2.7 Newco Certificate of Incorporation and Bylaws. Prior to the
                 ---------------------------------------------
Effective Time, the shareholder of Newco shall cause Newco to amend its articles of incorporation to read in its entirety as set forth in Exhibit D hereto and to
                                                         ---------
amend its Bylaws to read in their entirety as set forth in Exhibit E hereto.
                                                           ---------

     Section 2.8 Sub I Articles of Incorporation and Bylaws. Prior to the
                 ------------------------------------------
Effective Time the articles of incorporation and bylaws of Sub I shall be amended in a manner reasonably acceptable to ART.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF NEWCO

          Newco represents and warrants to ART and NRLP as follows:

     Section 3.1 Organization and Qualification.  Newco is a corporation duly
                 ------------------------------
organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect on Newco. True, accurate and complete copies of the articles of incorporation and bylaws of Newco as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to ART and NRLP.

     Section 3.2 Capitalization.
                 --------------

          (a) The authorized capital stock of Newco consists of 1,000 shares of Newco Common Stock. As of the date hereof, there were 1,000 shares of Newco Common Stock issued and outstanding, all which are owned by Robert A. Waldman, as the sole incorporator of Newco, and all of which are validly issued, fully paid and nonassessable and are not subject to and were not issued in violation of any preemptive rights.

          (b) Except for this Agreement and the Merger Agreements, there are not now, and at the Effective Time there will not be, any options, warrants, calls, rights, subscriptions, convertible securities or other rights or agreements, arrangements or commitments of any kind obligating Newco to issue, transfer or sell any securities of Newco. There are no outstanding contractual or other obligations of Newco to purchase, redeem or otherwise acquire any shares of Newco Common Stock. There is not now, and at the Effective Time there will not be, any stockholder agreement, voting trust or other agreement or understanding to which Newco is a party or bound relating to the voting of any shares of the capital stock of Newco.

     Section 3.3 Authority. Newco has all requisite corporate power and
                 ---------
authority to execute and deliver this Agreement and the Merger Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Merger Agreements, and the consummation by Newco of the transactions contemplated hereby and thereby, have been duly authorized by Newco's board of directors and no other corporate proceedings on the part of Newco are necessary to authorize the execution and delivery of this Agreement and the Merger Agreements and the consummation by Newco of the transactions contemplated hereby and thereby, except for the approval thereof by the stockholders of Newco. This Agreement has been and, as of the Effective Time, the Merger Agreements will have been, duly and validly executed and delivered by Newco and, assuming the due authorization, execution and delivery hereof and thereof by ART and NRLP, constitute or will constitute, as the case may be, valid and binding agreements of Newco, enforceable against Newco in accordance with their terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     Section 3.4 Consents and Approvals; No Violation. None of the execution
                 ------------------------------------
and delivery of this Agreement or the Merger Agreements, the consummation by Newco of the transactions contemplated hereby and thereby or compliance by Newco with any of the provisions hereof will (a) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of Newco, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) pursuant to the Exchange Act, the Securities Act and the HSR Act and (ii) for filing the Certificate of Merger with respect to the Mergers pursuant to the GBCA or the DRLPA and the DGCL, as applicable, (c) result in a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a lien or encumbrance on any of the assets of Newco pursuant to any note, license, agreement or other instrument or obligation to which Newco is a party or by which Newco or any of its assets may be bound or affected, or (d) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to Newco or any of its properties or assets, other than (i) such defaults, rights of termination, cancellation, amendment or acceleration, liens and encumbrances, violations and conflicts and (ii) such consents, approvals, authorizations, permits or filings that are not obtained, as set forth pursuant to (b) above, which, in the aggregate, would not have a Material Adverse Effect on Newco.

     Section 3.5 No Prior Activities. Except for obligations or liabilities
                 -------------------
incurred in connection with their respective incorporation or organization or the negotiation and consummation of this Agreement and the Merger Agreements and the transactions contemplated hereby and thereby, none of Newco, Sub I or Sub II has incurred any obligations or liabilities nor engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity. Newco, Sub I and Sub II are newly created corporations. Sub I and Sub II were established, as wholly owned subsidiaries of Newco, solely to effectuate the transactions described in this Agreement.

     Section 3.6 Information Supplied. The information supplied or to be
                 --------------------
supplied by Newco for inclusion in (a) the Form S-4 will not, either at the time the Form S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Proxy Statement, including any amendments and supplements thereto, will not, either at the date mailed to shareholders of ART and unitholders of NRLP or at the times of the meetings of ART and NRLP to be held in connection with the transactions contemplated by this Agreement and the Merger Agreements contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement and the Form S-4 will each comply as to form in all material respects with all applicable laws, including the provisions of the Securities

Act and the Exchange Act, except that no representation is made by Newco with respect to information supplied by ART or NRLP for inclusion therein.


                                  ARTICLE IV

       REPRESENTATIONS AND WARRANTIES OF NRLP

          NRLP represents and warrants to ART and Newco as follows:

     Except as otherwise disclosed to ART and Newco in a letter delivered to them prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "NRLP Disclosure Letter"), NRLP represents and warrants to ART and Newco as follows:

     Section 4.1 Organization and Qualification. Each of NRLP and its
                 ------------------------------
Significant Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect on NRLP. True and complete copies of the NRLP Partnership Agreement and the articles of incorporation of NRLP Management Corp., NRLP's general partner, each as in effect on the date hereof, including all amendments thereto, have heretofore been made available or delivered to ART and Newco.

     Section 4.2 Capitalization.
                 --------------

          (a) As of the date hereof, there were 6,321,577 NRLP Units issued and outstanding, all of which are validly issued, fully paid and nonassessable and are not subject to and were not issued in violation of any preemptive rights. Except as disclosed in Section 4.2 of the NRLP Disclosure Letter, no Subsidiary of NRLP holds any NRLP Units.

          (b) Except for this Agreement and the NRLP Merger Agreement there are not now, and at the Effective Time there will not be, any options, warrants, calls, rights, subscriptions, convertible securities or other rights or agreements, arrangements or commitments of any kind obligating NRLP or any of its Subsidiaries to issue, transfer or sell any securities of NRLP. All NRLP securities subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual or other obligations of NRLP or any of its Subsidiaries to purchase, redeem or otherwise acquire any NRLP Units. There is not now, and at the Effective Time there will not be, any agreement, voting trust or other agreement or understanding to which NRLP or any of its Subsidiaries is a party or bound relating to the voting of any securities of NRLP.

     Section 4.3 Authority. NRLP has all requisite power and authority to
                 ---------
execute and deliver this Agreement and the NRLP Merger Agreement and, subject to approval of this Agreement and the NRLP Merger Agreement by the unitholders of NLRP, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the NRLP Merger Agreement and the consummation by NRLP of the transactions contemplated hereby and thereby have been duly authorized by NRLP's general partner and no other partnership proceedings on the part of NRLP are necessary to authorize the execution and delivery of this Agreement, the NRLP Merger Agreement and the consummation by NRLP of the transactions contemplated hereby and thereby, except for the approval thereof by the unitholders of NRLP. This Agreement has been, and as of the Effective Time, the NRLP Merger Agreement will be, duly and validly executed and delivered by NRLP and, assuming the due authorization, execution and delivery hereof and thereof by Newco, Sub I, Sub II and ART, constitute or will constitute, as the case may be, valid and binding agreements of NRLP, enforceable against NRLP in accordance with their terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     Section 4.4 Consents and Approvals; No Violation. Except as disclosed in
                 ------------------------------------
Section 4.4 of the NRLP Disclosure letter, none of the execution and delivery by NRLP of this Agreement, the NRLP Merger Agreement, the consummation by NRLP of the transactions contemplated hereby and thereby or compliance by NRLP with any of the provisions hereof will (a) conflict with or result in a breach of any provision of the respective partnership agreements, charters or bylaws (or similar governing documents) of NRLP or any of its Subsidiaries, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) pursuant to the Exchange Act, the Securities Act and the HSR Act and (ii) for filing the Certificate of Merger with respect to the NRLP Merger pursuant to the DRLPA and the DGCL, (c) result in a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a lien or encumbrance on any of the assets of NRLP or any of its Subsidiaries pursuant to, any note, license, agreement or other instrument or obligation to which NRLP or any of its Subsidiaries is a party or by which NRLP or any of its Subsidiaries or any of their respective assets may be bound or affected, or (d) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to NRLP or any of its Subsidiaries or any of their respective properties or assets, other than (i) such defaults, rights of termination, cancellation, amendment or acceleration, liens and encumbrances, violations and conflicts and (ii) such consents, approvals, authorizations, permits or filings, as set forth pursuant to (b) above, that are not obtained, which, in the aggregate, would not have a Material Adverse Effect on NRLP and would not materially impair NRLP's ability to consummate the transactions contemplated by this Agreement and the NRLP Merger Agreement.

     Section 4.5 SEC Reports and Financial Statements. Each form, report,
                 ------------------------------------
schedule, registration statement and definitive proxy statement filed by NRLP with the SEC since January 1, 1993 as such documents have since the time of their filing been amended, the "NRLP SEC Reports"), which include all the documents (other than preliminary material) that NRLP was required to file with the SEC since such date, as of their respective dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such NRLP SEC Reports. None of the NRLP SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof. The financial statements of NRLP included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of NRLP and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows (or changes in financial position prior to the approval of FASB 95) for the periods then ended. Except as set forth in Section 4.5 of the NRLP Disclosure Letter, since December 31, 1998, neither NRLP nor any of its Subsidiaries has incurred any liabilities or obligations, whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due, except (a) as and to the extent set forth on the audited balance sheet of NRLP and its Subsidiaries as at December 31, 1998 (including the notes thereto) (the "NRLP Balance Sheet"), (b) as incurred in connection with the transactions contemplated, or as provided, by this Agreement, (c) as incurred after December 31, 1998 in the ordinary course of business and consistent with past practices, (d) as described in the NRLP SEC Reports or (e) as would not, individually or in the aggregate, have a Material Adverse Effect on NRLP.

     Section 4.6 Absence of Certain Changes or Events. Except as disclosed in
                 ------------------------------------
the NRLP SEC Reports filed prior to the date hereof or otherwise disclosed pursuant to this Agreement, since December 31, 1998, NRLP and its Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and there has not occurred or arisen any event, individually or in the aggregate, having or which, insofar as reasonably can be foreseen, in the future is likely to have, a Material Adverse Effect on NRLP.

     Section 4.7 Litigation. As of the date of this Agreement, except as
                 ----------
disclosed in the NRLP SEC Reports filed prior to the date of this Agreement or otherwise disclosed to Newco and ART prior to the date hereof, there is no claim, suit, action or proceeding pending or, to the best knowledge of NRLP, threatened against or affecting NRLP or any of its Subsidiaries, which is reasonably likely to have a Material Adverse Effect on NRLP, nor is there any judgment, decree, order, injunction, writ or rule of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator outstanding against NRLP or any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future is likely to have, any such effect.

     Section 4.8 Disclosure. No representation or warranty of NRLP contained in
                 ----------
this Agreement or the NRLP Merger Agreement, and no statement contained in any certificate or schedule furnished or to be furnished by or on behalf of NRLP to Newco and ART or any of its representatives pursuant thereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or schedule.

     Section 4.9 Information Supplied. The information supplied or to be
                 --------------------
supplied by NRLP or its Subsidiaries for inclusion in (a) the Form S-4 will not, either at the time the Form S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Proxy Statement, including any amendments and supplements thereto, will not, either at the date mailed to unitholders or at the time of the meeting of unitholders of NRLP to be held in connection with the transactions contemplated by this Agreement and the Merger Agreements, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement and the Form S-4 will each comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act, except that no representation is made by NRLP with respect to information supplied by Newco and ART for inclusion therein.

     Section 4.10  Affiliate Agreements. Except as disclosed in the NRLP SEC
                   --------------------
Reports filed prior to the date of this Agreement, except for this Agreement and except as disclosed in Section 4.10 of the NRLP Disclosure Letter, as of the date of this Agreement neither NRLP nor any of its Subsidiaries is a party to any oral or written agreement with any of its Affiliates, other than with any of its Subsidiaries.

     Section 4.11 Compliance with Law. NRLP is not in violation of any Federal,
                  -------------------
state, local or foreign law, ordinance or regulation or judgment, order or decree (including, but not limited to, those relating to the environment), the violation of which, individually or in the aggregate, would have a Material Adverse Effect on NRLP.

     Section 4.12 Taxes. Except as disclosed in Section 4.12 of the NRLP
                  -----
Disclosure Letter, NRLP and each of its Subsidiaries have duly filed all material tax returns required to be filed (or such tax returns have been properly extended) other than those tax returns the failure to file would not have a Material Adverse Effect on NRLP, and have paid all taxes and other charges shown to be due on such returns, and there are no tax liens upon any property or assets of NRLP or any of its Subsidiaries. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Federal income tax return for any period. There does not exist any issue that, if raised by any taxing authority with respect to any fiscal period, would, singly or in the aggregate, be expected to result in an assessment against NRLP that would have, or is reasonably likely to have, a Material Adverse Effect on NRLP.

     Section 4.13 Opinion of Financial Advisors. NRLP has received the opinion
                  -----------------------------
of Houlihan Lokey Howard & Zukin ("Houlihan") to the effect that, as of November 3, 1999, the consideration to be received in the NRLP Merger by the holders of NRLP Units is fair to such holders from a financial point of view.

     Section 4.14 Brokers and Finders. Other than Houlihan, none of NRLP or any
                  -------------------
of its Subsidiaries nor any of their respective partners, directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement, or the NRLP Merger Agreement.


                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF ART

          ART represents and warrants to NRLP and Newco as follows:

     Except as otherwise disclosed to NRLP and Newco in a letter delivered to them prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "ART Disclosure Letter"), ART represents and warrants to NRLP and Newco as follows:

     Section 5.1 Organization and Qualification. Each of ART and its
                 ------------------------------
Significant Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect on ART. True and complete copies of the articles of incorporation and bylaws of ART as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to NRLP and Newco.

     Section 5.2 Capitalization.
                 --------------

          (a) The authorized capital stock of ART consists of 100,000,000 shares of ART Common Stock and 20,000,000 shares of ART Special Stock. As of August 31, 1999, (i) 10,563,434 shares of ART Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and are not subject to and were not issued in violation of any preemptive rights, (ii) 340,000 shares of ART Common Stock were reserved for issuance upon the exercise of Options granted pursuant to the ART Stock Option Plan and (iii) 3,401,000 shares of ART Special Stock were issued and outstanding, all of which are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights. Except as disclosed in Section 5.2(a) of the ART Disclosure Letter, no Subsidiary of ART holds any shares of ART Stock. There has been no material change in the information set forth in the second sentence of this Section 5.2 between the close of business on August 31, 1999 and the date hereof.

          (b) Except for this Agreement, the ART Merger Agreement and the ART Stock Options specified in Section 5.2(a) hereof and except as otherwise disclosed in Section 5.2(b) of the ART Disclosure Letter, there are not now, and at the Effective Time there will not be, any options, warrants, calls, rights, subscriptions, convertible securities or other rights or agreements, arrangements or commitments of any kind obligating ART or any of its Subsidiaries to issue, transfer or sell any securities of ART. All shares of ART Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual or other obligations of ART or any of its Subsidiaries to purchase, redeem or otherwise acquire any shares of ART Stock. There is not now, and at the Effective Time there will not be, except as disclosed in Section 5.2(b) of the ART Disclosure Letter, any stockholder agreement, voting trust or other agreement or understanding to which ART or any of its Subsidiaries is a party or bound relating to the voting of any shares of the capital stock of ART or any of its Subsidiaries.

     Section 5.3 Authority. ART has all requisite corporate power and authority
                 ---------
to execute and deliver this Agreement and the ART Merger Agreement and, subject to approval of this Agreement and the ART Merger Agreement by the stockholders of ART, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the ART Merger Agreement and the consummation by ART of the transactions contemplated hereby and thereby have been duly authorized by ART's board of directors and no other corporate proceedings on the part of ART are necessary to authorize the execution and delivery of this Agreement, the ART Merger Agreement and the consummation by ART of the transactions contemplated hereby and thereby, except for the approval thereof by the stockholders of ART. This Agreement has been, and as of the Effective Time, the ART Merger Agreement will be, duly and validly executed and delivered by ART and, assuming the due authorization, execution and delivery hereof and thereof by Newco, Sub I, Sub II and NRLP, constitute or will constitute, as the case may be, valid and binding agreements enforceable against ART in accordance with their terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     Section 5.4 Consents and Approvals; No Violation. Except as disclosed in
                 ------------------------------------
Section 5.4 of the ART Disclosure Letter, none of the execution and delivery by ART of this Agreement, the ART Merger Agreement, the consummation by ART of the transactions contemplated hereby and thereby or compliance by ART with any of the provisions hereof will (a) conflict with or result in a breach of any provision of the respective charters, bylaws or partnership agreements (or similar governing documents) of ART or any of its Subsidiaries, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) pursuant to the Exchange Act, the Securities Act and the HSR Act and (ii) for filing the Certificate of Merger with respect to the ART Merger pursuant to the GBCA, (c) result in a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a lien or encumbrance on any of the assets of ART or any of its Subsidiaries pursuant to, any note, license, agreement or other instrument or obligation to which ART or any of its Subsidiaries is a party or by which ART or any of its Subsidiaries or any of their respective assets may be bound or affected, or (d) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to ART or any of its Subsidiaries or any of their respective properties or assets, other than (i) such defaults, rights of termination, cancellation, amendment or acceleration, liens and encumbrances, violations and conflicts and (ii) such consents, approvals, authorizations, permits or filings, as set forth pursuant to (b) above, that are not obtained, which, in the aggregate, would not have a Material Adverse Effect on ART and would not materially impair ART's ability to consummate the transactions contemplated by this Agreement and the ART Merger Agreement.

     Section 5.5 SEC Reports and Financial Statements. Each form, report,
                 ------------------------------------
schedule, registration statement and definitive proxy statement filed by ART with the SEC since January 1, 1993, (as such documents have since the time of their filing been amended, the "ART SEC Reports"), which include all the documents (other than preliminary material) that ART was required to file with the SEC since such date, as of their respective dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such ART SEC Reports. None of the ART SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof. The financial statements of ART included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of ART and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows (or changes in financial position prior to the approval of FASB 95) for the periods then ended. Except as set forth in Section 5.5 of the ART Disclosure Letter, since December 31, 1998, neither ART nor any of its Subsidiaries has incurred any liabilities or obligations, whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due, except (a) as and to the extent set forth on the audited balance sheet of ART and its Subsidiaries as at December 31, 1998 (including the notes thereto) (the "ART Balance Sheet"), (b) as incurred in connection with the transactions contemplated, or as provided, by this Agreement, (c) as incurred after December 31, 1998 in the ordinary course of business and consistent with past practices,
(d) as described in the ART SEC Reports or (e) as would not, individually or in the aggregate, have a Material Adverse Effect on ART.

     Section 5.6 Absence of Certain Changes or Events. Except as disclosed in
                 ------------------------------------
the ART SEC Reports filed prior to the date hereof or otherwise disclosed pursuant to this Agreement, since December 31, 1998, ART and its Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and there has not occurred or arisen any event, individually or in the aggregate, having or which, insofar as reasonably can be foreseen, in the future is likely to have, a Material Adverse Effect on ART.

     Section 5.7 Litigation. As of the date of this Agreement, except as
                 ----------
disclosed in the ART SEC Reports filed prior to the date of this Agreement or otherwise disclosed to Newco and

NRLP prior to the date hereof, there is no claim, suit, action or proceeding pending or, to the best knowledge of ART, threatened against or affecting ART or any of its Subsidiaries, which is reasonably likely to have a Material Adverse Effect on ART, nor is there any judgment, decree, order, injunction, writ or rule of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator outstanding against ART or any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future is likely to have, any such effect.

     Section 5.8 Disclosure. No representation or warranty of ART contained in
                 ----------
this Agreement or the ART Merger Agreement and no statement contained in any certificate or schedule furnished or to be furnished by or on behalf of ART to Newco and NRLP or any of its representatives pursuant thereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or schedule.

     Section 5.9 Information Supplied. The information supplied or to be
                 --------------------
supplied by ART or its Subsidiaries for inclusion in (a) the Form S-4 will not, either at the time the Form S-4 is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Proxy Statement, including any amendments and supplements thereto, will not, either at the date mailed to shareholders or at the time of the meeting of shareholders of ART to be held in connection with the transactions contemplated by this Agreement and the Merger Agreements, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement and the Form S-4 will each comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act, except that no representation is made by ART with respect to information supplied by Newco or NRLP for inclusion therein.

     Section 5.10 Stock Option Plans. ART has delivered or made available to
                  ------------------
Newco and NRLP full and complete copies or descriptions of each, stock option, stock appreciation right, restricted stock, phantom stock and performance stock plans of ART (such plans being referred to herein as the "ART Plans"). Each of the ART Plans is in material compliance with all applicable laws.

     Section 5.11 Affiliate Agreements. Except as disclosed in the ART SEC
                  --------------------
Reports filed prior to the date of this Agreement and except for this Agreement and except as otherwise disclosed in Section 5.11 of the ART Disclosure Letter, as of the date of this Agreement neither ART nor any of its Subsidiaries is a party to any oral or written agreement with any of its Affiliates, other than with any of its Subsidiaries.

     Section 5.12 Compliance with Law. ART is not in violation of any Federal,
                  -------------------
state, local or foreign law, ordinance or regulation or judgment, order or decree (including, but not limited to, those relating to the environment), the violation of which, individually or in the aggregate, would have a Material Adverse Effect on ART.

     Section 5.13 Taxes. Except as disclosed in Section 5.13 of the ART
                  -----
Disclosure Letter, ART and each of its Subsidiaries have duly filed all material tax returns required to be filed (or such returns have been properly extended) other than those tax returns the failure to file would not have a Material Adverse Effect on ART, and have paid all taxes and other charges shown to be due on such returns, and there are no tax liens upon any property or assets of ART or any of its Subsidiaries. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Federal income tax return for any period. There does not exist any issue that, if raised by any taxing authority with respect to any fiscal period, would, singly or in the aggregate, be expected to result in an assessment against ART that would have, or is reasonably likely to have, a Material Adverse Effect on ART.

     Section 5.14 Opinion of Financial Advisors. ART has received the opinion
                  -----------------------------
of Fieldstone, Inc. ("Fieldstone") to the effect that, as of November 3, 1999, the consideration to be received in the ART Merger by the holders of shares of ART Common Stock is fair to such holders from a financial point of view.

     Section 5.15 Brokers and Finders. Other than Fieldstone, none of ART or
                  -------------------
any of its Subsidiaries nor any of their respective partners, directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement or the ART Merger Agreement.


                                  ARTICLE VI

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 6.1 Conduct of Business of NRLP Pending the Effective Time. Except
                 ------------------------------------------------------
as expressly permitted or contemplated by this Agreement or the Merger Agreements, until the Effective Time, NRLP shall, and shall cause each of its Subsidiaries to, conduct its operations in the ordinary and usual course of business consistent with past practice and use its commercially reasonable efforts to preserve intact their respective business organizations' goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers and others having business relationships with them. Without limiting the generality of the foregoing, and except as otherwise permitted by this Agreement, prior to the Effective Time, without the consent of ART, which consent shall not be unreasonably withheld, NRLP will not, and will cause each of its Subsidiaries not to:

          (a) amend or propose to amend their respective, partnership agreements, charters or bylaws (other than as contemplated by this Agreement); or split, combine or reclassify their outstanding securities or declare, set aside or pay any dividend or distribution in respect of any securities (other than the payment to NRLP or any of its Subsidiaries of any such dividend or distribution) or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for the NRLP Units;

          (b) (i) issue or authorize or propose the issuance of, sell, pledge or dispose of, or agree to issue or authorize or propose the issuance of, any additional NRLP Units, or any options, warrants or rights of any kind to acquire any NRLP Units, or any debt or equity securities convertible into or exchangeable for such NRLP Units, other than any such issuance pursuant to options, warrants, rights or convertible securities outstanding as of the date hereof in accordance with their terms; (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets in each case which are material, individually or in the aggregate, to NRLP and its Subsidiaries taken as a whole; (iii) sell (including by sale-leaseback), lease, pledge, dispose of or encumber any assets or interests therein, which are material, individually or in the aggregate, to NRLP and its Subsidiaries taken as a whole, other than in the ordinary course of business and consistent with past practice; (iv) incur or become contingently liable with respect to any material indebtedness for borrowed money or guarantee any such indebtedness or issue any debt securities or otherwise incur any material obligation or liability (absolute or contingent) other than short-term indebtedness in the ordinary course of business and consistent with past practice; (v) redeem, purchase, acquire or offer to purchase or acquire any (x) NRLP Units (or other outstanding securities) or (y) long-term debt, other than as required by the governing instruments relating thereto; or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (c) enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other arrangements or agreements with any partners, directors, officers or key employees;

          (d) adopt, enter into or amend any, or become obligated under any new, bonus, profit sharing, compensation, unit option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law occurring after the date hereof and except, with respect to all plans other than bonus plans, in the ordinary course of business and consistent with past practice; or

          (e) take any action that would, or is reasonably likely to, result in any of its representations and warranties set forth in this Agreement becoming untrue, or in any of the conditions to the Mergers set forth in Article VIII not being satisfied.

     Section 6.2 Conduct of Business of ART Pending the Effective Time. Except
                 -----------------------------------------------------
as expressly permitted or contemplated by this Agreement or the Merger Agreements until the Effective Time, ART shall, and shall cause each of its Subsidiaries to, conduct its operations in the ordinary and usual course of business consistent with past practice and use their commercially reasonable efforts to preserve intact their respective business organizations' goodwill, keep available the services of their respective present officers and key employees and preserve the goodwill and business relationships with suppliers, distributors, customers and others having business relationships with them. Without limiting the generality of the foregoing, and except as otherwise permitted by this Agreement, prior to the Effective Time, without the consent of NRLP, which consent shall not be unreasonably withheld, ART will not, and will cause each of its Subsidiaries not to:

          (a) amend or propose to amend their respective charters, bylaws or partnership agreements (other than as contemplated by this Agreement); or split, combine or reclassify their outstanding capital stock or partnership interests or declare, set aside or pay any dividend or distribution in respect of any capital stock (other than the payment to ART or any of its Subsidiaries of any such dividend or distribution) or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or partnership interests;

          (b) (i) issue or authorize or propose the issuance of, sell, pledge or dispose of, or agree to issue or authorize or propose the issuance of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, other than any such issuance pursuant to options, warrants, rights or convertible securities outstanding as of the date hereof in accordance with their terms;

                    (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets in each case which are material, individually or in the aggregate, to ART and its Subsidiaries taken as a whole;

                    (iii) sell (including by sale-leaseback), lease, pledge, dispose of or encumber any assets or interests therein, which are material, individually or in the aggregate, to ART and its Subsidiaries taken as a whole, other than in the ordinary course of business and consistent with past practice;

                    (iv) incur or become contingently liable with respect to any material indebtedness for borrowed money or guarantee any such indebtedness or issue any debt securities or otherwise incur any material obligation or liability (absolute or contingent) other than short-term indebtedness in the ordinary course of business and consistent with past practice;

                    (v) redeem, purchase, acquire or offer to purchase or acquire any (x) shares of its capital stock or (y) long-term debt, other than as required by the governing instruments relating thereto; or

                    (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (c) enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other arrangements or agreements with any directors, officers or key employees;

          (d) adopt, enter into or amend any, or become obligated under any new, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law occurring after the date hereof and except, with respect to all plans other than bonus plans, in the ordinary course of business and consistent with past practice; or

          (e) take any action that would, or is reasonably likely to, result in any of its representations and warranties set forth in this Agreement becoming untrue or in any of the conditions to the Mergers set forth in Article VIII not being satisfied.

     Section 6.3 Cooperation.  Subject to compliance with applicable law, from
                 -----------
the date hereof until the Effective Time, each of NRLP and ART shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger Agreements and the transactions contemplated hereby and thereby.


                                  ARTICLE VII

                      ADDITIONAL COVENANTS AND AGREEMENTS

     Section 7.1 No Solicitation.
                 ---------------

          (a) Without the prior written consent of ART, NRLP and its Subsidiaries will not, and will use their best efforts to cause their respective partners, officers, directors, employees and agents not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to or, except to the extent required by their fiduciary duties, engage in negotiations concerning, provide any confidential information or data to or have any discussions with, any Third Party, other than ART or any Affiliate of ART, relating to any Acquisition Proposal (as hereinafter defined) with respect to NRLP or any of its Subsidiaries. NRLP will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. NRLP shall immediately notify ART if any such negotiations, or providing of confidential information or data or discussions, are entered into or made or any such inquiries are received in respect thereof, and shall provide details with respect thereto.

          (b) Without the prior written consent of NRLP, ART and its Subsidiaries will not, and will use their best efforts to cause their respective partners, officers, directors, employees and agents not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to or, except to the extent required by their fiduciary duties, engage in negotiations concerning, provide any confidential information or data to or have any discussions with, any Third Party, other than NRLP or any Affiliate of NRLP, relating to any Acquisition Proposal with respect to ART or any of its Subsidiaries. ART will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. ART shall immediately notify NRLP if any such negotiations, or providing of confidential information or data or discussions, are entered into or made or any such inquiries are received in respect thereof, and shall provide details with respect thereto.

             (c) The term "Acquisition Proposal" as used herein means any offer or proposal for, or any indication of interest in, a merger or other business combination involving ART or NRLP, or any of their respective Subsidiaries, or the acquisition of any equity interest in, or a substantial portion of the assets of, any such party, other than the transactions contemplated by this Agreement.

     Section 7.2 Access to Information.  Subject to compliance with applicable
                 ---------------------
law, upon reasonable notice ART and NRLP shall each (and shall cause each of their respective Subsidiaries to) afford to the other and the officers, employees, accountants, counsel, financial advisors and other representatives of the other access during normal business hours throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments and records and, during such period, each of ART and NRLP shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws, and (b) all other information concerning its businesses, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party and, in the event of termination of this Agreement for any reason, each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party. In addition, in the event of such termination, all documents, memoranda, notes and other writings whatsoever prepared by each party based on the information in such material shall be destroyed (and each party shall use its commercially reasonable efforts to cause its advisors and their representatives to similarly destroy their respective documents, memoranda and notes), and such destruction (and commercially reasonable efforts) shall be certified in writing to the other party by an authorized officer supervising such destruction.

     Section 7.3 Registration Statement and Proxy Statement.  As soon as is
                 ------------------------------------------
reasonably practicable after the date hereof, ART and NRLP shall prepare and file the Proxy Statement with the SEC, and Newco shall promptly prepare and file the Form S-4 with the SEC in which the Proxy Statement will be included. Newco shall use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Newco shall take any action required to be taken under applicable state securities and blue sky laws in connection with the issuance of shares of Newco Common Stock in the Mergers and as contemplated by this Agreement. ART and NRLP shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with this Section 7.3.

     Section 7.4 Approval of Agreements.  Each of ART and NRLP shall call a
                 ----------------------
meeting of its stockholders and unitholders, respectively, to be held as promptly as practicable for the purpose of voting upon this Agreement and the NRLP Merger Agreement in the case of NRLP and the ART Merger Agreement in the case of ART. Subject to the exercise of their respective fiduciary obligations, the board of directors of ART and the general partner of NRLP shall recommend to their respective stockholders and unitholders approval of such matters. NRLP and ART shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date hereof. Waldman agrees to vote its shares of Newco Common Stock for adoption and approval of this Agreement, the Merger Agreements and the transactions contemplated hereby and to take all additional actions necessary to adopt and approve this Agreement, the Merger Agreements and the transactions contemplated hereby and thereby.

     Section 7.5 Agreement to Cooperate; Further Assurances.  Subject to the
                 ------------------------------------------
terms and conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreements, subject to the appropriate vote of unitholders of NRLP and stockholders of ART described in Section 8.1 (a) hereof, including providing information and using reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals, and effecting all necessary registrations and filings (including filings under the HSR Act); provided that nothing herein shall require Newco, ART or NRLP to hold, manage or operate any assets separately in order to obtain any such consent or approval or to enter into any sale or divestiture of assets. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the Merger Agreements, the proper partners, officers and directors of each party to this Agreement shall take all necessary actions to the extent not inconsistent with their other duties and obligations or applicable law.

     Section 7.6 Stock Options.
                 --------------

             (a) To the extent that acceleration of the exercisability of any outstanding option to purchase shares of ART Common Stock (an "ART Stock Option"), any outstanding unit based on the value of ART Common Stock or the stock of an ART Subsidiary is permitted but not required by the applicable governing instrument, then ART shall take all necessary action to cause such acceleration not to occur. In connection therewith, at the Effective Time, to the extent permitted by the terms of the relevant governing instruments, each ART Stock Option, whether vested or unvested, shall be assumed by Newco. Unless ART and NRLP shall otherwise agree, each such ART Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such ART Stock Option, the same number of shares of Newco Common Stock as the holder of such ART Stock Option would have been entitled to receive pursuant to the ART Merger had such holder exercised such option in full immediately prior to the Effective Time.

             (b) As soon as practicable after the Effective Time, Newco shall file a registration statement on the appropriate form with respect to the shares of Newco Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. Newco shall administer the ART Plans assumed pursuant to this Section 7.6 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the ART Plans complied with such rule prior to the ART Merger.

     Section 7.7   Public Statements.  The parties shall consult with each other
                   -----------------
prior to issuing any public announcement or statement with respect to this Agreement, the Merger Agreements or the transactions contemplated hereby or thereby and shall not issue any such public announcement or statement prior to such consultation, except as may be required by law or by the rules of the exchange on which the ART Common Stock or NRLP Units are currently listed for trading.

     Section 7.8   Letter of NRLP's Accountants. NRLP shall use its best efforts
                   ----------------------------
to cause to be delivered to ART a letter of BDO Seidman, LLP, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to ART, in form and substance reasonably satisfactory to ART and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     Section 7.9   Letter of ART's Accountants.  ART shall use its best efforts
                   ---------------------------
to cause to be delivered to NRLP a letter of BDO Seidman, LLP, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to NRLP, in form and substance reasonably satisfactory to NRLP and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     Section 7.10  Expenses.  All costs and expenses incurred in connection with
                   --------
this Agreement and the Merger Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing and mailing the Proxy Statement and the Form S-4, as well as the filing fee relating thereto, shall be shared equally by ART, on the one hand, and NRLP, on the other hand.

     Section 7.11  Newco Activities. Until the Effective Time, except in
                   ----------------
connection with or furtherance of the transactions contemplated by this Agreement and the Merger Agreements, Newco will incur no obligations or liabilities nor engage in any business or activities of any type or kind whatsoever or enter into any agreements or arrangements with any person or entity.

     7.12    Reporting.  Newco, ART and NRLP shall for federal income tax
             ---------
purposes report the transactions contemplated by this Agreement, the ART Merger Agreement and the NRLP Merger Agreement pursuant to which Newco stock is issued to ART shareholders and limited partners of NRLP (other than ART and its wholly owned subsidiaries) as a transaction governed by Section 351 of the Code. Newco shall comply with the reporting and record keeping requirements of Treasury Regulation Section 1.351-3 with respect to such transactions. Newco shall inform each recipient of Newco stock pursuant to such transactions of such recipient's reporting and record keeping requirements as specified in Treasury Regulation Section 1.351-3 with respect to such transactions.


                                 ARTICLE VIII

                                  CONDITIONS

     Section 8.1 Conditions to Each Party's Obligation to Effect the Mergers.
                 -----------------------------------------------------------
The respective obligations of each party to effect the Mergers shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

             (a) This Agreement, the Merger Agreements and the transactions contemplated hereby and thereby shall have been approved and adopted by the affirmative vote of a majority of the outstanding shares of ART Common Stock and NRLP Units entitled to vote;

             (b) The waiting period, if any, applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated;

             (c) The parties hereto shall have made the requisite filings with all Governmental Entities as shall be required pursuant to applicable laws, rules and regulations, and such Governmental Entities, to the extent required by applicable law, shall have approved the transactions contemplated by this Agreement; except where the failure to obtain any such approval would not, individually or in the aggregate, have a Material Adverse Effect on ART and NRLP, and their respective Subsidiaries, taken as a whole, or upon the consummation of the transactions contemplated hereby;

             (d) The Form S-4 shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect;

             (e) No temporary restraining order, preliminary or permanent injunction or other order or decree by any court of competent jurisdiction which prevents the consummation of the Mergers or imposes material conditions with respect thereto shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

             (f) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or Federal government or governmental agency which would prevent the consummation of the Mergers or impose material conditions with respect thereto; and

             (g) The shares of Newco Common Stock required to be issued hereunder shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

     Section 8.2 Conditions to Obligation of NRLP to Effect the NRLP Merger.
                 ----------------------------------------------------------
The obligation of NRLP to effect the NRLP Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

             (a) ART shall have performed in all material respects its agreements contained in this Agreement and the Merger Agreements required to be performed on or prior to the Effective Time and the representations and warranties of ART contained in this Agreement and the Merger Agreements shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Effective Time as if made on and as of such date, except as contemplated or permitted by this Agreement and the Merger Agreements, and NRLP shall have received a certificate of the President or of an Executive Vice President of ART to that effect;

             (b) ART shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on ART or upon the consummation of the transactions contemplated hereby;

             (c) NRLP shall have received the letter of BDO Seidman, LLP referred to in Section 7.8 hereof; and

             (d) NRLP and Newco shall have received an opinion from Locke Liddell & Sapp LLP substantially to the effect that the NRLP Merger shall be treated for federal income tax purposes as part of a transaction that satisfies the requirements of Section 351 of the Code.

     Section 8.3 Conditions to Obligation of ART to Effect the ART Merger.  The
                 --------------------------------------------------------
obligation of ART to effect the ART Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

             (a) NRLP shall have performed in all material respects its agreements contained in this Agreement and the Merger Agreements required to be performed on or prior to the Effective Time and the representations and warranties of NRLP contained in this Agreement and the Merger Agreements shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Effective Time as if made on and as of such date, except as contemplated by this Agreement and the Merger Agreements, and ART shall have received a certificate of the general partner of NRLP to that effect;

             (b) NRLP shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on NRLP or upon the consummation of the transactions contemplated hereby;

             (c) ART shall have received the letter of BDO Seidman, LLP referred to in Section 7.9 hereof; and

             (d) ART and Newco shall have received an opinion from Locke Liddell & Sapp LLP substantially to the effect that the ART Merger shall be treated for federal income tax purposes as part of a transaction that satisfies the requirements of Section 351 of the Code.


                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     Section 9.1 Termination. This Agreement may be terminated at any time prior
                 ------------
to the Effective Time, whether before or after approval by the shareholders of ART or the unitholders of NRLP:

             (a) by the mutual written consent of ART and NRLP;

             (b) by either ART or NRLP if (i) the Mergers shall not have been consummated on or before March 31, 2000 (the "Termination Date"); (ii) any Governmental Entity, the consent of which is a condition to the obligations of ART and NRLP to consummate the transactions contemplated hereby or by the Merger Agreements, shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful; or (iii) any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting either of the Mergers and such order, judgment or decree shall have become final and non-appealable;

             (c) by NRLP if (i) in the exercise of its good faith judgment as to its fiduciary duties to its unitholders imposed by law, the general partner of NRLP determines that such termination is required by reason of an Acquisition Proposal having been made to it on terms more favorable to NRLP's unitholders than the transactions contemplated hereby, (ii) the ART Merger shall have been voted on by holders of ART Common Stock at a meeting duly convened therefor, and the votes shall not have been sufficient to satisfy the condition set forth in
Section 8.1(a) hereof, (iii) there has been a material breach by ART of any representation, warranty, covenant or agreement set forth in this Agreement or the ART Merger Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach; or (iv) the Board of Directors of ART should fail to recommend to its stockholders approval of the transactions contemplated by this Agreement and the ART Merger Agreement or such recommendation shall have been made and subsequently withdrawn;

             (d) by ART if (i) in its exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, the Board of Directors of ART determines that such termination is required by reason of an Acquisition Proposal having been made to it on terms more favorable to ART's shareholders than the transactions contemplated hereby, (ii) the NRLP Merger shall have been voted on by holders of NRLP Units at a meeting duly convened therefor and the votes shall not have been sufficient to satisfy the condition set forth in Section 8.1(a), (iii) there has been a material breach by NRLP of any representation, warranty, covenant or agreement set forth in this Agreement or the NRLP Merger Agreement, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach; or (iv) the general partner of NRLP should fail to recommend to its unitholders approval of the transactions contemplated by this Agreement and the NRLP Merger Agreement or such recommendation shall have been made and subsequently withdrawn;

provided that the right to terminate this Agreement (x) under Section 9.1(b)(i) hereof shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date and (y) under
Section 9.1(c) and (d) hereof shall not be available to any party who at such time is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement or the Merger Agreements.

     Section 9.2 Effect of Termination.  In the event of termination of this
                 ---------------------
Agreement by either ART or NRLP as provided in Section 9.1 hereof, this Agreement shall forthwith become void (except as set forth in this Section 9.2 and in Sections 7.2 and 7.10 hereof which shall survive the termination) and there shall be no liability on the part of Newco, ART or NRLP or their respective officers, directors or partners except for any breach of any of its obligations under this Section 9.2 and Sections 7.2 and 7.10. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful, material breach of this Agreement.

     Section 9.3 Amendment. This Agreement and the Merger Agreements may be
                 ---------
amended by the parties hereto at any time before or after approval hereof by the shareholders of ART or unitholders of NRLP, respectively, provided that after any such approval, no amendment shall be made which (a) changes the ratios at which shares of ART Stock or NRLP Units are to be converted into shares of Newco Common Stock pursuant to the Merger Agreements hereof, (b) in any way materially adversely affects the rights of holders of shares of ART Stock or holders of NRLP Units or (c) changes any of the principal terms of this Agreement or the Merger Agreements, in each case without the further approval of such shareholders or unitholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 9.4 Waiver. At any time prior to the Effective Time, the parties
                 ------
hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE X

                              GENERAL PROVISIONS

     Section 10.1  Non-Survival of Representations, Warranties and Agreements.
                   ----------------------------------------------------------
None of the representations, warranties and agreements in this Agreement shall survive the Effective Time.

     Section 10.2  Notices.  Any notices or other communications required or
                   -------
permitted hereunder shall be in writing and shall be deemed duly given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or
(c) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address as the parties hereto shall specify by like notice):

     If to ART, to:

     American Realty Trust, Inc.
     10670 North Central Expressway
     Suite 600
     Dallas, Texas 75231

     Attention:  Karl L. Blaha, President

     If to NRLP, to:

     National Realty, L.P.
     c/o NRLP Management Corp.
     10670 North Central Expressway
     Suite 600
     Dallas, Texas 75231

     Attention:  Thomas A. Holland, Executive Vice President

     In either case, with a copy (which shall not constitute notice) to:

     Locke Liddell & Sapp LLP
     2200 Ross Avenue, Suite 2200
     Dallas, Texas 75201

     Attention:  C. Ronald Kalteyer, Esq.


     Section 10.3  Interpretation. The headings contained in this Agreement are
                   --------------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 10.4  Miscellaneous. This Agreement (including the documents and
                   -------------
instruments referred to herein) (a) together with the Merger Agreements, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Texas (without giving effect to the provisions thereof relating to conflicts of law). The parties hereby acknowledge that, except as otherwise specifically agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock or units of partnership interest of the other party pursuant to the Mergers until consummation thereof.

     Section 10.5  Counterparts. This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 10.6  Parties in Interest. Subject to the provisions of Section
                   -------------------
10.4(c) hereof, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns and, except as set forth in Section 10.4 hereof, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 10.7  Successors and Assigns; Assignment. This Agreement and all of
                   ----------------------------------
the provisions hereof shall be binding upon, and inure to the benefit of, each of the parties hereto and each of their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the parties hereto without the prior written consent of the others, nor is this Agreement intended to confer upon any other persons except the parties hereto any rights or remedies hereunder.

     Section 10.8  Waiver of Compliance; Consents. Except as otherwise provided
                   ------------------------------
in this Agreement, any failure of any party hereto comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     Section 10.9  Severability. Any term or provision of this Agreement which
                   ------------
is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 10.10 Attorneys' Fees. If any action at law or equity, including an
                   ---------------
action for declaratory relief, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.


     IN WITNESS WHEREOF, Newco, ART and NRLP have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                              AMERICAN REALTY INVESTORS, INC.



                              By:  /s/  Bruce A. Endendyk
                                 ---------------------------
                                 Name:  Bruce A. Endendyk
                                 Title: Executive Vice President



                              AMERICAN  REALTY  TRUST, INC.



                              By:  /s/ Thomas C. Holland
                                 ---------------------------
                                 Name: Thomas C. Holland
                                 Title:Executive Vice President



                              NATIONAL  REALTY, L.P.

                              By: NRLP  MANAGEMENT CORP.,
                                  its general partner


                                  By: /s/   Robert A. Waldman
                                     -----------------------
                                     Name:  Robert A. Waldman
                                     Title: Senior Vice President

                                                      EXHIBIT A
                                                      ---------

                          FORM OF AGREEMENT OF MERGER

     AGREEMENT OF MERGER, dated November ___, 1999 (the "Agreement"), by and among American Realty Investors, Inc., a newly formed Nevada corporation ("Newco"), American Realty Trust, Inc., a Georgia corporation ("ART"), and ART Acquisition Corp., a newly formed Georgia corporation and a wholly owned subsidiary of Newco ("Sub I").

     WHEREAS, Newco, ART and National Realty, L.P., a Delaware limited partnership ("NRLP"), have entered into an Agreement and Plan of Reorganization (the "Plan of Reorganization"), which provides for this Agreement of Merger;

     WHEREAS, the Boards of Directors of Newco, ART and Sub I have approved the merger of Sub I with and into ART and the consummation of the transactions contemplated hereby and by the Plan of Reorganization, upon the terms and subject to the conditions set forth herein and in the Plan of Reorganization;

     WHEREAS, the Boards of Directors of Newco and NRLP Acquisition Corp., a newly formed Delaware corporation ("Sub II"), and the general partner of National Realty, L.P. ("NRLP") have approved the merger of Sub II with and into NRLP pursuant to an Agreement of Merger (the "NRLP Merger Agreement"); and

     WHEREAS, as part of a single plan to be effectuated pursuant to this Agreement, the Plan of Reorganization and the NRLP Merger Agreement, it is intended that the transactions described in such agreements be treated for federal income tax purposes as an integrated transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder (and any similar provision of state law).

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and in the Plan of Reorganization, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I
                                  THE MERGER

          The Merger.  Upon the terms and subject to the conditions of this
          ----------
 Agreement and the Plan of Reorganization, at the Effective Time (as hereinafter defined) in accordance with the Georgia Business Corporation Act (the "GBCA"), Sub I shall be merged with and into ART and the separate existence of Sub I shall thereupon cease (the "ART Merger"). ART shall be the surviving corporation in the ART Merger (hereinafter sometimes referred to as the "Surviving Corporation").

     Section 1.2  Effective Time of the ART Merger. The ART Merger shall become
                  --------------------------------
effective as of the date and at such time (the "Effective Time") as a certificate of merger pursuant to Section 14-2-1105 of the GBCA and any other documents necessary to effect the ART Merger in accordance with the GBCA shall be filed with the Secretary of State of the State of Georgia and become effective. Such filings shall be made, and shall provide that the instruments filed therewith shall become effective, in accordance with the Plan of Reorganization.

     Section 1.3  Effects of Merger. The Merger shall have the effects set forth
                  -----------------
in Section 14-2-1106 of the GBCA.


                                  ARTICLE II
                           THE SURVIVING CORPORATION

     Section 2.1  Articles of Incorporation. At the Effective Time, the articles
                  -------------------------
of incorporation of ART, as in effect immediately prior to the Effective Time, shall be amended so that the operative provisions read in their entirety exactly as the articles of incorporation of Sub I as in effect immediately prior to the Effective Time, except that the name of the corporation specified therein shall be "American Realty Trust, Inc."

     Section 2.2  Bylaws. At the Effective Time, the bylaws of ART, as in effect
                  ------
immediately prior to the Effective Time, shall be amended so that they read in their entirety exactly as the bylaws of Sub I, as in effect immediately prior to the Effective Time, except that the name of the corporation specified therein shall be "American Realty Trust, Inc."

     Section 2.3  Directors and Officers. At and after the Effective Time, the
                  ----------------------
board of directors of the Surviving Corporation shall be comprised of the persons so designated in Exhibit A hereto and the officers of the Surviving
                         ---------
Corporation shall be the persons so designated in Exhibit A hereto, in each case
                                                  ---------
until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's articles of incorporation and bylaws.


                                  ARTICLE III
                             CONVERSION OF SHARES

     Section 3.1  Conversion of Shares.  At the Effective Time, by virtue of
                  --------------------
the ART Merger and without any action on the part of any holder of any capital stock of ART or Sub I:

             (a) each share of common stock, par value $.01 per share (the "ART Common Stock"), of ART (other than any shares of ART Common Stock that are held in the treasury of ART) issued and outstanding immediately prior to the Effective Time shall, subject to Section 3.3 hereof, be converted into, and become exchangeable for, .91 shares of common stock, par value $.01 per share, of Newco (the "Newco Common Stock");

             (b) ***the shares of special stock, par value $2.00 per share (the "ART Special Stock" and, together with the ART Common Stock, the "ART Stock") of ART (other than any shares of ART Special Stock that are held in the treasury of ART and any shares of ART Special Stock that are owned by any of ART's direct or indirect wholly owned Subsidiaries), issued and outstanding immediately prior to the Effective Time, shall be converted into, and become exchangeable for, one (1) share of preferred stock, par value $2.00 per share of Newco (the "Newco Preferred Stock");

             (c) each share of ART Stock that is held in the treasury of ART shall be cancelled and cease to exist at and after the Effective Time and no consideration shall be delivered with respect thereto;

             (d) each share of common stock, par value $.01 per share, of Sub I, shall be converted into and become one share of common stock, par value $.01 per share, of the Surviving Corporation; and

             (e) each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time and owned by Robert A. Waldman shall be cancelled and cease to exist at and after the Effective Time and no consideration shall be delivered with respect thereto.

  Section 3.2Exchange of ART Certificates.
             ----------------------------

             (a) From and after the Effective Time, (i) each holder of a certificate that immediately prior to the Effective Time represented a share of ART Common Stock (other than those shares of ART Common Stock held in the treasury of ART) shall be entitled to receive in exchange therefor (or upon the provision of an appropriate affidavit of lost certificate and an indemnity bond), upon surrender thereof to an exchange agent selected by ART and NRLP (the "Exchange Agent"), a certificate or certificates representing the number of whole shares of Newco Common Stock into which such holder's shares of ART Common Stock were converted pursuant to Section
     3.1 hereof and (ii) each holder of a certificate that immediately prior to the Effective Time represented a share of ART Special Stock (other than those shares of ART Special Stock held in the treasury of ART) shall be entitled to receive in exchange therefor (or upon the provision of an appropriate affidavit of lost certificate and an indemnity bond), upon surrender to the Exchange Agent, a certificate or certificates representing the number of shares of Newco Preferred Stock into which such holder's shares of ART Special Stock were converted pursuant to Section 3.1 hereof. From and after the Effective Time, Newco shall be entitled to treat each certificate formerly representing ART Stock (each an "ART Certificate"), which has not yet been surrendered for exchange, as evidencing the ownership of the number of full shares of Newco Common Stock into which the ART Stock represented by such ART Certificate shall have been converted pursuant to Section 3.1 hereof, notwithstanding the failure to surrender such ART Certificate. However, notwithstanding any other provision of this Agreement, until holders or transferees of ART Certificates formerly representing ART Stock have surrendered them for exchange as provided herein (i) no dividends or other distributions, if any, without interest, shall be paid with respect to any shares of Newco Common Stock represented by such ART Certificates and no payment for fractional shares shall be made, and (ii) without regard to when such ART Certificates are surrendered for exchange as provided herein, no interest shall be paid or payable on any dividends, if any, or any amount payable in respect of fractional shares of Newco Common Stock. Upon surrender of an ART Certificate, which immediately prior to the Effective Time represented ART Stock, there shall be paid to the holder of such ART Certificate the amount of any dividends, if any, which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Newco Common Stock represented by such ART Certificate (or certificates) issued upon such surrender. If any certificate for shares of Newco Common Stock is to be issued in a name other than that in which the ART Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of Newco Common Stock in a name other than that of the registered holder of the ART Certificate surrendered, or shall establish to the satisfaction of Newco that such tax has been paid or is not applicable.


             (b) As soon as practicable after the Effective Time, Newco shall make available to the Exchange Agent the certificates representing shares of Newco Common Stock required to effect the exchange referred to in
     Section 3.2(a) hereof. The shares of Newco Common Stock into which ART Stock shall be converted in the ART Merger shall be deemed to have been issued at the Effective Time.

             (c) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each person who was a holder of record of ART Stock immediately prior to the Effective Time whose shares were converted into the right to receive shares of Newco Common Stock pursuant to Section 3.1 hereof (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to any ART Certificate shall pass, only upon actual delivery of the ART Certificates to the Exchange Agent and shall be in such form and have such other provisions as ART and NRLP may reasonably specify) and (ii) instructions for use in effecting the surrender of ART Certificates in exchange for certificates representing shares of Newco Common Stock. Upon surrender of an ART Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such ART Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Newco Common Stock into which the ART Stock theretofore represented by the ART Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1 hereof, and the ART Certificates so surrendered shall forthwith be cancelled. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of ART Stock for any shares of Newco Common Stock or dividends or distributions thereon, if any, delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

     Section 3.3 No Fractional Shares. Notwithstanding any other provision of
                 --------------------
this Agreement or the Plan of Reorganization, no certificates or scrip for fractional shares of Newco Common Stock shall be issued upon the surrender for exchange of an ART Certificate pursuant to this Article III and no dividend or other distribution, stock split or interest with respect to shares of Newco Common Stock, if any, shall relate to any fractional share, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a stockholder. In lieu of any such fractional shares, each holder of ART Stock who would otherwise have been entitled to a fraction of a share of Newco Common Stock upon surrender of an ART Certificate for exchange pursuant to this Article III shall be entitled to receive from the Exchange Agent a cash payment (without interest) in lieu of such fractional share equal to such fraction multiplied by the average closing price per share of Newco Common Stock on the New York Stock Exchange, Inc. or on such exchange as the Newco Common Stock shall be listed, during the five trading days immediately following the Effective Time.

     Section 3.4 Closing of Transfer Books.  From and after the Effective Time,
                 -------------------------
the stock transfer books of ART (but not of the Surviving Corporation) shall be closed and no transfer of ART Stock shall thereafter be made. If, after the Effective Time, ART Certificates are presented to Newco, they shall be cancelled and exchanged for certificates representing shares of Newco Common Stock as set forth in Section 3.1 hereof.

     Section 3.5 Tax Effects.  The parties intend that the transactions
                 -----------
described in this Agreement, the NRLP Merger Agreement and the Plan of Reorganization constitute a single plan that is treated for federal income tax purposes as an integrated transaction described in and satisfying each of the requirements of Section 351 of the Code and the regulations thereunder (and any similar provisions of state laws) pursuant to which (i) each shareholder of ART is treated as transferring all of its ART stock to Newco in exchange for Newco stock, (ii) each limited partner of NRLP, other than ART (and its wholly owned subsidiaries), is treated as transferring all of its NRLP Units to Newco in exchange for Newco stock and (iii) immediately after the transactions described in (i) and (ii), the former shareholders of ART and the former limited partners of NRLP, other than ART (and its wholly owned subsidiaries), as a group, are in "control" of Newco (as such term is defined in Section 368(c) of the Code). The parties intend that no transactions other than the transactions described in this Agreement, the NRLP Merger Agreement and the Plan of Reorganization be considered part of the integrated transaction for purposes of determining the group in "control" of Newco immediately after these transactions.


                                  ARTICLE IV
                                 MISCELLANEOUS

     Section 4.1 Termination.  Prior to the Effective Time, this Agreement
                 -----------
shall terminate in the event of and upon the termination of the Plan of Reorganization.

     Section 4.2 Amendment.  This Agreement may be amended by the parties
                 ---------
hereto, at any time before or after approval hereof by the stockholders of Newco or ART, provided that after any such approval, no amendment shall be made which
(a) changes the ratio at which shares of ART Stock are to be converted into shares of Newco Common Stock pursuant to Section 3.1 hereof, (b) in any way materially adversely affects the rights of holders of ART Stock or (c) changes any of the principal terms of this Agreement or the Plan of Reorganization, in each case, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 4.3  Notices.  Any notices or other communications required or
                  -------
permitted hereunder shall be in writing and shall be deemed duly given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or by hand delivery or (c) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address as the parties hereto shall specify by like notice):

             (a)  If to Newco or Sub I to:

                  American Realty Investors, Inc.
                  c/o Basic Capital Management, Inc.
                  10670 North Central Expressway, Suite 600
                  Dallas, Texas  75231
                  Attention:   Thomas A. Holland
                               Executive Vice President

             (b)  If to ART, to:

                  American Realty Trust, Inc.
                  10670 North Central Expressway, Suite 600
                  Dallas, Texas  75231
                  Attention:   Karl L. Blaha
                               President

             with a copy (which shall not constitute notice) to:

                  Locke Liddell & Sapp LLP
                  2200 Ross Avenue, Suite 2200
                  Dallas, Texas  75201
                  Telecopy No. (214) 740-8800

                  Attention:  C. Ronald Kalteyer, Esq.

     Section 4.4  Interpretation.  As used in this Agreement, the word
                  --------------
"Subsidiary" means, with respect to any party, any corporation or other entity of which outstanding securities having ordinary voting power to elect a majority of the board of directors of such corporation or a majority of the voting power of the voting equity interest of such other entity is owned, directly or indirectly, by such party. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 4.5  Miscellaneous.  This Agreement (including the documents and
                  -------------
instruments referred to herein) (a) together with the Plan of Reorganization, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, except that Sub I may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any direct or indirect wholly owned Subsidiary of Newco; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Georgia (without giving effect to the provisions thereof relating to conflicts of law).

     Section 4.6  Counterparts.  This Agreement may be executed in two or more
                  ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 4.7  Parties in Interest.  Subject to the provisions of Section
                  -------------------
4.5(c) hereof, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 4.8  Severability.  Any term or provision of this Agreement which
                  ------------
is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 4.9  Reporting.  Newco, ART and Sub I shall for federal income tax
                  ---------
purposes report the transactions contemplated by this Agreement, the NRLP Merger Agreement and the Plan of Reorganization pursuant to which Newco stock is issued to ART shareholders and limited partners of NRLP (other than ART and its wholly owned subsidiaries) as a transaction governed by Section 351 of the Code. Newco shall comply with the reporting and record keeping requirements of Treasury Regulation Section 1.351-3 with respect to such transactions. Newco shall inform each recipient of Newco stock pursuant to such transactions of such recipient's reporting and record keeping requirements as specified in Treasury Regulation Section 1.351-3 with respect to such transactions.

     IN WITNESS WHEREOF, Newco, ART and Sub I have caused this Agreement of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.


                              AMERICAN REALTY INVESTORS, INC.


                              By:_______________________________________
                                 Name:__________________________________
                                 Title:_________________________________

                              AMERICAN REALTY TRUST, INC.


                              By:_______________________________________
                                 Name:__________________________________
                                 Title:_________________________________


                              ART ACQUISITION CORP.


                              By:_______________________________________
                                 Name:__________________________________
                                 Title:_________________________________

                                                                       EXHIBIT B
                                                                       ---------

                          FORM OF AGREEMENT OF MERGER

     AGREEMENT OF MERGER, dated November ___, 1999 (the "Agreement"), by and among American Realty Investors, Inc., a newly formed Nevada corporation ("Newco"), National Realty, L.P., a Delaware limited partnership ("NRLP"), and NRLP Acquisition Corp., a newly-formed Delaware corporation and a wholly owned subsidiary of Newco ("Sub II").

     WHEREAS, Newco, NLRP and American Realty Trust, Inc., a Georgia corporation ("ART") have entered into an Agreement and Plan of Reorganization (the "Plan of Reorganization"), which provides for this Agreement of Merger;

     WHEREAS, the Boards of Directors of Newco and Sub II and the general partner of NRLP have approved the merger of Sub II with and into NRLP and the consummation of the transactions contemplated hereby and by the Plan of Reorganization, upon the terms and subject to the conditions set forth herein and in the Plan of Reorganization;

     WHEREAS, the Boards of Directors of Newco, American Realty Trust, Inc., a Georgia corporation ("ART") and ART Acquisition Corp., a Georgia corporation ("Sub I") have approved the merger of Sub I with and into ART pursuant to an Agreement of Merger (the "ART Merger Agreement"); and

     WHEREAS, as part of a single plan to be effectuated pursuant to this Agreement, the ART Merger Agreement and the Plan of Reorganization, it is intended that the transactions described in such agreements be treated for federal income tax purposes as an integrated transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder (and any similar provision of state law).

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and in the Plan of Reorganization, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                  THE MERGER

     Section 1.1  The Merger. Upon the terms and subject to the conditions of
                  ----------
this Agreement and the Plan of Reorganization, at the Effective Time (as hereinafter defined) in accordance with the Delaware Revised Limited Partnership Act ("DRLPA") and the Delaware General Corporation Law (the "DGCL") Sub II shall be merged with and into NRLP and the separate existence of Sub II shall thereupon cease (the "NRLP Merger"). NRLP shall be the surviving entity in the NRLP Merger (hereinafter sometimes referred to as the "Surviving Entity").

     Section 1.2  Effective Time of the NRLP Merger. The NRLP Merger shall
                  ---------------------------------
become effective as of the date and at such time (the "Effective Time") as a certificate of merger pursuant to Section 263 of the DGCL and any other documents necessary to effect the NRLP Merger in accordance with the DRLPA and the DGCL shall be filed with the Secretary of State of the State of Delaware and become effective. Such filings shall be made, and shall provide that the instruments filed therewith shall become effective, in accordance with the Plan of Reorganization.

     Section 1.3   Effects of Merger. The Merger shall have the effects set
                   -----------------
forth in Section 251 of the DGCL.


                                  ARTICLE II
                             THE SURVIVING ENTITY

     Section 2.1   Governing Documents.  At the Effective Time, the agreement of
                   -------------------
limited partnership of NRLP, as in effect immediately prior to the Effective Time, shall be the agreement of limited partnership of the Surviving Entity.


                                  ARTICLE III
                              CONVERSION OF UNITS

     Section 3.1   Conversion of Units.  At the Effective Time, by virtue of the
                   -------------------
NRLP Merger and without any action on the part of any holder of units of partnership interest of NRLP (the "NRLP Units") or the holder of any capital stock of Sub II:

          (a) each Unit (other than units that are owned by ART or any of ART's direct or indirect wholly owned Subsidiaries (as hereinafter defined)) issued and outstanding immediately prior to the Effective Time shall, subject to Section 3.3 hereof, be converted into, and become exchangeable for, one (1) share of common stock, par value $.01 per share, of Newco (the "Newco Common Stock");

          (b) the shares of common stock, par value $.01 per share, of Sub II shall be converted into partnership units of NRLP representing a partnership interest equal to the aggregate partnership interest of the NRLP Units converted into shares of Newco Common Stock pursuant to the terms hereof; and

          (c) each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time and owned by Robert A. Waldman shall be cancelled and cease to exist at and after the Effective Time and no consideration shall be delivered with respect thereto.

     Section 3.2   Exchange of NRLP Certificates.
                   -----------------------------

          (a) From and after the Effective Time, each holder of a certificate that immediately prior to the Effective Time represented an NRLP Unit (other than those NRLP Units owned by ART or any direct or indirect wholly owned Subsidiary of ART) converted into shares of Newco Common Stock pursuant to the terms hereof (the "NRLP Certificates") shall be entitled to receive in exchange therefor (or upon the provision of an appropriate affidavit of lost certificate and an indemnity bond), upon surrender thereof to an exchange agent selected by NRLP and ART (the
     "Exchange Agent"), a certificate or
     certificates representing the number of whole shares of Newco Common Stock into which such holder's NRLP Units were converted pursuant to Section 3.1 hereof. From and after the Effective Time, Newco shall be entitled to treat each NRLP Certificate, which has not yet been surrendered for exchange, as evidencing the ownership of the number of full shares of Newco Common Stock into which the NRLP Units represented by such NRLP Certificate shall have been converted pursuant to Section 3.1 hereof, notwithstanding the failure to surrender such NRLP Certificate. However, notwithstanding any other provision of this Agreement, until holders or transferees of NRLP Certificates formerly representing NRLP Units have surrendered them for exchange as provided herein (i) no dividends or other distributions, if any, without interest, shall be paid with respect to any shares of Newco Common Stock represented by such NRLP Certificates and no payment for fractional shares shall be made, and (ii) without regard to when such NRLP Certificates are surrendered for exchange as provided herein, no interest shall be paid or payable on any dividends, if any, or any amount payable in respect of fractional shares of Newco Common Stock. Upon surrender of an NRLP Certificate, which immediately prior to the Effective Time represented NRLP Units, there shall be paid to the holder of such NRLP Certificate the amount of any dividends, if any, which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Newco Common Stock represented by such NRLP Certificate (or certificates) issued upon such surrender. If any certificate for shares of Newco Common Stock is to be issued in a name other than that in which the NRLP Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of Newco Common Stock in a name other than that of the registered holder of the NRLP Certificate surrendered, or shall establish to the satisfaction of Newco that such tax has been paid or is not applicable.

          (b) As soon as practicable after the Effective Time, Newco shall make available to the Exchange Agent the certificates representing shares of Newco Common Stock required to effect the exchange referred to in Section 3.2(a) hereof. The shares of Newco Common Stock into which NRLP Units shall be converted in the NRLP Merger shall be deemed to have been issued at the Effective Time.

          (c) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each person who was a holder of record of NRLP Units immediately prior to the Effective Time whose shares were converted into the right to receive shares of Newco Common Stock pursuant to Section 3.1 hereof (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to any NRLP Certificate shall pass, only upon actual delivery of the NRLP Certificates to the Exchange Agent and shall be in such form and have such other provisions as NRLP and ART may reasonably specify) and (ii) instructions for use in effecting the surrender of NRLP Certificates in exchange for certificates representing shares of Newco Common Stock. Upon surrender of an NRLP Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such NRLP Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Newco Common Stock into which the NRLP Units theretofore represented by the NRLP Certificates so surrendered shall have been converted pursuant to the provisions of
     Section 3.1 hereof, and the NRLP Certificates so surrendered shall forthwith be cancelled. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of NRLP Units for any shares of Newco Common Stock or dividends or distributions thereon, if any, delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

     Section 3.3   No Fractional Shares. Notwithstanding any other provision of
                   --------------------
this Agreement or the Plan of Reorganization, no certificates or scrip for fractional shares of Newco Common Stock shall be issued upon the surrender for exchange of an NRLP Certificate pursuant to this Article III and no dividend or other distribution, stock split or interest with respect to shares of Newco Common Stock, if any, shall relate to any fractional share, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a stockholder. In lieu of any such fractional shares, each holder of NRLP Units who would otherwise have been entitled to a fraction of a share of Newco Common Stock upon surrender of an NRLP Certificate for exchange pursuant to this
Article III shall be entitled to receive from the Exchange Agent a cash payment (without interest) in lieu of such fractional share equal to such fraction multiplied by the average closing price per share of Newco Common Stock on the New York Stock Exchange, Inc. or on such exchange as the Newco Common Stock shall be listed, during the five trading days immediately following the Effective Time.

     Section 3.4   Closing of Transfer Books.  From and after the Effective
                   -------------------------
Time, the unit transfer books of NRLP (but not of the Surviving Entity) shall be closed and no transfer of NRLP Units shall thereafter be made. If, after the Effective Time, NRLP Certificates are presented to Newco, they shall be cancelled and exchanged for certificates representing shares of Newco Common Stock as set forth in Section 3.1 hereof.

     Section 3.5   Tax Effects.  The parties intend that the transactions
                   -----------
described in this Agreement, the ART Merger Agreement and the Plan of Reorganization constitute a single plan that is treated for federal income tax purposes as an integrated transaction described in and satisfying each of the requirements of Section 351 of the Code and the regulations thereunder (and any similar provisions of state laws) pursuant to which (i) each shareholder of ART is treated as transferring all of its ART stock to Newco in exchange for Newco stock, (ii) each limited partner of NRLP, other than ART (and its wholly owned subsidiaries), is treated as transferring all of its NRLP Units to Newco in exchange for Newco stock and (iii) immediately after the transactions described in (i) and (ii), the former shareholders of ART and the former limited partners of NRLP, other than ART (and its wholly owned subsidiaries), as a group, are in "control" of Newco (as such term is defined in Section 368(c) of the Code). The parties intend that no transactions other than the transactions described in this Agreement, the ART Merger Agreement and the Plan of Reorganization be considered part of the integrated transaction for purposes of determining the group in "control" of Newco immediately after these transactions.

                                  ARTICLE IV
                                 MISCELLANEOUS

     Section 4.1   Termination.  Prior to the Effective Time, this Agreement
                   -----------
shall terminate in the event of and upon the termination of the Plan of Reorganization.

     Section 4.2   Amendment.  This Agreement may be amended by the parties
                   ---------
hereto, at any time before or after approval hereof by the stockholders of Newco or the unitholders of NRLP, provided that after any such approval, no amendment shall be made which (a) changes the ratio at which NRLP Units are to be converted into shares of Newco Common Stock pursuant to Section 3.1 hereof, (b) in any way materially adversely affects the rights of holders of NRLP Units or
(c) changes any of the principal terms of this Agreement or the Plan of Reorganization, in each case, without the further approval of such unitholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 4.3   Notices.  Any notices or other communications required or
                   -------
permitted hereunder shall be in writing and shall be deemed duly given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or by hand delivery or (c) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address as the parties hereto shall specify by like notice):

          (a) If to Newco or Sub II to:

                 American Realty Investors, Inc.
                 c/o Basic Capital Management, Inc.
                 10670 North Central Expressway, Suite 600
                 Dallas, Texas 75231
                 Attention:   Thomas A. Holland
                              Executive Vice President

          (b)  If to NRLP, to:
                 National Realty, L.P.
                 c/o NRLP Management Corp.
                 10670 North Central Expressway, Suite 600
                 Dallas, Texas 75231
                 Attention:   Karl L. Blaha
                              President

          with a copy (which shall not constitute notice) to:

                 Locke Liddell & Sapp LLP
                 2200 Ross Avenue, Suite 2200
                 Dallas, Texas 75201

               Telecopy No. (214) 740-8800

               Attention:  C. Ronald Kalteyer, Esq.

     Section 4.4   Interpretation.  As used in this Agreement, the word
                   --------------
"Subsidiary" means, with respect to any party, any corporation or other entity of which outstanding securities having ordinary voting power to elect a majority of the board of directors of such corporation or a majority of the voting power of the voting equity interest of such other entity is owned, directly or indirectly, by such party. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 4.5   Miscellaneous.  This Agreement (including the documents and
                   -------------
instruments referred to herein) (a) together with the Plan of Reorganization, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, except that Sub II may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any direct or indirect wholly owned Subsidiary of Newco; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).

     Section 4.6   Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 4.7   Parties in Interest.  Subject to the provisions of Section
                   -------------------
4.5(c) hereof, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 4.8   Severability.  Any term or provision of this Agreement which
                   ------------
is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 4.9   Reporting.  Newco, NRLP and Sub II shall for federal income
                   ---------
tax purposes report the transactions contemplated by this Agreement, the ART Merger Agreement and the Plan of Reorganization pursuant to which Newco stock is issued to ART shareholders and limited partners of NRLP (other than ART and its wholly owned subsidiaries) as a transaction governed by Section 351 of the Code. Newco shall comply with the reporting and record keeping requirements of Treasury Regulation Section 1.351-3 with respect to such transactions. Newco shall inform each recipient of Newco stock pursuant to such transactions of such recipient's reporting and record keeping requirements as specified in Treasury Regulation Section 1.351-3 with respect to such transactions.

     IN WITNESS WHEREOF, Newco, NRLP and Sub II have caused this Agreement of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.


                              AMERICAN REALTY INVESTORS, INC.


                              By:_______________________________________
                                 Name:__________________________________
                                 Title:_________________________________



                              NATIONAL REALTY, L.P.


                              By: NRLP Management Corp.,
                                     its general partner


                                  By:___________________________________
                                      Name:_____________________________
                                      Title:____________________________



                              NRLP ACQUISITION CORP.


                              By:_______________________________________
                                 Name:__________________________________
                                 Title:_________________________________

                                                                       EXHIBIT C

                           NEWCO BOARD OF DIRECTORS
                           ------------------------



ART Designees
-------------
Roy E. Bode
Collene C. Currie
Al Gonzalez
Cliff Harris


NRLP Designees
--------------
Karl L. Blaha
Richard D. Morgan

                                                                      APPENDIX B

Confidential

Board of Directors
American Realty Trust, Inc.
Search Plaza
10670 North Central Expressway, Suite 600
Dallas, Texas  75231

November 3, 1999

To the Board of Directors:

     You have requested Fieldstone, Inc.'s ("Fieldstone") opinion as to the fairness, from a financial point of view, to the holders of common stock of American Realty Trust, Inc. ("ART") of the consideration to be received by such shareholders pursuant to the terms of the Agreement and Plan of Reorganization, dated as of November 3, 1999 (the "Agreement"), among ART, National Realty, L.P. ("NRLP") and American Realty Investors, Inc. ("ARI"). Pursuant to the Agreement, ART will merge with a wholly-owned subsidiary of ARI (the "Merger") and NRLP will merge with another wholly-owned subsidiary of ARI (the "NRLP Merger"), as a result of which each of Art and NRLLP will become wholly-owned subsidiaries of ARI. In the Merger, each share of common stock of ART (other than treasury shares) will be convertible into 0.91 shares of common stock of ARI (the "Effective Exchange Ratio") and, in the NRLP Merger, each unit of partnership interest of NRLP (other than units owned by ART or ART's direct or indirect wholly-owned subsidiaries) will be converted into one share of common stock of ARI.

     In arriving at the opinion set forth below, we have, among other things:
(i) reviewed, among other public information, ART's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended December 31, 1998 and ART's Forms 10-Q and the related unaudited financial information for the three months ended March 31, 1999 and six months ended June 30, 1999; (ii) reviewed, among other public information, NRLP's Annual Reports, Forms 10-K and related financial information for the five (5) fiscal years ended December 31, 1998 and NRLP's Forms 10-Q and the related unaudited financial information for the three months ended March 31, 1999 and six months ended June 30, 1999; (iii) reviewed certain publicly available business and financial information relating to ART and NRLP, which were deemed relevant; (iv) reviewed certain historical and projected financial operating information with respect to the business and operation of ART and NRLP furnished to us by the management or their advisors of Art and NRLP; (v) appraisals of real estate assets of both ART and NRLKP (the "Appraisals"), as prepared by various recognized appraisal firms; (vi) reviewed the market prices, trading history and valuation multiples of the ART shares and the NRLP units and compared them relative to each other, as well as with those of certain publicly traded companies that we deemed to be relevant; (vii) conducted discussions with members of senior management of ART and NRLP concerning their respective businesses and prospects; (viii) reviewed a draft of the Agreement provided to us on November 2, 1999; and (ix) conducted other such financial studies and analyses and took into account such other financial, economic and market criteria as we deemed appropriate in arriving at our Opinion.

Fieldstone Services Corp.
November 3, 1999
Page 2

     In preparing our opinion, we have relied on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to us by ART and NRLP, and we have not assumed any responsibility to independently verify such information. With respect to the financial forecasts furnished by ART and examined by us, we have assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of ART as to the future performance of ART and the combined entity. We have also relied upon assurances of the management of ART and NRLP, respectively, that they are unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of ART or NRLP nor have we been furnished with any such evaluations or appraisals, unless otherwise indicated. We have also assumed, with your consent that (i) the Merger will be a tax-free reorganization and (ii) any material liabilities (contingent or otherwise, known or unknown) of ART and NRLP are as set forth in the consolidated financial statements of ART and NRLP, respectively.

     Our opinion is necessarily based on economic, monetary and market conditions existing and the information made available to us on the date hereof. This opinion is directed to the Board of Directors of ART and does not constitute a recommendation to any shareholder of ART as to how any such shareholder should vote on the Merger. This opinion does not address the relative merits of the Merger and any other transactions or business strategies discussed by the Board of Directors of ART as alternatives to the Merger or the decision of the Board of Directors of ART to proceed with the Merger. We were not requested to, and did not, solicit third party indications of interest in a business combination transaction with ART. No opinion is expressed herein as to the price at which the securities to be issued in the Merger may trade at any time.

     This opinion has been prepared for the information of the Board of Directors of ART in connection with the Merger and shall not be reproduced, summarized, described or referred to, provided to any person or otherwise made public or used for any other purpose without the prior written consent of Fieldstone, Inc., provided, however, that this letter may be reproduced in full in the Proxy Statement/Prospectus to be filed with the Securities and Exchange Commission in connection with the Merger.

     Other than rendering the Opinion, Fieldstone shall not be responsible for any other services in connection with the Merger. Fieldstone will receive a fee for our services, a significant portion of which is contingent upon the delivery of the Opinion. In the normal course of business, Fieldstone is retained, from time to time, by ART or its affiliates for the provision of investment banking services. In addition, in the ordinary course of business, Fieldstone may trade in the securities of ART and NRLP for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities.

Fieldstone Services Corp.
November 3, 1999
Page 3

     On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the Effective Exchange Ratio is fair, from a financial point of view, to the holders of common stock of ART.

     Very truly yours,
     Fieldstone, Inc.


     Andrew Capitran
     Managing Director

                                                                      APPENDIX C

November 3, 1999


To the Board of Directors of NRLP Management Corp.
10670 North Central Expressway Suite 300
Dallas, TX  75231


Dear Board of Directors Members:

We understand that National Realty, L.P., a Delaware limited partnership ("NRLP") and American Realty Trust, Inc., a Georgia corporation ("ART") are considering entering into an agreement and plan of reorganization dated November 3, 1999 (hereinafter referred to as the "Merger Agreement") with American Realty, Inc., a newly formed Nevada corporation ("Newco"), which would provide for NRLP and ART to become subsidiaries of Newco. The proposed exchange ratio of NRLP's limited partnership units for Newco shares is 1.0 to 1.0. The proposed exchange ratio of ART's common shares for shares of Newco is 1.0 to .91 (such transaction and all related transactions are referred to collectively hereinafter as the "Transaction"). Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") has been retained by NRLP and reports to the Board of Directors of NRLP Management Corp., the general partner of NRLP (the "Board of Directors").

In connection with the proposed Transaction, the Board of Directors, on behalf of NRLP unitholders which are not affiliated with ART (the "Non-Affiliated Unitholders"), has requested that Houlihan Lokey render an opinion of the fairness, from a financial point of view, to the Non-Affiliated Unitholders of the consideration to be received by them in connection with the Transaction.

The Opinion does not address the NRLP's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the NRLP. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. reviewed the annual report on Form 10-K for the fiscal years ended December 31, 1998 and quarterly report on Form 10-Q for the quarter ended June 30, 1999 for the NRLP and ART;

2. reviewed the annual report on Form 10-K for the fiscal years ended December 31, 1998 and quarterly report on Form 10-Q for the quarter ended June 30, 1999 for Transcontinental Realty Investors, Inc., Continental Mortgage and Equity Trust, and Income Opportunity Realty Investors, Inc. (the "ART Investment Companies" and collectively with ART and NRLP, the "Subject Companies");

3. reviewed the Subject Companies' property information binders dated June 30, 1999;

4. met with the senior management of Basic Capital Management, Inc. (the "Advisor"), the advisors for the Subject Companies, to discuss the Transaction, operations, financial condition, future prospects and performance of the Subject Companies;

5.   reviewed the Merger Agreement;

6.   reviewed ART's land portfolio book dated August 1999;

7.   reviewed ART's valuation book as of December 31, 1998;

8.   reviewed public market trading data for the Subject Companies;

9. reviewed internally prepared financial statements for the Subject Companies, for the six months ended June 30, 1997 and June 30, 1998 and for the fiscal year ended December 31, 1998;

10.  reviewed a schedule of properties acquired or sold since June 30, 1999;

11. reviewed publicly available information on companies we deemed comparable to the Subject Companies; and

12. conducted such other studies analyses, studies and investigations as we deemed appropriate under the circumstances for rendering the opinion expressed herein.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Subject Companies, and that there has been no material change in the assets, financial condition, business or prospects of the Subject Companies since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Subject Companies and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Subject Companies. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

The Subject Companies, like other companies and any business entities analyzed by Houlihan Lokey or which are otherwise involved in any manner in connection with this Opinion, could be materially affected by complications that may occur, or may be anticipated to occur, in computer-related applications as a result of the year change from 1999 to 2000 (the "Y2K Issue"). In accordance with long-standing practice and procedure, Houlihan Lokey's services are not designed to detect the likelihood and extent of the effect of the Y2K Issue, directly or indirectly, on the financial condition and/or operations of a business. Further, Houlihan Lokey has no responsibility with regard to the Subject Companies' efforts to make its systems, or any other systems (including its vendors and service providers), Year 2000 compliant on a timely basis. Accordingly, Houlihan Lokey shall not be responsible for any effect of the Y2K Issue on the matters set forth in this Opinion.

Based upon the foregoing, and in reliance thereon, it is our opinion that the consideration to be received by the Non-Affiliated Unitholders of NRLP in connection with the Transaction is fair to them from a financial point of view.


HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                                  APPENDIX D


                        Article 13.  Dissenters' Rights
            Part 1.  Right to Dissent and Obtain Payment for Shares

  14-2-1301  DEFINITIONS.-As used in this article, the term:
  (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
  (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

  /1/(3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

  /2/(4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

  /3/(5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

  /4/(6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

  /5/(7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

  /6/(8) "Shareholder" means the record shareholder or the beneficial shareholder. (Last amended by Act 526, L. '93, eff. 7-1-93.)
________________
     Act 526, L. '93, eff. 7-1-93,added matter in italic and deleted /1/ ",(2)"; /2/"(3)", "/3/(4)": /4/"(5)"; /5/"(6)"; and /6/"(7) ".

  14-2-1302 RIGHT TO DISSENT.-(a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

  (1) Consummation of a plan of merger to which the corporation is a party:
  (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or 14-2-1104 or the articles of incorporation and the shareholder is entitled to vote on the merger; or
  (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;
  (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

________________

  (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;
  (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:
  (A) Alters or abolishes a preferential right of the shares;
  (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
  (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
  (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;
  (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code
Section 14-2-604; or
  (F) Cancels, redeems, or repurchases all or part of the shares of the class;
  (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
  (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.
  (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:
  (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or
  (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise. (Last amended by Act 295, L. '99, eff. 7-1-99.)

________________
  Act 295, L. '99, eff. 7-1-99, added matter in italic.


  14-2-1303 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.-A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.


             Part 2. Procedure for Exercise of Dissenters' Rights

  14-2-1320 NOTICE OF DISSENTERS' RIGHTS.-(a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy this article.
  (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken. (Last amended by Act 526, L. '93, eff. 7-1-93.)

________________
  Act 526, L. '93, eff. 7-1-93, added matter in italic.

  14-2-1321 NOTICE OF INTENT TO DEMAND PAYMENT.-(a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:
  (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
  (2) Must not vote his shares in favor of the proposed action.
  (b) A record shareholder who does not satisfy the requirements of subsection
  (a) of this Code section is not entitled to payment for his shares under this article.

  14-2-1322 DISSENTERS' NOTICE.- (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.
  (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:
  (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
  (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
  (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and
  (4) Be accompanied by a copy of this article.

  14-2-1323 DUTY TO DEMAND PAYMENT.-(a) A record shareholder sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

  (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.
  (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

  14-2-1324 SHARE RESTRICTIONS.-(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.
  (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

  14-2-1325 OFFER OF PAYMENT.-(a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall /1/by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.
  (b) The offer of payment must be accompanied by:
  (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
  (2) A statement of the corporation's estimate of the fair value of the shares;
  (3) An explanation of how the interest was calculated;
  (4) A statement of the dissenter's right to demand payment under Code Section 14-2-1327; and
  (5) A copy of this article.
  (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later. (Last amended by Act 526, L. '93, eff. 7-1-93.)

________________
  Act 526, L. '93, eff. 7-1-93, added matter in italic and deleted /1/"offer to pay".

  14-2-1326 FAILURE TO TAKE ACTION.-(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
  (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section /1/114-2-1322 and repeat the payment demand procedure. (Last amended by Act 964, L. '90, eff. 3-22-90.)

  Act 964, L. '90, eff. 3-22-90, added matter in italic and deleted /1/"14-2-1422".

  14-2-1327 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.-(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:
  (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or
  (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.
  (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.
  (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:
  (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and
  (2) The shareholder may at any time, subject to the limitations period of Code
Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due. (Last amended by Act 526, L.'93, eff. 7-1-93.)

________________
  Act 526, L. '93, eff. 7-1-93, added matter in italic.

                     Part 3. Judicial Appraisal of Shares

  14-2-1330 COURT ACTION.-(a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
  (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
  (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law,
  (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it.

Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.
  (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment. (Last amended by Act 526, L. '93, eff. 7-1-93.)

________________
  Act 526, L. '93, eff. 7-1-93, added matter in italic and deleted /1/"and".

  14-2-1331 COURT COSTS AND COUNSEL FEES.-(a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.
  (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:
  (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or
  (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.
  (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

  14-2-1332 LIMITATION OF ACTIONS.-No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article Nine of American Realty Investor's Restated Articles of Incorporation provides that, to the fullest extent permitted by Nevada law, as the same exists or may be hereafter be amended, no director of American Realty Investors, Inc. shall be personally liable to American Realty Investors, Inc. or the shareholders of American Realty Investors, Inc. for monetary damages for breach of the duty of care as a director, provided that Article Nine does not limit or eliminate liability for an act or omission not in good faith or involving intentional misconduct or a knowing violation of. In addition, a director's liability will not be limited as to any payment of a dividend or approval of a stock repurchase that is illegal under Section 78.300 of the Nevada Revised Statutes.

    Article Nine applies only to claims against a director arising out of his or her role as a director and not, if he or she is also an officer, his or her role as an officer or in any other capacity. In addition, Article Nine does not reduce the exposure of directors to liability under Federal securities laws.

    The Bylaws of American Realty Investors, Inc. require it to indemnify any person who, by reason of the fact that he is or was a director of ART, is made or is threatened to be made a party to an action, including an action brought by American Realty Investors, Inc. or its shareholders. The Bylaws provide that American Realty Investors, Inc. will indemnify such person against reasonably incurred expenses (including, but not limited to, attorneys' fees and disbursements, court costs, and expert witness fees), and against any judgments, fines and amounts paid in settlement, provided that American Realty Investors, Inc. shall not indemnify such person under circumstances in which the Nevada Revised Statues, as in effect from time to time, would not allow indemnification.

    The Bylaws of American Realty Investors, Inc. give the American Realty Investors, Inc. board the power to cause American Realty Investors, Inc. to provide to officers, employees, and agents of American Realty Investors, Inc. all or any part of the right to indemnification afforded to directors of American Realty Investors, Inc. as set forth in the Bylaws, subject to the conditions, limitations and obligations therein, upon a resolution to that effect identifying such officer, employee or agent and specifying the particular rights provided.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of American Realty Investors, Inc. pursuant to the foregoing provisions, American Realty Investors, Inc. has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


   2.1 Agreement and Plan of Reorganization, dated as of November 3, 1999, by and among American Realty Investors, Inc., National Realty, L.P. and American Realty Trust, Inc. (included as Appendix A to the joint proxy statement/prospectus constituting a part of this registration statement).

   3.1   Articles of Incorporation (1)

   3.2   Bylaws (1)

   5.1 Opinion of Locke Liddell & Sapp LLP as to the legality of the securities being offered by this registration statement (2)

   8.1   Opinion of Locke Liddell & Sapp LLP regarding tax matters (2)

   10.1 Amended and Restated Advisory Agreement between American Realty Trust, Inc. and Basic Capital Management, Inc., dated April 1, 1997 (incorporated by reference to Exhibit No. 10.0 to American Realty Trust's Quarterly Report on Form 10-Q for the quarter ended March 31,
         1997).

   10.2 Loan Servicing Agreement between American Realty Trust, Inc. and Basic Capital Management, Inc., formerly National Realty Advisors, Inc., dated as of October 4, 1989 (incorporated by reference to Exhibit No.
         10.16 to American Realty Trust's Quarterly Report on Form 10-Q for the quarter ended September 30, 1989).

   21.1  Subsidiaries of Registrant (1)

   23.1  Consent of BDO Seidman, LLP (American Realty Trust, Inc.) (1)

   23.2  Consent of BDO Seidman, LLP (National Realty, L.P.) (1)

   23.3  Consent of Fieldstone, Inc. (2)

   23.4  Consent of Houlihan Lokey Howard & Zukin (2)

   99.1  Form of proxy card (2)

----------
   (1)    Filed herewith.

   (2)    To be filed by amendment.

ITEM 22. UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the charges in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) For purposes of determining any liability under the 1933 Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the 1933 Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(e) For the purpose of determining any liability under the 1933 Act, each post-effective-amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 27th day of December, 1999.

                                AMERICAN REALTY INVESTORS, INC.

                                By: /s/ KARL L. BLAHA
                                   -------------------------------------------
                                   Karl L. Blaha
                                   President (Principal Executive Officer)

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                 Title                                       Date
------------------------------------------------------------------------------------------------------------------
         /s/ Karl L. Blaha
   ______________________________
         Karl L. Blaha                  President (Principal Executive Officer)
                                        and Director                                      December 27, 1999

         /s/ Roy E. Bode
   ______________________________
           Roy E. Bode                  Director                                          December 27, 1999



   ______________________________
        Collene C. Currie               Director                                          December ___, 1999


         /s/ Al Gonzalez
   ______________________________
          Al Gonzalez                   Director                                          December 27, 1999


         /s/ Cliff Harris
   ______________________________
     Cliff Harris                       Director                                          December 27, 1999

         /s/ Richard D. Morgan
   ______________________________
   Richard D. Morgan                    Director                                          December 27, 1999

         /s/ Carey M. Portman
   ______________________________
   Carey M. Portman                     Director                                          December 27, 1999


         /s/ Thomas A. Holland
   ______________________________
   Thomas A. Holland                    Chief Financial Officer                           December 27, 1999
                                        (Principal Financial and
                                        Accounting Officer)